                                                Filed Pursuant to Rule 424(B)(5)
                                                Registration File No. 333-108801

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED OCTOBER 11, 2005)

                         $3,989,119,000 (APPROXIMATE)

                   GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
                                 AS DEPOSITOR

                   GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.
                         GOLDMAN SACHS MORTGAGE COMPANY
                        COMMERZBANK AG, NEW YORK BRANCH
                           AS MORTGAGE LOAN SELLERS

                       COMMERCIAL MORTGAGE TRUST 2005-GG5
                                   AS ISSUER

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-GG5
CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4-1, CLASS A-4-2, CLASS A-AB, CLASS
       A-5, CLASS A-M, CLASS A-J, CLASS B, CLASS C, CLASS D AND CLASS E

     We, Greenwich Capital Commercial Funding Corp., have prepared this prospectus supplement in order to offer the classes of commercial mortgage pass-through certificates identified above. These certificates are the only securities offered by this prospectus supplement. This prospectus supplement specifically relates to, and is accompanied by, our prospectus dated October
11, 2005. We will not list the offered certificates on any national securities exchange or any automated quotation system of any registered securities associations, such as NASDAQ.

     The offered certificates will represent interests only in the trust identified above. They will not represent interests in or obligations of any other party. None of the offered certificates or the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer or by the depositor, the underwriters, any mortgage loan seller, or any other party. The assets of the trust will include a pool of multifamily and commercial mortgage loans. The initial balance of the mortgage loans that we expect to transfer to the trust will be approximately
$4,295,149,368.

     Each class of offered certificates will receive, to the extent of available funds, monthly distributions of interest, principal or both, commencing in December 2005. The table on page S-5 of this prospectus supplement contains a list of the classes of offered certificates and states the principal balance, initial interest rate, interest rate description, and other select characteristics of each class. That same table on page S-5 of this prospectus supplement also contains a list of the non-offered classes of the series 2005-GG5 certificates.

     YOU SHOULD FULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-35 IN THIS
PROSPECTUS SUPPLEMENT AND ON PAGE 11 IN THE ACCOMPANYING PROSPECTUS PRIOR TO
INVESTING IN THE OFFERED CERTIFICATES.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

     Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America
Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co.
Incorporated and Wachovia Capital Markets, LLC are the underwriters for this offering. They will purchase their respective allocations of the offered certificates from us, subject to the satisfaction of specified conditions. Our proceeds from the sale of the offered certificates will equal approximately
100.44% of the total initial principal balance of the offered certificates, plus accrued interest, before deducting expenses payable by us. The underwriters currently intend to sell the offered certificates at varying prices to be determined at the time of sale. See "Method of Distribution" in this prospectus supplement.

     With respect to this offering, Goldman, Sachs & Co. and Greenwich Capital
Markets, Inc. are acting as co-lead bookrunning managers and Banc of America
Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co.
Incorporated and Wachovia Capital Markets, LLC are acting as co-managers.

GOLDMAN, SACHS & CO.                                [RBS GREENWICH CAPITAL LOGO]

BANC OF AMERICA SECURITIES LLC                        CREDIT SUISSE FIRST BOSTON
MORGAN STANLEY                                               WACHOVIA SECURITIES

          The date of this prospectus supplement is October 20, 2005.

                   GREENWICH CAPITAL COMMERCIAL FUNDING CORP.

         Commercial Mortgage Pass-Through Certificates, Series 2005-GG5
                      Geographic Overview of Mortgage Pool

                                 [MAP OMITTED]

UTAH                         RHODE ISLAND                 TENNESSEE
1 PROPERTY                   1 property                   3 properties
$6,600,000                   $16,686,304                  $31,568,989
0.2% OF TOTAL                0.4% of total                0.7% of total

NEBRASKA                     NEW JERSEY                   LOUISIANA
1 property                   7 properties                 1 property
$3,483,494                   $73,031,512                  $2,781,051
0.1% OF TOTAL                1.7% of total                0.1% of total

MISSOURI                     DELAWARE                     ARKANSAS
3 properties                 1 property                   1 property
$40,351,883                  $78,000,000                  $6,872,093
0.9% of total                1.8% of total                0.2% of total

IOWA                         DISCTRICT OF COLUMBIA        TEXAS
2 properties                 1 property                   21 properties
$10,437,091                  $105,770,000                 $313,727,880
0.2% of total                2.5% of total                7.3% of total

MINNESOTA                    VIRGINIA                     OKLAHOMA
4 properties                 10 properties                1 property
$57,753,059                  $338,788,409                 $44,134,109
1.3% of total                7.9% of total                1.0% of total

ILLINOIS                     MARYLAND                     COLORADO
5 properties                 13 properties                8 properties
$58,882,100                  $262,958,164                 $118,996,443
1.4% of total                6.1% of total                2.8% of total

WISCONSIN                    NORTH CAROLINA               ARIZONA
1 property                   12 properties                9 properties
$31,458,915                  $100,328,460                 $70,395,035
0.7% of total                2.3% of total                1.6% of total

INDIANA                      WEST VIRGINIA                HAWAII
2 properties                 2 properties                 2 properties
$18,875,260                  $9,100,228                   $21,269,898
0.4% of total                0.2% of total                0.5% of total

MICHIGAN                     GEORGIA                      CALIFORNIA
8 properties                 10 properties                50 properties
$66,850,071                  $83,692,915                  $801,653,414
1.6% of total                1.9% of total                18.7% of total

OHIO                         SOUTH CAROLINA               NEVADA
2 properties                 5 properties                 10 properties
$9,385,652                   $63,073,315                  $81,405,875
0.2% of total                1.5% of total                1.9% of total

PENNSYLVANIA                 GUAM                         OREGON
17 properties                1 property                   2 properties
$121,560,873                 $44,000,000                  $21,400,000
2.8% of total                1.0% of total                0.5% of total

NEW YORK                     FLORIDA                      WASHINGTON
5 properties                 25 properties                2 properties
$490,887,856                 $184,306,060                 $130,500,000
11.4% of total               4.3% of total                3.0% of total

MASSACHUSETTS                ALABAMA
5 properties                 4 properties
$160,169,708                 $76,819,168
3.7% of total                1.8% of total

CONNECTICUT                  KENTUCKY
6 properties                 3 properties
$104,917,529                 $32,276,558
2.4% of total                0.8% of total

                                            ------------------------------------
                                            <1.0% of Cut-Off Date Balance
                                            1.0% - 5.0% of Cut-Off Date Balance
                                            5.1% - 10.0% of Cut-Off Date Balance
                                            >10.0% of Cut-Off Date Balance
                                            ------------------------------------

731 LEXINGTON AVENUE            New York, New York               LYNNHAVEN MALL              Virginia Beach, Virginia
[PHOTO OMITTED]                                                  [PHOTO OMITTED]

SCHRON INDUSTRIAL PORTFOLIO                                                                        Various Locations
[PHOTO OMITTED]                                                                                      [PHOTO OMITTED]

JQH HOTEL PORTFOLIO A                                                                              Various Locations
[PHOTO OMITTED]                                                                                      [PHOTO OMITTED]

MARYLAND MULTIFAMILY PORTFOLIO                                                                     Various Locations
[PHOTO OMITTED]                                                                                      [PHOTO OMITTED]

JQH HOTEL PORTFOLIO B                                                                              Various Locations
[PHOTO OMITTED]                                                                                      [PHOTO OMITTED]

1425 New York Avenue            Washington, DC                    SHANER HOTEL PORTFOLIO           Various Locations
[PHOTO OMITTED]                                                   [PHOTO OMITTED]

GATEWAY AT LAKE SUCCESS     Lake Success, New York                CROSS POINT                      Lowell, Massachusetts
[PHOTO OMITTED]                                                   [PHOTO OMITTED]

   The Initial Master Servicer, the Initial Special Servicer

   Reductions of Certificate Principal Balances in Connection
      With Realized Losses and Additional Trust Fund Expenses...........   S-132
   Advances of Delinquent Monthly Debt Service Payments.................   S-134

                                      S-2

ANNEX A--CERTAIN CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS.......   A-1-1
ANNEX A-2--SCHRON INDUSTRIAL PORTFOLIO AMORTIZATION SCHEDULE............   A-2-1
ANNEX A-3--SUNSET RIDGE APARTMENTS AMORTIZATION SCHEDULE................   A-3-1

ANNEX H--GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES..     H-1

                                      S-3

                                IMPORTANT NOTICE

     Information about the offered certificates is contained in two separate documents:

     o    this prospectus supplement, which describes the specific terms of the offered certificates; and

     o    the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates.

     You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

     In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its public reference section, 450 Fifth Street, N.W.,
Washington, D.C. 20549. Copies of these materials can also be obtained electronically through the SEC's internet website (http://www.sec.gov).

     You should only rely on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and our registration statement. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this prospectus supplement, the accompanying prospectus or our registration statement.

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

     The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000
("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and,
as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

     The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within
Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Financial
Promotion) Order 2001 (all such persons together being referred to as "FPO
PERSONS"), and (B) if made by a person who is an authorized person under the
FSMA, is being made only to, or directed only at, persons who (1) are outside the United Kingdom, or (2) have professional experience in participating in unregulated collective investment schemes, or (3) are persons falling within
Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Promotion
of Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as "PCIS PERSONS" and together with the FPO Persons, the "RELEVANT PERSONS"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

     Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                      S-4

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                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, you should read carefully this prospectus supplement and the accompanying prospectus in full.

                         INTRODUCTION TO THE TRANSACTION

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2005-GG5 Commercial Mortgage
Pass-Through Certificates, which consist of multiple classes and are referred to in this prospectus supplement as the series 2005-GG5 certificates. The table below identifies the respective classes of that series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this prospectus supplement and which are not.

          SERIES 2005-GG5 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                               APPROX. %   APPROX. %
                                 TOTAL         OF                                     APPROX.
            APPROXIMATE         CREDIT      INITIAL                      APPROX.     WEIGHTED
         PRINCIPAL BALANCE    SUPPORT AT    MORTGAGE   PASS-THROUGH      INITIAL      AVERAGE
        OR NOTIONAL AMOUNT      INITIAL       POOL         RATE       PASS-THROUGH     LIFE       PRINCIPAL       RATINGS
CLASS   AT INITIAL ISSUANCE    ISSUANCE     BALANCE    DESCRIPTION        RATE        (YEARS)       WINDOW      S&P/MOODY'S
-----   -------------------   ----------   ---------   ------------   ------------   --------   -------------   -----------

Offered Certificates
 A-1      $  108,000,000        30.000%      2.514%       Fixed          4.79100%      2.67     12/05 - 4/10      AAA/Aaa
 A-2      $  910,000,000        30.000%     21.187%       Fixed          5.11700%      4.82     4/10 - 11/10      AAA/Aaa
 A-3      $   65,000,000        30.000%      1.513%      Fixed(1)        5.22700%      5.68     11/10 - 9/11      AAA/Aaa
A-4-1     $  307,000,000        30.000%      7.148%      Fixed(1)        5.24300%      6.69      7/12 - 7/12      AAA/Aaa
A-4-2     $   50,000,000        30.000%      1.164%      Fixed(1)        5.24600%      6.90      7/12 - 1/13      AAA/Aaa
A-AB      $  139,000,000        30.000%      3.236%      Fixed(1)        5.19000%      7.64      9/11 - 2/15      AAA/Aaa
 A-5      $1,427,604,000        30.000%     33.238%      Fixed(1)        5.22400%      9.72      2/15 - 9/15      AAA/Aaa
 A-M      $  429,515,000        20.000%     10.000%      Fixed(1)        5.27700%      9.92      9/15 - 10/15     AAA/Aaa
 A-J      $  300,660,000        13.000%      7.000%    WAC Strip(2)      5.30125%      9.94     10/15 - 10/15     AAA/Aaa
  B       $   96,641,000        10.750%      2.250%       WAC(3)         5.36925%      9.94     10/15 - 10/15     AA/Aa2
  C       $   37,583,000         9.875%      0.875%       WAC(3)         5.36925%      9.94     10/15 - 10/15     AA-/Aa3
  D       $   80,534,000         8.000%      1.875%       WAC(3)         5.36925%      9.94     10/15 - 10/15      A/A2
  E       $   37,582,000         7.125%      0.875%       WAC(3)         5.36925%      9.94     10/15 - 10/15      A-/A3

Non-Offered Certificates
  F       $   53,690,000         5.875%      1.250%       WAC(3)         5.36925%      9.94     10/15 - 10/15    BBB+/Baa1
  G       $   42,951,000         4.875%      1.000%       WAC(3)         5.36925%      9.94     10/15 - 10/15    BBB/Baa2
  H       $   48,321,000         3.750%      1.125%       WAC(3)         5.36925%      9.94     10/15 - 10/15    BBB-/Baa3
  J       $   21,476,000         3.250%      0.500%      Fixed(1)        4.94900%     10.01     10/15 - 11/15     BB+/Ba1
  K       $   21,475,000         2.750%      0.500%      Fixed(1)        4.94900%     10.02     11/15 - 11/15     BB/Ba2
  L       $   21,476,000         2.250%      0.500%      Fixed(1)        4.94900%     10.02     11/15 - 11/15     BB-/Ba3
  M       $    5,369,000         2.125%      0.125%      Fixed(1)        4.94900%     10.02     11/15 - 11/15      B+/B1
  N       $   16,107,000         1.750%      0.375%      Fixed(1)        4.94900%     10.02     11/15 - 11/15      B/B2
  O       $   10,738,000         1.500%      0.250%      Fixed(1)        4.94900%     10.02     11/15 - 11/15      B-/B3
  P       $   64,427,368         0.000%      1.500%      Fixed(1)        4.94900%     10.17     11/15 - 8/18       NR/NR
XP(4)     $4,185,491,000(4)        N/A        N/A      Variable IO       0.13007%      N/A           N/A          AAA/Aaa
XC(4)     $4,295,149,368(4)        N/A        N/A      Variable IO       0.03767%      N/A           N/A          AAA/Aaa
 XK              (5)               N/A        N/A          (5)             N/A         N/A           N/A           NR/NR
 R-I             N/A               N/A        N/A          N/A             N/A         N/A           N/A           NR/NR
R-II             N/A               N/A        N/A          N/A             N/A         N/A           N/A           NR/NR

----------
(1)  If, with respect to any interest accrual period, the weighted average of the net interest rates on the mortgage loans (in each case, adjusted if necessary to accrue on the basis of a 360-day year consisting of twelve
     30-day months and amounts transferred into or out of the interest reserve account) included in the trust is below the identified initial pass-through rate for the class A-3, class A-4-1, class A-4-2, class A-AB, class A-5, class A-M, class J, class K, class L, class M, class N, class O and class P certificates, as applicable, then the pass-through rate for the subject class of certificates for that interest accrual period will be equal to that weighted average rate.

--------------------------------------------------------------------------------

                                      S-5

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(2)  The class A-J certificates will accrue interest at a rate equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted if necessary to accrue on the basis of a 360-day year consisting of twelve 30-day months and amounts transferred into or out of the interest reserve account) included in the trust minus 0.068%.

(3)  The class B, class C, class D, class E, class F, class G and class H certificates will accrue interest at a rate equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted if necessary to accrue on the basis of a 360-day year consisting of twelve
     30-day months and amounts transferred into or out of the interest reserve account) included in the trust.

(4)  The class XP and class XC certificates will not have a principal balance and are sometimes referred to collectively as the interest-only certificates. For purposes of calculating the amount of accrued interest, each of the interest-only certificates will have a notional amount. The notional amount of each of the interest-only certificates is described in this prospectus supplement under "Description of the Offered
     Certificates--General."

(5)  The class XK certificates will not have a principal balance or notional amount, will not accrue interest and are only entitled to receive exit fees, if any, received with respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as
     Kalani Industrial.

     The offered certificates will evidence beneficial ownership interests in a common law trust designated as the Commercial Mortgage Trust 2005-GG5. We will form the trust at or prior to the time of initial issuance of the offered certificates. The assets of the trust, which we sometimes collectively refer to as the trust fund, will include a pool of multifamily and commercial mortgage loans having the characteristics described in this prospectus supplement.

     The governing document for purposes of issuing the offered certificates and forming the trust will be a pooling and servicing agreement to be dated as of
November 3, 2005. The pooling and servicing agreement will also govern the servicing and administration of the mortgage loans and other assets that back the offered certificates, except as described in this prospectus supplement.

     The parties to the pooling and servicing agreement will include us as depositor, a trustee, a fiscal agent, a master servicer and a special servicer.
A copy of the pooling and servicing agreement will be filed with the SEC as an exhibit to a current report on Form 8-K after the initial issuance of the offered certificates. The SEC will make that current report on Form 8-K and its exhibits available to the public for inspection. See "Important Notice" in this prospectus supplement.

                            KEY CERTIFICATE FEATURES

A.   APPROXIMATE PRINCIPAL
     BALANCE OR NOTIONAL
     AMOUNT AT INITIAL
     ISSUANCE.................   The class A-1, class A-2, class A-3, class
                                 A-4-1, class A-4-2, class A-AB, class A-5,
                                 class A-M, class A-J, class B, class C, class
                                 D, class E, class F, class G, class H, class J,
                                 class K, class L, class M, class N, class O and
                                 class P certificates will be the series
                                 2005-GG5 certificates with principal balances
                                 and are sometimes referred to as the principal
                                 balance certificates. Only the class A-1, class
                                 A-2, class A-3, class A-4-1, class A-4-2, class
                                 A-AB, class A-5, class A-M, class A-J, class B,
                                 class C, class D and class E certificates are
                                 offered by this prospectus supplement. The
                                 table on page S-5 of this prospectus supplement
                                 identifies for each of those classes of
                                 principal balance certificates the approximate
                                 total principal balance of that class at
                                 initial issuance. The actual total principal
                                 balance of any class of principal balance
                                 certificates at initial issuance may be larger
                                 or smaller than the amount shown in the table
                                 above, depending on, among other things, the
                                 actual size of the initial mortgage pool
                                 balance. The actual size of the initial
                                 mortgage pool balance may be as much as 5%
                                 larger or smaller than the amount presented in
                                 this prospectus supplement.

                                 This prospectus supplement contains a
                                 description of certain features pertaining to
                                 the non-offered classes of the series 2005-GG5
                                 certificates. These certificates are not
                                 offered by this prospectus supplement and are
                                 provided only for informational purposes to

--------------------------------------------------------------------------------

                                      S-6

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                                 prospective purchasers of the offered
                                 certificates to assist them in evaluating a
                                 prospective purchase of a class of the offered
                                 certificates.

                                 The class XP and class XC certificates will not
                                 have principal balances and are sometimes
                                 referred to in this prospectus supplement
                                 collectively as the interest-only certificates.
                                 For purposes of calculating the amount of
                                 accrued interest, each of the interest-only
                                 certificates will have a notional amount. The
                                 initial notional amount of the class XP and
                                 class XC certificates will be $4,185,491,000
                                 and $4,295,149,368 respectively, although in
                                 each case it may be as much as 5% larger or
                                 smaller.

                                 The notional amount of the class XP
                                 certificates will vary over time and will be
                                 determined in accordance with Annex F to this
                                 prospectus supplement.

                                 The class XK certificates will not have a
                                 principal balance or a notional amount. The
                                 class XK certificates will only be entitled to
                                 receive exit fees, if any, received with
                                 respect to the mortgage loan secured by the
                                 mortgaged property identified on Annex A to
                                 this prospectus supplement as Kalani
                                 Industrial.

                                 On each payment date, the notional amount of
                                 the class XC certificates will generally equal
                                 the aggregate outstanding principal balance of
                                 the class A-1, class A-2, class A-3, class
                                 A-4-1, class A-4-2, class A-AB, class A-5,
                                 class A-M, class A-J, class B, class C, class
                                 D, class E, class F, class G, class H, class J,
                                 class K, class L, class M, class N, class O and
                                 class P certificates outstanding from time to
                                 time.

                                 The class R-I and class R-II certificates will
                                 not have principal balances or notional
                                 amounts. They will be residual interest
                                 certificates. The holders of the class R-I and
                                 class R-II certificates are not expected to
                                 receive any material payments. See "Description
                                 of the Offered Certificates--Payments--Priority
                                 of Payments" below.

B.   TOTAL CREDIT SUPPORT AT
     INITIAL ISSUANCE.........   The respective classes of the series 2005-GG5
                                 certificates, other than the class R-I and
                                 class R-II certificates, will entitle their
                                 holders to varying degrees of seniority for
                                 purposes of--

                                 o    receiving payments of interest and, if and
                                      when applicable, payments of principal,
                                      and

                                 o    bearing the effects of losses on the
                                      underlying mortgage loans, as well as
                                      default-related and other unanticipated
                                      expenses of the trust.

                                 The class A-1, class A-2, class A-3, class
                                 A-4-1, class A-4-2, class A-AB, class A-5,
                                 class XP and class XC certificates will be the
                                 most senior classes of certificates. The class
                                 P certificates will be the most subordinate
                                 class of certificates.

                                 The class R-I and class R-II certificates will
                                 be residual interest certificates and will not
                                 provide any credit support to the other series
                                 2005-GG5 certificates. The remaining classes of
                                 principal balance certificates are listed from
                                 top to bottom in the table on page S-5 of this
                                 prospectus supplement in descending order of
                                 seniority.

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                                      S-7

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                                 The table on page S-5 of this prospectus
                                 supplement shows the approximate total credit
                                 support provided to each class of the offered
                                 certificates through the subordination of other
                                 classes of the series 2005-GG5 certificates. In
                                 the case of each class of offered certificates,
                                 the credit support shown in the table on page
                                 S-5 of this prospectus supplement represents
                                 the total initial principal balance, expressed
                                 as a percentage of the initial mortgage pool
                                 balance, of all classes of the principal
                                 balance certificates that are subordinate to
                                 the indicated class.

C.   PASS-THROUGH RATE........   Each class of the series 2005-GG5 certificates,
                                 other than the class R-I and class R-II
                                 certificates, will bear interest. The table on
                                 page S-5 of this prospectus supplement provides
                                 the indicated information regarding the
                                 pass-through rate at which each of those
                                 classes of the series 2005-GG5 certificates
                                 will accrue interest.

                                 The pass-through rates for each of the class
                                 A-1 and class A-2 certificates will be fixed at
                                 the rate per annum identified in the table on
                                 page S-5 of this prospectus supplement as the
                                 initial pass-through rate for the subject
                                 class.

                                 The pass-through rates for each of the class
                                 A-3, class A-4-1, class A-4-2, class A-AB,
                                 class A-5, class A-M, class J, class K, class
                                 L, class M, class N, class O and class P
                                 certificates will generally be fixed at the
                                 rate per annum identified in the table on page
                                 S-5 of this prospectus supplement as the
                                 initial pass-through rate for that class.
                                 However, with respect to any period that the
                                 certificates accrue interest (we refer to any
                                 such period as the interest accrual period), if
                                 the weighted average of the net interest rates
                                 on the pooled mortgage loans is below the
                                 applicable pass-through rate for any of class
                                 A-3, class A-4-1, class A-4-2, class A-AB,
                                 class A-5, class A-M, class J, class K, class
                                 L, class M, class N, class O and class P
                                 certificates, then the pass-through rate that
                                 will be in effect for that class of
                                 certificates during that interest accrual
                                 period will be the then weighted average of the
                                 net interest rates on the pooled mortgage loans
                                 (as described below).

                                 The pass-through rate for the class A-J
                                 certificates will be equal to the weighted
                                 average of the net interest rates on the pooled
                                 mortgage loans minus 0.068%.

                                 The pass-through rate for the class B, class C,
                                 class D, class E, class F, class G and class H
                                 certificates will be equal to the weighted
                                 average of the net interest rates on the pooled
                                 mortgage loans for the related payment date.

                                 The pass-through rate applicable to the class
                                 XC certificates for each payment date will
                                 equal the weighted average of the class XC
                                 strip rates, at which interest accrues from
                                 time to time on the various components of the
                                 class XC certificates outstanding immediately
                                 prior to such payment date (weighted on the
                                 basis of the balances of those class XC
                                 components immediately prior to the related
                                 payment date). Each class XC component will be
                                 comprised of all or a designated portion of the
                                 principal balance of one of the classes of
                                 principal balance certificates. In general, the
                                 entire principal balance of each class of
                                 principal balance certificates will constitute
                                 a separate class XC component. However, if a
                                 portion, but not all, of the principal balance
                                 of any particular class of principal balance
                                 certificates is identified under "Annex
                                 F--Terms of the Class XP Certificates," as
                                 being part of

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                                      S-8

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                                 the notional amount of the class XP
                                 certificates immediately prior to any such
                                 payment date, then the identified portion of
                                 the principal balance of that class will also
                                 represent one or more separate class XC
                                 components for purposes of calculating the
                                 pass-through rate of the class XC certificates,
                                 and the remaining portion of the principal
                                 balance of that class will represent one or
                                 more separate class XC components for purposes
                                 of calculating the pass-through rate of the
                                 class XC certificates. For each payment date
                                 through and including the payment date in
                                 November 2012, the class XC strip rate for each
                                 class XC component will be calculated as
                                 follows:

                                 (1)  if a class XC component consists of the
                                      entire principal balance or a designated
                                      portion of any class of principal balance
                                      certificates, and if the principal balance
                                      does not, in whole or in part, also
                                      constitute a class XP component
                                      immediately prior to the payment date,
                                      then the applicable class XC strip rate
                                      will equal the excess, if any, of (a) the
                                      weighted average net interest rate on the
                                      mortgage loans for the payment date, over
                                      (b) the pass-through rate in effect for
                                      the payment date for the applicable class
                                      of principal balance certificates; and

                                 (2)  if a class XC component consists of the
                                      entire principal balance or a designated
                                      portion of the principal balance of any
                                      class of principal balance certificates,
                                      and if the designated portion (in whole or
                                      in part) of the principal balance also
                                      constitutes one or more class XP
                                      components immediately prior to the
                                      payment date, then the applicable class XC
                                      strip rate will equal the excess, if any,
                                      of (a) the weighted average net interest
                                      rate on the mortgage loans for the payment
                                      date, over (b) the sum of (i) the class XP
                                      strip rate (as described in Annex F) for
                                      the applicable class XP component(s), and
                                      (ii) the pass-through rate in effect for
                                      the payment date for the applicable class
                                      of principal balance certificates.

                                 For each payment date after the payment date in
                                 November 2012, the principal balance of each
                                 class of principal balance certificates will
                                 constitute one or more separate class XC
                                 components, and the applicable class XC strip
                                 rate with respect to each such class XC
                                 component for each payment date will equal the
                                 excess, if any, of (a) the weighted average net
                                 interest rate on the mortgage loans for the
                                 related payment date, over (b) the pass-through
                                 rate in effect for the payment date for the
                                 class of principal balance certificates.

                                 The pass-through rate applicable to the class
                                 XP certificates for each payment date will be
                                 as set forth on Annex F to this prospectus
                                 supplement.

                                 The references to "net interest rates on the
                                 mortgage loans" above in this "--Pass-Through
                                 Rate" subsection mean, as to any particular
                                 mortgage loan, an interest rate that is
                                 generally equal to the related mortgage
                                 interest rate in effect as of the date of
                                 initial issuance of the offered certificates,
                                 minus the sum of:

                                 o    the annual rate at which the related
                                      master servicing fee, including any
                                      primary servicing fee, is calculated; and

                                 o    the annual rate at which the trustee fee
                                      is calculated;

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                                      S-9

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                                 provided that, for each of the mortgage loans
                                 that accrues interest on the basis of the
                                 actual number of days elapsed during any
                                 one-month interest accrual period in a year
                                 assumed to consist of 360 days, in some months,
                                 the "related mortgage interest rate" referred
                                 to above in this sentence will be converted to
                                 an annual rate that would generally produce an
                                 equivalent amount of interest accrued on the
                                 basis of an assumed 360-day year consisting of
                                 twelve 30-day months. In addition, interest
                                 accrued in January, except during a leap year,
                                 or February will be decreased to reflect any
                                 amounts transferred into the interest reserve
                                 account and interest accrued in March will be
                                 increased to reflect any amounts transferred
                                 out of the interest reserve account. See
                                 "Description of the Offered
                                 Certificates--Interest Reserve Account" in this
                                 prospectus supplement.

D. WEIGHTED AVERAGE LIFE AND
   PRINCIPAL WINDOW...........   The weighted average life of any class of
                                 offered certificates refers to the average
                                 amount of time that will elapse from the date
                                 of their issuance until each dollar to be
                                 applied in reduction of the total principal
                                 balance of those certificates is paid to the
                                 investor. The principal window for any class of
                                 offered certificates is the period during which
                                 the holders of that class of offered
                                 certificates will receive payments of
                                 principal. The weighted average life and
                                 principal window shown in the table on page S-5
                                 of this prospectus supplement for each class of
                                 offered certificates were calculated based on
                                 the following assumptions with respect to each
                                 underlying mortgage loan--

                                 o    the related borrower timely makes all
                                      payments on the mortgage loan,

                                 o    that the mortgage loan will not otherwise
                                      be prepaid prior to stated maturity, and

                                 o    that with respect to the mortgage loan
                                      secured by the mortgaged property
                                      identified on Annex A to this prospectus
                                      supplement as Kalani Industrial, the
                                      mortgage loan will be paid in full on the
                                      payment date in August 2018, not the
                                      payment date in August 2014.

                                 The weighted average life and principal window
                                 shown in the table on page S-5 of this
                                 prospectus supplement for each class of offered
                                 certificates were further calculated based on
                                 the other modeling assumptions referred to
                                 under "Yield and Maturity Considerations" in,
                                 and set forth in the glossary to, this
                                 prospectus supplement.

E. RATINGS....................   The ratings shown in the table on page S-5 of
                                 this prospectus supplement for the offered
                                 certificates are those of Standard & Poor's
                                 Ratings Services, a division of The McGraw-Hill
                                 Companies, Inc. and Moody's Investors Service,
                                 Inc., respectively. It is a condition to their
                                 issuance that the respective classes of the
                                 offered certificates receive credit ratings no
                                 lower than those shown in the table on page S-5
                                 of this prospectus supplement.

                                 The ratings assigned to the respective classes
                                 of the offered certificates address the timely
                                 payment of interest and the ultimate payment of
                                 principal on or before the applicable rated
                                 final payment date described under "--Relevant
                                 Dates and Periods--Rated Final Payment Date"
                                 below.

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                                      S-10

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                                 A security rating is not a recommendation to
                                 buy, sell or hold securities and the assigning
                                 rating agency may revise or withdraw its rating
                                 at any time.

                                 For a description of the limitations of the
                                 ratings of the offered certificates, see
                                 "Ratings" in this prospectus supplement.

                                RELEVANT PARTIES

WHO WE ARE....................   Our name is Greenwich Capital Commercial
                                 Funding Corp. We are a special purpose Delaware
                                 corporation. Our principal offices are located
                                 at 600 Steamboat Road, Greenwich, Connecticut
                                 06830. Our main telephone number is (203)
                                 625-2700. We are an indirect wholly owned
                                 subsidiary of The Royal Bank of Scotland Group
                                 plc and an affiliate of Greenwich Capital
                                 Financial Products, Inc., one of the mortgage
                                 loan sellers, and of Greenwich Capital Markets,
                                 Inc., one of the underwriters. We will deposit
                                 into the trust the mortgage loans that will
                                 back the series 2005-GG5 certificates. See
                                 "Greenwich Capital Commercial Funding Corp." in
                                 the accompanying prospectus.

INITIAL TRUSTEE...............   LaSalle Bank National Association, a national
                                 banking association, will act as the initial
                                 trustee on behalf of all the series 2005-GG5
                                 certificateholders. See "Description of the
                                 Offered Certificates--The Trustee" in this
                                 prospectus supplement. The trustee will also
                                 have, or be responsible for appointing an agent
                                 to perform, additional duties with respect to
                                 tax administration. Following the transfer of
                                 the mortgage loans into the trust, the trustee,
                                 on behalf of the trust, will become the holder
                                 of each mortgage loan transferred to the trust.

INITIAL FISCAL AGENT..........   ABN AMRO Bank N.V., a Netherlands banking
                                 corporation and indirect corporate parent of
                                 the initial trustee, will act as the initial
                                 fiscal agent with respect to the trustee. See
                                 "Description of the Offered Certificates--The
                                 Fiscal Agent" in this prospectus supplement.

INITIAL MASTER SERVICER.......   Wachovia Bank, National Association, a national
                                 banking association, will act as the initial
                                 master servicer under the pooling and servicing
                                 agreement. The mortgage loans, except for the
                                 mortgage loans secured by the Wells Fargo
                                 Center property and the San Francisco Centre
                                 property, will be serviced under the pooling
                                 and servicing agreement entered into in
                                 connection with the issuance of series 2005-GG5
                                 certificates.

                                 The mortgage loan secured by the Wells Fargo
                                 Center property will be serviced under the
                                 pooling and servicing agreement entered into in
                                 connection with the GS Mortgage Securities
                                 Corporation II, as depositor, Commercial
                                 Mortgage Pass-Through Certificates, Series
                                 2005-GG4. The master servicer under that
                                 pooling and servicing agreement is GMAC
                                 Commercial Mortgage Corporation.

                                 The mortgage loan secured by the San Francisco
                                 Centre property will be serviced under the
                                 pooling and servicing agreement entered into in
                                 connection with the Wachovia Bank Commercial
                                 Mortgage Trust, Commercial Mortgage
                                 Pass-Through Certificates, Series 2005-C20. The
                                 master servicer under that pooling and
                                 servicing agreement is Wachovia Bank, National
                                 Association.

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                                      S-11

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                                 Certain of the mortgage loans will be primary
                                 serviced by Midland Loan Services, Inc., as
                                 described under "--Initial Primary Servicer"
                                 below.

                                 See "Servicing Under the Pooling and Servicing
                                 Agreement--The Initial Master Servicer, the
                                 Initial Special Servicer and the Initial
                                 Primary Servicer," and "--Servicing of the
                                 Non-Serviced Loan Groups" in this prospectus
                                 supplement.

INITIAL PRIMARY SERVICER......   Midland Loan Services, Inc., a Delaware
                                 corporation will act as the initial primary
                                 servicer with respect to those mortgage loans
                                 sold to us by Goldman Sachs Mortgage Company
                                 and Commerzbank AG, New York branch, other than
                                 the mortgage loan secured by the San Francisco
                                 Centre property and certain other mortgage
                                 loans which have other primary servicing
                                 arrangements in place.

INITIAL SPECIAL SERVICER......   LNR Partners, Inc., a Florida corporation, will
                                 act as the initial special servicer under the
                                 pooling and servicing agreement. The mortgage
                                 loans, except for the mortgage loans secured by
                                 the Wells Fargo Center property and the San
                                 Francisco Centre property, will be specially
                                 serviced under the pooling and servicing
                                 agreement entered into in connection with the
                                 issuance of series 2005-GG5 certificates.

                                 The mortgage loan secured by the Wells Fargo
                                 Center property will be specially serviced
                                 under the pooling and servicing agreement
                                 entered into in connection with the GS Mortgage
                                 Securities Corporation II, as depositor,
                                 Commercial Mortgage Pass-Through Certificates,
                                 Series 2005-GG4. The special servicer under
                                 that pooling and servicing agreement is LNR
                                 Partners, Inc.

                                 The mortgage loan secured by the San Francisco
                                 Centre property will be specially serviced
                                 under the pooling and servicing agreement
                                 entered into in connection with the Wachovia
                                 Bank Commercial Mortgage Trust, Commercial
                                 Mortgage Pass-Through Certificates, Series
                                 2005-C20. The special servicer under that
                                 pooling and servicing agreement is CWCapital
                                 Asset Management, LLC.

                                 See "Servicing Under the Pooling and Servicing
                                 Agreement--The Initial Master Servicer, the
                                 Initial Special Servicer and the Initial
                                 Primary Servicer" in this prospectus
                                 supplement.

DIRECTING HOLDERS.............   The directing holder with respect to the
                                 mortgage loans will be as follows:

                                 Non-Split Loans. With respect to the mortgage
                                 loans included in the trust that are not part
                                 of a split loan structure, the directing holder
                                 will be the holder of certificates representing
                                 a majority interest in a designated controlling
                                 class of the series 2005-GG5 certificates.

                                 Split Loans - Tier 1. With respect to the
                                 mortgage loans secured by the Windsor/RECP
                                 Hotel Portfolio properties and the Dahn Corp.
                                 property, which are each part of a split loan
                                 structure that has one senior mortgage loan and
                                 one subordinate non-trust mortgage loan, for so
                                 long as a control appraisal event does not
                                 exist, the directing holder will be the holder
                                 of the applicable subordinate non-trust
                                 mortgage loan, and while a control appraisal
                                 event does exist, the directing holder will be
                                 the holder of certificates representing a
                                 majority interest in a designated controlling
                                 class of the series 2005-GG5 certificates. For
                                 purposes of

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                                      S-12

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                                 this paragraph, a "control appraisal event"
                                 will exist if and for so long as the initial
                                 balance of the applicable non-trust subordinate
                                 mortgage loan, less principal payments,
                                 appraisal reduction amounts and (without
                                 duplication) realized losses allocated thereto
                                 is less than 25% of the initial principal
                                 balance of such non-trust subordinate mortgage
                                 loan.

                                 Split Loans - Tier 2. With respect to the
                                 mortgage loan secured by the Shaw's Plaza
                                 property, which is part of a split loan
                                 structure that has one senior mortgage loan and
                                 one subordinate non-trust mortgage loan, the
                                 directing holder will be the holder of
                                 certificates representing a majority interest
                                 in a designated controlling class of the series
                                 2005-GG5 certificates. Although the holder of
                                 the applicable subordinate non-trust mortgage
                                 loan will not be the directing holder, for so
                                 long as a control appraisal event does not
                                 exist, it will have non-binding consultation
                                 rights with respect to various matters
                                 affecting that mortgage loan. For purposes of
                                 this paragraph, a "control appraisal event"
                                 will exist if and for so long as the initial
                                 balance of the applicable non-trust subordinate
                                 mortgage loan, less principal payments,
                                 appraisal reduction amounts and (without
                                 duplication) realized losses allocated thereto
                                 is less than 25% of the initial principal
                                 balance of such non-trust subordinate mortgage
                                 loan.

                                 Split Loans - Tier 3. With respect to the
                                 mortgage loans secured by The Pointe
                                 Office/Retail Buildings properties and the
                                 Raintree Center property, which are each part
                                 of a split loan structure that has one senior
                                 mortgage loan and one subordinate non-trust
                                 mortgage loan, the directing holder will be the
                                 holder of certificates representing a majority
                                 interest in a designated controlling class of
                                 the series 2005-GG5 certificates.

                                 Split Loans - Pari Passu:

                                 o    With respect to the mortgage loans secured
                                      by the Maryland Multifamily Portfolio
                                      properties and the Centra Portfolio
                                      properties, each of which is part of a
                                      split loan structure that has one or more
                                      non-trust pari passu mortgage loans, the
                                      directing holder will be the holder of
                                      certificates representing a majority
                                      interest in a designated controlling class
                                      of the series 2005-GG5 certificates.

                                 o    With respect to the mortgage loan secured
                                      by the JQH Hotel Portfolio B properties,
                                      which is part of a split loan structure
                                      that has two pari passu mortgage loans,
                                      the directing holder will be the holder of
                                      the largest percentage interest in the
                                      mortgage loans, or, if the mortgage loans
                                      have been deposited into one or more
                                      securitizations, the controlling class of
                                      such securitizations, subject to the
                                      non-binding consultation rights of the
                                      holders of each other mortgage loan or the
                                      holder of certificates representing a
                                      majority interest in a designated
                                      controlling class of the related trust.

                                 o    With respect to the mortgage loans secured
                                      by the Wells Fargo Center property and the
                                      San Francisco Centre property, each of
                                      which is part of a split loan structure
                                      that has one or more non-trust pari passu
                                      mortgage loans included in another
                                      securitization, the directing holder will
                                      be the holder of the certificates
                                      representing a majority interest in a
                                      designated controlling class of such
                                      securitization.

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                                      S-13

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                                 o    With respect to the mortgage loan secured
                                      by the Shaner Hotel Portfolio properties,
                                      which is part of a split loan structure
                                      that has one non-trust pari passu mortgage
                                      loan and one subordinate non-trust
                                      mortgage loan, for so long as a control
                                      appraisal event does not exist, the
                                      directing holder will be the holder of the
                                      subordinate non-trust mortgage loan, and
                                      while a control appraisal event does
                                      exist, the directing holder will be the
                                      holder of certificates representing a
                                      majority interest in a designated
                                      controlling class of the series 2005-GG5
                                      certificates. Notwithstanding the
                                      foregoing, upon the occurrence of a
                                      control appraisal event, the holder of the
                                      pari passu non-trust mortgage loan (or a
                                      designated controlling class of a
                                      securitization into which such note is
                                      deposited) will have the right to appoint
                                      an operating advisor, and the directing
                                      holder and the special servicer will be
                                      required to consult with such operating
                                      advisor prior to making any decision
                                      regarding four of the underlying
                                      properties as described under "Description
                                      of the Mortgage Pool--Split Loan
                                      Structure."

                                 In each case, the directing holder will have
                                 the right to--

                                 o    except in the case of the mortgage loans
                                      secured by the San Francisco Centre
                                      property and the Shaner Hotel Portfolio
                                      properties, replace the applicable special
                                      servicer with or without cause (or, in the
                                      case of the mortgage loan secured by the
                                      JQH Hotel Portfolio B properties, only for
                                      cause) as described under "Servicing Under
                                      the Pooling and Servicing
                                      Agreement--Replacement of the Special
                                      Servicer" in this prospectus supplement;

                                 o    in the case of the mortgage loan secured
                                      by the San Francisco Centre property,
                                      consult with respect to the replacement of
                                      the special servicer as described under
                                      "Servicing Under the Pooling and Servicing
                                      Agreement--Replacement of the Special
                                      Servicer" in this prospectus supplement;
                                      and

                                 o    select a representative that may advise
                                      the applicable special servicer on various
                                      servicing matters.

                                 The controlling class of series 2005-GG5
                                 certificates will have the right to replace the
                                 special servicer with respect to the mortgage
                                 loan secured by the Shaner Hotel Portfolio
                                 properties as described under "Servicing Under
                                 the Pooling and Servicing
                                 Agreement--Replacement of the Special Servicer"
                                 in this prospectus supplement.

                                 Unless there are significant losses on the
                                 underlying mortgage loans, the controlling
                                 class of series 2005-GG5 certificateholders
                                 will be the holders of a non-offered class of
                                 series 2005-GG5 certificates.

                                 See "Servicing Under the Pooling and Servicing
                                 Agreement--The Directing Holders" in this
                                 prospectus supplement.

MORTGAGE LOAN SELLERS.........   We will acquire the mortgage loans from:

                                 o    Greenwich Capital Financial Products,
                                      Inc., a Delaware corporation, as to 92
                                      mortgage loans representing 49.7% of the
                                      initial mortgage pool balance;

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                                      S-14

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                                 o    Goldman Sachs Mortgage Company, a New York
                                      limited partnership, as to 80 mortgage
                                      loans and its 50% interest in one mortgage
                                      loan being jointly sold by Goldman Sachs
                                      Mortgage Company and Commerzbank AG, New
                                      York Branch, collectively representing
                                      47.4% of the initial mortgage pool
                                      balance; and

                                 o    Commerzbank AG, New York Branch, as to its
                                      50% interest in one mortgage loan
                                      representing 2.9% of the initial mortgage
                                      pool balance (representing its portion of
                                      the mortgage loan jointly originated with
                                      Archon Financial, L.P. as described under
                                      "--Originators" below and jointly held
                                      with Goldman Sachs Mortgage Company).

                                 Greenwich Capital Financial Products, Inc. is
                                 an affiliate of the depositor and of Greenwich
                                 Capital Markets, Inc., one of the underwriters.
                                 Goldman Sachs Mortgage Company is an affiliate
                                 of Goldman, Sachs & Co., one of the
                                 underwriters. See "Description of the Mortgage
                                 Pool--The Mortgage Loan Sellers and
                                 Originators" in this prospectus supplement.

ORIGINATORS...................   The mortgage loans were originated or acquired
                                 by:

                                 o    Greenwich Capital Financial Products,
                                      Inc., a Delaware corporation (49.7%);

                                 o    Archon Financial, L.P., a Delaware limited
                                      partnership (44.5%) (which includes one
                                      mortgage loan (the mortgage loan secured
                                      by the San Francisco Centre property)
                                      jointly originated with Wachovia Bank,
                                      National Association); and

                                 o    with respect to one mortgage loan, Archon
                                      Financial, L.P., and Commerzbank AG, New
                                      York Branch, on a joint basis (5.8%).

UNDERWRITERS..................   Goldman, Sachs & Co., Greenwich Capital
                                 Markets, Inc., Banc of America Securities LLC,
                                 Credit Suisse First Boston LLC, Morgan Stanley
                                 & Co. Incorporated and Wachovia Capital
                                 Markets, LLC are the underwriters of this
                                 offering. With respect to this offering--

                                 o    Greenwich Capital Markets, Inc. and
                                      Goldman, Sachs & Co. are acting as co-lead
                                      bookrunning managers, and

                                 o    Banc of America Securities LLC, Credit
                                      Suisse First Boston LLC, Morgan Stanley &
                                      Co. Incorporated and Wachovia Capital
                                      Markets, LLC are acting as co-managers.

                                 Greenwich Capital Markets, Inc. is our
                                 affiliate and an affiliate of one of the
                                 mortgage loan sellers. Goldman, Sachs & Co. is
                                 an affiliate of one of the mortgage loan
                                 sellers. See "Method of Distribution" in this
                                 prospectus supplement.

                                 RELEVANT DATES AND PERIODS

CUT-OFF DATE..................   The cut-off date for each mortgage loan
                                 included in the trust that pays in November
                                 2005 will be its due date in November. The
                                 cut-off date for any other mortgage loan
                                 included in the trust will be November 6, 2005.
                                 Each mortgage loan will be considered part of
                                 the trust as of its cut-off date. All payments
                                 and collections received on the mortgage loans
                                 included in the trust after the cut-off date,
                                 excluding any

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                                      S-15

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                                 payments or collections that represent amounts
                                 due on or before that date, will belong to the
                                 trust.

ISSUE DATE....................   The date of initial issuance for the offered
                                 certificates will be on or about November 3,
                                 2005.

PAYMENT DATE..................   Payments on the offered certificates are
                                 scheduled to occur monthly, commencing in
                                 December 2005. During any given month, the
                                 payment date will be the 10th day of the month,
                                 or if the 10th day is not a business day, then
                                 the business day immediately following the 10th
                                 day, provided that the payment date will be at
                                 least 4 business days following the
                                 determination date.

DETERMINATION DATE............   The determination date with respect to any
                                 payment date will be the 6th day of the same
                                 calendar month as that payment date or, if that
                                 6th day is not a business day, the following
                                 business day.

RECORD DATE...................   The record date for each monthly payment on an
                                 offered certificate will be the last business
                                 day of the prior calendar month, except that
                                 the first record date will be the date of
                                 initial issuance. The registered holders of the
                                 series 2005-GG5 certificates at the close of
                                 business on each record date will be entitled
                                 to receive, on the following payment date, any
                                 payments on those certificates, except that the
                                 last payment on any offered certificate will be
                                 made only upon presentation and surrender of
                                 the certificate.

COLLECTION PERIOD.............   Amounts available for payment on the offered
                                 certificates on any payment date will depend on
                                 the payments and other collections received,
                                 and any advances of payments due, on the
                                 underlying mortgage loans during the related
                                 collection period. Each collection period--

                                 o    will relate to a particular payment date,

                                 o    will be approximately one month long,

                                 o    will begin immediately after the prior
                                      collection period ends or, in the case of
                                      the first collection period, will begin
                                      immediately after the cut-off date, and

                                 o    will end on the determination date.

INTEREST ACCRUAL PERIOD.......   The amount of interest payable with respect to
                                 the offered certificates on any payment date
                                 will be calculated based upon the interest
                                 accrued during the related interest accrual
                                 period. The interest accrual period for any
                                 payment date will be the preceding calendar
                                 month, however, for purposes of determining the
                                 interest due on each class of certificates each
                                 interest accrual period will be assumed to
                                 consist of 30 days and each year will be
                                 assumed to consist of 360 days.

RATED FINAL PAYMENT DATE......   As discussed in this prospectus supplement, the
                                 ratings assigned to the respective classes of
                                 offered certificates will represent the
                                 likelihood of--

                                 o    timely receipt of all interest to which
                                      each certificateholder is entitled on each
                                      payment date, and

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                                      S-16

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                                 o    the ultimate receipt of all principal to
                                      which each certificateholder is entitled
                                      by the related rated final payment date,
                                      which is the final payment date used by
                                      the rating agencies in providing their
                                      ratings.

                                 The rated final payment dates for each class of
                                 the offered certificates is the payment date in
                                 April 2037.

ASSUMED FINAL PAYMENT DATE....   With respect to any class of offered
                                 certificates, the assumed final payment date is
                                 the payment date on which the holders of those
                                 certificates would be expected to receive their
                                 last payment and the total principal balance of
                                 those certificates would be expected to be
                                 reduced to zero, based upon--

                                 o    the assumption that each borrower timely
                                      makes all payments on its mortgage loan;

                                 o    the assumption that no borrower otherwise
                                      prepays its mortgage loan prior to stated
                                      maturity; and

                                 o    the other modeling assumptions referred to
                                      under "Yield and Maturity Considerations"
                                      in, and set forth in the glossary to, this
                                      prospectus supplement.

                                 Accordingly, the assumed final payment date for
                                 each class of offered certificates is the
                                 payment date in the calendar month and year set
                                 forth below for that class:

                                             MONTH AND YEAR OF
                                 CLASS   ASSUMED FINAL PAYMENT DATE
                                 -----   --------------------------
                                  A-1            April 2010
                                  A-2          November 2010
                                  A-3          September 2011
                                 A-4-1           July 2012
                                 A-4-2          January 2013
                                 A-AB          February 2015
                                  A-5          September 2015
                                  A-M           October 2015
                                  A-J           October 2015
                                   B            October 2015
                                   C            October 2015
                                   D            October 2015
                                   E            October 2015

                                 The actual final payment date is likely to vary
                                 materially from the assumed final payment date
                                 due to potential defaults by borrowers,
                                 unanticipated expenses of the trust and
                                 voluntary and involuntary prepayments on the
                                 mortgage loans.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

REGISTRATION AND
   DENOMINATIONS..............   We intend to deliver the offered certificates
                                 in book-entry form in original denominations of
                                 $25,000 initial principal balance and in any
                                 greater whole dollar denominations.

                                 You will initially hold your offered
                                 certificates, directly or indirectly, through
                                 The Depository Trust Company, in the United
                                 States, or Clearstream Banking, societe
                                 anonyme, or Euroclear Bank as operator of the
                                 Euroclear System, in Europe. As a result, you
                                 will not receive a fully registered physical
                                 certificate representing your interest in any
                                 offered certificate, except under the limited
                                 circumstances described

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                                      S-17

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                                 under "Description of the Offered
                                 Certificates--Registration and Denominations"
                                 in this prospectus supplement and under
                                 "Description of the Certificates--Book-Entry
                                 Registration" in the accompanying prospectus.

PAYMENTS

A. GENERAL....................   The trustee will make payments of interest and
                                 principal to the classes of series 2005-GG5
                                 certificateholders in the following order of
                                 priority, subject to available funds:

                                 PAYMENT ORDER               CLASS
                                 -------------   ----------------------------
                                       1st       A-1, A-2, A-3, A-4-1, A-4-2,
                                                      A-AB, A-5, XP and XC*
                                       2nd                    A-M
                                       3rd                    A-J
                                       4th                      B
                                       5th                      C
                                       6th                      D
                                       7th                      E
                                       8th                      F
                                       9th                      G
                                      10th                      H
                                      11th                      J
                                      12th                      K
                                      13th                      L
                                      14th                      M
                                      15th                      N
                                      16th                      O
                                      17th                      P

                                 ----------
                                 *  The specific allocation of principal
                                    payments among the class A-1, class A-2,
                                    class A-3, class A-4-1, class A-4,-2 class
                                    A-AB and class A-5 certificates is described
                                    under "--C. Payments of Principal" below.

                                 For risks associated with owning subordinate
                                 certificates see "Risk Factors--Risks Related
                                 to the Offered Certificates."

                                 Allocation of interest payments among the class
                                 A-1, class A-2, class A-3, class A-4-1, class
                                 A-4-2, class A-AB, class A-5, class XP and
                                 class XC certificates is pro rata based on the
                                 respective amounts of interest payable on each
                                 of those classes. Allocation of principal
                                 payments among the class A-1, class A-2, class
                                 A-3, class A-4-1, class A-4-2, class A-AB and
                                 class A-5 certificates is described under "--C.
                                 Payments of Principal" below. The class XP and
                                 class XC certificates entitle their respective
                                 holders to payments of interest at the related
                                 pass-through rate, but do not have principal
                                 balances and do not entitle their respective
                                 holders to payments of principal.

                                 The class XK certificates will only be entitled
                                 to receive exit fees, if any, received with
                                 respect to the mortgage loan identified on
                                 Annex A to this prospectus supplement as Kalani
                                 Industrial.

                                 See "Description of the Offered
                                 Certificates--Payments--Priority of Payments"
                                 in this prospectus supplement.

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                                      S-18

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B. PAYMENTS OF INTEREST.......   Each class of series 2005-GG5 certificates,
                                 other than the class XK, class R-I and class
                                 R-II certificates, will bear interest. In each
                                 case, that interest will accrue during each
                                 interest accrual period based upon--

                                 o  the pass-through rate applicable for the
                                    particular class for that interest accrual
                                    period,

                                 o  the total principal balance or notional
                                    amount, as the case may be, of the
                                    particular class outstanding immediately
                                    prior to the related payment date, and

                                 o  the assumption that each year consists of
                                    twelve 30-day months.

                                 The borrowers under the mortgage loans are
                                 generally prohibited under the related mortgage
                                 loan documents from making whole or partial
                                 prepayments that are not accompanied by a full
                                 month's interest on the prepayment. If,
                                 however, a whole or partial voluntary
                                 prepayment (or, to the extent it results from
                                 the receipt of insurance proceeds or a
                                 condemnation award, a whole or partial
                                 involuntary prepayment) on an underlying
                                 mortgage loan is not accompanied by the amount
                                 of one full month's interest on the prepayment,
                                 then, as and to the extent described under
                                 "Description of the Offered
                                 Certificates--Payments--Payments of Interest"
                                 in this prospectus supplement, the resulting
                                 shortfall, less--

                                 o  the amount of the master servicing fee that
                                    would have been payable from that
                                    uncollected interest, and

                                 o  in the case of a voluntary prepayment on a
                                    non-specially serviced mortgage loan, the
                                    applicable portion of the payment made by
                                    the master servicer to cover prepayment
                                    interest shortfalls resulting from voluntary
                                    prepayments on non-specially serviced
                                    mortgage loans during the related collection
                                    period,

                                 may be allocated to reduce the amount of
                                 accrued interest otherwise payable to the
                                 holders of all of the interest-bearing classes
                                 of the series 2005-GG5 certificates, including
                                 the offered certificates, on a pro rata basis
                                 in accordance with respective amounts of
                                 current accrued interest for those classes.

                                 On each payment date, subject to available
                                 funds and the payment priorities described
                                 under "--A. General" above, you will be
                                 entitled to receive your proportionate share of
                                 all unpaid distributable interest accrued with
                                 respect to your class of offered certificates
                                 through the end of the related interest accrual
                                 period.

                                 See "Description of the Offered
                                 Certificates--Payments--Payments of Interest"
                                 and "--Payments--Priority of Payments" in this
                                 prospectus supplement.

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                                      S-19

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C. PAYMENTS OF PRINCIPAL......   Subject to available funds and the payment
                                 priorities described under "Description of the
                                 Offered Certificates--Payments--Priority of
                                 Payments" in this prospectus supplement, the
                                 holders of each class of offered certificates
                                 will be entitled to receive a total amount of
                                 principal over time equal to the total initial
                                 principal balance of their particular class.

                                 The trustee will be required to make payments
                                 of principal attributable to the mortgage loans
                                 in a specified sequential order to ensure that:

                                 o  no payments of principal will be made to the
                                    holders of the class A-1 certificates until
                                    the principal balance of the class A-AB
                                    certificates is reduced to the planned
                                    principal balance for the related payment
                                    date set forth on Annex G to this prospectus
                                    supplement;

                                 o  no payments of principal will be made to the
                                    holders of the class A-2 certificates until
                                    the total principal balance of the class A-1
                                    certificates is reduced to zero and the
                                    principal balance of the class A-AB
                                    certificates is reduced to the planned
                                    principal balance for the related payment
                                    date set forth on Annex G to this prospectus
                                    supplement;

                                 o  no payments of principal will be made to the
                                    holders of the class A-3 certificates until
                                    the total principal balance of the class A-2
                                    certificates is reduced to zero and the
                                    principal balance of the class A-AB
                                    certificates is reduced to the planned
                                    principal balance for the related payment
                                    date set forth on Annex G to this prospectus
                                    supplement;

                                 o  no payments of principal will be made to the
                                    holders of the class A-4-1 certificates
                                    until the total principal balance of the
                                    class A-3 certificates is reduced to zero
                                    and the principal balance of the class A-AB
                                    certificates is reduced to the planned
                                    principal balance for the related payment
                                    date set forth on Annex G to this prospectus
                                    supplement;

                                 o  no payments of principal will be made to the
                                    holders of the class A-4-2 certificates
                                    until the total principal balance of the
                                    class A-4-1 certificates is reduced to zero
                                    and the principal balance of the class A-AB
                                    certificates is reduced to the planned
                                    principal balance for the related payment
                                    date set forth on Annex G to this prospectus
                                    supplement;

                                 o  no payments of principal in excess of the
                                    amount necessary to reduce the principal
                                    balance of the class A-AB certificates to
                                    the planned principal balance set forth on
                                    Annex G to this prospectus supplement for
                                    the related payment date will be made to the
                                    holders of the class A-AB certificates until
                                    the total principal balance of the class
                                    A-4-2 certificates is reduced to zero;

                                 o  no payments of principal will be made to the
                                    holders of the class A-5 certificates until
                                    the total principal balance of the class
                                    A-4-2 and class A-AB certificates is reduced
                                    to zero;

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                                      S-20

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                                 o    no payments of principal will be made to
                                      the holders of the class A-M, A-J, class
                                      B, class C, class D and class E
                                      certificates until, in the case of each of
                                      those classes, the total principal balance
                                      of all more senior classes of offered
                                      certificates is reduced to zero; and

                                 o    no payments of principal will be made to
                                      the holders of any non-offered class of
                                      series 2005-GG5 certificates until the
                                      total principal balance of the offered
                                      certificates is reduced to zero.

                                 Because of losses on the underlying mortgage
                                 loans and/or default-related or other
                                 unanticipated expenses of the trust, the total
                                 principal balance of the class A-M, A-J, class
                                 B, class C, class D, class E, class F, class G,
                                 class H, class J, class K, class L, class M,
                                 class N, class O and class P certificates could
                                 be reduced to zero at a time when the class
                                 A-1, class A-2, class A-3, class A-4-1, class
                                 A-4-2, class A-AB and class A-5 certificates
                                 remain outstanding. See "Risk Factors--The
                                 Investment Performance of Your Offered
                                 Certificates Will Depend Upon Payments,
                                 Defaults and Losses on the Underlying Mortgage
                                 Loans; and Those Payments, Defaults and Losses
                                 May Be Highly Unpredictable" in the
                                 accompanying prospectus. Under those
                                 circumstances, any payments of principal on the
                                 class A-1, class A-2, class A-3, class A-4-1,
                                 class A-4-2, class A-AB and class A-5
                                 certificates will be made on a pro rata basis
                                 in accordance with their respective principal
                                 balances.

                                 The interest-only certificates, class XK, class
                                 R-I and class R-II certificates do not have
                                 principal balances and do not entitle their
                                 holders to payments of principal.

                                 The total payments of principal to be made on
                                 the series 2005-GG5 certificates on any payment
                                 date will be a function of--

                                 o    the amount of scheduled payments of
                                      principal due or, in some cases, deemed
                                      due on the mortgage loans during the
                                      related collection period, which payments
                                      are either received as of the end of that
                                      collection period or advanced by the
                                      master servicer, the trustee or the fiscal
                                      agent; and

                                 o    the amount of any prepayments and other
                                      unscheduled collections of previously
                                      unadvanced principal with respect to the
                                      mortgage loans that are received during
                                      the related collection period.

                                 However, if the master servicer, the special
                                 servicer, the trustee or the fiscal agent
                                 reimburses itself (or the master servicer,
                                 special servicer, trustee or fiscal agent under
                                 a pooling and servicing agreement related to
                                 either the Wells Fargo Center loan or San
                                 Francisco Centre loan is reimbursed) for
                                 advances out of principal collections on the
                                 mortgage loans for any advance that it has
                                 determined is not recoverable out of
                                 collections on the mortgage loan for which such
                                 advances were made or for any work-out delayed
                                 reimbursement amounts, as described under
                                 "Description of the Offered
                                 Certificates--Reimbursement of Advances" in
                                 this prospectus supplement, then the total
                                 payments of principal to be made on the series
                                 2005-GG5 principal balance certificates on the
                                 corresponding payment date will be reduced by
                                 the amount of such reimbursement.

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                                      S-21

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                                 See "Description of the Offered
                                 Certificates--Payments--Payments of Principal"
                                 and "--Payments--Priority of Payments" in this
                                 prospectus supplement.

D.   PAYMENTS OF PREPAYMENT
     PREMIUMS AND YIELD
     MAINTENANCE CHARGES......   If any prepayment premium or yield maintenance
                                 charge is collected on any of the mortgage
                                 loans, then the trustee will pay that amount in
                                 the proportions described under "Description of
                                 the Offered Certificates--Payments--Payments of
                                 Prepayment Premiums and Yield Maintenance
                                 Charges" in this prospectus supplement, to--

                                 o    the holders of any of the class A-1, class
                                      A-2, class A-3, class A-4-1, class A-4-2,
                                      class A-AB, class A-5, class A-M, class
                                      A-J, class B, class C, class D, class E,
                                      class F, class G and class H certificates
                                      that are then entitled to receive payments
                                      of principal on that payment date, as
                                      described in this prospectus supplement,
                                      to the extent funds are available, and

                                 o    any remaining amounts to the holders of
                                      the class XC certificates.

REDUCTIONS OF CERTIFICATE
   PRINCIPAL BALANCES IN
   CONNECTION WITH LOSSES ON
   THE UNDERLYING MORTGAGE
   LOANS AND DEFAULT-RELATED
   AND OTHER UNANTICIPATED
   EXPENSES...................   Future losses on the underlying mortgage loans
                                 and/or default-related and other unanticipated
                                 expenses of the trust may cause the total
                                 principal balance of the mortgage pool, net of
                                 advances of principal, to fall below the total
                                 principal balance of the series 2005-GG5
                                 certificates. If and to the extent that losses
                                 and expenses on the mortgage loans cause a
                                 deficit to exist following the payments made on
                                 the series 2005-GG5 certificates on any payment
                                 date, the total principal balances of the
                                 following classes of series 2005-GG5
                                 certificates will be sequentially reduced in
                                 the following order, until that deficit is
                                 eliminated:

                                 REDUCTION ORDER           CLASS
                                 ---------------   ---------------------
                                        1st                  P
                                        2nd                  O
                                        3rd                  N
                                        4th                  M
                                        5th                  L
                                        6th                  K
                                        7th                  J
                                        8th                  H
                                        9th                  G
                                       10th                  F
                                       11th                  E
                                       12th                  D
                                       13th                  C
                                       14th                  B
                                       15th                 A-J
                                       16th                 A-M
                                       17th        A-1, A-2, A-3, A-4-1,
                                                    A-4-2, A-AB and A-5

                                 Any reduction to the respective total principal
                                 balances of the class A-1, class A-2, class
                                 A-3, class A-4-1, class A-4-2, class A-AB

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                                      S-22

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                                 and class A-5 certificates will be made on a
                                 pro rata basis in accordance with the relative
                                 sizes of those principal balances.

                                 Any losses and expenses that are associated
                                 with any of the mortgage loans secured by the
                                 Maryland Multifamily Portfolio, Centra
                                 Portfolio, Wells Fargo Center, JQH Hotel
                                 Portfolio B, and the San Francisco Centre
                                 properties (i.e., the mortgage loans that are
                                 part of a split loan structure that is
                                 comprised only of pari passu mortgage loans)
                                 will generally be allocated pro rata among the
                                 pari passu mortgage loans secured by the
                                 respective properties in accordance with the
                                 related intercreditor agreement or co-lender
                                 agreement, as applicable. Any losses and
                                 expenses that are associated with the Shaner
                                 Hotel Portfolio properties (with respect to the
                                 two pari passu mortgage loans) will be
                                 allocated based on the specific property
                                 generating such loss or expense, as described
                                 in this prospectus supplement under
                                 "Description of the Mortgage Pool--Split Loan
                                 Structure." In each case, the portion of such
                                 losses and expenses that is allocated to the
                                 mortgage loan will be allocated among the
                                 series 2005-GG5 certificates in the manner
                                 described above.

                                 See "Description of the Offered
                                 Certificates--Reductions of Certificate
                                 Principal Balances in Connection With Realized
                                 Losses and Additional Trust Fund Expenses" in
                                 this prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY
   DEBT SERVICE PAYMENTS......   Except as described below in this subsection,
                                 the master servicer will be required to make
                                 advances with respect to any delinquent
                                 scheduled debt service payments, other than
                                 balloon payments, due on the mortgage loans, in
                                 each case net of related master servicing fees
                                 (which include any applicable primary servicing
                                 fees) and workout fees. In addition, the
                                 trustee must make any of those advances that
                                 the master servicer is required, but fails, to
                                 make, and the fiscal agent must make any of
                                 those advances that the trustee is required,
                                 but fails, to make. As described under
                                 "Description of the Offered
                                 Certificates--Advances of Delinquent Monthly
                                 Debt Service Payments" in this prospectus
                                 supplement, any party that makes an advance
                                 will be entitled to be reimbursed for the
                                 advance, together with interest at the prime
                                 rate described in that section of this
                                 prospectus supplement.

                                 Notwithstanding the foregoing, none of the
                                 master servicer, the trustee or the fiscal
                                 agent will be required to make any advance that
                                 it determines will not be recoverable from
                                 proceeds of the related mortgage loan.

                                 In addition, if any of the adverse events or
                                 circumstances that we refer to under "Servicing
                                 Under the Pooling and Servicing
                                 Agreement--Required Appraisals" in, and
                                 identify in the glossary to, this prospectus
                                 supplement, occurs or exists with respect to
                                 any mortgage loan or the mortgaged property for
                                 that mortgage loan (excluding the non-serviced
                                 mortgage loans), a new appraisal (or, in some
                                 cases involving mortgage loans or mortgaged
                                 properties with principal balances or allocated
                                 loan amounts, as the case may be, of less than
                                 $2,000,000, a valuation estimate of that
                                 property) must be obtained or conducted. If,
                                 based on that appraisal or other valuation, it
                                 is determined that the principal balance of,
                                 and other delinquent amounts due under, the
                                 mortgage loan, exceed an amount equal to--

                                 o    90% of the new estimated value of that
                                      real property, plus

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                                      S-23

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                                 o    certain escrows and reserves and any
                                      letters of credit constituting additional
                                      security for the mortgage loan, minus

                                 o    the amount of any obligations secured by
                                      liens on the property, which liens are
                                      prior to the lien of the mortgage loan,

                                 then the amount otherwise required to be
                                 advanced with respect to that mortgage loan
                                 will be reduced. The reduction will generally
                                 be in the same proportion that the excess,
                                 sometimes referred to as an appraisal reduction
                                 amount, bears to the principal balance of the
                                 mortgage loan, net of related advances of
                                 principal. Due to the payment priorities, any
                                 reduction in advances on the mortgage loans
                                 will reduce the funds available to pay interest
                                 on the most subordinate interest-bearing class
                                 of series 2005-GG5 certificates then
                                 outstanding.

                                 With respect to the mortgage loans that are in
                                 a split loan structure and are being serviced
                                 pursuant to a pooling and servicing agreement
                                 entered into in connection with another
                                 securitization,

                                 o    in the case of the mortgage loans secured
                                      by the Wells Fargo Center and San
                                      Francisco Centre properties, which are
                                      each part of a split loan structure, the
                                      master servicer under this pooling
                                      agreement is the party that is responsible
                                      for making P&I advances for the mortgage
                                      loan in that split loan structure that is
                                      included in this trust, and

                                 o    the mortgage loans secured by the Wells
                                      Fargo Center and San Francisco Centre
                                      properties will be subject to appraisal
                                      reduction provisions under the applicable
                                      pooling and servicing agreement that are
                                      similar, but may not be identical, to the
                                      appraisal reduction provisions described
                                      above.

                                 See "Description of the Offered
                                 Certificates--Advances of Delinquent Monthly
                                 Debt Service Payments" and "Servicing Under the
                                 Pooling and Servicing Agreement--Required
                                 Appraisals" in this prospectus supplement. See
                                 also "Description of the
                                 Certificates--Advances" in the accompanying
                                 prospectus.

REPORTS TO
   CERTIFICATEHOLDERS.........   On each payment date, the trustee will make
                                 available to the registered holders of the
                                 series 2005-GG5 certificates a monthly report
                                 substantially in the form of Annex E to this
                                 prospectus supplement. The trustee's report
                                 will detail among other things, the payments
                                 made to the series 2005-GG5 certificateholders
                                 on that payment date and the performance of the
                                 mortgage loans in the trust and the mortgaged
                                 properties.

                                 Upon reasonable prior notice, you may also
                                 review at the trustee's offices during normal
                                 business hours a variety of information and
                                 documents that pertain to the mortgage loans in
                                 the trust and the properties securing those
                                 mortgage loans. We expect that the available
                                 information and documents will include loan
                                 documents, borrower operating statements, rent
                                 rolls and property inspection reports, to the
                                 extent received by the trustee.

                                 See "Description of the Offered
                                 Certificates--Reports to Certificateholders;
                                 Available Information" in this prospectus
                                 supplement.

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                                      S-24

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OPTIONAL TERMINATION..........   Specified parties to the transaction may
                                 terminate the trust by purchasing the remaining
                                 trust assets when the total principal balance
                                 of the mortgage pool, net of advances of
                                 principal, is less than 1.0% of the initial
                                 mortgage pool balance. See "Description of the
                                 Offered Certificates--Termination" in this
                                 prospectus supplement.

           THE UNDERLYING MORTGAGE LOANS AND THE MORTGAGED PROPERTIES

GENERAL.......................   In this section, "--The Underlying Mortgage
                                 Loans and the Mortgaged Properties," we provide
                                 summary information with respect to the
                                 mortgage loans that we intend to include in the
                                 trust. For more detailed information regarding
                                 those mortgage loans, you should review the
                                 following sections in this prospectus
                                 supplement:

                                 o    "Description of the Mortgage Pool";

                                 o    "Risk Factors--Risks Related to the
                                      Underlying Mortgage Loans";

                                 o    "Annex A--Certain Characteristics of the
                                      Underlying Mortgage Loans"; and

                                 o    "Annex B--Structural and Collateral Term
                                      Sheet."

                                 When reviewing the information that we have
                                 included in this prospectus supplement with
                                 respect to the mortgage loans that are to back
                                 the offered certificates, please note that--

                                 o    All numerical information provided with
                                      respect to the mortgage loans is provided
                                      on an approximate basis.

                                 o    The sum of the numerical data in any
                                      column of any table presented in this
                                      prospectus supplement may not equal the
                                      indicated total due to rounding.

                                 o    All weighted average information provided
                                      with respect to the mortgage loans
                                      reflects a weighting based on their
                                      respective cut-off date principal
                                      balances. We will transfer the cut-off
                                      date principal balance for each of the
                                      mortgage loans to the trust. We show the
                                      cut-off date principal balance for each of
                                      the mortgage loans on Annex A to this
                                      prospectus supplement.

                                 o    If any of the mortgage loans is secured by
                                      multiple properties located in more than
                                      one state, a portion of the principal
                                      balance of that mortgage loan has been
                                      allocated to each of those properties as
                                      set forth in Annex A to this prospectus
                                      supplement.

                                 o    When information with respect to mortgaged
                                      properties is expressed as a percentage of
                                      the initial mortgage pool balance, the
                                      percentages are based upon the cut-off
                                      date principal balances of the related
                                      mortgage loans or with respect to an
                                      individual property securing a
                                      multi-property mortgage loan, the portions
                                      of those loan balances allocated to such
                                      properties. The allocated loan amount for
                                      each mortgaged property securing a
                                      multi-property mortgage loan is set forth
                                      on Annex A to this prospectus supplement.

                                 o    Certain of the mortgage loans are secured
                                      by a mortgaged property that also secures
                                      another loan that is not included in the
                                      trust, which mortgage loan may be
                                      subordinated to or pari passu in right

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                                      S-25

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                                      of payment with the other mortgage loan
                                      included in the trust. See "Description of
                                      the Mortgage Pool--Split Loan Structure"
                                      and "--Additional Loan and Property
                                      Information--Other Financing" in this
                                      prospectus supplement.

                                 o    All information presented in this
                                      prospectus supplement with respect to a
                                      mortgage loan with one or more pari passu
                                      or subordinate companion loans was
                                      calculated without regard to the related
                                      pari passu or subordinate companion loans,
                                      unless otherwise indicated.

                                 o    The loan amount used in this prospectus
                                      supplement for purposes of calculating the
                                      loan-to-value ratio, debt-service-coverage
                                      ratio and loan per square foot/unit for
                                      each of the mortgage loans in a split loan
                                      structure with pari passu companion loans
                                      is the aggregate principal balance of the
                                      mortgage loan and the related pari passu
                                      companion loans.

                                 o    Statistical information regarding the
                                      mortgage loans may change prior to the
                                      date of initial issuance of the offered
                                      certificates due to changes in the
                                      composition of the mortgage pool prior to
                                      that date.

SOURCE OF THE UNDERLYING
   MORTGAGE LOANS.............   We are not the originator of any of the
                                 mortgage loans that we intend to include in the
                                 trust. We will acquire those mortgage loans
                                 from the mortgage loan sellers, pursuant to
                                 corresponding mortgage loan purchase
                                 agreements, each dated as of November 3, 2005.
                                 The mortgage loans were originated by the
                                 entities as described under "--Originators"
                                 above.

                                 Greenwich Capital Financial Products, Inc., a
                                 mortgage loan seller, is an affiliate of us and
                                 of Greenwich Capital Markets, Inc., a co-lead
                                 underwriter.

                                 Goldman Sachs Mortgage Company, a mortgage loan
                                 seller, is an affiliate of Goldman, Sachs &
                                 Co., a co-lead underwriter, and Archon
                                 Financial, L.P., an originator.

                                 See "Description of the Mortgage Pool--The
                                 Mortgage Loan Sellers and Originators" in this
                                 prospectus supplement.

PAYMENT AND OTHER TERMS.......   Each of the mortgage loans that we intend to
                                 include in the trust is the obligation of a
                                 borrower to repay a specified sum with a fixed
                                 rate of interest.

                                 The repayment obligation of each of the
                                 mortgage loans that we intend to include in the
                                 trust is evidenced by a promissory note
                                 executed by the related borrower and is secured
                                 by a mortgage lien on the fee and/or leasehold
                                 interest of the related borrower or another
                                 party in one or more commercial or multifamily
                                 properties. Except for limited permitted
                                 encumbrances, which we identify in the glossary
                                 to this prospectus supplement, and the mortgage
                                 lien with respect to one mortgaged property in
                                 the Centra Portfolio (as described under
                                 "Description of the Mortgage Pool--Additional
                                 Loan and Property Information--Other Financing"
                                 in this prospectus supplement), each mortgage
                                 lien will be a first priority lien.

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                                      S-26

                                 All of the mortgage loans that we intend to
                                 include in the trust are or should be
                                 considered nonrecourse. None of the mortgage
                                 loans is insured or guaranteed by any
                                 governmental agency or instrumentality or by
                                 any private mortgage insurer or by the
                                 depositor, the underwriters, any mortgage loan
                                 seller, or any other party.

                                 Each of the mortgage loans that we intend to
                                 include in the trust currently accrues interest
                                 at the annual rate specified with respect to
                                 that loan on Annex A to this prospectus
                                 supplement. The mortgage interest rate for each
                                 mortgage loan is, in the absence of default,
                                 fixed for the entire term of the loan.

                                 The following chart identifies payment dates
                                 for the mortgage loans, subject, in some cases,
                                 to a next business day convention:

                                                                               % OF INITIAL
                                                                 NUMBER OF     MORTGAGE POOL
                                 DUE DATE   GRACE PERIOD(1)   MORTGAGE LOANS      BALANCE
                                 --------   ---------------   --------------   -------------

                                     1             0                  1             0.2%
                                     1             5                 13             5.7%
                                     6             0                158            88.3%
                                     6             3                  1             5.8%

                                 ----------
                                 (1)  As used in this prospectus supplement,
                                      "grace period" is the number of days
                                      before a payment default is an event of
                                      default under the mortgage loan. See Annex
                                      A to this prospectus supplement for
                                      information on the number of days before
                                      late payment charges are due under each
                                      mortgage loan.

                                 The following chart identifies the amortization
                                 characteristics for the mortgage loans:

                                                                           % OF INITIAL
                                                           NUMBER OF      MORTGAGE POOL
                                                         MORTGAGE LOANS      BALANCE
                                                         --------------   -------------

                                 Interest-Only then
                                    Amortization(1)...         93             48.4%
                                 Interest-Only........         20             30.5%
                                 Amortizing Balloon
                                    Loans(2)..........         59             20.9%
                                 Fully Amortizing.....          1              0.2%

                                 ----------
                                 (1)  Interest-only periods range from 5 to 84
                                      months.

                                 (2)  Does not include partial interest-only
                                      loans. Includes the mortgage loan secured
                                      by the mortgaged property identified on
                                      Annex A to this prospectus supplement as
                                      Sunset Ridge Apartments, representing 0.5%
                                      of the initial mortgage pool balance,
                                      which mortgage loan provides for
                                      interest-only payments on $20,000,000 of
                                      the initial principal balance and
                                      amortizes on a 360-month schedule with
                                      respect to the remaining $2,000,000 of the
                                      initial principal balance. See Annex A-3
                                      to this prospectus supplement for the
                                      related amortization schedule.

SPLIT LOAN STRUCTURE..........   The mortgage loans identified in the table
                                 below are each part of a split loan structure,
                                 comprised of two or more mortgage loans that
                                 are secured by a single mortgage instrument on
                                 the same mortgaged property. The mortgage loans
                                 in a split loan structure that are not included
                                 in the mortgage pool (also referred to as
                                 companion loans) may be subordinated and/or
                                 pari passu in right of payment with the
                                 mortgage loan included in the trust.

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                                      S-27

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                                 The payment priority between the mortgage loans
                                 in a split loan structure are as follows--

                                 o    with respect to the mortgage loans
                                      identified in the table below as
                                      Windsor/RECP Hotel Portfolio, Dahn Corp.,
                                      Shaw's Plaza, The Pointe Office/Retail
                                      Buildings and Raintree Center (which are
                                      each comprised of one senior and one
                                      subordinate mortgage loan), prior to
                                      certain defaults, the mortgage loan in the
                                      trust and the mortgage loan outside the
                                      trust are generally pari passu in right of
                                      payment and subsequent to such defaults
                                      the mortgage loan in the trust is senior
                                      in right of payment to the subordinate
                                      mortgage loan outside the trust;

                                 o    with respect to the mortgage loan
                                      identified in the table below as Shaner
                                      Hotel Portfolio (which is comprised of two
                                      senior pari passu mortgage loans and one
                                      subordinate mortgage loan), prior to
                                      certain defaults, the mortgage loan in the
                                      trust, the pari passu mortgage loan
                                      outside the trust and the subordinate
                                      mortgage loan outside the trust are
                                      generally pari passu in right of payment
                                      and subsequent to such defaults, the
                                      mortgage loan in the trust is given a
                                      priority with respect to funds related to
                                      seven of the eleven mortgaged properties,
                                      the pari passu mortgage loan outside the
                                      trust is given a priority with respect to
                                      funds related to four of the eleven
                                      mortgaged properties and the subordinate
                                      mortgage loan outside the trust is
                                      subordinate to both such loans.

                                 o    with respect to each of the mortgage loans
                                      identified in the table below as Maryland
                                      Multifamily Portfolio, Wells Fargo Center,
                                      Centra Portfolio, JQH Hotel Portfolio B
                                      and San Francisco Centre, the mortgage
                                      loan included in the trust is always pari
                                      passu in right of payment with the
                                      mortgage loan or loans outside the trust.

                                 See "Description of the Mortgage Pool--Split
                                 Loan Structure" in this prospectus supplement.

                                         TRUST
                                       MORTGAGE
                                        LOAN AS
                                         A % OF
                                        INITIAL    AGGREGATE                                    CONTROLLING   INITIAL    INITIAL
                             TRUST     MORTGAGE    NON-TRUST       NON-TRUST     NON-TRUST        POOLING &    MASTER     SPECIAL
                           MORTGAGE      POOL      MORTGAGE          B NOTE     PARI PASSU        SERVICING   SERVICER   SERVICER
    MORTGAGE LOAN        LOAN BALANCE   BALANCE  LOAN BALANCE       BALANCE    LOAN BALANCE     AGREEMENT(1)     (2)        (3)
-----------------------  ------------  --------  ------------     -----------  ------------     ------------  --------   --------

Maryland Multifamily
   Portfolio...........  $200,000,000    4.7%    $140,000,000         N/A      $140,000,000       2005-GG5    Wachovia     LNR
JQH Hotel Portfolio
   B...................  $110,000,000    2.6%    $131,000,000(4)      N/A      $131,000,000(4)    2005-GG5    Wachovia     LNR
Shaner Hotel
   Portfolio...........  $ 82,388,627    1.9%    $ 35,951,401     $11,184,880  $ 24,766,521       2005-GG5    Wachovia     LNR
Wells Fargo Center.....  $ 76,000,000    1.8%    $200,000,000         N/A      $200,000,000       2005-GG4      GMAC       LNR
San Francisco Centre...  $ 60,000,000    1.4%    $ 60,000,000         N/A      $ 60,000,000       2005-C20    Wachovia      CW
Windsor/RECP Hotel
   Portfolio...........  $ 60,000,000    1.4%    $  6,400,000     $ 6,400,000       N/A           2005-GG5    Wachovia     LNR
Dahn Corp..............  $ 31,280,000    0.7%    $  1,720,000     $ 1,720,000       N/A           2005-GG5    Wachovia     LNR
Centra Portfolio.......  $ 28,400,000    0.7%    $          0(5)      N/A      $          0(5)    2005-GG5    Wachovia     LNR
Shaw's Plaza...........  $  8,600,000    0.2%    $    900,000     $   900,000       N/A           2005-GG5    Wachovia     LNR
The Pointe Office/
   Retail Buildings....  $  6,936,000    0.2%    $    415,000     $   415,000       N/A           2005-GG5    Wachovia     LNR
Raintree Center........  $  3,489,669    0.1%    $    220,000     $   220,000       N/A           2005-GG5    Wachovia     LNR

----------
(1)  2005-GG5 refers to the pooling and servicing agreement for this transaction. 2005-GG4 refers to the pooling and servicing agreement entered into in connection with the GS Mortgage Securities Corporation II, as depositor, Commercial Mortgage Pass-Through Certificates Series 2005-GG4.
     2005-C20 refers to the pooling and servicing agreement entered into in connection with the Wachovia Bank Commercial Mortgage Trust, Commercial
     Mortgage Pass-Through Certificates, Series 2005-C20.

(2)  Wachovia refers to Wachovia Bank, National Association. GMAC refers to GMAC
     Commercial Mortgage Corporation.

(3)  LNR refers to LNR Partners, Inc. CW refers to CWCapital Asset Management,
     LLC.

(4)  Comprised of two pari passu mortgage loans with loan balances of
     $76,000,000 and $55,000,000.

(5)  The pari passu companion loan is a future funding obligation of GCFP. It is anticipated that the seller will fund this future advance in January 2006 and that the principal balance of the pari passu companion loan will be
     $9,400,000.

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                                      S-28

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DELINQUENCY STATUS............   None of the mortgage loans that we intend to
                                 include in the trust were 30 days or more
                                 delinquent with respect to any monthly debt
                                 service payment as of the cut-off date or at
                                 any time during the 12-month period preceding
                                 that date.

LOCKBOX TERMS.................   Sixty-one of the mortgage loans, representing
                                 76.5% of the initial mortgage pool balance,
                                 contain provisions for the payment of all rent
                                 and/or other income derived from the related
                                 mortgaged properties into a lockbox account.

                                 The above-referenced mortgage loans provide for
                                 the following types of lockbox accounts:

                                                      NUMBER     % OF INITIAL
                                                   OF MORTGAGE     MORTGAGE
                                 TYPE OF LOCKBOX      LOANS      POOL BALANCE
                                 ---------------   -----------   ------------
                                 Hard...........        48           65.8%
                                 Soft...........        13           10.6%

                                 In general, "hard" means that tenants at the
                                 mortgaged property have been instructed to send
                                 rent payments directly to the lockbox bank;
                                 "soft" means that tenants send or deliver rent
                                 payments to the borrower or property manager
                                 who is required to send rents to the lockbox
                                 account. A more complete description of "soft"
                                 and "hard" lockbox accounts with respect to the
                                 above referenced mortgage loans is set forth
                                 under "Description of the Mortgage
                                 Pool--Additional Loan and Property
                                 Information--Lockboxes" in this prospectus
                                 supplement.

PREPAYMENT LOCK-OUT
   PERIODS AND DEFEASANCE.....   All of the mortgage loans contain provisions
                                 for a prepayment lock-out period that is
                                 currently in effect. A lock-out period is a
                                 period during which the principal balance of a
                                 mortgage loan may not be voluntarily prepaid in
                                 whole or in part. See "Description of the
                                 Mortgage Pool--Terms and Conditions of the
                                 Trust Mortgage Loans--Prepayment Provisions" in
                                 this prospectus supplement.

                                 One-hundred sixty-one of the mortgage loans,
                                 representing 96.2% of the initial mortgage pool
                                 balance, provide for a period, during the
                                 prepayment lock-out period, when voluntary
                                 prepayments are still prohibited but the
                                 related borrower may defease the loan in full
                                 or, in certain cases, in part, and obtain a
                                 full or (if applicable) partial release of the
                                 mortgaged property from the mortgage lien by
                                 delivering acceptable U.S. Treasury securities
                                 or other acceptable "government securities," as
                                 such term is defined under section 2(a)(16) of
                                 the Investment Company Act of 1940, as
                                 substitute collateral for the mortgage loan.
                                 None of the mortgage loans permits defeasance
                                 prior to the second anniversary of the date of
                                 initial issuance of the offered certificates.

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                                      S-29

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                                              DEFEASANCE/PREPAYMENT

                                                                         % OF
                                                              NUMBER    INITIAL
                                                                OF     MORTGAGE
                                                             MORTGAGE    POOL
                                                               LOANS    BALANCE
                                                             --------  --------
                                 Defeasance................     159      96.0%
                                 Greater of 1% and
                                    Yield Maintenance(1)...      13       3.8%
                                 Defeasance or
                                    Prepayment Premium(2)..       1       0.2%

                                 ----------
                                 (1) Includes the mortgage loan secured by the
                                    mortgaged property identified on Annex A to
                                    this prospectus supplement as Mountaingate
                                    Plaza, representing 0.7% of the initial
                                    mortgage pool balance, which loan provides
                                    that the borrower pay the greater of 1% and
                                    yield maintenance until August 6, 2009 and
                                    until and including the payment date in
                                    March 2010, a flat fee equal to 0.55% of the
                                    outstanding principal amount being prepaid.

                                 (2) The mortgage loan secured by the mortgaged
                                    property identified on Annex A to this
                                    prospectus supplement as Breakers II,
                                    provides for defeasance commencing on the
                                    second anniversary of the issue date for the
                                    series 2005-GG5 certificates and then also
                                    permits (i) from November 6, 2008 through
                                    May 6, 2009, prepayment with a prepayment
                                    premium equal to 2% and (ii) from May 7,
                                    2009 through February 6, 2010, prepayment
                                    with a prepayment premium equal to 1%.

                                 Set forth below is information regarding the
                                 remaining terms of the lock-out period for the
                                 mortgage loans:

                                 Maximum remaining lock-out period..  149 months
                                 Minimum remaining lock-out period..   21 months
                                 Weighted average remaining lock-out
                                    period..........................  95 months

                                 Generally, each of the mortgage loans is freely
                                 prepayable with no prepayment premium or yield
                                 maintenance premium for a specified open period
                                 (generally from one to six months) prior to its
                                 maturity date.

PROPERTY, LIABILITY AND OTHER
   INSURANCE..................   The loan documents for each of the mortgage
                                 loans that we intend to include in the trust
                                 generally require the related borrower to
                                 maintain or cause to be maintained with respect
                                 to the corresponding mortgaged property the
                                 following insurance coverage--

                                 o  property insurance;

                                 o  flood insurance, if the mortgaged property
                                    is located in a federally designated flood
                                    area;

                                 o  comprehensive general liability insurance
                                    against claims for personal and bodily
                                    injury, death or property damage occurring
                                    on, in or about the insured property; and

                                 o  business interruption or rent loss
                                    insurance.

                                 Substantially all of the mortgage loans that we
                                 intend to include in the trust provide that the
                                 borrowers are required to maintain full or
                                 partial insurance coverage for property damage
                                 to the related mortgaged property caused by
                                 certain acts of terrorism (except that the
                                 requirement to obtain such insurance coverage
                                 may be subject to the commercial availability
                                 of that coverage, the cost of premiums and/or
                                 whether such hazards are at the time commonly
                                 insured against for

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                                      S-30

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                                 property similar to the mortgaged properties
                                 that are located in the region in which the
                                 mortgaged property is located). Most terrorism
                                 insurance policies have exclusions for damage
                                 caused by nuclear, chemical or biological
                                 events.

                                 See "Risk Factors--Risks Related to the
                                 Underlying Mortgage Loans--The Absence of or
                                 Inadequacy of Insurance Coverage on the
                                 Mortgaged Properties May Adversely Affect
                                 Payments on Your Certificates" and "Description
                                 of the Mortgage Pool--Additional Loan and
                                 Property Information--Property, Liability and
                                 Other Insurance" in this prospectus supplement.

ADDITIONAL STATISTICAL
   INFORMATION

A. GENERAL CHARACTERISTICS....   The mortgage pool will have the following
                                 general characteristics as of the cut-off
                                 date:(1)

                                                                                          MORTGAGE
                                                                                            POOL
                                                                                       --------------

                                 Initial mortgage pool balance(2)...................   $4,295,149,368
                                 Number of mortgage loans...........................         173
                                 Number of mortgaged properties.....................         267
                                 Maximum cut-off date principal balance.............    $320,000,000
                                 Minimum cut-off date principal balance.............     $1,495,461
                                 Average cut-off date principal balance.............     $24,827,453
                                 Maximum mortgage interest rate.....................       6.980%
                                 Minimum mortgage interest rate.....................       4.730%
                                 Weighted average mortgage interest rate............       5.393%
                                 Maximum original term to maturity(3)...............     156 months
                                 Minimum original term to maturity(3)...............      60 months
                                 Weighted average original term to maturity(3)......     104 months
                                 Maximum remaining term to maturity(3)..............     153 months
                                 Minimum remaining term to maturity(3)..............      53 months
                                 Weighted average remaining term to maturity........     101 months
                                 Weighted average underwritten debt-service-coverage
                                    ratio(4)(5).....................................        1.46x
                                 Weighted average cut-off date loan-to-appraised
                                    value ratio(4)(5)...............................        72.6%

                                 ----------
                                 (1)  The initial mortgage pool balance and all
                                      other financial and statistical
                                      information provided in this prospectus
                                      supplement, unless indicated otherwise,
                                      are based on the cut-off date principal
                                      balances of the mortgage loans and exclude
                                      any subordinate or pari passu mortgage
                                      loans. See "--The Underlying Mortgage
                                      Loans and the Mortgaged
                                      Properties--General" in this prospectus
                                      supplement.

                                 (2)  Subject to a permitted variance of plus or
                                      minus 5%.

                                 (3)  With respect to the mortgage loan secured
                                      by the mortgaged property identified on
                                      Annex A to this prospectus supplement as
                                      Kalani Industrial, representing 0.2% of
                                      the initial mortgage pool balance, the
                                      borrower has the option to pay the
                                      mortgage loan in full on its initial
                                      maturity date with an exit fee. If the
                                      mortgage loan is not paid in full on that
                                      date, the mortgage loan will be due and
                                      payable on its final maturity date without
                                      an exit fee. For purposes of this chart,
                                      we have assumed the loan term through the
                                      final maturity date.

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                                      S-31

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                                 (4)  The loan amount used for purposes of
                                      calculating the loan-to-appraised value
                                      ratio and debt-service-coverage ratio for
                                      each of the mortgage loans with pari passu
                                      companion notes is the aggregate principal
                                      balance of the mortgage loan and the
                                      related pari passu companion loan. The
                                      principal balance of the subordinate
                                      companion loans are not included in these
                                      calculations, unless otherwise indicated.
                                      Additional adjustments to debt service
                                      ratios and loan-to-value ratios for the
                                      cross-collateralized mortgage loan group
                                      and certain of the mortgage loans with
                                      escrows and the mortgage loans with
                                      earnout provisions or performance
                                      guarantees are described in the glossary
                                      to this prospectus supplement.

                                 (5)  With respect to the mortgage loan secured
                                      by the properties identified on Annex A to
                                      this prospectus supplement as Centra
                                      Portfolio, the pari passu companion loan
                                      is a future funding obligation of GCFP.
                                      Underwritten debt-service-coverage ratios
                                      and loan-to-appraised value ratios shown
                                      in this prospectus supplement are
                                      calculated as if the $9,400,000 advance
                                      was funded.

B. GEOGRAPHIC CONCENTRATION...   The table below shows the number of, and
                                 percentage of the initial mortgage pool balance
                                 secured by, mortgaged properties located in the
                                 indicated jurisdiction:

                                                        NUMBER OF   % OF INITIAL
                                                        MORTGAGED     MORTGAGE
                                     JURISDICTION      PROPERTIES   POOL BALANCE
                                 -------------------   ----------   ------------
                                 California.........       50           18.7%
                                 New York...........        5           11.4%
                                 Virginia...........       10            7.9%
                                 Texas..............       21            7.3%
                                 Maryland...........       13            6.1%

                                 The remaining mortgaged properties with respect
                                 to the mortgage pool are located throughout 33
                                 other states, the District of Columbia and
                                 Guam. No more than 4.3% of the initial mortgage
                                 pool balance is secured by mortgaged properties
                                 located in any of these other states, the
                                 District of Columbia or Guam.

C. PROPERTY TYPES.............   The table below shows the number of, and
                                 percentage of the initial mortgage pool balance
                                 secured by, mortgaged properties predominantly
                                 operated for each indicated purpose:

                                                                    % OF INITIAL
                                                         NUMBER OF    MORTGAGE
                                                         MORTGAGED      POOL
                                                        PROPERTIES     BALANCE
                                                        ----------  ------------
                                 Retail...............      81          35.3%
                                    Anchored..........      46          24.2%
                                    Regional Mall.....       2           7.2%
                                    Unanchored........      19           2.1%
                                    Shadow Anchored...      11           1.7%
                                    Single Tenant.....       3           0.1%
                                 Office...............      67          33.0%
                                 Hospitality..........      48          15.4%
                                 Industrial...........      46           8.8%
                                 Multifamily..........      16           6.1%
                                 Self-Storage.........       7           1.1%
                                 Mobile Home Park.....       2           0.3%

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                                      S-32

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D. ENCUMBERED INTERESTS.......   The table below shows the number of, and
                                 percentage of the initial mortgage pool
                                 balance, secured by, mortgaged properties for
                                 which the whole or predominant encumbered
                                 interest is as indicated:

                                                                    % OF INITIAL
                                  ENCUMBERED INTEREST    NUMBER OF    MORTGAGE
                                    IN THE MORTGAGED     MORTGAGED      POOL
                                     REAL PROPERTY      PROPERTIES     BALANCE
                                 ---------------------  ----------  ------------
                                 Fee simple...........      248         95.2%
                                 Leasehold............       19          4.8%

                                 It should be noted that each mortgage loan
                                 secured by overlapping fee and leasehold
                                 interests or by a predominant fee interest and
                                 a relatively minor leasehold interest, is
                                 presented as being secured by a fee simple
                                 interest in this prospectus supplement and is
                                 therefore included within the category referred
                                 to as "fee simple" in the chart above.

                       LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX
   CONSEQUENCES...............   The trustee or its agent will make elections to
                                 treat designated portions of the assets of the
                                 trust as two separate real estate mortgage
                                 investment conduits, or REMICs, under sections
                                 860A through 860G of the Internal Revenue Code
                                 of 1986, as amended. Those two REMICs are as
                                 follows:

                                 o    REMIC I, which will consist of, among
                                      other things, the mortgage loans that are
                                      included in the trust; and

                                 o    REMIC II, which will hold the regular
                                      interests in REMIC I.

                                 The offered certificates will be treated as
                                 regular interests in REMIC II. This means that
                                 they will be treated as newly issued debt
                                 instruments for federal income tax purposes.
                                 You will have to report income on your offered
                                 certificates in accordance with the accrual
                                 method of accounting even if you are otherwise
                                 a cash method taxpayer.

                                 It is anticipated that the class A-1, class
                                 A-2, class A-3, class A-4-1, class A-4-2, class
                                 A-AB, class A-5, class A-M, class A-J, class B
                                 and class C certificates will be issued at a
                                 premium and that the class D and class E
                                 certificates will be issued with a de minimis
                                 amount of original issue discount for federal
                                 income tax purposes.

                                 When determining the rate of accrual of
                                 original issue discount, market discount and
                                 premium, if any, for federal income tax
                                 purposes, the prepayment assumption used will
                                 be that following any date of determination:

                                 o    no mortgage loan in the trust will be
                                      prepaid prior to maturity, and

                                 o    there will be no extension of maturity for
                                      any mortgage loan in the trust.

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                                      S-33

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                                 For a more detailed discussion of the federal
                                 income tax aspects of investing in the offered
                                 certificates, see "Federal Income Tax
                                 Consequences" in each of this prospectus
                                 supplement and the accompanying prospectus.

ERISA.........................   We anticipate that, subject to satisfaction of
                                 the conditions referred to under "Certain ERISA
                                 Considerations" in this prospectus supplement,
                                 retirement plans and other employee benefit
                                 plans and arrangements subject to--

                                 o    Title I of the Employee Retirement Income
                                      Security Act of 1974, as amended, or

                                 o    section 4975 of the Internal Revenue Code
                                      of 1986, as amended,

                                 will be able to invest in the offered
                                 certificates without giving rise to a
                                 non-exempt prohibited transaction. This is
                                 based upon an individual prohibited transaction
                                 exemption granted to Greenwich Capital Markets,
                                 Inc. by the U.S. Department of Labor.

                                 If you are a fiduciary of any retirement plan
                                 or other employee benefit plan or arrangement
                                 subject to Title I of ERISA or section 4975 of
                                 the Internal Revenue Code of 1986, as amended,
                                 you should review carefully with your legal
                                 advisors whether the purchase or holding of the
                                 offered certificates could give rise to a
                                 transaction that is prohibited under ERISA or
                                 section 4975 of the Internal Revenue Code of
                                 1986, as amended. See "Certain ERISA
                                 Considerations" in this prospectus supplement
                                 and "Certain ERISA Considerations" in the
                                 accompanying prospectus.

LEGAL INVESTMENT..............   Upon initial issuance, and for so long as such
                                 certificates are rated in one of the two
                                 highest rating categories by at least one
                                 nationally recognized statistical rating
                                 organization, the class A-1, class A-2, class
                                 A-3, class A-4-1, class A-4-2, class A-AB,
                                 class A-5, class A-M, class A-J, class B and
                                 class C certificates will be mortgage related
                                 securities within the meaning of the Secondary
                                 Mortgage Market Enhancement Act of 1984, as
                                 amended.

                                 You should consult your own legal advisors to
                                 determine whether and to what extent the
                                 offered certificates will be legal investments
                                 for you. See "Legal Investment" in this
                                 prospectus supplement and in the accompanying
                                 prospectus.

INVESTMENT CONSIDERATIONS.....   The rate and timing of payments and other
                                 collections of principal on or with respect to
                                 the underlying mortgage loans will affect the
                                 yield to maturity on each offered certificate.
                                 In the case of any offered certificates
                                 purchased at a discount, a slower than
                                 anticipated rate of payments and other
                                 collections of principal on the underlying
                                 mortgage loans could result in a lower than
                                 anticipated yield. In the case of any offered
                                 certificates purchased at a premium, a faster
                                 than anticipated rate of payments and other
                                 collections of principal on the underlying
                                 mortgage loans could result in a lower than
                                 anticipated yield.

                                 See "Yield and Maturity Considerations" in this
                                 prospectus supplement and in the accompanying
                                 prospectus and "Description of the Mortgage
                                 Pool--Terms and Conditions of the Trust
                                 Mortgage Loans" in this prospectus supplement.

--------------------------------------------------------------------------------

                                      S-34

                                  RISK FACTORS

     The offered certificates are not suitable investments for all investors.
You should not purchase any offered certificates unless you understand and are able to bear the risks associated with those certificates.

     The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the relevant legal, tax, accounting and investment expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

     You should consider the following factors, as well as those set forth under
"Risk Factors" in the accompanying prospectus, in deciding whether to purchase any offered certificates. The "Risk Factors" section in the accompanying prospectus includes a number of general risks associated with making an investment in the offered certificates.

RISKS RELATED TO THE OFFERED CERTIFICATES

     The Class A-M, Class A-J, Class B, Class C, Class D and Class E
Certificates Are Subordinate to, and Are Therefore Riskier than, the Class A-1,
Class A-2, Class A-3, Class A-4-1, Class A-4-2, Class A-AB and Class A-5
Certificates and, With Respect to Interest Distributions, the Class XP and Class
XC Certificates. If you purchase class A-M, class A-J, class B, class C, class D or class E certificates, then your offered certificates will provide credit support to other classes of series 2005-GG5 certificates with an earlier designation. As a result, you will receive payments after, and may bear the effects of losses on the underlying mortgage loans before the holders of those other classes of offered certificates.

     When making an investment decision, you should consider, among other things--

     o    the risk profile you seek for your investment compared to the risk profile of each of the offered certificates;

     o    the payment priorities of the respective classes of the series
          2005-GG5 certificates;

     o    the order in which the respective classes of the series 2005-GG5 certificates will be reduced in connection with losses and default-related shortfalls on the mortgage loans;

     o    the characteristics and quality of the mortgage loans; and

     o    each of the risk factors described in this prospectus supplement and the accompanying prospectus.

     See "Description of the Mortgage Pool" and "Description of the Offered
Certificates--Payments" and "--Reductions of Certificate Principal Balances in
Connection With Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. See also "Risk Factors--The Investment Performance of
Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the
Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable," "--Any Credit Support for Your Offered Certificates May Be
Insufficient to Protect You Against All Potential Losses" and "--Payments on the
Offered Certificates Will Be Made Solely from the Limited Assets of the Related
Trust, and Those Assets May Be Insufficient to Make all Required Payments on
Those Certificates" in the accompanying prospectus.

     The Offered Certificates Have Uncertain Yields to Maturity. The yields on your offered certificates will depend on--

     o    the price you paid for your offered certificates; and

     o    the rate, timing and amount of payments on your offered certificates.

                                      S-35

     The rate, timing and amount of payments on your offered certificates will depend on:

     o    the pass-through rate for, and other payment terms of, your offered certificates;

     o    the rate and timing of payments and prepayments and other collections of principal on the underlying mortgage loans;

     o    the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans;

     o    the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

     o    the collection and payment of prepayment premiums and yield maintenance charges with respect to the underlying mortgage loans;

     o    servicing decisions with respect to the underlying mortgage loans; and

     o    the purchase of a mortgage loan whether by (i) a mortgage loan seller as a result of a material breach of a representation or warranty made by that mortgage loan seller, (ii) the holder of a related companion loan, (iii) a holder of the fair value purchase option, (iv) a mezzanine lender or (v) any other party with a purchase option.

     In general, these factors may be influenced by economic and other factors that cannot be predicted with any certainty. Accordingly, you may find it difficult to predict the effect that these factors might have on the yield to maturity of your offered certificates. Additionally, certain of the mortgage loans require prepayment in connection with earnout amounts if the related borrower does not satisfy performance or other criteria set forth in the related loan documents. Certain of the mortgage loans also permit prepayment without penalty or premium if, as a result of a mandatory prepayment due to casualty or condemnation, the outstanding principal balance of the mortgage loan is reduced below a specified amount. See "Description of the Mortgaged Pool--Terms and
Conditions of the Trust Mortgage Loans--Prepayment Provisions" and "--Other
Prepayment Provisions" in this prospectus supplement.

     In addition, if the master servicer, the trustee or the fiscal agent reimburses itself (or the master servicer, the special servicer, the trustee or any fiscal agent under the pooling and servicing for any non-serviced trust loan) out of general collections on the mortgage loans included in the trust for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then to the extent that such reimbursement is made from collections of principal on the mortgage loans in the trust, that reimbursement will reduce the amount of principal available to be distributed on the series
2005-GG5 principal balance certificates and will result in a reduction of the certificate principal balance of the series 2005-GG5 principal balance certificates. See "Description of the Offered Certificates--Reductions of
Certificate Principal Balances in Connection With Realized Losses and Additional
Trust Fund Expenses" in this prospectus supplement. Likewise, if the master servicer, the special servicer, the trustee or the fiscal agent reimburses itself out of principal collections on the mortgage loans for any work-out delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the series 2005-GG5 principal balance certificates on that payment date. Such reimbursement would have the effect of reducing current payments of principal on the offered certificates and extending the weighted average life of the offered certificates. See "Description of the
Offered Certificates--Reimbursement of Advances" below.

     See "Description of the Mortgage Pool," "Servicing Under the Pooling and
Servicing Agreement," "Description of the Offered Certificates--Payments,"
"--Reductions of Certificate Principal Balances in Connection With Realized
Losses and Additional Trust Fund Expenses" and "Yield and Maturity
Considerations" in this prospectus supplement. See also "Risk Factors--The
Investment Performance of Your Offered Certificates Will Depend Upon Payments,
Defaults and Losses on the Underlying Mortgage Loans; and Those Payments,
Defaults and Losses May Be Highly Unpredictable" and "Yield and Maturity
Considerations" in the accompanying prospectus.

     The Right of the Master Servicer, the Special Servicer, the Trustee and the
Fiscal Agent to Receive Interest on Advances and the Right of the Special
Servicer to Receive Special Servicing Compensation May Result in Additional
Losses to the Trust Fund. The master servicer, the special servicer, the trustee and the fiscal agent will each be entitled to receive interest on unreimbursed advances made by it. This interest will accrue from the date on which

                                      S-36

the related advance is made through the date of reimbursement. The right to receive these distributions of interest is senior to the rights of holders to receive distributions on the offered certificates and, consequently, may result in losses being allocated to the offered certificates that would not have resulted absent the accrual of this interest. In addition, under certain circumstances, including delinquency of payment of principal and/or interest, a mortgage loan in the trust will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. Such payments may lead to shortfalls in amounts otherwise distributable on your certificates.
Each of the non-serviced loan groups included in the trust is serviced under a pooling and servicing agreement with similar provisions, and interest paid on advances and compensation paid to the applicable special servicer may reduce collections on those mortgage loans.

     The Investment Performance of Your Offered Certificates May Vary Materially
and Adversely from Your Expectations Because the Rate of Prepayments and Other
Unscheduled Collections of Principal on the Underlying Mortgage Loans Is Faster
or Slower than You Anticipated. If you purchase your offered certificates at a premium, and if payments and other collections of principal on the mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. See "Yield and Maturity Considerations" in the accompanying prospectus.

     You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances or at all. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates resulting from the corresponding prepayment. See
"Risk Relating to Enforceability of Prepayment Premiums or Defeasance
Provisions" in this prospectus supplement.

     Risks Relating to Enforceability of Prepayment Premiums or Defeasance
Provisions. Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

     Your Lack of Control Over Trust Fund Can Create Risks. You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See
"The Pooling Agreement--General" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the primary servicer, the special servicer or the trustee, as applicable. With respect to each non-serviced mortgage loan included in the trust, these decisions will be made by the master servicer, primary servicer (if any), special servicer or trustee under the applicable pooling and servicing agreement. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

     The Absence of or Inadequacy of Insurance Coverage on the Mortgaged
Properties May Adversely Affect Payments on Your Certificates. All of the
mortgage loans that we intend to include in the trust require the related borrower to maintain, or cause to be maintained, property insurance in an amount
(subject to a customary deductible) at least equal to the lesser of (i) the replacement cost of improvements at the mortgaged property or (ii) the outstanding principal balance of the mortgage loan. Notwithstanding the mortgage loan insurance requirements,

                                      S-37

     o    a mortgaged property may suffer losses due to risks that are not covered by insurance or for which coverage is inadequate; and

     o    a mortgaged property may be covered under a blanket insurance policy that covers other properties owned by affiliates of the borrower and the amount of coverage available for the mortgaged property will be reduced if insured events occur at such other properties.

     Therefore, insurance proceeds following a casualty may not be sufficient to pay off the entire mortgage loan.

     With respect to the mortgaged property identified on Annex A to this prospectus supplement as 731 Lexington Avenue, representing approximately 7.5%
of the initial mortgage pool balance, the terms of the by-laws for the condominium association give control on voting for any restoration of the mortgaged property to a unit owner that is not the borrower and allocate proceeds in a manner such that the borrower may not receive an amount sufficient to repay the related mortgage loan in full. See "Annex B--Structural and
Collateral Term Sheet--Ten Largest Mortgage Loans--731 Lexington Avenue." With
respect to the mortgaged property identified on Annex A to this prospectus supplement as San Francisco Centre, representing approximately 1.4% of the initial mortgage pool balance, the terms of the related ground lease provide that the ground lessee may not be entitled to receive the full amount of any condemnation awards. The mortgagee has received a guaranty from Westfield
America, Inc., whereby Westfield America, Inc. has guaranteed to pay to the mortgagee an amount equal to the lesser of (i) any such shortfall in the condemnation award paid to the borrower relative to the borrower's allocation of condemnation proceeds and (ii) an amount sufficient to repay the mortgage loan in full if the related mortgaged property is taken by a condemnation authority, up to a maximum amount of $12,000,000. With respect to the mortgaged property identified on Annex A to this prospectus supplement as Kalani Industrial, representing approximately 0.2% of the initial mortgage pool balance, the terms of the related ground lease provide that the ground lessee may not be entitled to receive the full amount of any condemnation awards. The borrower has delivered a condemnation insurance policy for the benefit of the mortgagee whereby the insurance carrier will pay to the mortgagee an amount equal to any such shortfall in the condemnation award paid to the borrower relative to the allocation of value of each parcel of property comprising the mortgaged property.

     In addition, approximately 18.7%, 7.3%, 4.3%, 0.5% and 0.1% of the mortgaged properties, by aggregate principal balance of the mortgage loans as of the cut-off date, are located in California, Texas, Florida, Hawaii and
Louisiana, respectively, states that have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. We cannot assure you that borrowers will be able to maintain adequate insurance in these states or in other states. For instance, with respect to flood insurance, such insurance is typically not included in standard property or casualty policies and such insurance is generally required only if the property is located in a federally designated flood hazard area. Furthermore, the amount of flood insurance required is usually limited to the maximum amount of such insurance available under current federal standards. This insurance may be inadequate to rebuild the premises or prepay the mortgage loan. In addition, we cannot assure you that acts of nature will occur only in those areas historically at risk for such acts of nature. Moreover, if reconstruction or major repairs are required, changes in laws may materially affect the borrower's ability to reconstruct or repair the premises, due to, for instance, changes in laws that materially increase the costs of the reconstruction or repairs.

     In recent months, Hurricanes Katrina, Rita and Wilma and related windstorms, floods and tornadoes caused extensive and catastrophic physical damage to coastal and inland areas located in the Gulf Coast region of the
United States (parts of Louisiana, Texas, Mississippi, Alabama and Florida) and
certain other parts of the southeastern United States consisting of severe flooding, wind and water damage, forced evacuations, contamination, gas leaks and fire and environmental damage. That damage, and the national, regional and local economic and other effects of that damage, are not yet fully assessed or known. Initial economic effects appear to include nationwide decreases in oil supplies and refining capacity, nationwide increases in gas prices and regional interruptions in travel and transportation, tourism and economic activity generally in some Gulf Coast areas. It is not possible to determine the extent to which these effects may be temporary or how long they may last. These effects could lead to a general economic downturn, including increased oil prices, loss of jobs, regional disruptions in travel, transportation and tourism and a decline in real-estate related investments, in particular, in the areas most directly damaged by the storm. Other temporary and/or long-term effects on national, regional and local economies, securities, financial and real estate markets and spending or travel habits may subsequently arise or become apparent in connection with Hurricanes Katrina, Rita and Wilma and their aftermath.

                                      S-38

     In addition, following the September 11, 2001 terrorist attacks in New York
City, the Washington, D.C. area and Pennsylvania, the comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans, which are generally subject to periodic renewals during the term of the related mortgage loans, have been affected. To give time for private markets to develop a pricing mechanism and to build capacity to absorb future losses that may occur due to terrorism, on November 26, 2002, the
Terrorism Risk Insurance Act of 2002 was enacted, which established the
Terrorism Insurance Program. The Terrorism Insurance Program is administered by the Secretary of the Treasury and, through December 31, 2005, will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the
United States Government. It remains unclear what acts will fall under the purview of the Terrorism Insurance Program.

     The Treasury Department will establish procedures for the program under which the federal share of compensation will be equal to 90 percent of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will not be liable for any amount that exceeds this cap). An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States-wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

     Through December 2005, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. Any commercial property and casualty terrorism insurance exclusion that was in force on
November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 are also voided.

     There can be no assurance that upon its expiration subsequent terrorism insurance legislation will be passed. Furthermore, because this program has only been recently passed into law, there can be no assurance that it or state legislation will substantially lower the cost of obtaining terrorism insurance.
Because it is a temporary program, there is no assurance that it will create any long-term changes in the availability and cost of such insurance.

     To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on commercial mortgage loans may result. In addition, the failure to maintain such insurance may constitute a default under a commercial mortgage loan, which could result in the acceleration and foreclosure of the commercial mortgage loan. Alternatively, the increased costs of maintaining such insurance could have an adverse effect on the financial condition of the mortgage loan borrowers.

     Substantially all of the mortgage loans provide that the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged property caused by certain acts of terrorism (except that the requirement to obtain such insurance coverage may be subject to the commercial availability of that coverage, certain limitations with respect to the cost of premiums and/or whether such hazards are at the time commonly insured against at properties similar to the mortgaged property that are located in the region in which such mortgaged property is located). Substantially all of the borrowers have obtained terrorism insurance, although most of the policies have exclusions for damage caused by nuclear, chemical or biological events. In addition in certain cases, terrorism insurance coverage is provided under blanket policies that also cover other properties owned by affiliates of the related borrower and, accordingly, the amount of coverage would be reduced if insured events occur at such other properties. Most insurance policies covering commercial properties such as the mortgaged properties are subject to renewal on an annual basis and there is no assurance that terrorism insurance coverage will continue to be available and covered under the new policies or, if covered, whether such coverage will be adequate. In addition, depending upon the nature and extent of any damage that a mortgaged property may sustain, the coverage amount may be inadequate to cover a full restoration of such mortgaged property.
In the event a mortgaged property securing a mortgage loan is damaged by an act of terrorism or suffers physical damage and the related insurance coverage is inadequate to cover the outstanding balance of the loan, certificateholders will suffer losses on their certificates based on the extent of the shortfall and the payment priority of their certificate. See "Description of the Mortgage
Pool--Additional Loan and Property Information--Property, Liability and Other
Insurance" below.

                                      S-39

     Repayment of the Underlying Mortgage Loans Depends on the Operation of the
Mortgaged Properties. The underlying mortgage loans are secured by mortgage liens on fee and/or leasehold interests in the following types of property:

     o    office,

     o    retail,

     o    multifamily rental,

     o    industrial/warehouse,

     o    self-storage, and

     o    hospitality.

     The risks associated with lending on these types of properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the underlying mortgage loans is dependent on--

     o    income producing properties that require the successful operation of the related mortgaged property;

     o    the related borrower's ability to refinance the mortgage loan or sell the related mortgaged property, which may be more difficult with respect to a commercial property;

     o    income from, and the market value of, a mortgaged property, which is dependent upon the ability to lease space at the mortgaged property and the length and terms of such leases (many of which have terms that expire prior to the maturity date of the related mortgage loan); and

     o    evaluating the amount of liquidation proceeds that can be obtained from the related mortgaged property, which are more likely to be determined based on a capitalization of the mortgaged property's cash flow than by the absolute value of the mortgaged property and improvements on the mortgaged property.

     See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends on the Performance and Value of the Underlying Real Property, Which May
Decline Over Time, and the Related Borrower's Ability to Refinance the Property,
of Which There Is No Assurance" and "Description of the Trust Assets--Mortgage
Loans--A Discussion of the Various Types of Multifamily and Commercial
Properties that May Secure Mortgage Loans Underlying a Series of Offered
Certificates" in the accompanying prospectus.

     The Underlying Mortgage Loans Have a Variety of Characteristics Which May
Expose Investors to Greater Risk of Default and Loss. When making an investment decision, you should consider, among other things, the following characteristics of the underlying mortgage loans and/or the mortgaged properties for those loans. Any or all of these characteristics can affect, perhaps materially and adversely, the investment performance of your offered certificates. Several of the items below include a cross-reference to where the associated risks are further discussed in this prospectus supplement or in the accompanying prospectus.

     o    The Mortgaged Property Will Be the Sole Asset Available in an Event of
          Default With Respect to an Underlying Mortgage Loan. All of the
          mortgage loans that we intend to include in the trust are or should be considered nonrecourse loans. You should anticipate that, if the related borrower defaults, none of the assets of the borrower (other than the mortgaged property or other collateral pledged as security for the mortgage loan) will be available to satisfy the debt. Even if the related loan documents permit recourse under certain circumstances to the borrower or a guarantor, we have not undertaken an evaluation of the financial condition of any of these persons. In addition, the trust may not be able to ultimately collect amounts due under a recourse obligation or guaranty. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer, the depositor, any mortgage loan seller, or by any other party. See "Risk Factors--Repayment of a
          Commercial or Multifamily Mortgage Loan Depends on the Performance and
          Value of the Underlying Real Property, Which May Decline Over Time,
          and the Related Borrower's Ability to Refinance the Property, of

                                      S-40

          Which There Is No Assurance--Most of the Mortgage Loans Underlying
          Your Offered Certificates Will Be Nonrecourse" in the accompanying prospectus.

     o    Increases in Real Estate Taxes Due to Termination of a PILOT Program
          or Other Tax Abatement Arrangements May Reduce Payments to
          Certificateholders. Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes (often known as a PILOT program) or other tax abatement arrangements. Some of these programs or arrangements are scheduled to terminate or have significant tax increases prior to the maturity of the related mortgage loan, resulting in higher, and in some cases substantially higher real estate tax obligations for the related borrower. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loans. There are no assurances that any such program will continue for the duration of the related mortgage loan.

     o    Tenant Actions May Affect Anticipated Cash Flow at the Property. In
          general, the underwritten cash flow for a particular mortgaged property is based on certain assumptions made by the applicable originator(s) in connection with the origination of the mortgage loan, including assumptions related to tenants at the mortgaged property.
          Unanticipated actions of a tenant may challenge these assumptions and cause a decline in the cash flow at the mortgaged property.

     See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends on the Performance and Value of the Underlying Real Property, Which May
Decline Over Time, and the Related Borrower's Ability to Refinance the Property,
of Which There Is No Assurance--The Successful Operation of a Multifamily or
Commercial Property Depends on Tenants" in the accompanying prospectus.

     o    Certain Mortgaged Properties Have Restrictions Limiting Uses. Certain
          of the mortgaged properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements, operating agreements, historical landmark designations or, in the case of condominiums, condominium declarations or other condominium use restrictions or regulations.

     o    In Some Cases, a Mortgaged Property Is Dependent on a Single Tenant or
          on One or a Few Major Tenants. In the case of 130 mortgaged properties, securing 45.6% of the initial mortgage pool balance, the related borrower has leased the property to at least one tenant that occupies 25% or more of the particular mortgaged property. In the case of 37 of those properties, securing 9.2% of the initial mortgage pool balance, the related borrower has leased all or substantially all of the particular mortgaged property to a single tenant. Accordingly, although the leased space may be re-let at similar rents, the full and timely payment of each of the related mortgage loans is highly dependent on the continued operation of the major tenant or tenants, which, in some cases, is the sole tenant at the mortgaged property.

          In the case of the mortgaged property identified on Annex A to this prospectus supplement as 729 Seventh Avenue, with a mortgage loan balance representing 0.6% of the initial mortgage pool balance, the property is 100% leased to an affiliate of the borrower who has subleased the space to unaffiliated tenants under short term leases.
          See "--Conflicts Where a Borrower or its Affiliate is a Tenant at the
          Mortgaged Property" below.

     See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends on the Performance and Value of the Underlying Real Property, Which May
Decline Over Time, and the Related Borrower's Ability to Refinance the Property,
of Which There Is No Assurance--The Successful Operation of a Multifamily or
Commercial Property Depends on Tenants," "--Repayment of a Commercial or
Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying
Real Property, Which May Decline Over Time, and the Related Borrower's Ability
to Refinance the Property, of Which There Is No Assurance--Dependence on a
Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral"
and "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the
Performance and Value of the Underlying Real Property, Which May Decline Over
Time, and the Related Borrower's Ability to Refinance the Property, of Which
There Is No Assurance--Tenant Bankruptcy Adversely Affects Property Performance"
in the accompanying prospectus.

                                      S-41

     o    Certain Mortgaged Properties Contain Theaters. Theater properties are exposed to certain unique risks. For example, any vacant theater space would not easily be converted to other uses due to the unique construction requirements of theaters and in prior years the theater industry experienced a high level of construction of new theaters, reduced attendance and an overall increase in competition among theater operators. This caused some operators to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings.

     The inclusion in the mortgage pool of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type. See "Description of the Trust Assets--Mortgage Loans--A
Discussion of the Various Types of Multifamily and Commercial Properties that
May Secure Mortgage Loans Underlying a Series of Offered Certificates" in the
accompanying prospectus.

     o    68.3% of the Initial Mortgage Pool Balance Will Be Secured by Mortgage
          Liens on Retail or Office Properties. Repayment of the mortgage loans secured by retail and office properties will be affected by, among other things:

          o    the exercise of termination options by tenants (including the exercise of such options by government-sponsored tenants that typically have a right to terminate its lease at any time or for lack of appropriations);

          o    the timing of lease expirations (many of which lease expirations occur at varying rates, close in time and/or prior to the related mortgage loan maturity date) (see Annex A to this prospectus supplement for the lease expiration dates for the three largest tenants at each mortgaged property);

          o    the ability to renew leases or re-let space on comparable terms;

          o    a concentration of tenants in a particular industry (at one or more of the mortgaged properties), as such properties may be more vulnerable to industry slumps or other economic downturn (and losses may be more severe) than if tenants were in diverse industries;

          o    a concentration of the same tenant at different mortgaged
               properties;

          o    the ability to build new competing properties in the same area as the mortgaged property; and

          o    the financial difficulties or bankruptcy of a tenant (certain of which tenants may currently be, may have been, or may in the future be the subject of a bankruptcy proceeding).

     Eighty-one of the mortgaged properties, securing 35.3% of the initial mortgage pool balance, are primarily used for retail purposes. We consider 57 of those retail properties, securing 25.9% of the initial mortgage pool balance, to be anchored or shadow anchored. An anchor tenant is a retail tenant whose space is substantially larger in size than that of other tenants and whose operation is vital in attracting customers to the retail mall or shopping center. A
"shadow anchor" is a store or business that materially affects the draw of customers to a retail property, but which may be located at a nearby property or on a portion of that retail property that does not secure the related mortgage loan. Despite the importance of a shadow anchor to any particular retail property that is not part of the mortgaged property, the borrower and/or lender may have little or no ability to ensure that any shadow anchor continues operations at or near the mortgaged property. Retail tenants often have co-tenancy provisions permitting them to, among other things, cease operation or reduce their rent in the event an anchor or other significant tenant ceases operations, goes dark or fails to renew its lease. Many tenants at retail properties have co-tenancy provisions in their leases. There can be no assurance that the actions of a significant tenant at a retail center (including a tenant that is not leasing a portion of the mortgaged property) will not have a significant impact on the collateral for the mortgage loan or the related borrower's ability to make its mortgage loan payments. See "Description of the
Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily
and Commercial Properties that May Secure Mortgage Loans Underlying a Series of
Certificates--Retail Properties" in the accompanying prospectus.

                                      S-42

     We are aware of the following issues with respect to mortgage loans we intend to include in the trust that may impact a borrower's ability to repay a mortgage loan secured by a retail property:

     o    In the case of the mortgaged property identified on Annex A to this prospectus supplement as Lynnhaven Mall, representing 5.8% of the initial mortgage pool balance, one of the anchor spaces, formerly occupied by Lord & Taylor, is vacant. The space, on land ground leased from the borrower to the May Department Stores Company, is no longer occupied. The borrower commenced negotiations with the May Department
          Stores Company to terminate the ground lease. The sponsor of the borrower has delivered a $15,000,000 performance guarantee which will remain in effect until, among other things, the ground lease is terminated. See "Annex B--Structural and Collateral Term Sheet--Ten
          Largest Mortgage Loans--Lynnhaven Mall."

     o    In the case of the mortgaged property identified on Annex A to this prospectus supplement as Martin Plaza Shopping Center, representing
          0.1% of the initial mortgage pool balance, 36,350 square feet of improvements on the property which represent approximately 37.5% of the square footage, are vacant. The related borrower intends to eventually raze this space for new development. The borrower is permitted to obtain the release of portions of this property as described under "Description of the Mortgage Pool--Release
          Provisions." This space was treated as vacant for underwriting purposes at origination.

     Sixty-seven of the mortgaged properties, securing 33.0% of the initial mortgage pool balance, are primarily used for office purposes. Some of those office properties are heavily dependent on one or a few major tenants that lease a substantial portion of or the entire property. See "Description of the Trust
Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and
Commercial Properties that May Secure Mortgage Loans Underlying a Series of
Certificates--Office Properties" in the accompanying prospectus.

     With respect to certain office properties, the related mortgaged property is a medical office. The performance of a medical office property may depend on reimbursement for patient fees from private or government-sponsored insurers.
Issues related to reimbursement (ranging from non-payment to delays in payment)
from such insurers could adversely impact cash flow at such mortgaged properties. In addition, medical office properties may not be easily converted to other uses.

     We are aware of the following issues with respect to mortgage loans we intend to include in the trust that may impact a borrower's ability to repay a mortgage loan secured by an office property:

     o    With respect to the mortgaged property identified on Annex A to this prospectus supplement as Gateway at Lake Success, representing approximately 2.6% of the initial mortgage pool balance, North Fork
          Bank, the largest tenant at the mortgaged property (leasing approximately 17.6% of the net rentable area), vacated the premises in
          April 2005. The tenant has been continuing to pay all obligations due under its lease which expires December 2011. See "Annex B--Structural and Collateral Term Sheet--Ten Largest Mortgage Loans--Gateway at Lake
          Success."

     o    With respect to the mortgaged property identified on Annex A to this prospectus supplement as Cross Point, representing approximately 2.0%
          of the initial mortgage pool balance, Cisco Systems, the largest tenant at the mortgaged property (leasing approximately 13.5% of the net rentable area), recently vacated the premises. The tenant has been continuing to pay all obligations due under its leases, which expire
          June 2007 (95,310 square feet) and December 2006 (71,538 square feet).
          See "Annex B--Structural and Collateral Term Sheet--Ten Largest
          Mortgage Loans--Cross Point."

     o    Hospitality Properties. Twelve of the mortgage loans, representing
          15.4% of the initial mortgage pool balance, are secured by one or more hospitality properties. Hospitality properties can be seasonal in nature, which can be expected to cause periodic fluctuations in room and restaurant revenues, occupancy levels, room rates and operating expenses. The economic success of hospitality properties is generally subject to the factors included in "Risk Factors--Repayment of a
          Commercial or Multifamily Mortgage Loan Depends on the Performance and
          Value of the Underlying Real Property, Which May Decline Over Time,
          and the Related Borrower's Ability to Refinance the Property, of Which
          There Is No Assurance--Hospitality Properties" and "Description of the
          Trust Assets--Mortgage Loans--A Discussion of the Various Types of
          Multifamily and Commercial Properties that May Secure Mortgage Loans
          Underlying a

                                      S-43

          Series of Certificates--Hospitality Properties" and "--Recreational
          and Resort Properties" in the accompanying prospectus.

     o    Multifamily Properties. Eight of the mortgage loans, representing 6.1%
          of the initial mortgage pool balance, are secured by one or more multifamily properties. The economic success of multifamily properties is generally subject to the factors included in "Risk
          Factors--Repayment of a Commercial or Multifamily Mortgage Loan
          Depends on the Performance and Value of the Underlying Real Property,
          Which May Decline Over Time, and the Related Borrower's Ability to
          Refinance the Property, of Which There Is No Assurance--Many Risk
          Factors are Common to Most or all Multifamily and Commercial
          Properties" and "--The Successful Operation of a Multifamily or
          Commercial Property Depends on Tenants" in the accompanying prospectus.

          Multifamily properties may be leased to persons eligible for low income housing tax credits or persons who receive government rent subsidies under various government-funded programs, including the
          Section 8 Tenant-Based Assistance Rental Certificate Program of the
          United States Department of Housing and Urban Development. There is no
          assurance that such programs will be continued in their present form or that the level of assistance provided to these tenants will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loan. For instance, with respect to the mortgaged properties identified on Annex A to this prospectus supplement as Maryland Multifamily Portfolio, representing approximately 4.7% of the initial mortgage pool balance, approximately
          13.5% of the units are currently occupied by tenants receiving rent credits under Section 8.

     o    Geographic Concentration Risk. The inclusion of a significant concentration of mortgage loans that are secured by mortgage liens on properties located in a particular state makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that state. See "Risk Factors--Geographic
          Concentration Within a Trust Exposes Investors to Greater Risk of
          Default and Loss" in the accompanying prospectus. The mortgaged properties located in any given state may be concentrated in one or more areas within that state. Annex A to this prospectus supplement contains the address for each mortgaged property.

     The table below shows the states with concentrations of mortgaged properties over 5% of the initial mortgage pool balance. With respect to multi-property mortgage loans with properties located in different states, the cut-off date balance and percentage of initial pool balance in this chart are based on the allocated loan amount for such mortgaged property.

                             GEOGRAPHIC DISTRIBUTION

                            NUMBER OF MORTGAGED   AGGREGATE CUT-OFF DATE
          STATE                  PROPERTIES               BALANCE          % OF INITIAL POOL BALANCE
-------------------------   -------------------   ----------------------   -------------------------

California...............            50                $801,653,414                   18.7%
New York.................             5                $490,887,856                   11.4%
Virginia.................            10                $338,788,409                    7.9%
Texas....................            21                $313,727,880                    7.3%
Maryland.................            13                $262,958,164                    6.1%

     o    The Mortgage Pool Will Include Material Concentrations of Balloon
          Loans. One hundred seventy-two mortgage loans, representing 99.8% of the initial mortgage pool balance are balloon loans. The ability of a borrower to make the required balloon payment on a balloon loan at maturity depends upon the borrower's ability either to refinance the loan or to sell the mortgaged property, which depends on economic and market factors that cannot be predicted. See "Description of the
          Mortgage Pool--Terms and Conditions of the Trust Mortgage Loans" in
          this prospectus supplement and "Risk Factors--The Investment
          Performance of Your Offered Certificates Will Depend Upon Payments,
          Defaults and Losses on the Underlying Mortgage Loans; and Those
          Payments, Defaults and Losses May Be Highly Unpredictable--There is an
          Increased Risk of Default Associated with Balloon Payments" in the accompanying prospectus.

                                      S-44

     o    The Mortgage Pool Will Include Some Disproportionately Large Mortgage
          Loans. The effect of mortgage pool losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the total mortgage pool balance. See "Description of the Mortgage Pool--General," "--Multi-Property Mortgage Loans and
          Mortgage Loans with Affiliated Borrowers" and "Annex B--Structural and
          Collateral Term Sheet--Ten Largest Mortgage Loans--731 Lexington
          Avenue," "--Schron Industrial Portfolio," "--Lynnhaven Mall,"
          "--Maryland Multifamily Portfolio," "--JQH Hotel Portfolio A,"
          "--Gateway at Lake Success," "--JQH Hotel Portfolio B," "--1425 New
          York Avenue," "--Cross Point" and "--Shaner Hotel Portfolio" in this prospectus supplement and "Risk Factors--Loan Concentration Within a
          Trust Exposes Investors to Greater Risk of Default and Loss" in the
          accompanying prospectus.

     The table below presents information regarding loan concentration for all mortgage loans in the trust:

                               LOAN CONCENTRATION

                                                     AGGREGATE CUT-OFF   % OF INITIAL
                                                        DATE BALANCE     POOL BALANCE
                                                     -----------------   ------------

Largest Single Mortgage Loan......................     $  320,000,000         7.5%
Largest 5 Mortgage Loans..........................     $1,284,403,409        29.9%
Largest 10 Mortgage Loans.........................     $1,778,562,036        41.4%
Largest Group of Crossed Loans....................     $   19,989,988         0.5%
Largest Related Borrower Concentration............     $  307,000,000         7.1%
Next Largest Related Borrower Concentration.......     $  121,000,000         2.8%

     o    The Mortgage Pool Will Include Leasehold Mortgaged Properties.
          Nineteen mortgaged properties, representing 4.8% of the initial mortgage pool balance, are secured by a mortgage lien on the related borrower's leasehold interest in all or a material portion of the related mortgaged property, but not by the corresponding fee interest in the property that is subject to the ground lease. Because of possible termination of the related ground lease and potential rental payment increases, lending on a leasehold interest in a property is riskier than lending on an actual ownership interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the trust, generally will have the right to cure defaults under the related ground lease. See "Description of the Mortgage
          Pool--Additional Loan and Property Information--Ground Leases" in this prospectus supplement. See also "Risk Factors--Ground Leases Create
          Risks for Lenders That Are Not Present When Lending on an Actual
          Ownership Interest in a Real Property" and "Legal Aspects of Mortgage
          Loans--Foreclosure--Leasehold Considerations" in the accompanying prospectus. Each mortgage loan secured by overlapping fee and leasehold interests or by a predominant fee interest and a relatively minor leasehold interest, is presented as being secured by a fee simple interest in this prospectus supplement.

     o    Condominium Ownership May Limit Use of the Property and Decision
          Making Related to the Property. In the case of the condominiums, a board of managers generally has discretion to make decisions affecting the condominium and there may be no assurance that the related borrower will have any control over decisions made by the related board of managers. Decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have an adverse impact on the mortgage loans that are secured by condominium interests. We cannot assure you that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a mortgaged property which consists of a condominium interest, due to the possible existence of multiple loss payees on any insurance policy covering the mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon a condominium property could subject you to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium. See "Description of the Trust Assets--Mortgage
          Loans--A Discussion of Various Types of

                                      S-45

          Multifamily and Commercial Properties that May Secure Mortgage Loans
          Underlying a Series of Offered Certificates" in the accompanying prospectus.

          The borrower's interest in the mortgaged properties identified on
          Annex A to this prospectus supplement as 731 Lexington Avenue,
          Doubletree-Boston, MA, BPG-Dulles North, the Fisher and Kahn Building,
          729 Seventh Avenue, 420 Fifth Avenue, Kierland Commons Retail IV &
          IVa, the Montgomery Embassy Suites property that is part of the JQH
          Hotel Portfolio B and the Marriott - Chattanooga, TN property that is a part of the Shaner Hotel Portfolio, representing approximately 7.5%,
          1.0%, 1.0%, 0.6%, 0.6%, 0.6%, 0.4%, 0.3%, 0.2%, respectively, of the initial mortgage pool balance are fee interests in condominium units.
          In the case of each of these loans (other than with respect to the mortgage loans described below), the related borrower controls the condominium board or the condominium association.

          With respect to the mortgaged property identified on Annex A to this prospectus supplement as 731 Lexington Avenue, representing approximately 7.5% of the initial mortgage pool balance, the borrower does not control voting on the condominium board and has assigned its vote in the event of a casualty to another unit owner. See "Annex
          B--Structural and Collateral Term Sheet--Ten Largest Mortgage
          Loans--731 Lexington Avenue."

          The borrower's interest in the mortgaged property identified on Annex
          A to this prospectus supplement as 729 Seventh Avenue, representing approximately 0.6% of the initial mortgage pool balance, is a fee interest in one condominium unit in a two unit condominium. The borrower's unit represents 15% of the common interest in the condominium; the other unit owner has an 85% interest. The condominium board consists of three persons, elected by plurality vote, except that the borrower owned unit has the sole right to elect one board member. The other unit is owned by an affiliate of the borrower.

          With respect to the mortgaged property identified on Annex A to this prospectus supplement as 420 Fifth Avenue, representing approximately
          0.6% of the initial mortgage pool balance, the borrower's interest in the mortgaged property is a fee interest in eleven condominium units in a fifty-one unit condominium. The borrower's units represent 9.04%
          of the common interest in the condominium; the other unit owners have the remaining 90.96% interests. The condominium board consists of five persons, only one of which is elected by the borrower (and the borrower does not control voting on the condominium board).

     o    Some of the Mortgaged Properties Are Legal Nonconforming Uses or Legal
          Nonconforming Structures. Some of the mortgage loans are secured by a mortgage lien on a property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the borrower to restore the improvements on a mortgaged property to its current form or use following a major casualty. See "Description of the Mortgage Pool--Additional Loan and Property Information--Zoning
          and Building Code Compliance" in this prospectus supplement and "Risk
          Factors--Changes in Zoning Laws May Adversely Affect the Use or Value
          of a Real Property" in the accompanying prospectus.

     o    Some of the Mortgaged Properties May Not Comply with the Americans with Disabilities Act of 1990 or Similar Laws. Some of the mortgaged properties securing mortgage loans that we intend to include in the trust may not comply with the Americans with Disabilities Act of 1990 or similar state laws. Compliance, if required, can be expensive. A borrower may be required to comply with other existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws, expenditures of costs associated therewith or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and consequently, its ability to pay its mortgage loan. See "Risk Factors--Compliance with the Americans with Disabilities Act of 1990 May Be Expensive" and
          "Legal Aspects of Mortgage Loans--Americans with Disabilities Act" in the accompanying prospectus.

     o    Multiple Mortgaged Properties Are Owned by the Same Borrower,
          Affiliated Borrowers or Borrowers with Related Principals or Are
          Occupied, in Whole or in Part, by the Same Tenant or Affiliated
          Tenants. Twenty separate groups of mortgage loans have borrowers that, in the case of each of those groups, are the same or under common control. The four largest of these other separate groups represent
          7.1%, 2.8%, 2.6% and 1.2%, respectively, of the initial mortgage pool balance. See "Description of the Mortgage

                                      S-46

          Pool--Multi-Property Mortgage Loans and Mortgage Loans with Affiliated
          Borrowers" in this prospectus supplement.

          In addition, there are tenants who lease space at more than one mortgaged property securing mortgage loans that we intend to include in the trust. Furthermore, there may be tenants that are related to or affiliated with a borrower. See Annex A to this prospectus supplement for a list of the three largest tenants (based on square feet occupied) at each of the mortgaged properties.

          The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged properties securing mortgage loans could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans in the trust. A bankruptcy proceeding of a borrower or a tenant could materially and adversely affect the ability to liquidate the related mortgaged property. See "Risk Factors--Repayment of a
          Commercial or Multifamily Mortgage Loan Depends on the Performance and
          Value of the Underlying Real Property, Which May Decline Over Time,
          and the Related Borrower's Ability to Refinance the Property, of Which
          There Is No Assurance--Tenant Bankruptcy Adversely Affects Property
          Performance," "--Borrower Concentration Within a Trust Exposes
          Investors to Greater Risk of Default and Loss" and "--Borrower
          Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage
          Loan Underlying Your Offered Certificates" in the accompanying prospectus.

     o    The Borrower's Form of Entity May Cause Special Risks. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions which typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities." In general, borrowers'
          organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers' financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

          o    operating entities with business distinct from the operation of the property with the associated liabilities and risks of
               operating an ongoing business; or

          o    individuals that have personal liabilities unrelated to the property.

          However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate, will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

          Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "Borrower Bankruptcy Proceedings Can Delay and
          Impair Recovery on a Mortgage Loan Underlying Your Offered
          Certificates" in the accompanying prospectus.

                                      S-47

     o    Some of the Mortgaged Properties Are Owned by Borrowers That Are
          Tenants-In-Common. Eighteen of the mortgage loans, which collectively represent 6.0% of the initial mortgage pool balance (as identified on
          Annex A to this prospectus supplement) have borrowers that own the related mortgaged properties as tenants-in-common. Each
          tenant-in-common borrower is a single purpose entity, except that with respect to one mortgage loan, secured by the mortgaged property identified on Annex A to this prospectus supplement as Second Street
          Plaza, representing approximately 0.1% of the initial pool balance, only one of the four current tenants-in-common is a single purpose entity, but each other tenant-in-common is required to become a single purpose entity by January 31, 2007 or to have consolidated into the current single purpose entity tenant-in-common by that date. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if a tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) such tenant-in-common has the ability to seek a partition of the property
          (requesting that a court order a sale of the property and a distribution of the proceeds proportionally). If a tenant-in-common exercises its right of partition, the related mortgage loan may be subject to prepayment. In order to reduce the likelihood of a partition action, the tenant-in-common borrowers have (i) covenanted in their loan documents not to commence a partition action and/or (ii)
          affirmatively waived their right to seek a partition or covenanted not to exercise their right to commence a partition action under their respective tenant-in-common agreements or it is an event of default under the loan documents to seek to partition the mortgaged property.
          However, there can be no assurance that, if challenged, a waiver would be enforceable or that it would be enforced in a bankruptcy proceeding. The non-special purpose entity tenant-in-common borrowers are not precluded from commencing a partition action under their organizational documents and have not waived their right to seek a partition action under their organizational documents. As such, there is a greater risk of prepayment as a result of a partition.

          In addition, enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. This risk can be mitigated if, after the commencement of the first such bankruptcy, a lender commences an involuntary proceeding against the other tenant-in-common borrowers and moves to consolidate all such cases. There can be no assurance that a court will consolidate all such cases. With respect to each of the tenant-in-common loans, the loan documents provide that the portion of the loan attributable to each tenant-in-common interest that files for bankruptcy protection (or the entire outstanding loan balance) will become full recourse to such tenant-in-common borrower, and its owner or guarantor, if such tenant-in-common borrower files for bankruptcy.
          In the event a mortgage loan is cross-collateralized and cross defaulted with a mortgage loan to tenant-in-common borrowers, the tenant-in-common concerns discussed above may impact the benefits of the cross-collateralization agreement.

     o    Some of the Mortgaged Properties Are or May Be Encumbered by
          Additional Debt. Certain mortgaged properties that secure mortgage loans that we intend to include in the trust are or may in the future be encumbered by subordinate debt. Eleven of the mortgage loans, representing 15.5% of the initial mortgage pool balance, are secured by mortgaged properties that also secure other mortgage loans in a split loan structure, which other mortgage loans (also referred to as companion loans) are either subordinate or pari passu to the mortgage loans included in the mortgage pool. The mortgage loans in each split loan structure are cross-defaulted with each other. See "Description of the Mortgage Pool--Split Loan Structure," "Annex B--Structural and
          Collateral Term Sheet--Ten Largest Mortgage Loans--Maryland
          Multifamily Portfolio," "--JQH Hotel Portfolio B," and "--Shaner Hotel
          Portfolio" in this prospectus supplement for a discussion of subordinate and pari passu companion loans. See also, "Description of the Mortgage Pool--Additional Loan and Property Information--Other
          Financing" in this prospectus supplement.

     The existence of secured subordinate indebtedness may adversely affect the borrower's financial viability and/or the trust's security interest in the mortgaged property. Any or all of the following may result from the existence of secured subordinate indebtedness on a mortgaged property:

          o    refinancing the related underlying mortgage loan at maturity for the purpose of making any balloon payments may be more difficult;

          o    reduced cash flow could result in deferred maintenance at the particular property;

                                      S-48

          o    borrower may have difficulty servicing and repaying multiple loans;

          o    if the holder of the other debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the particular property could be delayed; and

          o    if the mortgaged property depreciates for whatever reason, the related borrower's equity is more likely to be extinguished, thereby eliminating the related borrower's incentive to continue making payments on its mortgage loan in the trust.

          The holder of a subordinate companion note may in the future be an affiliate of the borrower; however, the related co-lender agreement will provide that such holder will not be entitled to advise or direct the special servicer.

          Other loans may have secured subordinate debt as described under
          "Description of the Mortgage Pool--Additional Loan and Property
          Information--Other Financing" in this prospectus supplement.

          In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. In addition, the borrowers under certain of the mortgage loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt or debt secured by other property of the borrower.

     o    The Ownership Interests in Some Borrowers Have Been or May Be Pledged
          to Secure Debt. Certain borrowers or affiliates of borrowers under certain mortgage loans we intend to include in the trust have pledged or may in the future pledge their interest in the borrower as security for a loan. The mortgage loan sellers have informed us that with respect to 20 mortgage loans that we intend to include in the trust, representing 33.6% of the initial mortgage pool balance, certain equity owners of the related borrower have pledged, or are permitted pursuant to the related loan documents to pledge, its interest in the related borrower as security for a mezzanine loan. See "Description of the Mortgage Pool--Additional Loan and Property Information--Other
          Financing" in this prospectus supplement.

          In general, with respect to the equity pledges described above, the related mezzanine lender has (or, with respect to a future mezzanine loan, that mezzanine lender may have) the option to purchase the mortgage loan if (i) an acceleration of the mortgage loan has occurred, (ii) certain enforcement actions, such as a foreclosure, have been commenced or (iii) the mortgage loan becomes a specially serviced mortgage loan. The purchase price must generally be at least equal to the outstanding principal balance of the mortgage loan together with accrued and unpaid interest thereon and other amounts due on the mortgage loan, but in some cases, may exclude any yield maintenance premium or default interest that would have otherwise been payable by the related borrower and, in some cases, may not include a liquidation fee that may be payable by the trust.

          The related mezzanine lender may also have the right to receive notice from the related mortgagee of any borrower default and the right to cure that default after or prior to the expiration of the related borrower's cure period or in some cases for a period extending beyond the related borrower's cure period. The mezzanine lender generally will have a specified period of time, set forth in the related intercreditor agreement, to cure any default. The mezzanine lender may be prohibited from curing monetary defaults for longer than a specified number of months or be subject to other requirements. Before the lapse of a mezzanine lender's cure period, neither the master servicer nor the special servicer may foreclose on the related mortgaged property or exercise any other remedies with respect to the mortgaged property.

          While a mezzanine lender has no security interest in or rights to the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to these mortgage loans, the relative rights of the mortgagee and the related mezzanine lender are set forth in an intercreditor agreement, which generally provides that the rights of the mezzanine lender
          (including the right to payment) are subordinate to the rights of the mortgage loan lender against the mortgage loan borrower and mortgaged property. See "Description of the Mortgage Pool--Additional Loan and
          Property

                                      S-49

          Information--Other Financing" and "Annex B--Structural and Collateral
          Term Sheet--Ten Largest Mortgage Loans--Schron Industrial Portfolio,"
          "--Lynnhaven Mall," "--Maryland Multifamily Portfolio," "--1425 New
          York Avenue," "--Gateway at Lake Success" and "--Cross Point" in this prospectus supplement.

          The mezzanine debt holder with respect to any mezzanine debt and any future mezzanine debt may in the future be an affiliate of the borrower. Therefore, the interests of the mezzanine debt holder may conflict with your interests.

          The existence of mezzanine indebtedness may result in reduced cash flow to the related borrowers (after payments of debt service on the mortgage loan and the mezzanine loan), which in turn could result in the deferral of expenditures for property maintenance and/or increase the likelihood of a borrower bankruptcy. See "Risk
          Factors--Subordinate Debt Increases the Likelihood That a Borrower
          Will Default on a Mortgage Loan Underlying Your Offered Certificates"
          and "Legal Aspects of Mortgage Loans--Subordinate Financing" in the
          accompanying prospectus. In a bankruptcy proceeding, the trust would face certain limitations, and the holders of mezzanine indebtedness would likely contest any attempt to foreclose on the related property or properties. See, generally, "Risk Factors--Borrower Bankruptcy
          Proceedings Can Delay and Impair Recovery on a Mortgage Loan
          Underlying Your Offered Certificates" in the accompanying prospectus.

          In addition, the borrowers under certain mortgage loans are permitted to pledge direct interests in themselves or issue preferred equity or debt granting similar rights as preferred equity so long as confirmation has been received from each rating agency that the debt would not result in the downgrade, withdrawal or qualification of the then-current ratings of the certificates. See "Description of the
          Mortgage Pool--Additional Loan and Property Information--Other
          Financing" in this prospectus supplement.

          See "Description of the Mortgage Pool--Additional Loan and Property
          Information--Other Financing" in this prospectus supplement and "Risk
          Factors--Subordinate Debt Increases the Likelihood That a Borrower
          Will Default on a Mortgage Loan Underlying Your Offered Certificates"
          in the accompanying prospectus.

     o    The Mortgaged Properties that Secure 11 Mortgage Loans also Secure
          Another Mortgage Loan that Is Not in the Trust and the Interests of the Holders of those Other Mortgage Loans May Conflict with Your
          Interests. Eleven mortgage loans, representing 15.5% of the initial mortgage pool balance, are each part of a split loan structure, each comprised of two or more mortgage loans that are secured by a single mortgage instrument on the same mortgaged property. Each of such mortgage loans is subject to a co-lender agreement or intercreditor agreement, as applicable, which provides, among other things, that the holder of the mortgage loans that are not included in the trust
          (whether subordinate or pari passu in right of payment with the mortgage loan included in the trust) may have certain rights (i) to advise, consult or consent with the special servicer with respect to various servicing matters affecting all of the mortgage loans in the split loan structure and/or (ii) replace the special servicer with respect to the mortgage loans in the split loan structure. See
          "Description of the Mortgage Pool--Split Loan Structure" and
          "Servicing Under the Pooling and Servicing Agreement--The Directing
          Holders" in this prospectus supplement. The holders of the mortgage loans that are not included in the trust may have interests that conflict with your interests. See "--Conflicts of Interest" below.

     o    Changes in Mortgage Pool Composition Can Change the Nature of Your
          Investment. If you purchase any of the class A-2, class A-3, class
          A-4-1, class A-4-2, class A-AB, class A-5, class A-M, class A-J, class
          B, class C, class D and class E certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own any other class of offered certificates with a shorter weighted average life, such as the class A-1 certificates. This is so because the longer mortgage loans are outstanding in a mortgage pool the greater the chances are that a borrower in such mortgage pool will default or prepay a mortgage loan. Such default or prepayment will in turn increase the concentration of all other borrowers, or other loans or property characteristics and therefore a certificate with a longer weighted average life is more likely to be exposed to such increased concentrations. See "Risk Factors--Changes in Pool Composition Will
          Change the Nature of Your Investment" in the accompanying prospectus.

                                      S-50

     o    Lending on Income-Producing Real Properties Entails Environmental
          Risks. The trust could become liable for a material adverse environmental condition at any of the mortgaged properties securing the mortgage loans in the trust. Any potential environmental liability could reduce or delay payments on the offered certificates.

     With respect to each of the mortgaged properties securing mortgage loans that we intend to include in the trust, a third-party consultant conducted a
Phase I environmental site assessment or updated a previously conducted Phase I environmental site assessment. In the case of 265 mortgaged properties, securing
99.3% of the initial mortgage pool balance, all of the environmental assessments were completed during the 12-month period ending on the cut-off date. With respect to two mortgaged properties, securing 0.7% of the initial mortgage pool balance, the environmental assessments were completed during the period from 12 months to 21 months preceding the cut-off date. To the extent that any Phase I environmental site assessment recommended a Phase II environmental site assessment or other follow-up measures, such Phase II or other follow-up was or is being performed. Phase II investigation typically consists of sampling and/or testing.

     If the environmental assessments identified the presence of material amounts of asbestos-containing materials, lead-based paint and/or radon, the environmental consultant generally recommended, and the related loan documents generally required the establishment of, or there was generally implemented, an operation and maintenance plan or the implementation of a remediation program to address the issue. The presence of such materials could result in a claim for damages.

     If the environmental assessments identified potential problems at properties adjacent or otherwise near to the related mortgaged properties, the related borrower was generally required to monitor the environmental condition and/or to carry out additional testing, or obtain confirmation that a third party is the responsible party. To the extent a third party "responsible party"
was identified, generally the borrower will not be required to take any action regarding potential problems at an adjacent or nearby property.

     In other cases, the environmental testing identified problems at certain of the mortgaged properties. In these cases, unless a state funded program was identified as a source of funding for remediation costs or the related borrower received a "no further action" letter from the relevant governmental department, the related borrower was required to do one or more of the following:

     o    take remedial action if no third party was identified as being responsible for the remediation;

     o    deposit a cash reserve in an amount generally equal to 100% to 125% of the estimated cost of the remediation;

     o    monitor the environmental condition and/or carry out additional testing; and/or

     o    obtain an environmental insurance policy (which may contain specific coverage limits and deductibles and which may not be sufficient to cover all losses resulting from certain environmental conditions).

     In a few cases where a responsible party, other than the related borrower, had been identified with respect to a potential adverse environmental condition at a mortgaged property securing a mortgage loan that we intend to include in the trust, the environmental consultant did not recommend that any action be taken by the related borrower. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

     Furthermore, any particular environmental assessment may not have tested for or revealed all potentially adverse conditions and there may be material environmental liabilities of which we are not aware. For example, testing for lead-based paint, lead in drinking water and radon was done only if the originating lender determined or the environmental consultant recommended that the use, age and condition of the subject property warranted that testing. There can be no assurance that--

     o    the environmental assessments referred to above identified all material adverse environmental conditions and circumstances at the subject properties;

                                      S-51

     o    the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take;

     o    any environmental escrows that may have been established will be sufficient to cover the recommended remediation or other action; or

     o    the required environmental insurance policy will be obtained.

     Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place.
If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property.

     See "Description of the Mortgage Pool--Assessments of Property
Condition--Environmental Assessments" in this prospectus supplement and "Risk
Factors--Environmental Liabilities Will Adversely Affect the Value and Operation
of the Contaminated Property and May Deter a Lender from Foreclosing" and "Legal
Aspects of Mortgage Loans--Environmental Considerations" in the accompanying prospectus.

     The following is a list of environmental issues at certain mortgaged properties that may affect the value and operation of that property:

     o    The mortgaged property identified on Annex A to this prospectus supplement as Courtyard Marriott - Santa Rosa, CA, that is part of the
          Windsor/RECP Hotel Portfolio, representing 0.3% of the initial mortgage pool balance, has contaminated soil and groundwater from leaking underground storage tanks at the property that were used when the property was a lumber yard. $550,000 was set aside in the State of
          California Trust Fund for Underground Storage Tank Cleanup to be used for remediation. The remediation commenced in 1986 and it is anticipated it will be completed by 2007.

     o    The mortgaged property identified on Annex A to this prospectus supplement as Friendly Village Mobile Home, representing 0.2% of the initial mortgage pool balance, was built on a landfill. The sponsor obtained a seven-year environmental insurance policy from American
          International Specialty Lines Insurance Company (rated "AA+" by S&P)
          with $2,000,000 of coverage for on-site clean-up of pre-existing and new conditions, losses due to groundwater contamination and certain third party claims for bodily injury. In addition, as landfills may be subject to the build-up of methane gas, vents throughout the property allow for the release of methane. These vents are monitored by the county department of health on a quarterly basis. The borrower is not responsible for these monitoring costs.

     o    With respect to the mortgaged property identified on Annex A to this prospectus supplement as Jefferson City Capitol Plaza that is part of the JQH Hotel Portfolio B, representing approximately 0.2% of the initial pool balance, the Phase I assessment recommended that a Phase
          II assessment be performed to determine if an underground storage tank that remains in place has impacted the property. The Phase II assessment has not yet been completed. The estimated costs of remediation, if necessary, range from $20,000 to $150,000 and the cost of removing the tank are estimated at between $10,000 and $15,000. See
          "Annex B--Structural and Collateral Term Sheet--Ten Largest Mortgage
          Loans--JQH Hotel Portfolio B."

     o    With respect to the mortgage loan identified on Annex A to this prospectus supplement as Shaw's Plaza, representing approximately 0.2%
          of the initial pool balance, groundwater contamination was discovered at the mortgage property in 1986 consisting of volatile compounds and acetone associated with discharge from a dry cleaning facility which was located on the mortgaged property from the early 1970s to the late
          1980s. A groundwater pump and remediation system has been in operation at the mortgaged property since 1992. According to the Phase I environmental assessment prepared with respect to the mortgaged property in connection with the closing of the Shaw's Plaza loan, such groundwater pump has stabilized the plume. The borrower is required under the loan documents upon the reasonable request of lender to apply for a Permanent Remedial Action Outcome from the Massachusetts
          Department of Environmental Protection.

                                      S-52

     Property Inspectors May Not Adequately Identify Property Conditions and
Such Conditions Could Result in Loss to Certificateholders. In connection with the origination of each mortgage loan, engineering firms inspected each mortgaged property securing all of the mortgage loans that we intend to include in the trust, to assess--

     o    the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

     o    the general condition of the site, buildings and other improvements located at each mortgaged property.

     Except in the case of two mortgaged properties, representing approximately
0.7% of the initial mortgage pool balance, the mortgaged properties were inspected during the 12-month period preceding the cut-off date. In addition, with respect to the mortgaged property identified as Centra Point Building 8 on
Annex A to this prospectus supplement, which is a part of the Centra Portfolio mortgage loan, which property currently has no allocated loan amount, the mortgaged property is under construction and has not been inspected by an engineering firm. See "--Additional Loan and Property Information--Other
Financing" below.

     In some cases, the inspections identified conditions requiring escrows to be established for repairs or replacements estimated to cost in excess of
$100,000. In those cases, the related originator generally required the related borrower to fund reserves, obtain a guaranty from the parent or sponsor or deliver letters of credit or other instruments, to cover these costs.

     There can be no assurance that the above-referenced inspections identified all risks related to property conditions at the mortgaged properties securing the mortgage loans or that adverse property conditions, including deferred maintenance and waste, have not developed at any of the mortgaged properties since that inspection.

     Limitations Related to Multi-Property Mortgage Loans. The mortgage pool will include mortgage loans that are secured by multiple mortgaged properties, as identified in Annex A to this prospectus supplement. The purpose of securing any particular mortgage loan with multiple properties is to reduce the risk of default or ultimate loss on such mortgage loan or mortgage loans as a result of an inability of any particular mortgaged property to generate sufficient net operating income to pay debt service. However, some of these mortgage loans may permit--

     o    the release of one or more of the mortgaged properties from the related mortgage lien, and/or

     o    a full or partial termination of the applicable
          cross-collateralization,

in each case, upon the satisfaction of the conditions described under
"Description of the Mortgage Pool--Terms and Conditions of the Trust Mortgage
Loans" and "--Multi-Property Mortgage Loans and Mortgage Loans with Affiliated
Borrowers" in this prospectus supplement.

     When multiple properties secure an individual mortgage loan, the amount of the mortgage encumbering any particular one of those mortgaged properties may be less than the full amount of that individual mortgage loan, generally to avoid recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the mortgaged property will be available to offset declines in value of the other properties securing the same mortgage loan.

     Nine multi-property mortgage loans identified on Annex A to this prospectus supplement as Schron Industrial Portfolio, JQH Hotel Portfolio A, JQH Hotel
Portfolio B, Shaner Hotel Portfolio, Jelms Hotel Portfolio, Pierce Plaza and
Charleston Buffalo Plaza, Chartwell II, TBC Corp. and Town Center, representing
18.2% of the initial mortgage pool balance, are secured by mortgaged properties located in two or more states. Upon a default under these mortgage loans, it may not be possible to foreclose on the related mortgaged properties simultaneously because foreclosure actions are brought in state or local court and the courts of one state cannot exercise jurisdiction over property in another state.

     Limited Information Causes Uncertainty. Some of the mortgage loans that we intend to include in the trust are loans that were made to enable the related borrower to acquire the related mortgaged property. Accordingly, for certain of these loans limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those properties.

                                      S-53

     No Reunderwriting of the Mortgage Loans. We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, the applicable mortgage loan seller's obligation to repurchase or cure a mortgage loan or substitute a mortgaged property with respect to a mortgage loan secured by a portfolio of mortgaged properties in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan or substitute a mortgaged property if a representation or warranty has been breached. See "Description of the Mortgage Pool--Representations and Warranties"
and "--Cures and Repurchases" in this prospectus supplement.

     Tax Considerations Related to Foreclosure. If the trust were to acquire an underlying real property through foreclosure or similar action, the special servicer may be required to retain an independent contractor to operate and manage the property. Any net income from that operation and management, other than qualifying rents from real property within the meaning of section 856(d) of the Internal Revenue Code of 1986, as amended, as well as any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject REMIC I to federal, and possibly state or local, tax as described under
"Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other
Taxes" in the accompanying prospectus. The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality properties. Those taxes, and the cost of retaining an independent contractor, would reduce net proceeds available for distribution with respect to the series 2005-GG5 certificates. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution with respect to the series 2005-GG5 certificates.

     Tax Considerations Relating to Property in Guam. The mortgage loan identified as Guam Shopping Center on Annex A to this prospectus supplement, representing approximately 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date is secured by a mortgaged property located in the Territory of Guam. With respect to any withholding or other taxes imposed by the Territory of Guam, whether by change of law or otherwise, the loan documents require the related borrower to "gross up" payments due under the loan so that the lender receives payments at a net rate equal to the loan rate of such loan. Any such gross up would result in the borrower being required to make additional payments to the lender; in this event, the borrower may not have sufficient cash flow from the related mortgaged property to pay all amounts required to be paid on the loan, including such gross up payments.

     If the trust fund were to acquire any mortgaged properties located in the
Territory of Guam through foreclosure or similar action, the trust fund could be treated as engaged in a trade or business in the Territory of Guam and could be subject to tax on its net income earned from sources located in the Territory of
Guam and/or withholding taxes. This would reduce any net rental income derived from that mortgaged property. In addition, taxes, if applicable and imposed by the Territory of Guam, could reduce or delay the receipt of proceeds from the sale or other disposition of that mortgaged property. Any such reduction or delay could adversely affect the cash proceeds from the rental or liquidation of that mortgaged property available for distribution to the certificates.

     Prior Bankruptcies. We are aware that, in the case of the mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as Pierce Plaza and Charleston Buffalo Plaza and The Pointe
Office/Retail Buildings, which mortgage loans represent 0.4% of the initial mortgage pool balance, a principal or affiliate of the related borrower emerged from bankruptcy less than 10 years ago.

     In addition, in the case of the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Shoppes at
Plainview, representing 0.2% of the initial mortgage pool balance, one of the principals of the related borrower is a partner in an entity that defaulted on another mortgage loan. The related mortgaged property on that other mortgage loan was leased to Kmart, who rejected that lease while in bankruptcy. An agreement has been signed with the lender on the other mortgage loan to pay off that note.

                                      S-54

     We are not aware of any other mortgage loans that we intend to include in the trust as to which a direct principal of the related borrower was a party to a bankruptcy proceeding. However, there can be no assurance that principals or affiliates of other borrowers have not been a party to bankruptcy proceedings.
See "Risk Factors--Borrower Bankruptcy Proceedings Can Delay and Impair Recovery
on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus. In addition, certain tenants at some of the mortgaged properties may have been, may currently be or in the future may become a party to a bankruptcy proceeding, as discussed above under "--68.3% of the Initial Mortgage Pool
Balance Will Be Secured by Mortgage Liens on Retail or Office Properties."

     Litigation and Other Matters Affecting the Mortgaged Properties or
Borrowers. There may be pending or threatened legal proceedings against the borrowers and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. Any such litigation may materially impair distributions to certificateholders if borrowers must use property income to pay judgments or litigation costs. We cannot assure you that any litigation will not have a material adverse effect on your investment.

     Impact Of Current Events On Financial Markets. The impact of recent domestic and international events involving the United States, such as
Hurricanes Katrina, Rita and Wilma, the war in Iraq and terrorist attacks, is uncertain. These events could lead to general economic downturn, including a reduction in travel and personal spending, increased oil prices, loss of jobs and an overall weakened investor confidence. Among other things, reduced investor confidence may result in substantial volatility in securities markets and a decline in real estate-related investments.

     Furthermore, it is uncertain what effects the recent hurricanes or future terrorist activities and/or any consequent actions on the part of the United
States Government and others, including military action, will have on: (a) U.S.
and world financial markets; (b) local, regional and national economies; (c)
real estate markets across the U.S.; (d) particular business segments, including those that are important to the performance of the mortgaged properties that secure the mortgage loans included in the trust; and/or (e) insurance costs and the availability of insurance coverage for hurricane related losses and terrorist acts.

     As a result of the foregoing, defaults on commercial real estate loans could increase, and, regardless of the performance of the underlying mortgage loans, the liquidity and market value of the offered certificates may be impaired. See "Risk Factors--Lack of Liquidity Will Impair Your Ability to Sell
Your Offered Certificates and May Have an Adverse Effect on the Market Value of
Your Offered Certificates," "--The Market Value of Your Certificates May Be
Adversely Affected by Factors Unrelated to the Performance of Your Offered
Certificates and the Underlying Mortgage Assets, such as Fluctuations in
Interest Rates and the Supply and Demand of CMBS Generally" and "--Repayment of
a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value
of the Underlying Real Property, Which May Decline Over Time, and the Related
Borrower's Ability to Refinance the Property, of Which There Is No Assurance" in
the accompanying prospectus.

CONFLICTS OF INTEREST

     General. The potential for various conflicts of interest exists with respect to the offered certificates, including conflicts of interest among certain of the borrowers, the holders of the loans in a split loan structure, the property or asset managers, the depositor, Goldman, Sachs & Co. and
Greenwich Capital Markets, Inc., in their capacity as co-lead underwriters, and the master servicer and special servicer, who may purchase some of the non-offered certificates.

     Conflicts of Interest May Arise Between the Trust and the Mortgage Loan
Sellers or their Affiliates that Engage in the Acquisition, Development,
Operation, Financing and Disposition of Real Estate. Conflicts may arise because the mortgage loan sellers or their affiliates intend to continue to actively acquire, develop, operate, finance or dispose of real estate-related assets in the ordinary course of their business. During the course of their business activities, those affiliates may acquire or sell properties, or finance mortgage loans secured by properties, including the mortgaged properties or properties that are in the same markets as the mortgaged properties. In such case, the interests of those affiliates may differ from, and compete with, the interests of the trust, and decisions made with respect to those assets may adversely affect the value of the mortgaged properties and therefore the amount and, particularly in the case of a refinancing or sale of a mortgaged property, timing of distributions with respect to the offered certificates.

                                      S-55

     Conflicts of Interest May Arise in Connection with the Servicing of the
Non-Serviced Mortgage Loans. Each of the mortgage loans secured by the related mortgaged properties identified on Annex A to this prospectus supplement as
Wells Fargo Center and San Francisco Centre are pari passu with one or more companion loans that are not assets of the trust. The Wells Fargo Center and San
Francisco Centre mortgage loans will be serviced under a pooling and servicing agreement separate from the pooling and servicing agreement under which the series 2005-GG5 certificates are issued. The master servicer and the special servicer that are parties to those pooling and servicing agreements will service those mortgage loans according to the servicing standards provided for in the related separate pooling and servicing agreement. As a result, you will have less control over the servicing of these mortgage loans than you would if they were being serviced by the master servicer and the special server under the pooling and servicing agreement for this transaction. See "Servicing Under the
Pooling and Servicing Agreement--Servicing of the Non-Serviced Loan Groups" in
this prospectus supplement.

     Holders of certain interests in the non-serviced loan groups will have certain rights to remove the special servicer under the controlling pooling and servicing agreement and appoint a successor special servicer with respect to such mortgage loans. The parties with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of series 2005-GG5 certificates. In addition, they do not have any duties to the holders of any class of certificates, and may act solely in their own interests, without any liability to any certificateholders. No certificateholder may take any action against the majority certificateholder of the controlling class, the holders of companion loans or any other parties for having acted solely in their respective interests. See "Description of the
Mortgage Pool--Split Loan Structure" in this prospectus supplement.

     With respect to the non-serviced loan groups, holders of pari passu companion loans and the related controlling class of certificateholders of any trust or operating advisors appointed by them may have certain rights to direct or advise the special servicer with respect to certain servicing matters. The interests of any of these holders or controlling class of certificateholders or operating advisors may also conflict with those of the holders of the controlling class or the interests of the holders of the offered certificates.
As a result, approvals to proposed servicer actions may not be granted in all instances thereby potentially adversely affecting some or all of the classes of offered certificates. No certificateholder may take any action against any of the parties with these approval or consent rights for having acted solely in their respective interests. See "Description of the Mortgage Pool--Split Loan
Structure" in this prospectus supplement.

     The 2005-GG4 special servicer may be removed as special servicer for the
Wells Fargo Center loan group at any time, by the controlling class of the
2005-GG4 trust who will appoint a replacement special servicer, subject to rating agency confirmation that such appointment would not result in the downgrade, withdrawal or qualification of the then current ratings of the series
2005-GG4 certificates and series 2005-GG5 certificates.

     The 2005-C20 special servicer may be removed as special servicer for the
San Francisco Centre loan group at any time, by the majority holder of the controlling class of this trust (after consultation with the controlling holder of the 2005-C20 trust) who will appoint a replacement special servicer, subject to rating agency confirmation that such appointment would not result in the downgrade, withdrawal or qualification of the then current ratings of the
2005-GG5 certificates and any certificates issued in any securitization containing a portion of the San Francisco Centre loan group.

     The Special Servicer May Experience a Conflict of Interest in Owning
Certain Classes of Non-Offered Certificates. The holder of certain of the non-offered certificates has the right to remove the special servicer and appoint a successor, which may be an affiliate of such holder, and also has the right to direct or advise the special servicer with respect to various servicing matters. It is anticipated that the special servicer or an affiliate thereof will be the holder of such non-offered certificates. However, the pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standards without regard to ownership of any certificate by a servicer or any of their affiliates. See
"Servicing Under the Pooling and Servicing Agreement--General" in this prospectus supplement.

     Conflicts Between the Directing Holder and Other Certificateholders. With
respect to each mortgage loan, the directing holder will be one of (i) the holder of certificates representing a majority interest in a designated controlling class of the series 2005-GG5 certificates, (ii) the holder of the applicable subordinate non-trust mortgage loan or (iii) the holder of one or more pari passu mortgage loans (or if such pari passu mortgage loans are assets in a securitization, the holder of certificates representing a majority interest in a designated controlling class of such

                                      S-56

securitization). See "Description of the Pooling and Servicing Agreement--The
Directing Holders." The directing holder will generally have the right, subject to certain limitations described in this prospectus supplement, to direct certain actions of the special servicer with respect to the mortgage loans. In addition, the special servicer generally may be removed and replaced by the directing holder, although in some cases the special servicer may only be removed for cause. See "Servicing Under the Pooling and Servicing
Agreement--Replacement of the Special Servicer" in this prospectus supplement.
The directing holder may have interests that differ from those of the holders of the series 2005-GG5 certificates (if the directing holder is a holder of a companion loan) or from the holders of other classes of the series 2005-GG5 certificates (if the directing holder is the majority holder of the controlling class) and as a result may direct the special servicer to take actions that conflict with the interest of certain classes of the offered certificates. The directing holder will have no duty or liability to any other certificateholder.

     Property Managers and Borrowers May Each Experience Conflicts of Interest
in Managing Multiple Properties. In the case of many of the mortgage loans that we intend to include in the trust fund, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related mortgaged properties because:

     o    A substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

     o    the property managers also may manage additional properties, including properties that may compete with those mortgaged properties; or

     o    affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those mortgaged properties.

     Conflicts Where a Borrower or its Affiliate is a Tenant at the Mortgaged
Property. With respect to mortgage loans where the borrower or an affiliate is a tenant at the mortgaged property, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. There can be no assurance that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. In some cases this affiliated tenant is physically occupying space related to its business; in other cases, the affiliated tenant is a tenant under a master lease with the borrower, under which the borrower tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. These master leases are typically used to bring occupancy to a "stabilized" level but may not provide additional economic support for the mortgage loan. There can be no assurance the space "leased" by this borrower affiliate will eventually be occupied by third party tenants. In the case of the borrower under the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as 729 Seventh Avenue, the borrower is affiliated with the tenant currently leasing 100% of the net rentable area at the mortgaged property pursuant to a master lease. Currently, the borrower affiliate has subleased a portion of this space to unaffiliated tenants. There can be no assurance that these subleases will remain in place or that the unoccupied space will be occupied by third party tenants.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement, including in Annexes A and B to this prospectus supplement. Each of those capitalized terms will have the meaning assigned to it in the glossary attached to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus includes the words "expects," "intends," "anticipates," "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics,

                                      S-57

changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated
on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     We intend to include the 173 mortgage loans identified on Annex A to this prospectus supplement in the trust. The mortgage loans will have an Initial
Mortgage Pool Balance as of the cut-off date of $4,295,149,368. However, the actual initial mortgage loan balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the Mortgage Pool or any other mortgage loans are added to the Mortgage Pool. See "--Changes In
Mortgage Pool Characteristics" below.

     Eleven of the mortgage loans, representing 15.5% of the Initial Mortgage
Pool Balance, are each part of a split loan structure, comprised of two or more mortgage loans that are secured by a single mortgage instrument on the same mortgaged property. See "--Split Loan Structure" below.

     The Initial Mortgage Pool Balance will equal the total cut-off date principal balance of all the underlying mortgage loans. The cut-off date principal balance of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust is shown on Annex A to this prospectus supplement. Those cut-off date principal balances range from
$1,495,461 to $320,000,000, and the average of those cut-off date principal balances is $24,827,453.

     Of the mortgage loans to be included in the trust:

     o    Ninety-two mortgage loans (the "GCFP LOANS"), representing approximately 49.7% of the Initial Mortgage Pool Balance, were originated or acquired by Greenwich Capital Financial Products, Inc.
          ("GCFP");

     o    Eighty mortgage loans (the "ARCHON LOANS") (not including the Jointly
          Sold Loan), representing approximately 44.5% of the Initial Mortgage
          Pool Balance, were originated by Archon Financial, L.P. ("ARCHON")
          (which includes the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as San Francisco
          Centre which Archon jointly originated with Wachovia Bank, National
          Association); and

     o    One mortgage loan (the "JOINTLY SOLD LOAN"), representing
          approximately 5.8% of the Initial Mortgage Pool Balance, was originated jointly by Archon and Commerzbank AG, New York Branch
          ("COMMERZBANK").

     The Archon Loans were originated for sale to, and acquired by, Goldman
Sachs Mortgage Company ("GSMC"). We will acquire the mortgage loans from GCFP,
GSMC and Commerzbank (collectively, the "MORTGAGE LOAN SELLERS") on or about
November 3, 2005. We will cause the mortgage loans that we intend to include in the trust to be assigned to the trustee pursuant to the pooling and servicing agreement.

     Each of the mortgage loans that we intend to include in the trust is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by a promissory note and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily properties. That mortgage lien will, in all cases (other than as described in the next sentence), be a first priority lien, subject only to Permitted Encumbrances. With respect to one mortgaged property securing the Centra Portfolio Loan Group, the mortgage lien will be a second priority lien as described below under "--Additional Loan and
Property Information--Other Financing" in this prospectus supplement.

                                      S-58

     You should consider each of the mortgage loans that we intend to include in the trust to be a nonrecourse obligation of the related borrower. You should anticipate that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged property or properties for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the mortgage loans will be insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer, any
Mortgage Loan Seller or any other party.

     We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust. When reviewing this information, please note that--

     o    All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

     o    All weighted average information provided with respect to the mortgage loans reflects a weighting by their respective cut-off date principal balances. We will transfer the cut-off date principal balance for each of the mortgage loans to the trust. We show the cut-off date principal balance for each of the mortgage loans on Annex A to this prospectus supplement.

     o    If any mortgage loan is secured by multiple mortgaged properties located in more than one state, a portion of the principal balance of that mortgage loan has been allocated to each of those properties.

     o    When information with respect to mortgaged properties is expressed as a percentage of the Initial Mortgage Pool Balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans included in the trust or the portions of those balances allocated to such properties. We show the allocated loan amount for each individual mortgaged property securing a multi-property mortgage loan on Annex A to this prospectus supplement.

     o    Certain of the mortgage loans included in the trust are secured by properties that also secure another mortgage loan that is not included in the trust, which mortgage loan may be subordinated to or pari passu in right to payment with the mortgage loan included in the trust. See
          "Description of the Mortgage Pool--Split Loan Structure" and
          "--Additional Loan and Property Information--Other Financing" in this prospectus supplement.

     o    The Initial Mortgage Pool Balance, and all other financial and statistical information provided in this prospectus supplement, unless indicated otherwise, is based on the cut-off date principal balances of the mortgage loans and excludes any subordinate or pari passu mortgage loans.

     o    With respect to the mortgage loans that are part of a Loan Group, the underwritten debt-service-coverage ratio was calculated based on the monthly debt service payment due in respect of the mortgage loan included in the trust fund plus the non-trust pari passu mortgage loan(s) in that Loan Group, if any, without regard to the monthly debt service that is due in connection with any subordinate mortgage loan in that Loan Group.

     o    With respect to the mortgage loans that are part of a Loan Group, the cut-off date principal balance used in the calculation of Cut-Off Date
          Loan-to-Appraised Value ratio includes the cut-off date principal balance of the mortgage loan that has been included in the trust plus any related non-trust pari passu mortgage loan, but excludes the principal balance of any subordinate mortgage loan in that Loan Group.

     o    Statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the Mortgage Pool prior to that date.

MULTI-PROPERTY MORTGAGE LOANS

     The Mortgage Pool will include 16 mortgage loans, representing 27.2% of the
Initial Mortgage Pool Balance, that are, in each case, individually secured by two or more real properties. In certain cases, in order to minimize the amount of mortgage recording tax due in connection with the transaction, the amount of the mortgage lien

                                      S-59

encumbering any particular one of those properties may be less than the full amount of the related mortgage loan. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

MORTGAGE LOANS WITH AFFILIATED BORROWERS

     The mortgage pool includes four separate groups of mortgaged real properties (with a combined Initial Mortgage Pool Balance of at least 1.0%) that are under common ownership and/or control and that secure two or more mortgage loans that are not cross-collateralized, as identified in the following table:

                                                   NUMBER OF     COMBINED % OF INITIAL
               MORTGAGE LOANS                   MORTGAGE LOANS   MORTGAGE POOL BALANCE
---------------------------------------------   --------------   ---------------------

JQH Hotel Portfolio A, JQH Hotel Portfolio B           2                  7.1%
Concord & Foulkstone, BPG - Dulles North               2                  2.8%
Shaner Hotel Portfolio, Jelms Hotel Portfolio          2                  2.6%
San Vicente Office, 9350 Wilshire Boulevard            2                  1.2%

TERMS AND CONDITIONS OF THE TRUST MORTGAGE LOANS

     Due Dates. The following chart identifies the days on which scheduled debt service payments are due with respect to the mortgage loans we intend to include in the trust, subject, in some cases, to a next business day convention:

                                                        % OF INITIAL MORTGAGE
DUE DATE   GRACE PERIOD(1)   NUMBER OF MORTGAGE LOANS        POOL BALANCE
--------   ---------------   ------------------------   ---------------------
    1             0                       1                       0.2%
    1             5                      13                       5.7%
    6             0                     158                      88.3%
    6             3                       1                       5.8%

----------
(1)  As used in this prospectus supplement, "grace period" is the number of days before a payment default is an event of default under the mortgage loan.
     See Annex A to this prospectus supplement for information on the number of days before late payment charges are due under each mortgage loan.

     Mortgage Rates; Calculations of Interest. Each of the mortgage loans that we intend to include in the trust bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity.

     The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust is shown on Annex A to this prospectus supplement. As of the cut-off date, the mortgage interest rates for the mortgage loans included in the trust ranged from 4.73% per annum to 6.98% per annum, and the weighted average of those mortgage interest rates was 5.40% per annum.

     None of the mortgage loans that we intend to include in the trust provides for negative amortization or for the deferral of interest.

     All of the mortgage loans included in the trust, except for the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Imperial Valley will accrue interest on the basis of the actual number of days elapsed during each one-month accrual period in a year of 360 days. The Imperial Valley loan provides for interest to accrue based on a 30-day month and a 360-day year.

     Balloon Loans. One hundred seventy-two of the mortgage loans, representing
99.8% of the Initial Mortgage Pool Balance, are each characterized by:

     o    an amortization schedule that is significantly longer than the actual term of the mortgage loan, and

     o    a substantial balloon payment being due with respect to the mortgage loan on its stated maturity date.

                                      S-60

     Ninety-three of the mortgage loans, representing 48.4% of the Initial
Mortgage Pool Balance, are interest-only loans for a certain period, then amortizing.

     Twenty of the mortgage loans, representing 30.5% of the Initial Mortgage
Pool Balance, are interest-only loans that provide for a balloon payment being due on their respective stated maturity dates.

     Fifty-nine of the mortgage loans, representing 20.9% of the Initial
Mortgage Pool Balance, are amortizing loans that provide for a balloon payment being due on their respective stated maturity dates.

     One of the mortgage loans, representing 0.2% of the Initial Mortgage Pool
Balance, is fully amortizing.

     Amortization of Principal. The table below shows, in months, the original and, as of the cut-off date, the remaining amortization schedules and terms to maturity for the mortgage loans that we expect to back the offered certificates.

                                             POOLED
                                         MORTGAGE LOANS
                                         --------------
ORIGINAL TERM TO MATURITY (MOS.)(1)
Maximum...............................         156
Minimum...............................          60
Weighted Average......................         104

REMAINING TERM TO MATURITY (MOS.)(1)
Maximum...............................         153
Minimum...............................          53
Weighted Average......................         101

ORIGINAL AMORTIZATION TERM (MOS.) (2)
Maximum...............................         730
Minimum...............................         156
Weighted Average......................         355

REMAINING AMORTIZATION TERM (MOS.) (2)
Maximum...............................         726
Minimum...............................         153
Weighted Average......................         354

----------
(1)  With respect to the mortgage loan secured by the property identified on
     Annex A to this prospectus supplement as Kalani Industrial, representing
     0.2% of the Initial Mortgage Pool Balance, the related borrower has the option to pay the mortgage loan in full with an exit fee on its initial maturity date. If the mortgage loan is not paid in full on that date, the mortgage loan will be due and payable on its final maturity date without an exit fee. For purposes of the amortization and maturity date statistics in this prospectus supplement, we have assumed the mortgage loan term through the final maturity date.

(2)  Calculation excludes interest-only loans.

     Ninety-three mortgage loans, representing 48.4% of the Initial Mortgage
Pool Balance, require that payments of interest-only be made during a 5-month to
84-month period following origination of such mortgage loans. Accordingly, with respect to the calculation of original and remaining amortization terms in the table above, such mortgage loans are assumed to have amortizations terms ranging from 300 months to 360-months.

     Some of the mortgage loans included in the trust provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

     The mortgage loan secured by the mortgaged properties identified on Annex A to this prospectus supplement as Schron Industrial Portfolio and Sunset Ridge
Apartments amortize on custom amortization schedules. See "Annex A-2--Schron
Industrial Portfolio Amortization Schedule," and "Annex A-3--Sunset Ridge
Apartments Amortization Schedule" in this prospectus supplement.

                                      S-61

     Prepayment Provisions. All of the mortgage loans provide for a prepayment lock-out period, during which voluntary principal prepayments are prohibited, followed by one of the following:

     o    a defeasance period, during which voluntary principal prepayments are still prohibited, but the related borrower may obtain a release of the related mortgaged property through defeasance,

     o    a yield maintenance or prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of an amount equal to the greater of the prepayment premium specified in the related loan documents and the yield maintenance premium specified in the related loan documents,

     o    a defeasance period commencing on the second anniversary of the Issue
          Date and after November 6, 2008, permits prepayment with a prepayment premium equal to 2% from November 6, 2008 through May 6, 2009, 1% from
          May 7, 2009 until February 6, 2010, or

     o    a yield maintenance or prepayment consideration period during which the borrower is required to pay the greater of 1% or yield maintenance, and commencing August 6, 2009, a period during which a prepayment premium of 0.55% is required.

     The following chart sets forth the number of mortgage loans that we intend to include in the trust fund that have each of the defeasance or prepayment provisions described above.

                              DEFEASANCE/PREPAYMENT

                                                             % OF INITIAL
                                               NUMBER OF     MORTGAGE POOL
                                            MORTGAGE LOANS      BALANCE
                                            --------------   -------------
Defeasance...............................         159             96.0%
Greater of 1% and Yield Maintenance(1)...          13              3.8%
Defeasance or Prepayment Premium(2)......           1              0.2%

----------
(1)  Includes the mortgage loan secured by the mortgaged property identified on
     Annex A to this prospectus supplement as Mountaingate Plaza, representing
     0.7% of the Initial Mortgage Pool Balance, which provides that the borrower pay the greater of 1% and yield maintenance charge until August 6, 2009 and until and including the payment date in March 2010, a flat fee equal to
     0.55% of the outstanding principal amount being prepaid.

(2)  The mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Breakers II, provides for defeasance commencing on the second anniversary of the Issue Date for the series
     2005-GG5 certificates and then also permits (i) from November 6, 2008 through May 6, 2009, prepayment with a prepayment premium equal to 2% and
     (ii) from May 7, 2009 through February 6, 2010, prepayment with a prepayment premium equal to 1%.

     With respect to the mortgage loans that are in a prepayment lock-out period--

     o    the maximum remaining prepayment lock-out period as of the cut-off date is 149 months;

     o    the minimum remaining prepayment lock-out period as of the cut-off date is 21 months; and

     o    the weighted average remaining prepayment lock-out period as of the cut-off date is 95 months.

     Notwithstanding otherwise applicable lock-out periods, partial prepayments of some of the mortgage loans may occur under the circumstances described under
"--Other Prepayment Provisions" below.

     The prepayment terms of each of the mortgage loans that we intend to include in the trust are more particularly described in Annex A to this prospectus supplement.

     Prepayment premiums and yield maintenance charges received on the mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the persons, in the amounts and in accordance with the priorities described under "Description of the Offered
Certificates--Payments--Payments of Prepayment Premiums and Yield Maintenance
Charges" in this prospectus supplement. See "Risk Factors--Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as
Being

                                      S-62

Unenforceable--Prepayment Premiums, Fees and Charges" and "Legal Aspects of
Mortgage Loans--Default Interest and Limitations on Prepayments" in the
accompanying prospectus.

     Open Prepayment Periods. All of the mortgage loans that we intend to include in the trust provide for an open prepayment period that generally begins not more than six months prior to stated maturity, although certain mortgage loans secured by multiple properties may permit prepayment in part during the applicable open period based on the allocated loan amount for such parcel and contain restrictions on any partial prepayment (including, for example, satisfaction of a DSCR test).

     Other Prepayment Provisions. Generally, the mortgage loans that we intend to include in the trust provide that condemnation proceeds and insurance proceeds may be applied to reduce the mortgage loan's principal balance, to the extent such funds will not be used to repair the improvements on the mortgaged property or given to the related borrower, in many or all cases without prepayment consideration. In addition, some of the mortgage loans that we intend to include in the trust may also in certain cases permit, in connection with the lender's application of insurance or condemnation proceeds to a partial prepayment of the related mortgage loan, the related borrower to prepay the entire remaining principal balance of the mortgage loan, in many or all cases without prepayment consideration.

     Investors should not expect any prepayment consideration to be paid in connection with any partial or full prepayment described in the prior paragraph.

     With respect to the mortgage loans secured by the mortgaged properties listed below (the "EARNOUT LOANS"), the amounts specified in the table below were funded into earnout reserves, pending satisfaction of certain conditions, including without limitation, achievement of certain debt-service-coverage ratios, loan to value ratios, occupancy or other tests. If these tests are met by the borrower by a specified date, these amounts will be released to the borrower. If these tests are not met by the specified target date, these earnout amounts will be used by the related master servicer to prepay the related
Earnout Loan. If these earnout amounts are used to prepay the related Earnout
Loan, the related master servicer will reduce the monthly debt service payments accordingly to account for the new outstanding Earnout Loan balance. The DSCRs and LTVs shown in this prospectus supplement and in Annex A were calculated based on the principal balance of the Earnout Loans net of the related earnout amount or a portion thereof which may be applied to prepay the Earnout Loans. In addition, the LTVs at maturity for the Earnout Loans shown in this prospectus supplement and in the foldout pages on Annex A were calculated based on the as-stabilized appraised values and under the assumption that the performance conditions were satisfied and the earnout amounts were released to the related borrower. The amounts beneath the captions "Full Loan Amount LTV" and "Full Loan
Amount DSCR" are calculated based on the principal balance of those Earnout
Loans including the related earnout amount. The following table sets forth certain information regarding the Earnout Loans for which the master servicer will be required to use such earnout amount to prepay the related Earnout Loan.
For each of the Earnout Loans, the earliest date, if any, on which any amounts may be so applied is set forth beneath the caption "Earliest Defeasance or
Prepay Date."

                                                         % OF     FULL             FULL    NET OF   EARLIEST             IF PREPAY,
                                                        INITIAL   LOAN    NET OF   LOAN   EARNOUT  DEFEASANCE               YIELD
                                 EARNOUT     EARNOUT   MORTGAGE  AMOUNT  EARNOUT  AMOUNT    NCF     OR PREPAY  DEFEASE/    MAINT.
        MORTGAGE LOAN            AMOUNT      RESERVE     POOL      LTV     LTV     DSCR     DSCR      DATE      PREPAY   APPLICABLE
-----------------------------  ----------  ----------  --------  ------  -------  ------  -------  ----------  --------  ----------

Willowbrook Portfolio........  $1,000,000  $1,100,000    0.4%     77.0%   72.2%    1.34x   1.42x     9/1/2007   Prepay       Yes
Williamsburg Downs...........    $595,000  $  654,500    0.2%     76.4%   72.0%    1.20x   1.27x    10/6/2007   Prepay       Yes
Grand Plaza..................    $515,909  $  567,500    0.2%     76.2%   72.2%    1.22x   1.29x    10/1/2007   Prepay       Yes
The Pointe Office/Retail
   Buildings.................  $  288,000  $  316,800    0.2%     83.5%   80.0%    1.25x   1.30x     2/1/2007   Prepay       Yes
Martin Plaza Shopping
   Center....................  $  250,000  $  275,000    0.1%     33.7%   32.1%    1.40x   1.48x    10/6/2006   Prepay       Yes
Addison Village..............  $   90,000  $   99,000    0.1%     80.0%   77.1%    1.24x   1.29x    10/1/2006   Prepay       Yes

     With respect to certain mortgage loans (other than the Earnout Loans), certain amounts were escrowed at closing, which amounts may be released to the related borrower upon the satisfaction of certain conditions specified in the related mortgage loan documents. In the event such conditions are not satisfied, the related loan documents provide that the lender may hold the escrowed funds as additional collateral for the related mortgage loan or, after expiration of the related defeasance lockout period, use such amounts to partially defease the related mortgage loan. In addition, with respect to certain other mortgage loans with a performance related escrow or reserve, in the event such performance condition is not satisfied, the related loan documents may provide the master servicer with the option to hold such escrow amounts as additional collateral or use such amounts to partially prepay the mortgage loan. The master servicer may determine, based on the servicing standard, that such amounts should be used to reduce the principal balance of the related mortgage loan. Unless otherwise indicated in this prospectus supplement

                                      S-63

or Annex A to this prospectus supplement, all calculations with respect to the mortgage loans with reserves that are not Earnout Loans treat any reserves as fully disbursed.

     Release Provisions. Eleven multi-property mortgage loans, representing
15.5% of the Initial Mortgage Pool Balance, permit the borrower to obtain a release of one or more of its properties from the lien of the mortgage in connection with a partial defeasance following the expiration of the Defeasance
Lock-Out Period, subject to the satisfaction of certain conditions, including:
(i) the deposit of Government Securities in an amount generally equal to at least 115% of the allocated loan amount of the property or properties to be released (exceptions are listed below), (ii) in some cases, satisfaction of certain debt-service-coverage ratio tests and (iii) no event of default. In some cases, the loan documents require that the Government Securities be in an amount equal to the greater of (i) the sale or refinancing proceeds and (ii) the specified percentage of the allocated loan amount for such mortgaged property.
The following multi-property mortgage loans permit partial defeasance with a release price in an amount less than 115% of the allocated loan amount for the mortgaged property to be released:

     o    With respect to the mortgage loan secured by the mortgaged properties identified on Annex A to this prospectus supplement as Maryland
          Multifamily Portfolio, representing 4.7% if the Initial Mortgage Pool
          Balance, the borrower may cause the partial defeasance of a portion of the mortgaged property known as Commons at White Marsh, which portion has an allocated loan amount equal to $45,100,000, at a release price equal to 100% of this allocated loan amount. The remaining portion of this mortgaged property, as well as the other mortgaged properties that secure this mortgage loan may be partially defeased at a release price equal to 120% of the allocated loan amount. See "Annex
          B-Structural and Collateral Term Sheet-Ten Largest Mortgage
          Loans--Maryland Multifamily Portfolio."

     o    With respect to the two mortgage loans (each secured by eight (8)
          mortgaged properties) identified on Annex A to this prospectus supplement as JQH Hotel Portfolio A and JQH Hotel Portfolio B,
          together representing 7.1% of the Initial Pool Balance, the loan documents permit the partial defeasance and release of one or more mortgaged properties, subject to the satisfaction of certain conditions, including (i) the borrower deliver to the lender a partial defeasance deposit in an amount equal to the JQH Defeasance Amount,
          (ii) after giving effect to such release, the DSCR is not less than
          1.35x and (iii) written confirmation from each Rating Agency that the release would not cause the downgrade, withdrawal or qualification of the then current ratings of any class of Certificates. The debt-service-coverage ratio is calculated based on trailing 12 months'
          net operating income and a loan constant of 6.80%. The "JQH DEFEASANCE
          AMOUNT" is (1) 102%, until 5% of the related mortgage loan has been defeased; then (2) 110%, until 10% of the related mortgage loan has been defeased; then (3) 115%, until 20% of the related mortgage loan has been defeased; then (4) 120%, until 30% of the related mortgage loan has been defeased; and then (z) 125%. See "Annex B--Structural and Collateral Term Sheet--Ten Largest Mortgage Loans--JQH Hotel
          Portfolio A" and "--JQH Hotel Portfolio B."

     In addition to the partial defeasance releases permitted with respect to multi-property mortgage loans described above, the following mortgage loans contain provisions permitting a portion of the mortgaged property to be released from the lien of the related mortgage:

     o    With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Lynnhaven Mall, representing approximately 5.8% of the Initial Mortgage Pool Balance, the borrower may cause the release of one of more parcels proposed to be transferred to a third party in connection with the expansion or other development of the mortgaged property subject to the satisfaction of certain conditions, including (i) that the borrower delivers to the lender evidence which would be satisfactory to a prudent lender acting reasonably that the parcel being released is not necessary for the borrower's operation or use of the mortgaged property for its then current use and may be readily separated from the mortgaged property without a material diminution in the value of the mortgaged property, (ii) if the parcel being released is improved
          (A) the consent of the lender shall have been obtained with respect to the release, (B) the debt-service-coverage ratio, after giving effect to such release is not less than the greater of (x) the
          debt-service-coverage ratio immediately prior to such release, or (y)
          1.25x and (C) the loan-to-value ratio after giving effect to such release shall not exceed 75% and (iii) confirmation from the Rating
          Agencies that the release will not result in a downgrade, withdrawal or qualification of the then current ratings for the offered certificates. See "Annex B--Structural and Collateral Term Sheet--Ten
          Largest Mortgage Loans--Lynnhaven Mall."

                                      S-64

     o    With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Austin Oaks, representing approximately 1.1% of the Initial Mortgage Pool Balance, the loan documents permit, after the expiration of the defeasance lockout period, the partial defeasance and release of a portion of the mortgaged property consisting of two buildings, subject to the satisfaction of certain conditions, including (i) the
          debt-service-coverage ratio on the remaining mortgaged property is at least equal to the debt-service-coverage ratio for the entire property prior to the release and (ii) delivery of Government Securities in an amount at least equal to $8,000,000, or such greater amount as would be necessary to satisfy the debt-service-coverage ratio conditions set forth in clause (i) above.

     o    With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as BPG - Dulles
          North, representing 1.0% of the Initial Mortgage Pool Balance, the borrower may obtain the release of the portion of the mortgaged property identified as the restaurant parcel from the lien of the mortgage, provided the following conditions, among others, are satisfied: (i) the restaurant parcel is being sold to a bona fide third party, (ii) the borrower delivers Government Securities in an amount sufficient to defease a portion of the loan balance equal to the greater of 100% of the net sales proceeds (less costs incurred in connection with the partial defeasance) and 90% of the net sales proceeds and (iii) after the release, the debt-service-coverage ratio for the remaining property is not less than the greater of the debt-service-coverage ratio immediately preceding the release and
          1.40x.

     o    With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Sunset Ridge
          Apartments, representing 0.5% of the Initial Mortgage Pool Balance, the borrower may cause the release of a various buildings and carports
          (as described in the loan agreement) in connection with the sale of such property, upon the delivery of defeasance collateral in an amount sufficient to defease a portion of the loan balance equal to the greater of 100% of the net sales proceeds and $5,712,000 and provided, among other things, that the debt-service-coverage ratio after the release is at least equal to the greater of the debt-service-coverage ratio immediately prior to the release and 1.35x and that the loan-to-value ratio after the release is no more than the lesser of the loan-to-value ratio prior to the release and 83%.

     o    With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Kalani
          Industrial, representing 0.2% of the Initial Mortgage Pool Balance, the borrower may cause the release of one or more individual parcels comprising the mortgaged property upon the satisfaction of conditions including (i) delivery of defeasance collateral in an amount sufficient to defease a portion of the loan balance equal to 90% of the purchase price (is sold to a third party) or appraised value (if transferred to an affiliate) and (ii) if the loan-to-value ratio after the release is greater than the loan-to-value ratio before the release, that amount necessary to cause the loan-to-value ratio after the release to be no greater than the loan-to-value ratio prior to the release.

     o    With respect to the mortgage loan secured by the mortgaged property, identified on Annex A to this prospectus supplement as Martin Plaza
          Shopping Center, representing approximately 0.1% of the Initial
          Mortgage Pool Balance, the borrower may cause the partial release of the three separate parcels of the mortgaged property known as Parcel
          B-5-2, Parcel B-5-4 and Parcel B-5-5, subject to the satisfaction of certain conditions under the loan documents. Notwithstanding the foregoing, the borrower may not obtain release of Parcel B-5-2 until such time as the tenant has relocated to Parcel B-5-4 and such lease has been amended to reflect such relocation. From and after the relocation, the borrower shall be entitled to obtain a release of
          Parcel B-5-2, but shall not be entitled to obtain a release of Parcel
          B-5-4.

     o    With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Mountaingate
          Plaza, representing approximately 0.7% of the Initial Mortgage Pool
          Balance, the borrower may cause the release of the portions of the mortgaged property known as the theater tract and the pad parcels, subject to the satisfaction of certain conditions, including (i) with respect to the theater tract, payment of any and all sums due and payable to the lender under the loan documents as of the date the theater tract is released, and (ii) with respect to the pad parcels
          (A) the borrower must pay to the lender a portion of the unpaid principal balance of the note as follows: $1,700,000 for Parcel 3,
          $3,500,000 for Parcel 4, $3,100,000 for Parcel 5, $4,200,000 for
          Parcel 6, $1,200,000 for Parcel 7, $1,050,000 for Parcel 8 and
          $1,750,000 for Parcel 9 and (B) the lender shall have determined that immediately following the release of a pad parcel and the application of the release price for such pad

                                      S-65

          parcel, (x) the debt-service-coverage ratio is not less than 1.20x utilizing the mortgage constant derived from the related note or 0.84x utilizing a mortgage constant of 9.50% and (y) the unpaid principal balance of the note after giving effect to payment of the release price for a pad parcel is not more than 80% of the fair market value of the remaining premises and improvements.

     o    With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as 700 Highlander
          Office Building, representing approximately 0.2% of the Initial
          Mortgage Pool Balance, the borrower may cause the release of a portion of the mortgaged property, subject to the satisfaction of certain conditions, including the borrower pays to the lender the sum of
          $100,000, which sum shall be held by the lender as additional security for the debt.

     In addition, certain of the mortgage loans, including the loans identified on Annex A to this prospectus supplement as Promenade at Howard Hughes,
Doubletree-Boston, Cornerstone Commons Shopping Center, Pembroke Pines
Professional Center and Park Place Plaza provide for the release or exchange of undeveloped land or certain portions of the related mortgaged property that were not considered material in underwriting such mortgage loan.

     Substitution. The three mortgage loans identified below, collectively representing approximately 14.5% of the Initial Mortgage Pool Balance, permit the related borrowers to replace one or more of the related mortgaged properties with a substitute property:

     o    Two mortgage loans, each secured by eight mortgaged properties, identified on Annex A to this prospectus supplement as JQH Hotel
          Portfolio A and JQH Hotel Portfolio B, representing 7.1% of the
          Initial Mortgage Pool Balance, permit the borrower to replace up to two of the related mortgaged properties with a substitute property prior to the payment date in October 2014, subject to the satisfaction of certain conditions, including, among other things, (i) the property to be substituted is (a) a real property located in the United States that is primarily used or designed to be used as a hotel and (b) of equal or greater quality the property to be replaced, as reasonably determined by lender, (ii) the market value of the substitute property
          (based on an appraisal less than three months old) equals or exceeds the greater of the appraised value of the property to be replaced at origination or the current appraised value of the property to be replaced (based on an appraisal less than 12 months old) (which may be calculated in the aggregate if two properties are being substituted for simultaneously), (iii) the debt-service coverage ratio for the prior 12-month period based on the remaining properties and the substitute properties is not less than 1.35x (the
          debt-service-coverage ratio at origination) and (iv) with respect to the second property substitution only, the lender have received confirmation from each rating agency that the substitution would not cause the downgrade, withdrawal or qualification of any rating then assigned to any outstanding certificates. See "Annex B--Structural and
          Collateral Term Sheet--Ten Largest Mortgage Loans--JQH Hotel Portfolio
          A" and "--JQH Hotel Portfolio B."

     o    One mortgage loan, which is secured by 36 mortgaged properties, identified on Annex A to this prospectus supplement as Schron
          Industrial Portfolio, representing 7.4% of the Initial Mortgage Pool
          Balance, permits the borrower to replace any related mortgaged property with a substitute property prior to October 6, 2014, subject to the satisfaction of certain conditions, including, among other things, (i) the aggregate initial allocated loan amount of all replaced properties is not more than (a) $63,500,000 unless the lender has received (x) confirmation from each Rating Agency that the substitution would not cause the downgrade, withdrawal or
          qualification of any rating then assigned to any outstanding
          Certificates and (y) the consent of any holder of a subordinated note or mezzanine loan and (b) in no event can the aggregate allocated loan amount exceed $95,250,000 during the term of the loan, (ii) the property to be substituted is a real property located in the United
          States that is primarily used as warehouse space, (iii) the market value of the substitute property (based on a current appraisal) equals or exceeds the appraised value of the property to be replaced at origination (in the aggregate), (iv) the debt-service coverage ratio for the prior 12-month period based on the remaining properties and the substitute properties is not less than 1.36x prior to the payment date in October 2012 and 1.13x thereafter and (v) other tests regarding, among other things, net operating income, age of properties, state concentration and leasing issues. See "Annex
          B--Structural and Collateral Term Sheet--Ten Largest Mortgage
          Loans--Schron Industrial Portfolio."

                                      S-66

     Defeasance Loans. One-hundred and fifty-nine of the mortgage loans, representing 96.0% of the Initial Mortgage Pool Balance, permit the respective borrowers to defease the subject mortgage loan in whole or, in some cases, in part, as described above under "--Release Provisions" during a period that voluntary prepayments are prohibited. Each of these mortgage loans permits the related borrower to obtain a release of all or a portion of the mortgaged property or properties, as applicable, from the lien of the related mortgage during specified periods and subject to specified conditions, by pledging to the holder of the mortgage loan the requisite amount of Government Securities.

     In general, the Government Securities that are to be delivered in connection with the defeasance of any mortgage loan, must provide for a series of payments that:

     o    will be made prior, but as closely as possible, to all successive due dates through and including the maturity date or, in some instances, the expiration of the prepayment lock-out period; and

     o    will, in the case of each due date, be in a total amount at least equal to the scheduled debt service payment, including any applicable balloon payment, scheduled to be due or deemed due on that date.

     In connection with a defeasance, the related borrower will generally be required to deliver a security agreement granting a first priority security interest in the collateral to the trust, together with an opinion of counsel confirming, among other things, the first priority status of the security interest and a certification from an independent accounting firm to the effect that the defeasance collateral is sufficient to make all scheduled debt service payments under the related mortgage loan through maturity, or, in certain circumstances, the expiration of the prepayment lockout period.

     With respect to the mortgaged properties that secure the Shaner Hotel
Portfolio Loan Group, in the event of a defeasance and related release of any of the properties that secure the Shaner Hotel Portfolio Loan Group, such defeasance shall be allocated pro rata between the Shaner Hotel Portfolio
Subordinate Companion and either (i) the Shaner Hotel Portfolio Trust Loan (if the property released is one of the Shaner Trust Loan Priority Properties) or
(ii) the Shaner Hotel Portfolio Senior Companion Loan (if the property released is one of the Shaner Senior Companion Loan Priority Properties); provided, however, that the applicable senior note shall receive a minimum defeasance amount specified in the related loan documents. See "Annex B--Structural and
Collateral Term Sheet--Ten Largest Mortgage Loans--Shaner Hotel Portfolio."

     None of the mortgage loans permits defeasance prior to the second anniversary of the date of initial issuance of the offered certificates.

     Although many of the mortgage loans require that the Government Securities used as defeasance collateral consist of U.S. Treasury securities, subject to obtaining confirmation from the Rating Agencies that the use of other Government
Securities would not cause a downgrade, withdrawal or qualification of the then current ratings of any class of certificates, other types of obligations that constitute Government Securities may be acceptable as defeasance collateral.

     Due-on-Sale and Due-on-Encumbrance Provisions. The mortgage loans that we intend to include in the trust generally contain "due-on-sale" and
"due-on-encumbrance" clauses. In general, except for the permitted transfers discussed below in this "--Due-on-Sale and Due-on-Encumbrance Provisions"
subsection, these clauses either:

     o    permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged property, or

     o    prohibit the borrower from transferring or encumbering the corresponding mortgaged property without the consent of the holder of the mortgage.

     See, however, "Risk Factors--The Investment Performance of Your Offered
Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable--Delinquencies, Defaults and Losses on the Underlying Mortgage
Loans May Affect the Amount and Timing of Payments on Your Offered Certificates;
and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of
Those Losses, are Highly Unpredictable," "--Some Provisions in the Mortgage
Loans Underlying Your Offered Certificates May Be Challenged as Being
Unenforceable--Due-on-Sale and Debt

                                      S-67

Acceleration Clauses" and "Legal Aspects of Mortgage Loans--Due-on-Sale and
Due-on-Encumbrance Provisions" in the accompanying prospectus.

     The mortgage loans that we intend to include in the trust generally permit one or more of the following types of transfers (which transfers will not trigger the "due-on-sale" or "due-on-encumbrance" provisions):

     o    transfers of the corresponding mortgaged property if specified conditions are satisfied, which conditions generally include one or more of the following--

          1.   the Rating Agencies have confirmed that the transfer will not result in a qualification, downgrade or withdrawal of the then current ratings of the Certificates;

          2.   the transferee or its sponsors satisfies eligible transferee provisions set forth in the loan documents; and/or

          3.   the transferee is reasonably acceptable to the lender.

     o    a transfer of the corresponding mortgaged property, or transfers of ownership interests in the related borrower, to a person or persons affiliated with or otherwise related to the borrower;

     o    transfers by the borrower of the corresponding mortgaged property, or transfers of ownership interests in the related borrower, to specified entities or types of entities;

     o    issuance by the borrower of new partnership or membership interests;

     o    changes in ownership between existing shareholders, partners, members or to their respective affiliates, as applicable, of the related borrower;

     o    a transfer of non-controlling ownership interests in the related borrower;

     o    transfers of interests in the related borrower for estate planning purposes or otherwise upon the death of a principal;

     o    transfers of undeveloped land or certain portions of the related mortgaged property not considered material in underwriting such mortgage loan;

     o    transfers and pledges of direct or indirect equity interests in borrower to specified entities or types of entities; or

     o    other transfers similar in nature to the foregoing.

MORTGAGE POOL CHARACTERISTICS

     A detailed presentation of various characteristics of the mortgage loans that we intend to include in the pool, and of the corresponding mortgaged properties, on an individual basis and in tabular format, is shown on Annex A,
Annex B and Annex C to this prospectus supplement. The statistics in the tables and schedules on Annex A, Annex B and Annex C to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriters.

SPLIT LOAN STRUCTURE

     The Mortgage Pool will include 11 mortgage loans that are each part of a split loan structure, also referred to as a Loan Group. A Loan Group generally consists of two or more mortgage loans that are each evidenced by a separate promissory note, but that are both or all, as the case may be, secured by the same mortgage instrument or instruments encumbering the related mortgaged property or properties. The mortgage loans in a Loan Group that are outside the trust may be subordinated and/or pari passu in right of payment with the mortgage loan included in the trust. The mortgage loans in a Loan Group are generally cross-defaulted and secured by the same mortgaged

                                      S-68

property. The allocation of payments to the respective mortgage loans in a Loan
Group, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is reflected in the promissory notes evidencing those loans, an intercreditor agreement, or a co-lender agreement, as applicable, which also governs the respective rights of the noteholders, including in connection with the servicing of the mortgage loans in the Loan Group.

     The following is a brief description of the Loan Groups of which one or more mortgage loans are included in the trust--

     o    One of the Loan Groups, which is secured by the Maryland Multifamily
          Portfolio properties, consists of two pari passu mortgage loans, of which one loan is included in the trust (the "MARYLAND MULTIFAMILY
          PORTFOLIO TRUST LOAN") and the remaining loan is not included in the trust (the "MARYLAND MULTIFAMILY PORTFOLIO PARI PASSU COMPANION
          LOAN"). The Maryland Multifamily Portfolio Pari Passu Companion Loan
          is currently owned by GCFP.

     o    One of the Loan Groups, which is secured by the JQH Hotel Portfolio B properties, consists of three pari passu mortgage loans, of which one loan is included in the trust (the "JQH HOTEL PORTFOLIO B TRUST LOAN")
          and the remaining loans are not included in the trust (the "JQH HOTEL
          PORTFOLIO B PARI PASSU COMPANION LOANS"). The JQH Hotel Portfolio B
          Pari Passu Companion Loans are currently owned by GSMC.

     o    One of the Loan Groups, which is secured by the Wells Fargo Center property, consists of two pari passu mortgage loans, of which one loan is included in the trust (the "WELLS FARGO CENTER TRUST LOAN") and the remaining loan is not included in the trust (the "WELLS FARGO CENTER
          PARI PASSU COMPANION LOAN"). The Wells Fargo Center Pari Passu
          Companion Loan is owned by the trust fund (the "2005-GG4 TRUST")
          established pursuant to the pooling and servicing agreement related to the GS Mortgage Securities Corporation II, Commercial Mortgage
          Pass-Through Certificates Series 2005-GG4, among GS Mortgage
          Securities Corporation II, as depositor, GMAC Commercial Mortgage
          Corporation, as master servicer, LNR Partners, Inc., as special servicer and Wells Fargo Bank, N.A., as trustee.

     o    One of the Loan Groups, which is secured by the Shaner Hotel Portfolio properties, consists of two senior mortgage loans and one subordinate mortgage loan, of which one senior mortgage loan is included in the trust (the "SHANER HOTEL PORTFOLIO TRUST LOAN"), and the remaining senior mortgage loan (the "SHANER HOTEL PORTFOLIO SENIOR COMPANION
          LOAN") and subordinate mortgage loan (the "SHANER HOTEL PORTFOLIO
          SUBORDINATE COMPANION LOAN") that are not included in the trust. The
          Shaner Hotel Portfolio Senior Companion Loan and the Shaner Hotel
          Portfolio Subordinate Loan are currently owned by GCFP.

     o    One of the Loan Groups, which is secured by the Centra Portfolio properties, consists of two pari passu mortgage loans, of which one loan is included in the trust (the "CENTRA PORTFOLIO TRUST LOAN") and the remaining unfunded loan is not included in the trust (the "CENTRA
          PORTFOLIO PARI PASSU COMPANION LOAN"). The Centra Portfolio Pari Passu
          Companion Loan will be owned by GCFP. GCFP as the holder of the Centra
          Portfolio Pari Passu Companion Loan may make advances to the borrower under the related note, provided certain conditions are satisfied. The principal amount of the Centra Portfolio Pari Passu Companion Loan has not been advanced to the borrower. See "--Additional Loan and Property
          Information--Other Financing" below for additional information.

     o    One of the Loan Groups, which is secured by the San Francisco Centre property, consists of two pari passu mortgage loans, of which one loan is included in the trust (the "SAN FRANCISCO CENTRE TRUST LOAN") and the remaining loan is not included in the trust (the "SAN FRANCISCO
          CENTRE PARI PASSU COMPANION LOAN"). The San Francisco Centre Pari
          Passu Companion Loan is owned by the trust fund (the "2005-C20 TRUST")
          established pursuant to the pooling and servicing agreement related to the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass
          Through Certificates, Series 2005-C20, among Wachovia Bank Commercial
          Mortgage Securities, Inc., as depositor, Wachovia Bank, National
          Association, as master servicer, CWCapital Asset Management, LLC as special servicer, LaSalle Bank National Association, as trustee and
          ABN AMRO Bank N.V., as fiscal agent.

                                      S-69

     o    Six of the Loan Groups, which are respectively secured by the
          Windsor/RECP Hotel Portfolio properties, the Dahn Corp. property, the
          Shaw's Plaza property, The Pointe Office/Retail Buildings property and the Raintree Center property, consist of two mortgage loans, one senior mortgage loan that is included in the trust and one subordinate mortgage loan that is not included in the trust. The Shaner Hotel
          Portfolio Loan Group consists of one senior mortgage loan included in the trust, one subordinate mortgage loan that is not included in the trust and one pari passu mortgage loan that is not included in the trust. With respect to these Loan Groups, to the extent DSCR or LTV ratios are shown in this prospectus supplement, unless otherwise specified, the DSCR and LTV ratio includes any pari passu Companion
          Loan, if applicable, but does not include the principal balance of the subordinate Companion Loan. The following chart identifies the LTV ratio and the DSCR for the Loan Groups with a subordinate Companion
          Loan:

             MORTGAGE LOAN                LOAN GROUP DSCR   LOAN GROUP LTV RATIO
---------------------------------------   ---------------   --------------------
Shaner Hotel Portfolio.................        1.53x                72.8%
Windsor/RECP Hotel Portfolio...........        1.19x                85.7%
Dahn Corp..............................        1.13x                81.3%
Shaw's Plaza...........................        1.07x                88.0%
The Pointe Office/Retail Buildings(1)..        1.11x                88.5%
Raintree Center(1).....................        1.06x                68.6%

----------
(1)  Based on loan amounts at origination.

     Three of the ten largest mortgage loans in the Mortgage Pool are each part of a Loan Group. For a discussion of these mortgage loans, we refer you to
"Annex B--Structural and Collateral Term Sheet--Ten Largest Mortgage
Loans--Maryland Multifamily Portfolio," "--JQH Hotel Portfolio B" and "--Shaner
Hotel Portfolio."

     The payment priority between each Loan Group is as follows--

     o    with respect to the Loan Groups identified in the table below as
          Windsor/RECP Hotel Portfolio, Dahn Corp. and Shaw's Plaza (which are each comprised of one senior and one subordinate mortgage loan) prior to either (i) a monetary event of default with respect to the Loan
          Group or (ii) a material non-monetary event of default with respect to the Loan Group, the mortgage loan and the Companion Loan are pari passu in right of payment (i.e., each of the mortgage loans and each of the subordinate Companion Loans are entitled to their respective pro rata share of all payments of principal and interest, although holders of the mortgage loans will be paid their share prior to holders of the subordinate Companion Loans) and subsequent to the events described in clauses (i) and (ii) above, the mortgage loan will be senior in right of payment to its corresponding subordinate
          Companion Loan such that all amounts collected in respect of the Loan
          Group will first be used to pay interest and principal on the mortgage loan until its principal balance has been reduced to zero and then to pay interest and principal on the subordinate Companion Loan.

     o    with respect to the Loan Groups identified in the table below as The
          Pointe Office/Retail Buildings and Raintree Center, all payments in respect of the subordinate Companion Loan will be made directly to the servicer of the related subordinate Companion Loan until the occurrence of (i) either the subordinate Companion Loan or the related mortgage loan being accelerated, (ii) the occurrence and continuation of a monetary event of default under the Loan Group or (iii) an event of default under the related Loan Group caused by certain insolvency actions and prior to the occurrence of any of these events, payments are generally paid pari passu between the mortgage loan and the related subordinate Companion Loan, except for casualty and condemnation payments which will be paid to the mortgage loan first, and then to the related subordinate Companion Loan. After the occurrence and during the continuation of any of the events listed in the previous sentence, the related servicer of the subordinate
          Companion Loan is required to forward all payments to the master servicer within 1 business day of receipt and the servicer of the subordinate Companion Loan is required to cooperate with the related borrower and master servicer to require the borrower under the subordinate Companion Loan make all payments to the master servicer for application pursuant to the related intercreditor agreement and the mortgage loan will be senior in right of payment to its corresponding subordinate Companion Loan such that all amounts collected in respect of the Loan Group will first be used to pay interest and principal on the mortgage loan until its principal balance has been reduced to zero and then to pay interest and principal on the subordinate Companion Loan.

                                      S-70

     o    with respect to the Loan Group identified in the table below as the
          Shaner Hotel Portfolio, for purposes of allocating funds following a monetary event of default or a material non-monetary event of default, and for purposes of allocating casualty and condemnation proceeds applied to pay the Loan Group and liquidation proceeds, the Shaner
          Hotel Portfolio Trust Loan will be given a priority (to the extent described below) with respect to funds related to the properties located in Newport Harbor, Rhode Island, Jacksonville, Florida,
          Pittsburgh, Pennsylvania, Chattanooga, Tennessee, Edina, Minnesota,
          Durham, North Carolina, and Charleston, West Virginia (the "SHANER
          TRUST LOAN PRIORITY PROPERTIES"), and the Shaner Hotel Portfolio
          Senior Companion Loan will be given a priority (to the extent described below) with respect to funds related to the properties located in Cromwell, Connecticut, Paramus, New Jersey, Augusta,
          Georgia and Shreveport, Louisiana (the "SHANER SENIOR COMPANION LOAN
          PRIORITY PROPERTIES"). Prior to either (i) a monetary event of default with respect to the Loan Group or (ii) a material non monetary event of default with respect to the Loan Group, except as described below with respect to casualty or condemnation proceeds or liquidation proceeds, the Shaner Hotel Portfolio Trust Loan, Shaner Hotel
          Portfolio Senior Companion Loan and Shaner Hotel Portfolio Subordinate
          Companion Loan are pari passu in right of payment (i.e., each of the
          Shaner Hotel Portfolio Trust Loan, Shaner Hotel Portfolio Senior
          Companion Loan and Shaner Hotel Portfolio Subordinate Companion Loan
          are entitled to their respective pro rata share of all payments of principal and interest, although holders of the Shaner Hotel Portfolio
          Trust Loan and Shaner Hotel Portfolio Senior Companion Loan will be paid their share prior to holders of the Shaner Hotel Portfolio
          Subordinate Companion Loan). Subsequent to either (i) a monetary event of default with respect to the Loan Group or (ii) a material non monetary event of default with respect to the Loan Group, (A) all payments (other than liquidation proceeds or casualty and condemnation proceeds) related to Shaner Trust Loan Priority Properties will be applied in the following priority; (i) to make scheduled monthly payments of interest and principal (or following the maturity date or an acceleration, to pay interest and to apply all such funds remaining
          (less an amount equal to interest on the Shaner Hotel Portfolio Senior
          Companion Loan) to pay principal) on the Shaner Hotel Portfolio Trust
          Loan, (ii) to make scheduled monthly payments of interest and principal (or following the maturity date or an acceleration, to pay interest) on the Shaner Hotel Portfolio Senior Companion Loan, (iii)
          to repay the principal of the Shaner Hotel Portfolio Trust Loan until paid in full, (iv) to repay the principal of the Shaner Hotel
          Portfolio Senior Companion Loan until paid in full and (v) to pay interest and principal (until paid in full) on the Shaner Hotel
          Portfolio Subordinate Companion Loan and (B) all payments (other than liquidation proceeds or casualty and condemnation proceeds) related to
          Shaner Senior Companion Loan Priority Properties will be applied in the following priority; (i) to make scheduled monthly payments of interest and principal (or following the maturity date or an acceleration, to pay interest and to apply all such funds remaining
          (less an amount equal to interest on the Shaner Hotel Portfolio Trust
          Loan) to pay principal) on the Shaner Hotel Portfolio Senior Companion
          Loan, (ii) to make scheduled monthly payments of interest and principal (or following the maturity date or an acceleration, to pay interest) on the Shaner Hotel Portfolio Trust Loan, (iii) to repay the principal of the Shaner Hotel Portfolio Senior Companion Loan until paid in full, (iv) to repay the principal of the Shaner Hotel
          Portfolio Trust Loan until paid in full and (v) to pay interest and principal (until paid in full) on the Shaner Hotel Portfolio
          Subordinate Companion Loan. With respect to any payment made from casualty or condemnation proceeds (whether prior to or following an event of default), and with respect to any liquidation proceeds, if such proceeds relate to the Shaner Trust Loan Priority Properties, such proceeds shall be applied to pay interest and principal of the
          Shaner Hotel Portfolio Trust Loan, and if such proceeds relate to the
          Shaner Senior Companion Loan Priority Properties, such proceeds shall be applied to pay interest and principal of the Shaner Hotel Portfolio
          Senior Companion Loan, in each case until paid in full, with any excess after such payment in full to be applied to pay interest and principal to the other such note until paid in full, and then to the
          Shaner Hotel Portfolio Subordinate Companion Loan until paid in full.

     o    with respect to each of the Loan Groups identified in the table below as Maryland Multifamily Portfolio, JQH Hotel Portfolio B, Wells Fargo
          Center, San Francisco Centre and Centra Portfolio, and their corresponding pari passu Companion Loans, the mortgage loan and the corresponding pari passu Companion Loans are always pari passu in right of payment.

     The notes comprising each Loan Group amortize at the same monthly rate and mature at the same maturity date.

                                      S-71

     The table below identifies each of the mortgage loans and its corresponding
Companion Loan.

                                   LOAN GROUPS

                                         TRUST
                                       MORTGAGE
                                        LOAN AS
                                        A % OF     AGGREGATE
                                       INITIAL     NON-TRUST                                   CONTROLLING
                            TRUST      MORTGAGE    MORTGAGE       NON-TRUST     NON-TRUST       POOLING &     INITIAL      INITIAL
                           MORTGAGE      POOL        LOAN           B NOTE     PARI PASSU       SERVICING      MASTER      SPECIAL
     MORTGAGE LOAN       LOAN BALANCE   BALANCE     BALANCE        BALANCE    LOAN BALANCE    AGREEMENT(1)  SERVICER(2)  SERVICER(3)
-----------------------  ------------  --------  ------------    -----------  ------------    ------------  -----------  -----------

Maryland Multifamily
   Portfolio...........  $200,000,000    4.7%    $140,000,000            N/A  $140,000,000      2005-GG5      Wachovia       LNR
JQH Hotel Portfolio B..  $110,000,000    2.6%    $131,000,000(4)         N/A  $131,000,000(4)   2005-GG5      Wachovia       LNR
Shaner Hotel
   Portfolio...........  $ 82,388,627    1.9%    $ 35,951,401    $11,184,880  $ 24,766,521      2005-GG5      Wachovia       LNR
Wells Fargo Center.....  $ 76,000,000    1.8%    $200,000,000            N/A  $200,000,000      2005-GG4        GMAC         LNR
San Francisco Centre...  $ 60,000,000    1.4%    $ 60,000,000            N/A  $ 60,000,000      2005-C20      Wachovia       CW
Windsor/RECP Hotel
   Portfolio...........  $ 60,000,000    1.4%    $  6,400,000    $ 6,400,000          N/A       2005-GG5      Wachovia       LNR
Dahn Corp..............  $ 31,280,000    0.7%    $  1,720,000    $ 1,720,000          N/A       2005-GG5      Wachovia       LNR
Centra Portfolio.......  $ 28,400,000    0.7%    $          0(5)         N/A  $          0(5)   2005-GG5      Wachovia       LNR
Shaw's Plaza...........  $  8,600,000    0.2%    $    900,000    $   900,000          N/A       2005-GG5      Wachovia       LNR
The Pointe Office/
   Retail Buildings....  $  6,936,000    0.2%    $    415,000    $   415,000          N/A       2005-GG5      Wachovia       LNR
Raintree Center........  $  3,489,669    0.1%    $    220,000    $   220,000          N/A       2005-GG5      Wachovia       LNR

----------
(1)  2005-GG5 refers to the pooling and servicing agreement for this transaction. 2005-GG4 refers to the pooling and servicing agreement entered into in connection with the GS Mortgage Securities Corporation II, as depositor, Commercial Mortgage Pass-Through Certificates Series 2005-GG4.
     2005-C20 refers to the pooling and servicing agreement entered into in connection with the Wachovia Bank Commercial Mortgage Trust, Commercial
     Mortgage Pass-Through Certificates, Series 2005-C20.

(2)  Wachovia refers to Wachovia Bank, National Association. GMAC refers to GMAC
     Commercial Mortgage Corporation.

(3)  LNR refers to LNR Partners, Inc. CW refers to CWCapital Asset Management,
     LLC.

(4)  Comprised of two pari passu mortgage loans with loan balances of
     $76,000,000 and $55,000,000.

(5)  The pari passu Companion Loan is a future funding obligation of GCFP. It is anticipated that the related seller will fund this future advance in
     January 2006 and that the principal balance of the pari passu Companion
     Loan will be $9,400,000.

     Except for the Wells Fargo Center Loan Group and the San Francisco Centre
Loan Group (collectively referred to as the "NON-SERVICED LOAN GROUPS") the co-lender agreement or intercreditor agreement, as applicable, for each Loan
Group generally provides that both the mortgage loan(s) included in the trust and the corresponding Companion Loan(s) will be serviced and administered pursuant to the pooling and servicing agreement.

     The Wells Fargo Center Loan Group will be serviced under the 2005-GG4 PSA entered into in connection with the issuance of the GS Mortgage Securities
Corporation II, as depositor, Commercial Mortgage Pass-Through Certificates,
Series 2005-GG4.

     The San Francisco Centre Loan Group will be serviced under the 2005-C20 PSA entered into in connection with the issuance of the Wachovia Bank Commercial
Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2005-C20.

     For a discussion regarding the directing holder with respect to the split loans, see "Servicing Under the Pooling and Servicing Agreement--The Directing
Holders" in this prospectus supplement.

     Certain rights of the holders of Subordinate Companion Loans are as follows--

     o    Purchase Option. Each co-lender agreement with respect to the Loan
          Groups identified above as Windsor/RECP Hotel Portfolio, Dahn Corp.
          and Shaw's Plaza provides that in the event that (a) any payment of principal or interest on the Loan Group is 90 days delinquent, (b) the
          Loan Group has been accelerated, (c) the principal balance of the Loan
          Group is not paid at maturity, (d) the borrower files a petition for bankruptcy, or (e) the Loan Group is a specially serviced mortgage loan (and the Loan Group is either in default or a default with respect thereto is reasonably foreseeable), the holder of the subordinate Companion Loan will have the right, by written notice to the trustee, given within 85 days of receipt of notice from the master servicer or the special servicer of such occurrence, to purchase the corresponding mortgage loan at a price equal to the sum of (i) the outstanding principal balance of such mortgage loan, (ii) accrued and unpaid interest thereon at the related interest rate up to (but excluding) the date of purchase, (iii) any unreimbursed servicing advances made by the master servicer, the special servicer, the

                                      S-72

          trustee or the fiscal agent, (iv) any unpaid advance interest on any servicing or delinquent payment advances and (e) any unreimbursed fees payable to the master servicer and the special servicer.

          The intercreditor agreements with respect to the Loan Groups identified in the table above as The Pointe Office/Retail Buildings and Raintree Center, provide that in the event that (a) any payment of principal or interest on any portion of the Loan Group becomes 90 days or more delinquent, (b) any portion of the Loan Group is accelerated,
          (c) the balloon payments are not made, (d) the occurrence of certain insolvency events, or (e) any other event that causes the Companion
          Loan to be paid on a subordinated basis as described in this prospectus supplement, the holder of the subordinate Companion Loan may at its option, within 30 days of notice of the foregoing events, elect to purchase the mortgage loan at a price equal to the sum of (i)
          the outstanding principal balance of the mortgage loan, (ii) all accrued and unpaid interest thereon (other than default interest),
          (iii) the amount of unreimbursed servicing advances on the Loan Group,
          (iv) interest on any unreimbursed servicing advances and (v) other servicing expenses.

     o    Cure Rights. The related co-lender agreement, except in the case of
          The Pointe Office/Retail Buildings and Raintree Center Loan Group
          (which do not provide cure rights to the holder of the related subordinate Companion Loan), generally provides that in the event the related borrower fails to make any payment of principal or interest or the borrower otherwise defaults, the holder of the subordinate
          Companion Loan will have the right to cure such default within a limited number of days. The related co-lender agreement contains limitations on the number of cures that a holder of a subordinate
          Companion Loan may effect.

     o    Transfer Restrictions. The related co-lender agreement with respect to each of the Loan Groups with subordinate Companion Loans provides that transfers of more than 49% of the ownership of the related subordinate
          Companion Loan may only be made to (i) institutional lenders or investment funds exceeding a minimum net worth requirement and their affiliates, (ii) trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans, unless a ratings confirmation has been received.

SIGNIFICANT UNDERLYING MORTGAGE LOANS

     General. The Mortgage Pool will include three mortgage loans that have, in each such case, a cut-off date principal balance in excess of 5.0% of the
Initial Mortgage Pool Balance. For a discussion of these mortgage loans, we refer you to "Annex B--Structural and Collateral Term Sheet--Ten Largest
Mortgage Loans--731 Lexington Avenue," "--Schron Industrial Portfolio," and
"--Lynnhaven Mall."

ADDITIONAL LOAN AND PROPERTY INFORMATION

     Delinquencies. None of the mortgage loans that we intend to include in the trust was, as of the cut-off date, or has been at any time during the 12-month period preceding that date, 30 days or more delinquent with respect to any monthly debt service payment.

     Tenant Matters. Described and listed below are special considerations regarding tenants at the mortgaged properties for the mortgage loans that we intend to include in the trust--

     o    One-hundred-thirty of the mortgaged properties, securing 45.6% of the
          Initial Mortgage Pool Balance, are each leased to one or more major tenants that each occupy 25% or more of the net rentable area of the particular mortgaged property.

     o    Thirty-seven of the mortgaged properties, securing 9.2% of the Initial
          Mortgage Pool Balance, are entirely or substantially leased to a single tenant.

     o    A number of companies are major tenants at more than one of the mortgaged properties. Annex A to this prospectus supplement identifies the three largest tenants at each mortgaged property. In addition, the tenants listed on Annex A may also be tenants (but not one of the largest three) at other mortgaged properties.

                                      S-73

     o    Certain tenant leases at the mortgaged properties have terms that are shorter than the terms of the related mortgage loans and, in some cases, significantly shorter.

     Ground Leases. Nineteen of the mortgaged properties that we intend to include in the Mortgage Pool, representing 4.8% of the Initial Mortgage Pool
Balance, are secured by a mortgage lien on the borrower's leasehold interest in all or a material portion of the corresponding mortgaged property, but not by a mortgage lien on the fee interest in the portion of that property subject to the related ground lease. Except as discussed below, each ground lease, taking into account all exercised extension options and all options that may be exercised by the lender (if not already exercised by the borrower), expires more than 20 years after the stated maturity of the related mortgage loan and the related ground lessor has agreed to give the holder of that mortgage loan notice of, and the right to cure, any default or breach by the lessee. In the case of the mortgaged property identified on Annex A to this prospectus supplement as
Hampton Inn - Andover, MA which is part of the Jelms Hotel Portfolio, with allocated loan amount representing 0.1% of the Initial Mortgage Pool Balance, the related ground lease expires approximately 19 years after the stated
maturity date of the Jelms Hotel Portfolio Loan. With respect to the mortgaged property identified on Annex A to this prospectus supplement as 237 Greenwood
Court, which is part of the Schron Industrial Portfolio, the ground lease expires 3 years prior to the maturity date, but the related borrower is required to purchase (and has pledged) the fee interest at that time for $10. With respect to the mortgage loan secured by the borrower's leasehold interest in the mortgaged property identified on Annex A to this prospectus supplement as Kalani
Industrial, the initial maturity date is more than ten years after the ground lease expiration date but less than 20 years after such date. With respect to the mortgaged properties identified on Annex A to this prospectus supplement as
Marriott-Pittsburgh and Marriott-Durham which are part of the Shaner Hotel
Portfolio, collectively representing 0.4% of the Initial Mortgage Pool Balance, the related borrower's leasehold interest is in air rights owned by an unaffiliated party (and, with respect to Marriott-Durham, the borrower also mortgaged its leasehold interest in a ground lease related to a parking area).
To the extent "ground leases" are discussed in this prospectus supplement, the information applies to these air rights leases as well.

     Other Financing. The borrowers are generally permitted to incur unsecured trade debt in the ordinary course of business and to the extent a borrower does not meet single-purpose entity criteria, such borrower is generally not restricted from incurring unsecured debt. In addition, the terms of certain mortgage loans permit the borrowers to post letters of credit and/or surety bonds as additional collateral for the benefit of the lender under the related mortgage loan. Such obligations may constitute a contingent reimbursement obligation of the related borrower. However, in most or all such cases, the related issuing bank or surety did not agree to subordination and standstill protection benefiting the lender.

     Based on information received from the related Mortgage Loan Sellers, we are aware of the following borrowers that have incurred or are permitted to incur other debt secured by the mortgaged property:

     o    With respect to the mortgaged property identified on Annex A to this prospectus supplement as Centra Point - Building 8, which is part of the Centra Portfolio mortgage loan and currently has no allocated loan amount, the mortgaged property is encumbered by a first mortgage lien securing a note held by a construction lender. The lender has a second mortgage lien on this mortgaged property. The mortgage loan is a Loan
          Group and the related Centra Portfolio Pari Passu Companion Loan (in the current principal amount of $0) has not been advanced to the borrower. GCFP may make advances up to $9,400,000 under the Centra
          Portfolio Pari Passu Companion Loan on or prior to January 15, 2006, subject to certain extension options of the related borrowers, and subject to the satisfaction of conditions, including (but not limited
          to) (i) the construction loan relating to Centra Point Building 8 has been paid in full, (ii) evidence that GC Wallace, the sole tenant at
          Centra Point Building 8, has taken occupancy of the entire space demised under the related lease and begun to pay full rent under such lease, (iii) the applicable borrower has executed and delivered a first priority mortgage and such other documents evidencing lender's first priority lien.

     o    With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Whitehall
          Hotel, representing 0.6% of the Initial Mortgage Pool Balance, the borrower is permitted to incur subordinate debt secured by the mortgaged property, subject to certain conditions, including, among other things, (i) such subordinate debt is not obtained prior to the date that is 12 months after the loan origination date (ii) the combined loan-to-value ratio does not exceed the lesser of 75% and the loan-to-value ratio based on the "as is" appraised value of the mortgaged property on the loan

                                      S-74

          closing date, (iii) the combined debt-service-coverage ratio is not less than 1.25x and (iv) the subordinate debt lender has entered into an acceptable standstill agreement.

     o    With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Lakeside Plaza, representing 0.3% of the Initial Mortgage Pool Balance, the borrower is permitted incur subordinate debt secured by the related mortgaged property, provided, among other things, the combined loan-to-value ratio does not to exceed 77%, the combined debt-service-coverage ratio projected for the 12-month period following the subordinate loan origination date is at least 1.20x and, subject to approval by the lender that the subordinate loan documents and related lender satisfy the requirements in the mortgage loan documents and confirmation from the Rating Agencies that such action will not cause a downgrade withdrawal or qualification of the ratings of any of the series
          2005-GG5 certificates;

     o    With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Kalani
          Industrial, representing 0.2% of the Initial Mortgage Pool Balance, the borrower is permitted to incur subordinate debt secured by the mortgaged property, subject to certain conditions, including, among other things, (i) such subordinate debt is obtained solely in connection with the consummation of a transfer of the mortgaged property and assumption of the mortgage loan by a new borrower, (ii)
          the combined loan-to-value ratio does not exceed the lesser of 75% and the loan-to-value ratio based on the "as is" appraised value of the mortgaged property on the date of such transfer and assumption, (iii)
          the combined debt-service-coverage ratio is not less than 1.25x and
          (iv) the subordinate debt lender has entered into an acceptable standstill agreement.

     o    With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Balentine
          Plaza, representing 0.3% of the Initial Mortgage Pool Balance, the borrower is permitted to incur subordinate debt secured by the related mortgaged property, provided, among other things, (i) the combined loan-to-value ratio does not exceed 75% of the lesser of (a) the purchase price of the property in the case that the subordinate debt is being incurred in connection with an outright sale of the property in connection with a transfer and assumption, and (b) the appraised value of the property at the time the subordinate debt is incurred,
          (ii) the combined debt-service-coverage ratio, as determined by the lender, is at least 1.30x, and (iii) subject to approval by the lender that the subordinate loan documents and related lender satisfy the requirements in the mortgage loan documents and confirmation from the
          Rating Agencies that such action will not cause a downgrade withdrawal or qualification of the ratings of any of the series 2005-GG5 certificates;

     o    With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Coliseum
          Center, representing 0.2% of the Initial Mortgage Pool Balance, the borrower is permitted to incur subordinate debt secured by the related mortgaged property, provided, among other things, (i) the combined loan-to-value ratio does not exceed 80% of the appraised value of the property at the time the subordinate debt is incurred, (ii) the combined debt-service-coverage ratio, as determined by the lender, is at least 1.10x and, (iii) subject to approval by the lender that that the subordinate loan documents and related lender satisfy the requirements in the mortgage loan documents and confirmation from the
          Rating Agencies that such action will not cause a downgrade withdrawal or qualification of the ratings of any of the series 2005-GG5 certificates;

     o    With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Plymouth
          Crossing, representing approximately 0.2% of the Initial Mortgage Pool
          Balance, the borrower is permitted to incur subordinate debt secured by the related mortgaged property, provided, among other things, (i)
          the combined loan-to-value ratio does not exceed 80% of the appraised value of the property at the time the subordinate debt is incurred,
          (ii) the combined debt-service-coverage ratio, as determined by the
          Lender, is at least 1.25x, (iii) the holder of the second mortgage enters into a standstill intercreditor agreement with lender in form and substance satisfactory to lender and (iv) to the extent the lender determines it necessary or prudent to do so, lender has received confirmation from the Rating Agencies that such action will not cause a downgrade withdrawal or qualification of the ratings of any of the series 2005-GG5 certificates;

                                      S-75

     o    With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Blue Bell West, representing approximately 0.2% of the Initial Mortgage Pool Balance, the borrower is permitted to incur subordinate debt secured by the related mortgaged property, provided, among other things, (i) the combined loan-to-value ratio does not exceed 80% of the appraised value of the property at the time the subordinate debt is incurred,
          (ii) the combined debt-service-coverage ratio, as determined by the lender, is at least 1.25x, (iii) the holder of the second mortgage enters into a standstill intercreditor agreement with lender in form and substance satisfactory to lender and (iv) to the extent the lender determines it necessary or prudent to do so, lender has received confirmation from the Rating Agencies that such action will not cause a downgrade withdrawal or qualification of the ratings of any of the series 2005-GG5 certificates; and

     o    With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Cornerstone
          Commons Shopping Center, representing 0.2% of the Initial Mortgage
          Pool Balance, the borrower leased an unimproved portion of the mortgaged property (the "CORNERSTONE GROUND LEASE PARCEL") to an affiliate and the affiliate is permitted to incur debt secured by a leasehold mortgage on the Cornerstone Ground Lease Parcel. The loan documents provide that the lender will subordinate its interest in the
          Cornerstone Ground Lease Parcel in the event the affiliate mortgages such property. In addition, it is anticipated that the Cornerstone
          Ground Lease Parcel will be released from the lien of the mortgage, as described above under "--Terms and Conditions of the Trust Mortgage
          Loans -Release Provisions" in this prospectus supplement.

     Except as disclosed in the previous paragraphs, as disclosed under "--Split
Loan Structure" and in this subsection, we are not aware of any other borrowers under the mortgage loans that we intend to include in the trust that have incurred or are permitted to incur debt secured by the related mortgaged property.

     Based on information we received from the related Mortgage Loan Sellers, we are aware of the following borrowers (excluding borrowers that do not meet the single-purpose entity criteria) that have incurred or permitted to incur unsecured debt:

     o    With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Tetco Tower, representing 0.5% of the Initial Mortgage Pool Balance, the related borrower is permitted to incur up to $500,000 of unsecured debt from an affiliate.

     o    With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as 420 Fifth
          Avenue, representing 0.6% of the Initial Mortgage Pool Balance, the related borrower has an unsecured loan from an affiliate in the amount of $9,500,000, which (i) is payable only to the extent of excess cash flow and (ii) is subject to a subordination, standstill and intercreditor agreement that contains a complete standstill agreement during the term of the mortgage loan.

     Although the mortgage loans generally include restrictions on the pledging of the general partnership and managing member equity interests in the borrower, the mortgage loans generally permit the pledge of less than a controlling interest in the partnership or membership interests in a borrower. Mezzanine debt is secured by direct or indirect ownership interests in a borrower. While a mezzanine lender has no security interest in or rights to the related mortgaged properties, a default under the mezzanine loan could cause a change in control of the related borrower. Mortgage Loans with a borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt. Based on information received from the related Mortgage Loan
Sellers, we are aware of the following existing mezzanine indebtedness with respect to the mortgage loans:

                                      S-76

                                                  % OF       INITIAL                                       MEZZANINE
                                                INITIAL     PRINCIPAL                     INTEREST RATE      LOAN
                                     CUT-OFF      POOL      AMOUNT OF      HOLDER OF       ON MEZZANINE    MATURITY   INTERCREDITOR
         MORTGAGE LOAN            DATE BALANCE  BALANCE  MEZZANINE DEBT  MEZZANINE LOAN        LOAN          DATE      AGREEMENT(1)
--------------------------------  ------------  -------  --------------  --------------  ---------------  ----------  -------------

Schron Industrial Portfolio.....   317,500,000    7.4%   $22,500,000          GSMC           9.42889%     10/6/15(2)       Yes
                                                                         Potomac Realty
Maryland Multifamily Portfolio..   200,000,000    4.7%   $20,000,000      Capital, LLC    LIBOR + 6.25%    7/6/12(2)       Yes
Gateway at Lake Success.........   110,000,000    2.6%   $15,000,000          GCFP            6.575%       9/6/10(2)       Yes
1425 New York Avenue............   105,770,000    2.5%   $31,230,000          GSMC       LIBOR + 6.5%(3)   7/6/06          Yes
Cross Point.....................    86,000,000    2.0%   $11,500,000(4)       GCFP        LIBOR + 4.50%    9/6/10(2)       Yes
Concord & Foulkstone............    78,000,000    1.8%   $ 8,000,000      LEM Mezzanine        11.0%      10/6/15          Yes
Meadowbrook North...............    48,000,000    1.1%   $ 6,000,000          GCFP             6.37%       8/6/10          Yes

----------
(1)  Includes provisions stating that the mezzanine loan is subordinate to the mortgage loan and that no payments will be made on the mezzanine loan from funds derived from the related mortgaged property upon an event of default under the related mortgage loan.

(2)  Co-terminus with the related mortgage loan maturity date.

(3)  Increases as described under "Annex B--Structural and Collateral Term
     Sheet--Ten Largest Mortgage Loans--1425 New York Avenue--Mezzanine or
     Subordinate Indebtedness."

(4)  The current balance of the mezzanine loan is $0. However, the terms of the mezzanine loan entitle the mezzanine borrower to up to $11,500,000, subject to certain restrictions, on a date prior to August 2008.

     With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Kimberly Square, representing 0.1% of the Initial Mortgage Pool Balance, 49% of each member's interest in the borrowing entity (not including the borrower's managing member)
has been pledged, among other things, as additional collateral to The National
Bank of South Carolina to secure a construction loan of up to $31,610,000 to JAH
Nicholasville Road #2, LLC, a Kentucky entity in which the members of the borrower also have a direct or indirect interest. This construction loan is anticipated to be refinanced in June 2006, thus releasing the member's interests. We cannot assure you that the anticipated refinancing will occur.

     In the case of the above described mortgage loans with existing mezzanine debt, the holder of the mezzanine loan generally has the right to cure certain defaults occurring on the related mortgage loan and the right to purchase the mortgage loan from the trust if certain mortgage loan defaults occur. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the mortgage loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the mortgage loan. The specific rights of the related mezzanine lender with respect to any future mezzanine loan will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described above.

     With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Wells Fargo Center, representing 1.8% of the Initial Mortgage Pool Balance, the mortgage loan documents permit the related borrower's parent (or any entity holding any direct or indirect interests in the borrower's parent) to pledge their direct or indirect ownership interest in the related borrower to any institutional lender providing a corporate line of credit or other financing, provided that the value of the Mortgaged Property which is indirectly pledged as collateral under such financing constitutes no more than 33% of the total value of all assets directly or indirectly securing such financing.

     With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Doubletree Club Hotel -
Atlanta, GA, representing 0.2% of the Initial Mortgage Pool Balance, the related borrower incurred $700,000 of other debt from an affiliate secured by a pledge of 100% of the partnership interest in the borrower. This other debt is payable only to the extent (i) excess cash flow is available and (ii) there is no event of default under the mortgage loan documents. The other debt is subject to a subordination and intercreditor agreement during the mortgage loan term.

     With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Lynnhaven Mall, representing 5.8% of the Initial Mortgage Pool Balance, the related borrower is permitted to pledge direct interests in the borrower or debt granting rights similar to preferred equity so long as confirmation has been received from each rating agency that the debt would not result in the downgrade, withdrawal or qualification of the then current ratings of the series 2005-GG5 certificates.

                                      S-77

     With respect to the mortgage loans listed in the chart below, the related
Mortgage Loan Sellers have informed us that the direct and/or indirect equity owners of the borrower are permitted to pledge its interest in the related borrower as security for a mezzanine loan, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, a combined maximum loan-to-value ratio and a combined minimum debt-service-coverage ratio, as listed below:

                                                      COMBINED   COMBINED   INTERCREDITOR
                                      LOAN CUT-OFF    MAXIMUM     MINIMUM     AGREEMENT
           MORTGAGE LOAN              DATE BALANCE   LTV RATIO     DSCR      REQUIRED(1)
-----------------------------------   ------------   ---------   --------   -------------

Lynnhaven Mall.....................   $249,903,409      75%        1.20x         Yes
Maryland Multifamily Portfolio.....   $200,000,000      90%        1.00x         Yes
33 Benedict Place - Unilever.......   $ 70,000,000      85%         N/A          Yes
555 Ninth Street...................   $ 50,000,000      80%        1.17x         Yes
Hookston Square....................   $ 30,500,000      85%        1.07x         Yes
Whitehall Hotel(2).................   $ 26,000,000      N/A         N/A          Yes
Lincoln Building...................   $ 14,400,000      80%        1.25x         Yes
Park Place Office Building(3)......   $ 12,300,000      75%        1.25x         Yes
Chartwell II.......................   $ 11,600,000      70%        1.40x         Yes
Kalani Industrial(4)...............   $  9,082,093      75%        1.25x         Yes
TBC Corp(5)........................   $  8,488,393      60%        1.20x         Yes
5175 East Pacific Coast Highway....   $  1,940,000      80%        1.10x         Yes

----------
(1)  Acceptable to lender.

(2)  Mezzanine debt is not permitted until at least 12 months after the loan origination date.

(3)  Mezzanine debt is not permitted until at least 24 months after the loan origination date.

(4)  Mezzanine debt is permitted solely in connection with the consummation of a transfer of the mortgaged property and assumption of the mortgage loan by a new borrower.

(5)  Mezzanine debt is not permitted until at least 60 months after the loan origination date.

     Except as disclosed under this "--Other Financing" subsection, we are not aware of any other mezzanine debt affecting borrowers under the mortgage loans that we intend to include in the Mortgage Pool.

     Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding. See "Risk Factors--Subordinate Debt
Increases the Likelihood That a Borrower Will Default on a Mortgage Loan
Underlying Your Offered Certificates" and "Legal Aspects of Mortgage
Loans--Subordinate Financing" in the accompanying prospectus.

     Zoning and Building Code Compliance. In connection with the origination of each mortgage loan that we intend to include in the trust, the related originator examined whether the use and operation of the mortgaged property were in material compliance with zoning, land-use, building, fire and safety ordinances, rules, regulations and orders then applicable to that property.
Evidence of this compliance may have been in the form of legal opinions, surveys, recorded documents, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. Where the property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, the related originator--

     o    determined that any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

     o    determined that casualty insurance proceeds would be available in an amount estimated by the originator to be sufficient to pay off the related mortgage loan in full;

     o    determined that the mortgaged property, if permitted to be repaired or restored in conformity with current law, would in the originator's judgment constitute adequate security for the related mortgage loan;
          and/or

     o    required law and ordinance insurance.

                                      S-78

     Lockboxes. Sixty-one mortgage loans, representing approximately 76.5% of the Initial Mortgage Pool Balance, generally provide that all rents and other income derived from the related mortgaged properties will be paid into one of the following types of lockboxes:

     o    HARD LOCKBOX. With respect to 48 mortgage loans, representing 65.8% of the Initial Mortgage Pool Balance, the related borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. With respect to hospitality properties that have a hard lockbox, although cash or "over-the-counter" receipts are deposited into the lockbox account by the manager of the related mortgaged property, credit card receivables are required to be deposited directly into the hard lockbox account.

     o    SOFT LOCKBOX. With respect to 13 mortgage loans, representing 10.6% of the Initial Mortgage Pool Balance, the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account.

     Cash Management. With respect to lockbox accounts, funds deposited into the lockbox account are disbursed either:

     o    in accordance with the related loan documents to satisfy the borrower's obligation to pay, among other things, current debt service payments, taxes and insurance and reserve account deposits with the remainder disbursed to the borrower (referred to as "in-place" cash management); or

     o    to the borrower on a daily or other periodic basis, until the occurrence of a triggering event, following which the funds will be disbursed to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes and insurance and reserve account deposits (referred to as "springing" cash management).

     Examples of triggering events may include:

     o    a decline, by more than a specified amount, in the net operating income of the related mortgaged property; or

     o    a failure to meet a specified debt-service-coverage ratio; or

     o    a failure to satisfy a condition specified in the related loan documents; or

     o    an event of default under the related loan documents.

     The mortgage loans provide for cash management as follows:

                   NUMBER OF   % OF INITIAL
  TYPE OF CASH      MORTGAGE     MORTGAGE
   MANAGEMENT        LOANS     POOL BALANCE
----------------   ---------   ------------
Springing.......       42          44.9%
In-place........       19          31.5%

In addition, certain of the mortgage loans include a "cash trap" feature under which, upon a triggering event such as those listed above, excess cash will not be released from the lender controlled account to the borrower; rather, the lender will be permitted to retain such excess cash as additional collateral for the mortgage loan or, in certain cases, the lender may apply such excess cash as a prepayment of the mortgage loan. Generally, such prepayment will not require yield maintenance. The pooling and servicing agreement will provide that the master servicer will not be permitted to apply any of such excess funds to the prepayment of the mortgage loan without the consent of the special servicer.

     Property, Liability and Other Insurance. Although exceptions exist, such as in cases where tenants are permitted to self-insure, the loan documents for each of the mortgage loans that we intend to include in the trust generally require the related borrower to maintain or cause to be maintained with respect to the corresponding mortgaged property the following insurance coverage--

                                      S-79

     o    property insurance in an amount that generally is, subject to a customary deductible, at least equal to the lesser of--

          1.   the outstanding principal balance of the subject mortgage loan
               (or, in the case of a Loan Group, the outstanding principal balance of the Loan Group), and

          2.   the full insurable replacement cost of the improvements located on the insured property;

     o    if any portion of the improvements at the property was in an area identified in the federal register by the Federal Emergency Management
          Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, if available, in an amount that is equal to the lesser of--

          1.   the outstanding principal balance of the subject mortgage loan
               (or, in the case of a Loan Group, the outstanding principal balance of the Loan Group),

          2.   the full insurable value of the improvements on the insured property that are located in the area identified as having specific flood hazards,

          3.   the maximum amount of insurance available under the National
               Flood Insurance Act of 1968, and

          4.   the full replacement cost of the improvements located on the mortgaged property;

     o    comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in such an amount as is generally required by reasonably prudent commercial lenders with respect to properties similar to the mortgaged properties in similar locales; and

     o    business interruption or rent loss insurance in an amount not less than the projected rental income or revenue from the insured property for at least 12 months.

     Substantially all of the mortgage loans that we intend to include in the trust provide that either (a) the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged property against certain acts of terrorism (except that the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged properties and located in or around the region in which such mortgaged property is located) or (b) the borrowers are required to provide such additional insurance coverage as lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties. Substantially all of the borrowers have obtained the required insurance against damage caused by terrorism; however, most of these policies have exclusions from coverage for damage caused by nuclear, chemical or biological events.

     The mortgaged properties for the mortgage loans that we intend to include in the trust, including certain of those properties located in California, are generally not insured against earthquake risks. A seismic assessment was conducted with respect to each mortgaged property that is located in California or in seismic zone 3 or 4. The seismic reports concluded that, except with respect to one mortgage loan, such mortgaged properties were not likely to experience a probable maximum or bounded loss in excess of 20% of the estimated replacement cost of the improvements as a result of an earthquake and, therefore, neither of the borrowers nor any tenant occupying an entire mortgaged property was required to obtain earthquake insurance. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the mortgaged properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used. With respect to the mortgaged property identified on Annex A to this prospectus supplement as
Mountaingate Plaza, representing 0.7% of the Initial Mortgage Pool Balance, the seismic assessment concluded that two of the related mortgaged properties were not likely to experience a probable maximum loss in excess of 30% and 33%, respectively, of the estimated replacement cost of the improvements as a result of an earthquake. The related borrower is required to maintain earthquake insurance in an amount not less than $25,000,000.

                                      S-80

     Various forms of insurance are maintained with respect to any of the mortgaged properties for the mortgage loans included in the trust, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust. See "Risk Factors--Lack of Insurance Coverage Exposes a Trust to Risk for
Particular Special Hazard Losses" in the accompanying prospectus.

     The applicable originator(s) and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan that we intend to include in the trust. Each title insurer may enter into such co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to standard exceptions, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee (indirectly in the case of the Non-Serviced Trust Loans) for the benefit of the series 2005-GG5 certificateholders for claims made against the trustee regarding the priority and validity of the borrowers' title to the subject mortgaged property.

ASSESSMENTS OF PROPERTY CONDITION

     Property Inspections. Each of the mortgaged properties securing a mortgage loan that we intend to include in the trust was inspected in connection with the origination or acquisition of that mortgage loan to assess its general condition.

     Appraisals. Each of the mortgaged properties securing a mortgage loan that we intend to include in the trust was appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute. Those appraisals were conducted in accordance with the Appraisal Foundation's Uniform Standards of
Professional Appraisal Practices. Each of those appraisals was conducted within
12 months of the origination of the related mortgage loan that we intend to include in the trust. The resulting appraised values and the dates of those appraisals are indicated on Annex A to this prospectus supplement. Each of the resulting appraisal reports or a separate letter contains a statement by the appraiser stating that the guidelines in Title XI of the Financial Institutions
Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. We have not independently verified the accuracy of that statement with respect to any of those properties.

     The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related mortgaged property. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. There can be no assurance that another appraiser would have arrived at the same opinion of value. Moreover,
Appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale. Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus supplement is not intended to be a representation as to the past, present or future market values of the mortgaged properties. Historical operating results of the mortgaged properties used in these appraisals may not be comparable to future operating results. In addition, other factors may impair the mortgaged properties' value without affecting their current net operating income, including:

     o    changes in governmental regulations, zoning or tax laws;

     o    potential environmental or other legal liabilities;

     o    the availability of refinancing; and

     o    changes in interest rate levels.

     Environmental Assessments. A third-party consultant conducted a Phase I environmental assessment or updated a previously conducted Phase I environmental site assessment with respect to each mortgaged property. Except in the case of two mortgaged properties, securing mortgage loans representing 0.7% of the
Initial Mortgage Pool Balance, such assessments or updates were completed during the 12-month period ending on the cut-off date. In all

                                      S-81

cases, such assessments or updates were conducted within 12 months of origination. Additionally, all such assessments or updates were completed within the 21-month period ending on the cut-off date.

     The environmental testing conducted at any particular mortgaged property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint and lead in drinking water were performed in most instances only at multifamily rental properties and only when the originator(s)
of the related mortgage loan or the environmental consultant involved believed this testing was warranted under the circumstances.

     The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged properties. In cases where the testing identified the presence of asbestos-containing materials, lead-based paint and/or radon, the environmental consultant generally recommended, and the related loan documents generally required:

     o    the continuation or the establishment of an operation and maintenance plan to address the issue, or

     o    the implementation of a remediation program.

     If the particular asbestos-containing materials or lead-based paint was in poor condition, then this could result in a claim for damages by any party injured by the condition.

     In cases where the environmental assessment identified an adverse or potentially adverse environmental condition at the mortgaged property, the related originator(s) of the mortgage loan generally required the related borrower:

     o    to carry out the specific remedial measures prior to closing if no third party was identified as being responsible for the remediation;
          or

     o    to carry out the specific remedial measures post-closing and deposit with the lender a cash reserve in an amount generally equal to 100% to
          125% of the estimated cost to complete the remedial measures; or

     o    to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents; or

     o    to obtain environmental insurance (which contains specific coverage limits and deductibles and which may not be sufficient to cover all losses from certain environmental conditions).

     Some borrowers under the mortgage loans may not have satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged property because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

     In several cases, the environmental assessment for a mortgaged property identified environmental problems at nearby properties. Such assessment generally indicated, however, that--

     o    the mortgaged property had not been affected or had been minimally affected,

     o    the potential for the problem to affect the mortgaged property was limited, or

     o    a person responsible for remediation had been identified.

     See "Risk Factors--Risks Related to the Underlying Mortgage Loans--Lending
on Income-Producing Real Properties Entails Environmental Risk" in this prospectus supplement.

                                      S-82

     The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged properties is based on the results of the environmental assessments referred to in this "--Environmental
Assessments" subsection and has not been independently verified by us, the underwriters or any of our or their respective affiliates.

     There can be no assurance that the environmental assessments referred to above identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged properties securing the mortgage loans.

     Engineering Assessments. In connection with the origination process, each mortgaged property securing the mortgage loans that we intend to include in the trust, was inspected by an engineering firm to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements with respect to some of those mortgaged properties. In cases where the cost of repair was deemed material, the related borrowers were generally required to deposit with the lender an amount generally equal to 125%
of the engineering firm's estimated cost of the recommended repairs, corrections or replacements to assure their completion or in some cases to have the repairs guaranteed by the sponsor or parent of the borrower in lieu of reserves.

ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

     On or before the date of initial issuance of the offered certificates, the following transfers of the underlying mortgage loans will occur. In each case, the transferor will assign the mortgage loans to be included in the trust, without recourse (other than the repurchase obligation of the applicable
Mortgage Loan Seller in connection with a breach of a representation or a warranty with respect to a mortgage loan sold by it), to the transferee.

                              ---------------------
                              Mortgage Loan Sellers
                                      GCFP
                                 $2,135,282,320
                                      GSMC
                                 $1,909,963,640
                                    GSMC and
                              Commerzbank, jointly
                                  $249,903,409
                              ---------------------

                               All mortgage loans
                                 $4,295,149,368

                            ------------------------
                                Greenwich Capital
                            Commercial Funding Corp.
                            ------------------------

                               All mortgage loans
                                 $4,295,149,368

                                 --------------
                                   Commercial
                                 Mortgage Trust
                                    2005-GG5
                                 --------------

                                      S-83

     In connection with the foregoing transfers, the Mortgage Loan Sellers will be required to deliver to the trustee the following documents, among others, with respect to each mortgage loan, other than the Wells Fargo Center Trust Loan and San Francisco Centre Trust Loan:

     o    either--

          1.   the original promissory note evidencing that mortgage loan, or

          2.   if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

          o    the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of the
               mortgage instrument;

          o    the original or a copy of the co-lender agreement or
               intercreditor agreement, if such mortgage loan is part of a split loan structure;

          o    the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that assignment of leases and rents;

     o    either--

          1.   an executed assignment of the mortgage instrument in favor of the trustee, in recordable form except for missing recording
               information relating to that mortgage instrument, or

          2.   a certified copy of that assignment as sent for recording;

     o    either--

          1.   an executed assignment of any separate assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to that assignment of leases and rents, or

          2.   a certified copy of that assignment as sent for recording; and

          o    an original or copy of the related lender's title insurance policy, or if a title insurance policy has not yet been issued, a
               "marked-up" commitment for title insurance or a pro forma policy.

     With respect to the Wells Fargo Center Loan Group, Wells Fargo Bank, N.A.,
as the trustee under the 2005-GG4 PSA will hold the original documents related to the Wells Fargo Center Loan Group for the benefit of the 2005-GG4 Trust and the trust fund formed by the pooling and servicing agreement for this transaction, other than the related note that is not an asset of the trust fund formed by the 2005-GG4 PSA, which will be held by the trustee under the pooling and servicing agreement for this transaction.

     With respect to the San Francisco Centre Loan Group, LaSalle Bank National
Association, as the trustee under the 2005-C20 PSA will hold the original documents related to the San Francisco Centre Loan Group for the benefit of the
2005-C20 Trust and the trust fund formed by the pooling and servicing agreement for this transaction, other than the related note that is not an asset of the trust fund formed by the 2005-C20 PSA, which will be held by the trustee under the pooling and servicing agreement for this transaction.

     The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the mortgage loans in the trust, in trust for the benefit of the series 2005-GG5 certificateholders.
Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received. None of the trustee, the fiscal agent, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

                                      S-84

     If, as provided in the pooling and servicing agreement--

     o    any of the above-described documents required to be delivered by the applicable Mortgage Loan Seller to the trustee is not delivered or is otherwise defective, and

     o    that omission or defect materially and adversely affects the interests of the series 2005-GG5 certificateholders in the subject loan,

then the omission or defect will constitute a material document defect as to which the trust will have the rights against the applicable Mortgage Loan
Seller, as applicable, described under "--Cures and Repurchases" below.

     Within a specified period following the later of--

     o    the date on which the offered certificates are initially issued, and

     o    the date on which all recording information necessary to complete the subject document is received by the trustee,

the trustee will be required to submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in favor of the trustee described above (other than with respect to the Non-Serviced Loan Groups). Because most of the mortgage loans that we intend to include in the trust are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

     As of the date of initial issuance of the offered certificates, each of the
Mortgage Loan Sellers will make with respect to each mortgage loan sold by it that we include in the trust, representations and warranties generally to the effect described below, together with any other representations and warranties as may be required by the applicable rating agencies as set forth and subject to the exceptions described in the related mortgage loan purchase agreement:

     o    The information pertaining to the mortgage loan set forth in the loan schedule attached to the pooling and servicing agreement is true and accurate in all material respects as of the cut-off date and contains all information required by the pooling and servicing agreement to be contained therein.

     o    Prior to the sale of the mortgage loan to the depositor, the Mortgage
          Loan Seller was the owner of such mortgage loan, had good title to it, had full right, power and authority to sell, assign and transfer such mortgage loan and has transferred such mortgage loan free and clear of any and all liens, pledges and security interests of any nature encumbering such mortgage loan other than with respect to loans in a split loan structure, the applicable companion loans.

     o    As of the date of its origination, the mortgage loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of the mortgage loan, including applicable usury laws.

     o    The proceeds of the mortgage loan have been fully disbursed (except in those cases where the full amount of the mortgage loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the mortgaged property), and there is no requirement for future advances.

     o    The promissory note, each mortgage instrument, and each assignment of leases and rents, if any, with respect to the mortgage loan is the legal, valid and binding obligation of the maker thereof, subject to any nonrecourse provisions in the particular document and any state anti-deficiency legislation, and is enforceable in accordance with its terms, except that (1) such enforcement may be limited by (a)
          bankruptcy, insolvency, receivership, reorganization, liquidation, redemption, moratorium and/or other similar laws and (b) by general principles of equity, regardless of whether that enforcement is considered in a proceeding in equity or at law, and (2) certain provisions in the subject agreement or instrument may be

                                      S-85

          further limited or rendered unenforceable by applicable law, but those limitations will not render the subject agreement or instrument invalid as a whole or substantially interfere with the mortgagee's realization of the benefits provided by the subject agreement or instrument.

     o    Each related mortgage instrument is a valid and, subject to the exceptions and limitations in the preceding bullet, enforceable first lien on the related mortgaged property, except for Permitted
          Encumbrances and, with respect to mortgage loans with a split loan structure, the applicable companion loan. The Permitted Encumbrances do not, individually or in the aggregate, materially and adversely interfere with the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged property or the current ability of the related mortgaged property to pay its obligations under the subject mortgage loan when they become due (other than a balloon payment, which would require a refinancing).

     o    Subject to the exceptions and limitations on enforceability in the second preceding bullet, there is no valid offset, defense, counterclaim or right of rescission with respect to the promissory note or any related mortgage instrument or other agreement executed by the related borrower in connection with the mortgage loan.

     o    The assignment of each related mortgage instrument in favor of the trustee (or in the case of a Non-Serviced Trust Loan, the assignment in favor of the current holder of the mortgage) constitutes the legal, valid, binding and, subject to the limitations and exceptions in the third preceding bullet, enforceable assignment of that mortgage instrument to the trustee.

     o    All real estate taxes and governmental assessments that prior to the cut-off date became due and payable in respect of, and materially affect, any related mortgaged property, have been paid or are not yet delinquent, or an escrow of funds in an amount sufficient to cover those payments has been established.

     o    To the actual knowledge of the Mortgage Loan Seller, there is no proceeding pending for total or partial condemnation of each related mortgaged property that materially affects its value, and each related mortgaged property was free of material damage. With respect to the mortgaged properties that are located in counties in Alabama,
          Louisiana or Texas that, as of the cut-off date, are listed on the
          FEMA website as having been designated by FEMA for Individual
          Assistance or Public Assistance following Hurricane Katrina or
          Hurricane Rita, as of the cut-off date, there is no material damage.

     o    To the actual knowledge of the Mortgage Loan Seller, except where a tenant under a lease is permitted to self-insure, all insurance required under the mortgage loan was in full force and effect with respect to each related mortgaged property.

     o    As of the date of initial issuance of the offered certificates, the mortgage loan is not 30 days or more past due in respect of any scheduled payment of principal and/or interest.

     o    The related borrower is not a debtor in any bankruptcy,
          reorganization, insolvency or comparable proceeding.

     If,  as provided in the pooling and servicing agreement--

     o    there exists a breach of any of the above-described representations and warranties made by the applicable Mortgage Loan Seller, and

     o    that breach materially and adversely affects the interests of the series 2005-GG5 certificateholders in the subject mortgage loan,

then that breach will be a material breach as to which the trust will have the rights against the applicable Mortgage Loan Seller, as applicable, described under "--Cures and Repurchases" below.

                                      S-86

CURES AND REPURCHASES

     If there exists a material breach of any of the representations and warranties made by the applicable Mortgage Loan Seller with respect to any of the mortgage loans sold by it, as discussed under "--Representations and
Warranties" above, or if there exists a material document defect with respect to any mortgage loan sold by it, as discussed under "--Assignment of the Underlying
Mortgage Loans" above, then the applicable Mortgage Loan Seller, as applicable, will be required either:

     o    to remedy that material breach or material document defect, as the case may be, in all material respects, or

     o    to repurchase the affected mortgage loan at a price generally equal to the sum of--

          1.   the unpaid principal balance of that mortgage loan at the time of purchase, plus

          2.   all unpaid interest, other than Default Interest, due with respect to that mortgage loan pursuant to the related loan documents through the due date in the collection period of purchase, plus

          3.   all unreimbursed servicing advances relating to that mortgage loan, plus

          4.   all unpaid interest accrued on advances made by the master servicer, the special servicer, the trustee and/or the fiscal agent with respect to that mortgage loan, plus

          5.   to the extent not otherwise covered by clause 4. of this bullet, all unpaid special servicing fees (including all unpaid workout fees and liquidation fees due to the special servicer) and other
               Additional Trust Fund Expenses related to that mortgage loan, plus

          6.   if the affected mortgage loan is not repurchased by the mortgage loan seller within the applicable cure period (generally 90 days after discovery by or notice to the applicable mortgage loan seller of such breach or defect, plus, in certain cases, an additional 90 days as described in the next paragraph), a
               liquidation fee in connection with such repurchase (to the extent such fee is payable under the terms of the pooling and servicing agreement).

     The time period within which the applicable Mortgage Loan Seller must complete that remedy or repurchase will generally be limited to 90 days following the earlier of the responsible party's discovery or receipt of notice of the subject material breach or material document defect, as the case may be.
However, if the applicable Mortgage Loan Seller is diligently attempting to correct the problem, then, with limited exception, it will be entitled to an additional 90 days (or more in the case of a material document defect resulting from the failure of the responsible party to have received the recorded documents) to complete that remedy or repurchase.

     If a material breach or a material document defect exists with respect to any mortgage loan (i) that is cross-collateralized with one or more other mortgage loans in the trust and the cross-collateralization can be terminated, or (ii) that is secured by a portfolio of mortgaged properties, then the applicable Mortgage Loan Seller will be permitted, subject to specified conditions including no adverse tax consequence for the trust, to repurchase or substitute only the affected mortgage loan or mortgaged property. Otherwise, such entire cross-collateralized group will be treated as a single mortgage loan for purposes of--

     o    determining the materiality of the subject breach or document defect,
          and

     o    the repurchase remedy.

      The cure/repurchase obligations described above will constitute the sole remedy available to the series 2005-GG5 certificateholders in connection with a material breach of any representations or warranties or a material document defect with respect to any mortgage loan in the trust. None of the depositor, the underwriters, the master servicer, the special servicer, the trustee, the fiscal agent, any other Mortgage Loan Seller nor any other person will be obligated to repurchase any affected mortgage loan in connection with a material breach of any of the representations and warranties or a material document defect if the applicable Mortgage Loan Seller defaults on its obligations to do
so. There can be no assurance that the applicable Mortgage Loan Seller will have sufficient assets to repurchase a mortgage loan if required to do so. If the breach or defect relates to the Jointly Sold Loan, each of

                                      S-87

GSMC and Commerzbank will be obligated to take these remedial actions only with respect to the portion of the Jointly Sold Loan sold by it. Therefore, it is possible that under certain circumstances only one of those two Mortgage Loan
Sellers will repurchase or otherwise comply with the foregoing obligations.

THE MORTGAGE LOAN SELLERS AND ORIGINATORS

     The Mortgage Loan Sellers are Greenwich Capital Financial Products, Inc.,
Goldman Sachs Mortgage Company, and Commerzbank AG, New York Branch. The
information set forth in this prospectus supplement concerning each Mortgage
Loan Seller has been provided by that Mortgage Loan Seller, and neither the depositor nor the underwriters nor any other Mortgage Loan Seller make any representation or warranty as to the accuracy or completeness of that information.

     o    Greenwich Capital Financial Products, Inc., a Delaware corporation, is an affiliate of the depositor and Greenwich Capital Markets, Inc., one of the underwriters. Greenwich Capital Financial Products, Inc.
          engages in the business of originating, financing and acquiring commercial and residential mortgage loans and other receivables. The principal offices of Greenwich Capital Financial Products, Inc. are located at 600 Steamboat Road, Greenwich, Connecticut 06830. Its
          telephone number is (203) 625-2700.

     o    Goldman Sachs Mortgage Company, a New York limited partnership, is an affiliate of Goldman, Sachs & Co., one of the underwriters, and Archon
          Financial, L.P., one of the originators. Goldman Sachs Mortgage
          Company engages primarily in the business of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in such trusts and selling or otherwise distributing such certificates. All of the mortgage loans sold by GSMC to the depositor were originated by Archon Financial, L.P., an affiliate of GSMC, other than the Jointly Sold Loan which was jointly originated by Commerzbank and Archon and one mortgage loan, the San Francisco Centre Trust Loan, which Archon jointly originated with Wachovia Bank, National
          Association. The principal offices of Goldman Sachs Mortgage Company are located at 85 Broad Street, New York, New York 10004. Its telephone number is (212) 902-1000.

     o    Archon Financial, L.P. ("ARCHON"), a Delaware limited partnership, is an affiliate of Goldman Sachs Mortgage Company, one of the loan sellers, and Goldman, Sachs & Co., one of the underwriters. The mortgage loan identified on Annex A to this prospectus supplement as
          Lynnhaven Mall was jointly originated by Archon and Commerzbank, and
          Archon sold its portion to Goldman Sachs Mortgage Company. The mortgage loans originated by Archon were sold to GSMC. The principal offices of Archon are located at 600 East Las Colinas Boulevard, Suite
          450, Irving, Texas 75039. Its telephone number is (972) 501-3900.

     o    Commerzbank AG, New York Branch ("COMMERZBANK"), is the New York
          branch of Commerzbank Aktiengesellschaft ("COMMERZBANK AG").
          Commerzbank AG is a German private-sector bank which conducts extensive banking business in the United States, concentrating primarily in corporate lending, real estate finance, letter of credit and banker's acceptance facilities, syndicated loan transactions and treasury operations including foreign exchange transactions. The mortgage loan identified on Annex A to this prospectus supplement as
          Lynnhaven Mall was jointly originated by Commerzbank and Archon
          Financial, L.P. The principal offices of Commerzbank are located at 2
          World Financial Center, 34th Floor, New York, New York 10281. Its
          telephone number is (212) 266-7200.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the Mortgage Pool is based upon the Mortgage Pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the mortgage loans on or before the cut-off date. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the Mortgage Pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the Mortgage Pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates
and

                                      S-88

maturities, as well as the other characteristics of the mortgage loans included in the trust described in this prospectus supplement, may vary, and the actual
Initial Mortgage Pool Balance may be as much as 5% larger or smaller than the
Initial Mortgage Pool Balance specified in this prospectus supplement.

     A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. We will file that current report on Form 8-K, together with the pooling and servicing agreement as an exhibit, with the SEC after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the Mortgage Pool, that removal or addition will be noted in that current report on Form 8-K.

               SERVICING UNDER THE POOLING AND SERVICING AGREEMENT

GENERAL

     The pooling and servicing agreement will govern the servicing and administration of the mortgage loans in the trust (other than the Non-Serviced
Trust Loans (i.e., the Wells Fargo Center Trust Loan and the San Francisco
Centre Trust Loan)) as well as the servicing and administration of the Companion
Loans (other than the Non-Serviced Companion Loans), and any REO Properties
acquired by the trust as a result of foreclosure or other similar action. The following summaries describe some of the provisions of the pooling and servicing agreement relating to the servicing and administration of those mortgage loans and REO Properties. You should also refer to the accompanying prospectus, in particular the section captioned "Description of the Governing Documents" for additional important information regarding provisions of the pooling and servicing agreement that relate to the rights and obligations of the master servicer and the special servicer.

     The pooling and servicing agreement provides that, except for the
Non-Serviced Loan Groups, the master servicer and the special servicer must each service and administer the mortgage loans and the Companion Loans and any REO
Properties in the trust, directly or through the primary servicer or sub-servicers, in accordance with--

     o    any and all applicable laws,

     o    the express terms of the pooling and servicing agreement and, in the case of the Loan Groups, the related co-lender agreement,

     o    the express terms of the subject mortgage loans, and

     o    to the extent consistent with the foregoing, the Servicing Standard.

     In general, the master servicer will be responsible for the servicing and administration of each mortgage loan and the Companion Loans (other than the
Non-Serviced Loan Groups)--

     o    as to which no Servicing Transfer Event has occurred, or

     o    that is a worked-out mortgage loan as to which no new Servicing
          Transfer Event has occurred.

     The special servicer, on the other hand, will be responsible for the servicing and administration of each mortgage loan and each Companion Loan
(other than the Non-Serviced Loan Groups) as to which a Servicing Transfer Event has occurred and which has not yet become a worked-out mortgage loan with respect to that Servicing Transfer Event. The special servicer will also be responsible for the administration of each REO Property acquired by the trust.

     Despite the foregoing, the pooling and servicing agreement will require the master servicer to continue to collect information and prepare all reports to the trustee required to be collected or prepared with respect to any specially serviced mortgage loans and, otherwise, to render other incidental services with respect to any such specially serviced assets to the extent provided in the pooling and servicing agreement. In addition, the special servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-specially serviced mortgage loans. Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the pooling and servicing agreement.

                                      S-89

     The master servicer will transfer servicing of a mortgage loan (other than a Non-Serviced Loan Group) to the special servicer upon the occurrence of a
Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist.
In the case of any Loan Group (other than a Non-Serviced Loan Group), the occurrence of a Servicing Transfer Event with respect to any mortgage loan in the Loan Group will automatically result in the occurrence of a Servicing
Transfer Event with respect to the other loans in the Loan Group.

     With respect to each Non-Serviced Loan Group, the Non-Serviced Loan Groups are being serviced and administered in accordance with the related Pari Passu
PSA (and all decisions, consents, waivers, approvals and other actions on the part of the holders of the Non-Serviced Loan Group will be effected in accordance with the related Pari Passu PSA and related intercreditor agreements). Consequently, the servicing provisions set forth in this prospectus supplement and the administration of accounts will not be applicable to any
Non-Serviced Loan Group, but instead the servicing and administration of the
Non-Serviced Loan Group will be governed by the related Pari Passu PSA.

     Each Pari Passu PSA provides or will provide for servicing transfer events that are similar but not identical to those set forth in this prospectus supplement. Upon the occurrence of a servicing transfer event under the related
Pari Passu PSA, servicing of the related Non-Serviced Trust Loan and its related
Non-Serviced Companion Loan(s) will be transferred to the related special servicer.

     Some of the mortgage loans that we intend to include in the trust are currently being serviced by third-party servicers that are entitled to and will become sub-servicers of these loans on behalf of the master servicer. Neither the trustee nor any other successor master servicer may terminate the sub-servicing agreement for any of those sub-servicers without cause.

     The master servicer intends to enter into an agreement with Midland Loan
Services, Inc. acting as primary servicer for the mortgage loans sold to us by
Goldman Sachs Mortgage Company and Commerzbank AG, New York Branch (other than the San Francisco Centre Trust Loan and certain other mortgage loans that had subservicers in place prior to this securitization) under which the primary servicer will assume many of the servicing obligations of the master servicer presented in this section with respect to those mortgage loans sold by Goldman
Sachs Mortgage Company and Commerzbank AG, New York Branch to the trust. The primary servicer is subject to the Servicing Standard. If an event of default occurs in respect of the master servicer and the master servicer is terminated, such termination will not in and of itself cause the termination of the primary servicer. Notwithstanding the provisions of any primary servicing agreement or the pooling and servicing agreement, the master servicer shall remain obligated and liable to the trustee, paying agent, the special servicer and the series
2005-GG5 certificateholders for servicing and administering of the mortgage loans in accordance with the provisions of the pooling and servicing agreement to the same extent as if the master servicer was alone servicing and administering the mortgage loans. The sub-servicing agreement with the primary servicer will have events of default and termination provisions analogous to those contained in the pooling and servicing agreement.

     In general, for so long as any mortgage loan that is part of a Loan Group is included in the trust (other than the Non-Serviced Loan Groups), the related
Companion Loan will be serviced and administered under the pooling and servicing agreement generally as if it was a mortgage loan included in the trust (other than in the case of The Pointe Office/Retail Buildings properties and the
Raintree Center property Loan Groups, for which a separate servicer of the related subordinated Companion Loan will collect the related monthly payment from the borrower).

THE INITIAL MASTER SERVICER, THE INITIAL SPECIAL SERVICER AND THE INITIAL
PRIMARY SERVICER

     The Master Servicer. Wachovia Bank, National Association, a national banking association, will act as master servicer under the pooling and servicing agreement. Its principal servicing offices are located at NC 1075, 8739 Research
Drive URP4, Charlotte, North Carolina 28262-1075.

     As of June 30, 2005, Wachovia and its affiliates were responsible for master or primary servicing approximately 16,346 commercial and multifamily loans totaling approximately $158 billion in aggregate outstanding principal amount, including loans securitized in mortgage-backed securitization transactions. Wachovia will make no

                                      S-90

representation as to the validity or sufficiency of the pooling and servicing agreement, the series 2005-GG5 certificates, the mortgage loans or this prospectus supplement.

     The information set forth in this prospectus supplement concerning Wachovia
Bank, National Association has been provided by it.

     The Primary Servicer. Midland Loan Services, Inc., a Delaware corporation, will initially be appointed as primary servicer under the pooling and servicing agreement for the mortgage loans sold to us by Goldman Sachs Mortgage Company and Commerzbank AG, New York Branch (other than the San Francisco Centre mortgage loan and certain other mortgage loans that had subservicers in place prior to this securitization).

     Midland Loan Services, Inc. is a wholly-owned subsidiary of PNC Bank,
National Association and PNC Bank, National Association is a wholly-owned subsidiary of The PNC Financial Services Group, Inc. Midland is a real estate financial services company that provides loan servicing and asset management for large pools of commercial and multifamily real estate assets. Midland's principal offices are located at 10851 Mastin Street, Building 82, Suite 700,
Overland Park, Kansas 66210.

     As of June 30, 2005, Midland was servicing approximately 15,879 commercial and multifamily loans with a total principal balance of approximately $118.8 billion. The collateral for these loans is located in all 50 states, the
District of Columbia, Puerto Rico, Guam and Canada. Approximately 10,603 of
those loans, with a total principal balance of approximately $84.3 billion, pertain to commercial and multifamily mortgage-backed securities.

     The information set forth in this prospectus supplement concerning Midland
Loan Services, Inc. has been provided by it.

     The Special Servicer. LNR Partners, Inc., a Florida corporation ("LNR
PARTNERS") and a subsidiary of LNR Property Holdings Ltd. ("LNR CORP."), will initially be appointed as special servicer (the "SPECIAL SERVICER") of the
Mortgage Loans. The principal executive offices of the Special Servicer are located at 1601 Washington Avenue, Miami Beach, Florida, 33139, and its
telephone number is (305) 695-5600. LNR Corp., through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in (i) acquiring, developing, repositioning, managing and selling commercial and multi-family residential real estate properties, (ii) investing in high-yielding real estate loans, and (iii) investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage-backed securities.

     The Special Servicer and its affiliates have regional offices located across the country in Florida, Georgia, Oregon, Texas, Massachusetts, North
Carolina and California and in Europe in London, England, Munich, Germany and
Paris, France. As of May 31, 2005, the Special Servicer and its affiliates specially service a portfolio which included an original count of approximately
16,000 assets in all 50 states and in Europe with an original face value of $130 billion, all of which are commercial real estate assets. The Special Servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust. Accordingly, the assets of the Special Servicer and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the mortgaged properties for tenants, purchasers, financing and so forth.

     The information set forth in this prospectus supplement concerning LNR
Partners and LNR Corp. has been provided by them.

     As described in this prospectus supplement under "Replacement of the
Special Servicer," with respect to each Loan Group, the holder of certain of the
Companion Loans will have certain rights to terminate an existing special servicer with respect to the related Loan Group. Accordingly, certain of the mortgage loans could have a different special servicer than the rest of the mortgage loans.

SERVICING OF THE NON-SERVICED LOAN GROUPS

     Wells Fargo Center Loan Group. The Wells Fargo Center Loan Group and any
related REO property are being serviced under the 2005-GG4 PSA. The 2005-GG4 PSA provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The servicing arrangements under the 2005-GG4 PSA are generally similar to, but not identical to, the servicing arrangements under the pooling and servicing agreement for this transaction.

                                      S-91

     In that regard:

     o    The 2005-GG4 Master Servicer is GMAC Commercial Mortgage Corporation
          and the 2005-GG4 Special Servicer is LNR Partners, Inc., with respect to the servicing of the Wells Fargo Center Loan Group.

     o    The 2005-GG4 Trustee will be the mortgagee of record for the Wells
          Fargo Center Loan Group.

     o    The master servicer, the special servicer, the trustee or the fiscal agent under the pooling and servicing agreement for this transaction will have no obligation or authority to supervise the 2005-GG4 Master
          Servicer, the 2005-GG4 Special Servicer or the 2005-GG4 Trustee or to
          make servicing advances with respect to the Wells Fargo Center Loan
          Group. The obligation of the master servicer and the special servicer to provide information and collections to the trustee and the series
          2005-GG5 certificateholders with respect to the Wells Fargo Center
          Loan Group, as applicable, will be dependent on their receipt of the corresponding information and collections from the 2005-GG4 Master
          Servicer or the 2005-GG4 Special Servicer, as applicable.

     o    The 2005-GG4 Master Servicer will make servicing advances and remit collections on the Wells Fargo Center Trust Loan to or on behalf of the trust, but will not make P&I advances.

     o    The master servicer will be required to make P&I advances on the Wells
          Fargo Center Trust Loan, unless it has determined that such advances would not be recoverable from collections on the related Trust Loan.
          If the master servicer is an S&P approved servicer and a Moody's approved master servicer, the 2005-GG4 Master Servicer may also rely on a determination by the master servicer that a P&I advance with respect to the Wells Fargo Center Trust Loan is nonrecoverable.

     o    Pursuant to the 2005-GG4 PSA, the workout fee and liquidation fee with respect to the Wells Fargo Center Trust Loan will be 1.0% and 1.0%, respectively.

     o    With respect to the Wells Fargo Center Loan Group, the majority certificateholder of the controlling class for this transaction will be able to consult on a non-binding basis with the 2005-GG4 Special
          Servicer with respect to certain proposed actions to be taken by the
          2005-GG4 Master Servicer or the 2005-GG4 Special Servicer. See "--The
          Directing Holders--Non-Serviced Loan Groups" below in this prospectus supplement.

     o    With respect to the Wells Fargo Center Loan Group, the 2005-GG4
          Special Servicer may be removed as special servicer only for cause, but only with the consent of the controlling class of the 2005-GG4
          Trust, subject to rating agency confirmation that such appointment would not result in the downgrade, withdrawal or qualification of the then-current ratings of the certificates issued in either
          securitization which includes a mortgage loan in the related Loan
          Group.

     o    The transfer of the ownership of the Wells Fargo Center Pari Passu
          Companion Loan to any person or entity other than institutional lenders, investment funds exceeding a minimum net worth requirement, their affiliates or to trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited.

     San Francisco Centre Loan Group. The San Francisco Centre Loan Group and
any related REO property are being serviced under the 2005-C20 PSA. The 2005-C20
PSA provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The servicing arrangements under the 2005-C20
PSA are generally similar to, but not identical to, the servicing arrangements under the pooling and servicing agreement for this transaction.

     In that regard:

     o    The 2005-C20 Master Servicer is Wachovia Bank, National Association
          and the 2005-C20 Special Servicer is CWCapital Asset Management, LLC,
          with respect to the servicing of the San Francisco Centre Loan Group.

                                      S-92

     o    The 2005-C20 Trustee will be the mortgagee of record for the San
          Francisco Centre Loan Group.

     o    The master servicer, the special servicer, the trustee or the fiscal agent under the pooling and servicing agreement will have no obligation or authority to supervise the 2005-C20 Master Servicer, the
          2005-C20 Special Servicer or the 2005-C20 Trustee or to make servicing advances with respect to the San Francisco Centre Loan Group. The obligation of the master servicer and the special servicer to provide information and collections to the trustee and the series 2005-GG5 certificateholders with respect to the San Francisco Centre Loan
          Group, as applicable, will be dependent on their receipt of the corresponding information and collections from the 2005-C20 Master
          Servicer or the 2005-C20 Special Servicer, as applicable.

     o    The 2005-C20 Master Servicer will make servicing advances and remit collections on the San Francisco Centre Loan Group to or on behalf of the trust, but will not make P&I advances.

     o    The master servicer will be required to make P&I advances on the San
          Francisco Centre Trust Loan, unless it has determined that such advances would not be recoverable from collections on the related
          Trust Loan. If the master servicer is an S&P approved servicer and a
          Moody's approved master servicer, the 2005-C20 Master Servicer may also rely on a determination by the master servicer that a P&I advance with respect to the San Francisco Centre Trust Loan is nonrecoverable.

     o    Pursuant to the 2005-C20 PSA, the workout fee and liquidation fee with respect to the San Francisco Centre Trust Loan will each be 1.0%.

     o    With respect to the San Francisco Centre Loan Group, the majority certificateholder of the controlling class for the 2005-C20 Trust will be able to withhold their approval to certain proposed actions to be taken by the 2005-C20 Master Servicer or the 2005-C20 Special
          Servicer. The majority certificateholder of this trust will have no right to participate in any servicing decision. See "--The Directing
          Holders--Non-Serviced Loan Groups" below in this prospectus supplement.

     o    With respect to the San Francisco Centre Loan Group, the 2005-C20
          Special Servicer may be removed by the controlling class of the trust after consultation with the controlling class of the 2005-C20 Trust, subject to rating agency confirmation that such appointment would not result in the downgrade, withdrawal or qualification of the then-current ratings of the certificates issued in either
          securitization which includes a mortgage loan in the related Loan
          Group.

     o    The transfer of the ownership of the San Francisco Centre Pari Passu
          Companion Loan to any person or entity other than institutional lenders, investment funds exceeding a minimum net worth requirement, their affiliates or to trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited.

     See "--Servicing Advances--Non-Serviced Loan Groups" and "--Fair Value
Option--Non-Serviced Loan Groups" below in this prospectus supplement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicing Fee. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

     The master servicing fee will be earned with respect to each and every mortgage loan in the trust, including each such mortgage loan--

     o    that is a Non-Serviced Trust Loan,

     o    that is being specially serviced,

     o    as to which the corresponding mortgaged property has become an REO
          Property, or

     o    that has been defeased.

                                      S-93

     In the case of each mortgage loan in the trust, the master servicing fee will--

     o    be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

     o    accrue at the related master servicing fee rate,

     o    accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

     o    be payable monthly from amounts received with respect to, or allocable as recoveries of, interest on that mortgage loan or, following liquidation of that mortgage loan and any related REO Property, from general collections on the other mortgage loans and REO Properties in the trust.

     The master servicer will also be entitled to a primary servicing fee with respect to each Companion Loan (excluding the Non-Serviced Companion Loans), however, such amounts will only be payable out of funds received in respect of such Companion Loans and will not be obligations of the Trust.

     The master servicing fee rate will vary on a loan-by-loan basis and ranges from 0.02% per annum to 0.08% per annum. The master servicing fee rate includes any servicing fee rate payable to any third-party servicers that sub-service or primary service the loans on behalf of the master servicer. See the administrative fee rate, which includes the master servicing fee rate and the trustee fee rate, stated on Annex A under the column heading "Administrative Fee
Rate."

     The Wells Fargo Center Trust Loan will be serviced by the 2005-GG4 Master
Servicer under the 2005-GG4 PSA. A master servicing fee will be payable on the
Wells Fargo Center Trust Loan to the master servicer by the trust at a master servicing fee rate of 0.01% per annum and a primary servicing fee will be payable to the 2005-GG4 Master Servicer at a primary servicing fee rate of 0.01%
per annum.

     The San Francisco Centre Trust Loan will be serviced by the 2005-C20 Master
Servicer under the 2005-C20 PSA. A master servicing fee will be payable on the
San Francisco Centre Trust Loan to the master servicer by the trust at a master servicing fee rate of 0.01% per annum and a primary servicing fee will be payable to the 2005-C20 Master Servicer at a primary servicing fee rate of 0.01%
per annum.

     Additional Master Servicing Compensation. As additional master servicing compensation, the master servicer will be entitled to receive any and all
Prepayment Interest Excesses collected with respect to the entire Mortgage Pool.

     In addition, the master servicer will generally be authorized to invest or direct the investment of funds held in its custodial account, and in any and all escrow and/or reserve accounts maintained by the master servicer, in Permitted
Investments. See "--Custodial Account" below. In general, the master servicer will be entitled to retain any interest or other income earned on those funds that is not otherwise payable to the borrowers and, to the extent the investments are made for its benefit, will be required to cover any losses of principal from its own funds. The master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

     All modification fees, assumption fees, assumption application fees, defeasance fees, extension fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the mortgage loans included in the trust will be paid to, or allocated between, the master servicer and the special servicer, as additional compensation, in accordance with the pooling and servicing agreement. Similarly, all late payment charges and Default Interest, if any, collected with respect to a particular mortgage loan included in the trust during any collection period will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the pooling and servicing agreement, but only to the extent that those late payment charges and Default Interest are not otherwise allocable--

     o    to pay the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, any unpaid interest on advances reimbursed to that party during that collection period with respect to that mortgage loan,

                                      S-94

     o    to pay any other expenses, excluding special servicing fees, liquidation fees and workout fees, that are then outstanding with respect to that mortgage loan and that, if paid from a source other than late payment charges and Default Interest collected with respect to that mortgage loan, would be an Additional Trust Fund Expense, or

     o    to reimburse the trust for any Additional Trust Fund Expenses, including interest on advances but excluding special servicing fees, liquidation fees and workout fees, that were paid with respect to that mortgage loan in the 12 month period preceding the collection of those late payment charges and Default Interest, which payment was made from a source other than late payment charges and Default Interest collected with respect to that mortgage loan.

     Some or all of the items referred to in the prior paragraph that are collected in respect of any Companion Loan may also be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the pooling and servicing agreement.

     Prepayment Interest Shortfalls. The pooling and servicing agreement generally provides that if any Prepayment Interest Shortfalls are incurred in connection with the voluntary prepayment by borrowers of non-specially serviced mortgage loans in the trust during any collection period, the master servicer must make a non-reimbursable payment with respect to the related payment date in an amount equal to the lesser of:

     o    the total amount of those Prepayment Interest Shortfalls, and

     o    with respect to each and every mortgage loan in the trust for which the master servicer receives master servicing fees during that collection period, the portion of those fees calculated, in each case, at an annual rate of 0.01% per annum.

     No other master servicing compensation will be available to cover
Prepayment Interest Shortfalls.

     Any payments made by the master servicer with respect to any payment date to cover Prepayment Interest Shortfalls will be included among the amounts payable as principal and interest on the series 2005-GG5 certificates on that payment date as described under "Description of the Offered
Certificates--Payments" in this prospectus supplement. If the amount of the payments made by the master servicer with respect to any payment date to cover
Prepayment Interest Shortfalls is less than the total of all the Prepayment
Interest Shortfalls incurred with respect to the Mortgage Pool during the related collection period, then the resulting Net Aggregate Prepayment Interest
Shortfall will be allocated among the respective interest-bearing classes of the series 2005-GG5 certificates, in reduction of the interest payable on those certificates, as and to the extent described under "Description of the Offered
Certificates--Payments--Payments of Interest" in this prospectus supplement.

     Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities in respect of the mortgage loans and the Companion Loans will be--

     o    the special servicing fee,

     o    the workout fee, and

     o    the liquidation fee.

     The Special Servicing Fee. The special servicing fee will be earned with respect to each mortgage loan and each Companion Loan (excluding the
Non-Serviced Loan Groups)--

     o    that is being specially serviced, or

     o    as to which the corresponding mortgaged property has become an REO
          Property.

     In the case of each mortgage loan referred to in the prior paragraph, the special servicing fee will--

     o    be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

                                      S-95

     o    accrue at a special servicing fee rate of 0.35% per annum (with a minimum monthly fee of $4,000 for each specially serviced loan and REO property),

     o    accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

     o    generally be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust.

     The Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each mortgage loan and each Companion Loan
(excluding the Non-Serviced Loan Groups) that is a worked-out mortgage loan. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of--

     o    interest, other than Default Interest,

     o    principal, and

     o    prepayment consideration,

received on the subject mortgage loan for so long as it remains a worked-out mortgage loan.

     The workout fee with respect to any worked-out mortgage loan referred to in the prior paragraph will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan. However, a new workout fee would become payable if that mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

     If the special servicer is terminated or replaced other than for cause or resigns, then it will retain the right to receive any and all workout fees payable with respect to each mortgage loan and Companion Loan that became a worked-out mortgage loan during the period that it acted as special servicer and remained a worked-out mortgage loan at the time of its termination, replacement or resignation. The resigning or terminated special servicer will also receive a workout fee on any worked-out mortgage loan for which the resigning or terminated special servicer has cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a worked-out mortgage loan solely because the borrower had not made three consecutive full and timely monthly payments and which subsequently becomes a worked-out mortgage loan as a result of the borrower making such three consecutive timely monthly payments, but such fee will cease to be payable in each case if the worked-out mortgage loan again becomes a specially serviced mortgage loan. The successor special servicer will not be entitled to any portion of those workout fees.

     Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the series 2005-GG5 certificateholders.

     The Liquidation Fee. The special servicer will be entitled to receive a liquidation fee with respect to (i) each specially serviced mortgage loan and
Companion Loan (excluding the Non-Serviced Loan Groups) for which it obtains a full, partial or discounted payoff from the related borrower, except as described in the next paragraph and (ii) each specially serviced mortgage loan that was repurchased by the applicable mortgage loan seller, except as described in the next paragraph. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO
Property as to which it receives any Liquidation Proceeds, except as described in the next paragraph. As to each such specially serviced mortgage loan and REO
Property, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest.

                                      S-96

     Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, amounts received in connection with:

     o    the repurchase of any mortgage loan in the trust by the applicable
          Mortgage Loan Seller due to a breach of representation or warranty or for defective or deficient mortgage loan documentation within 90 days of the discovery by or notice to the applicable Mortgage Loan Seller of such breach, defect or omission, as described under "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement. If the applicable Mortgage Loan Seller is entitled to an additional 90 days to repurchase a mortgage loan, as described under
          "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement, no liquidation fee will be payable during that additional 90-day period;

     o    the purchase of any specially serviced mortgage loan out of the trust by any holder of a fair value purchase option, as described under
          "--Fair Value Option" below;

     o    the purchase of any defaulted mortgage loan in the trust by a related mezzanine lender in connection with repurchase rights set forth in the applicable intercreditor agreement within 60 days after the purchase right is first exercisable;

     o    the purchase of all of the mortgage loans and REO Properties in the trust by us, a mortgage loan seller, the special servicer, any certificateholder(s) of the series 2005-GG5 controlling class or the master servicer in connection with the termination of the trust or the exchange by a sole remaining series 2005-GG5 certificateholder for the remaining mortgage loans in connection with the termination of the trust, as described under "Description of the Offered
          Certificates--Termination" in this prospectus supplement; or

     o    the purchase of any mortgage loan that is part of a Loan Group by the holder of a related Companion Loan as described under "Description of the Mortgage Pool--Split Loan Structure" above in this prospectus supplement and within any period specified in such intercreditor agreement or co-lender agreement.

     Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2005-GG5 certificateholders.

     Additional Special Servicing Compensation. As additional special servicing compensation, the special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--REO
Properties" below. In general, the special servicer will be entitled to retain any interest or other income earned on those funds and will be required to cover any losses of principal from its own funds without any right to reimbursement.
The special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the special servicer's REO account.

     All modification fees, assumption fees, assumption application fees, extension fees, defeasance fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the mortgage loans will be paid to or allocated between, the master servicer and the special servicer in accordance with the pooling and servicing agreement. Similarly, all late payment charges and Default Interest, if any, collected with respect to a particular mortgage loan during any collection period will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the pooling and servicing agreement, but only to the extent that those late payment charges and Default Interest are not otherwise allocable--

     o    to pay the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, any unpaid interest on advances reimbursed to that party during that collection period with respect to that mortgage loan,

     o    to pay any other expenses, excluding special servicing fees, liquidation fees and workout fees, that are then outstanding with respect to that mortgage loan and that, if paid from a source other than late payment charges and Default Interest collected with respect to that mortgage loan, would be an Additional Trust Fund Expense, or

     o    to reimburse the trust for any Additional Trust Fund Expenses, including interest on advances but excluding special servicing fees, liquidation fees and workout fees, that were paid with respect to that

                                      S-97

          mortgage loan in the 12 month period preceding the collection of those late payment charges and Default Interest, which payment was made from a source other than late payment charges and Default Interest collected with respect to that mortgage loan.

     Some or all of the items referred to in the prior paragraph that are collected in respect of any Companion Loan may also be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the pooling and servicing agreement.

     Payment of Expenses. Each of the master servicer and the special servicer will be required to pay its overhead costs and any general and administrative expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement. The master servicer and the special servicer will not be entitled to reimbursement for these expenses except as expressly provided in the pooling and servicing agreement.

     Servicing Advances.

     Serviced Loans. Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by the master servicer or the special servicer in connection with the servicing of a mortgage loan and any Companion
Loan under the pooling and servicing agreement (excluding the Non-Serviced Loan
Groups), if a default is imminent or after a default, delinquency or other unanticipated event has occurred with respect to that loan, or in connection with the administration of any REO Property, will be servicing advances.
Servicing advances will be reimbursable from future payments and other collections, including Insurance Proceeds, Condemnation Proceeds and Liquidation
Proceeds, in connection with the related mortgage loan or REO Property, provided that, in the case of the Shaner Hotel Portfolio Loan, such reimbursement with respect to a servicing advance related to the Shaner Trust Loan Priority
Properties or Shaner Senior Companion Loan Priority Properties is limited to funds that are allocated to the Shaner Hotel Portfolio Subordinate Companion
Loan or the related senior loan.

     The special servicer may request the master servicer to make servicing advances with respect to a specially serviced mortgage loan or REO Property under the pooling and servicing agreement, in lieu of the special servicer's making that advance itself. The special servicer must make the request a specified number of days in advance of when the servicing advance is required to be made under the pooling and servicing agreement. The master servicer, in turn, must make the requested servicing advance within a specified number of days following the master servicer's receipt of the request. The Special Servicer may elect to make certain servicing advances on an emergency basis.

     If the master servicer is required under the pooling and servicing agreement to make a servicing advance, but does not do so within 15 days after the servicing advance is required to be made, then the trustee will be required:

     o    if it has actual knowledge of the failure, to give the master servicer notice of its failure; and

     o    if the failure continues for three more business days, to make the servicing advance.

     The pooling and servicing agreement will obligate the fiscal agent to make any servicing advances that the trustee was obligated, but failed, to make.

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer, the trustee or the fiscal agent will be obligated to make servicing advances that, in the judgment of the master servicer or special servicer, as applicable, exercised in accordance with the Servicing Standard, or the trustee or the fiscal agent, as applicable, in its good faith business judgment, would not be ultimately recoverable from expected collections on the related mortgage loan or
REO Property. If the master servicer, the special servicer, the trustee or the fiscal agent makes any servicing advance that it subsequently determines is not recoverable from expected collections on the related mortgage loan or REO
Property, it may obtain reimbursement for that advance, together with interest on the advance, out of general collections on the mortgage loans and any REO
Properties on deposit in the master servicer's custodial account from time to time.

     The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses out of general pool-wide collections on deposit in the master servicer's custodial account. Servicing expenses that may be so paid include the cost to remediate any adverse environmental circumstance or condition at any of the mortgaged properties securing a mortgage loan. In addition, the pooling and servicing agreement will

                                      S-98

require the master servicer, at the direction of the special servicer if a specially serviced asset is involved, to pay directly out of the master servicer's custodial account any servicing expense that, if advanced by the master servicer or the special servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing
Standard that making the payment is in the best interests of the series 2005-GG5 certificateholders and, if that specially serviced asset is a Loan Group (other than a Non-Serviced Loan Group), the holder of the related Companion Loan, as a collective whole.

     The master servicer, the special servicer, the trustee and the fiscal agent will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance, and compound annually, for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The
Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable in the collection period when the advance is reimbursed--

     o    first, out of Default Interest and late payment charges collected on the related mortgage loan in that collection period, and

     o    then, if and to the extent that the Default Interest and late payment charges referred to in the preceding bullet are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer's custodial account.

     Non-Serviced Loan Groups. None of the master servicer, the special servicer, the trustee, or the fiscal agent will be required to make any servicing advances with respect to the Non-Serviced Loan Groups.

     Servicing advances in the case of the Wells Fargo Center Loan Group will be made by the 2005-GG4 Master Servicer or 2005-GG4 Trustee in accordance with the
2005-GG4 PSA on generally the same terms and conditions as are applicable under the pooling and servicing agreement for this transaction. If any servicing advances are made with respect to the Wells Fargo Center Loan Group under the
2005-GG4 PSA, the party making that advance will be entitled to be reimbursed with interest thereon as set forth in the 2005-GG4 PSA, including in the event that the 2005-GG4 Master Servicer or 2005-GG4 Trustee has made a servicing advance on the Wells Fargo Center Loan Group that it subsequently determines is not recoverable from expected collections on the Wells Fargo Center Loan Group, as applicable.

     Servicing advances in the case of the San Francisco Centre Loan Group will be made by the 2005-C20 Master Servicer, 2005-C20 Special Servicer, 2005-C20
Trustee or 2005-C20 Fiscal Agent in accordance with the 2005-C20 PSA on generally the same terms and conditions as are applicable under the pooling and servicing agreement for this transaction. If any servicing advances are made with respect to the San Francisco Centre Loan Group under the 2005-C20 PSA, the party making that advance will be entitled to be reimbursed with interest thereon as set forth in the 2005-C20 PSA, including in the event that the
2005-C20 Master Servicer, 2005-C20 Special Servicer, 2005-C20 Trustee or
2005-C20 Fiscal Agent has made a servicing advance on the San Francisco Centre
Loan Group that it subsequently determines is not recoverable from expected collections on the San Francisco Centre Loan Group, as applicable.

THE DIRECTING HOLDERS

     General. The directing holder will be as follows:

     o    Non-Split Loans. With respect to the mortgage loans that are not part of a Loan Group, the directing holder will be the holder of certificates representing a majority interest in a designated controlling class of the series 2005-GG5 certificates.

     o    Split Loans - Tier 1. With respect to the Loan Groups secured by the
          Windsor/RECP Hotel Portfolio properties and the Dahn Corp. property, for so long as a control appraisal event does not exist, the directing holder will be the holder of the applicable subordinate non-trust mortgage loan, and while a control appraisal event does exist, the directing holder will be the holder of certificates representing a majority interest in a designated controlling class of the series
          2005-GG5 certificates. For purposes of this

                                      S-99

          paragraph, a "control appraisal event" will exist if and for so long as the initial balance of the applicable non-trust subordinate mortgage loan, less principal payments, appraisal reduction amounts and (without duplication) realized losses allocated thereto is less than 25% of the initial principal balance of such subordinate non-trust mortgage loan.

     o    Split Loans - Tier 2. With respect to the Loan Group secured by the
          Shaw's Plaza property, the directing holder will be the holder of certificates representing a majority interest in a designated controlling class of the series 2005-GG5 certificates. Although the holder of the subordinate non-trust mortgage loan will not be the directing holder, for so long as a control appraisal event does not exist, it will have non-binding consultation rights with respect to various matters affecting that mortgage loan. For purposes of this paragraph, a "control appraisal event" will exist if and for so long as the initial balance of the non-trust subordinate mortgage loan, less principal payments, appraisal reduction amounts and (without duplication) realized losses allocated thereto is less than 25% of the initial principal balance of such subordinate non-trust mortgage loan.

     o    Split Loans - Tier 3. With respect to the Loan Group secured by The
          Pointe Office/Retail Buildings properties and the Raintree Center property, the directing holder will be the holder of certificates representing a majority interest in a designated controlling class of the series 2005-GG5 certificates.

     o    Split Loans - Pari Passu:

          o    With respect to the Loan Groups secured by the Maryland
               Multifamily Portfolio properties and the Centra Portfolio
               properties, each of which is part of a split loan structure that each has one or more non-trust pari passu mortgage loans, the directing holder will be the holder of certificates representing a majority interest in a designated controlling class of the series 2005-GG5 certificates.

          o    With respect to the Loan Group secured by the JQH Hotel Portfolio
               B properties, the directing holder will be the holder of the largest percentage interest in the JQH Hotel Portfolio B Loan
               Group or the holder of certificates representing a majority interest in a designated controlling class of the applicable securitization trust, subject to the non-binding consultation rights of each other holder of a portion of the JQH Hotel
               Portfolio B Loan Group or certificates representing a majority interest in the controlling class of the applicable
               securitization trust.

          o    With respect to the Loan Group secured by the Shaner Hotel
               Portfolio properties, for so long as a control appraisal event does not exist, the directing holder will be the holder of the
               Shaner Hotel Portfolio Subordinate Companion Loan, and while a control appraisal event does exist, the directing holder will be the holder of certificates representing a majority interest in a designated controlling class of the series 2005-GG5 certificates.
               Notwithstanding the foregoing, upon the occurrence of a control appraisal event, the holder of the Shaner Hotel Portfolio Senior
               Companion Loan (or a designated controlling class of a
               securitization into which such note is deposited) will have the right to appoint an operating advisor, and the directing holder and the Special Servicer will be required to consult with such operating advisor prior to making any decision regarding any of the Shaner Senior Companion Loan Priority Properties.

          o    With respect to the Loan Group secured by the Wells Fargo Center property, the directing holder will be the holder of certificates representing a majority interest in a designated controlling class of the 2005-GG4 Trust, subject to the non-binding
               consultation rights of the holder of certificates representing a majority interest in the controlling class of series 2005-GG5 certificates.

          o    With respect to the Loan Group secured by the San Francisco
               Centre property, the directing holder will be the holder of certificates representing a majority interest in a designated controlling class of the 2005-C20 Trust.

     The pooling and servicing agreement provides that a directing holder may appoint a representative to exercise the rights of the directing holder. The directing holder (or its representative) with respect to any Loan Group will have the right to advise and approve certain actions of the master servicer or the special servicer, as applicable, only

                                     S-100

as they relate to the related Loan Group and any rights to replace the special servicer will be limited to the related Loan Group.

     Series 2005-GG5 Controlling Class. As of any date of determination, the controlling class of series 2005-GG5 certificateholders will be the holders of the most subordinate class of series 2005-GG5 certificates then outstanding, other than the class XP, class XC, class XK, class R-I and class R-II certificates, that has a total principal balance that is not less than 25% of that class's original total principal balance. However, if no class of series
2005-GG5 certificates, exclusive of the class XP, class XC, class XK, class R-I and class R-II certificates, has a total principal balance that satisfies this requirement, then the controlling class of series 2005-GG5 certificateholders will be the holders of the most subordinate class of series 2005-GG5 certificates then outstanding, other than the class XP, class XC, class XK, class R-I and class R-II certificates, that has a total principal balance greater than zero. The class A-1, class A-2, class A-3, class A-4-1, class
A-4-2, class A-AB and class A-5 certificates will be treated as one class for purposes of determining and exercising the rights of the controlling class of series 2005-GG5 certificates.

     Rights and Powers of the Directing Holder.

     Serviced Loans. Neither the master servicer nor the special servicer will, in general, be permitted to take any of the following actions with respect to the mortgage loans it services as to which the directing holder (or its representative) has objected in writing within 10 business days of having been notified in writing of the particular action and having been provided with all reasonably requested information with respect to the particular action--

     o    any proposed or actual foreclosure upon or comparable conversion, which may include acquisition as an REO Property, of the ownership of properties securing those specially serviced mortgage loans in the trust as come into and continue in default;

     o    any modification, extension, amendment or waiver of a monetary term, including the timing of payments, or any material non-monetary term
          (including any material term relating to insurance) of a mortgage loan in the trust;

     o    any proposed or actual sale of an REO Property in the trust, other than in connection with the termination of the trust as described under "Description of the Offered Certificates--Termination" in this prospectus supplement, for less than the unpaid principal balance of the related mortgage loan, plus accrued interest (other than Default
          Interest) thereon;

     o    any acceptance of a discounted payoff with respect to a mortgage loan in the trust;

     o    any determination to bring an REO Property, or the mortgaged property securing a defaulted mortgage loan, held by the trust into compliance with applicable environmental laws or to otherwise address hazardous materials located at that property;

     o    any release of collateral for a mortgage loan or any release of a borrower or any guarantor under a mortgage loan, other than in accordance with the terms of the mortgage loan (with no material discretion by the mortgagee), or upon satisfaction of the mortgage loan;

     o    any acceptance of substitute or additional collateral for a mortgage loan, other than in accordance with the terms of that mortgage loan
          (with no material discretion by the mortgagee);

     o    any waiver of a due-on-sale or due-on-encumbrance clause with respect to a mortgage loan;

     o    any acceptance of an assumption agreement releasing a borrower or a guarantor from liability under a mortgage loan;

     o    any acceptance of a change in the property management company, subject to certain thresholds set forth in the pooling and servicing agreement or, if applicable, hotel franchise for any mortgaged real property securing any mortgage loan in the trust;

     o    any extension of the maturity date of a mortgage loan;

                                     S-101

     o    any determination by the special servicer that a Servicing Transfer
          Event pursuant to clause (2), (3) or (4) of that definition has occurred;

     o    any determination by the special servicer that a Servicing Transfer
          Event has occurred with respect to any mortgage loan in the trust solely by reason of the failure of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism; and

     o    taking any action to enforce rights against a mezzanine lender under the related intercreditor agreement;

provided that, in the event that the special servicer determines that immediate action is necessary to protect the interests of the certificateholders (as a collective whole) (or, in the case of a Loan Group (other than a Non-Serviced
Loan Group), to protect the interests of the certificateholders and the related
Companion Loan Holders (as a collective whole)), the special servicer may take any such action without waiting for the directing holder's response.

     In addition, the directing holder (or its representative) may direct the special servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of the specially serviced mortgage assets in the trust fund that the directing holder (or its representative) may consider advisable or as to which provision is otherwise made in the pooling and servicing agreement.

     No advice, direction or objection given or made by the directing holder (or its representative), as contemplated by either of the two preceding paragraphs, may require or cause the special servicer or master servicer to violate any other provision of the pooling and servicing agreement described in this prospectus supplement or the accompanying prospectus (including the special servicer's or master servicer's obligation to act in accordance with the
Servicing Standard), the related mortgage loan documents or the REMIC provisions of the Internal Revenue Code. Furthermore, the special servicer will not be obligated to seek approval from the directing holder (or its representative) for any actions to be taken by the special servicer with respect to any particular specially serviced mortgage loan in the trust if--

     o    the special servicer has, as described above, notified the directing holder (or its representative) in writing of various actions that the special servicer proposes to take with respect to the workout or liquidation of that mortgage loan, and

     o    for 60 days following the first of those notices, the directing holder
          (or its representative) has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

     Notwithstanding the foregoing, unless the related Companion Loan Holder's option to purchase the mortgage loan under the intercreditor agreement has expired, with respect to The Pointe Office/Retail Buildings and Raintree Center
Loan Groups, the master servicer or special servicer with respect to a specially serviced mortgage loan, as applicable, will be required to obtain the consent of the related Companion Loan Holder in connection with any modification or amendment that would among other things (i) adversely affect the lien priority,
(ii) increase the interest rate or principal amount of the related mortgage loan, (iii) increase in any material respect any other monetary obligation of the borrower under the loan documents, (iv) decrease, waive or defer interest or the interest rate or the principal amount of the related Companion Loan or release any portion of the related Companion Loan, (v) change the Companion Loan maturity date to a date after the maturity date of the related mortgage loan, or shorten the maturity date of the related mortgage loan, (vi) accept a grant of a security interest in any other collateral for the related mortgage loan unless it also secures the related Companion Loan, (vii) modify the cash management arrangements, (viii) cross-default the related mortgage loan with any other obligation, (ix) obtain any contingent interest or so called "kicker" measured on cash flow, (x) release or spread the lien of the related mortgage (other than in connection with repayment or as provided in the loan documents), (xi) extend the lockout period or impose additional prepayment premiums or yield maintenance charges; provided that no such consent will be required if the period set forth in the related intercreditor agreement during which the Companion Loan Holder may purchase the related mortgage loan has expired.

                                     S-102

     Additionally, with respect to the Maryland Multifamily Portfolio Loan
Group, the Centra Portfolio Loan Group and the Shaner Hotel Portfolio Loan
Group, the holder of the non-trust pari passu Companion Loan will have the right to consult with the special servicer on a non-binding basis with respect to:

     o    any foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of the mortgaged property securing the mortgage loan if it comes into and continues in default;

     o    any modification, extension, amendment or waiver of a monetary term
          (including the timing of payments) or any material non-monetary term of the mortgage loan;

     o    any proposed sale of the mortgaged property (other than in connection with a termination of the trust) for less than the price set forth in the pooling and servicing agreement;

     o    any acceptance of a discounted payoff of the mortgage loan;

     o    any determination to bring the mortgaged property or REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the mortgaged property or REO Property;

     o    any release of collateral for the mortgage loan or any release of the borrower (other than in accordance with the terms of, or upon satisfaction of, the mortgage loan);

     o    any acceptance of substitute or additional collateral for the mortgage loan (other than in accordance with the terms of the mortgage loan);

     o    any waiver of a "due-on-sale" or "due-on-encumbrance" clause; and

     o    any acceptance of an assumption agreement releasing the borrower from liability under the mortgage loan.

     Non-Serviced Loan Groups. The rights of the directing holder with respect to the Wells Fargo Center Loan Group, as set forth in the 2005-GG4 PSA, are substantially similar, but not necessarily identical, to the rights described above. Additionally, the controlling class of the series 2005-GG5 certificates will have the right to consult with the 2005-GG4 Special Servicer on a non-binding basis with respect to:

     o    any foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of the mortgaged property securing the mortgage loan if it comes into and continues in default;

     o    any modification, extension, amendment or waiver of a monetary term
          (including the timing of payments) or any material non-monetary term of the mortgage loan;

     o    any proposed sale of the mortgaged property (other than in connection with a termination of the 2005-GG4 Trust) for less than the Purchase
          Price (as defined in the 2005-GG4 PSA);

     o    any acceptance of a discounted payoff of the mortgage loan;

     o    any determination to bring the mortgaged property or REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the mortgaged property or REO Property;

     o    any release of collateral for the mortgage loan or any release of the borrower (other than in accordance with the terms of, or upon satisfaction of, the Mortgage Loan);

     o    any acceptance of substitute or additional collateral for the mortgage loan (other than in accordance with the terms of the mortgage loan);

     o    any waiver of a "due-on-sale" or "due-on-encumbrance" clause; and

     o    any acceptance of an assumption agreement releasing the borrower from liability under the mortgage loan.

                                     S-103

     The rights of the directing holder with respect to the San Francisco Centre
Loan Group, as set forth in the 2005-C20 PSA and the related intercreditor agreement, are substantially similar to the rights described above except that the approval rights granted to the directing holders will in any event include:

     o    any proposed foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of the property and other collateral securing the mortgage loan;

     o    any modification, extension, amendment or waiver of any term of the related loan documents of the San Francisco Centre Loan Group that relates to a monetary term (including a change in the timing of payments) or any material non-monetary term (including any material term related to insurance);

     o    any proposed sale of the REO Property;

     o    any acceptance of a discounted payoff with respect to the loan;

     o    any determination to bring the mortgaged property (including if it is
          REO Property) into compliance with applicable environmental laws or to otherwise address hazardous materials located at the mortgaged property;

     o    any acceptance of substitute or additional collateral for the San
          Francisco Centre Loan Group (other than in accordance with the underlying loan documents);

     o    any waiver of a "due-on-sale" clause or "due-on-encumbrance" clause;

     o    any release of additional collateral (including but not limited to, the termination or release of any reserves, escrows or letters of credit) other than in accordance with the terms of the loan documents;

     o    any acceptance of an assumption agreement releasing a borrower from liability under the San Francisco Centre Loan Group;

     o    any renewal or replacement of the then existing insurance policies with respect to the San Francisco Centre Loan Group to the extent that the renewal or replacement policy does not comply with the terms of the related loan documents or any waiver, modification or amendment of any insurance requirements under the loan documents, in each case only to the extent lender's approval is required under the loan documents;

     o    any approval of a material capital expenditure, if lender's approval is required under the loan documents;

     o    any replacement of the property manager, if lender's approval is required under the loan documents;

     o    any approval of the incurrence of additional indebtedness secured by the mortgaged property, if lender's approval is required under the loan documents;

     o    any adoption or approval of a plan in bankruptcy of the borrower; and

     o    any other action specified in the 2005-C20 PSA.

     Limitation on Liability of the Directing Holder. The directing holder and the directing holder representative will not be liable to the trust or the series 2005-GG5 certificateholders for any action taken, or for refraining from the taking of any action, pursuant to the pooling and servicing agreement, or for errors in judgment; except that the directing holder representative will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each series 2005-GG5 certificateholder acknowledges and agrees, by its acceptance of its series
2005-GG5 certificates, that:

     o    the directing holder or any directing holder representative may have special relationships and interests that conflict with those of the holders of one or more classes of the series 2005-GG5 certificates;

                                     S-104

     o    the directing holder or any directing holder representative may act solely in the interests of the holders of the series 2005-GG5 controlling class or the related Companion Loan, as applicable;

     o    the directing holder or any directing holder representative do not have any duties to the holders of any class of series 2005-GG5 certificates (other than the series 2005-GG5 controlling class if the directing holder representative was appointed by such class);

     o    the directing holder or any directing holder representative may take actions that favor the interests of the holders of the series 2005-GG5 controlling class or the related Companion Loan, as the case may be, over the interests of the holders of one or more classes of series
          2005-GG5 certificates; and

     o    the directing holder and any directing holder representative will have no liability whatsoever for having acted solely in the interests of the holders of the series 2005-GG5 controlling class or the related
          Companion Loan, as the case may be, and no series 2005-GG5 certificateholder may take any action whatsoever against the directing holder or any directing holder representative for having so acted.

     In addition, the directing holders of each Non-Serviced Loan Group will have limitations on their liability to the holders of the series 2005-GG5 certificates similar to those described above for the directing holder and its representative.

REPLACEMENT OF THE SPECIAL SERVICER

     The directing holder (or its representative) with respect to any mortgage loan (other than the JQH Hotel Portfolio B Loan Group and the Shaner Hotel
Portfolio Loan Group) may terminate an existing special servicer without cause, and appoint a successor to any special servicer that has resigned or been terminated. With respect to the JQH Hotel Portfolio B Loan Group, the related directing holder may only terminate an existing special servicer for cause. With respect to the Shaner Hotel Portfolio Loan Group, only the holders of the controlling class of the series 2005-GG5 certificates may terminate an existing special servicer.

     If the directing holder with respect to any Loan Group (other than the
Shaner Hotel Portfolio Loan Group) is the holder of a majority interest in the
Companion Loan, the related directing holder (or its representative) will have the right to terminate an existing special servicer only with respect to the related Loan Group, and the replaced special servicer will continue to act as special servicer for the other mortgage loans.

     Any termination of an existing special servicer and/or appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

     o    written confirmation from each of S&P and Moody's that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the respective classes of series
          2005-GG5 certificates or any Companion Loan Securities, and

     o    the written agreement of the proposed successor special servicer to be bound by the terms and conditions of the pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the pooling and servicing agreement against the proposed successor special servicer.

     Any costs and expenses incurred in connection with the removal of a special servicer as described in this section that are not paid by the replacement special servicer will be paid by parties that exercised their rights to replace the special servicer.

     The 2005-GG4 Special Servicer may be removed as special servicer for the
Wells Fargo Center Loan Group at any time by the majority holder of the controlling class of the 2004-GG4 Trust who will appoint a replacement special servicer, subject to rating agency confirmation that such appointment would not result in the downgrade, withdrawal or qualification of the then current ratings of the certificates issued in either securitization containing a portion of the
Wells Fargo Center Loan Group.

     The 2005-GG5 Special Servicer may be removed as special servicer for the
JQH Hotel Portfolio B Loan Group at any time, but only for cause and the directing holder of the JQH Hotel Portfolio B Loan Group will be entitled to appoint a replacement special servicer, subject to rating agency confirmation that such appointment would not result

                                     S-105

in the downgrade, withdrawal or qualification of the then current ratings of the certificates issued in any securitization containing a portion of the JQH Hotel
Portfolio B Loan Group.

     The 2005-C20 Special Servicer may be removed as special servicer for the
San Francisco Centre Loan Group at any time, by the directing holder (after consultation with the majority holder of the controlling class of the 2005-C20
Trust) who will appoint a replacement special servicer, subject to rating agency confirmation that such appointment would not result in the downgrade, withdrawal or qualification of the then current ratings of the certificates issued in either securitization containing a portion of the San Francisco Centre Loan
Group.

ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Due-on-Sale. Subject to the discussion under "--The Directing Holders"
above, the special servicer will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right that the lender under any mortgage loan (other than a Non-Serviced Trust Loan) may have under a due-on-sale clause to accelerate payment of that mortgage loan. The special servicer may not waive any rights of the lender or grant consent under any due-on-sale clause, unless--

     o    the special servicer has received written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the then-current ratings then assigned by the rating agency to the series 2005-GG5 certificates or any Companion Loan Securities, or

     o    such mortgage loan (A), together with all mortgage loans
          cross-collateralized with such mortgage loan, represents less than 5%
          the principal balance of all of the mortgage loans, (B) together with all mortgage loans cross-collateralized with such mortgage loan, has a principal balance that is $35 million or less, and (C) is not one of the 10 largest mortgage loans in the pool based on principal balance.

     Due-on-Encumbrance. Subject to the discussion under "--The Directing
Holders" above, the special servicer will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right that the lender under any mortgage loan (other than a Non-Serviced Trust Loan) may have under a due-on-encumbrance clause to accelerate payment of that mortgage loan.
The special servicer, may not waive any rights of the lender or grant consent under any due-on-encumbrance clause, unless--

     o    the special servicer has received written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the then-current ratings then assigned by the rating agency to the series 2005-GG5 certificates or any Companion Loan Securities,

     o    such mortgage loan (A), together with all mortgage loans
          cross-collateralized with such mortgage loan, represents less than 2%
          of the principal balance of all of the mortgage loans, (B) together with all mortgage loans cross-collateralized with such mortgage loan, has a principal balance that is $20 million or less, (C) is not one of the 10 largest mortgage loans in the pool based on principal balance,
          (D) does not have an aggregate loan-to-value ratio (including existing and proposed additional debt) that is equal to or greater than 85%, and (E) does not have an aggregate debt-service-coverage ratio
          (including the debt service on the existing and proposed additional debt) that is equal to or less than 1.2x to 1.0x, or

     o    the encumbrance relates to the grant of an easement, right-of-way or similar encumbrance that the special servicer determines will not have a material adverse impact on the value, use or operation of the mortgaged property or the ability of the borrower to perform its obligations under the mortgage loan.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The pooling and servicing agreement will permit the special servicer to modify, extend, waive or amend any term (including, with respect to waivers, a term requiring terrorism insurance) of any mortgage loan or Companion Loan
(other than a Non-Serviced Loan Group) if that modification, extension, waiver or amendment:

                                     S-106

     o    is consistent with the Servicing Standard, and

     o    except under the circumstances described below, will not--

          1.   affect the amount or timing of any scheduled payments of
               principal, interest or other amounts, including prepayment premiums and yield maintenance charges, but excluding Default
               Interest and other amounts constituting additional servicing compensation, payable under the mortgage loan,

          2.   affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal
               prepayment during the applicable prepayment lock-out period,

          3.   except as expressly provided by the related mortgage instrument or in connection with a material adverse environmental condition at the related mortgaged property, result in a release of the lien of the related mortgage instrument on any material portion of that property without a corresponding principal prepayment, or

          4.   in the special servicer's judgment, materially impair the
               security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan.

     Notwithstanding the second bullet of the preceding paragraph, but subject to the following paragraph and the discussion under "--The Directing Holders"
above, the special servicer may--

     o    reduce the amounts owing under any specially serviced mortgage loan by forgiving principal, accrued interest and/or any prepayment premium or yield maintenance charge,

     o    reduce the amount of the monthly debt service payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage interest rate,

     o    forbear in the enforcement of any right granted under any mortgage note, mortgage instrument or other loan document relating to a specially serviced mortgage loan,

     o    accept a principal prepayment on a specially serviced mortgage loan during any prepayment lock-out period, or

     o    subject to the limitations described in the following paragraph, extend the maturity date of a specially serviced mortgage loan;

provided that--

     o    the related borrower is in monetary default or material non-monetary default with respect to the specially serviced mortgage loan or, in the judgment of the special servicer, that default is reasonably foreseeable,

     o    in the judgment of the special servicer, that modification, extension, waiver or amendment would increase the recovery to the series 2005-GG5 certificateholders and, if the mortgage loan is part of a Loan Group
          (other than a Non-Serviced Loan Group), to the related Companion Loan
          Holder, as a collective whole, on a present value basis, and

     o    that modification, extension, waiver or amendment does not result in a tax on "prohibited transactions" or "contributions" being imposed on the trust after the startup day under the REMIC provisions of the
          Internal Revenue Code or cause any REMIC created pursuant to the pooling and servicing agreement to fail to qualify as such under the
          Internal Revenue Code.

     In no event, however, will the master servicer or special servicer be permitted to:

     o    extend the maturity date of a mortgage loan beyond a date that is two years prior to the last rated final payment date;

     o    extend the maturity date of any mortgage loan for more than five years beyond its original maturity date; or

                                     S-107

     o    if the mortgage loan is secured solely or primarily by a lien on a ground lease, but not by the related fee interest, extend the maturity date of that mortgage loan beyond the date that is 20 years or, to the extent consistent with the Servicing Standard, giving due
          consideration to the remaining term of the ground lease, ten years, prior to the end of the term of that ground lease.

     Any modification, extension, waiver or amendment of the payment terms of a mortgage loan that is part of a Loan Group (other than a Non-Serviced Loan
Group) will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the related co-lender agreement, such that neither the trust as holder of that mortgage loan nor the Companion Loan Holder gains a priority over the other such holder that is not reflected in the related loan documents and the related co-lender agreement.

     Each of the special servicer and the master servicer will be required to notify the trustee of any modification, extension, waiver or amendment of any term of any mortgage loan agreed to by it, and to deliver to the trustee, for deposit in the related mortgage file, an original counterpart of the agreement relating to that modification, extension, waiver or amendment promptly following its execution. Upon reasonable prior written notice to the trustee, copies of each agreement by which any modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the trustee. See "Description of the Offered
Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement.

     Except as described above and in other limited matters, neither the master servicer nor the special servicer may agree to waive, modify or amend any term of any mortgage loan. Furthermore, neither the master servicer nor the special servicer may agree to any modification, extension, waiver or amendment of any term of any mortgage loan that would cause any REMIC created under the pooling and servicing agreement to fail to qualify as such under the Internal Revenue
Code or result in the imposition of any tax on "prohibited transactions" or
"contributions" after the startup day under the REMIC provisions of the Internal
Revenue Code.

REQUIRED APPRAISALS

     Within a specified number of days after the date on which any Appraisal
Trigger Event has occurred with respect to any of the mortgage loans (other than a Non-Serviced Loan Group), the special servicer must obtain, and deliver to the trustee a copy of, an appraisal of the related mortgaged property, from an independent appraiser meeting the qualifications imposed in the pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special servicer believes, in accordance with the
Servicing Standard, there has been no subsequent material change in the circumstances surrounding that property that would draw into question the applicability of that appraisal. Notwithstanding the foregoing, if the Stated
Principal Balance of the subject mortgage loan is less than $2,000,000, the special servicer may perform an internal valuation of the mortgaged property instead of obtaining an appraisal. Also notwithstanding the foregoing, if the portion of the Stated Principal Balance of the subject mortgage loan that has been allocated to any particular mortgaged property, assuming there is more than one mortgaged property securing the related mortgage loan, is less than
$2,000,000, the special servicer may perform an internal valuation of the particular mortgaged property instead of obtaining an appraisal.

     As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan.
An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent monthly debt service payments required to be made with respect to the affected mortgage loan. The Appraisal Reduction Amount for any mortgage loan will be determined following either--

     o    the occurrence of the Appraisal Trigger Event, if no new appraisal or estimate is required or obtained, or

     o    the receipt of a new appraisal or estimate, if one is required and obtained.

     See "Description of the Offered Certificates--Advances of Delinquent
Monthly Debt Service Payments" in this prospectus supplement.

     If an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust (other than a Non-Serviced Loan Group), then the special servicer will have an ongoing obligation to obtain or perform, as applicable, on or

                                     S-108

about each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine and report to the trustee and the master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease, except in the case of a mortgage loan as to which the Appraisal Trigger Event was the expiration of five years following the initial extension of its maturity, if and when--

     o    if the subject mortgage loan had become a specially serviced mortgage loan, it has become a worked-out mortgage loan as contemplated under
          "--General" above,

     o    the subject mortgage loan has remained current for at least three consecutive monthly debt service payments, and

     o    no other Appraisal Trigger Event has occurred with respect to the subject mortgage loan during the preceding three months.

     The cost of each required appraisal, and any update of that appraisal, will be advanced by the special servicer or, at its request, by the master servicer and will be reimbursable to the special servicer or the master servicer, as the case may be, as a servicing advance.

     At any time that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust or with respect to a mortgage loan that is part of a
Loan Group (excluding the Non-Serviced Loan Groups), the applicable directing holder (or its representative) will be entitled, at its own expense, to direct the special servicer to obtain a new appraisal that satisfies the criteria for a required appraisal. The applicable directing holder will pay for such appraisal at the request of the special servicer. Upon request of the directing holder, the special servicer will be required to recalculate the Appraisal Reduction
Amount with respect to the subject mortgage loan(s) based on that appraisal and to report the recalculated Appraisal Reduction Amount to the master servicer.

     With respect to the Wells Fargo Center Loan Group, the 2005-GG4 Special
Servicer will be required to calculate an appraisal reduction under the 2005-GG4
PSA upon the occurrence of events substantially similar, but not identical, to those listed above. The appraisal reduction under the 2005-GG4 PSA will generally be calculated in a manner similar to but not identical to that set forth above. The resulting appraisal reductions will be applied pro rata to each mortgage loan in the related Loan Group.

     With respect to the San Francisco Centre Loan Group, the 2005-C20 Special
Servicer will be required to calculate an appraisal reduction under the 2005-C20
PSA upon the occurrence of events substantially similar, but not identical, to those listed above. The appraisal reduction under the 2005-C20 PSA will generally be calculated in a manner similar to but not identical to that set forth above. The resulting appraisal reductions will be applied pro rata to each mortgage loan in the related Loan Group.

     With respect to the Shaner Hotel Portfolio Loan Group, any Appraisal
Reduction Amount allocated to the Loan Group will be allocated first to the
Shaner Hotel Portfolio Subordinate Companion Loan, and to the extent of any excess after such allocation, shall be allocated to the Shaner Hotel Portfolio
Trust Loan, to the extent such Appraisal Reduction Amount relates to the Shaner
Trust Loan Priority Properties and to the Shaner Hotel Portfolio Senior
Companion Loan to the extent such Appraisal Reduction Amount relates to the
Shaner Senior Companion Loan Priority Properties.

CUSTODIAL ACCOUNT

     General. The master servicer will be required to establish and maintain a custodial account for purposes of holding payments and other collections that it receives with respect to the mortgage loans included in the trust. Payments and collections received in respect of a Companion Loan will be deposited in a custodial account for such Companion Loan (which may be a sub-account of the custodial account). The custodial account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

     With respect to the Companion Loans secured by The Pointe Office/Retail
Buildings and Raintree Center properties, all monthly payments in respect of each Companion Loan will be made directly to the servicer of the related
Companion Loan until the occurrence of (i) either the Companion Loan or the related Trust Loan being

                                     S-109

accelerated, (ii) the occurrence and continuation of a monetary event of default under the Loan Group or (iii) an event of default under the related Loan Group caused by certain insolvency actions. After the occurrence and during the continuation of any of the events listed in the previous sentence, the related servicer of the Companion Loan is required to forward all payments to the master servicer within 1 business day of receipt and the servicer of the Companion Loan is required to cooperate with the related borrower and master servicer to require the borrower under the Companion Loan to make all payments to the master servicer for application pursuant to the related intercreditor agreement.

     The funds held in the master servicer's custodial account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the master servicer's custodial account will be paid to the master servicer as additional compensation subject to the limitations set forth in the pooling and servicing agreement.

     Deposits. Under the pooling and servicing agreement, the master servicer is required to deposit or cause to be deposited in its custodial account within one business day following receipt, in the case of payments and other collections on the mortgage loans included in the trust, or as otherwise required under the pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage loans subsequent to the date of initial issuance of the offered certificates, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

     o    all payments on account of principal on the subject mortgage loans, including principal prepayments;

     o    all payments on account of interest on the subject mortgage loans, including Default Interest;

     o    all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the subject mortgage loans;

     o    all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds
          collected on the subject mortgage loans, except to the extent that any of those proceeds are to be deposited in the special servicer's REO account;

     o    any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the custodial account;

     o    all payments required to be paid by the master servicer or the special servicer with respect to any deductible clause in any blanket insurance policy as described under "--Maintenance of Insurance"
          below;

     o    any amount required to be transferred from the special servicer's REO account; and

     o    any amounts required to be transferred from any debt service reserve accounts with respect to the mortgage loans.

     Upon receipt of any of the amounts described in the first four bullets of the prior paragraph with respect to any specially serviced mortgage loan in the trust, the special servicer is required to promptly remit those amounts to the master servicer for deposit in the master servicer's custodial account.

     Withdrawals. The master servicer may make withdrawals from its custodial account for any of the following purposes, which are not listed in any order of priority and as are more specifically described in the pooling and servicing agreement:

     1.   to remit to the trustee for deposit in the trustee's distribution account described under "Description of the Offered
          Certificates--Distribution Account," in this prospectus supplement, on the business day preceding each payment date, all payments and other collections on the mortgage loans and any REO Properties in the trust attributable to the mortgage loans that are then on deposit in the custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following--

          (a)  monthly debt service payments due on a due date subsequent to the end of the related collection period,

                                     S-110

          (b)  payments and other collections received after the end of the related collection period, and

          (c)  amounts that are payable or reimbursable from the custodial account to any person other than the series 2005-GG5
               certificateholders in accordance with any of clauses 3. through
               8., below;

     2.   to apply amounts held for future distribution on the series 2005-GG5 certificates to make advances to cover delinquent scheduled debt service payments, other than balloon payments, as and to the extent described under "Description of the Offered Certificates--Advances of
          Delinquent Monthly Debt Service Payments" in this prospectus supplement;

     3.   to reimburse the fiscal agent, the trustee, the master servicer or the special servicer (or any other party that has made such advance), as applicable, for any unreimbursed advances (including interest thereon to the extent not paid pursuant to clause 5. below) made by that party under the pooling and servicing agreement or, with respect to the advances made on a Non-Serviced Trust Loan, under the applicable Pari
          Passu PSA, which reimbursement is to be made first out of collections on the mortgage loan or REO Property as to which the advance was made and then out of general collections on deposit in the custodial account; see "Description of the Offered Certificates--Reimbursement
          of Advances" in this prospectus supplement;

     4.   to pay out of general collections on deposit in the custodial account:
          (a) to the master servicer earned and unpaid servicing fees in respect of each mortgage loan and any items of additional servicing compensation on deposit in the custodial account (b) certain servicing expenses that would, if advanced, be nonrecoverable, as discussed under "--Servicing and Other Compensation and Payment of
          Expenses--Payment of Expenses; Servicing Advances" above; (c) certain other costs and expenses incurred by the trust that are permitted to be paid out of the custodial account pursuant to the pooling and servicing agreement; (d) to the fiscal agent, the trustee, the master servicer, the special servicer, the depositor or any of their respective members, managers, directors, officers, employees and agents, as the case may be, any of the reimbursements or indemnities to which they are entitled as described under "Description of the
          Governing Documents--Matters Regarding the Master Servicer, the
          Special Servicer, the Manager and Us" and "--Matters regarding the
          Trustee" in the accompanying prospectus; (e) to pay the special servicer earned and unpaid special servicing fees, earned and unpaid workout fees and liquidation fees and any items of additional special servicing compensation on deposit in the custodial account to which it is entitled with respect to any mortgage loan, which payment is to be made from the sources described under "--Servicing and Other
          Compensation and Payment of Expenses" above;

     5.   to pay the fiscal agent, the trustee, the master servicer or the special servicer, as applicable, unpaid interest on any advance made by and then being reimbursed to that party under the pooling and servicing agreement, which payment is to be made out of Default
          Interest and late payment charges received with respect to the related mortgage loan during the collection period in which the advance is reimbursed;

     6.   to pay unpaid expenses, other than interest on advances covered by clause 5. above, and other than special servicing fees, workout fees and liquidation fees, that were incurred with respect to any mortgage loan or related REO Property and that, if paid from a source other than the late payment charges and Default Interest referred to below in this clause 6., would constitute Additional Trust Fund Expenses, which payment is to be made out of Default Interest and late payment charges received with respect to the related mortgage loan, to the extent such amounts have not been otherwise applied according to clause 5. above;

     7.   to pay any other items described in this prospectus supplement as being payable from the custodial account;

     8.   to withdraw amounts deposited in the custodial account in error; and

     9.   to clear and terminate the custodial account upon the termination of the pooling and servicing agreement.

     With respect to each Loan Group (other than a Non-Serviced Loan Group), the pooling and servicing agreement will provide that a subaccount be established to receive and apply payments as required pursuant to the related co-lender or intercreditor agreement, as applicable.

                                     S-111

     The pooling and servicing agreement will prohibit the application of amounts received on any Companion Loan to cover expenses payable or reimbursable out of general collections on non-related mortgage loans and REO Properties in the trust unless such amounts are identifiable as being solely attributable to such Companion Loans.

MAINTENANCE OF INSURANCE

     The pooling and servicing agreement will require the master servicer (with respect to mortgage loans and companion loans) or the special servicer (with respect to REO Property), as applicable, consistent with the Servicing Standard, to cause to be maintained for each mortgaged property (excluding the properties securing the Non-Serviced Loan Groups), all insurance coverage as is required under the related mortgage loan. However, the master servicer will be required to cause to be maintained any such insurance that the related borrower is required (but fails) to maintain only to the extent that the trust has an insurable interest, such insurance is available at a commercially reasonable rate and the subject hazards are at the time commonly insured against for properties similar to the subject mortgaged property and located in or around the region in which such mortgaged property is located.

     Notwithstanding the foregoing, the master servicer or special servicer, as applicable, will not be required to cause a borrower to maintain (and shall not cause a mortgagor to be in default with respect to the failure of the related mortgagor to obtain such insurance) for a mortgaged property all-risk casualty or other insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the related mortgage loan, in the event the special servicer determines that such insurance (a) is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in the region in which such mortgaged property is located (but only by reference to such insurance that has been obtained at current market rates) or (b) is not available at any rate.

     Any holder of a certificate that belongs to the series 2005-GG5 controlling class (or in the case of a Loan Group, the holder of the related Companion Note)
may request that earthquake insurance be secured for one or more mortgaged properties by the related borrower, to the extent that insurance may reasonably be obtained and to the extent the related mortgage loan requires the borrower to obtain earthquake insurance at the mortgagee's request.

     The pooling and servicing agreement will require the special servicer, consistent with the Servicing Standard, to cause to be maintained for each REO
Property no less insurance coverage than was previously required of the applicable borrower under the related mortgage loan, but only if and to the extent that (a) such insurance is available at a commercially reasonable rate
(including insurance that covers losses arising from terrorism) and (b) the subject hazards are at the time commonly insured against for properties similar to the subject REO Property and located in or around the region in which such
REO Property is located.

     If either the master servicer or the special servicer obtains and maintains a blanket policy insuring against hazard losses on all the mortgage loans and/or
REO Properties that it is required to service and administer under the pooling and servicing agreement, then, to the extent such policy--

     o    is obtained from an insurer having a claims-paying ability or financial strength rating that meets, or whose obligations are guaranteed or backed in writing by an entity having a claims-paying ability or financial strength rating that meets, the requirements of the pooling and servicing agreement, and

     o    provides protection equivalent to the individual policies otherwise required,

the master servicer or the special servicer, as the case may be, will be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged properties and/or REO Properties. That blanket policy may contain a customary deductible clause, except that if there has not been maintained on the related mortgaged property or REO Property an individual hazard insurance policy complying with the requirements described above in this
"--Maintenance of Insurance" section, and there occur one or more losses that would have been covered by an individual policy, then the master servicer or special servicer, as appropriate, must promptly deposit into the master servicer's custodial account from its own funds the amount of those losses that would have been covered by an individual policy, taking account of any applicable (or, to the extent consistent with the Servicing Standard, deemed)
deductible clause, but are not covered under the blanket policy because of the deductible clause in the blanket policy.

                                     S-112

FAIR VALUE OPTION

     Serviced Loans. After any mortgage loan in the trust (excluding the Wells
Fargo Center Trust Loan) has become a specially serviced mortgage loan as to which an event of default has occurred or is reasonably foreseeable, the special servicer will give notice of that event to the trustee, and the trustee will promptly notify each certificateholder of the series 2005-GG5 controlling class.
Any single certificateholder or group of certificateholders with a majority interest in the series 2005-GG5 controlling class, the special servicer and any assignees of the foregoing parties will have the option to purchase that specially serviced mortgage loan at a price generally equal to the sum of--

     o    the outstanding principal balance of the mortgage loan,

     o    all accrued and unpaid interest on the mortgage loan, other than
          Default Interest,

     o    all unreimbursed servicing advances with respect to the mortgage loan,
          and

     o    all unpaid interest accrued on advances made by the master servicer, the special servicer, the trustee and/or the fiscal agent with respect to that mortgage loan.

     With respect to a Loan Group that consists of two or more pari passu mortgage loans, the party that exercises the foregoing purchase option will only be entitled to purchase the pari passu mortgage loan in the trust.

     If none of the purchase option holders exercises its option to purchase any specially serviced mortgage loan as described in the prior paragraph, then each holder of the purchase option will also have the option to purchase that specially serviced mortgage loan at a price equal to the fair value of that loan.

     Upon receipt of a written request from any holder of the purchase option to determine the fair value price in contemplation of its intention to exercise its option to purchase that specially serviced mortgage loan at a price that is below the purchase price set forth in the first paragraph under "--Fair Value
Option" above, the special servicer is required to promptly obtain an appraisal of the related mortgaged property by an independent appraiser (unless such an appraisal was obtained within one year of such date and the special servicer has no knowledge of any circumstances that would materially affect the validity of that appraisal). Promptly after obtaining that appraisal, the special servicer must determine the fair value price in accordance with the Servicing Standard and the discussion in the penultimate paragraph of this "--Fair Value
Option--Serviced Loans" section. Promptly after determining the fair value price, the special servicer is required to report such fair value price to the trustee and each holder of the purchase option.

     THERE CAN BE NO ASSURANCE THAT THE SPECIAL SERVICER'S FAIR MARKET VALUE
DETERMINATION FOR ANY SPECIALLY SERVICED MORTGAGE LOAN WILL EQUAL THE AMOUNT
THAT COULD HAVE ACTUALLY BEEN REALIZED IN AN OPEN BID OR WILL EQUAL OR BE
GREATER THAN THE AMOUNT THAT COULD HAVE BEEN REALIZED THROUGH FORECLOSURE OR A
WORKOUT OF THE SUBJECT SPECIALLY SERVICED MORTGAGE LOAN.

     If the special servicer has not accepted a bid at the fair value price prior to the expiration of 120 days from the special servicer's most recent determination of the fair value price and the special servicer thereafter receives a bid at the fair value price or a request from a holder of the purchase option for an updated fair value price, the special servicer is required to, within 45 days, recalculate the fair value price and repeat the notice and bidding procedure described above until the purchase option terminates. In connection with such recalculation, the special servicer may obtain an updated appraisal if it determines that market conditions or conditions at the mortgaged property warrant an updated appraisal.

     If the party exercising the purchase option at the fair value price for any specially serviced mortgage loan is the special servicer or an affiliate thereof, the trustee is required to verify that the fair value price is at least equal to the fair value of such mortgage loan. In determining whether the fair value price is at least equal to the fair value of such mortgage loan the trustee is permitted to conclusively rely on an appraisal obtained by the trustee from an independent appraiser at the time it is required to verify the fair value price, and/or the opinion of an independent expert in real estate matters (including the master servicer) with at least five years' experience in valuing or investing in loans, similar to such mortgage loan, that has been selected by the trustee with reasonable care at the expense of the trust.

                                     S-113

     Any holder of the purchase option may, once such option is exercisable, assign its purchase option with respect to any specially serviced mortgage loan to a third party other than another holder of the purchase option and, upon such assignment, such third party will have all of the rights that had been granted to the assignor in respect of the purchase option. Such assignment will only be effective after written notice (together with a copy of the executed assignment and assumption agreement) has been delivered to the trustee, the master servicer and the special servicer.

     In determining the fair value price for any specially serviced mortgage loan, the special servicer may take into account and rely upon, among other factors, the results of any appraisal or updated appraisal that it or the master servicer may have obtained in accordance with the pooling and servicing agreement within the prior 12 months; the opinions on fair value expressed by independent investors in mortgage loans comparable to the subject specially serviced mortgage loan; the period and amount of any delinquency on the subject specially serviced mortgage loan; the physical condition of the related mortgaged property; the state of the local economy; and the expected recoveries from the subject specially serviced mortgage loan if the special servicer were to pursue a workout or foreclosure strategy instead of selling such mortgage loan to a holder of the purchase option.

     The purchase option for any specially serviced mortgage loan will terminate, and will not be exercisable (or if exercised, but the purchase of the subject mortgage loan has not yet occurred, will terminate and be of no further force or effect) if (a) the purchase option has been exercised by an optionholder, (b) such specially serviced mortgage loan has ceased to be a specially serviced mortgage loan, (c) the related mortgaged property has become an REO Property or (d) a final recovery determination has been made with respect to such specially serviced mortgage loan. Until a specially serviced mortgage loan is purchased in the manner set forth above, the special servicer is required to continue to pursue all of the other resolution options available to it with respect to the specially serviced mortgage loan in accordance with the
Servicing Standard.

     Non-Serviced Loan Groups.

     With respect to the San Francisco Centre Trust Loan, the 2005-C20 Special
Servicer will use the fair value method determined by the 2005-C20 Special
Servicer under the 2005-C20 PSA, which generally provides for a similar method of fair value determination as the pooling and servicing agreement for this transaction. The holder of that option described above will be entitled to purchase the San Francisco Centre Trust Loan from the trust in connection with the exercise of that option.

     With respect to the Wells Fargo Center Trust Loan, the 2005-GG4 Special
Servicer will use the fair value method determined by the 2005-GG4 Special
Servicer under the 2005-GG4 PSA, which generally provides for a similar method of fair value determination as the pooling and servicing agreement for this transaction. The holder of that option under the 2005-GG4 PSA will be entitled to purchase the Wells Fargo Center Loan Group, and will be required to purchase
(and the trust will be required to sell) the Wells Fargo Center Trust Loan from the trust in connection with the exercise of that option.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     With respect to any specially serviced mortgage loan (excluding the
Non-Serviced Trust Loans) that has become and continues to be in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, then, subject to the discussion under "--The Directing Holders" above, the special servicer may, on behalf of the trust, take any of the following actions:

     o    institute foreclosure proceedings;

     o    exercise any power of sale contained in the related mortgage instrument;

     o    obtain a deed in lieu of foreclosure; or

     o    otherwise acquire title to the corresponding mortgaged property, by operation of law or otherwise.

     Notwithstanding the foregoing, the special servicer may not, on behalf of the trust, obtain title to a mortgaged property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any mortgaged property, if, as a result of that action, the trustee, on behalf of the series
2005-GG5 certificateholders

                                     S-114

and/or the Companion Loan Holder, could, in the judgment of the special servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of, that mortgaged property within the meaning of CERCLA or any comparable law, unless:

     o    the special servicer has previously determined in accordance with the
          Servicing Standard, based on a report prepared by a person who regularly conducts environmental audits, that the mortgaged property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

     o    in the event that the determination described in the preceding bullet cannot be made--

          1.   The special servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in the preceding bullet, that it would maximize the recovery to the series 2005-GG5 certificateholders and, if the subject mortgaged property secures a Loan Group, the related Companion Loan Holder, as a collective whole, on a present value basis to acquire title to or possession of the mortgaged property and to take such remedial, corrective and/or other further actions as are
               necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and to
               appropriately address any of the circumstances and conditions referred to in the preceding bullet, and

          2.   the applicable directing holder representative has not objected to the special servicer's doing so,

in any event as described under "--The Directing Holders--Rights and Powers of the Directing Holder" above.

     The cost of any environmental testing will be covered by, and reimbursable as, a servicing advance, and the cost of any remedial, corrective or other further action contemplated by the second bullet of the preceding paragraph will generally be payable directly out of the master servicer's custodial account.

     If neither of the conditions set forth in the two bullets of the second preceding paragraph has been satisfied with respect to any mortgaged property securing a defaulted mortgage loan serviced under the pooling and servicing agreement, the special servicer will be required to take such action as is in accordance with the Servicing Standard, other than proceeding against the mortgaged property. In connection with the foregoing, the special servicer may, on behalf of the trust, but subject to the discussion under "--The Directing
Holders--Rights and Powers of The Directing Holder" above, release all or a portion of the mortgaged property from the lien of the related mortgage.

     If Liquidation Proceeds collected with respect to a defaulted mortgage loan in the trust are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer and/or the master servicer in connection with that mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the payment of the Liquidation Proceeds to the series
2005-GG5 certificateholders, for--

     o    any and all amounts that represent unpaid servicing compensation with respect to the mortgage loan,

     o    unreimbursed servicing expenses incurred with respect to the mortgage loan, and

     o    any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     In addition, amounts otherwise payable on the series 2005-GG5 certificates may be further reduced by interest payable to the master servicer and/or special servicer on the servicing expenses and advances.

                                     S-115

REO PROPERTIES

     If title to any mortgaged property is acquired by the special servicer on behalf of the trust, then the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

     o    the IRS grants an extension of time to sell the property, or

     o    the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause any REMIC created under the pooling and servicing agreement to fail to qualify as such under the Internal
          Revenue Code.

     Subject to the foregoing, the special servicer will generally be required to solicit cash offers for any REO Property held by the trust in a manner that is in accordance with the Servicing Standard. The special servicer may retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO Property. Regardless of whether the special servicer applies for or is granted an extension of time to sell the property, the special servicer must act in accordance with the Servicing Standard to liquidate the property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion, as the case may be.

     Neither the trustee, in its individual capacity, nor any of its affiliates may bid for or purchase from the trust any REO Property.

     In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust will be obligated to operate and manage any REO Property held by the trust in a manner that:

     o    maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code, and

     o    would, to the extent consistent with the preceding bullet and is in accordance with the Servicing Standard, maximize the trust's net after-tax proceeds from that property without materially impairing the special servicer's ability to sell the REO Property promptly at a fair price.

     The special servicer must review the operation of each REO Property held by the trust and consult with the trustee, or any person appointed by the trustee to act as tax administrator, to determine the trust's federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be commercially reasonable to manage and operate the property in a manner that would avoid the imposition of a tax on net income from foreclosure property, within the meaning of section 860G(c) of the Internal Revenue Code.

     This determination is most likely to occur in the case of an REO Property on which an operating business, such as a hotel, is located. To the extent that income the trust receives from an REO Property is subject to a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%.

     The determination as to whether income from an REO Property held by the trust would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality properties and other operating businesses. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the series
2005-GG5 certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer's custodial account.

     The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust separate and apart from its own funds and general assets. If an REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of

                                     S-116

revenues and other proceeds derived from the REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, upon receipt, all net income, Insurance
Proceeds, Condemnation Proceeds and Liquidation Proceeds received with respect to each REO Property held by the trust. The funds held in this REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the pooling and servicing agreement.

     The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust, but only to the extent of amounts on deposit in the account relating to that particular REO Property.
Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer's custodial account the total of all amounts received with respect to each REO Property held by the trust during that collection period, net of--

     o    any withdrawals made out of those amounts as described in the preceding sentence, and

     o    any portion of those amounts that may be retained as reserves as described in the next sentence.

     The special servicer may, subject to the limitations described in the pooling and servicing agreement, retain in its REO account that portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

     The special servicer must keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The special servicer will be required to perform or cause to be performed a physical inspection of a mortgaged property (excluding the properties securing the Non-Serviced Loan Groups) as soon as practicable after the related mortgage loan becomes a specially serviced mortgage loan and annually thereafter for so long as the related mortgage loan remains a specially serviced mortgage loan, provided that the cost of each of those inspections will be reimbursable to the special servicer as a servicing advance. In addition, the special servicer must perform or cause to be performed a physical inspection of each of the REO
Properties held by the trust at least once per calendar year, provided that the cost of each of those inspections will be reimbursable to the special servicer as a servicing advance. Beginning in 2006, the master servicer will be required at its expense to perform or cause to be performed a physical inspection of each mortgaged property (excluding the properties securing the Non-Serviced Loan
Groups) securing a non-specially serviced mortgage loan--

     o    at least once every two calendar years in the case of mortgaged properties securing mortgage loans that have outstanding principal balances, or with allocated loan amounts, of $2,000,000 or less, and

     o    at least once every calendar year in the case of all other mortgaged properties;

provided that the master servicer will not be required to perform or cause to be performed an inspection on a mortgaged property if such property has been inspected by the master servicer or the special servicer in the preceding six months.

     The master servicer and the special servicer will each be required to prepare or cause to be prepared and deliver to the trustee a written report of each of the inspections performed by it that generally describes the condition of the mortgaged property and that specifies the existence of any sale, transfer or abandonment of the mortgaged property or any material change in its condition or value.

     The special servicer, in the case of any specially serviced mortgage loans, and the master servicer, in the case of all other mortgage loans (excluding the
Non-Serviced Loan Groups), will also be required, consistent with the

                                     S-117

Servicing Standard, to use reasonable efforts to collect from the related borrowers and review the quarterly and annual operating statements and related rent rolls with respect to each of the related mortgaged properties and to the extent required under the loan documents, REO Properties. The special servicer will be required to deliver to the master servicer copies of the operating statements and rent rolls it collects. The master servicer will be required to deliver, based on reports generated by itself and the special servicer, to the trustee, upon request, an operating statement analysis report with respect to each mortgaged property and REO Property for the applicable period. See
"Description of the Offered Certificates--Reports to Certificateholders;
Available Information" in this prospectus supplement. Each of the mortgage loans requires the related borrower to deliver an annual property operating statement or other annual financial information. The foregoing notwithstanding, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor are the master servicer and the special servicer likely to have any practical means of compelling their delivery in the case of an otherwise performing mortgage loan.

EVIDENCE AS TO COMPLIANCE

     No later than March 20, 2006 and April 30 of each year thereafter, each of the master servicer and the special servicer must:

     o    at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants
          to furnish a statement to the trustee, among others, to the effect that--

          1.   The firm has obtained a letter of representation regarding certain matters from the management of the master servicer or special servicer, as applicable, which includes an assertion that the master servicer or special servicer, as applicable, has complied with minimum mortgage loan servicing standards, to the extent applicable to commercial and multifamily mortgage loans, identified in the Uniform Single Attestation Program for Mortgage
               Bankers established by the Mortgage Bankers Association of
               America, with respect to the servicing of commercial and
               multifamily mortgage loans during the most recently completed calendar year, and

          2.   on the basis of an examination conducted by the firm in
               accordance with standards established by the American Institute of Certified Public Accountants, that representation is fairly stated in all material respects, subject to those exceptions and other qualifications that may be appropriate;

except that, in rendering its report the firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, rendered within one year of such report, with respect to those sub-servicers and, further, except that the special servicer will not be required to cause such a report to be delivered if there were no specially serviced mortgage loans during the most recently ended calendar year; and

     o    deliver to the trustee, among others, a statement signed by an officer of the master servicer or the special servicer, as the case may be, to the effect that, to the best knowledge of that officer, the master servicer or special servicer, as the case may be, has fulfilled its material obligations under the pooling and servicing agreement in all material respects throughout the preceding calendar year or the portion of that year during which the series 2005-GG5 certificates were outstanding.

     Copies of the above-mentioned annual accountants' statement and officer's certificate of each of the master servicer and the special servicer will be made available to series 2005-GG5 certificateholders, at their expense, upon written request to the trustee.

EVENTS OF DEFAULT

     Each of the following events, circumstances and conditions will be considered events of default under the pooling and servicing agreement:

     o    the master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into the master servicer's custodial account or the special servicer's REO account, as applicable, any

                                     S-118

          amount required to be so deposited, which failure is not remedied within one business day following the date on which the deposit or remittance was required to be made;

     o    the master servicer fails to remit to the trustee for deposit in the trustee's distribution account any amount required to be so remitted, and that failure continues unremedied until 11:00 a.m., New York City time, on the applicable payment date, or the master servicer fails to make in a timely manner any payments required to be made to any
          Companion Loan Holder, and that failure continues unremedied until
          11:00 a.m., New York City time, on the first business day following the applicable payment date;

     o    the master servicer fails to timely make any servicing advance required to be made by it under the pooling and servicing agreement, and that failure continues unremedied for three business days following the date on which notice of such failure has been given to the master servicer by the trustee or any other parties to the pooling and servicing agreement;

     o    the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the pooling and servicing agreement, and that failure continues unremedied for 30 days (15 days in the case of payment of insurance premiums) or, if the responsible party is diligently attempting to remedy the failure, 60 days after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement, by series 2005-GG5 certificateholders entitled to not less than 25% of the voting rights for the series or by a Companion Loan
          Holder, if affected;

     o    it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the pooling and servicing agreement that materially and adversely affects the interests of any class of series 2005-GG5
          certificateholders or a Companion Loan Holder, and that breach continues unremedied for 30 days or, if the responsible party is diligently attempting to cure the breach, 60 days after written notice of the breach has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement, by series 2005-GG5 certificateholders entitled to not less than 25% of the voting rights for the series or by the affected Companion Loan Holder;

     o    various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the master servicer or the special servicer, or the master servicer or the special servicer takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

     o    one or more ratings assigned by Moody's to the series 2005-GG5 certificates or any securities backed by a Companion Loan are qualified, downgraded or withdrawn, or otherwise made the subject of a
          "negative" credit watch (and such "watch status" placement shall not have been withdrawn within 60 days of the date such servicing officer obtained actual knowledge), and Moody's has given written notice to the trustee that such action is solely or in material part a result of the master servicer or special servicer acting in that capacity; and

     o    the master servicer or the special servicer is removed from S&P's
          Select Servicer List as a U.S. Commercial Mortgage Master Servicer or
          U.S. Commercial Mortgage Special Servicer, as applicable, and is not restored to such status on such list within 60 days.

     The pooling and servicing agreement will also provide that upon the master servicer's failure to perform certain of its responsibilities with respect to the Companion Loans, the holders of the Companion Loans will have certain remedies as more particularly described below under "--Rights Upon Event of
Default."

RIGHTS UPON EVENT OF DEFAULT

     If an event of default described above under "--Events of Default" occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of the series
2005-GG5 certificateholders entitled to not less than 25% of the voting rights for the series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party under the pooling and servicing

                                     S-119

agreement and in and to the trust assets other than any rights the defaulting party may have as a series 2005-GG5 certificateholder. Upon any termination, the trustee must either:

     o    succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the pooling and servicing agreement; or

     o    appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be.

     The holders of series 2005-GG5 certificates entitled to a majority of the voting rights for the series may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, rather than have the trustee act as that successor.

     Notwithstanding the foregoing discussion in this "--Rights Upon Event of
Default" section, if the master servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in the last two bullets under "--Events of Default" above, the master servicer will have the right for a period of 45 days, at its expense, to sell its master servicing rights with respect to the mortgage loans to a master servicer whose appointment Moody's and S&P have confirmed will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the series 2005-GG5 certificates.

     Notwithstanding the foregoing in this "--Rights Upon Event of Default"
section, if an event of default on the part of the master servicer affects a
Companion Loan and if the master servicer is not otherwise terminated, the trustee, at the direction of the Companion Loan Holder, will be required to direct the master servicer to appoint a sub-servicer (if a sub-servicer or primary servicer is not already in place and an event of default with respect to such sub-servicer or primary servicer has not occurred) that will be responsible for servicing the related Loan Group. If an event of default on the part of the master servicer only affects a Companion Loan, the master servicer may not be terminated, however, the trustee, at the direction of the Companion Loan Holder, will be required to direct the master servicer to appoint a sub-servicer (if a sub-servicer or primary servicer is not already in place and an event of default with respect to such sub-servicer or primary servicer has not occurred) that will be responsible for servicing the related Loan Group. If an event of default has occurred with respect to the master servicer but not the primary servicer for any mortgage loan or Loan Group under the relevant primary servicing agreement, the primary servicer will remain responsible for servicing such mortgage loan or Loan Group.

     In general, series 2005-GG5 certificateholders entitled to at least 662/3%
of the voting rights allocated to each class of series 2005-GG5 certificates affected by any event of default may waive the event of default. However, the events of default described in the first two and last two bullets under
"--Events of Default" above may only be waived by all of the holders of the affected classes of the series 2005-GG5 certificates. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the pooling and servicing agreement.

     No series 2005-GG5 certificateholder will have the right under the pooling and servicing agreement to institute any suit, action or proceeding with respect to that agreement or any mortgage loan unless--

     o    that holder previously has given to the trustee written notice of default,

     o    except in the case of a default by the trustee, series 2005-GG5 certificateholders entitled to not less than 25% of the voting rights for the 2005-GG5 series have made written request to the trustee to institute that suit, action or proceeding in its own name as trustee under the pooling and servicing agreement and have offered to the trustee such reasonable indemnity as it may require, and

     o    except in the case of a default by the trustee, the trustee for 60 days has neglected or refused to institute that suit, action or proceeding.

     The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to make any investigation of matters arising under that agreement or to institute, conduct or defend any litigation under that agreement or in relation to that agreement at the request, order or direction of any of the series 2005-GG5 certificateholders, unless in the trustee's opinion, those certificateholders

                                     S-120

have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred as a result of any investigation or litigation.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The series 2005-GG5 certificates will be issued, on or about November 3,
2005, under the pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

     o    the mortgage loans;

     o    any and all payments under and proceeds of the mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

     o    the loan documents for the mortgage loans (subject to the rights of the holders of any Companion Loans in any Loan Group), including any intercreditor agreement or co-lender agreement with respect to any
          Loan Group;

     o    our rights under our mortgage loan purchase agreement with each
          Mortgage Loan Seller;

     o    any REO Properties acquired by the trust with respect to defaulted mortgage loans; and

     o    those funds or assets as from time to time are deposited in the master servicer's custodial account described under "Servicing Under the
          Pooling and Servicing Agreement--Custodial Account," the special servicer's REO account described under "Servicing Under the Pooling and Servicing Agreement--REO Properties," the trustee's distribution account described under "--Distribution Account" below or the trustee's interest reserve account described under "--Interest Reserve
          Account" below.

     The series 2005-GG5 certificates will include the following classes:

     o    class A-1, class A-2, class A-3, class A-4-1, class A-4-2, class A-AB, class A-5, class A-M, class A-J, class B, class C, class D and class
          E, which are the classes of series 2005-GG5 certificates that are offered by this prospectus supplement, and

     o    class XP, class XC, class XK, class F, class G, class H, class J, class K, class L, class M, class N, class O, class P, class R-I and class R-II, which are the classes of series 2005-GG5 certificates which will be retained or privately placed by us, and are not offered by this prospectus supplement.

     The class A-1, class A-2, class A-3, class A-4-1, class A-4-2, class A-AB, class A-5, class A-M, class A-J, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O and class
P certificates are the series 2005-GG5 certificates that will have principal balances and are sometimes referred to as the principal balance certificates.
The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each payment date, the principal balance of each of these certificates will be permanently reduced by any payments of principal actually made with respect to the certificate on that payment date. See "--Payments" below. On any particular payment date, the principal balance of each of these certificates may also be reduced, without any corresponding payment, in connection with Realized Losses on the underlying mortgage loans and Additional Trust Fund Expenses. However, in limited circumstances, if and to the extent the total Stated Principal Balance of the mortgage pool exceeds the total principal balance of the series 2005-GG5 principal balance certificates immediately following the distributions to be made with respect to those certificates on any payment date, the total principal balance of a class of series 2005-GG5 principal balance certificates that was previously so reduced, without a corresponding payment of principal, may be reinstated, with past due interest on such balance, to the extent of funds available therefor. See "--Reductions of Certificate Principal Balances in
Connection With Realized Losses and Additional Trust Fund Expenses" below.

                                     S-121

     The class XP and class XC certificates will not have principal balances and are sometimes referred to in this prospectus supplement collectively, as the interest-only certificates. For purposes of calculating the amount of accrued interest, each of the interest-only certificates will have a notional amount.
The initial notional amounts of the class XP and class XC certificates will be
$4,185,491,000 and $4,295,149,368, respectively, although in each case it may be as much as 5% larger or smaller.

     The notional amount of the class XP certificates will vary over time and will be determined in accordance with Annex F to this prospectus supplement.

     On each payment date, the notional amount of the class XC certificates will generally equal the aggregate outstanding principal balance of the class A-1, class A-2, class A-3, class A-4-1, class A-4-2, class A-AB, class A-5, class
A-M, class A-J, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O and class P certificates.

     The class XK certificates will be entitled to receive exit fees, if any, payable in accordance with the mortgage loan identified on Annex A to this prospectus supplement as Kalani Industrial.

     The class R-I and class R-II certificates will not have principal balances or notional amounts.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the date of initial issuance of the offered certificates, as specified on the face of that certificate, by the then applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the trustee's payment date statement.

REGISTRATION AND DENOMINATIONS

     General. The offered certificates will be issued in book-entry form in original denominations of $25,000 initial principal balance and in any additional whole dollar denominations.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The
Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying prospectus under
"Description of the Certificates--Book-Entry Registration." For so long as any class of offered certificates is held in book-entry form--

     o    all references to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations,
          and

     o    all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of those certificates, for payment to beneficial owners of offered certificates through its participating organizations in accordance with DTC's procedures.

     The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     DTC, Euroclear and Clearstream. You will hold your certificates through
DTC, in the United States, or Clearstream Banking, societe anonyme, or Euroclear
Bank as operator of the Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream's or
Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers'

                                     S-122

securities accounts in the depositaries' names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, see "Description of the
Certificates--Book-Entry Registration--DTC, Euroclear and Clearstream" in the
accompanying prospectus.

     Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants in Clearstream or
Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. See "Description of the Certificates--Book-Entry
Registration--Holding and Transferring Book-Entry Certificates" in the
accompanying prospectus. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex H to this prospectus supplement.

DISTRIBUTION ACCOUNT

     General. The trustee must establish and maintain an account in which it will hold funds pending their payment on the series 2005-GG5 certificates and from which it will make those payments. Each distribution account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's distribution account will remain uninvested.

     Deposits. On the business day prior to each payment date, the master servicer will be required to remit to the trustee for deposit in the distribution account the following funds:

     o    All payments and other collections on the mortgage loans and any REO
          Properties in the trust that are then on deposit in the master servicer's custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following:

          1.   monthly debt service payments due on a due date subsequent to the end of the related collection period;

          2.   payments and other collections received after the end of the related collection period;

          3.   amounts that are payable or reimbursable from the master
               servicer's custodial account to any person other than the series
               2005-GG5 certificateholders, including--

               (a)  amounts payable to the master servicer (including any primary servicer) or the special servicer as compensation, as described under "Servicing Under the Pooling and
                    Servicing Agreement--Servicing and Other Compensation and
                    Payment of Expenses" in this prospectus supplement,

               (b)  amounts payable in reimbursement of outstanding advances, together with interest on those advances, as permitted under the pooling and servicing agreement,

               (c)  amounts payable to any other party under a Pari Passu PSA or intercreditor agreement, as applicable, with respect to a
                    Loan Group, and

               d)   amounts payable with respect to other expenses of the trust;
                    and

          4.   amounts deposited in the master servicer's custodial account in error.

     o    Any advances of delinquent monthly debt service payments made by the master servicer on the mortgage loans with respect to that payment date.

     o    Any payments made by the master servicer to cover Prepayment Interest
          Shortfalls incurred during the related collection period.

                                     S-123

     See "--Advances of Delinquent Monthly Debt Service Payments" below and
"Servicing Under the Pooling and Servicing Agreement--Custodial Account" and
"--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     With respect to each payment date that occurs during March, commencing in
2006, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to its distribution account or the sub-account, as applicable, the interest reserve amounts that are then being held in that interest reserve account with respect to the mortgage loans included in the trust that accrue interest on an
Actual/360 Basis.

     Withdrawals. The trustee may from time to time make withdrawals from its distribution account for any of the following purposes:

     o    to pay itself a monthly fee which is described under "--The Trustee"
          below;

     o    to indemnify itself and various related persons as described under
          "Description of the Governing Documents--Matters Regarding the
          Trustee" in the accompanying prospectus, and to make comparable indemnifications with respect to the fiscal agent;

     o    to pay for various opinions of counsel required to be obtained in connection with any amendments to the pooling and servicing agreement and the administration of the trust;

     o    to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under "Federal Income Tax Consequences--REMICs--Prohibited
          Transactions Tax and Other Taxes" in the accompanying prospectus and
          "Servicing Under the Pooling and Servicing Agreement--REO Properties"
          in this prospectus supplement;

     o    to pay the cost of transferring mortgage files to a successor trustee where the trustee has been terminated without cause and that cost is not otherwise covered;

     o    with respect to each payment date during January of any year, commencing in 2006, that is not a leap year or during February of any year, commencing in 2006, to transfer to the trustee's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the mortgage loans included in the trust that accrue interest on an Actual/360 Basis; and

     o    to pay to the person entitled thereto any amounts deposited in the distribution account in error.

     On each payment date, all amounts on deposit in the trustee's distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will be withdrawn and applied to make payments on the series 2005-GG5 certificates. For any payment date, those funds will consist of two separate components--

     o    the portion of those funds that represent prepayment consideration collected on the mortgage loans included in the trust as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be paid to the holders of the class A-1, class A-2, class A-3, class A-4-1, class A-4-2, class A-AB, class A-5, class A-M, class A-J, class B, class C, class D, class E, class F, class G, class H, class XP and class XC certificates, as described under "--Payments--Payments of Prepayment Premiums and Yield
          Maintenance Charges" below, and

     o    the remaining portion of those funds, which we refer to as the
          Available P&I Funds and will be paid to the holders of all the series
          2005-GG5 certificates as described under "--Payments--Priority of
          Payments" below.

     The class XK certificates will only be entitled to any exit fee received with respect to the mortgage loan identified on Annex A to this prospectus supplement as Kalani Industrial.

                                     S-124

INTEREST RESERVE ACCOUNT

     The trustee will be required to maintain an account in which it will hold the interest reserve amounts described below with respect to the mortgage loans included in the trust that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates. Funds held in the trustee's interest reserve account will remain uninvested.

     During January, except in a leap year, and during February of each calendar year, beginning in 2006, the trustee will, on or before the payment date in that month, withdraw from its distribution account and deposit in its interest reserve account the interest reserve amounts with respect to those mortgage loans included in the trust that accrue interest on an Actual/360 Basis, and for which the monthly debt service payment due in that month was either received or advanced. That interest reserve amount for each of those mortgage loans included in the trust will equal one day's interest accrued at the related mortgage interest rate on the Stated Principal Balance of that loan as of the end of the related collection period.

     During March of each calendar year, beginning in 2006, the trustee will, on or before the payment date in that month, withdraw from its interest reserve account and deposit in its distribution account or the sub-account thereof, as applicable, any and all interest reserve amounts then on deposit in the interest reserve account with respect to the mortgage loans included in the trust that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account or sub-account will be included in the Available P&I Funds for the payment date during the month of transfer.

PAYMENTS

     General. On each payment date, the trustee will, subject to the available funds, make all payments required to be made on the series 2005-GG5 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur (or, in the case of the initial payment date, the holders of record as of the close of business on the date of initial issuance). The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final payment.

     In order for a series 2005-GG5 certificateholder to receive payments by wire transfer on and after any particular payment date, that certificateholder must provide the trustee with written wiring instructions no less than five business days prior to (or, in the case of the initial payment date, no later than) the record date for that payment date occurs. Otherwise, that certificateholder will receive its payments by check mailed to it.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See "--Registration and Denominations" above.

     Payments of Interest. All of the classes of the series 2005-GG5 certificates will bear interest, except for the class XK, class R-I and class
R-II certificates.

     With respect to each interest-bearing class of the series 2005-GG5 certificates, that interest will accrue during each interest accrual period based upon--

     o    the pass-through rate applicable for that class for that interest accrual period,

     o    the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related payment date,
          and

     o    the assumption that each year consists of twelve 30-day months.

     If the holders of any interest-bearing class of the series 2005-GG5 certificates do not receive all of the interest to which they are entitled on any payment date, then they will continue to be entitled to receive the unpaid portion of that interest on future payment dates, without further interest accrued on the unpaid portion, subject to the Available

                                     S-125

P&I Funds, for those future payment dates and the priorities of payment described under "--Priority of Payments" below.

     The Net Aggregate Prepayment Interest Shortfall for any payment date will be allocated among the respective interest-bearing classes of the series
2005-GG5 certificates, on a pro rata basis in accordance with the respective amounts of accrued interest in respect of such interest-bearing classes of series 2005-GG5 certificates for the related interest accrual period.

     Calculation of Pass-Through Rates. The pass-through rates for each of the class A-1 and class A-2 certificates will be fixed at the rate per annum identified in the table on page S-5 of this prospectus supplement as the initial pass-through rate for the subject class.

     The pass-through rates for each of the class A-3, class A-4-1, class A-4-2, class A-AB, class A-5, class A-M, class J, class K, class L, class M, class N, class O and class P certificates will generally be fixed at the rate per annum identified in the table on page S-5 of this prospectus supplement as the initial pass-through rate for that class. However, with respect to any interest accrual period, if the Weighted Average Pool Pass-Through Rate is below the fixed pass-through rate for the subject class of certificates, then the pass-through rate that will be in effect for the subject class of certificates during that interest accrual period will be that Weighted Average Pool Pass-Through Rate.

     The pass-through rate for the class A-J certificates will be equal to the
Weighted Average Pool Pass-Through Rate minus 0.068%.

     The pass-through rates for the class B, class C, class D, class E, class F, class G and class H certificates will be equal to the Weighted Average Pool
Pass-Through Rate.

     The pass-through rate applicable to the class XC certificates for each payment date will equal the weighted average of the class XC strip rates at which interest accrues from time to time on the various components of the class
XC certificates outstanding immediately prior to such payment date (weighted on the basis of the balances of those class XC components immediately prior to the related payment date). Each class XC component will be comprised of all or a designated portion of the principal balance certificates. In general, the entire principal balance of each class of principal balance certificates will constitute a separate class XC component. However, if a portion, but not all, of the principal balance of any particular class of principal balance certificates is identified under "Annex F--Terms of the Class XP Certificates," as being part of the notional amount of the class XP certificates immediately prior to any such payment date, then the identified portion of the principal balance of such class will also represent one or more separate class XC components for purposes of calculating the pass-through rate of the class XC certificates, and the remaining portion of the principal balance of such class will represent one or more other separate class XC components for purposes of calculating the pass-through rate of the class XC certificates. For each payment date through and including the payment date in November 2012, the class XC strip rate for each class XC component will be calculated as follows:

     o    if such class XC component consists of the entire principal balance or a designated portion of any class of principal balance certificates, and if the principal balance does not, in whole or in part, also constitute a class XP component immediately prior to the payment date, then the applicable class XC strip rate will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for the payment date, over (b) the pass-through rate in effect for the payment date for the applicable class of principal balance certificates; and

     o    if such class XC component consists of the entire principal balance or a designated portion of the principal balance of any class of principal balance certificates, and if the designated portion of the principal balance also constitutes one or more class XP components immediately prior to the payment date, then the applicable class XC strip rate will equal the excess, if any, of (a) the Weighted Average
          Pool Pass-Through Rate for the payment date, over (b) the sum of (i)
          the class XP strip rate (as described in Annex F) for the applicable class XP component(s), and (ii) the pass-through rate in effect for the payment date for the applicable class of principal balance certificates.

                                     S-126

     For each payment date after the payment date in November 2012, the principal balance of each class of principal balance certificates will constitute one or more separate class XC components, and the applicable class XC strip rate with respect to each such class XC component for each payment date will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through
Rate for the related payment date, over (b) the pass-through rate in effect for the payment date for the class of principal balance certificates.

     The pass-through rate applicable to the class XP certificates for each payment date will be as set forth on Annex F to this prospectus supplement.

     The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any mortgage loan from what it was on the date of initial issuance of the offered certificates, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

     The class XK, class R-I and class R-II certificates will not be interest-bearing and, therefore, will not have pass-through rates.

     Payments of Principal. Subject to the Available P&I Funds and the priority of payments described under "--Priority of Payments" below, the total amount of principal payable with respect to each class of the series 2005-GG5 certificates, other than the class XP, class XC, class XK, class R-I and class
R-II certificates, on each payment date will equal that class's allocable share of the Total Principal Payment Amount for that payment date.

     In general, on each payment date, the portion of the Total Principal
Payment Amount that is attributable to the mortgage loans will be distributed to the holders of the class A-1, class A-2, class A-3, class A-4-1, class A-4-2, class A-AB and class A-5 certificates in the following order of priority:

     o    first, to the class A-AB certificates, until the principal balance of the class A-AB certificates is reduced to the planned principal balance for such payment date set forth on Annex G to this prospectus supplement;

     o    second, to the class A-1 certificates, until the principal balance of the class A-1 certificates is reduced to zero;

     o    third, to the class A-2 certificates, until the principal balance of the class A-2 certificates is reduced to zero;

     o    fourth, to the class A-3 certificates, until the principal balance of the class A-3 certificates is reduced to zero;

     o    fifth, to the class A-4-1 certificates until the principal balance of the class A-4-1 certificates is reduced to zero;

     o    sixth, to the class A-4-2 certificates until the principal balance of the class A-4-2 certificates is reduced to zero;

     o    seventh, to the class A-AB certificates, until the principal balance of the class A-AB certificates is reduced to zero; and

     o    eighth, to class A-5 certificates, until the principal balance of the class A-5 certificates is reduced to zero.

     WHILE ANY OF THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4-1, CLASS A-4-2,
CLASS A-AB OR CLASS A-5 CERTIFICATES ARE OUTSTANDING, NO PORTION OF THE TOTAL
PRINCIPAL PAYMENT AMOUNT FOR ANY PAYMENT DATE WILL BE ALLOCATED TO ANY OTHER
CLASS OF SERIES 2005-GG5 CERTIFICATES.

     Following the retirement of the class A-1, class A-2, class A-3, class
A-4-1, class A-4-2, class A-AB and class A-5 certificates, the Total Principal
Payment Amount for each payment date will be allocated to the respective classes of series 2005-GG5 certificates identified in the table below and in the order of priority set forth in that table, in each case up to the lesser of--

     o    the portion of that Total Principal Payment Amount that remains unallocated, and

                                     S-127

     o    the total principal balance of the particular class immediately prior to that payment date.

ORDER OF ALLOCATION   CLASS
-------------------   -----
         1st           A-M
         2nd           A-J
         3rd            B
         4th            C
         5th            D
         6th            E
         7th            F
         8th            G
         9th            H
        10th            J
        11th            K
        12th            L
        13th            M
        14th            N
        15th            O
        16th            P

     IN NO EVENT WILL THE HOLDERS OF ANY CLASS OF SERIES 2005-GG5 CERTIFICATES
LISTED IN THE FOREGOING TABLE BE ENTITLED TO RECEIVE ANY PAYMENTS OF PRINCIPAL
UNTIL THE TOTAL PRINCIPAL BALANCE OF THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS
A-4-1, CLASS A-4-2, CLASS A-AB AND CLASS A-5 CERTIFICATES IS REDUCED TO ZERO.
FURTHERMORE, IN NO EVENT WILL THE HOLDERS OF ANY CLASS OF SERIES 2005-GG5
CERTIFICATES LISTED IN THE FOREGOING TABLE BE ENTITLED TO RECEIVE ANY PAYMENTS
OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF ALL OTHER CLASSES OF SERIES
2005-GG5 CERTIFICATES, IF ANY, LISTED ABOVE IT IN THE FOREGOING TABLE IS REDUCED
TO ZERO.

     If the master servicer, the special servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then to the extent that such reimbursement is made from collections of principal on the underlying mortgage loans, that reimbursement will reduce the amount of principal available to be distributed on the series
2005-GG5 principal balance certificates and will result in a reduction of the certificate principal balance of the series 2005-GG5 principal balance certificates. See "Description of the Offered Certificates--Reductions of
Certificate Principal Balances in Connection With Realized Losses and Additional
Trust Fund Expenses" in this prospectus supplement. Likewise, if the master servicer, the special servicer, the trustee or the fiscal agent reimburses itself out of principal collections on the mortgage loans for any Work-out
Delayed Reimbursement Amounts, that reimbursement will reduce the amount of principal available to be distributed on the series 2005-GG5 principal balance certificates on that payment date. Such reimbursement would have the effect of reducing current payments of principal on the offered certificates and extending the weighted average life of the offered certificates. See "--Reimbursement of
Advances" below. If there is a subsequent recovery of a non-recoverable advance or Work-out Delayed Reimbursement Amount that was reimbursed out of general principal collections, that subsequent recovery would generally be included as part of the amounts payable as principal with respect to the series 2005-GG5 principal balance certificates.

     Reimbursement Amounts. As discussed under "--Reductions of Certificate
Principal Balances in Connection With Realized Losses and Additional Trust Fund
Expenses" below, the total principal balance of any class of series 2005-GG5 certificates, other than the class XP, class XC, class XK, class R-I and class
R-II certificates, may be reduced without a corresponding payment of principal.
If that occurs with respect to any class of series 2005-GG5 certificates, then, subject to Available P&I Funds and the priority of payments described under
"--Priority of Payments" below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest. References to the
"loss reimbursement amount" under "--Priority of Payments" below means, in the case of any class of series 2005-GG5 certificates, other than the class XP, class XC, class XK, class R-I and class R-II certificates, for any payment date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior payment dates as discussed under "--Reductions of Certificate Principal Balances in Connection With
Realized Losses and Additional Trust Fund Expenses" below.

                                     S-128

     In limited circumstances, if and to the extent the total Stated Principal
Balance of the mortgage loans exceeds the total principal balance of the series
2005-GG5 principal balance certificates immediately following the distributions to be made with respect to those certificates on any payment date, the total principal balance of a class of series 2005-GG5 principal balance certificates that was previously reduced as described in the preceding paragraph, without a corresponding payment of principal, may be reinstated, with past due interest on such balance, to the extent of funds available therefor. Any such reinstatement of principal balance would result in a corresponding reduction in the loss reimbursement amount otherwise payable to the holders of the subject class of series 2005-GG5 principal balance certificates. See "--Reductions of Certificate
Principal Balances in Connection With Realized Losses and Additional Trust Fund
Expenses" below.

     Priority of Payments. On each payment date, the trustee will apply the
Available P&I Funds for that date to make the following payments in the following order of priority, in each case to the extent of the remaining
Available P&I Funds:

ORDER OF     RECIPIENT CLASS OR
 PAYMENT          CLASSES                    TYPE AND AMOUNT OF PAYMENT
--------------------------------------------------------------------------------
   1       A-1, A-2, A-3, A-4-1,   Interest up to the total interest payable on
             A-4-2, A-AB, A-5,     those classes, pro rata based on the
                 XP and XC         respective amounts of interest payable on
                                   each of those classes
--------------------------------------------------------------------------------
   2               A-AB**          Principal up to the portion of the Total
                                   Principal Payment Amount necessary to reduce
                                   the principal balance of the class A-AB
                                   certificates to the planned principal balance
                                   for such payment date as set forth on Annex G
                                   to this prospectus supplement
--------------------------------------------------------------------------------
   3       A-1, A-2, A-3, A-4-1,   Principal up to the total principal payable
            A-4-2, A-AB and A-5    on those classes, allocable among those
                                   classes as described above under "--Payments
                                   of Principal"
--------------------------------------------------------------------------------
   4       A-1, A-2, A-3, A-4-1,   Reimbursement up to the total loss
            A-4-2, A-AB and A-5    reimbursement amount for those classes, pro
                                   rata based on the loss reimbursement amount
                                   for each of those classes
--------------------------------------------------------------------------------
   5                A-M            Interest up to the total interest payable on
                                   that class
   6                A-M            Principal up to the total principal payable
                                   on that class
   7                A-M            Reimbursement up to the loss reimbursement
                                   amount for that class
--------------------------------------------------------------------------------
   8                A-J            Interest up to the total interest payable on
                                   that class
   9                A-J            Principal up to the total principal payable
                                   on that class
   10               A-J            Reimbursement up to the loss reimbursement
                                   amount for that class
--------------------------------------------------------------------------------
   11                B             Interest up to the total interest payable on
                                   that class
   12                B             Principal up to the total principal payable
                                   on that class
   13                B             Reimbursement up to the loss reimbursement
                                   amount for that class
--------------------------------------------------------------------------------
   14                C             Interest up to the total interest payable on
                                   that class
   15                C             Principal up to the total principal payable
                                   on that class
   16                C             Reimbursement up to the loss reimbursement
                                   amount for that class
--------------------------------------------------------------------------------
   17                D             Interest up to the total interest payable on
                                   that class
   18                D             Principal up to the total principal payable
                                   on that class
   19                D             Reimbursement up to the loss reimbursement
                                   amount for that class
--------------------------------------------------------------------------------
   20                E             Interest up to the total interest payable on
                                   that class
   21                E             Principal up to the total principal payable
                                   on that class
   22                E             Reimbursement up to the loss reimbursement
                                   amount for that class
--------------------------------------------------------------------------------
   23                F             Interest up to the total interest payable on
                                   that class
   24                F             Principal up to the total principal payable
                                   on that class
   25                F             Reimbursement up to the loss reimbursement
                                   amount for that class
--------------------------------------------------------------------------------
   26                G             Interest up to the total interest payable on
                                   that class
   27                G             Principal up to the total principal payable
                                   on that class
   28                G             Reimbursement up to the loss reimbursement
                                   amount for that class
--------------------------------------------------------------------------------

                                     S-129

ORDER OF     RECIPIENT CLASS OR
 PAYMENT          CLASSES                    TYPE AND AMOUNT OF PAYMENT
--------------------------------------------------------------------------------
   29                H             Interest up to the total interest payable on
                                   that class
   30                H             Principal up to the total principal payable
                                   on that class
   31                H             Reimbursement up to the loss reimbursement
                                   amount for that class
--------------------------------------------------------------------------------
   32                J             Interest up to the total interest payable on
                                   that class
   33                J             Principal up to the total principal payable
                                   on that class
   34                J             Reimbursement up to the loss reimbursement
                                   amount for that class
--------------------------------------------------------------------------------
   35                K             Interest up to the total interest payable on
                                   that class
   36                K             Principal up to the total principal payable
                                   on that class
   37                K             Reimbursement up to the loss reimbursement
                                   amount for that class
--------------------------------------------------------------------------------
   38                L             Interest up to the total interest payable on
                                   that class
   39                L             Principal up to the total principal payable
                                   on that class
   40                L             Reimbursement up to the loss reimbursement
                                   amount for that class
--------------------------------------------------------------------------------
   41                M             Interest up to the total interest payable on
                                   that class
   42                M             Principal up to the total principal payable
                                   on that class
   43                M             Reimbursement up to the loss reimbursement
                                   amount for that class
--------------------------------------------------------------------------------
   44                N             Interest up to the total interest payable on
                                   that class
   45                N             Principal up to the total principal payable
                                   on that class
   46                N             Reimbursement up to the loss reimbursement
                                   amount for that class
--------------------------------------------------------------------------------
   47                O             Interest up to the total interest payable on
                                   that class
   48                O             Principal up to the total principal payable
                                   on that class
   49                O             Reimbursement up to the loss reimbursement
                                   amount for that class
--------------------------------------------------------------------------------
   50                P             Interest up to the total interest payable on
                                   that class
   51                P             Principal up to the total principal payable
                                   on that class
   52                P             Reimbursement up to the loss reimbursement
                                   amount for that class
--------------------------------------------------------------------------------
   53           R-I and R-II       Any remaining Available P&I Funds
--------------------------------------------------------------------------------

*    See "--Payments of Interest" above.

     Payments of Prepayment Premiums and Yield Maintenance Charges. If any
prepayment consideration is collected during any particular collection period with respect to any mortgage loan, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the payment date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to the holders of any class A-1, class A-2, class A-3, class A-4-1, class A-4-2, class A-AB, class A-5, class A-M, class A-J, class B, class C, class D, class E, class F, class G and class H certificates that are entitled to payments of principal, up to an amount equal to, in the case of any particular class of those certificates, the product of--

     o    the full amount of that prepayment consideration, net of workout fees and liquidation fees payable from it, multiplied by

     o    a fraction, which in no event may be greater than 1.0 or less than
          0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of certificates over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate.

     The trustee will thereafter pay any remaining portion of that net prepayment consideration to the holders of the class XC certificates.

                                     S-130

     The discount rate applicable to any class of offered certificates with respect to any prepaid mortgage loan will equal the yield, when compounded monthly, on the U.S. Treasury primary issue with a maturity date closest to the maturity date for the prepaid mortgage loan. In the event that there are two such U.S. Treasury issues--

     o    with the same coupon, the issue with the lower yield will be utilized,
          or

     o    with maturity dates equally close to the maturity date for the prepaid mortgage loan, the issue with the earliest maturity date will be utilized.

     Neither we nor the underwriters make any representation as to--

     o    the enforceability of the provision of any promissory note evidencing one of the mortgage loans requiring the payment of a prepayment premium or yield maintenance charge, or

     o    the collectability of any prepayment premium or yield maintenance charge.

     See "Description of the Mortgage Pool--Terms and Conditions of the Trust
Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

TREATMENT OF REO PROPERTIES

     Notwithstanding that any mortgaged property securing a mortgage loan included in the trust may become an REO Property through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     o    payments on the series 2005-GG5 certificates,

     o    allocations of Realized Losses and Additional Trust Fund Expenses to
          the series 2005-GG5 certificates, and

     o    the amount of all fees payable to the master servicer, the special servicer and the trustee under the pooling and servicing agreement.

     In connection with the foregoing, that mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the
Total Principal Payment Amount for each payment date.

     Operating revenues and other proceeds derived from an REO Property will be applied--

     o    first, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, some of the costs and expenses incurred in connection with the operation and disposition of the REO Property, and

     o    thereafter, as collections of principal, interest and other amounts due on the related mortgage loan.

     To the extent described under "--Advances of Delinquent Monthly Debt
Service Payments" below, the master servicer, the trustee and the fiscal agent will be required to advance delinquent monthly debt service payments with respect to each mortgage loan included in the trust as to which the corresponding mortgaged property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

                                     S-131

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES
   AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the
total Stated Principal Balance of the Mortgage Pool may decline below the total principal balance of the series 2005-GG5 certificates. If this occurs following the payments made to the certificateholders on any payment date, then the respective total principal balances of the following classes of the series
2005-GG5 certificates are to be successively reduced in the following order, until the total principal balance of those classes of certificates equals the total Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following that payment date.

ORDER OF ALLOCATION                   CLASS
-------------------   --------------------------------------
         1st                             P
         2nd                             O
         3rd                             N
         4th                             M
         5th                             L
         6th                             K
         7th                             J
         8th                             H
         9th                             G
        10th                             F
        11th                             E
        12th                             D
        13th                             C
        14th                             B
        15th                            A-J
        16th                            A-M
        17th          A-1, A-2, A-3, A-4-1, A-4-2, A-AB, A-5
                        pro rata based on total outstanding
                                principal balances

     The reductions in the total principal balances of the respective classes of series 2005-GG5 certificates with principal balances, as described in the previous paragraph, will represent an allocation of the Realized Losses and/or
Additional Trust Fund Expenses that caused the particular mismatch in principal balances between the mortgage loans and those classes of series 2005-GG5 certificates.

     Any amounts similar to Realized Losses or Additional Trust Fund Expenses that are calculated under the related Pari Passu PSA and intercreditor agreement and are associated with any of the Loan Groups secured by the Wells Fargo Center or San Francisco Centre properties will generally be allocated pro rata among the corresponding pari passu Companion Loans secured by such properties. The portion of such Realized Losses or Additional Trust Fund Expenses that are allocated to the Wells Fargo Center Trust Loan or San Francisco Centre Trust
Loan will be allocated among the series 2005-GG5 certificates in the manner described above.

     The Realized Loss with respect to a liquidated mortgage loan, or related
REO Property, is an amount generally equal to the excess, if any, of:

     o    the outstanding principal balance of the mortgage loan as of the date of liquidation, together with all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the liquidation occurred (exclusive, however, of any portion of that interest that represents Default Interest), over

     o    the total amount of Liquidation Proceeds, if any, recovered in connection with the liquidation, net of all related unreimbursed servicing advances and unpaid liquidation expenses payable from such
          Liquidation Proceeds;

provided that, in the case of the Wells Fargo Center Loan Group and the San
Francisco Centre Loan Group any Realized Loss shall also take into account the principal balance of, and application of the net Liquidation Proceeds referred to in the second bullet of this sentence to the payment of amounts due in respect of, the related Companion Loans.

                                     S-132

     If any portion of the debt due under a mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest, also will be treated as a Realized
Loss.

     Some examples of Additional Trust Fund Expenses are:

     o    any special servicing fees, workout fees and liquidation fees paid to the special servicer;

     o    any interest paid to the master servicer, the special servicer, the trustee and/or the fiscal agent with respect to unreimbursed advances, which interest payment is not covered out of late payment charges and
          Default Interest actually collected on the mortgage loans in the trust;

     o    the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the mortgage loans included in the trust and the administration of the other trust assets that is not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the mortgage loans in the trust;

     o    any unanticipated, non-trust mortgage loan specific expense of the trust that is not covered out of late payment charges and Default
          Interest actually collected on the mortgage loans in the trust, including--

          1.   any reimbursements and indemnifications to the trustee and the fiscal agent described under "Description of the Governing
               Documents--Matters Regarding the Trustee" in the accompanying prospectus, the fiscal agent having the same rights to indemnity and reimbursement as described with respect to the trustee,

          2.   any reimbursements and indemnification to the master servicer, the special servicer and us described under "Description of the
               Governing Documents--Matters Regarding the Master Servicer, the
               Special Servicer, the Manager and Us" in the accompanying
               prospectus, and

          3.   any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under "Federal
               Income Tax Consequences--REMICs--Prohibited Transactions Tax and
               Other Taxes" in the accompanying prospectus;

     o    rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid for by the related borrower or covered out of late payment charges and Default
          Interest actually collected on the mortgage loans in the trust; and

     o    any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged property securing a defaulted mortgage loan as described under "Servicing Under the Pooling and
          Servicing Agreement--Realization Upon Defaulted Mortgage Loans" in
          this prospectus supplement and that are not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the mortgage loans in the trust.

     The Total Principal Payment Amount may from time to time include Recovered
Amounts. In such circumstances, it is possible that the total Stated Principal
Balance of the mortgage pool may exceed the total principal balance of the series 2005-GG5 principal balance certificates. If and to the extent that any such excess exists as a result of the payment of Recovered Amounts as principal on the series 2005-GG5 principal balance certificates, the total principal balances of one or more classes of series 2005-GG5 principal balance certificates that had previously been reduced as described above in this
"--Reductions of Certificate Principal Balances in Connection With Realized
Losses and Additional Trust Fund Expenses" section may be increased. Any such increases would be made among the respective classes of series 2005-GG5 principal balance certificates in the reverse order that such reductions had been made (i.e., such increases would be made in descending order of seniority);
provided that such increases may not result in the total principal balance of the series 2005-GG5 principal balance certificates being in excess of the Stated
Principal Balance of the mortgage pool. Any such increases will also be accompanied by a reinstatement of the past due interest that would otherwise have accrued if the reinstated principal amounts had never been written off.

                                     S-133

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

     Except as described below in this section, the master servicer will be required to make, for each payment date, a total amount of advances of principal and/or interest generally equal to all monthly and assumed monthly debt service payments, in each case net of related master servicing fees and workout fees, that--

     o    were due or deemed due, as the case may be, with respect to the mortgage loans (including the Wells Fargo Center Trust Loan and the
          San Francisco Centre Trust Loan) during the related collection period,
          and

     o    were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

     The master servicer will not be required to make any advances of delinquent monthly debt service payments with respect to any of the Companion Loans.

     If it is determined that an Appraisal Reduction Amount (including such amounts as calculated under any Pari Passu PSA) exists with respect to any mortgage loan then the master servicer will reduce the amount of each P&I advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The amount of any P&I advance required to be made with respect to any such mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of:

     o    the amount of that P&I advance that would otherwise be required to be made for the subject payment date without regard to this sentence and the prior sentence, multiplied by

     o    a fraction, the numerator of which is equal to the Stated Principal
          Balance of the mortgage loan, net of the Appraisal Reduction Amount for such mortgage loan, and the denominator of which is equal to the
          Stated Principal Balance of the mortgage loan.

     With respect to any payment date, the master servicer will be required to make P&I advances either out of its own funds or, subject to replacement as and to the extent provided in the pooling and servicing agreement, funds held in the master servicer's custodial account that are not required to be paid on the series 2005-GG5 certificates on that payment date.

     The trustee will be required to make any P&I advance relating to a mortgage loan that the master servicer is required, but fails, to make. If the trustee fails to make a required P&I advance, then the fiscal agent will be required to make the advance. If the fiscal agent makes a P&I advance on behalf of the trustee, the trustee will not be in default. See "--The Trustee" and "--The
Fiscal Agent" below.

     None of the master servicer, the trustee or the fiscal agent will be obligated to make any P&I advance that, in its judgment, would not ultimately be recoverable out of collections on the related mortgage loan. The trustee and the fiscal agent will be entitled to rely on the master servicer's determination that an advance, if made, would not be ultimately recoverable from collections on the related mortgage loan. See "Description of the Certificates--Advances" in the accompanying prospectus and "Servicing Under the Pooling and Servicing
Agreement--Custodial Account" in this prospectus supplement.

     A monthly debt service payment will be assumed to be due with respect to:

     o    each mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

     o    each mortgage loan as to which the corresponding mortgaged property has become an REO Property.

     The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that stated maturity date.

                                     S-134

The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged property has become an REO Property, will equal, for each due date that the REO
Property remains part of the trust the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property.

     With respect to each of the Wells Fargo Center Trust Loan and the San
Francisco Centre Trust Loan, if any master servicer with respect to a securitization of any part of the related Loan Group makes a non-recoverability determination with respect to a principal and interest advance, each other master servicer will not be required to make any principal and interest advance for the loan included in its trust until the master servicers agree that circumstances have changed such that any future new advance would not be nonrecoverable.

REIMBURSEMENT OF ADVANCES

     The master servicer, the trustee and the fiscal agent will each be entitled to recover any advance made by it out of its own funds from collections on the mortgage loan or related mortgaged property as to which the advance was made.

     If the master servicer, the trustee or the fiscal agent makes any advance that it subsequently determines will not be recoverable out of collections on the related mortgage loan or related mortgaged property, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the next paragraph, out of general collections on the mortgage loans included in the trust and any REO Properties in the trust on deposit in the master servicer's custodial account from time to time.

     Upon a determination that a previously made advance is not recoverable out of collections on the related mortgage loan or related mortgaged property, instead of obtaining reimbursement immediately out of general collections on the mortgage pool, any of the master servicer, the trustee or the fiscal agent, as applicable, may, in its sole discretion, elect to obtain reimbursement for such non-recoverable advance over a period of time (not to exceed twelve months in any event), with interest thereon at the prime rate described below. At any time after such determination, the master servicer, the trustee or the fiscal agent, as applicable, may, in its sole discretion, decide to obtain reimbursement out of general collections on the mortgage pool immediately. The fact that a decision to recover a non-recoverable advance over time, or not to do so, benefits some classes of series 2005-GG5 certificateholders to the detriment of other classes of series 2005-GG5 certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the series
2005-GG5 pooling and servicing agreement by any party thereto, or a violation of any fiduciary duty owed by any party thereto to the series 2005-GG5 certificateholders. The master servicer's, the trustee's or the fiscal agent's agreement to defer reimbursement of such nonrecoverable advances as set forth above is an accommodation to the series 2005-GG5 certificateholders and is not to be construed as an obligation on the part of the master servicer, the trustee or the fiscal agent or a right of the series 2005-GG5 certificateholders.
Nothing in this prospectus supplement will be deemed to create in the series
2005-GG5 certificateholders a right to prior payment of distributions over the master servicer's, the trustee's or the fiscal agent's right to reimbursement for advances (deferred or otherwise) in accordance with the pooling and servicing agreement. Any requirement of the master servicer, the trustee or the fiscal agent to make an advance under the pooling and servicing agreement is intended solely to provide liquidity for the benefit of the certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more mortgage loans.

     In addition, the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, will be entitled to recover any advance that is outstanding at the time that a mortgage loan is modified that is not repaid in full by the borrower in connection with such modification but rather becomes an obligation of the borrower to pay such amounts in the future (such advance, together with interest thereon, a "WORK-OUT DELAYED REIMBURSEMENT AMOUNT"), out of collections of principal in the custodial account and, if related to a Loan
Group, the related Loan Group Custodial Account, in each case, net of the amount of any principal collection used to reimburse any nonrecoverable advance and interest on those advances as described in the previous paragraph. The master servicer, the special servicer, the trustee or the fiscal agent will be permitted to recover a Work-out Delayed Reimbursement Amount from general collections in the custodial account received and, if related to a Loan Group, the related Loan Group Custodial Account, if the master servicer, the trustee or the fiscal agent, as applicable, (a) has determined or the special servicer has determined, that such Work-out Delayed Reimbursement Amount would not be recoverable

                                     S-135

out of collections on the related mortgage loan or (b) has determined or the special servicer has determined that such Work-out Delayed Reimbursement Amount would not ultimately be recoverable, along with any other Work-out Delayed
Reimbursement Amounts and non-recoverable advances, out of the principal portion of future collections on the mortgage loans and the REO Properties.

     When the master servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed to be reimbursed first out of payments and other collections of principal, until there are no remaining principal payments or collections of principal for the related collection period, and then out of other collections of interest on the underlying mortgage loans otherwise distributable on the series 2005-GG5 certificates. As a result, the Total Principal Payment Amount for the corresponding payment date and the portions attributable to collections on the mortgage loans would be reduced, to not less than zero, by the amount of any such reimbursement. Likewise, the total principal payment amount for the corresponding payment date would be reduced by a Work-Out Delayed Reimbursement
Amount paid from principal collections on the underlying mortgage loan.

     The master servicer, the trustee and the fiscal agent will each be entitled to receive interest on advances made by it out of its own funds. That interest will commence accruing upon the date the applicable advance was made and will continue to accrue on the amount of each advance, and compounded annually, for so long as that advance is outstanding at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time.

     Interest accrued with respect to any advance will be payable during the collection period in which that advance is reimbursed--

     o    first, out of Default Interest and late payment charges collected by the trust on the related mortgage loan during that collection period,
          and

     o    then, if and to the extent that the Default Interest and late payment charges referred to in the prior bullet are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer's custodial account.

     To the extent not offset by Default Interest and/or late payment charges accrued and actually collected, interest accrued on outstanding advances will result in a reduction in amounts payable on one or more classes of the certificates.

     The co-lender agreement for the San Francisco Centre Loan Group provides that, if any of the master servicer, the special servicer or the trustee under the San Francisco Centre Companion Loan PSA has determined that a servicing advance made with respect to the Loan Group is not recoverable out of collections on the related mortgaged property, then the party that made such advance will be entitled to seek reimbursement with interest thereon from the holders of the San Francisco Centre Trust Loan and the San Francisco Centre Pari
Passu Companion Loan for their proportionate shares of such non-recoverable advance and if such amounts are insufficient to reimburse the party that made such advance, the full amount of such advance and interest thereon may be reimbursed out of general collections on the mortgage loans in either the trust formed under the pooling and servicing agreement or the trust formed under the
San Francisco Centre Companion Loan PSA.

     The intercreditor agreement for the JQH Hotel Portfolio B Loan Group provides that if any of the master servicer, special servicer, trustee or fiscal agent under a pooling and servicing agreement entered into in connection with the securitization of either of the JQH Hotel Portfolio B Pari Passu Companion
Loans has determined that a servicing advance made with respect to the Loan
Group is not recoverable out of collections on the related mortgaged property, then the party that made such advance will be entitled to seek reimbursement with interest thereon from the other holders of the JQH Hotel Portfolio B Loan
Group.

     The co-lender agreement for the Wells Fargo Center Loan Group provides that, if any of the master servicer, the special servicer or the trustee under the 2005-GG4 PSA has determined that a servicing advance made with respect to the Loan Group is not recoverable out of collections on the related mortgaged property, then the party that made such advance will be entitled to seek reimbursement with interest thereon from the holders of the Wells Fargo Center
Trust Loan and the Wells Fargo Center Pari Passu Companion Loan for their proportionate shares of such

                                     S-136

non-recoverable advance and if such amounts are insufficient to reimburse the party that made such advance, the full amount of such advance and interest thereon may be reimbursed out of general collections on the mortgage loans in either the trust formed under the pooling and servicing agreement or the trust formed under the 2005-GG4 PSA.

     The co-lender agreements for the Maryland Multifamily Portfolio Loan Group and the Centra Portfolio Loan Group provides that if any of the master servicer, special servicer, trustee or fiscal agent under the pooling and servicing agreement has determined that a servicing advance made with respect to the Loan
Group is not recoverable out of collections on the related mortgaged property, then the party that made such advance will be entitled to seek reimbursement with interest thereon from the holders of the pari passu Companion Loans or the trust formed under the related Pari Passu PSA.

     The co-lender agreement for the Shaner Hotel Portfolio Loan Group will provide that P&I advances, and interest thereon, made with respect to the Shaner
Hotel Portfolio Trust Loan and any P&I advances with respect to the Shaner Hotel
Portfolio Senior Companion Loan (which the master servicer under the pooling and servicing agreement will have no obligation to make) will be reimbursed only from funds allocated to the related loan or general collections on the related securitizations. Servicing advances and interest thereon and other expenses that are related to the Shaner Trust Loan Priority Properties, to the extent not covered by funds otherwise allocable to the Shaner Hotel Portfolio Subordinate
Companion Loan, will be reimbursed only from funds otherwise allocable to the
Shaner Hotel Portfolio Trust Loan (which will generally be derived from the
Shaner Trust Loan Priority Properties) and servicing advances and interest thereon and other expenses that are related to the Shaner Senior Companion Loan
Priority Properties, to the extent not covered by funds otherwise allocable to the Shaner Hotel Portfolio Subordinate Companion Loan, will be reimbursed only from funds otherwise allocable to the Shaner Hotel Portfolio Senior Companion
Loan (which will generally be derived from the Shaner Senior Companion Loan
Priority Properties). The master servicer, special servicer, trustee and fiscal agent under the pooling and servicing agreement will make their determination of whether any such advance is recoverable taking into account the priorities for allocation of funds, and for reimbursement of advances and other expenses, set forth above. If any of the master servicer, special servicer, trustee or fiscal agent under the pooling and servicing agreement has determined that a servicing advance made with respect to the Loan Group is not recoverable out of payments on the related mortgaged property, then the party that made such advance will be entitled to seek reimbursement with interest thereon from (x) to the extent that the servicing advance is related to the Shaner Trust Loan Priority Properties, this trust or (y), to the extent that the servicing advance is related to the
Shaner Senior Companion Loan Priority Properties, to the holder of the Shaner
Hotel Portfolio Senior Companion Loan or the trust formed under the related Pari
Passu PSA.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Certificateholder Reports. Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee, the trustee will be required to make available as described under "--Information Available Electronically" below, on each payment date, to each registered holder of an offered certificate and, upon request, to each beneficial owner of an offered certificate held in book-entry form that is identified to the reasonable satisfaction of the trustee:

     o    A payment date statement substantially in the form of Annex E to this prospectus supplement.

     o    A CMSA Loan Periodic Update File, a CMSA Financial File and a CMSA
          Property File setting forth information with respect to the mortgage loans and the corresponding mortgaged properties, respectively.

     o    A trust data update report, which is to contain substantially the categories of information regarding the mortgage loans set forth on
          Annex A to this prospectus supplement, with that information to be presented in tabular format substantially similar to the format utilized on those annexes. The Mortgage Pool data update report may be included as part of the payment date statement.

     The master servicer or the special servicer, as specified in the pooling and servicing agreement, is required to deliver to the trustee monthly, and the trustee is required to make available as described below under "--Information
Available Electronically," a copy of each of the following reports with respect to the mortgage loans and the corresponding mortgaged properties:

     o    A CMSA Delinquent Loan Status Report.

                                     S-137

     o    A CMSA Historical Loan Modification and Corrected Mortgage Loan
          Report.

     o    A CMSA Historical Liquidation Report.

     o    A CMSA REO Status Report.

     o    A CMSA Servicer Watch List.

     o    A CMSA Loan Level Reserve/LOC Report.

     o    A loan payoff notification report.

     o    A CMSA Comparative Financial Status Report.

     In addition, upon the request of any holder of a series 2005-GG5 certificate or, to the extent identified to the reasonable satisfaction of the trustee, beneficial owner of an offered certificate, the trustee will be required to request from the master servicer, and, upon receipt, make available to the requesting party, during normal business hours at the offices of the trustee, copies of the following reports required to be prepared and maintained by the master servicer and/or the special servicer:

     o    with respect to any mortgaged property or REO Property, a CMSA
          Operating Statement Analysis Report; and

     o    with respect to any mortgaged property or REO Property, a CMSA NOI
          Adjustment Worksheet.

     The reports identified in the preceding three paragraphs as CMSA reports will be in the forms prescribed in the standard Commercial Mortgage Securities
Association investor reporting package. Forms of these reports are available at the CMSA's internet website, located at www.cmbs.org.

     Within a reasonable period of time after the end of each calendar year, the trustee is required to send to each person who at any time during the calendar year was a series 2005-GG5 certificateholder of record, a report summarizing on an annual basis, if appropriate, certain items of the monthly payment date statements relating to amounts distributed to the certificateholder and such other information as may be required to enable the certificateholder to prepare its federal income tax returns. The foregoing requirements will be deemed to have been satisfied to the extent that the information is provided from time to time pursuant to the applicable requirements of the Internal Revenue Code.

     Absent manifest error of which it is aware, none of the master servicer, the special servicer or the trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower, the depositor
(including information in this prospectus supplement), any mortgage loan seller or other third party that is included in any reports, statements, materials or information prepared or provided by the master servicer, the special servicer or the trustee, as applicable.

     Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee, the fiscal agent and the series 2005-GG5 certificate registrar are required to recognize as certificateholders only those persons in whose names the series 2005-GG5 certificates are registered on the books and records of the certificate registrar.

     Information Available Electronically. The trustee will make available each month, for the relevant reporting periods, to the series 2005-GG5 certificateholders and beneficial owners of series 2005-GG5 certificates identified to the reasonable satisfaction of the trustee, the payment date statement, any Mortgage Pool data update report, any

                                     S-138

loan payment notification report, and the mortgage loan information presented in the standard Commercial Mortgage Securities Association investor reporting package formats via the trustee's internet website. The trustee's internet website will initially be located at www.etrustee.net.

     The master servicer also may make some or all of the reports identified in the preceding paragraph available via its internet website, www.wachovia.com.

     None of the trustee, the master servicer or the special servicer will make any representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the trustee, the master servicer or the special servicer, as the case may be, for which it is not the original source.

     The trustee and the master servicer may require the acceptance of a disclaimer and an agreement of confidentiality in connection with providing access to their respective internet websites. Neither the trustee nor the master servicer will be liable for the dissemination of information made in accordance with the pooling and servicing agreement.

     At the request of the underwriters, as provided in the pooling and servicing agreement, the trustee will be required to make available electronically, on each payment date, to the Trepp Group, Intex Solutions, Inc.
and any other similar third party information provider, a copy of the reports made available to the series 2005-GG5 certificateholders.

     Other Information. The pooling and servicing agreement will obligate the trustee to make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

     o    this prospectus supplement, the accompanying prospectus and any other disclosure documents relating to the non-offered classes of the series
          2005-GG5 certificates, in the form most recently provided by us or on our behalf to the trustee;

     o    the pooling and servicing agreement, each sub-servicing agreement delivered to the trustee since the date of initial issuance of the offered certificates, and any amendments to those agreements;

     o    all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2005-GG5 certificateholders since the date of initial issuance of the offered certificates;

     o    all officer's certificates delivered to the trustee by the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "Servicing
          Under the Pooling and Servicing Agreement--Evidence as to Compliance"
          in this prospectus supplement;

     o    all accountant's reports delivered to the trustee with respect to the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "Servicing
          Under the Pooling and Servicing Agreement--Evidence as to Compliance"
          in this prospectus supplement;

     o    the most recent appraisal, if any, with respect to each mortgaged property for a mortgage loan obtained by the master servicer or the special servicer and delivered to the trustee;

     o    the mortgage files for the mortgage loans included in the trust, including all documents, such as modifications, waivers and amendments of such mortgage loans, that are to be added to the mortgage files from time to time pursuant to the pooling and servicing agreement;

     o    upon request, the most recent inspection report with respect to each mortgaged property with respect to a mortgage loan included in the trust prepared by the master servicer or the special servicer and delivered to the trustee as described under "Servicing Under the
          Pooling and Servicing Agreement--Inspections; Collection of Operating
          Information" in this prospectus supplement; and

                                     S-139

     o    upon request, the most recent quarterly and annual operating statement and rent roll for each mortgaged property for a mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer and delivered to the trustee as described under "Servicing Under the Pooling and Servicing
          Agreement--Inspections; Collection of Operating Information" in this prospectus supplement.

     Copies of any and all of the foregoing items will be available from the trustee upon request. However, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

     In connection with providing access to or copies of the items described above, the trustee may require:

     o    in the case of a registered holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, generally to the effect that the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential;
          and

     o    in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

VOTING RIGHTS

     The voting rights for the series 2005-GG5 certificates will be allocated among the respective classes of those certificates as follows:

     o    99% of the voting rights will be allocated among the holders of the various classes of series 2005-GG5 certificates that have principal balances, pro rata in accordance with those principal balances;

     o    1% of the voting rights will be allocated among the holders of the interest-only certificates pro rata, based on their respective notional amount as of any date of determination; and

     o    0% of the voting rights will be allocated among the holders of the class XK, class R-I and class R-II certificates.

     Voting rights allocated to a class of series 2005-GG5 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

TERMINATION

     The obligations created by the pooling and servicing agreement will terminate following the earliest of--

     o    the final payment or advance on, other liquidation of, the last mortgage loan or related REO Property remaining in the trust,

     o    the purchase of all of the mortgage loans and REO Properties remaining in the trust by us, the special servicer, any single certificateholder or group of certificateholders of the series 2005-GG5 controlling class or the master servicer, in that order of preference, and

     o    after the certificate balances of the class A-1 through class E have been reduced to zero, if (i) all of the then outstanding series
          2005-GG5 certificates (excluding class R-I and class R-II
          certificates) are held by a single certificateholder, and (ii) the master servicer consents (in its sole discretion) to the exchange of such certificates for the remaining mortgage loans in the trust.

                                     S-140

     Written notice of termination of the pooling and servicing agreement will be given to each series 2005-GG5 certificateholder. The final payment with respect to each series 2005-GG5 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2005-GG5 certificate registrar or at any other location specified in the notice of termination.

     Any purchase by us, the special servicer, any single holder or group of holders of the controlling class or the master servicer of all the mortgage loans and REO Properties remaining in the trust is required to be made at a price equal to:

     o    the sum of--

          1.   the total principal balance of all the mortgage loans then included in the trust, other than any mortgage loans as to which the mortgaged properties have become REO Properties, together with (a) interest, other than Default Interest, on those mortgage loans, (b) unreimbursed servicing advances for those mortgage loans and (c) unpaid interest on advances made with respect to those mortgage loans, and

          2.   the appraised value of all REO Properties then included in the trust, minus

     o    solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the pooling and servicing agreement.

     The purchase will result in early retirement of the outstanding series
2005-GG5 certificates. However, our right, and the rights of the special servicer, any single holder or group of holders of the series 2005-GG5 controlling class or the master servicer, to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage loans that are included in the trust be less than 1.0% of the initial balance of the mortgage loans included in the trust. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2005-GG5 certificateholders, will constitute part of the
Available P&I Funds for the final payment date. Any person or entity making the purchase will be responsible for reimbursing the parties to the pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

     With respect to the mortgage loans in the trust that are part of a
Non-Serviced Loan Group, references in the preceding paragraph to the value of
REO Properties in the trust means the value of the trust's proportionate beneficial interest in any REO Property acquired under the applicable Pari Passu
PSA on behalf of the trust as holder of the mortgage loan.

THE TRUSTEE

     LaSalle Bank National Association, a national banking association, will act as trustee on behalf of the series 2005-GG5 certificateholders. As of the date of initial issuance of the offered certificates, the office of the trustee primarily responsible for administration of the trust assets, its corporate trust office, is located at 135 South LaSalle Street, Suite 1625, Chicago,
Illinois 60603, Attention: Global Securities and Trust Services Group--Greenwich
Capital Commercial Funding Corp., Commercial Mortgage Trust Series 2005-GG5.

     The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S.
or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times--

     o    be authorized under those laws to exercise trust powers,

     o    have a combined capital and surplus of at least $50,000,000, and

     o    be subject to supervision or examination by federal or state banking authority.

     If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or to the requirements of the supervising or examining authority, then the combined capital and surplus of the corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

                                     S-141

     We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2005-GG5 certificates in their own names.
In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

     The trustee will be entitled to a monthly fee for its services, which fee will--

     o    accrue at the annual rate stated in the pooling and servicing agreement,

     o    accrue on the total Stated Principal Balance of the mortgage loans included in the trust outstanding from time to time, and

     o    be calculated on a 30/360 Basis.

     The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust.

     The ratings of the long-term debt obligations of LaSalle Bank National
Association are "A+" by S&P and "Aa3" by Moody's.

     See also "Description of the Governing Documents--The Trustee," "--Duties
of the Trustee," "--Matters Regarding the Trustee" and "--Resignation and
Removal of the Trustee" in the accompanying prospectus.

THE FISCAL AGENT

     ABN AMRO Bank N.V., a Netherlands banking corporation, will act as fiscal agent pursuant to the pooling and servicing agreement. The fiscal agent's office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603,
Attention: Global Securities and Trust Services Group--Greenwich Capital
Commercial Funding Corp., Commercial Mortgage Trust 2005-GG5. The duties and obligations of the fiscal agent consist only of making P&I advances as described under "--Advances of Delinquent Monthly Debt Service Payments" above and servicing advances as described under "Servicing Under the Pooling and Servicing
Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement. The fiscal agent will not be liable except for the performance of those duties and obligations. The fiscal agent will be entitled to reimbursement for each advance made by it, with interest, in the same manner and to the same extent as the trustee and the master servicer. The fiscal agent will be entitled to various rights, protections and indemnities similar to those afforded to the trustee. The trustee will be responsible for payment of the compensation of the fiscal agent.

     The ratings of the long-term debt obligations of ABN AMRO Bank N.V. are
"AA-" by S&P and "Aa3" by Moody's.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any offered certificate will depend on:

     o    the price at which the certificate is purchased by an investor, and

     o    the rate, timing and amount of payments on the certificate.

                                     S-142

     The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things--

     o    the pass-through rate for the certificate, which will be fixed or variable, as described in this prospectus supplement,

     o    the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied in reduction of the principal balance of the certificate,

     o    the rate, timing and severity of Realized Losses and Additional Trust
          Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of, or the total payments on, the certificate,

     o    the timing and severity of any Net Aggregate Prepayment Interest
          Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate, and

     o    the purchase of a mortgage loan whether by the applicable mortgage loan seller as a result of a material breach of a representation or warranty, by the holder of a related Companion Loan, by a holder of the fair value purchase option or by a mezzanine lender.

     See "Description of the Offered Certificates--Payments--Calculation of
Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

     Rate and Timing of Principal Payments. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by the rate and timing of principal payments made in a reduction of the principal balances of those certificates. In turn, the rate and timing of principal payments that are applied in reduction of the principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases or other removals of underlying mortgage loans from the trust.

     Prepayments and other early liquidations of the underlying mortgage loans will result in payments on the series 2005-GG5 certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of the offered certificates.
Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the underlying mortgage loans and, accordingly, on the series 2005-GG5 certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See
"Servicing Under the Pooling and Servicing Agreement--Modifications, Waivers,
Amendments and Consents" in this prospectus supplement.

     In the event that prepayments and other early liquidations occur with respect to underlying mortgage loans that have a higher interest rate relative to the other underlying mortgage loans, the Weighted Average Pool Pass-Through
Rate would decline. Such a decline in the Weighted Average Pool Pass-Through
Rate could cause a corresponding decline in the pass-through rate on those classes that bear interest at a rate limited by the Weighted Average Pool
Pass-Through Rate and would cause a decline in the pass-through rate on those classes that bear interest at a rate equal to or based on the Weighted Average
Pool Pass-Through Rate. The pass-through rates on those classes of certificates may be limited by the Weighted Average Pool Pass-Through Rate even if prepayments and early liquidations do not occur.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the underlying mortgage loans are in turn paid and result in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the

                                     S-143

risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificate at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of real estate loans comparable to those in the Mortgage Pool.

     Even if they are collected and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the underlying mortgage loans.

     Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates and the rate of principal payments on your offered certificates and the weighted average life of your offered certificates.
Delinquencies on the underlying mortgage loans, unless covered by monthly debt service advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month.

     If--

     o    you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

     o    the additional losses result in a reduction of the total payments on or the principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the underlying mortgage loans do not result in a reduction of the total payments on or the principal balance of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and yield to maturity of, your offered certificates.

     In addition, if the master servicer, the special servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then to the extent that such reimbursement is made from collections of principal on the underlying mortgage loans, that reimbursement will reduce the amount of principal available to be distributed on the series 2005-GG5 principal balance certificates and will result in a reduction of the certificate principal balance of the series
2005-GG5 principal balance certificates. See "Description of the Offered
Certificates--Reductions of Certificate Principal Balances in Connection With
Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. Likewise, if the master servicer, the special servicer, the trustee or the fiscal agent reimburses itself out of principal collections on the mortgage loans for any Work-out Delayed Reimbursement Amounts, that reimbursement will reduce the amount of principal available to be distributed on the series 2005-GG5 principal balance certificates on that payment date. Such reimbursement would have the effect of reducing current payments of principal on the offered certificates and extending the weighted average life of the offered certificates.

                                     S-144

     Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans in the trust:

     o    prevailing interest rates;

     o    the terms of the mortgage loans, including--

          1.   provisions that require the payment of prepayment premiums and yield maintenance charges,

          2.   provisions that impose prepayment lock-out periods,

          3.   amortization terms that require balloon payments, and

          4.   provisions requiring amounts held in escrow to be applied to prepay the mortgage loan if the borrower does not achieve
               specified targets under the loan documents;

     o    the demographics and relative economic vitality of the areas in which the related mortgaged properties are located;

     o    the general supply and demand for commercial and multifamily rental space of the type available at the related mortgaged properties in the areas in which those properties are located;

     o    the quality of management of the mortgaged properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

     See "Risk Factors--Risks Related to the Underlying Mortgage Loans,"
"Description of the Mortgage Pool" and "Servicing Under the Pooling and
Servicing Agreement" in this prospectus supplement and "Description of the
Governing Documents" and "Yield and Maturity Considerations--Yield and
Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the mortgage loans in the trust is likely to be affected by prevailing market interest rates for real estate loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan.
Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged properties prior to the exhaustion of tax depreciation benefits.

     Certain of the mortgage loans provide for a "cash trap" feature under which, upon the occurrence of certain trigger events, the lender will be permitted to apply excess cash in the lock box to repay the mortgage loan. The pooling and servicing agreement will provide that the master servicer will not be permitted to apply any of such excess funds as a prepayment of the mortgage loan without the consent of the special servicer.

     A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

                                     S-145

     We make no representation or warranty regarding:

     o    the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

     o    the relative importance of those factors;

     o    the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

     o    the overall rate of prepayment or default on the underlying mortgage loans.

     Unpaid Interest. If the portion of the Available P&I Funds payable with respect to interest on any class of offered certificates on any payment date is less than the total amount of interest then payable for the class, the shortfall will be payable to the holders of those certificates on subsequent payment dates, subject to the Available P&I Funds on those subsequent payment dates and the priority of payments described under "Description of the Offered
Certificates--Payments--Priority of Payments" in this prospectus supplement.
That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

     Delay in Payments. Because monthly payments will not be made on the offered certificates until several days after the due dates for the mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

WEIGHTED AVERAGE LIVES

     The weighted average life of any offered certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the principal balance of that certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any offered certificate is determined as follows:

     o    multiply the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related payment date;

     o    sum the results; and

     o    divide the sum by the total amount of the reductions in the principal balance of the certificate.

     Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of the class of offered certificates to which the subject certificate belongs.

     As described in this prospectus supplement, the Total Principal Payment
Amount for each payment date will be payable first with respect to the class
A-1, class A-2, class A-3, class A-4-1, class A-4-2, class A-AB and class A-5 certificates until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of series 2005-GG5 certificates with principal balances, sequentially based upon their relative seniority, in each case until the related principal balance is reduced to zero. Because of the order in which the Total Principal
Payment Amount is applied, the weighted average lives of the class A-1, class
A-2, class A-3, class A-4-1, class A-4-2, class A-AB and class A-5 certificates may be shorter, and the weighted average lives of the other classes of series
2005-GG5 certificates with principal balances may be longer, than would otherwise be the case if the principal payment amount for each payment date was being paid on a pro rata basis among the respective classes of certificates with principal balances.

                                     S-146

     The tables set forth in Annex D to this prospectus supplement show with respect to each class of offered certificates--

     o    the weighted average life of that class, and

     o    the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Modeling Assumptions.

     We make no representation that--

     o    the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the CPRs shown or at any other particular prepayment rate,

     o    all the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate,
          or

     o    mortgage loans in the trust that are in a lock-out/defeasance period, a yield maintenance period or declining premium period will not prepay as a result of involuntary liquidations upon default or otherwise.

                                 USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the offered certificates will be used by us to--

     o    purchase the mortgage loans that we will include in the trust, and

     o    pay expenses incurred in connection with the issuance of the series
          2005-GG5 certificates.

                              CERTAIN LEGAL ASPECTS

     The mortgaged real properties are subject to compliance with various federal, state, commonwealth and local statutes and regulations. Failure to so comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged real property which could, together with the limited alternative uses for such mortgaged real property, result in a failure to realize the full principal amount of the related mortgage loan. Any failure to comply with such statutes and regulations, however, would likely result in an event of default by the related borrower under the related mortgage loan documents, enabling the special servicer to pursue remedies available by law or under such mortgage loan documents.

ELECTION OF REMEDIES

     The following discussion contains a summary of certain legal aspects of mortgage loans in California and New York (18.2% and 11.1% of the initial mortgage pool balance, respectively), which is general in nature. The summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal, state, Washington, D.C. and Guam laws governing the mortgage loans.

     California and New York and various other states have imposed statutory prohibitions or limitations that limit the remedies of a mortgagee under a mortgage or a beneficiary under a deed of trust. The mortgage loans are limited recourse loans and are, therefore, generally not recourse to the borrowers but limited to the mortgaged real properties. Even if recourse is available pursuant to the terms of the related mortgage loan, certain states have adopted statutes which impose prohibitions against or limitations on such recourse. The limitations described below and similar or other restrictions in other jurisdictions where mortgaged real properties are located may restrict the ability of the master servicer or the special servicer, as applicable, to realize on the related mortgage loan and may adversely affect the amount and timing of receipts on the related mortgage loan.

     California Law. Mortgage loans in California generally are secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in
California may be accomplished by a non-judicial trustee's sale under a specific

                                     S-147

provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California's "one action" rule requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action, if otherwise permitted, against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Other statutory provisions in California limit any deficiency judgment, if otherwise permitted, against the borrower following a judicial sale to the excess of the outstanding debt over the greater of (a) the fair market value of the property at the time of the public sale and
(b) the amount of the winning bid in the foreclosure. Further, under California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances.

     New York Law. New York law requires a mortgagee to elect either a foreclosure action or a personal action against the borrower, and to exhaust the security under the mortgage, or exhaust its personal remedies against the borrower, before it may bring the other such action. The practical effect of the election requirement is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.

     Tax Considerations Relating to Property in Guam. The mortgage loan identified as on Annex A as Guam Shopping Center, representing approximately
1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut off date is secured by a mortgaged property located in the Territory of
Guam. With respect to any withholding or other taxes imposed by the Territory of
Guam, whether by change of law or otherwise, the loan documents require the related borrower to "gross up" payments due under the loan so that the lender receives payments at a net rate equal to the loan rate of such loan. Any such gross up would result in the borrower being required to make additional payments to the lender; in this event, the borrower may not have sufficient cash flow from the related mortgaged property to pay all amounts required to be paid on the loan, including such gross up payments.

     If the trust fund were to acquire any mortgaged properties located in the
Territory of Guam through foreclosure or similar action, the trust fund could be treated as engaged in a trade or business in the Territory of Guam and could be subject to tax on its net income earned from sources located in the Territory of
Guam and/or withholding taxes. This would reduce any net rental income derived from that mortgaged property. In addition, taxes, if applicable and imposed by the Territory of Guam, could reduce or delay the receipt of proceeds from the sale or other disposition of that mortgaged property. Any such reduction or delay could adversely affect the cash proceeds from the rental or liquidation of that mortgaged property available for distribution to the certificates.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Upon the issuance of the offered certificates, Cadwalader, Wickersham &
Taft LLP, our counsel, will deliver its opinion generally to the effect that, assuming (i) the making of appropriate elections, (ii) compliance with the pooling and servicing agreement (iii) the Pari Passu PSAs are each administered in accordance with its terms and the REMICs formed thereunder continue to qualify as REMICs, and subject to any other assumptions set forth in the opinion, REMIC I and REMIC II will qualify as a REMIC under the Internal Revenue
Code.

                                     S-148

     The assets of REMIC I will generally include--

     o    the mortgage loans included in the trust other than the exit fee payable in accordance with the loan identified on Annex A to this prospectus supplement as Kalani Industrial,

     o    the trust's interest in any REO Properties (or beneficial interests therein, in the case of the Non-Serviced Trust Loans) acquired on behalf of the series 2005-GG5 certificateholders,

     o    the master servicer's custodial account (or the trust's interest therein in the case of a Non-Serviced Trust Loan),

     o    the trust's interest in the special servicer's REO account, and

     o    the trustee's distribution account and interest reserve account.

     For federal income tax purposes,

     o    the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

     o    the class R-I certificates will evidence the sole class of residual interests in REMIC I,

     o    the class A-1, class A-2, class A-3, class A-4-1, class A-4-2, class
          A-AB, class A-5, class A-M, class A-J, class XP, class XC, class B, class C, class D, class E, class F, class G, class H, class J, class
          K, class L, class M, class N, class O and class P certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC II, and

     o    the class R-II certificates will evidence the sole class of residual interests in REMIC II.

     In addition, the class XK certificates will evidence an undivided beneficial interest in a grantor trust that holds the Kalani Industrial exit fee payable in accordance with the loan identified on Annex A to this prospectus supplement as Kalani Industrial.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

     It is anticipated that the class A-1, class A-2, class A-3, class A-4-1, class A-4-2, class A-AB, class A-5, class A-M, class A-J, class B and class C certificates will be treated for federal income tax purposes as having been issued at a premium and that the class D and class E Certificates will be issued with a de minimis amount of original issue discount for federal income tax purposes. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium"
in the accompanying prospectus.

     When determining the rate of accrual of original issue discount, market discount and amortization of premium, if any, with respect to the series
2005-GG5 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

     o    no mortgage loan in the trust will otherwise be prepaid prior to maturity, and

     o    there will be no extension of maturity for any mortgage loan in the trust.

     For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Federal Income Tax Consequences" in each of this prospectus supplement and the accompanying prospectus.

                                     S-149

     Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer's actual receipt of those amounts. The
IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that the taxable income be reported based on the projected constant yield to maturity of the offered certificates. In such event, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates.
If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal
Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as
"real estate assets" within the meaning of section 856(c)(5)(B) of the Internal
Revenue Code.

     Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in section
7701(a)(19)(C) of the Internal Revenue Code. Consequently, the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section 7701(a)(19)(C) of the Internal Revenue Code.
The offered certificates will be treated as "qualified mortgages" for another
REMIC under section 860G(a)(3)(C) of the Internal Revenue Code.

     In addition, most of the mortgage loans that we intend to include in the trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of Government Securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

     (1)  the borrower pledges substitute collateral that consist solely of
          Government Securities;

     (2)  the mortgage loan documents allow that substitution;

     (3)  the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

     (4)  the release is not within two years of the startup day of the REMIC.

     Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and
856(c)(3)(B) of the Internal Revenue Code, respectively.

     See "Description of the Mortgage Pool" in this prospectus supplement and
"Federal Income Tax Consequences--REMICs--Characterization of Investments in
REMIC Certificates" in the accompanying prospectus.

                                     S-150

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the accompanying prospectus.

                          CERTAIN ERISA CONSIDERATIONS

     If you are--

     o    a fiduciary of a Plan, or

     o    any other person investing "plan assets" of any Plan,

you should carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or section 4975 of the Internal Revenue
Code. See "Certain ERISA Considerations" in the accompanying prospectus.

     If a Plan acquires a series 2005-GG5 certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "Certain ERISA
Considerations--Plan Asset Regulations" in the accompanying prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which include Plans, as well as employee benefit plans not subject to ERISA, such as governmental plans, but this exception will be tested immediately after each acquisition of a series
2005-GG5 certificate, whether upon initial issuance or in the secondary market.
Because there are no relevant restrictions on the purchase and transfer of the series 2005-GG5 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2005-GG5 certificates.

     If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code will not apply to transactions involving the trust's underlying assets. However, if the trust is a Party in Interest with respect to the Plan, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

     The U.S. Department of Labor issued an individual prohibited transaction exemption to Greenwich Capital Markets, Inc., which exemption is identified as
Prohibited Transaction Exemption 90-59. Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of sections 406(a) and (b)
and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the Internal Revenue Code, specified transactions relating to, among other things--

     o    the servicing and operation of pools of real estate loans, such as the
          Mortgage Pool, and

     o    the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an
          Exemption-Favored Party.

     The Underwriter Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the exemption. The conditions are as follows:

     o    first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     o    second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by
          S&P, Fitch, Inc. or Moody's;

     o    third, the trustee cannot be an affiliate of any other member of the
          Restricted Group other than an underwriter;

                                     S-151

     o    fourth, the following must be true--

          1.   the sum of all payments made to and retained by Exemption-Favored
               Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

          2.   the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the trust must represent not more than the fair market value of the obligations, and

          3.   the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must
               represent not more than reasonable compensation for that person's services under the pooling and servicing agreement and
               reimbursement of that person's reasonable expenses in connection therewith; and

     o    fifth, the investing Plan must be an accredited investor as defined in
          Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     It is a condition of their issuance that the each class of offered certificates receive an investment grade rating from each of S&P and Moody's. In addition, the initial trustee is not an affiliate of any other member of the
Restricted Group. Accordingly, as of the date of initial issuance of the certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of an offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

     The Underwriter Exemption also requires that the trust meet the following requirements:

     o    the trust assets must consist solely of assets of the type that have been included in other investment pools;

     o    certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of S&P,
          Fitch, Inc. or Moody's for at least one year prior to the Plan's acquisition of an offered certificate; and

     o    certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

     We believe that these requirements have been satisfied as of the date of this prospectus supplement.

     If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a) and
407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and (b)
of the Internal Revenue Code by reason of sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with--

     o    the direct or indirect sale, exchange or transfer of an offered certificate acquired by a Plan upon initial issuance from us or an
          Exemption-Favored Party when we are, or any mortgage loan seller, the trustee, the master servicer, the special servicer or any
          sub-servicer, provider of credit support, Exemption-Favored Party or mortgagor is, a Party in Interest with respect to the investing Plan,

     o    the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan, and

     o    the continued holding of an offered certificate by a Plan.

                                      S-152

     However, no exemption is provided from the restrictions of sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the
Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

     Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption, are satisfied, it may also provide an exemption from the restrictions imposed by sections
406(b)(1) and (b)(2) of ERISA and the taxes imposed by sections 4975(a) and (b)
of the Internal Revenue Code, by reason of section 4975(c)(1)(E) of the Internal
Revenue Code, in connection with:

     o    the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is a borrower, or an affiliate of a borrower, with respect to 5.0% or less of the fair market value of the underlying mortgage loans;

     o    the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan; and

     o    the continued holding of offered certificates by a Plan.

     Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a), 406(b)
and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the
Internal Revenue Code by reason of section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the trust assets.

     Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, and the taxes imposed by sections 4975(a)
and (b) of the Internal Revenue Code, by reason of sections 4975(c)(1)(A)
through (D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

     o    providing services to the Plan, or

     o    having a specified relationship to this person,

     solely as a result of the Plan's ownership of offered certificates.

     Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that:

     o    the offered certificates are "securities" for purposes of the
          Underwriter Exemption, and

     o    the general and other conditions set forth in the Underwriter
          Exemption, and the other requirements set forth in the Underwriter
          Exemption, would be satisfied at the time of the purchase.

     A governmental plan as defined in section 3(32) of ERISA is not subject to
ERISA or section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

     Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

                                      S-153

     The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that--

     o    the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

     o    the investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

     Upon initial issuance, and for so long as such certificates are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, the class A-1, class A-2, class A-3, class
A-4-1, class A-4-2, class A-AB, class A-5, class A-M, class A-J, class B and class C certificates will be mortgage related securities for purposes of SMMEA.

     Neither we nor any of the underwriters makes any representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

     o    are legal investments for them, or

     o    are subject to investment, capital or other restrictions.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, prudent investor provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not interest bearing or income paying.

     There may be other restrictions on the ability of investors, including depository institutions, either to purchase offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates are legal investments for them.

     See "Legal Investment" in the accompanying prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions of an underwriting agreement between us and the underwriters, Greenwich Capital Markets, Inc., Goldman, Sachs & Co.,
Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley &
Co. Incorporated and Wachovia Capital Markets, LLC have, severally and not jointly, agreed to purchase from us, and we have agreed to sell to each of them the respective certificate principal balance of each class of the offered certificates set forth below.

          GREENWICH
           CAPITAL        GOLDMAN,     BANC OF AMERICA     CREDIT SUISSE    MORGAN STANLEY &   WACHOVIA CAPITAL
CLASS   MARKETS, INC.    SACHS & CO.   SECURITIES LLC    FIRST BOSTON LLC   CO. INCORPORATED     MARKETS, LLC
-----   -------------   ------------   ---------------   ----------------   ----------------   ----------------

 A-1     $ 54,000,000   $ 54,000,000          $0                $0                 $0                 $0
 A-2     $455,000,000   $455,000,000          $0                $0                 $0                 $0
 A-3     $ 32,500,000   $ 32,500,000          $0                $0                 $0                 $0
A-4-1    $153,500,000   $153,500,000          $0                $0                 $0                 $0
A-4-2    $ 25,000,000   $ 25,000,000          $0                $0                 $0                 $0
 A-AB    $ 69,500,000   $ 69,500,000          $0                $0                 $0                 $0
 A-5     $713,802,000   $713,802,000          $0                $0                 $0                 $0
 A-M     $214,757,500   $214,757,500          $0                $0                 $0                 $0
 A-J     $150,330,000   $150,330,000          $0                $0                 $0                 $0
  B      $ 48,320,500   $ 48,320,500          $0                $0                 $0                 $0

                                      S-154

  C      $ 18,791,500   $ 18,791,500          $0                $0                 $0                 $0
  D      $ 40,267,000   $ 40,267,000          $0                $0                 $0                 $0
  E      $ 18,791,000   $ 18,791,000          $0                $0                 $0                 $0

     Proceeds to us from the sale of the offered certificates, before deducting expenses payable by us, will be approximately 100.44% of the total principal balance of the offered certificates, plus accrued interest on all the offered certificates from November 1, 2005. It is expected that delivery of the offered certificates will be made to the underwriters in book-entry form through the same day funds settlement system of DTC on or about November 3, 2005, against payment for them in immediately available funds.

     The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the offered certificates is subject to, among other things:

     o    the receipt of various legal opinions; and

     o    the satisfaction of various conditions, including that--

          1.   no stop order suspending the effectiveness of our registration statement is in effect, and

          2.   no proceedings for the purpose of obtaining a stop order are pending before or threatened by the SEC.

     The underwriters currently intend to sell the offered certificates from time to time in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters may accomplish these transactions by selling the offered certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. The underwriters may be deemed to have received compensation from us, in connection with the sale of the offered certificates, in the form of underwriting compensation. The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be statutory underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of
1933, as amended.

     The underwriting agreement provides that we will indemnify the underwriters, and that under limited circumstances the underwriters will indemnify us, against various civil liabilities under the Securities Act of
1933, as amended, relating to the disclosure in this prospectus supplement, the accompanying prospectus or our registration statement.

     We have also been advised by the underwriters that they presently intend to make a market in the offered certificates. The underwriters have no obligation to do so, however, and any market making may be discontinued at any time. There can be no assurance that an active public market for the offered certificates will develop. See "Risk Factors--Lack of Liquidity Will Impair Your Ability to
Sell Your Offered Certificates and May Have an Adverse Effect on the Market
Value of Your Offered Certificates" in the accompanying prospectus.

     With respect to this offering--

     o    Greenwich Capital Markets, Inc., one of our affiliates and an affiliate of a Mortgage Loan Seller, and Goldman, Sachs & Co., an
          affiliate of a Mortgage Loan Seller, are acting as co-lead bookrunning managers, and

     o    Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan
          Stanley & Co. Incorporated and Wachovia Capital Markets, LLC are
          acting as co-managers.

     The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000
("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved, by the United Kingdom's Financial Services Authority
and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public. This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons. Potential investors in the United

                                      S-155

Kingdom are advised that all, or most, of the protections afforded by the United
Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial
Services Compensation Scheme.

                                  LEGAL MATTERS

     Particular legal matters relating to the certificates will be passed upon for us and the underwriters by Cadwalader, Wickersham & Taft LLP, New York, New
York.

                                     RATINGS

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

CLASS   S&P   MOODY'S
-----   ---   -------
 A-1    AAA     Aaa
 A-2    AAA     Aaa
 A-3    AAA     Aaa
A-4-1   AAA     Aaa
A-4-2   AAA     Aaa
 A-AB   AAA     Aaa
  A-5   AAA     Aaa
  A-M   AAA     Aaa
  A-J   AAA     Aaa
  B      AA     Aa2
  C     AA-     Aa3
  D       A      A2
  E      A-      A3

     The ratings on the offered certificates address the likelihood of the timely receipt by the holders of all payments of interest to which they are entitled on each payment date and the ultimate receipt by the holders of all payments of principal to which those holders are entitled on or before the related rated final payment date. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the
Mortgage Pool is adequate to make payments of interest and principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of--

     o    the tax attributes of the offered certificates or of the trust,

     o    whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

     o    the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

     o    the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

     o    whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate
          Prepayment Interest Shortfalls,

     o    whether and to what extent prepayment premiums, yield maintenance charges or Default Interest will be received, and

     o    the yield to maturity that investors may experience.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by S&P or Moody's.

                                      S-156

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See
"Rating" in the accompanying prospectus.

                                      S-157

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in Annexes A and B to this prospectus supplement.

     "2005-C20 MASTER SERVICER" means Wachovia Bank, National Association, as master servicer, under the 2005-C20 PSA.

     "2005-C20 PSA" means the pooling and servicing agreement dated as of August
1, 2005 among Wachovia Bank Commercial Mortgage Securities, Inc., as depositor,
Wachovia Bank, National Association, as master servicer, CWCapital Asset
Management, LLC, as special servicer LaSalle Bank National Association, as trustee and ABN AMRO Bank N.V., as fiscal agent, relating to the Wachovia Bank
Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series
2005-C20.

     "2005-C20 SPECIAL SERVICER" means CWCapital Asset Management, LLC, as special servicer, under the 2005-C20 PSA.

     "2005-C20 TRUST" means the trust created pursuant to the 2005-C20 PSA.

     "2005-C20 TRUSTEE" means LaSalle Bank National Association, as trustee, under the 2005-C20 PSA.

     "2005-GG4 MASTER SERVICER" means GMAC Commercial Mortgage Corporation, as master servicer, under the 2005-GG4 PSA.

     "2005-GG4 PSA" means the pooling and servicing agreement dated as of June
1, 2004 among GS Mortgage Securities Corporation II, as depositor, GMAC
Commercial Mortgage Corporation, as master servicer, LNR Partners, Inc., as special servicer and Wells Fargo Bank, N.A., as trustee, relating to the GS
Mortgage Securities Corporation II, Commercial Mortgage Pass-Through
Certificates, Series 2005-GG4.

     "2005-GG4 SPECIAL SERVICER" means LNR Partners, Inc., as special servicer, under the 2005-GG4 PSA.

     "2005-GG4 TRUST" means the trust created pursuant to the 2005-GG4 PSA.

     "2005-GG4 TRUSTEE" means Wells Fargo Bank, N.A., as trustee, under the
2005-GG4 PSA.

     "30/360 BASIS" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

     "ACTUAL/360 BASIS" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

     "ADDITIONAL TRUST FUND EXPENSE" means an expense of the trust that--

     o    arises out of a default on a mortgage loan or an otherwise unanticipated event,

     o    is not required to be paid by any party to the pooling and servicing agreement,

     o    is not included in the calculation of a Realized Loss,

     o    is not covered by a servicing advance or a corresponding collection from the related borrower and is not offset by late payment charges and/or Default Interest on the Mortgage Pool, and

     o    causes a shortfall in the payments of interest or principal on any class of series 2005-GG5 certificates.

     We provide some examples of Additional Trust Fund Expenses under
"Description of the Offered Certificates--Reductions of Certificate Principal
Balances in Connection With Realized Losses and Additional Trust Fund Expenses"
in this prospectus supplement.

                                      S-158

     "ADMINISTRATIVE FEE RATE" means, with respect to each mortgage loan in the trust, the sum of the master servicing fee rate, the primary servicing fee rate and the per annum rate at which the monthly fee of the trustee is calculated.

     "APPRAISAL REDUCTION AMOUNT" means, for any mortgage loan in the trust
(other than a Non-Serviced Loan Group) as to which an Appraisal Trigger Event has occurred, an amount that will equal the excess, if any, of "x" over "y"
where--

     o    "x" is equal to the sum of:

          1.   the Stated Principal Balance of the mortgage loan;

          2.   to the extent not previously advanced by or on behalf of the master servicer, the trustee or the fiscal agent, all unpaid interest, other than any Default Interest, accrued on the
               mortgage loan through the most recent due date prior to the date of determination;

          3.   all accrued but unpaid special servicing fees, liquidation fees and workout fees with respect to the mortgage loan;

          4.   all related unreimbursed advances made by or on behalf of the master servicer, the special servicer, the trustee or the fiscal agent with respect to the mortgage loan, together with interest on those advances as permitted under the pooling and servicing agreement;

          5.   any other unpaid Additional Trust Fund Expenses in respect of the mortgage loan; and

          6.   all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and any unfunded improvement and other applicable reserves, with respect to the related mortgaged property, net of any escrow reserves held by the master servicer or the special servicer which covers any such item; and

     o    "y" is equal to the sum of:

          1.   the excess, if any, of--

               (a)  90% of the resulting appraised or estimated value (as it may be adjusted downward by the special servicer in accordance with the Servicing Standard (without implying any duty to do
                    so) based upon its review of the appraisal or estimate and such other information as it may deem appropriate) of the
                    related mortgaged property or REO Property, over

               (b)  the amount of any obligations secured by liens on the property that are prior to the lien of the mortgage loan;

          2.   the amount of escrow payments and reserve funds held by the master servicer with respect to the mortgage loan that--

               (a)  are not required to be applied to pay real estate taxes and assessments, insurance premiums or ground rents,

               (b)  are not otherwise scheduled to be applied (except to pay debt service on the mortgage loan) within the next 12
                    months, and

               (c)  may be used to reduce the principal balance of the mortgage loan; and

          3.   the amount of any letter of credit that constitutes additional security for the mortgage loan that may be used to reduce the principal balance of the mortgage loan.

     If, however--

     o    an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust,

                                      S-159

     o    no appraisal or other valuation estimate, as described under
          "Servicing Under the Pooling and Servicing Agreement--Required
          Appraisals," is obtained or performed within 60 days after the occurrence of that Appraisal Trigger Event, and

     o    either--

          1.   no comparable appraisal or other valuation, or update of a comparable appraisal or other valuation, had been obtained or performed during the 12-month period prior to that Appraisal
               Trigger Event, or

          2.   there has been a material change in the circumstances surrounding the related mortgaged property subsequent to any earlier
               appraisal or other valuation, or any earlier update of an
               appraisal or other valuation, that, in the special servicer's judgment, materially affects the value of the property,

then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan. After receipt of the required appraisal or other valuation, the special servicer will determine the
Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition. For purposes of this definition, each mortgage loan that is part of a group of cross-collateralized mortgage loans will be treated separately for purposes of calculating any Appraisal Reduction
Amount.

     Each Loan Group will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to those loans.

     For each Non-Serviced Trust Loan, appraisal reductions will be calculated in a similar, although not identical, manner under the related Pari Passu PSA.

     "APPRAISAL TRIGGER EVENT" means, with respect to any mortgage loan in the trust (other than a Non-Serviced Loan Group), any of the following events:

     o    the mortgage loan has been modified by the special servicer in a manner that--

          1.   affects that amount or timing of any payment of principal or interest due on it, other than, or in addition to, bringing monthly debt service payments current with respect to the
               mortgage loan,

          2.   except as expressly contemplated by the related loan documents, results in a release of the lien of the related mortgage
               instrument on any material portion of the related mortgaged property without a corresponding principal prepayment in an amount, or the delivery by the related borrower of substitute real property collateral with a fair market value, that is not less than the fair market value of the property to be released,
               or

          3.   in the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or reduces the
               likelihood of timely payment of amounts due on the mortgage loan;

     o    the mortgage loan is 60 days or more delinquent in respect of any monthly debt service payment (other than a balloon payment);

     o    that date on which the mortgage loan is delinquent in respect of its balloon payment has been (A) 20 days delinquent; or (B) if the related borrower has delivered a refinancing commitment acceptable to the special servicer prior to the date the balloon payment was due, 30 days delinquent;

     o    the related borrower becomes the subject of (1) voluntary bankruptcy, insolvency or similar proceedings or (2) involuntary bankruptcy, insolvency or similar proceedings that remain undismissed for 60 days;

     o    the mortgaged property securing the mortgage loan becomes an REO
          Property; or

     o    the mortgage loan remains outstanding five years after any extension of its maturity.

                                      S-160

     For each Non-Serviced Trust Loan, appraisals will be required under similar but not identical circumstances under the related Pari Passu PSA.

     "ARCHON" means Archon Financial, L.P.

     "ARCHON LOANS" means the mortgage loans originated by Archon.

     "AVAILABLE P&I FUNDS" means the total amount available to make payments of interest and principal on the series 2005-GG5 certificates on each payment date.

     "BALLOON LOAN" means any mortgage loan in the trust fund that by its original terms or by virtue of any modification entered into as of the issue date for the series 2005-GG5 certificates provides for an amortization schedule extending beyond its stated maturity date and as to which, in accordance with such terms, the scheduled payment due on its stated maturity date is significantly larger than the scheduled payment due on the due date next preceding its stated maturity date.

     "CENTRA PORTFOLIO LOAN GROUP" means, collectively, the two mortgage loans secured by the mortgaged properties identified on Annex A as the Centra
Portfolio. These loans are pari passu with each other (the Centra Portfolio
Trust Loan and the Centra Portfolio Pari Passu Companion Loan).

     "CENTRA PORTFOLIO PARI PASSU COMPANION LOAN" means the mortgage loan that is part of a split loan structure secured by the Centra Portfolio property and that is pari passu with the Centra Portfolio Trust Loan but is not an asset of the trust.

     "CENTRA PORTFOLIO TRUST LOAN" means the one mortgage loan that is included in the trust and is secured by the mortgaged property identified as the Centra
Portfolio on Annex A to this prospectus supplement. The Centra Portfolio Trust
Loan is pari passu with the Centra Portfolio Pari Passu Companion Loan.

     "CERCLA" means the Federal Comprehensive Environmental, Response,
Compensation and Liability Act of 1980, as amended.

     "CLEARSTREAM" means Clearstream Banking, societe anonyme.

     "COMMERZBANK" means Commerzbank AG, New York Branch.

     "COMMERZBANK AG" means Commerzbank Aktiengesellschaft, a German private-sector bank which conducts extensive banking business in the United
States, concentrating primarily in corporate lending, real estate finance, letter of credit and banker's acceptance facilities, syndicated loan transactions and treasury operations including foreign exchange transactions.

     "COMPANION LOAN" means a mortgage loan that is part of a Loan Group but is not included in the trust. A subordinate Companion Loan is a Companion Loan as to which subsequent to either (i) a monetary event of default with respect to the Loan Group or (ii) a material non-monetary event of default with respect to the Loan Group, the mortgage loan in the trust is senior in right of payment to the Companion Loan. A pari passu Companion Loan is a Companion Loan that is pari passu in right of payment to a mortgage loan in the Trust.

     "COMPANION LOAN HOLDER(S)" means the holder of a note evidencing a
Companion Loan.

     "COMPANION LOAN SECURITIES" means any securities issued in connection with a securitization of any Companion Loan.

     "CONDEMNATION PROCEEDS" means all proceeds and other amounts received in connection with the condemnation or the taking by right of eminent domain of a mortgaged property or an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

                                      S-161

     "CROSS-OVER DATE" means the payment date on which--

     o    the class A-1, class A-2, class A-3, class A-4-1, class A-4-2, class
          A-AB and class A-5 certificates, or any two or more of those classes, remain outstanding, and

     o    the total principal balance of the class A-M, class A-J, class B, class C, class D, class E, class F, class G, class H, class J, class
          K, class L, class M, class N, class O and class P certificates are reduced to zero as described under "Description of the Offered
          Certificates--Reductions of Certificate Principal Balances in
          Connection With Realized Losses and Additional Trust Fund Expenses" in
          this prospectus supplement.

     "CUT-OFF DATE LOAN-TO-VALUE RATIO," "CUT-OFF DATE LOAN-TO-APPRAISED VALUE
RATIO" or "CUT-OFF DATE LTV" means:

     o    with respect to any mortgage loan in the trust, the ratio, expressed as a percentage, of--

          1.   the cut-off date principal balance of the subject mortgage loan, as shown on Annex A to this prospectus supplement (plus, if applicable, each related non-trust pari passu Companion Loan), except that in the case of the Earnout Loans and certain other mortgage loans with a performance guarantee, that are secured by the mortgaged properties identified on Annex A to this prospectus supplement as Lynnhaven Mall, Doubletree - Bethesda, MD,
               Willowbrook Portfolio, Williamsburg Downs, Grand Plaza, The
               Pointe Office/Retail Buildings, Martin Plaza Shopping Center and
               Addison Village, where the cut-off date principal balance is calculated net of the earnout or performance guarantee, as applicable, to

          2.   the appraised value of the related mortgaged property, as shown on Annex A to this prospectus supplement. In the case of the mortgage loan secured by the mortgaged property identified on
               Annex A to this prospectus supplement as the Schron Industrial
               Portfolio, this reflects an overall portfolio valuation which is greater than the sum of the individual property appraised values;

     o    with respect to any subordinate Companion Loan, the calculation of
          Cut-off Date LTV Ratio does not include the principal balance of the subordinate Companion Loan; and

     o    with respect to any cross-collateralized and cross-defaulted mortgage loans in the trust, the ratio, expressed as a percentage, of--

          1.   the combined cut-off date principal balances of the subject mortgage loans, as shown on Annex A to this prospectus
               supplement, to

          2.   the combined appraised value of the related mortgaged properties, as shown on Annex A to this prospectus supplement.

     o    With respect to the mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as Lynnhaven Mall and Doubletree - Bethesda, MD, the Cut-off Date Loan-to-Value Ratios
          presented in this prospectus supplement were calculated based on the financing reduced by a performance guaranty in the amount of
          $15,000,000 and an escrow in the amount $16,500,000, respectively. Not reducing the financing by the related performance guaranty and escrow amounts, the Cut-off Date Loan-to-Value Ratios for the Lynnhaven Mall
          mortgage loan and Doubletree - Bethesda, MD mortgage loan would be
          67.7% and 89.9%, respectively.

     "DEFAULT INTEREST" means any interest that--

     o    accrues on a defaulted mortgage loan solely by reason of the subject default, and

     o    is in excess of all interest at the related mortgage interest ratio accrued on the mortgage loan.

     "DSCR" means, with respect to any mortgage loan, the debt-service-coverage ratio calculated in accordance with the related loan documents; provided that in the case of an Earnout Loan and certain other mortgage loans with an earnout or performance guarantee that are secured by the mortgaged properties identified on
Annex A to this

                                      S-162

prospectus supplement as Lynnhaven Mall, Doubletree - Bethesda, MD, Willowbrook
Portfolio, Williamsburg Downs, Grand Plaza, The Pointe Office/Retail Buildings,
Martin Plaza Shopping Center and Addison Village, where the cut-off date principal balance is calculated net of the related earnout or performance guarantee; provided further, that with respect to mortgage loans with interest-only periods, calculated based on the debt service after commencement of principal payments.

     "EARNOUT LOAN" means any of the mortgage loans listed below, each of which
(i) require the related borrower to deposit a portion of the original loan amount in a reserve pending satisfaction of certain conditions, including, without limitation, achievement of certain DSCRs, LTV ratios or satisfaction of certain occupancy or other tests and (ii) permit, in the event the condition is not satisfied by a specified date, the Master Servicer to apply amounts held in reserve to prepay the related mortgage loan. For all of the Earnout Loans, the
Cut-off Date LTV and the U/W NCF DSCR is shown in this prospectus supplement and on the Annexes thereto net of the related earnout amount. Below, under the headings "Full Loan Amount LTV" and "Full Loan Amount NCR DSCR," the Cut-off
Date LTV and U/W NCF DSCR is shown based on the principal balance of the Earnout
Loans, including the related earnout reserve.

                                                       % OF       FULL
                                                      INITIAL     LOAN     NET OF
                             EARNOUT       EARNOUT    MORTGAGE   AMOUNT   EARNOUT
      MORTGAGE LOAN           AMOUNT       RESERVE      POOL       LTV      LTV
-------------------------   ----------   ----------   --------   ------   -------

Willowbrook Portfolio....   $1,000,000   $1,100,000     0.4%      77.0%    72.2%
Williamsburg Downs.......   $  595,000   $  654,500     0.2%      76.4%    72.0%
Grand Plaza..............   $  515,909   $  567,500     0.2%      76.2%    72.2%
The Pointe Office/
   Retail Buildings......   $  288,000   $  316,800     0.2%      83.5%    80.0%
Martin Plaza
   Shopping Center.......   $  250,000   $  275,000     0.1%      33.7%    32.1%
Addison Village..........   $   90,000   $   99,000     0.1%      80.0%    77.1%

                             FULL                EARLIEST               IF PREPAY,
                             LOAN     NET OF    DEFEASANCE                 YIELD
                            AMOUNT    EARNOUT   OR PREPAY    DEFEASE/      MAINT.
      MORTGAGE LOAN          DSCR    NCF DSCR    DATE (1)     PREPAY    APPLICABLE
-------------------------   ------   --------   ----------   --------   ----------

Willowbrook Portfolio....    1.34x     1.42x      9/1/2007    Prepay        Yes
Williamsburg Downs.......    1.20x     1.27x     10/6/2007    Prepay        Yes
Grand Plaza..............    1.22x     1.29x     10/1/2007    Prepay        Yes
The Pointe Office/
   Retail Buildings......    1.25x     1.30x      2/1/2007    Prepay        Yes
Martin Plaza
   Shopping Center.......    1.40x     1.48x     10/6/2006    Prepay        Yes
Addison Village..........    1.24x     1.29x     10/1/2006    Prepay        Yes

----------
(1)  The earliest date on which the reserve amounts may be used to prepay.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "ERISA PLAN" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

     "EUROCLEAR" means Euroclear Bank, as operator of the Euroclear System.

     "EXEMPTION-FAVORED PARTY" means any of--

     o    Greenwich Capital Markets, Inc.;

     o    any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Greenwich
          Capital Markets, Inc.; and

     o    any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to the offered certificates.

     "GCFP" means Greenwich Capital Financial Products, Inc.

     "GCFP LOANS" means the mortgage loans originated by GCFP.

     "GOVERNMENT SECURITIES" means non-callable United States Treasury obligations, and other non-callable government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

     "GSMC" means Goldman Sachs Mortgage Company.

     "INITIAL MORTGAGE POOL BALANCE" means the aggregate principal balance of the mortgage loans included in the trust as of the cut-off date.

     "INSURANCE PROCEEDS" means all proceeds and other amounts received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan included in the trust, together with any comparable amounts received with respect to an REO
Property, other than any such

                                      S-163

proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

     "IRS" means the Internal Revenue Service.

     "ISSUE DATE" means the date of initial issuance for the Series 2005-GG5 certificates, which is expected to be on or about November 3, 2005.

     "JOINTLY SOLD LOAN" means the mortgage loan jointly originated by
Commerzbank and Archon.

     "JQH HOTEL PORTFOLIO B LOAN GROUP" means, collectively, the three mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as the JQH Hotel Portfolio B. These loans are pari passu with each other (the JQH Hotel Portfolio B Trust Loan and the JQH Hotel
Portfolio B Pari Passu Companion Loans).

     "JQH HOTEL PORTFOLIO B PARI PASSU COMPANION LOANS" means the two mortgage loans that are part of a split loan structure secured by the JQH Hotel Portfolio
B property and that are pari passu with the JQH Hotel Portfolio B Trust Loan but are not assets of the trust.

     "JQH HOTEL PORTFOLIO B TRUST LOAN" means the one mortgage loan that is included in the trust and secured by the mortgaged properties identified as the
JQH Hotel Portfolio B on Annex A to this prospectus supplement. The JQH Hotel
Portfolio B Trust Loan is pari passu with the JQH Hotel Portfolio B Pari Passu
Companion Loans.

     "LIQUIDATION PROCEEDS" means all cash proceeds received and retained by the trust in connection with--

     o    the full or partial liquidation of defaulted mortgage loans by foreclosure or otherwise;

     o    the repurchase of any mortgage loan by the applicable Mortgage Loan
          Seller, as described under "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement;

     o    the purchase of any specially serviced mortgage loan by any holder of a purchase option as described under "Servicing Under the Pooling and
          Servicing Agreement--Fair Value Option" in this prospectus supplement;

     o    the purchase of all remaining mortgage loans and REO Properties in the trust by us, the applicable Mortgage Loan Seller, the special servicer, any certificateholder of the series 2005-GG5 controlling class or the master servicer, as described under "Description of the
          Offered Certificates--Termination" in this prospectus supplement;

     o    the purchase of a mortgage loan in the trust by the related Companion
          Loan Holder as described under "Description of the Mortgage
          Pool--Split Loan Structure" in this prospectus supplement;

     o    the purchase of any defaulted mortgage loan in the trust by a mezzanine lender pursuant to a purchase right as set forth in the related intercreditor agreement; and

     o    the sale of an REO Property.

     "LOAN GROUP" means, a group of two or more mortgage loans secured by a single mortgage instrument on the same mortgaged property. Each of the Loan
Groups is more particularly identified on the table entitled "Loan Groups" under
"Description of the Mortgage Pool--Split Loan Structure."

     "MARYLAND MULTIFAMILY PORTFOLIO LOAN GROUP" means, collectively, the two mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as the Maryland Multifamily Portfolio. These loans are pari passu with each other (the Maryland Multifamily Portfolio Trust Loan and the Maryland Multifamily Portfolio Pari Passu Companion Loan).

                                      S-164

     "MARYLAND MULTIFAMILY PORTFOLIO PARI PASSU COMPANION LOAN" means the mortgage loan that is part of a split loan structure secured by the Maryland
Multifamily Portfolio property and that is pari passu with the Maryland
Multifamily Portfolio Trust Loan but is not an asset of the trust.

     "MARYLAND MULTIFAMILY PORTFOLIO TRUST LOAN" means the one mortgage loan that is included in the trust and secured by the mortgaged properties identified as Maryland Multifamily Portfolio on Annex A to this prospectus supplement. The
Maryland Multifamily Portfolio Trust Loan is pari passu with the Maryland
Multifamily Portfolio Pari Passu Companion Loan.

     "MOODY'S" means Moody's Investors Service, Inc.

     "MODELING ASSUMPTIONS" means, collectively, the following assumptions regarding the series 2005-GG5 certificates and the mortgage loans in the trust:

     o    the mortgage loans have the characteristics set forth on Annex A to this prospectus supplement and the Initial Mortgage Pool Balance is approximately $4,295,149,368;

     o    the initial total principal balance or notional amount, as the case may be, of each class of series 2005-GG5 certificates is as described in this prospectus supplement;

     o    the pass-through rate for each class of series 2005-GG5 certificates is as described in this prospectus supplement;

     o    there are no delinquencies or losses with respect to the mortgage loans;

     o    there are no modifications, extensions, waivers or amendments affecting the monthly payments by borrowers on the mortgage loans;

     o    there are no Appraisal Reduction Amounts with respect to the mortgage loans;

     o    there are no casualties or condemnations affecting the corresponding mortgaged properties;

     o    each of the mortgage loans provides for monthly payments to be due on the first or sixth day of each month, which monthly payments are timely received;

     o    all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest;

     o    there are no breaches of our representations and warranties or those of any Mortgage Loan Seller regarding the mortgage loans;

     o    no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's prepayment lock-out period, defeasance period or yield maintenance period in each case if any;

     o    except as otherwise assumed in the immediately preceding bullet, prepayments are made on each of the mortgage loans at the indicated
          CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

     o    no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

     o    no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under "Description of the Offered Certificates--Termination";

     o    no mortgage loan is required to be repurchased by us or any Mortgage
          Loan Seller;

     o    there are no Additional Trust Fund Expenses;

                                      S-165

     o    payments on the offered certificates are made on the 10th day of each month, commencing in December 2005;

     o    the offered certificates are settled on November 3, 2005; and

     o    the mortgage loan secured by the mortgaged property identified on
          Annex A to this prospectus supplement as Kalani Industrial will be paid in full on the payment date in August 2018, not the payment date in August 2014.

     For purposes of the Modeling Assumptions, a "yield maintenance period" is any period during which a mortgage loan provides that voluntary prepayments be accompanied by a yield maintenance charge.

     "MORTGAGE LOAN SELLER" means any of Greenwich Capital Financial Products,
Inc., Goldman Sachs Mortgage Company and Commerzbank AG, New York Branch that have each transferred mortgage loans to us for inclusion in the trust.

     "MORTGAGE POOL" means the pool of mortgage loans comprised of the mortgage loans included in the trust.

     "NAP" means that, with respect to a particular category of data, the data is not applicable.

     "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any payment date, the excess, if any, of--

     o    the Prepayment Interest Shortfalls incurred with respect to the entire
          Mortgage Pool during the related collection period, over

     o    the total payments made by the master servicer to cover those
          Prepayment Interest Shortfalls.

     "NET CASH FLOW" or "U/W NET CASH FLOW" means for any mortgaged property securing a mortgage loan in the trust:

     o    the revenue derived from the use and operation of that property; less

     o    the total of the following items--

          (a)  allowances for vacancies and credit losses,

          (b)  operating expenses, such as utilities, administrative expenses, repairs and maintenance, management fees and advertising,

          (c)  fixed expenses, such as insurance, real estate taxes and ground lease payments, if applicable, and

          (d)  replacement reserves, and reserves for tenant improvement costs and leasing commissions, based either on actual reserves or on underwritten annualized amounts.

     Net Cash Flow does not reflect interest expenses and non-cash items, such as depreciation and amortization, and generally does not reflect capital expenditures.

     In determining the Net Cash Flow for any mortgaged property securing a mortgage loan in the trust, the related originator relied on one or more of the following items supplied by the related borrower:

     o    rolling 12-month operating statements;

     o    anticipated percentage rents to be collected, as deemed reasonable by the applicable mortgage loan seller;

     o    applicable year-to-date financial statements, if available;

     o    full year budgeted financial statements, if available; and

                                     S-166

     o    rent rolls were generally current as of the date not earlier than 6 months prior to the cut-off date.

     In general, these items were not audited or otherwise confirmed by an independent party.

     In determining the "revenue" component of Net Cash Flow for each mortgaged property (other than a hospitality property), the related originator(s)
generally relied on the most recent rent roll supplied by the related borrower.
Where the actual vacancy shown on that rent roll and the market vacancy was less than 5.0%, the originator(s) generally assumed a minimum of 5.0% vacancy, for most property types, and 7.5% vacancy, for office types, in determining revenue from rents, except that, in the case of certain anchored shopping centers, certain office properties and certain single tenant properties, space occupied by those anchor tenants, significant office tenants or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or the creditworthiness of those tenants, in accordance with the applicable originator's underwriting standards.

     In determining rental revenue for multifamily rental, mobile home park and self-storage properties, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.

     For the other mortgaged properties other than hospitality properties, the related originator(s) generally annualized rental revenue shown on the most recent certified rent roll, after applying the vacancy factor, without further regard to the terms, including expiration dates, of the leases shown on that rent roll.

     In the case of hospitality properties, gross receipts were determined on the basis of historical operating levels shown on the borrower-supplied 12-month trailing operating statements. Downward adjustments were made to assure that, in the judgment of the applicable mortgage loan seller, occupancy levels and average daily rates were limited to sustainable levels.

     In general, any non-recurring revenue items and non-property related revenue were eliminated from the calculation.

     In determining the "expense" component of Net Cash Flow for each mortgaged property, the related originator(s) generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that:

     o    if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used;

     o    property management fees were generally assumed to be 2% to 5% of effective gross revenue;

     o    in general, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; and

     o    expenses were generally assumed to include annual replacement reserves equal to--

               (a)  in the case of retail, office, self-storage and
                    industrial/warehouse properties, generally not less than
                    $0.10 per square foot and not more than $0.25 per square
                    foot of net rentable commercial area;

               (b)  in the case of multifamily rental apartments, generally not less than $250 or more than $400 per residential unit per
                    year, depending on the condition of the property; and

               (c)  in the case of hospitality properties, 5% of the gross revenues received by the property owner on an ongoing basis.

     In some instances, the related originator(s) recharacterized as capital expenditures those items reported by borrowers as operating expenses, thereby increasing "Net Cash Flow," where the originator(s) determined appropriate.

                                     S-167

     "NON-SERVICED COMPANION LOAN" means the Wells Fargo Center Pari Passu
Companion Loan and the San Francisco Centre Pari Passu Companion Loans.

     "NON-SERVICED LOAN GROUP" means the Wells Fargo Center Loan Group and the
San Francisco Centre Loan Group.

     "NON-SERVICED TRUST LOAN" means the Wells Fargo Center Trust Loan and the
San Francisco Centre Trust Loan.

     "ORIGINAL AMORTIZATION TERM" means, with respect to each mortgage loan in the trust, the number of months from origination (or, with respect to partial interest-only mortgage loans, the number of payments from the first principal and interest payment date) to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due, and assuming no prepayments of principal and no defaults.

     "ORIGINAL TERM TO MATURITY" means, with respect to each mortgage loan in the trust, the number of months from origination to maturity.

     "P&I" means principal and/or interest.

     "PARI PASSU PSA" means, with respect to the mortgage loan identified on
Annex A to this prospectus supplement as Wells Fargo Center, the 2005-GG4 PSA or, with respect to the mortgage loan identified on Annex A to this prospectus supplement as San Francisco Centre, the 2005-C20 PSA, as applicable.

     "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the
Internal Revenue Code.

     "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged property securing a mortgage loan in the trust, any and all of the following:

     o    liens for real estate taxes, water charges and sewer rents and special assessments not yet due and payable,

     o    covenants, conditions and restrictions, rights of way, easements and other matters that are of public record,

     o    exceptions and exclusion specifically referred to in the related lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy on title policy commitment),

     o    other matters to which like properties are commonly subject, the rights of tenants (as tenants only) under leases (including subleases)
          pertaining to the related mortgaged property, and condominium declarations, and

     o    if the subject loan is a cross-collateralized mortgage loan, the lien of any other mortgage loan in the trust with which the subject mortgage loan is cross-collateralized or any related Companion Loan.

     "PERMITTED INVESTMENTS" means U.S. government securities and other investment grade obligations specified in the pooling and servicing agreement.

     "PLAN" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or
Keogh plan, that is subject to section 4975 of the Internal Revenue Code.

     "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of
Labor promulgated under ERISA describing what constitutes the assets of a Plan.

     "PREPAYMENT INTEREST EXCESS" means, with respect to any full or partial prepayment of a mortgage loan included in the trust made by the related borrower or otherwise in connection with a casualty or condemnation, during any collection period after the due date for that loan and prior to the determination date following such due date, the amount of any interest collected on that prepayment for the period from and after that due date to the date

                                     S-168

of prepayment, less the amount of related master servicing fees payable from that interest collection, and exclusive of any Default Interest included in that interest collection.

     "PREPAYMENT INTEREST SHORTFALL" means, with respect to any full or partial prepayment of a mortgage loan included in the trust made by the related borrower or otherwise in connection with a casualty or condemnation, during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment prior to that due date, less the amount of related master servicing fees that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have represented Default Interest.

     "RATING AGENCY" means each of Moody's and S&P.

     "REALIZED LOSSES" mean losses on or with respect of the mortgage loans in the trust arising from the inability to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged property. We discuss the calculation of Realized Losses under
"Description of the Offered Certificates--Reductions of Certificate Principal
Balances in Connection With Realized Losses and Additional Trust Fund Expenses"
in this prospectus supplement.

     "RECOVERED AMOUNT" has the meaning assigned to that term in the fourth paragraph of the definition of "Total Principal Payment Amount" below in this glossary.

     "RELEVANT PERSONS" has the meaning assigned to that term under "Notice to
Residents of the United Kingdom" in this prospectus supplement.

     "REMAINING AMORTIZATION TERM" means, with respect to each mortgage loan in the trust, the number of months remaining from the cut-off date (or, with respect to partial interest-only mortgage loans, the number of payments from the first principal and interest payment date) to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due and assuming no prepayments of principal and no defaults.

     "REMAINING TERM TO MATURITY" means, with respect to each mortgage loan in the trust, the number of months remaining to maturity.

     "REMIC" means a real estate mortgage investment conduit as defined in section 860D of the Internal Revenue Code.

     "REO PROPERTY" means any mortgaged property that is acquired by the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding mortgage loan included in the trust.

     "REPLACEMENT RESERVE" means, with respect to any mortgage loan in the trust, funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In some cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon.

     "RESTRICTED GROUP" means, collectively--

     1.   the trustee,

     2.   the Exemption-Favored Parties,

     3.   us,

     4.   the master servicer,

     5.   the special servicer,

     6.   any sub-servicers,

                                     S-169

     7.   the mortgage loan sellers,

     8.   each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the
          Mortgage Pool as of the date of initial issuance of the offered certificates, and

     9.   any and all affiliates of any of the aforementioned persons.

     "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

     "SAN FRANCISCO CENTRE PARI PASSU COMPANION LOAN" means the mortgage loan that is part of a split loan structure secured by the San Francisco Centre property and that is pari passu with the San Francisco Centre Trust Loan but is not an asset of the trust.

     "SAN FRANCISCO CENTRE TRUST LOAN" means the mortgage loan that is included in the trust and secured by the mortgaged property identified as San Francisco
Centre on Annex A to this prospectus supplement. The San Francisco Centre Trust
Loan is pari passu with the San Francisco Centre Pari Passu Companion Loan.

     "SEC" means the Securities and Exchange Commission.

     "SERVICING STANDARD" means, with respect to either the master servicer or special servicer, to service and administer those mortgage loans and any REO
Properties subject to the pooling and servicing agreement:

     o    in accordance with the higher of the following standards of care--

          1.   the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or the special servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO
               properties for other third-party portfolios, giving due
               consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO properties, and

          2.   the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or the special servicer, as the case may be, services and administers comparable mortgage loans owned by the master servicer or special servicer, as the case may be,

          in either case exercising reasonable business judgment and acting in accordance with applicable law, the terms of the pooling and servicing agreement and the terms of the respective subject mortgage loans;

     o    with a view to--

          1.   the timely recovery of all payments of principal and interest, including balloon payments, under those mortgage loans, or

          2.   in the case of (a) a specially serviced mortgage loan or (b) a mortgage loan in the trust as to which the related mortgaged property is an REO Property, the maximization of recovery on that mortgage loan to the series 2005-GG5 certificateholders (as a collective whole) (or, if a Loan Group is involved, with a view to the maximization of recovery on the Loan Group to the series
               2005-GG5 certificateholders and the related Companion Loan
               Holder(s) (as a collective whole)) of principal and interest, including balloon payments, on a present value basis; and

     o    without regard to--

          1.   any relationship, including as lender on any other debt, that the master servicer or the special servicer, as the case may be, or any affiliate thereof, may have with any of the underlying borrowers, or any affiliate thereof, or any other party to the pooling and servicing agreement,

          2.   the ownership of any series 2005-GG5 certificate (or any security backed by a Companion Loan) by the master servicer or the special servicer, as the case may be, or any affiliate thereof,

          3.   the obligation of the master servicer or the special servicer, as the case may be, to make advances,

                                     S-170

          4.   the right of the master servicer or the special servicer, as the case may be, or any affiliate of either of them, to receive compensation or reimbursement of costs under the pooling and servicing agreement generally or with respect to any particular transaction, and

          5.   The ownership, servicing or management for others of any mortgage loan or property not covered by the pooling and servicing
               agreement by the master servicer or the special servicer, as the case may be, or any affiliate thereof.

     "SERVICING TRANSFER EVENT" means, with respect to any mortgage loan being serviced under the pooling and servicing agreement, any of the following events:

     1.   the related borrower fails to make when due any scheduled debt service payment, including a balloon payment, and either the failure actually continues, or the master servicer determines, in its reasonable, good faith judgment, will continue, unremedied (without regard to any grace period)--

          (a)  except in the case of a delinquent balloon payment, for 60 days beyond the date the subject payment was due, or

          (b)  solely in the case of a delinquent balloon payment, for one business day after the subject balloon payment was due or, in certain circumstances involving the delivery of a refinancing commitment, for 30 days beyond the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due within which the refinancing is scheduled to occur);

     2.   the master servicer or special servicer (in the case of the special servicer, with the consent of the directing holder) determines, in accordance with the servicing standard, that a default in the making of a monthly debt service payment, including a balloon payment, is likely to occur and the default is likely to remain unremedied
          (without regard to any grace period) for at least the applicable period contemplated in clause 1. of this definition;

     3.   a default (other than as described in clause 1. of this definition, and other than as a result of a failure by the borrower to maintain all-risk casualty insurance or other insurance with respect to a mortgaged property that covers acts of terrorism in the event the special servicer determines that such insurance (a) is not available at commercially reasonable rates and such hazards are not commonly insured against by prudent owners of similar mortgaged properties in similar locales (but only by reference to such insurance that has been obtained by such owners at current market rates) or (b) is not available at any rate) occurs under the mortgage loan that in the judgment of the master servicer or special servicer materially impairs the value of the corresponding mortgaged property as security for the mortgage loan or otherwise materially adversely affects the interests of series 2005-GG5 certificateholders or, in the case of the Loan
          Groups, the interests of the related Companion Loan Holder(s)
          (provided that any default requiring a Property Advance will be deemed to materially and adversely affect the interests of the Class 2005-GG5
          Certificateholders, or, in the case of the Loan Groups, the interests of the related Companion Loan Holder(s)), and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the mortgage loan);

     4.   the master servicer or special servicer (in the case of the special servicer, with the consent of the directing holder) determines that
          (i) a default (other than as described in clause 2. of this definition) under the mortgage loan is imminent, (ii) such default will materially impair the value of the corresponding mortgaged property as security for the mortgage loan or otherwise materially adversely affect the interests of series 2005-GG5 certificateholders or, in the case of the Loan Groups, the interests of the related
          Companion Loan Holder(s), and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified and the default is capable of being cured, for 30 days, (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the mortgage loan); provided that any determination that a Servicing
          Transfer Event has occurred under this clause 4. with respect to any mortgage loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of

                                     S-171

          terrorism will be subject to the approval of the directing holder as described under "Servicing Under the Pooling and Servicing
          Agreement--The Directing Holders--Rights and Powers of the Directing
          Holder" in this prospectus supplement;

     5.   various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

     6.   the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged property.

      A Servicing Transfer Event will cease to exist, if and when:

     o    with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the master servicer or the special servicer;

     o    with respect to the circumstances described in clauses 2., 4. and 5.
          of this definition, those circumstances cease to exist in the judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings contemplated by clause 5., no later than the entry of an order or decree dismissing the proceeding;

     o    with respect to the circumstances described in clause 3. of this definition, the default is cured in the judgment of the special servicer; and

     o    with respect to the circumstances described in clause 6. of this definition, the proceedings are terminated.

     If a Servicing Transfer Event exists with respect to one mortgage loan in a
Loan Group, it will also be considered to exist for the remainder of the Loan
Group.

     For each Non-Serviced Trust Loan, similar but not identical events will result in a transfer to special servicing under the related Pari Passu Servicing
Agreement.

     "SHANER HOTEL PORTFOLIO LOAN GROUP" means, collectively, the three mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as the Shaner Hotel Portfolio. These loans are comprised of two senior pari passu mortgage loans (the Shaner Hotel Portfolio Trust Loan and the Shaner Hotel Portfolio Senior Companion Loan) and one subordinate mortgage loan (the Shaner Hotel Portfolio Subordinate Companion Loan).

     "SHANER HOTEL PORTFOLIO TRUST LOAN" means the mortgage loan that is included in the trust and secured by the mortgaged properties identified as
Shaner Hotel Portfolio on Annex A to this prospectus supplement. The Shaner
Hotel Portfolio Trust Loan is pari passu, except as otherwise set forth in this prospectus supplement, with the Shaner Hotel Portfolio Senior Companion Loan and senior to the Shaner Hotel Portfolio Subordinate Companion Loan.

     "SHANER SUBORDINATE COMPANION LOAN PRIORITY PROPERTIES" means the properties securing the Shaner Hotel Portfolio located in Cromwell, Connecticut,
Paramus, New Jersey, Augusta, Georgia and Shreveport, Louisiana.

     "SHANER SENIOR COMPANION LOAN" means the mortgage loan that is part of a split loan structure secured by the Shaner Hotel Portfolio properties and that is, except as otherwise set forth in this prospectus supplement, pari passu with the Shaner Hotel Portfolio Trust Loan that is not an asset of the trust.

     "SHANER SUBORDINATE COMPANION LOAN" means the one subordinate Companion
Loan that is part of a split loan structure secured by the Shaner Hotel
Portfolio that is not an asset of the trust.

                                     S-172

     "SHANER TRUST LOAN PRIORITY PROPERTIES" means the properties securing the
Shaner Hotel Portfolio located in Newport Harbor, Rhode Island, Jacksonville,
Florida, Pittsburgh, Pennsylvania, Chattanooga, Tennessee, Edina, Minnesota,
Durham, North Carolina, and Charleston, West Virginia.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

     "STATED PRINCIPAL BALANCE" means, for each mortgage loan in the trust, an amount that:

     o    will initially equal its cut-off date principal balance; and

     o    will be permanently reduced on each payment date, to not less than zero, by--

          1.   all payments of principal (whether received or advanced),
               including voluntary principal prepayments, received by or on behalf of the trust on such mortgage loan;

          2.   all other collections, including Liquidation Proceeds,
               Condemnation Proceeds and Insurance Proceeds, that were received by or on behalf of the trust on or with respect to any of the mortgage loans during the related collection period and that were identified and applied by the master servicer as recoveries of principal of such mortgage loan; and

          3.   the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period.

     However, the "Stated Principal Balance" of a mortgage loan in the trust will, in all cases, be zero as of the payment date following the collection period in which it is determined that all amounts ultimately collectable with respect to the mortgage loan or any related REO Property have been received.

     When determining the aggregate Stated Principal Balance of all the mortgage loans in the pool, other than for purposes of determining the Weighted Average
Pool Pass-Through Rate, the Stated Principal Balance of the pool will not be reduced by the amount of principal collections that were used to reimburse the master servicer, the special servicer, the trustee or the fiscal agent for any
Work-out Delayed Reimbursement Amount unless the corresponding advances are determined to be nonrecoverable.

     "TOTAL PRINCIPAL PAYMENT AMOUNT" means, for any payment date, an amount equal to the total, without duplication, of the following:

     o    all payments of principal, including voluntary principal prepayments, received by or on behalf of the trust on the mortgage loans included in the trust during the related collection period, in each case exclusive of any portion of the particular payment that represents a late collection of principal for which an advance was previously made for a prior payment date or that represents a monthly payment of principal due on or before the cut-off date or on a due date subsequent to the end of the related collection period;

     o    all monthly payments of principal received by or on behalf of the trust on the mortgage loans included in the trust prior to, but that are due during, the related collection period;

     o    all other collections, including Liquidation Proceeds, Condemnation
          Proceeds and Insurance Proceeds, that were received by or on behalf of the trust on or with respect to any of the mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject mortgage loan included in the trust or, in the case of an REO Property, of the related mortgage loan included in the trust, in each case net of any portion of the particular collection that represents a late collection of principal due on or before the cut-off date or for which an advance of principal was previously made for a prior payment date; and

     o    all advances of principal made with respect to the mortgage loans included in the trust for that payment date.

     The Total Principal Payment Amount will not include any payments or other collections of principal with respect to the Companion Loans.

                                     S-173

     Notwithstanding the foregoing, if the master servicer, the special servicer the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, as described under "Description of the Offered Certificates--Reimbursement of Advances," then, to the extent such reimbursement is made from collections of principal on the underlying mortgage loans, the Total Principal Payment Amount for the corresponding payment date by the amount of any such reimbursement. Likewise, if the master servicer, the special servicer, the trustee or the fiscal agent reimburses itself out of principal collections for any Work-Out Delayed Reimbursement Amounts as
described under "Description of the Offered Certificates--Reimbursement of
Advances," then the Total Principal Payment Amount for the corresponding payment date will be reduced by the amount of any such reimbursement.

     If any advance is considered to be nonrecoverable and is, therefore, reimbursed out of payments and other collections of principal with respect to the entire mortgage pool or if any Work-out Delayed Reimbursement Amount is reimbursed or paid out of payments or other collections of principal with respect to the entire mortgage pool, as described under "Description of the
Offered Certificates--Reimbursement of Advances," and if there is a subsequent recovery of any such item (such recovery, a "RECOVERED AMOUNT"), that Recovered
Amount would generally be included as part of the Total Principal Payment Amount for the payment date following the collection period in which that Recovered
Amount was received.

     "UNDERWRITER EXEMPTION" means Prohibited Transaction Exemption 90-59, as amended to date, including by Prohibited Transaction Exemption 2002-41, as described under "Certain ERISA Considerations" in this prospectus supplement.

     "UNDERWRITTEN DEBT-SERVICE-COVERAGE RATIO," "DSCR NET CASH FLOW," "U/W NCF
DSCR" or "DSCR" means:

     o    with respect to any mortgage loan in the trust, the ratio of--

          1.   the Net Cash Flow for the related mortgaged property, to

          2.   the annualized amount of debt service that will be payable under that mortgage loan (plus, if applicable, each non-trust pari passu Companion Loan) commencing after the cut-off date or, if the mortgage loan is in an initial interest-only period, after the commencement of amortization (except as otherwise set forth in any of the footnotes in Annex A); provided that in the case of the mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as Lynnhaven Mall,
               Doubletree - Bethesda, MD, Willowbrook Portfolio, Williamsburg
               Downs, Grand Plaza, The Pointe Office/Retail Buildings, Martin
               Plaza Shopping Center and Addison Village, underwritten DSCR was calculated based on the monthly debt service that would be in place based on a loan balance that was reduced by the amount of an earnout reserve, escrow or performance guarantee, as
               applicable. With respect to any subordinate Companion Loan, the calculation of underwritten DSCR does not include the monthly debt service that is due in connection with such subordinate
               Companion Loan; and

     o    with respect to any cross-collateralized and cross-defaulted mortgage loans in the trust, the ratio of--

          1.   the combined Net Cash Flow for each mortgage loan that is
               cross-collateralized and cross-defaulted with another mortgage loan in the trust, to

          2.   the annualized amount of debt service that will be payable under those mortgage loans commencing after the cut-off date or, if the mortgage loan is in an initial interest-only period, after the commencement of amortization (except as otherwise set forth in any of the footnotes in Annex A to this prospectus supplement).

     o    With respect to the mortgage loan secured by the mortgaged property identified in Annex A to this prospectus supplement as Lynnhaven Mall, the Underwritten Debt-Service-Coverage Ratio presented in this prospectus supplement was calculated net of a performance guaranty in the amount of $15,000,000. Including this performance guaranty, the
          Underwritten Debt-Service-Coverage Ratio would be 1.35x.

                                     S-174

     "WEIGHTED AVERAGE POOL PASS-THROUGH RATE" means, for each interest accrual period, the weighted average of the below-described annual rates with respect to all of the mortgage loans, weighted on the basis of such mortgage loans'
respective Stated Principal Balances immediately prior to the related payment date:

     o    in the case of each mortgage loan that accrues interest on a 30/360
          Basis, an annual rate equal to--

          1.   the mortgage interest rate in effect for that mortgage loan as of the cut-off date, minus

          2.   the related Administrative Fee Rate; and

     o    in the case of each mortgage loan that accrues interest on an
          Actual/360 Basis, an annual rate generally equal to--

     1.   the product of (a) twelve (12), times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that mortgage loan on an Actual/360 Basis during that interest accrual period, based on its Stated Principal Balance immediately preceding the related payment date and its mortgage interest rate in effect as of the cut-off date, and the denominator of which is the Stated Principal
          Balance of the mortgage loan immediately prior to the related payment date, minus

     2.   the related Administrative Fee Rate.

     Notwithstanding the foregoing, if the related payment date occurs during
January, except during a leap year, or February, then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of the second bullet of this definition will be decreased to reflect any interest reserve amount with respect to that mortgage loan that is transferred from the trustee's distribution account to the trustee's interest reserve account during that month. Furthermore, if the related payment date occurs during March, then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of the second bullet of this definition will be increased to reflect any interest reserve amounts with respect to that mortgage loan that are transferred from the trustee's interest reserve account to the trustee's distribution account during that month.

     "WORK-OUT DELAYED REIMBURSEMENT AMOUNT" means any advance that is outstanding at the time that a mortgage loan becomes corrected that is not repaid in full by the borrower in connection with such correction but rather becomes an obligation of the borrower to pay such amounts in the future.

     "WELLS FARGO CENTER LOAN GROUP" means, collectively, the two mortgage loans secured by one mortgaged property located at 1700 Lincoln Street, Denver,
Colorado. These loans are pari passu with each other (the Wells Fargo Center
Trust Loan and the Wells Fargo Center Pari Passu Companion Loan).

     "WELLS FARGO CENTER PARI PASSU COMPANION LOAN" means the mortgage loan that is part of a split loan structure secured by the Wells Fargo Center property and that is pari passu with the Wells Fargo Center Trust Loan but are not assets of the trust.

     "WELLS FARGO CENTER TRUST LOAN" means the mortgage loan that is included in the trust and secured by the mortgaged property identified as the Wells Fargo
Center on Annex A to this prospectus supplement. The Wells Fargo Center Trust
Loan is pari passu with the Wells Fargo Center Pari Passu Companion Loan.

                                     S-175

                                    ANNEX A

            CERTAIN CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

                                      A-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

         CONTROL
FOOTNOTE NUMBER       SELLER      PROPERTY NAME                      STREET ADDRESS                          CITY
-------------------------------------------------------------------------------------------------------------------------------

    2       1          GSMC       731 Lexington Avenue               731 Lexington Avenue                    New York
  3, 4      2          GSMC       Schron Industrial Portfolio
          2.01                    5 Tru Temper Drive                 5 Tru Temper Drive                      Carlisle
          2.02                    1265 Terminus Drive                1265 Terminus Drive                     Lithia Springs
          2.03                    100 First Avenue                   100 First Avenue                        Gouldsboro
   19     2.04                    237 Greenwood Court                237 Greenwood Court                     McDonough
          2.05                    6800 Route 33                      6800 State Road 33 N                    Lakeland
          2.06                    1330 Campus Parkway                1330 Campus Parkway                     Neptune
          2.07                    4430 Airport Expressway            4430 Airport Expressway                 Indianapolis
          2.08                    7950 Eastgate Boulevard            7950 Eastgate Boulevard                 Lebanon
          2.09                    16651 North 84th Avenue            16651 North 84th Avenue                 Peoria
           2.1                    1099 Corporate Park Drive          1099 Corporate Park Drive               Mebane
          2.11                    7355 Cockrill Bend                 7355 Cockrill Bend                      Nashville
          2.12                    495 East Locust Lane               495 East Locust Lane                    York
          2.13                    38220 Plymouth Road                38220 Plymouth Road                     Livonia
          2.14                    1255 Terminus Drive                1255 Terminus Drive                     Lithia Springs
          2.15                    700 Allen Road                     700 Allen Road                          Carlisle
          2.16                    2600 Faulkenburg Road              2600 Faulkenburg Road                   Riverview
          2.17                    1150 Gateway Drive                 1150 Gateway Drive                      Shakopee
          2.18                    5555 12th Avenue East              5555 12th Avenue East                   Shakopee
          2.19                    155 Pierce Street                  155 Pierce Street                       Somerset
           2.2                    2700 Faulkenburg Road              2700 Faulkenburg Road                   Riverview
          2.21                    38150 Plymouth Road                38150 Plymouth Road                     Livonia
          2.22                    16681 North 84th Avenue            16681 North 84th Avenue                 Peoria
          2.23                    4555 Excel Parkway                 4555 Excel Parkway                      Addison
          2.24                    8022 Southpark Circle              8022 Southpark Circle                   Littleton
          2.25                    6340 Middlebelt Road               6340 Middlebelt Road                    Romulus
          2.26                    1003 Sigman Road                   1003 Sigman Road                        Conyers
          2.27                    5158 Williamsport Pike             5158 Williamsport Pike                  Martinsburg
          2.28                    7025 South Revere Parkway          7025 South Revere Parkway               Englewood
          2.29                    16750 Westgrove Drive              16750 Westgrove Drive                   Addison
           2.3                    6635 East 30th Street              6635 East 30th Street                   Indianapolis
          2.31                    9197-C 6th Avenue                  9197-C 6th Avenue                       Lakewood
          2.32                    23290 Commerce Drive               23290 Commerce Drive                    Farmington Hills
          2.33                    16671 North 84th Avenue            16671 North 84th Avenue                 Peoria
          2.34                    16661 North 84th Avenue            16661 North 84th Avenue                 Peoria
          2.35                    9195-D 6th Avenue                  9195-D 6th Avenue                       Lakewood
          2.36                    16608 Hunter's Green Parkway       16608 Hunter's Green Parkway            Hagerstown
    5       3    GSMC/Commerzbank Lynnhaven Mall                     701 Lynnhaven Parkway                   Virginia Beach
    6       4          GCFP       Maryland Multifamily Portfolio
          4.01                    Commons at White Marsh Apartments  9901 Langs Road                         Middle River
          4.02                    Highland Village Townhomes         3953 McDowell Lane                      Baltimore
          4.03                    Harbor Point Estates               909 South Marlyn Avenue                 Essex
          4.04                    Dutch Village Townhomes            2349 Perring Manor Road                 Baltimore
          4.05                    Whispering Woods Townhomes         37 Alberge Lane                         Baltimore
          4.06                    Fontana Village Townhomes          1 Orion Court                           Rosedale
          4.07                    Riverview Townhomes                600 Fifth Avenue                        Baltimore
          4.08                    Hamilton Manor                     3340 Lancer Drive                       Hyattsville
          4.09                    Cove Village Apartments            2 Driftwood Court                       Essex
    7       5          GSMC       JQH Hotel Portfolio A
          5.01                    Oklahoma City Renaissance          10 North Broadway                       Oklahoma City
          5.02                    North Charleston Embassy Suites    5055 International Boulevard            North Charleston
          5.03                    Madison Marriott                   1313 John Q. Hammons Drive              Middleton
          5.04                    Kansas City Embassy Suites         7640 Northwest Tiffany Springs Parkway  Kansas City
          5.05                    Bowling Green Holiday Inn          1021 Wilkinson Trace                    Bowling Green
          5.06                    Houston Marriott                   9100 Gulf Freeway                       Houston
          5.07                    Greensboro Homewood Suites         201 Centreport Drive                    Greensboro
          5.08                    Springdale Hampton Inn & Suites    1700 South 48th Street                  Springdale
            6          GCFP       Gateway at Lake Success            1981 & 1983 Marcus Avenue               Lake Success

         CONTROL
FOOTNOTE NUMBER  STATE          COUNTY              ZIP CODE  PROPERTY TYPE  PROPERTY TYPE DETAIL    YEAR BUILT      YEAR RENOVATED
-----------------------------------------------------------------------------------------------------------------------------------

    2       1    New York       New York              10022   Retail         Anchored                   2004              NAP
  3, 4      2
          2.01   Pennsylvania   Cumberland            17013   Industrial     Warehouse                  2001              NAP
          2.02   Georgia        Douglas               30122   Industrial     Warehouse                  2001              NAP
          2.03   Pennsylvania   Lackawanna            18424   Industrial     Warehouse                  2002              NAP
   19     2.04   Georgia        Henry                 30253   Industrial     Warehouse                  2001              NAP
          2.05   Florida        Polk                  33805   Industrial     Warehouse                  2002              NAP
          2.06   New Jersey     Monmouth              07753   Industrial     Warehouse                  1988           1997, 1998
          2.07   Indiana        Marion                46241   Industrial     Warehouse                  1970              NAP
          2.08   Tennessee      Wilson                37087   Industrial     Warehouse                  2001              NAP
          2.09   Arizona        Maricopa              85382   Industrial     Light Industrial           2001              NAP
           2.1   North Carolina Alamance              27302   Industrial     Warehouse                  2003              NAP
          2.11   Tennessee      Davidson              37209   Industrial     Warehouse                  1987              NAP
          2.12   Pennsylvania   York                  17402   Industrial     Warehouse                  1993              NAP
          2.13   Michigan       Wayne                 48150   Industrial     Warehouse                  1998              NAP
          2.14   Georgia        Douglas               30122   Industrial     Warehouse                  2001              NAP
          2.15   Pennsylvania   Cumberland            17013   Industrial     Warehouse                  2001              NAP
          2.16   Florida        Hillsborough          33569   Industrial     Flex                       2001              NAP
          2.17   Minnesota      Scott                 55379   Industrial     Warehouse                  1999              NAP
          2.18   Minnesota      Scott                 55379   Industrial     Warehouse                  2000              NAP
          2.19   New Jersey     Somerset              08873   Industrial     Flex                       1999              NAP
           2.2   Florida        Hillsborough          33569   Industrial     Flex                       2001              NAP
          2.21   Michigan       Wayne                 48150   Industrial     Warehouse                  1997              NAP
          2.22   Arizona        Maricopa              85382   Industrial     Light Industrial           2001              NAP
          2.23   Texas          Dallas                75001   Industrial     Light Industrial         2000-2001           NAP
          2.24   Colorado       Arapahoe              80120   Industrial     Flex                       2001              NAP
          2.25   Michigan       Wayne                 48174   Industrial     Light Industrial           1998              NAP
          2.26   Georgia        Rockdale              30013   Industrial     Warehouse                  1996              NAP
          2.27   West Virginia  Berkeley              25401   Industrial     Warehouse                  2002              NAP
          2.28   Colorado       Arapahoe              80112   Industrial     Light Industrial           1997              NAP
          2.29   Texas          Dallas                75001   Industrial     Flex                       2001              NAP
           2.3   Indiana        Marion                46219   Industrial     Warehouse                  1998              NAP
          2.31   Colorado       Jefferson             80215   Industrial     Flex                       2000              NAP
          2.32   Michigan       Oakland               48335   Industrial     Warehouse                  1980              NAP
          2.33   Arizona        Maricopa              85382   Industrial     Flex                       2001              NAP
          2.34   Arizona        Maricopa              85382   Industrial     Flex                       2001              NAP
          2.35   Colorado       Jefferson             80215   Industrial     Flex                       2000              NAP
          2.36   Maryland       Washington            21740   Industrial     Warehouse                  1999              NAP
    5       3    Virginia       Virginia Beach City   23452   Retail         Regional Mall        1981, 2001, 2003  1995-1996, 2003
    6       4
          4.01   Maryland       Baltimore             21220   Multifamily    Townhouse                  1972              2005
          4.02   Maryland       Baltimore             21227   Multifamily    Townhouse                  1961              2005
          4.03   Maryland       Baltimore             21221   Multifamily    Townhouse                  1971              2005
          4.04   Maryland       Baltimore             21234   Multifamily    Townhouse                  1967              2005
          4.05   Maryland       Baltimore             21220   Multifamily    Townhouse                  1972              2004
          4.06   Maryland       Baltimore             21237   Multifamily    Townhouse                  1969              2005
          4.07   Maryland       Baltimore             21227   Multifamily    Townhouse                  1954              2005
          4.08   Maryland       Prince George's       20782   Multifamily    Garden                     1946              2005
          4.09   Maryland       Baltimore             21221   Multifamily    Townhouse                  1967              1996
    7       5
          5.01   Oklahoma       Oklahoma              73102   Hospitality    Full Service               2000              2004
          5.02   South Carolina Charleston            29418   Hospitality    Full Service               2000              2004
          5.03   Wisconsin      Dane                  53562   Hospitality    Full Service               1985              2004
          5.04   Missouri       Jackson               64153   Hospitality    Full Service               1989              2003
          5.05   Kentucky       Warren                42103   Hospitality    Full Service               1995              NAP
          5.06   Texas          Harris                77017   Hospitality    Full Service               1985              2002
          5.07   North Carolina Guilford              27409   Hospitality    Full Service               1996            Ongoing
          5.08   Arkansas       Washington            72762   Hospitality    Full Service               1995              2002
            6    New York       Nassau                11042   Office         General Suburban           1985              NAP

                                                                                                      % OF
                                                                    CUT-OFF DATE  ALLOCATED CUT-OFF  INITIAL
         CONTROL   NUMBER OF     UNIT       LOAN      ORIGINAL      BALANCE AS OF   DATE BALANCE      POOL   INTEREST ADMINISTRATIVE
FOOTNOTE NUMBER      UNITS   DESCRIPTION   PER UNIT    BALANCE      NOVEMBER 2005 (MULTI-PROPERTY)   BALANCE    RATE       FEE
------------------------------------------------------------------------------------------------------------------------------------

    2       1      147,960 sf             $2,162.75  $320,000,000  $320,000,000.00 $320,000,000.00     7.5%   4.9325%     0.0204%
  3, 4      2    6,190,025 sf                $51.29  $317,500,000  $317,500,000.00                     7.4%   5.5000%     0.0204%
          2.01     511,760 sf                                                       $26,705,607.48
          2.02     527,000 sf                                                       $19,781,931.46
          2.03     390,000 sf                                                       $18,957,684.32
   19     2.04     455,000 sf                                                       $18,463,136.03
          2.05     360,000 sf                                                       $17,556,464.17
          2.06     277,806 sf                                                       $15,166,147.46
          2.07     486,394 sf                                                       $14,754,023.88
          2.08     403,750 sf                                                       $14,259,475.60
          2.09     109,730 sf                                                       $13,023,104.88
           2.1     252,000 sf                                                       $10,632,788.16
          2.11     305,000 sf                                                        $9,313,992.73
          2.12     200,000 sf                                                        $8,737,019.73
          2.13     145,232 sf                                                        $8,654,595.02
          2.14     202,400 sf                                                        $8,654,595.02
          2.15     181,990 sf                                                        $8,489,745.59
          2.16      71,162 sf                                                        $7,912,772.59
          2.17     153,454 sf                                                        $7,583,073.73
          2.18     128,872 sf                                                        $7,500,649.01
          2.19      46,000 sf                                                        $7,088,525.44
           2.2      63,080 sf                                                        $6,841,251.30
          2.21     140,365 sf                                                        $6,593,977.15
          2.22      54,455 sf                                                        $6,511,552.44
          2.23      55,200 sf                                                        $6,264,278.30
          2.24      42,380 sf                                                        $5,604,880.58
          2.25      77,508 sf                                                        $5,192,757.01
          2.26     123,457 sf                                                        $5,192,757.01
          2.27      67,200 sf                                                        $4,615,784.01
          2.28      59,270 sf                                                        $4,533,359.29
          2.29      35,951 sf                                                        $4,203,660.44
           2.3     100,000 sf                                                        $4,121,235.72
          2.31      32,741 sf                                                        $3,461,838.01
          2.32      42,930 sf                                                        $2,472,741.43
          2.33      19,960 sf                                                        $2,390,316.72
          2.34      18,883 sf                                                        $2,307,892.00
          2.35      16,442 sf                                                        $1,978,193.15
          2.36      32,653 sf                                                        $1,978,193.15
    5       3      776,371 sf               $321.89  $251,000,000  $249,903,408.52 $249,903,408.52     5.8%   5.0500%     0.0204%
    6       4        5,517 Units         $61,627.70  $200,000,000  $200,000,000.00                     4.7%   5.2200%     0.0504%
          4.01       1,212 Units                                                    $46,588,235.29
          4.02       1,098 Units                                                    $42,941,176.47
          4.03         650 Units                                                    $26,176,470.59
          4.04         803 Units                                                    $22,882,352.94
          4.05         524 Units                                                    $17,058,823.53
          4.06         356 Units                                                    $12,647,058.82
          4.07         330 Units                                                    $11,176,470.59
          4.08         245 Units                                                    $11,117,647.06
          4.09         299 Units                                                     $9,411,764.71
    7       5        1,799 Rooms        $109,505.28  $197,000,000  $197,000,000.00                     4.6%   5.4870%     0.0204%
          5.01         310 Rooms                                                    $44,134,108.53
          5.02         254 Rooms                                                    $38,178,294.57
          5.03         291 Rooms                                                    $31,458,914.73
          5.04         235 Rooms                                                    $28,404,651.16
          5.05         217 Rooms                                                    $20,845,348.84
          5.06         286 Rooms                                                    $17,332,945.74
          5.07         104 Rooms                                                     $9,773,643.41
          5.08         102 Rooms                                                     $6,872,093.02
            6      671,794 sf               $163.74  $110,000,000  $110,000,000.00 $110,000,000.00     2.6%   6.5750%     0.0204%

                                                                  INTEREST                FIRST    LAST IO  FIRST P&I
         CONTROL     MONTHLY     ANNUAL DEBT        BALLOON        ACCRUAL               PAYMENT   PAYMENT   PAYMENT   PAYMENT
FOOTNOTE NUMBER      PAYMENT       SERVICE          BALANCE         METHOD   NOTE DATE     DATE      DATE      DATE     DATE
------------------------------------------------------------------------------------------------------------------------------

    2       1    $1,333,601.85  $16,003,222.20  $320,000,000.00  Actual/360  7/6/2005    9/6/2005  8/6/2015               6
  3, 4      2    $1,785,500.84  $21,426,010.08  $304,952,326.30  Actual/360  10/6/2005  11/6/2005  9/6/2012 10/6/2012     6
          2.01
          2.02
          2.03
   19     2.04
          2.05
          2.06
          2.07
          2.08
          2.09
           2.1
          2.11
          2.12
          2.13
          2.14
          2.15
          2.16
          2.17
          2.18
          2.19
           2.2
          2.21
          2.22
          2.23
          2.24
          2.25
          2.26
          2.27
          2.28
          2.29
           2.3
          2.31
          2.32
          2.33
          2.34
          2.35
          2.36
    5       3    $1,355,102.72  $16,261,232.64  $231,664,665.22  Actual/360  6/16/2005   8/6/2005            8/6/2005     6
    6       4    $1,499,541.67  $17,994,500.00  $200,000,000.00  Actual/360  6/30/2005   8/6/2005  7/6/2012               6
          4.01
          4.02
          4.03
          4.04
          4.05
          4.06
          4.07
          4.08
          4.09
    7       5    $1,116,938.05  $13,403,256.60  $175,858,759.92  Actual/360  9/26/2005  11/6/2005  9/6/2008 10/6/2008     6
          5.01
          5.02
          5.03
          5.04
          5.05
          5.06
          5.07
          5.08
            6      $611,079.28   $7,332,951.39  $110,000,000.00  Actual/360  8/26/2005  10/6/2005  9/6/2010               6

1    The Open Period is inclusive of the Maturity Date

2    Container Store has an executed lease but is not yet in occupancy. They are expected to open in March 2006.

3    The Appraisal Value reflects an overall portfolio valuation which is greater than the sum of the individual property appraised values.

4    The Monthly Payment is a calculated average of the future principal and interest payments for the 12-month period beginning with the payment in
     October 2012 through the payment in September 2013. The Annual Debt Service is the sum of the scheduled principal and interest for the same period. The
     Underwritten NOI DSCR and Underwritten NCF DSCR are based on the required amortization schedule and interest payments for the 12-month period beginning with the payment in October 2012 through the payment in September
     2013.

5    The Cut-off Date LTV and Underwritten NCF DSCR are based on the total
     $251,000,000 financing reduced by the $15,000,000 performance guarantee.

6    For the purpose of calculating underwritten debt service coverage ratios, loan-to-value ratios and loan per square foot/unit, the cutoff date principal balance for each mortgage loan in a split loan structure includes the cut-off date principal balance of the pari passu mortgage loan in the trust plus the cut-off date principal balance of any pari passu mortgage that is not in the trust.

7    The Scheduled Maturity Date LTV is calculated utilizing the stabilized appraised value.

8    For the purpose of calculating underwritten debt service coverage ratios, loan-to-value ratios and loan per square foot/unit, the cutoff date principal balance for each mortgage loan in a split loan structure excludes the cut-off date principal balance of any subordinate mortgage loan in that split loan structure.

9    For the purpose of calculating underwritten debt service coverage ratios, loan-to-value ratios and loan per square foot/unit, the cutoff date principal balance for each mortgage loan in a split loan structure (x)
     includes the cut-off date principal balance of the pari passu mortgage loan in the trust plus the cut-off date principal balance of any pari passu mortgage that is not in the trust, and (y) excludes the cut-off date principal balance of any subordinate mortgage loan in that split loan structure.

10   The Cut-off Date LTV and Maturity Date LTV are calculated net of
     $16,500,000 in reserves.

11   Borrowing entity utilizes a tenant-in-common structure

12   The pari passu companion loan is a future funding obligation of GCFP.
     Underwritten debt service coverage ratios and loan to appraised value ratios shown in this prospectus supplement are calculated as if the
     $9,400,000 advance was funded.

13   The 730 month Original Amortization term is approximate. Amortization for the loan is based on $20,000,000 interest only and $2,000,000 amortizing on a 360 month schedule. See Annex A-3 for actual amortization schedule.

14   The Monthly Payment is a calculated average of the future principal and interest payments for the 12-month period beginning with the payment in
     November 2005 through the payment in October 2006. The Annual Debt Service is the sum of the scheduled principal and interest for the same period. The
     Underwritten NOI DSCR and Underwritten NCF DSCR are based on the required amortization schedule and interest payments for the 12-month period beginning with the payment in November 2005 through the payment in October
     2006.

15   The Cut-Off Date LTV, DSCR and loan per square foot/unit figures for these loans are net of the earnout amount. The Scheduled Maturity Date LTV is calculated utilizing the stabilized appraised value as applicable.

16   The mortgage loan is fully payable on its initial maturity date on August
     6, 2014 with an exit fee if the loan's extension option is not exercised or otherwise fully prepayable on its final maturity date on August 6, 2018 without an exit fee. For purposes of all calculations, we have assumed the loan term through the final maturity date.

17   The Appraisal Value reflects the stabilized appraisal value with stabilization that is expected to occur in November 2005.

18   Property is leased by Alamo Rent-A-Car. The property size and largest tenant size shown include 15,981 sf of building space 36,212 sf of parking space.

19   Borrower is required to pay as rent, on or before June 1 and December 1 of each year of the term, a sum equal to the amount payable as principal and interest on the bonds issued by the ground lessor and purchased by
     Borrower. The bonds were issued on September 1, 2002 in the principal amount of $14,200,000 with a coupon of 6.5% and a maturity date of December
     31, 2012. See "Annex B - Structural and Collateral Term Sheet - Ten Largest
     Mortgage Loans - Schron Industrial Portfolio.

                                                                      ORIGINAL
                    GRACE     GRACE                                   INTEREST   REMAINING    ORIGINAL   REMAINING      ORIGINAL
         CONTROL   DAYS -    DAYS -      LOAN TYPE (IO, AMORTIZING,     ONLY      INTEREST      LOAN       LOAN       AMORTIZATION
FOOTNOTE NUMBER   LATE FEE   DEFAULT           IO AMORTIZING)           TERM     ONLY TERM      TERM       TERM           TERM
------------------------------------------------------------------------------------------------------------------------------------

    2       1         0         0              Interest Only             120        117         120         117            NA
  3, 4      2         0         0      Interest Only, Then Amortizing    83          82         120         119            360
          2.01
          2.02
          2.03
   19     2.04
          2.05
          2.06
          2.07
          2.08
          2.09
           2.1
          2.11
          2.12
          2.13
          2.14
          2.15
          2.16
          2.17
          2.18
          2.19
           2.2
          2.21
          2.22
          2.23
          2.24
          2.25
          2.26
          2.27
          2.28
          2.29
           2.3
          2.31
          2.32
          2.33
          2.34
          2.35
          2.36
    5       3         0         3                Amortizing               0          0           60          56            360
    6       4         0         0              Interest Only             84          80          84          80            NA
          4.01
          4.02
          4.03
          4.04
          4.05
          4.06
          4.07
          4.08
          4.09
    7       5         0         0      Interest Only, Then Amortizing    35          34         120         119            360
          5.01
          5.02
          5.03
          5.04
          5.05
          5.06
          5.07
          5.08
            6         0         0              Interest Only             60          58          60          58            NA

                   REMAINING                                   HYPER                                    CROSS            CROSS
         CONTROL  AMORTIZATION                 MATURITY     AMORTIZING                  CASH       COLLATERALIZED   COLLATERALIZED
FOOTNOTE NUMBER       TERM       SEASONING       DATE          LOAN       LOCKBOX    MANAGEMENT         (Y/N)            GROUP
------------------------------------------------------------------------------------------------------------------------------------

    2       1          NA            3         8/6/2015         No         Hard       Springing          No               NAP
  3, 4      2         360            1         10/6/2015        No         Hard       In Place           No               NAP
          2.01
          2.02
          2.03
   19     2.04
          2.05
          2.06
          2.07
          2.08
          2.09
           2.1
          2.11
          2.12
          2.13
          2.14
          2.15
          2.16
          2.17
          2.18
          2.19
           2.2
          2.21
          2.22
          2.23
          2.24
          2.25
          2.26
          2.27
          2.28
          2.29
           2.3
          2.31
          2.32
          2.33
          2.34
          2.35
          2.36
    5       3         356            4         7/6/2010         No         Hard       Springing          No               NAP
    6       4          NA            4         7/6/2012         No         Soft       Springing          No               NAP
          4.01
          4.02
          4.03
          4.04
          4.05
          4.06
          4.07
          4.08
          4.09
    7       5         360            1         10/6/2015        No         Hard       In Place           No               NAP
          5.01
          5.02
          5.03
          5.04
          5.05
          5.06
          5.07
          5.08
            6          NA            2         9/6/2010         No         Hard       In Place           No               NAP

                                                                                               EARNOUT OR
                                                                                              PERFORMANCE
         CONTROL                                               MEZZ DEBT   B NOTE   EARNOUT    GUARANTEE     P & I AFTER
FOOTNOTE NUMBER    PREPAYMENT PROVISIONS (# OF PAYMENTS) (1)    BALANCE    BALANCE   FLAG        AMOUNT        EARNOUT
---------------------------------------------------------------------------------------------------------------------------

    2       1      Lockout/27_Defeasance/88_0%/5                                      No              $0             $0.00
  3, 4      2      Lockout/25_Defeasance/90_0%/5            $22,500,000.00            No              $0             $0.00
          2.01
          2.02
          2.03
   19     2.04
          2.05
          2.06
          2.07
          2.08
          2.09
           2.1
          2.11
          2.12
          2.13
          2.14
          2.15
          2.16
          2.17
          2.18
          2.19
           2.2
          2.21
          2.22
          2.23
          2.24
          2.25
          2.26
          2.27
          2.28
          2.29
           2.3
          2.31
          2.32
          2.33
          2.34
          2.35
          2.36
    5       3      Lockout/28_Defeasance/25_0%/7                                      No     $15,000,000     $1,274,120.48
    6       4      Lockout/28_Defeasance/52_0%/4            $20,000,000.00            No              $0             $0.00
          4.01
          4.02
          4.03
          4.04
          4.05
          4.06
          4.07
          4.08
          4.09
    7       5      Lockout/25_Defeasance/88_0%/7                                      No              $0             $0.00
          5.01
          5.02
          5.03
          5.04
          5.05
          5.06
          5.07
          5.08
            6      Lockout/26_Defeasance/30_0%/4            $15,000,000.00            No              $0             $0.00

                                                                 SCHEDULED
           CONTROL    APPRAISAL      APPRAISAL    CUT-OFF DATE   MATURITY                OCCUPANCY
 FOOTNOTE   NUMBER      DATE           VALUE         LTV         DATE LTV   OCCUPANCY %  AS OF DATE
-------------------------------------------------------------------------------------------------------

     2        1       6/28/2005    $460,000,000      69.6%        69.6%       94.3%        6/23/2005
   3, 4       2       9/1/2005     $400,000,000      79.4%        76.2%       99.0%        9/1/2005
             2.01     8/30/2005     $32,400,000                               100.0%       9/1/2005
             2.02     8/29/2005     $24,000,000                               100.0%       9/1/2005
             2.03     9/9/2005      $23,000,000                               100.0%       9/1/2005
    19       2.04     8/30/2005     $22,400,000                               100.0%       9/1/2005
             2.05     9/2/2005      $21,300,000                               100.0%       9/1/2005
             2.06     9/23/2005     $18,400,000                               100.0%       9/1/2005
             2.07     8/30/2005     $17,900,000                               100.0%       9/1/2005
             2.08     9/12/2005     $17,300,000                               100.0%       9/1/2005
             2.09     9/7/2005      $15,800,000                               100.0%       9/1/2005
             2.1      9/6/2005      $12,900,000                               100.0%       9/1/2005
             2.11     9/12/2005     $11,300,000                               100.0%       9/1/2005
             2.12     8/30/2005     $10,600,000                               100.0%       9/1/2005
             2.13     9/7/2005      $10,500,000                               100.0%       9/1/2005
             2.14     8/29/2005     $10,500,000                               87.0%        9/1/2005
             2.15     8/30/2005     $10,300,000                               100.0%       9/1/2005
             2.16     8/6/2005       $9,600,000                               100.0%       9/1/2005
             2.17     9/7/2005       $9,200,000                               100.0%       9/1/2005
             2.18     9/7/2005       $9,100,000                               100.0%       9/1/2005
             2.19     9/6/2005       $8,000,000                               100.0%       9/1/2005
             2.2      8/6/2005       $8,300,000                               100.0%       9/1/2005
             2.21     9/7/2005       $8,000,000                               100.0%       9/1/2005
             2.22     9/7/2005       $7,900,000                               100.0%       9/1/2005
             2.23     9/1/2005       $7,600,000                               100.0%       9/1/2005
             2.24     8/29/2005      $6,800,000                               100.0%       9/1/2005
             2.25     9/1/2005       $6,300,000                               100.0%       9/1/2005
             2.26     8/30/2005      $6,300,000                               100.0%       9/1/2005
             2.27     8/26/2005      $5,600,000                               100.0%       9/1/2005
             2.28     8/25/2005      $5,500,000                               71.0%        9/1/2005
             2.29     9/1/2005       $5,100,000                               100.0%       9/1/2005
             2.3      8/30/2005      $5,000,000                               80.0%        9/1/2005
             2.31     8/26/2005      $4,200,000                               100.0%       9/1/2005
             2.32     9/13/2005      $3,000,000                               100.0%       9/1/2005
             2.33     9/7/2005       $2,900,000                               100.0%       9/1/2005
             2.34     9/7/2005       $2,800,000                               100.0%       9/1/2005
             2.35     8/26/2005      $2,400,000                               100.0%       9/1/2005
             2.36     8/31/2005      $2,400,000                               100.0%       9/1/2005
     5        3       6/3/2005     $369,400,000      63.6%        62.7%       94.7%        5/10/2005
     6        4                    $447,680,000      75.9%        75.9%       93.7%        6/2/2005
             4.01     5/26/2005     $96,700,000                               93.8%        6/2/2005
             4.02     5/27/2005    $101,600,000                               96.2%        6/2/2005
             4.03     5/26/2005     $53,730,000                               94.5%        6/2/2005
             4.04     3/1/2005      $54,200,000                               91.8%        6/2/2005
             4.05     5/26/2005     $41,570,000                               91.8%        6/2/2005
             4.06     5/26/2005     $27,590,000                               93.3%        6/2/2005
             4.07     5/27/2005     $25,400,000                               92.7%        6/2/2005
             4.08     5/12/2005     $23,600,000                               92.2%        6/2/2005
             4.09     5/26/2005     $23,290,000                               93.0%        6/2/2005
     7        5                    $256,000,000      77.0%        64.7%       68.1%        7/31/2005
             5.01     8/3/2005      $57,800,000                               77.7%        7/31/2005
             5.02     8/9/2005      $48,000,000                               74.1%        7/31/2005
             5.03     8/9/2005      $41,200,000                               58.2%        7/31/2005
             5.04     8/8/2005      $37,200,000                               70.7%        7/31/2005
             5.05     8/10/2005     $27,300,000                               73.6%        7/31/2005
             5.06     8/3/2005      $22,700,000                               58.1%        7/31/2005
             5.07     8/3/2005      $12,800,000                               72.6%        7/31/2005
             5.08     8/9/2005       $9,000,000                               56.9%        7/31/2005
              6       7/1/2005     $140,000,000      78.6%        78.6%       97.4%        8/19/2005

                                                                                LARGEST    LARGEST TENANT
           CONTROL                                                              TENANT         LEASE
 FOOTNOTE   NUMBER LARGEST TENANT (BASED ON SQUARE FOOTAGE)                     SQ. FT.      EXPIRATION
-----------------------------------------------------------------------------------------------------------

     2        1    Home Depot                                                    77,990       9/25/2024
   3, 4       2
             2.01  SC Johnson & Son                                             511,760      12/31/2011
             2.02  Maytag Appliances                                            527,000       3/1/2007
             2.03  Maytag Appliances                                            390,000       11/1/2012
    19       2.04  Aero Housewares                                              455,000       9/14/2019
             2.05  JC Penney                                                    360,000       12/1/2012
             2.06  Waterford Wedgewood                                          277,806       5/1/2014
             2.07  Prime Distribution                                           486,394       5/1/2009
             2.08  IEC Logistics Inc. (100% subleased to BAX Global, Inc.)      403,750       1/1/2008
             2.09  The Antigua Group                                            109,730       11/1/2011
             2.1   Ford Motor Company                                           252,000       5/1/2013
             2.11  Ozburn-Hessey Logistics                                      305,000       5/1/2010
             2.12  Southwire Company                                            200,000       1/1/2007
             2.13  McKesson Corp                                                145,232       2/1/2008
             2.14  Standard Register                                            123,200       7/1/2008
             2.15  Alberto Culver USA                                           181,990       4/1/2012
             2.16  Taylor Woodrow Homes                                          16,182       3/1/2011
             2.17  MGR, Inc.                                                    153,454       2/1/2010
             2.18  North American Member                                         67,767       3/1/2009
             2.19  Multilink Technology                                          31,000       10/1/2006
             2.2   Media General Operations                                      16,200       3/1/2007
             2.21  General Medical Corp                                         140,365       2/1/2007
             2.22  Terri's Consign                                               20,692       9/1/2012
             2.23  AA Porter Lighting                                            16,049       7/1/2014
             2.24  Versacom                                                      16,553       11/1/2009
             2.25  Airborne Express                                              77,508       6/1/2008
             2.26  Bio Lab / Phoenix Hill                                       123,457       2/1/2007
             2.27  Verizon West Virginia                                         67,200       7/1/2012
             2.28  Richtman Printing                                             42,068       1/1/2008
             2.29  US Bioservices Corp                                           27,609       4/1/2010
             2.3   Autovend Inc.                                                 50,000       6/1/2010
             2.31  AAA Medical                                                   11,746       9/1/2010
             2.32  Iron Mountain/ Safesi                                         42,930       8/1/2009
             2.33  SSP Enterprises                                               14,950       1/1/2010
             2.34  Diamondback Tactical                                          11,753       3/1/2008
             2.35  Pinkard Construction                                          16,442       5/1/2007
             2.36  RPS Inc (Fed Ex)                                              32,653       9/1/2009
     5        3    JC Penney                                                    150,434       8/31/2006
     6        4
             4.01  NAP                                                                0          NAP
             4.02  NAP                                                                0          NAP
             4.03  NAP                                                                0          NAP
             4.04  NAP                                                                0          NAP
             4.05  NAP                                                                0          NAP
             4.06  NAP                                                                0          NAP
             4.07  NAP                                                                0          NAP
             4.08  NAP                                                                0          NAP
             4.09  NAP                                                                0          NAP
     7        5
             5.01  NAP                                                                0          NAP
             5.02  NAP                                                                0          NAP
             5.03  NAP                                                                0          NAP
             5.04  NAP                                                                0          NAP
             5.05  NAP                                                                0          NAP
             5.06  NAP                                                                0          NAP
             5.07  NAP                                                                0          NAP
             5.08  NAP                                                                0          NAP
              6    North Fork Bank                                              118,007      12/27/2011

                                                                                 SECOND
                                                                                LARGEST    SECOND LARGEST
           CONTROL                                                               TENANT    TENANT LEASE
 FOOTNOTE   NUMBER SECOND LARGEST TENANT                                         SQ. FT.     EXPIRATION
-------------------------------------------------------------------------------------------------------------

     2        1    H&M                                                            26,526     10/21/2019
   3, 4       2
             2.01  NAP                                                               NAP         NAP
             2.02  NAP                                                               NAP         NAP
             2.03  NAP                                                               NAP         NAP
    19       2.04  NAP                                                               NAP         NAP
             2.05  NAP                                                               NAP         NAP
             2.06  NAP                                                               NAP         NAP
             2.07  NAP                                                               NAP         NAP
             2.08  NAP                                                               NAP         NAP
             2.09  NAP                                                               NAP         NAP
             2.1   NAP                                                               NAP         NAP
             2.11  NAP                                                               NAP         NAP
             2.12  NAP                                                               NAP         NAP
             2.13  NAP                                                               NAP         NAP
             2.14  Viking Supply Net                                              52,800      12/1/2007
             2.15  NAP                                                               NAP         NAP
             2.16  BCK Communications                                             13,500      4/1/2008
             2.17  NAP                                                               NAP         NAP
             2.18  Cyber Power Systems                                            52,925      9/1/2008
             2.19  Bright Horizons Child                                          10,000      12/1/2015
             2.2   Sports Performance                                             16,200      5/1/2014
             2.21  NAP                                                               NAP         NAP
             2.22  Westar Contract Kitch                                          17,435      1/1/2010
             2.23  Carrot Bunch Companies                                         15,985      10/1/2007
             2.24  Copy Concepts Inc.                                             13,619      6/1/2007
             2.25  NAP                                                               NAP         NAP
             2.26  NAP                                                               NAP         NAP
             2.27  NAP                                                               NAP         NAP
             2.28  NAP                                                               NAP         NAP
             2.29  Yageo America Corp                                              8,342      6/1/2006
             2.3   CDC Appliances                                                 30,000      2/1/2006
             2.31  Panasonic Document Systems                                      8,360      5/1/2007
             2.32  NAP                                                               NAP         NAP
             2.33  Botanique Preservation                                          2,525      1/1/2008
             2.34  Toyota                                                          4,740      4/1/2010
             2.35  NAP                                                               NAP         NAP
             2.36  NAP                                                               NAP         NAP
     5        3    AMC Theatres                                                   74,581     11/30/2030
     6        4
             4.01  NAP                                                                 0         NAP
             4.02  NAP                                                                 0         NAP
             4.03  NAP                                                                 0         NAP
             4.04  NAP                                                                 0         NAP
             4.05  NAP                                                                 0         NAP
             4.06  NAP                                                                 0         NAP
             4.07  NAP                                                                 0         NAP
             4.08  NAP                                                                 0         NAP
             4.09  NAP                                                                 0         NAP
     7        5
             5.01  NAP                                                                 0         NAP
             5.02  NAP                                                                 0         NAP
             5.03  NAP                                                                 0         NAP
             5.04  NAP                                                                 0         NAP
             5.05  NAP                                                                 0         NAP
             5.06  NAP                                                                 0         NAP
             5.07  NAP                                                                 0         NAP
             5.08  NAP                                                                 0         NAP
              6    State Farm Mutual Auto. Ins. Comp of Am.                       77,966     12/31/2009

                                                                                    THIRD
                                                                                  LARGEST   THIRD LARGEST
           CONTROL                                                                  TENANT  TENANT LEASE
 FOOTNOTE   NUMBER THIRD LARGEST TENANT                                            SQ. FT.    EXPIRATION
------------------------------------------------------------------------------------------------------------

     2        1    Container Store                                                  25,650     3/1/2021
   3, 4       2
             2.01  NAP                                                                 NAP       NAP
             2.02  NAP                                                                 NAP       NAP
             2.03  NAP                                                                 NAP       NAP
    19       2.04  NAP                                                                 NAP       NAP
             2.05  NAP                                                                 NAP       NAP
             2.06  NAP                                                                 NAP       NAP
             2.07  NAP                                                                 NAP       NAP
             2.08  NAP                                                                 NAP       NAP
             2.09  NAP                                                                 NAP       NAP
             2.1   NAP                                                                 NAP       NAP
             2.11  NAP                                                                 NAP       NAP
             2.12  NAP                                                                 NAP       NAP
             2.13  NAP                                                                 NAP       NAP
             2.14  NAP                                                                 NAP       NAP
             2.15  NAP                                                                 NAP       NAP
             2.16  Beazer Home                                                      12,400     2/1/2008
             2.17  NAP                                                                 NAP       NAP
             2.18  Data Center Systems I                                             8,180     5/1/2008
             2.19  Newcome New Jersey                                                5,000       MTM
             2.2   Walgreen                                                          9,080     7/1/2013
             2.21  NAP                                                                 NAP       NAP
             2.22  Adams Brothers                                                   11,528     7/1/2007
             2.23  Source Direct.com                                                11,905     8/1/2008
             2.24  Cutler-Hammer                                                    12,208     7/1/2007
             2.25  NAP                                                                 NAP       NAP
             2.26  NAP                                                                 NAP       NAP
             2.27  NAP                                                                 NAP       NAP
             2.28  NAP                                                                 NAP       NAP
             2.29  NAP                                                                 NAP       NAP
             2.3   NAP                                                                 NAP       NAP
             2.31  Pinkerton Systems                                                 6,265    12/1/2008
             2.32  NAP                                                                 NAP       NAP
             2.33  Blood Systems                                                     2,485    10/1/2008
             2.34  Levelline Framing In                                              2,390    11/1/2007
             2.35  NAP                                                                 NAP       NAP
             2.36  NAP                                                                 NAP       NAP
     5        3    Steve & Barry's                                                  57,400    1/31/2012
     6        4
             4.01  NAP                                                                   0       NAP
             4.02  NAP                                                                   0       NAP
             4.03  NAP                                                                   0       NAP
             4.04  NAP                                                                   0       NAP
             4.05  NAP                                                                   0       NAP
             4.06  NAP                                                                   0       NAP
             4.07  NAP                                                                   0       NAP
             4.08  NAP                                                                   0       NAP
             4.09  NAP                                                                   0       NAP
     7        5
             5.01  NAP                                                                   0       NAP
             5.02  NAP                                                                   0       NAP
             5.03  NAP                                                                   0       NAP
             5.04  NAP                                                                   0       NAP
             5.05  NAP                                                                   0       NAP
             5.06  NAP                                                                   0       NAP
             5.07  NAP                                                                   0       NAP
             5.08  NAP                                                                   0       NAP
              6    Tender Loving Care Health Care Srvcs Inc                         34,574    9/30/2010

                                                                                           EARTHQUAKE   TERRORISM
                                              PHASE II                                    INSURANCE    INSURANCE
           CONTROL  ENGINEERING    PHASE I   PERFORMED   PHASE II              SEISMIC      REQUIRED    REQUIRED
 FOOTNOTE   NUMBER  REPORT DATE     DATE        (Y/N)     DATE       PML %  REPORT DATE      (Y/N)        (Y/N)
-------------------------------------------------------------------------------------------------------------------

     2        1       6/22/2005   6/22/2005      No                                            No          Yes
   3, 4       2                                                                                No
             2.01     9/2/2005     9/1/2005      No                                            No          Yes
             2.02     9/6/2005     9/1/2005      No                                            No          Yes
             2.03     9/2/2005     9/1/2005      No                                            No          Yes
    19       2.04     9/2/2005     9/1/2005      No                                            No          Yes
             2.05     9/2/2005     9/1/2005      No                                            No          Yes
             2.06     9/2/2005     9/1/2005      No                                            No          Yes
             2.07     9/2/2005     9/1/2005      No                                            No          Yes
             2.08     9/7/2005     9/1/2005      No                                            No          Yes
             2.09     9/2/2005     9/1/2005      No                                            No          Yes
             2.1      9/23/2005    9/1/2005      No                                            No          Yes
             2.11     9/7/2005     9/1/2005      No                                            No          Yes
             2.12     9/6/2005     9/1/2005      No                                            No          Yes
             2.13     9/2/2005     9/1/2005      No                                            No          Yes
             2.14     9/23/2005    9/1/2005      No                                            No          Yes
             2.15     9/6/2005     9/1/2005      No                                            No          Yes
             2.16     9/2/2005     9/1/2005      No                                            No          Yes
             2.17     9/23/2005    9/1/2005      No                                            No          Yes
             2.18     8/25/2005    9/1/2005      No                                            No          Yes
             2.19     9/2/2005     9/1/2005      No                                            No          Yes
             2.2      9/2/2005     9/1/2005      No                                            No          Yes
             2.21     9/2/2005     9/1/2005      No                                            No          Yes
             2.22     9/2/2005     9/1/2005      No                                            No          Yes
             2.23     9/2/2005     9/1/2005      No                                            No          Yes
             2.24     9/6/2005     9/1/2005      No                                            No          Yes
             2.25     9/2/2005     9/1/2005      No                                            No          Yes
             2.26     9/2/2005     9/1/2005      No                                            No          Yes
             2.27     9/2/2005     9/1/2005      No                                            No          Yes
             2.28     9/6/2005     9/1/2005      No                                            No          Yes
             2.29     9/2/2005     9/1/2005      No                                            No          Yes
             2.3      9/2/2005     9/1/2005      No                                            No          Yes
             2.31     9/6/2005     9/1/2005      No                                            No          Yes
             2.32     8/25/2005    9/1/2005      No                                            No          Yes
             2.33     9/2/2005    8/25/2005      No                                            No          Yes
             2.34     9/2/2005    8/25/2005      No                                            No          Yes
             2.35     9/6/2005     9/1/2005      No                                            No          Yes
             2.36     9/2/2005     9/1/2005      No                                            No          Yes
     5        3       6/7/2005     6/9/2005      No                                            No          Yes
     6        4
             4.01     5/31/2005   5/31/2005      No                                                        Yes
             4.02     6/10/2005   6/10/2005      No                                                        Yes
             4.03     6/1/2005     6/1/2005      No                                                        Yes
             4.04     4/5/2005     4/5/2005      No                                                        Yes
             4.05     5/31/2005   5/31/2005      No                                                        Yes
             4.06     5/31/2005   5/31/2005      No                                                        Yes
             4.07     5/31/2005   5/31/2005      No                                                        Yes
             4.08     6/7/2005     6/7/2005      No                                                        Yes
             4.09     5/31/2005   5/31/2005      No                                                        Yes
     7        5
             5.01     10/6/2005   10/6/2005      No                                            No          Yes
             5.02     10/6/2005   10/6/2005      No                                            No          Yes
             5.03     10/6/2005   10/6/2005      No                                            No          Yes
             5.04     10/6/2005   10/6/2005      No                                            No          Yes
             5.05     10/6/2005   10/6/2005      No                                            No          Yes
             5.06     10/6/2005   10/6/2005      No                                            No          Yes
             5.07     10/6/2005   10/6/2005      No                                            No          Yes
             5.08     10/6/2005   10/6/2005      No                                            No          Yes
              6       6/24/2005   6/24/2005      No                                                        Yes

                                                   GROUND       GROUND
                                        GROUND     LEASE       LEASE
           CONTROL                      LEASE      PAYMENT    EXPIRATION       2003 NOI                          2004
 FOOTNOTE   NUMBER OWNERSHIP INTEREST    (Y/N)    (ANNUAL)       DATE           DATE          2003 NOI        NOI DATE
------------------------------------------------------------------------------------------------------------------------

     2        1        Fee Simple          No                                                   $0
   3, 4       2                                                                                 $0
             2.01      Fee Simple          No                                                   $0
             2.02      Fee Simple          No                                                   $0
             2.03      Fee Simple          No                                                   $0
    19       2.04       Leasehold         Yes                 12/31/2012                        $0
             2.05      Fee Simple          No                                                   $0
             2.06      Fee Simple          No                                                   $0
             2.07      Fee Simple          No                                                   $0
             2.08      Fee Simple          No                                                   $0
             2.09      Fee Simple          No                                                   $0
             2.1       Fee Simple          No                                                   $0
             2.11      Fee Simple          No                                                   $0
             2.12      Fee Simple          No                                                   $0
             2.13      Fee Simple          No                                                   $0
             2.14      Fee Simple          No                                                   $0
             2.15      Fee Simple          No                                                   $0
             2.16      Fee Simple          No                                                   $0
             2.17      Fee Simple          No                                                   $0
             2.18      Fee Simple          No                                                   $0
             2.19      Fee Simple          No                                                   $0
             2.2       Fee Simple          No                                                   $0
             2.21      Fee Simple          No                                                   $0
             2.22      Fee Simple          No                                                   $0
             2.23      Fee Simple          No                                                   $0
             2.24      Fee Simple          No                                                   $0
             2.25      Fee Simple          No                                                   $0
             2.26      Fee Simple          No                                                   $0
             2.27      Fee Simple          No                                                   $0
             2.28      Fee Simple          No                                                   $0
             2.29      Fee Simple          No                                                   $0
             2.3       Fee Simple          No                                                   $0
             2.31      Fee Simple          No                                                   $0
             2.32      Fee Simple          No                                                   $0
             2.33      Fee Simple          No                                                   $0
             2.34      Fee Simple          No                                                   $0
             2.35      Fee Simple          No                                                   $0
             2.36      Fee Simple          No                                                   $0
     5        3        Fee Simple          No                                12/31/2003    $15,031,672       12/31/2004
     6        4                                                              12/31/2003    $16,605,300       12/31/2004
             4.01      Fee Simple          No                                12/31/2003     $4,705,727       12/31/2004
             4.02      Fee Simple          No                                12/31/2003     $3,086,664       12/31/2004
             4.03      Fee Simple          No                                12/31/2003     $2,698,797       12/31/2004
             4.04      Fee Simple          No                                12/31/2003     $1,485,542       12/31/2004
             4.05      Fee Simple          No                                12/31/2003     $1,365,912       12/31/2004
             4.06      Fee Simple          No                                12/31/2003      $859,750        12/31/2004
             4.07      Fee Simple          No                                12/31/2003      $882,506        12/31/2004
             4.08      Fee Simple          No                                12/31/2003      $885,209        12/31/2004
             4.09      Fee Simple          No                                12/31/2003      $635,193        12/31/2004
     7        5                            No                                12/31/2003    $18,538,649       12/31/2004
             5.01      Fee Simple          No                                12/31/2003     $4,072,761       12/31/2004
             5.02      Fee Simple          No                                12/31/2003     $3,769,118       12/31/2004
             5.03      Fee Simple          No                                12/31/2003     $2,923,632       12/31/2004
             5.04      Fee Simple          No                                12/31/2003     $2,838,910       12/31/2004
             5.05      Fee Simple          No                                12/31/2003     $1,707,242       12/31/2004
             5.06      Fee Simple          No                                12/31/2003     $1,298,206       12/31/2004
             5.07      Fee Simple          No                                12/31/2003     $1,069,249       12/31/2004
             5.08      Fee Simple          No                                12/31/2003      $859,531        12/31/2004
              6        Fee Simple          No                                12/31/2003    $11,970,285       12/31/2004

1    The Open Period is inclusive of the Maturity Date

2    Container Store has an executed lease but is not yet in occupancy. They are expected to open in March 2006.

3    The Appraisal Value reflects an overall portfolio valuation which is greater than the sum of the individual property appraised values.

4    The Monthly Payment is a calculated average of the future principal and interest payments for the 12-month period beginning with the payment in
     October 2012 through the payment in September 2013. The Annual Debt Service is the sum of the scheduled principal and interest for the same period. The
     Underwritten NOI DSCR and Underwritten NCF DSCR are based on the required amortization schedule and interest payments for the 12-month period beginning with the payment in October 2012 through the payment in September
     2013.

5    The Cut-off Date LTV and Underwritten NCF DSCR are based on the total
     $251,000,000 financing reduced by the $15,000,000 performance guarantee.

6    For the purpose of calculating underwritten debt service coverage ratios, loan-to-value ratios and loan per square foot/unit, the cutoff date principal balance for each mortgage loan in a split loan structure includes the cut-off date principal balance of the pari passu mortgage loan in the trust plus the cut-off date principal balance of any pari passu mortgage that is not in the trust.

7    The Scheduled Maturity Date LTV is calculated utilizing the stabilized appraised value.

8    For the purpose of calculating underwritten debt service coverage ratios, loan-to-value ratios and loan per square foot/unit, the cutoff date principal balance for each mortgage loan in a split loan structure excludes the cut-off date principal balance of any subordinate mortgage loan in that split loan structure.

9    For the purpose of calculating underwritten debt service coverage ratios, loan-to-value ratios and loan per square foot/unit, the cutoff date principal balance for each mortgage loan in a split loan structure (x)
     includes the cut-off date principal balance of the pari passu mortgage loan in the trust plus the cut-off date principal balance of any pari passu mortgage that is not in the trust, and (y) excludes the cut-off date principal balance of any subordinate mortgage loan in that split loan structure.

10   The Cut-off Date LTV and Maturity Date LTV are calculated net of
     $16,500,000 in reserves.

11   Borrowing entity utilizes a tenant-in-common structure

12   The pari passu companion loan is a future funding obligation of GCFP.
     Underwritten debt service coverage ratios and loan to appraised value ratios shown in this prospectus supplement are calculated as if the
     $9,400,000 advance was funded.

13   The 730 month Original Amortization term is approximate. Amortization for the loan is based on $20,000,000 interest only and $2,000,000 amortizing on a 360 month schedule. See Annex A-3 for actual amortization schedule.

14   The Monthly Payment is a calculated average of the future principal and interest payments for the 12-month period beginning with the payment in
     November 2005 through the payment in October 2006. The Annual Debt Service is the sum of the scheduled principal and interest for the same period. The
     Underwritten NOI DSCR and Underwritten NCF DSCR are based on the required amortization schedule and interest payments for the 12-month period beginning with the payment in November 2005 through the payment in October
     2006.

15   The Cut-Off Date LTV, DSCR and loan per square foot/unit figures for these loans are net of the earnout amount. The Scheduled Maturity Date LTV is calculated utilizing the stabilized appraised value as applicable.

16   The mortgage loan is fully payable on its initial maturity date on August
     6, 2014 with an exit fee if the loan's extension option is not exercised or otherwise fully prepayable on its final maturity date on August 6, 2018 without an exit fee. For purposes of all calculations, we have assumed the loan term through the final maturity date.

17   The Appraisal Value reflects the stabilized appraisal value with stabilization that is expected to occur in November 2005.

18   Property is leased by Alamo Rent-A-Car. The property size and largest tenant size shown include 15,981 sf of building space 36,212 sf of parking space.

19   Borrower is required to pay as rent, on or before June 1 and December 1 of each year of the term, a sum equal to the amount payable as principal and interest on the bonds issued by the ground lessor and purchased by
     Borrower. The bonds were issued on September 1, 2002 in the principal amount of $14,200,000 with a coupon of 6.5% and a maturity date of December
     31, 2012. See "Annex B - Structural and Collateral Term Sheet - Ten Largest
     Mortgage Loans - Schron Industrial Portfolio.

                                      PARTIAL          PARTIAL
                                     YEAR DATE          YEAR
         CONTROL                     (IF PAST           # OF      PARTIAL YEAR   PARTIAL YEAR    UNDERWRITTEN   UNDERWRITTEN
FOOTNOTE NUMBER        2004 NOI        2004)           MONTHS     DESCRIPTION         NOI           REVENUE       EXPENSES
--------------------------------------------------------------------------------------------------------------------------------

    2       1             $0            NAP              NAP     Not Applicable       NAP         $34,894,206    $8,802,059
  3, 4      2             $0            NAV              NAV                          NAV         $32,991,964    $6,597,571
          2.01            $0            NAV              NAV                          NAV         $2,664,604      $505,881
          2.02            $0            NAV              NAV                          NAV         $1,706,776      $316,480
          2.03            $0            NAV              NAV                          NAV         $1,764,942      $329,683
   19     2.04            $0            NAV              NAV                          NAV         $1,588,164      $206,105
          2.05            $0            NAV              NAV                          NAV         $1,882,229      $302,033
          2.06            $0            NAV              NAV                          NAV         $1,760,459      $425,454
          2.07            $0            NAV              NAV                          NAV         $1,520,554      $353,545
          2.08            $0            NAV              NAV                          NAV         $1,474,830      $259,303
          2.09            $0            NAV              NAV                          NAV         $1,257,446      $266,826
           2.1            $0            NAV              NAV                          NAV          $998,532       $135,931
          2.11            $0            NAV              NAV                          NAV         $1,059,466      $181,200
          2.12            $0            NAV              NAV                          NAV          $933,178       $156,771
          2.13            $0            NAV              NAV                          NAV          $946,663       $240,062
          2.14            $0            NAV              NAV                          NAV          $823,261       $175,624
          2.15            $0            NAV              NAV                          NAV          $813,136       $145,865
          2.16            $0            NAV              NAV                          NAV          $867,493       $206,829
          2.17            $0            NAV              NAV                          NAV          $845,324       $184,987
          2.18            $0            NAV              NAV                          NAV          $848,796       $186,220
          2.19            $0            NAV              NAV                          NAV          $695,243       $125,163
           2.2            $0            NAV              NAV                          NAV          $684,996       $176,156
          2.21            $0            NAV              NAV                          NAV          $892,251       $199,565
          2.22            $0            NAV              NAV                          NAV          $679,836       $153,475
          2.23            $0            NAV              NAV                          NAV          $713,233       $154,559
          2.24            $0            NAV              NAV                          NAV          $643,988       $137,344
          2.25            $0            NAV              NAV                          NAV          $487,143       $14,553
          2.26            $0            NAV              NAV                          NAV          $523,076       $110,596
          2.27            $0            NAV              NAV                          NAV          $517,579       $52,743
          2.28            $0            NAV              NAV                          NAV          $623,746       $228,436
          2.29            $0            NAV              NAV                          NAV          $438,852       $117,446
           2.3            $0            NAV              NAV                          NAV          $603,682       $132,189
          2.31            $0            NAV              NAV                          NAV          $491,600       $173,609
          2.32            $0            NAV              NAV                          NAV          $260,968       $35,544
          2.33            $0            NAV              NAV                          NAV          $242,746       $51,947
          2.34            $0            NAV              NAV                          NAV          $254,236       $67,101
          2.35            $0            NAV              NAV                          NAV          $289,239       $64,752
          2.36            $0            NAV              NAV                          NAV          $193,697       $23,596
    5       3        $18,467,358     3/31/2005           12       Trailing 12     $18,876,384     $31,506,151    $8,834,898
    6       4        $24,347,634     4/30/2005           12       Trailing 12     $24,862,734     $44,121,130   $17,721,118
          4.01        $5,369,247     4/30/2005           12       Trailing 12     $5,565,130      $9,903,904     $3,918,693
          4.02        $5,230,087     4/30/2005           12       Trailing 12     $5,357,085      $8,623,557     $3,101,075
          4.03        $3,109,608     4/30/2005           12       Trailing 12     $3,199,123      $5,571,112     $2,165,975
          4.04        $2,742,816     4/30/2005           12       Trailing 12     $2,687,158      $5,887,465     $2,729,959
          4.05        $2,322,999     4/30/2005           12       Trailing 12     $2,355,095      $3,916,392     $1,428,023
          4.06        $1,434,616     4/30/2005           12       Trailing 12     $1,520,663      $2,679,339     $1,108,400
          4.07        $1,553,591     4/30/2005           12       Trailing 12     $1,622,959      $2,683,946     $1,069,636
          4.08        $1,430,725     4/30/2005           12       Trailing 12     $1,401,634      $2,642,370     $1,289,746
          4.09        $1,153,945     4/30/2005           12       Trailing 12     $1,153,887      $2,213,045      $909,611
    7       5        $19,408,257     7/31/2005           12       Trailing 12     $21,123,491     $75,824,106   $52,895,746
          5.01        $4,666,761     7/31/2005           12       Trailing 12     $5,100,985      $17,906,675   $12,396,870
          5.02        $4,057,443     7/31/2005           12       Trailing 12     $4,495,259      $13,915,866    $9,232,628
          5.03        $2,590,326     7/31/2005           12       Trailing 12     $3,057,212      $11,789,139    $8,452,753
          5.04        $2,969,451     7/31/2005           12       Trailing 12     $3,036,618      $9,651,720     $6,474,309
          5.05        $2,059,783     7/31/2005           12       Trailing 12     $2,149,604      $7,967,968     $5,510,681
          5.06        $1,221,016     7/31/2005           12       Trailing 12     $1,492,231      $9,450,330     $7,658,013
          5.07        $1,032,622     7/31/2005           12       Trailing 12     $1,057,449      $3,066,591     $1,906,097
          5.08         $810,855      7/31/2005           12       Trailing 12      $734,133       $2,075,817     $1,264,394
            6        $12,310,476        NAV              NAV                          NAV         $19,076,261    $9,163,908

                                                     UNDERWRITTEN
         CONTROL    UNDERWRITTEN     UNDERWRITTEN    REPLACEMENT     UNDERWRITTEN    UNDERWRITTEN     UNDERWRITTEN   UNDERWRITTEN
FOOTNOTE NUMBER         NOI            NOI DSCR        RESERVE      TI/LC RESERVE   OTHER RESERVE         NCF          NCF DSCR
-----------------------------------------------------------------------------------------------------------------------------------

    2       1       $26,092,148                1.63    $14,796         $311,469           $0          $25,765,882            1.61
  3, 4      2       $26,394,393                1.23    $619,003        $992,060           $0          $24,783,330            1.16
          2.01       $2,158,723                        $51,176         $55,434            $0           $2,052,113
          2.02       $1,390,296                        $52,700         $42,411            $0           $1,295,185
          2.03       $1,435,259                        $39,000         $36,621            $0           $1,359,638
   19     2.04       $1,382,060                        $45,500         $50,782            $0           $1,285,777
          2.05       $1,580,196                        $36,000         $42,260            $0           $1,501,935
          2.06       $1,335,005                        $27,781         $51,557            $0           $1,255,667
          2.07       $1,167,009                        $48,639         $56,036            $0           $1,062,334
          2.08       $1,215,527                        $40,375         $41,446            $0           $1,133,706
          2.09        $990,620                         $10,973         $41,458            $0            $938,189
           2.1        $862,601                         $25,200         $25,535            $0            $811,866
          2.11        $878,266                         $30,500         $32,823            $0            $814,943
          2.12        $776,407                         $20,000         $27,502            $0            $728,905
          2.13        $706,601                         $14,523         $23,549            $0            $668,529
          2.14        $647,637                         $20,240         $24,725            $0            $602,672
          2.15        $667,271                         $18,199         $17,913            $0            $631,158
          2.16        $660,664                          $7,116         $40,814            $0            $612,734
          2.17        $660,338                         $15,345         $27,091            $0            $617,901
          2.18        $662,576                         $12,887         $27,941            $0            $621,748
          2.19        $570,080                          $4,600         $33,085            $0            $532,395
           2.2        $508,840                          $6,308         $26,026            $0            $476,506
          2.21        $692,686                         $14,037         $27,058            $0            $651,592
          2.22        $526,361                          $5,446         $22,684            $0            $498,231
          2.23        $558,673                          $5,520         $23,662            $0            $529,491
          2.24        $506,645                          $4,238         $23,578            $0            $478,828
          2.25        $472,590                          $7,751         $16,509            $0            $448,331
          2.26        $412,480                         $12,346         $19,606            $0            $380,529
          2.27        $464,836                          $6,720         $12,553            $0            $445,563
          2.28        $395,310                          $5,927         $22,924            $0            $366,460
          2.29        $321,406                          $3,595         $17,590            $0            $300,220
           2.3        $471,493                         $10,000         $20,150            $0            $441,343
          2.31        $317,991                          $3,274         $15,640            $0            $299,076
          2.32        $225,424                          $4,293          $9,622            $0            $211,509
          2.33        $190,800                          $1,996         $10,999            $0            $177,805
          2.34        $187,135                          $1,888          $6,926            $0            $178,321
          2.35        $224,487                          $1,644         $12,470            $0            $210,373
          2.36        $170,101                          $3,265          $5,078            $0            $161,758
    5       3       $22,671,254                1.48    $155,274        $545,683           $0          $21,970,296            1.44
    6       4       $26,400,012                1.47   $1,379,250          $0              $0          $25,020,762            1.39
          4.01       $5,985,211                        $303,000           $0              $0           $5,682,211
          4.02       $5,522,482                        $274,500           $0              $0           $5,247,982
          4.03       $3,405,137                        $162,500           $0              $0           $3,242,637
          4.04       $3,157,506                        $200,750           $0              $0           $2,956,756
          4.05       $2,488,369                        $131,000           $0              $0           $2,357,369
          4.06       $1,570,939                        $89,000            $0              $0           $1,481,939
          4.07       $1,614,310                        $82,500            $0              $0           $1,531,810
          4.08       $1,352,624                        $61,250            $0              $0           $1,291,374
          4.09       $1,303,434                        $74,750            $0              $0           $1,228,684
    7       5       $22,928,360                1.71   $3,032,964          $0              $0          $19,895,396            1.48
          5.01       $5,509,805                        $716,267           $0              $0           $4,793,538
          5.02       $4,683,238                        $556,635           $0              $0           $4,126,603
          5.03       $3,336,386                        $471,566           $0              $0           $2,864,821
          5.04       $3,177,411                        $386,069           $0              $0           $2,791,342
          5.05       $2,457,287                        $318,719           $0              $0           $2,138,568
          5.06       $1,792,317                        $378,013           $0              $0           $1,414,304
          5.07       $1,160,494                        $122,664           $0              $0           $1,037,830
          5.08        $811,423                         $83,033            $0              $0            $728,390
            6        $9,912,353                1.35    $100,769        $671,794           $0           $9,139,790            1.25

                      ONGOING      ONGOING        UPFRONT          ONGOING        UPFRONT       ONGOING           UPFRONT
         CONTROL      RE TAX      INSURANCE     REPLACEMENT      REPLACEMENT       TI/LC         TI/LC            DEFERRED
FOOTNOTE NUMBER       RESERVE      RESERVE        RESERVE          RESERVE        RESERVE       RESERVE         MAINTENANCE
----------------------------------------------------------------------------------------------------------------------------------

    2       1           $0           $0             $0                $0            $0            $0                 $0
  3, 4      2        $328,103     $112,418          $0             $25,792          $0         $128,958              $0
          2.01
          2.02
          2.03
   19     2.04
          2.05
          2.06
          2.07
          2.08
          2.09
           2.1
          2.11
          2.12
          2.13
          2.14
          2.15
          2.16
          2.17
          2.18
          2.19
           2.2
          2.21
          2.22
          2.23
          2.24
          2.25
          2.26
          2.27
          2.28
          2.29
           2.3
          2.31
          2.32
          2.33
          2.34
          2.35
          2.36
    5       3           $0           $0             $0                $0            $0            $0                 $0
    6       4        $238,887      $95,721      $10,385,885        $118,590         $0            $0              $632,803
          4.01
          4.02
          4.03
          4.04
          4.05
          4.06
          4.07
          4.08
          4.09
    7       5           $0           $0             $0                $0            $0            $0                 $0
          5.01
          5.02
          5.03
          5.04
          5.05
          5.06
          5.07
          5.08
            6        $399,859      $13,692      $1,750,000          $8,397          $0          $69,969          $6,227,813

         CONTROL                                                                                  RELATED
FOOTNOTE NUMBER  BORROWER NAME                                                                    SPONSOR
-----------------------------------------------------------------------------------------------------------

    2       1    731 Retail One, LLC
                 Peoria NI Industrial One LLC, Colorado NI Industrial One LLC, Lakeland NI
                 Industrial LLC, Riverview NI Industrial LLC, Lithia Springs NI Industrial LLC,
                 Georgia NI Industrial One LLC, McDonough NI Industrial LLC, Indianapolis NI
                 Industrial No. One LLC, Indianapolis NI Industrial No. Two LLC, Hagerstown
                 Industrial PAS LLC, Michigan NI Industrial LLC, Minnesota NI Industrial LLC,
                 Jersey NI Industrial LLC, Mebane NI Industrial LLC, York and Middleton NI
                 Industrial LP, Goldsboro NI Industrial LP, Carlisle NI Industrial LP, Lebanon NI
                 Industrial LLC, Nashville NI Industrial LLC, Addison NI Industrial No. One LP
                 and Martinsburg NI Industrial LLC
  3, 4      2
          2.01
          2.02
          2.03
   19     2.04
          2.05
          2.06
          2.07
          2.08
          2.09
           2.1
          2.11
          2.12
          2.13
          2.14
          2.15
          2.16
          2.17
          2.18
          2.19
           2.2
          2.21
          2.22
          2.23
          2.24
          2.25
          2.26
          2.27
          2.28
          2.29
           2.3
          2.31
          2.32
          2.33
          2.34
          2.35
          2.36
    5       3    Lynnhaven Mall L.L.C.
                 SRH/LA Cove Village Apartments, LLC; SRH/LA Dutch Village Apartments, LLC;
                 SRH/LA Fontana Apartments, LLC; SRH/LA Hamilton Manor Apartments, LLC; SRH/LA
                 Highland #179 Apartments, LLC; SRH/LA Highland #241 Apartments, LLC; SRH/LA
                 Highland #689 Apartments, LLC; SRH/LA Pleasantview Apartments, LLC; SRH/LA
                 Riverview Apartments, LLC; SRH/LA Whispering Woods #250 Apartments, LLC; SRH/LA
                 Whispering Woods #299 Apartments, LLC; SRH/LA Whitemarsh I, II, V Apartments,
                 LLC; SRH/LA Whitemarsh III Apartments, LLC; SRH/LA Whitemarsh IVA Apartments,
                 LLC; SRH/LA Whitemarsh IVB Apartments, LLC; SRH/LA Harbor Point I, II IV
    6       4    Apartments, LLC; SRH/LA Harbor Point III Apartments, LLC
          4.01
          4.02
          4.03
          4.04
          4.05
          4.06
          4.07
          4.08
          4.09
    7       5    Atrium Finance II, LP                                                                R-001
          5.01
          5.02
          5.03
          5.04
          5.05
          5.06
          5.07
          5.08
            6    RP Stellar Strong Island Owner LLC

         CONTROL
FOOTNOTE NUMBER       SELLER      PROPERTY NAME                               STREET ADDRESS
----------------------------------------------------------------------------------------------------------------------------------

 6, 7        7         GSMC       JQH Hotel Portfolio B
           7.01                   Dallas Embassy Suites                       2401 Bass Pro Drive
           7.02                   Sacramento Holiday Inn                      300 J Street
           7.03                   Charlotte Renaissance                       2800 Coliseum Centre Drive
           7.04                   Montgomery Embassy Suites                   300 Tallapoosa Street
           7.05                   Columbia Embassy Suites                     200 Stonebridge Drive
           7.06                   Jefferson City Capitol Plaza                415 West McCarty Street
           7.07                   Coral Springs Marriott                      11775 Heron Bay Boulevard
           7.08                   Cedar Rapids Marriott                       1200 Collins Road
             8         GSMC       1425 New York Avenue                        1425 New York Avenue
             9         GCFP       Cross Point                                 900 Chelmsford Street
   9        10         GCFP       Shaner Hotel Portfolio
           10.01                  Newport Harbor Hotel                        49 America's Cup Avenue
           10.02                  Pittsburgh Marriott City Center             112 Washington Place
           10.03                  Jacksonville Holiday Inn Sunspree           1617 North 1st Street
           10.04                  Cromwell Crowne Plaza                       100 Berlin Road
           10.05                  Edina Residence Inn                         3400 Edinborough Way
           10.06                  Chattanooga Marriot Hotel                   Two Carter Plaza
           10.07                  Durham Marriott Civic Center                201 Foster Street
           10.08                  Paramus Crowne Plaza                        601 From Road
           10.09                  Charleston Holiday Inn Express              100 Civic Center Drive
           10.1                   Shreveport Holiday Inn                      5555 Financial Plaza
           10.11                  Augusta Holiday Inn                         2155 Gordon Highway
            11         GCFP       Concord & Foulkstone                        3411-3535 Silverside Road & 1403-17 Foulk Road
            12         GCFP       One City Centre                             1021 Main Street
   6        13         GCFP       Wells Fargo Center                          1700 Lincoln Street
            14         GCFP       Benaroya - Met Park West                    1100 Olive Way
            15         GCFP       33 Benedict Place                           33 Benedict Place
            16         GCFP       Promenade at Howard Hughes                  6081 Center Drive
   8        17         GCFP       Windsor/RECP Hotel Portfolio
           17.01                  Courtyard Marriott - Santa Rosa, CA         175 Railroad Street
           17.02                  Courtyard Marriott - Sacramento, CA         4422 Y Street
           17.03                  Courtyard Marriott - Vacaville, CA          120 Nut Tree Parkway
           17.04                  Country Inn & Suites - Port Hueneme , CA    350 East Hueneme Road
           17.05                  Courtyard Marriott - Modesto, CA            1720 Sisk Road
   6        18         GSMC       San Francisco Centre                        865 Market Street
            19         GSMC       Imperial Valley                             3451 South Dogwood Road
            20         GSMC       River Park Square Retail                    808 West Main Avenue
            21         GCFP       555 Ninth Street                            555 Ninth Street
            22         GCFP       Austin Oaks Office                          3409-3737 Executive Center Drive
            23         GCFP       Meadowbrook North                           100, 300, 500, 1200 Corporate Parkway
            24         GCFP       9201 Sunset                                 9201 Sunset
            25         GCFP       Doubletree - Boston, MA                     821 Washington Street
            26         GCFP       Guam Shopping Center                        199 Chalan San Antonio Highway (Route 14)
            27         GCFP       BPG - Dulles North
           27.01                  Embassy Suites - Dulles, VA                 44610 Waxpool Road
           27.02                  Homewood Suites - Dulles, VA                44620 Waxpool Road
            28         GCFP       Senator Office Building                     1121 L Street
  10        29         GCFP       Doubletree - Bethesda, MD                   8120 Wisconsin Avenue
            30         GSMC       San Vicente Office                          6310 & 6330 San Vicente Boulevard
            31         GCFP       River Park Plaza                            10 River Park Plaza
  11        32         GSMC       4 Hutton On the Lake                        4 Hutton Centre Drive
            33         GSMC       Mountaingate Plaza                          1101 East Los Angeles Avenue

         CONTROL
FOOTNOTE NUMBER     CITY                  STATE            COUNTY                ZIP CODE  PROPERTY TYPE  PROPERTY TYPE DETAIL
---------------------------------------------------------------------------------------------------------------------------------

 6, 7        7
           7.01     Grapevine             Texas            Tarrant                 76051   Hospitality    Full Service
           7.02     Sacramento            California       Sacramento              95814   Hospitality    Full Service
           7.03     Charlotte             North Carolina   Mecklenburg             28217   Hospitality    Full Service
           7.04     Montgomery            Alabama          Montgomery              36104   Hospitality    Full Service
           7.05     Columbia              South Carolina   Richland                29210   Hospitality    Full Service
           7.06     Jefferson City        Missouri         Cole                    65101   Hospitality    Full Service
           7.07     Coral Springs         Florida          Broward                 33076   Hospitality    Full Service
           7.08     Cedar Rapids          Iowa             Linn                    52402   Hospitality    Full Service
             8      Washington            DC               District of Columbia    20005   Office         General Urban
             9      Lowell                Massachusetts    Middlesex               01851   Office         General Suburban
   9        10
           10.01    Newport               Rhode Island     Newport                 02840   Hospitality    Full Service
           10.02    Pittsburgh            Pennsylvania     Allegheny               15219   Hospitality    Full Service
           10.03    Jacksonville Beach    Florida          Duval                   32250   Hospitality    Full Service
           10.04    Cromwell              Connecticut      Middlesex               06416   Hospitality    Full Service
           10.05    Edina                 Minnesota        Hennepin                55435   Hospitality    Limited Service
           10.06    Chattanooga           Tennessee        Hamilton                37402   Hospitality    Full Service
           10.07    Durham                North Carolina   Durham                  27701   Hospitality    Full Service
           10.08    Paramus               New Jersey       Bergen                  07652   Hospitality    Full Service
           10.09    Charleston            West Virginia    Kanawha                 25301   Hospitality    Limited Service
           10.1     Shreveport            Louisiana        Caddo                   71129   Hospitality    Full Service
           10.11    Augusta               Georgia          Richmond                30909   Hospitality    Full Service
            11      Wilmington            Delaware         New Castle              19801   Office         General Suburban
            12      Houston               Texas            Harris                  77002   Office         General Urban
   6        13      Denver                Colorado         Denver                  80203   Office         General Urban
            14      Seattle               Washington       King                    98101   Office         General Urban
            15      Greenwich             Connecticut      Fairfield               06830   Office         General Suburban
            16      Los Angeles           California       Los Angeles             90045   Retail         Anchored
   8        17
           17.01    Santa Rosa            California       Sonoma                  95401   Hospitality    Limited Service
           17.02    Sacramento            California       Sacramento              95817   Hospitality    Full Service
           17.03    Vacaville             California       Solano                  95687   Hospitality    Full Service
           17.04    Port Hueneme          California       Ventura                 93041   Hospitality    Limited Service
           17.05    Modesto               California       Stanislaus              95350   Hospitality    Limited Service
   6        18      San Francisco         California       San Francisco           94103   Retail         Anchored
            19      El Centro             California       Imperial                92243   Retail         Regional Mall
            20      Spokane               Washington       Spokane                 99201   Retail         Anchored
            21      San Francisco         California       San Francisco           94103   Retail         Anchored
            22      Austin                Texas            Travis                  78731   Office         General Suburban
            23      Birmingham            Alabama          Shelby                  35242   Office         General Urban
            24      Los Angeles           California       Los Angeles             90069   Office         Medical
            25      Boston                Massachusetts    Suffolk                 02111   Hospitality    Full Service
            26      Tamuning              Guam             Guam                    96913   Retail         Anchored
            27
           27.01    Ashburn               Virginia         Loudoun                 20147   Hospitality    Full Service
           27.02    Dulles                Virginia         Loudoun                 20147   Hospitality    Extended Stay
            28      Sacramento            California       Sacramento              95814   Office         General Suburban
  10        29      Bethesda              Maryland         Montgomery              20814   Hospitality    Full Service
            30      Los Angeles           California       Los Angeles             90048   Office         General Urban
            31      Saint Paul            Minnesota        Ramsey                  55107   Office         General Suburban
  11        32      Santa Ana             California       Orange                  92707   Office         General Suburban
            33      Simi Valley           California       Ventura                 93065   Retail         Anchored

                                                                                                             CUT-OFF DATE
         CONTROL                                      NUMBER OF     UNIT        LOAN         ORIGINAL        BALANCE AS OF
FOOTNOTE NUMBER       YEAR BUILT     YEAR RENOVATED     UNITS   DESCRIPTION    PER UNIT       BALANCE        NOVEMBER 2005
------------------------------------------------------------------------------------------------------------------------------

 6, 7        7                                            2,108 Rooms        $114,326.38    $110,000,000    $110,000,000.00
           7.01          1999              2004             328 Rooms
           7.02          1979              2003             361 Rooms
           7.03          1999              NAP              274 Rooms
           7.04          1995              2004             236 Rooms
           7.05          1988              2004             213 Rooms
           7.06          1987              2003             254 Rooms
           7.07          1999              2005             223 Rooms
           7.08          1988              2004             219 Rooms
             8           1991              NAP          276,018 sf               $383.20    $105,770,000    $105,770,000.00
             9           1985              1995       1,234,504 sf                $69.66     $86,000,000     $86,000,000.00
   9        10                                            2,247 Rooms         $47,688.09     $82,500,000     $82,388,627.46
           10.01         1969              2003             133 Rooms
           10.02         1964              2003             402 Rooms
           10.03         1969              2005             143 Rooms
           10.04         1968              2005             215 Rooms
           10.05         1990              2001             133 Rooms
           10.06         1985              2000             342 Rooms
           10.07         1989              1998             187 Rooms
           10.08         1972              2003             120 Rooms
           10.09         1972              2001             196 Rooms
           10.1          1982              2003             226 Rooms
           10.11         1986              NAP              150 Rooms
            11           1978              2005         789,505 sf                $98.80     $78,000,000     $78,000,000.00
            12           1961              2004         594,595 sf               $128.66     $76,500,000     $76,500,000.00
   6        13           1982              2002       1,210,102 sf               $228.08     $76,000,000     $76,000,000.00
            14           1980              NAP          335,673 sf               $221.94     $74,500,000     $74,500,000.00
            15           1972              1998         119,344 sf               $586.54     $70,000,000     $70,000,000.00
            16           2001              NAP          248,036 sf               $260.37     $64,580,000     $64,580,000.00
   8        17                                              665 Rooms         $90,225.56     $60,000,000     $60,000,000.00
           17.01         1989              1999             138 Rooms
           17.02         2001              NAP              139 Rooms
           17.03         1997              NAP              127 Rooms
           17.04         1986              1999             135 Rooms
           17.05         1990              2000             126 Rooms
   6        18           1988              NAP          186,103 sf               $644.80     $60,000,000     $60,000,000.00
            19           2005              NAP          266,770 sf               $224.64     $60,000,000     $59,927,706.84
            20     1974, 1999, 2001     1999-2001       373,859 sf               $149.79     $56,000,000     $56,000,000.00
            21           1991              2002         148,832 sf               $335.95     $50,000,000     $50,000,000.00
            22           1973              1985         439,959 sf               $109.10     $48,000,000     $48,000,000.00
            23           1988              NAP          504,954 sf                $95.06     $48,000,000     $48,000,000.00
            24           1963              2005         159,086 sf               $282.87     $45,000,000     $45,000,000.00
            25           2000              NAP              267 Rooms        $166,758.59     $44,650,000     $44,524,544.85
            26           1975              2004         238,643 sf               $184.38     $44,000,000     $44,000,000.00
            27                                              244 Rooms        $176,229.51     $43,000,000     $43,000,000.00
           27.01         2005              NAP              154 Rooms
           27.02         2005              NAP               90 Rooms
            28           1924              1982         171,679 sf               $223.09     $38,300,000     $38,300,000.00
  10        29           1971              2001             269 Rooms        $141,263.94     $38,000,000     $38,000,000.00
            30        1965, 1970           1993         209,177 sf               $169.27     $35,520,000     $35,406,636.21
            31           1988              1988         328,600 sf               $104.99     $34,500,000     $34,500,000.00
  11        32           1988              2002         210,041 sf               $153.54     $32,250,000     $32,250,000.00
            33        1965, 1989           NAP          251,000 sf               $125.50     $31,500,000     $31,500,000.00

                                       % OF
                    ALLOCATED CUT-OFF  INITIAL
          CONTROL     DATE BALANCE      POOL      INTEREST     ADMINISTRATIVE    MONTHLY        ANNUAL DEBT        BALLOON
FOOTNOTE  NUMBER    (MULTI-PROPERTY)   BALANCE      RATE           FEE           PAYMENT          SERVICE          BALANCE
---------------------------------------------------------------------------------------------------------------------------------

 6, 7        7                           2.6%      5.4870%        0.0204%     $1,366,406.45   $16,396,877.40    $98,195,246.91
           7.01      $30,561,551.95
           7.02      $19,548,966.76
           7.03      $14,792,051.91
           7.04      $12,804,573.28
           7.05      $10,914,839.92
           7.06       $7,461,189.09
           7.07       $7,074,688.80
           7.08       $6,842,138.30
             8      $105,770,000.00      2.5%      5.1500%        0.0204%       $460,234.16    $5,522,809.92   $105,770,000.00
             9       $86,000,000.00      2.0%      5.4700%        0.0204%       $397,461.34    $4,769,536.11    $86,000,000.00
   9        10                           1.9%      5.7100%        0.0204%       $672,439.94    $8,069,279.29    $63,251,597.33
           10.01     $16,686,304.30
           10.02      $9,733,677.51
           10.03      $9,733,677.51
           10.04      $8,377,915.28
           10.05      $8,169,336.48
           10.06      $7,995,520.81
           10.07      $6,778,811.12
           10.08      $4,866,838.75
           10.09      $4,484,444.28
           10.1       $2,781,050.72
           10.11      $2,781,050.72
            11       $78,000,000.00      1.8%      5.6120%        0.0204%       $448,372.00    $5,380,464.00    $66,989,475.41
            12       $76,500,000.00      1.8%      5.1500%        0.0204%       $417,710.06    $5,012,520.72    $69,357,925.04
   6        13       $76,000,000.00      1.8%      5.2570%        0.0204%     $1,225,903.19   $14,710,838.33    $76,000,000.00
            14       $74,500,000.00      1.7%      5.5400%        0.0204%       $348,718.63    $4,184,623.61    $74,500,000.00
            15       $70,000,000.00      1.6%      5.2250%        0.0204%       $309,024.88    $3,708,298.61    $70,000,000.00
            16       $64,580,000.00      1.5%      4.8250%        0.0204%       $339,805.45    $4,077,665.40    $61,620,069.62
   8        17                           1.4%      6.0400%        0.0204%       $388,049.24    $4,656,590.88    $57,258,067.80
           17.01     $13,689,759.04
           17.02     $13,644,578.31
           17.03     $11,475,903.61
           17.04     $11,430,722.89
           17.05      $9,759,036.14
   6        18       $60,000,000.00      1.4%      4.7800%        0.0204%       $484,638.89    $5,815,666.68    $60,000,000.00
            19       $59,927,706.84      1.4%      4.9850%        0.0204%       $321,543.16    $3,858,517.92    $48,901,555.59
            20       $56,000,000.00      1.3%      5.1000%        0.0304%       $304,051.89    $3,648,622.68    $48,579,254.18
            21       $50,000,000.00      1.2%      5.2140%        0.0204%       $220,267.36    $2,643,208.33    $50,000,000.00
            22       $48,000,000.00      1.1%      5.6050%        0.0404%       $275,709.27    $3,308,511.24    $46,112,926.50
            23       $48,000,000.00      1.1%      6.3700%        0.0204%       $258,338.89    $3,100,066.67    $48,000,000.00
            24       $45,000,000.00      1.0%      5.2600%        0.0204%       $248,770.46    $2,985,245.52    $43,101,162.35
            25       $44,524,544.85      1.0%      5.8260%        0.0204%       $282,950.26    $3,395,403.12    $34,365,916.52
            26       $44,000,000.00      1.0%      5.8300%        0.0204%       $259,012.54    $3,108,150.48    $37,119,722.38
            27                           1.0%      6.2200%        0.0204%       $282,860.96    $3,394,331.52    $38,780,006.92
           27.01     $27,520,000.00
           27.02     $15,480,000.00
            28       $38,300,000.00      0.9%      5.3220%        0.0204%       $213,205.24    $2,558,462.88    $34,132,618.62
  10        29       $38,000,000.00      0.9%      6.2720%        0.0204%       $201,371.85    $2,416,462.22    $38,000,000.00
            30       $35,406,636.21      0.8%      5.2100%        0.0204%       $195,263.67    $2,343,164.04    $29,399,882.70
            31       $34,500,000.00      0.8%      5.4900%        0.0204%       $195,670.80    $2,348,049.60    $32,594,652.50
  11        32       $32,250,000.00      0.8%      5.2200%        0.0204%       $177,486.91    $2,129,842.92    $28,062,253.95
            33       $31,500,000.00      0.7%      5.3020%        0.0204%       $174,960.07    $2,099,520.84    $30,186,220.15

                     INTEREST                        FIRST         LAST IO      FIRST P&I
          CONTROL    ACCRUAL                       PAYMENT        PAYMENT       PAYMENT       PAYMENT
FOOTNOTE  NUMBER      METHOD       NOTE DATE         DATE           DATE          DATE         DATE
----------------------------------------------------------------------------------------------------------------

 6, 7        7      Actual/360     9/26/2005      11/6/2005       9/6/2008      10/6/2008        6
           7.01
           7.02
           7.03
           7.04
           7.05
           7.06
           7.07
           7.08
             8      Actual/360     6/15/2005       8/6/2005       7/6/2012                       6
             9      Actual/360     9/8/2005       10/6/2005       9/6/2010                       6
   9        10      Actual/360     9/21/2005      11/6/2005                     11/6/2005        6
           10.01
           10.02
           10.03
           10.04
           10.05
           10.06
           10.07
           10.08
           10.09
           10.1
           10.11
            11      Actual/360     9/15/2005      11/6/2005      10/6/2006      11/6/2006        6
            12      Actual/360     7/28/2005       9/6/2005       8/6/2009       9/6/2009        6
   6        13      Actual/360     3/15/2005       5/6/2005       4/6/2015                       6
            14      Actual/360    10/20/2005      12/6/2005      11/6/2010                       6
            15      Actual/360     6/24/2005       8/6/2005       7/6/2015                       6
            16      Actual/360     6/15/2005       8/6/2005       7/6/2012       8/6/2012        6
   8        17      Actual/360     8/11/2005      10/6/2005       2/6/2008       3/6/2008        6
           17.01
           17.02
           17.03
           17.04
           17.05
   6        18      Actual/360     7/1/2005        8/6/2005       7/6/2015                       6
            19        30/360       9/16/2005      11/1/2005                     11/1/2005        1
            20      Actual/360     9/28/2005      11/6/2005      10/6/2007      11/6/2007        6
            21      Actual/360     9/15/2005      11/6/2005      10/6/2015                       6
            22      Actual/360    10/12/2005      12/6/2005      11/6/2007      12/6/2007        6
            23      Actual/360     7/29/2005       9/6/2005       8/6/2010                       6
            24      Actual/360     7/5/2005        8/6/2005       7/6/2012       8/6/2012        6
            25      Actual/360     9/1/2005       10/6/2005                     10/6/2005        6
            26      Actual/360    10/12/2005      12/6/2005                     12/6/2005        6
            27      Actual/360     8/26/2005      10/6/2005       6/6/2006       7/6/2006        6
           27.01
           27.02
            28      Actual/360    10/11/2005      12/6/2005      11/6/2008      12/6/2008        6
  10        29      Actual/360    10/17/2005      12/6/2005      11/6/2010                       6
            30      Actual/360     8/4/2005        9/6/2005                      9/6/2005        6
            31      Actual/360     9/21/2005      11/6/2005      10/6/2006      11/6/2006        6
  11        32      Actual/360     6/30/2005       8/1/2005       7/1/2007       8/1/2007        1
            33      Actual/360     7/18/2005       9/6/2005       8/6/2007       9/6/2007        6

1    The Open Period is inclusive of the Maturity Date

2    Container Store has an executed lease but is not yet in occupancy. They are expected to open in March 2006.

3    The Appraisal Value reflects an overall portfolio valuation which is greater than the sum of the individual property appraised values.

4    The Monthly Payment is a calculated average of the future principal and interest payments for the 12-month period beginning with the payment in
     October 2012 through the payment in September 2013. The Annual Debt Service is the sum of the scheduled principal and interest for the same period. The
     Underwritten NOI DSCR and Underwritten NCF DSCR are based on the required amortization schedule and interest payments for the 12-month period beginning with the payment in October 2012 through the payment in September
     2013.

5    The Cut-off Date LTV and Underwritten NCF DSCR are based on the total
     $251,000,000 financing reduced by the $15,000,000 performance guarantee.

6    For the purpose of calculating underwritten debt service coverage ratios, loan-to-value ratios and loan per square foot/unit, the cutoff date principal balance for each mortgage loan in a split loan structure includes the cut-off date principal balance of the pari passu mortgage loan in the trust plus the cut-off date principal balance of any pari passu mortgage that is not in the trust.

7    The Scheduled Maturity Date LTV is calculated utilizing the stabilized appraised value.

8    For the purpose of calculating underwritten debt service coverage ratios, loan-to-value ratios and loan per square foot/unit, the cutoff date principal balance for each mortgage loan in a split loan structure excludes the cut-off date principal balance of any subordinate mortgage loan in that split loan structure.

9    For the purpose of calculating underwritten debt service coverage ratios, loan-to-value ratios and loan per square foot/unit, the cutoff date principal balance for each mortgage loan in a split loan structure (x)
     includes the cut-off date principal balance of the pari passu mortgage loan in the trust plus the cut-off date principal balance of any pari passu mortgage that is not in the trust, and (y) excludes the cut-off date principal balance of any subordinate mortgage loan in that split loan structure.

10   The Cut-off Date LTV and Maturity Date LTV are calculated net of
     $16,500,000 in reserves.

11   Borrowing entity utilizes a tenant-in-common structure

12   The pari passu companion loan is a future funding obligation of GCFP.
     Underwritten debt service coverage ratios and loan to appraised value ratios shown in this prospectus supplement are calculated as if the
     $9,400,000 advance was funded.

13   The 730 month Original Amortization term is approximate. Amortization for the loan is based on $20,000,000 interest only and $2,000,000 amortizing on a 360 month schedule. See Annex A-3 for actual amortization schedule.

14   The Monthly Payment is a calculated average of the future principal and interest payments for the 12-month period beginning with the payment in
     November 2005 through the payment in October 2006. The Annual Debt Service is the sum of the scheduled principal and interest for the same period. The
     Underwritten NOI DSCR and Underwritten NCF DSCR are based on the required amortization schedule and interest payments for the 12-month period beginning with the payment in November 2005 through the payment in October
     2006.

15   The Cut-Off Date LTV, DSCR and loan per square foot/unit figures for these loans are net of the earnout amount. The Scheduled Maturity Date LTV is calculated utilizing the stabilized appraised value as applicable.

16   The mortgage loan is fully payable on its initial maturity date on August
     6, 2014 with an exit fee if the loan's extension option is not exercised or otherwise fully prepayable on its final maturity date on August 6, 2018 without an exit fee. For purposes of all calculations, we have assumed the loan term through the final maturity date.

17   The Appraisal Value reflects the stabilized appraisal value with stabilization that is expected to occur in November 2005.

18   Property is leased by Alamo Rent-A-Car. The property size and largest tenant size shown include 15,981 sf of building space 36,212 sf of parking space.

19   Borrower is required to pay as rent, on or before June 1 and December 1 of each year of the term, a sum equal to the amount payable as principal and interest on the bonds issued by the ground lessor and purchased by
     Borrower. The bonds were issued on September 1, 2002 in the principal amount of $14,200,000 with a coupon of 6.5% and a maturity date of December
     31, 2012. See "Annex B - Structural and Collateral Term Sheet - Ten Largest
     Mortgage Loans - Schron Industrial Portfolio.

                                                                       ORIGINAL
                    GRACE     GRACE                                    INTEREST   REMAINING    ORIGINAL   REMAINING      ORIGINAL
         CONTROL   DAYS -    DAYS -      LOAN TYPE (IO, AMORTIZING,      ONLY      INTEREST      LOAN        LOAN      AMORTIZATION
FOOTNOTE NUMBER   LATE FEE   DEFAULT           IO AMORTIZING)            TERM     ONLY TERM      TERM        TERM          TERM
------------------------------------------------------------------------------------------------------------------------------------

 6, 7        7       0         0      Interest Only, Then Amortizing      35          34         120         119            360
           7.01
           7.02
           7.03
           7.04
           7.05
           7.06
           7.07
           7.08
             8       0         0              Interest Only               84          80          84          80            NA
             9       0         0              Interest Only               60          58          60          58            NA
   9        10       0         0                Amortizing                 0          0          120         119            300
           10.01
           10.02
           10.03
           10.04
           10.05
           10.06
           10.07
           10.08
           10.09
           10.1
           10.11
            11       0         0      Interest Only, Then Amortizing      12          11         120         119            360
            12       0         0      Interest Only, Then Amortizing      48          45         120         117            360
   6        13       0         0              Interest Only               120        113         120         113            NA
            14       0         0              Interest Only               60          60          60          60            NA
            15       0         0              Interest Only               120        116         120         116            NA
            16       0         0      Interest Only, Then Amortizing      84          80         120         116            360
   8        17       0         0      Interest Only, Then Amortizing      29          27          60          58            300
           17.01
           17.02
           17.03
           17.04
           17.05
   6        18       0         0              Interest Only               120        116         120         116            NA
            19       5         5                Amortizing                 0          0          119         118            360
            20       0         0      Interest Only, Then Amortizing      24          23         120         119            360
            21       0         0              Interest Only               120        119         120         119            NA
            22       0         0      Interest Only, Then Amortizing      24          24          60          60            360
            23       0         0              Interest Only               60          57          60          57            NA
            24       0         0      Interest Only, Then Amortizing      84          80         120         116            360
            25       0         0                Amortizing                 0          0          120         118            300
            26       0         0                Amortizing                 0          0          120         120            360
            27       0         0      Interest Only, Then Amortizing       9          7           72          70            300
           27.01
           27.02
            28       0         0      Interest Only, Then Amortizing      36          36         120         120            360
  10        29       0         0              Interest Only               60          60          60          60            NA
            30       0         0                Amortizing                 0          0          120         117            360
            31       0         0      Interest Only, Then Amortizing      12          11          60          59            360
  11        32       5         5      Interest Only, Then Amortizing      24          20         120         116            360
            33       0         0      Interest Only, Then Amortizing      24          21          60          57            360

                     REMAINING                                   HYPER                                    CROSS            CROSS
         CONTROL    AMORTIZATION                 MATURITY     AMORTIZING                  CASH       COLLATERALIZED   COLLATERALIZED
FOOTNOTE NUMBER         TERM       SEASONING       DATE          LOAN       LOCKBOX    MANAGEMENT         (Y/N)            GROUP
------------------------------------------------------------------------------------------------------------------------------------

 6, 7        7          360            1         10/6/2015        No         Hard       In Place           No               NAP
           7.01
           7.02
           7.03
           7.04
           7.05
           7.06
           7.07
           7.08
             8           NA            4         7/6/2012         No         Hard       In Place           No               NAP
             9           NA            2         9/6/2010         No         Hard       In Place           No               NAP
   9        10          299            1         10/6/2015        No         Hard       Springing          No               NAP
           10.01
           10.02
           10.03
           10.04
           10.05
           10.06
           10.07
           10.08
           10.09
           10.1
           10.11
            11          360            1         10/6/2015        No         Hard       Springing          No               NAP
            12          360            3         8/6/2015         No         Hard       Springing          No               NAP
   6        13           NA            7         4/6/2015         No         Hard       Springing          No               NAP
            14           NA            0         11/6/2010        No         Hard       Springing          No               NAP
            15           NA            4         7/6/2015         No         Hard       In Place           No               NAP
            16          360            4         7/6/2015         No         Hard       In Place           No               NAP
   8        17          300            2         9/6/2010         No         Hard       In Place           No               NAP
           17.01
           17.02
           17.03
           17.04
           17.05
   6        18           NA            4         7/6/2015         No         Hard       Springing          No               NAP
            19          359            1         9/1/2015         No         Hard       Springing          No               NAP
            20          360            1         10/6/2015        No         Hard       Springing          No               NAP
            21           NA            1         10/6/2015        No         Soft       Springing          No               NAP
            22          360            0         11/6/2010        No         Soft       Springing          No               NAP
            23           NA            3         8/6/2010         No         Hard       In Place           No               NAP
            24          360            4         7/6/2015         No         Soft       Springing          No               NAP
            25          298            2         9/6/2015         No          No           NAP             No               NAP
            26          360            0         11/6/2015        No         Hard       Springing          No               NAP
            27          300            2         9/6/2011         No         Hard       Springing          No               NAP
           27.01
           27.02
            28          360            0         11/6/2015        No         Hard       In Place           No               NAP
  10        29           NA            0         11/6/2010        No         Hard       In Place           No               NAP
            30          357            3         8/6/2015         No          NAP          NAP             No               NAP
            31          360            1         10/6/2010        No         Hard       Springing          No               NAP
  11        32          360            4         7/1/2015         No          NAP          NAP             No               NAP
            33          360            3         8/6/2010         No          NAP          NAP             No               NAP

                                                                                                           EARNOUT OR
                                                                                                          PERFORMANCE
         CONTROL                                               MEZZ DEBT         B NOTE        EARNOUT     GUARANTEE     P & I AFTER
FOOTNOTE NUMBER    PREPAYMENT PROVISIONS (# OF PAYMENTS) (1)    BALANCE          BALANCE        FLAG         AMOUNT        EARNOUT
------------------------------------------------------------------------------------------------------------------------------------

 6, 7        7     Lockout/25_Defeasance/88_0%/7                                                  No             $0         $0.00
           7.01
           7.02
           7.03
           7.04
           7.05
           7.06
           7.07
           7.08
             8     Lockout/28_Defeasance/52_0%/4             $31,230,000.00                       No             $0         $0.00
             9     Lockout/26_Defeasance/31_0%/3             $11,500,000.00                       No             $0         $0.00
   9        10     Lockout/25_Defeasance/92_0%/3                              $11,184,880.33      No             $0         $0.00
           10.01
           10.02
           10.03
           10.04
           10.05
           10.06
           10.07
           10.08
           10.09
           10.1
           10.11
            11     Lockout/25_Defeasance/91_0%/4              $8,000,000.00                       No             $0         $0.00
            12     Lockout/27_Defeasance/90_0%/3                                                  No             $0         $0.00
   6        13     Lockout/31_Defeasance/85_0%/4                                                  No             $0         $0.00
            14     Lockout/24_Defeasance/32_0%/4                                                  No             $0         $0.00
            15     Lockout/28_Defeasance/89_0%/3                                                  No             $0         $0.00
            16     Lockout/28_Defeasance/88_0%/4                                                  No             $0         $0.00
   8        17     Lockout/26_Defeasance/30_0%/4                               $6,400,000.00      No             $0         $0.00
           17.01
           17.02
           17.03
           17.04
           17.05
   6        18     Lockout/28_Defeasance/85_0%/7                                                  No             $0         $0.00
            19     Lockout/25_Defeasance/89_0%/5                                                  No             $0         $0.00
            20     Lockout/25_Defeasance/91_0%/4                                                  No             $0         $0.00
            21     Lockout/25_Defeasance/91_0%/4                                                  No             $0         $0.00
            22     Lockout/24_Defeasance/32_0%/4                                                  No             $0         $0.00
            23     Lockout/36_> YM or 1%/21_0%/3              $6,000,000.00                       No             $0         $0.00
            24     Lockout/28_Defeasance/89_0%/3                                                  No             $0         $0.00
            25     Lockout/26_Defeasance/90_0%/4                                                  No             $0         $0.00
            26     Lockout/24_Defeasance/93_0%/3                                                  No             $0         $0.00
            27     Lockout/26_Defeasance/43_0%/3                                                  No             $0         $0.00
           27.01
           27.02
            28     Lockout/24_Defeasance/93_0%/3                                                  No             $0         $0.00
  10        29     Lockout/24_Defeasance/32_0%/4                                                  No             $0         $0.00
            30     Lockout/27_Defeasance/89_0%/4                                                  No             $0         $0.00
            31     Lockout/25_Defeasance/32_0%/3                                                  No             $0         $0.00
  11        32     Lockout/28_Defeasance/88_0%/4                                                  No             $0         $0.00
            33     Lockout/24_>YM or 1%/24_0.55%/7_0%/5                                           No             $0         $0.00

                                                                 SCHEDULED
           CONTROL    APPRAISAL      APPRAISAL    CUT-OFF DATE   MATURITY                OCCUPANCY
 FOOTNOTE   NUMBER      DATE           VALUE         LTV         DATE LTV   OCCUPANCY %  AS OF DATE
-------------------------------------------------------------------------------------------------------

   6, 7        7                   $352,900,000      68.3%         57.6%      67.7%       7/31/2005
              7.01      8/5/2005    $93,800,000                               79.3%       7/31/2005
              7.02      8/8/2005    $60,000,000                               63.5%       7/31/2005
              7.03      8/2/2005    $45,400,000                               63.2%       7/31/2005
              7.04      8/4/2005    $39,300,000                               66.7%       7/31/2005
              7.05      8/10/2005   $33,500,000                               77.6%       7/31/2005
              7.06      8/10/2005   $22,900,000                               58.1%       7/31/2005
              7.07      8/2/2005    $37,000,000                               64.6%       7/31/2005
              7.08      8/10/2005   $21,000,000                               68.8%       7/31/2005
               8        5/5/2005   $149,100,000      70.9%         70.9%      100.0%      7/31/2005
               9        7/26/2005  $118,500,000      72.6%         72.6%      73.6%       9/8/2005
     9         10                  $162,600,000      65.9%         50.6%      63.3%       7/31/2005
             10.01      7/12/2005   $29,600,000                               51.6%       7/31/2005
             10.02      7/11/2005   $22,900,000                               57.4%       7/31/2005
             10.03      7/1/2005    $12,400,000                               70.5%       7/31/2005
             10.04      7/11/2005   $14,400,000                               58.7%       7/31/2005
             10.05      7/12/2005   $14,300,000                               79.1%       7/31/2005
             10.06      8/1/2005    $18,500,000                               64.6%       7/31/2005
             10.07      7/12/2005   $14,200,000                               58.0%       7/31/2005
             10.08      7/20/2005   $11,400,000                               68.0%       7/31/2005
             10.09      7/11/2005    $9,200,000                               62.9%       7/31/2005
              10.1      7/13/2005    $7,900,000                               63.0%       7/31/2005
             10.11      7/13/2005    $7,800,000                               75.7%       7/31/2005
               11       7/20/2005  $100,600,000      77.5%         66.6%      78.5%       7/31/2005
               12       6/28/2005   $98,500,000      77.7%         70.4%      78.8%       6/24/2005
     6         13       2/10/2005  $345,000,000      80.0%         80.0%      87.5%       2/1/2005
               14       9/20/2005   $93,600,000      79.6%         79.6%      94.0%       8/30/2005
               15       6/9/2005    $88,000,000      79.5%         79.5%      100.0%      6/24/2005
               16       4/17/2005   $93,500,000      69.1%         65.9%      91.4%       4/30/2005
     8         17                   $77,500,000      77.4%         73.9%      72.6%       5/31/2005
             17.01      7/15/2005   $17,300,000                               63.9%       5/31/2005
             17.02      7/12/2005   $18,000,000                               78.5%       5/31/2005
             17.03      7/13/2005   $14,900,000                               73.8%       5/31/2005
             17.04      7/11/2005   $15,200,000                               72.7%       5/31/2005
             17.05      7/13/2005   $12,100,000                               74.1%       5/31/2005
     6         18       6/6/2005   $228,000,000      52.6%         52.6%      98.0%       6/15/2005
               19       9/1/2005    $98,000,000      61.2%         49.9%      93.1%       9/16/2005
               20       7/25/2005   $71,000,000      78.9%         68.4%      93.1%       8/1/2005
               21       8/6/2005    $71,200,000      70.2%         70.2%      100.0%      6/30/2005
               22       8/15/2005   $66,500,000      72.2%         69.3%      95.5%       8/15/2005
               23       6/15/2005   $62,300,000      77.0%         77.0%      83.8%       6/2/2005
               24       5/27/2005   $70,000,000      64.3%         61.6%      86.2%       5/1/2005
               25       6/14/2005   $59,800,000      74.5%         57.5%      85.0%       7/31/2005
               26       9/30/2005   $55,000,000      80.0%         67.5%      99.6%       1/20/2005
               27                   $52,800,000      81.4%         73.4%      72.0%
             27.01      8/4/2005    $35,300,000                               75.0%       8/17/2005
             27.02      8/4/2005    $17,500,000                               67.0%       8/22/2005
               28       8/24/2005   $49,500,000      77.4%         69.0%      98.0%       7/31/2005
    10         29       9/1/2005    $42,300,000      50.8%         50.8%      59.0%       7/30/2005
               30       7/14/2005   $44,900,000      78.9%         65.5%      95.8%       5/31/2005
               31       7/11/2005   $45,400,000      76.0%         71.8%      86.2%       9/1/2005
    11         32      12/17/2004   $47,400,000      68.0%         59.2%      91.8%       7/15/2005
               33       6/1/2005    $39,600,000      79.5%         76.2%      93.0%       7/10/2005

                                                                                  LARGEST    LARGEST TENANT
           CONTROL                                                                TENANT         LEASE
 FOOTNOTE   NUMBER   LARGEST TENANT (BASED ON SQUARE FOOTAGE)                     SQ. FT.      EXPIRATION
-------------------------------------------------------------------------------------------------------------

   6, 7        7
              7.01    NAP                                                               0          NAP
              7.02    NAP                                                               0          NAP
              7.03    NAP                                                               0          NAP
              7.04    NAP                                                               0          NAP
              7.05    NAP                                                               0          NAP
              7.06    NAP                                                               0          NAP
              7.07    NAP                                                               0          NAP
              7.08    NAP                                                               0          NAP
               8      GSA Justice Dept                                            235,746      12/31/2014
               9      IRS                                                         136,265       2/25/2012
     9         10
             10.01    NAP                                                               0          NAP
             10.02    NAP                                                               0          NAP
             10.03    NAP                                                               0          NAP
             10.04    NAP                                                               0          NAP
             10.05    NAP                                                               0          NAP
             10.06    NAP                                                               0          NAP
             10.07    NAP                                                               0          NAP
             10.08    NAP                                                               0          NAP
             10.09    NAP                                                               0          NAP
              10.1    NAP                                                               0          NAP
             10.11    NAP                                                               0          NAP
               11     AstraZeneca                                                 156,319      12/31/2010
               12     Waste Management Inc.                                       184,979      11/14/2010
     6         13     Wells Fargo Bank                                            350,779       7/31/2013
               14     Virginia Mason Medical Center                               100,072       4/30/2013
               15     Conopco, Inc. (Unilever)                                    119,344       6/18/2008
               16     The Bridge                                                  106,474       7/12/2026
     8         17
             17.01    NAP                                                               0          NAP
             17.02    NAP                                                               0          NAP
             17.03    NAP                                                               0          NAP
             17.04    NAP                                                               0          NAP
             17.05    NAP                                                               0          NAP
     6         18     Abercrombie & Fitch                                          24,515       1/1/2007
               19     Ultrastars Cinema                                            54,977       5/31/2025
               20     Nordstrom                                                   128,975       2/28/2020
               21     Bed Bath & Beyond                                            73,455       3/31/2013
               22     CyCorp Inc                                                   23,861       6/30/2007
               23     Washington Group International, Inc.                        140,635      12/31/2007
               24     Oncotherapeutics                                              9,815       6/30/2014
               25     NAP                                                               0          NAP
               26     PIC - Guam Shopping Center Theatre Venue                     36,154       1/8/2018
               27
             27.01    NAP                                                               0          NAP
             27.02    NAP                                                               0          NAP
               28     California Housing & Finance Agency                          47,779       8/31/2010
    10         29     NAP                                                               0          NAP
               30     Equity Marketing                                             59,788       1/1/2010
               31     MediaOne of Minnesota, Inc.                                 182,063       5/23/2014
    11         32     Stearns Lending (First Pacific)                              37,825      11/30/2008
               33     Valley Produce                                               30,331       7/1/2015

                                                                                  SECOND
                                                                                 LARGEST    SECOND LARGEST
           CONTROL                                                                TENANT    TENANT LEASE
 FOOTNOTE   NUMBER  SECOND LARGEST TENANT                                         SQ. FT.     EXPIRATION
--------------------------------------------------------------------------------------------------------------

   6, 7        7
              7.01     NAP                                                             0          NAP
              7.02     NAP                                                             0          NAP
              7.03     NAP                                                             0          NAP
              7.04     NAP                                                             0          NAP
              7.05     NAP                                                             0          NAP
              7.06     NAP                                                             0          NAP
              7.07     NAP                                                             0          NAP
              7.08     NAP                                                             0          NAP
               8       GSA Treasury Dept                                          23,612       12/5/2013
               9       Verizon                                                    66,580       3/31/2010
     9         10
             10.01     NAP                                                             0          NAP
             10.02     NAP                                                             0          NAP
             10.03     NAP                                                             0          NAP
             10.04     NAP                                                             0          NAP
             10.05     NAP                                                             0          NAP
             10.06     NAP                                                             0          NAP
             10.07     NAP                                                             0          NAP
             10.08     NAP                                                             0          NAP
             10.09     NAP                                                             0          NAP
              10.1     NAP                                                             0          NAP
             10.11     NAP                                                             0          NAP
               11      Avecia                                                     40,535       1/31/2006
               12      EDS Information Services, LLC                              63,459       4/30/2008
     6         13      Holme Robers & Owens LLP                                  123,116      12/31/2010
               14      Children's Hospital & Regional Medical                     39,922      11/30/2010
               15      NAP                                                           NAP          NAP
               16      Nordstrom Rack                                             41,575       3/31/2016
     8         17
             17.01     NAP                                                             0          NAP
             17.02     NAP                                                             0          NAP
             17.03     NAP                                                             0          NAP
             17.04     NAP                                                             0          NAP
             17.05     NAP                                                             0          NAP
     6         18      Champs                                                     11,793       6/30/2006
               19      Express                                                     9,000       1/31/2016
               20      American Multi-Cinema, Inc.                                80,811       8/31/2019
               21      Nordstrom Rack                                             46,407       8/31/2016
               22      Progressive County Mutual Ins Co                           23,134       1/31/2009
               23      Blue Cross and Blue Shield of Alabama                     101,527       6/30/2009
               24      Hamburger Hamlet of Sunset, Inc                             9,015      12/31/2014
               25      NAP                                                             0          NAP
               26      GPO - Ross Stores Inc                                      32,839       1/31/2010
               27
             27.01     NAP                                                             0          NAP
             27.02     NAP                                                             0          NAP
               28      School Services of California                               7,495       3/31/2006
    10         29      NAP                                                             0          NAP
               30      Gruen Associates                                           17,529       2/28/2009
               31      JLT Group, Inc.                                            80,000       8/31/2015
    11         32      Triple Net Properties                                      25,000       1/1/2012
               33      99c Only Stores                                            24,066       1/31/2011

                                                                                     THIRD
                                                                                   LARGEST   THIRD LARGEST
           CONTROL                                                                   TENANT  TENANT LEASE
 FOOTNOTE   NUMBER  THIRD LARGEST TENANT                                            SQ. FT.    EXPIRATION
-------------------------------------------------------------------------------------------------------------

   6, 7        7
              7.01  NAP                                                                  0        NAP
              7.02  NAP                                                                  0        NAP
              7.03  NAP                                                                  0        NAP
              7.04  NAP                                                                  0        NAP
              7.05  NAP                                                                  0        NAP
              7.06  NAP                                                                  0        NAP
              7.07  NAP                                                                  0        NAP
              7.08  NAP                                                                  0        NAP
               8    GSA US Kids                                                     14,327     6/28/2006
               9    MetLife                                                         56,212     5/31/2014
     9         10
             10.01  NAP                                                                  0        NAP
             10.02  NAP                                                                  0        NAP
             10.03  NAP                                                                  0        NAP
             10.04  NAP                                                                  0        NAP
             10.05  NAP                                                                  0        NAP
             10.06  NAP                                                                  0        NAP
             10.07  NAP                                                                  0        NAP
             10.08  NAP                                                                  0        NAP
             10.09  NAP                                                                  0        NAP
              10.1  NAP                                                                  0        NAP
             10.11  NAP                                                                  0        NAP
               11   Arkion Life Sciences LL                                         16,117     9/30/2006
               12   Nuevo Energy Company                                            40,062     4/30/2009
     6         13   Newmont Mining Corporation                                      87,544     3/31/2012
               14   Adaptis, Inc.                                                   37,009     9/30/2006
               15   NAP                                                                NAP        NAP
               16   Borders                                                         25,004     3/31/2016
     8         17
             17.01  NAP                                                                  0        NAP
             17.02  NAP                                                                  0        NAP
             17.03  NAP                                                                  0        NAP
             17.04  NAP                                                                  0        NAP
             17.05  NAP                                                                  0        NAP
     6         18   American Eagle Outfitters                                        8,415     11/30/2008
               19   Victoria's Secret                                                7,999     1/31/2016
               20   Children's Museum                                               16,400        MTM
               21   Trader Joe's                                                    12,687     1/31/2010
               22   Association Risk Management                                     18,913     12/31/2010
               23   Emageon UV, Inc                                                 39,174     3/31/2010
               24   David L. Matlock, M.D.                                           6,743     12/31/2006
               25   NAP                                                                  0        NAP
               26   PIC - SH Enterprises dba California Mart                        20,835     1/31/2017
               27
             27.01  NAP                                                                  0        NAP
             27.02  NAP                                                                  0        NAP
               28   State of California-Dept of Gen Services                         7,137     6/30/2007
    10         29   NAP                                                                  0        NAP
               30   Pulse Advertising                                                8,813     12/31/2009
               31   Neighborhood House                                              15,000        MTM
    11         32   Carter & Burgess                                                22,000     8/19/2009
               33   Bally's Total Fitness                                           23,650     6/28/2008

                                                                                                  EARTHQUAKE   TERRORISM
                                              PHASE II                                           INSURANCE    INSURANCE
           CONTROL  ENGINEERING    PHASE I   PERFORMED   PHASE II                      SEISMIC     REQUIRED    REQUIRED
 FOOTNOTE   NUMBER  REPORT DATE     DATE        (Y/N)     DATE              PML %   REPORT DATE     (Y/N)        (Y/N)
--------------------------------------------------------------------------------------------------------------------------

   6, 7        7
              7.01   10/6/2005    10/6/2005      No                                                   No          Yes
              7.02   10/6/2005    10/6/2005      No                           14      9/6/2005        No          Yes
              7.03   10/6/2005    10/6/2005      No                                                   No          Yes
              7.04   10/6/2005    10/6/2005      No                                                   No          Yes
              7.05   10/6/2005    10/6/2005      No                                                   No          Yes
              7.06   10/6/2005    10/6/2005      Yes    In Progress                                   No          Yes
              7.07   10/6/2005    10/6/2005      No                                                   No          Yes
              7.08   10/6/2005    10/6/2005      No                                                   No          Yes
               8     3/31/2005    5/16/2005      No                                                   No          Yes
               9     8/24/2005     7/1/2005      No                                                               Yes
     9         10
             10.01   7/21/2005    7/21/2005      No                                                               Yes
             10.02   7/21/2005    7/21/2005      No                                                               Yes
             10.03   7/21/2005    7/21/2005      No                                                               Yes
             10.04   7/22/2005    7/21/2005      Yes      9/6/2005                                                Yes
             10.05   7/21/2005    7/21/2005      No                                                               Yes
             10.06   7/21/2005    7/21/2005      No                                                               Yes
             10.07   7/21/2005    7/21/2005      No                                                               Yes
             10.08   7/21/2005    7/21/2005      No                                                               Yes
             10.09   7/21/2005    7/21/2005      No                                                               Yes
              10.1   7/21/2005    7/21/2005      No                                                               Yes
             10.11   7/21/2005    7/21/2005      Yes      9/6/2005                                                Yes
               11    8/10/2005    9/19/2005      No                                                               Yes
               12    7/5/2005      7/5/2005      No                                                               Yes
     6         13    3/25/2005    3/14/2005      No                                                               Yes
               14    8/19/2005    9/27/2005      Yes     9/27/2005            15      8/31/2005                   Yes
               15    6/9/2005     6/15/2005      No                                                               Yes
               16    4/20/2005    4/22/2005      No                           15      4/22/2005       No          Yes
     8         17
             17.01   7/5/2005     8/17/2005      No                           18      7/12/2005       No          Yes
             17.02   7/2/2005     8/17/2005      No                           12      7/9/2005        No          Yes
             17.03   7/5/2005     8/17/2005      No                           15      7/9/2005        No          Yes
             17.04   7/2/2005     8/17/2005      No                           12      7/9/2005        No          Yes
             17.05   7/2/2005     8/17/2005      No                           12      7/9/2005        No          Yes
     6         18    6/1/2005      6/7/2005      No                           18      5/26/2005       No          Yes
               19    9/23/2005    9/23/2005      No                           14      9/23/2005       No          Yes
               20    8/23/2005     9/6/2005      No                                                   No          Yes
               21    7/29/2005    7/29/2005      No                           13      7/29/2005       No          Yes
               22    8/30/2005    8/30/2005      No                                                               Yes
               23    6/27/2005    6/27/2005      No                                                               Yes
               24    6/13/2005    7/20/2005      No                           18      6/3/2005        No          Yes
               25    7/6/2005      7/6/2005      No                                                               Yes
               26    3/17/2005    3/17/2005      No                           17      3/17/2005       No          Yes
               27
             27.01   8/19/2005    8/18/2005      No                                                               Yes
             27.02   8/19/2005    8/18/2005      No                                                               Yes
               28    8/26/2005    8/30/2005      No                           15      8/29/2005                   Yes
    10         29    5/3/2005     6/29/2005      No                                                               Yes
               30    9/15/2005    8/23/2005      No                        16-17      9/15/2005       No          Yes
               31    7/29/2005    8/19/2005      No                                                               Yes
    11         32    6/29/2005    6/29/2005      No                       15, 17      6/29/2005       No          Yes
               33    6/10/2005    7/11/2005      No                12-14, 30, 33      7/7/2005       Yes          Yes

                                                   GROUND       GROUND
                                        GROUND     LEASE       LEASE
           CONTROL                      LEASE      PAYMENT    EXPIRATION       2003 NOI                          2004
 FOOTNOTE   NUMBER OWNERSHIP INTEREST    (Y/N)    (ANNUAL)       DATE           DATE          2003 NOI        NOI DATE
------------------------------------------------------------------------------------------------------------------------

   6, 7        7                          No                                 12/31/2003     $26,501,392      12/31/2004
              7.01    Fee Simple          No                                 12/31/2003      $7,152,293      12/31/2004
              7.02    Fee Simple          No                                 12/31/2003      $4,868,333      12/31/2004
              7.03    Fee Simple          No                                 12/31/2003      $2,822,776      12/31/2004
              7.04    Fee Simple          No                                 12/31/2003      $3,086,752      12/31/2004
              7.05    Fee Simple          No                                 12/31/2003      $3,207,380      12/31/2004
              7.06    Fee Simple          No                                 12/31/2003      $2,150,786      12/31/2004
              7.07    Fee Simple          No                                 12/31/2003       $959,416       12/31/2004
              7.08    Fee Simple          No                                 12/31/2003      $2,253,656      12/31/2004
               8      Fee Simple          No                                 12/31/2003      $6,802,784      12/31/2004
               9      Fee Simple          No                                 12/31/2003     $12,857,575      12/31/2004
     9         10                                                            12/31/2003     $12,896,271      12/31/2004
             10.01    Fee Simple          No                                 12/31/2003      $2,665,304      12/31/2004
             10.02     Leasehold         Yes         $35,100   10/31/2051    12/31/2003      $1,550,278      12/31/2004
             10.03    Fee Simple          No                                 12/31/2003      $1,204,061      12/31/2004
             10.04    Fee Simple          No                                 12/31/2003       $956,805       12/31/2004
             10.05    Fee Simple          No                                 12/31/2003      $1,112,470      12/31/2004
             10.06     Leasehold         Yes        $300,000   7/14/2025     12/31/2003      $1,737,030      12/31/2004
             10.07     Leasehold         Yes         $30,000   10/9/2062     12/31/2003      $1,025,382      12/31/2004
             10.08     Leasehold         Yes         $30,000   10/31/2064    12/31/2003       -$95,367       12/31/2004
             10.09     Leasehold         Yes         $60,000   8/31/2013     12/31/2003       $875,998       12/31/2004
              10.1    Fee Simple          No                                 12/31/2003      $1,000,456      12/31/2004
             10.11    Fee Simple          No                                 12/31/2003       $863,854       12/31/2004
               11     Fee Simple          No                                                     $0          12/31/2004
               12     Fee Simple          No                                 12/31/2003      $8,269,689      12/31/2004
     6         13     Fee Simple          No                                 12/31/2003     $13,595,243      12/31/2004
               14     Fee Simple          No                                 12/31/2003      $5,551,207      12/31/2004
               15     Fee Simple          No                                                     $0
               16     Fee Simple          No                                 12/31/2003      $3,539,082      12/31/2004
     8         17                                                            12/31/2003      $6,323,704      12/31/2004
             17.01    Fee Simple          No                                 12/31/2003      $1,418,205      12/31/2004
             17.02     Leasehold         Yes        $103,336   9/29/2040     12/31/2003       $956,987       12/31/2004
             17.03    Fee Simple          No                                 12/31/2003      $1,352,390      12/31/2004
             17.04    Fee Simple          No                                 12/31/2003      $1,430,168      12/31/2004
             17.05     Leasehold         Yes         $21,564   12/31/2040    12/31/2003      $1,165,954      12/31/2004
     6         18      Leasehold         Yes      $2,000,000   6/30/2043     12/31/2003     $13,228,588      12/31/2004
               19     Fee Simple          No                                                     $0
               20     Fee Simple          No                                 12/31/2003      $2,565,860      12/31/2004
               21     Fee Simple          No                                 12/31/2003      $4,010,872      12/31/2004
               22     Fee Simple          No                                 12/31/2003      $4,883,673      12/31/2004
               23     Fee Simple          No                                 12/31/2003      $2,873,036      12/31/2004
               24     Fee Simple          No                                 12/31/2003      $1,918,992      12/31/2004
               25     Fee Simple          No                                 12/31/2003      $3,584,244      12/31/2004
               26     Fee Simple          No                                 12/31/2003      $4,680,932      12/31/2004
               27                                                                                $0
             27.01    Fee Simple          No                                                     $0
             27.02    Fee Simple          No                                                     $0
               28     Fee Simple          No                                 12/31/2003      $3,370,689      12/31/2004
    10         29     Fee Simple          No                                 12/31/2003      $2,786,807      12/31/2004
               30     Fee Simple          No                                 12/31/2003      $3,228,035      12/31/2004
               31     Fee Simple          No                                 12/31/2003      $1,977,135      12/31/2004
    11         32     Fee Simple          No                                 12/31/2003      $1,651,656      12/31/2004
               33     Fee Simple          No                                 12/31/2003      $1,014,576      12/31/2004

1    The Open Period is inclusive of the Maturity Date

2    Container Store has an executed lease but is not yet in occupancy. They are expected to open in March 2006.

3    The Appraisal Value reflects an overall portfolio valuation which is greater than the sum of the individual property appraised values.

4    The Monthly Payment is a calculated average of the future principal and interest payments for the 12-month period beginning with the payment in
     October 2012 through the payment in September 2013. The Annual Debt Service is the sum of the scheduled principal and interest for the same period. The
     Underwritten NOI DSCR and Underwritten NCF DSCR are based on the required amortization schedule and interest payments for the 12-month period beginning with the payment in October 2012 through the payment in September
     2013.

5    The Cut-off Date LTV and Underwritten NCF DSCR are based on the total
     $251,000,000 financing reduced by the $15,000,000 performance guarantee.

6    For the purpose of calculating underwritten debt service coverage ratios, loan-to-value ratios and loan per square foot/unit, the cutoff date principal balance for each mortgage loan in a split loan structure includes the cut-off date principal balance of the pari passu mortgage loan in the trust plus the cut-off date principal balance of any pari passu mortgage that is not in the trust.

7    The Scheduled Maturity Date LTV is calculated utilizing the stabilized appraised value.

8    For the purpose of calculating underwritten debt service coverage ratios, loan-to-value ratios and loan per square foot/unit, the cutoff date principal balance for each mortgage loan in a split loan structure excludes the cut-off date principal balance of any subordinate mortgage loan in that split loan structure.

9    For the purpose of calculating underwritten debt service coverage ratios, loan-to-value ratios and loan per square foot/unit, the cutoff date principal balance for each mortgage loan in a split loan structure (x)
     includes the cut-off date principal balance of the pari passu mortgage loan in the trust plus the cut-off date principal balance of any pari passu mortgage that is not in the trust, and (y) excludes the cut-off date principal balance of any subordinate mortgage loan in that split loan structure.

10   The Cut-off Date LTV and Maturity Date LTV are calculated net of
     $16,500,000 in reserves.

11   Borrowing entity utilizes a tenant-in-common structure

12   The pari passu companion loan is a future funding obligation of GCFP.
     Underwritten debt service coverage ratios and loan to appraised value ratios shown in this prospectus supplement are calculated as if the
     $9,400,000 advance was funded.

13   The 730 month Original Amortization term is approximate. Amortization for the loan is based on $20,000,000 interest only and $2,000,000 amortizing on a 360 month schedule. See Annex A-3 for actual amortization schedule.

14   The Monthly Payment is a calculated average of the future principal and interest payments for the 12-month period beginning with the payment in
     November 2005 through the payment in October 2006. The Annual Debt Service is the sum of the scheduled principal and interest for the same period. The
     Underwritten NOI DSCR and Underwritten NCF DSCR are based on the required amortization schedule and interest payments for the 12-month period beginning with the payment in November 2005 through the payment in October
     2006.

15   The Cut-Off Date LTV, DSCR and loan per square foot/unit figures for these loans are net of the earnout amount. The Scheduled Maturity Date LTV is calculated utilizing the stabilized appraised value as applicable.

16   The mortgage loan is fully payable on its initial maturity date on August
     6, 2014 with an exit fee if the loan's extension option is not exercised or otherwise fully prepayable on its final maturity date on August 6, 2018 without an exit fee. For purposes of all calculations, we have assumed the loan term through the final maturity date.

17   The Appraisal Value reflects the stabilized appraisal value with stabilization that is expected to occur in November 2005.

18   Property is leased by Alamo Rent-A-Car. The property size and largest tenant size shown include 15,981 sf of building space 36,212 sf of parking space.

                                      PARTIAL          PARTIAL
                                     YEAR DATE          YEAR
           CONTROL                   (IF PAST           # OF      PARTIAL YEAR    PARTIAL YEAR       UNDERWRITTEN     UNDERWRITTEN
 FOOTNOTE   NUMBER     2004 NOI        2004)           MONTHS     DESCRIPTION          NOI              REVENUE         EXPENSES
------------------------------------------------------------------------------------------------------------------------------------

   6, 7        7      $26,717,398     7/31/2005          12        Trailing 12      $26,648,754       $96,233,538      $68,178,053
              7.01     $7,867,411     7/31/2005          12        Trailing 12      $8,157,195        $21,895,637      $13,306,867
              7.02     $4,805,118     7/31/2005          12        Trailing 12      $4,062,034        $12,672,069       $8,570,698
              7.03     $3,060,335     7/31/2005          12        Trailing 12      $3,374,609        $12,582,808       $8,997,349
              7.04     $3,224,329     7/31/2005          12        Trailing 12      $3,257,226        $10,436,673       $6,979,719
              7.05     $3,260,196     7/31/2005          12        Trailing 12      $2,961,734        $11,473,128       $8,442,131
              7.06     $1,720,802     7/31/2005          12        Trailing 12      $1,967,159        $7,126,638        $5,246,112
              7.07     $1,220,923     7/31/2005          12        Trailing 12      $1,435,124        $10,343,374       $8,654,637
              7.08     $1,558,284     7/31/2005          12        Trailing 12      $1,433,673        $9,703,211        $7,980,539
               8       $9,915,475     5/31/2005          12        Trailing 12      $11,531,784       $12,482,052       $3,212,093
               9      $11,205,618     6/30/2005          12        Trailing 12      $10,694,947       $20,747,986       $9,825,140
     9         10     $14,313,250     7/31/2005          12        Trailing 12      $14,300,472       $73,090,573      $56,503,057
             10.01     $3,063,587     7/31/2005          12        Trailing 12      $2,778,512        $6,845,312        $4,189,539
             10.02     $1,632,690     7/31/2005          12        Trailing 12      $1,232,863        $14,618,641      $12,969,010
             10.03      $804,870      7/31/2005          12        Trailing 12      $1,159,223        $7,207,129        $4,939,080
             10.04     $1,320,182     7/31/2005          12        Trailing 12      $1,245,335        $9,386,260        $7,396,754
             10.05     $1,374,655     7/31/2005          12        Trailing 12      $1,418,757        $3,983,287        $2,530,039
             10.06     $1,328,464     7/31/2005          12        Trailing 12      $1,829,548        $10,150,878       $8,673,498
             10.07     $1,195,162     7/31/2005          12        Trailing 12       $974,379         $5,000,816        $3,760,104
             10.08      $818,711      7/31/2005          12        Trailing 12       $787,228         $4,710,080        $3,728,747
             10.09     $1,002,898     7/31/2005          12        Trailing 12       $940,735         $3,124,254        $2,211,062
              10.1      $754,380      7/31/2005          12        Trailing 12       $822,404         $4,735,792        $3,880,200
             10.11     $1,017,651     7/31/2005          12        Trailing 12      $1,111,488        $3,328,124        $2,225,024
               11      $8,162,087     6/30/2005          12        Trailing 12      $7,984,834        $12,671,173       $5,650,726
               12      $6,588,028     5/31/2005          12        Trailing 12      $6,801,697        $12,097,768       $4,954,481
     6         13     $16,181,662        NAV             NAV                            NAV           $34,159,412      $10,395,236
               14      $4,177,280     5/31/2005          12        Trailing 12      $4,356,183        $9,141,372        $2,493,951
               15          $0            NAV             NAV                            NAV           $8,579,036        $2,253,421
               16      $4,805,052     3/31/2005          12        Trailing 12      $4,528,854        $10,308,972       $3,585,347
     8         17      $6,628,937     5/31/2005          12        Trailing 12      $6,567,606        $20,523,822      $13,562,014
             17.01     $1,394,448     5/31/2005          12        Trailing 12      $1,321,687        $4,034,926        $2,543,352
             17.02     $1,497,976     5/31/2005          12        Trailing 12      $1,541,451        $5,494,405        $3,894,850
             17.03     $1,357,519     5/31/2005          12        Trailing 12      $1,352,705        $3,795,679        $2,280,869
             17.04     $1,198,424     5/31/2005          12        Trailing 12      $1,243,511        $3,383,571        $2,246,460
             17.05     $1,180,570     5/31/2005          12        Trailing 12      $1,108,252        $3,815,241        $2,596,483
     6         18     $13,568,233     4/30/2005          12        Trailing 12      $13,654,337       $22,908,428       $8,629,716
               19          $0            NAP             NAP      Not Applicable        NAP           $12,172,625       $4,484,445
               20      $4,017,021     8/31/2005          12        Trailing 12      $4,578,902        $8,903,950        $3,399,694
               21      $4,158,244     6/30/2005          12        Trailing 12      $4,097,850        $5,374,090        $1,287,433
               22      $4,631,491        NAV             NAV                            NAV           $7,971,298        $3,102,808
               23      $3,012,981     5/31/2005          12        Trailing 12      $3,168,443        $7,773,398        $3,302,715
               24      $2,569,235     2/28/2005          12        Trailing 12      $2,797,622        $6,162,052        $2,304,619
               25      $4,448,197     7/31/2005          12        Trailing 12      $4,816,753        $13,023,356       $8,173,502
               26      $4,579,072        NAV             NAV                            NAV           $10,629,585       $6,167,416
               27          $0            NAV             NAV                            NAV           $10,824,364       $6,254,438
             27.01         $0            NAV             NAV                            NAV           $7,523,420        $4,567,814
             27.02         $0            NAV             NAV                            NAV           $3,300,944        $1,686,624
               28      $3,410,873     7/31/2005          12        Trailing 12      $3,520,182        $4,979,420        $1,729,424
    10         29      $2,767,562     7/30/2005          12        Trailing 12      $3,185,460        $16,196,416      $10,768,197
               30      $3,116,084     5/31/2005          12        Trailing 12      $3,097,344        $4,819,348        $1,659,065
               31      $2,179,939     5/31/2005          12        Trailing 12      $2,221,219        $5,899,653        $2,246,630
    11         32      $1,557,919     5/31/2005          12        Trailing 12      $2,079,130        $5,192,686        $2,088,766
               33       $878,289      4/30/2005          12        Trailing 12      $1,226,864        $4,121,582        $1,443,345

                                                       UNDERWRITTEN
           CONTROL    UNDERWRITTEN     UNDERWRITTEN    REPLACEMENT     UNDERWRITTEN    UNDERWRITTEN     UNDERWRITTEN   UNDERWRITTEN
 FOOTNOTE   NUMBER        NOI            NOI DSCR        RESERVE      TI/LC RESERVE   OTHER RESERVE         NCF          NCF DSCR
------------------------------------------------------------------------------------------------------------------------------------

   6, 7        7      $28,055,485          1.71         $3,849,342          $0             $0           $24,206,144        1.48
              7.01     $8,588,770                        $875,825           $0             $0            $7,712,944
              7.02     $4,101,371                        $506,883           $0             $0            $3,594,488
              7.03     $3,585,459                        $503,312           $0             $0            $3,082,146
              7.04     $3,456,954                        $417,467           $0             $0            $3,039,488
              7.05     $3,030,997                        $458,925           $0             $0            $2,572,072
              7.06     $1,880,526                        $285,066           $0             $0            $1,595,460
              7.07     $1,688,737                        $413,735           $0             $0            $1,275,002
              7.08     $1,722,672                        $388,128           $0             $0            $1,334,543
               8       $9,269,959          1.68          $27,602         $358,717          $0            $8,883,640        1.61
               9      $10,922,846          2.29          $246,901        $887,257          $0            $9,788,688        2.05
     9         10     $16,587,516          2.06         $2,923,622          $0             $0           $13,663,894        1.69
             10.01     $2,655,773                        $273,812           $0             $0            $2,381,961
             10.02     $1,649,631                        $584,746           $0             $0            $1,064,885
             10.03     $2,268,049                        $288,285           $0             $0            $1,979,764
             10.04     $1,989,506                        $375,450           $0             $0            $1,614,056
             10.05     $1,453,248                        $159,331           $0             $0            $1,293,917
             10.06     $1,477,380                        $406,035           $0             $0            $1,071,345
             10.07     $1,240,712                        $200,033           $0             $0            $1,040,679
             10.08      $981,333                         $188,403           $0             $0             $792,930
             10.09      $913,192                         $124,970           $0             $0             $788,222
              10.1      $855,592                         $189,432           $0             $0             $666,160
             10.11     $1,103,100                        $133,125           $0             $0             $969,975
               11      $7,020,447          1.30          $85,401         $724,377      -$450,000         $6,660,669        1.24
               12      $7,143,287          1.43          $118,919        $548,476      -$150,000         $6,625,892        1.32
     6         13     $23,764,176          1.62          $242,021       $1,174,195     -$370,000        $22,717,960        1.54
               14      $6,647,421          1.59          $67,135         $284,273      -$150,000         $6,446,013        1.54
               15      $6,325,615          1.71          $23,869            $2             $0            $6,301,744        1.70
               16      $6,723,625          1.65          $37,205         $161,019          $0            $6,525,401        1.60
     8         17      $6,961,808          1.50          $820,953           $0             $0            $6,140,855        1.32
             17.01     $1,491,574                        $161,397           $0             $0            $1,330,177
             17.02     $1,599,555                        $219,776           $0             $0            $1,379,779
             17.03     $1,514,810                        $151,827           $0             $0            $1,362,983
             17.04     $1,137,111                        $135,343           $0             $0            $1,001,768
             17.05     $1,218,758                        $152,610           $0             $0            $1,066,148
     6         18     $14,278,713          2.46          $20,471         $102,589          $0           $14,155,652        2.43
               19      $7,688,180          1.99          $53,354         $256,431          $0            $7,378,396        1.91
               20      $5,504,255          1.51          $37,656         $202,048          $0            $5,264,551        1.44
               21      $4,086,657          1.55          $22,325         $15,671           $0            $4,048,661        1.53
               22      $4,868,490          1.47          $87,992         $467,168          $0            $4,313,330        1.30
               23      $4,470,683          1.44          $100,991        $486,083      -$175,000         $4,058,609        1.31
               24      $3,857,433          1.29          $31,817         $200,529          $0            $3,625,087        1.21
               25      $4,849,854          1.43          $380,934           $0             $0            $4,468,920        1.32
               26      $4,462,169          1.44          $47,729         $112,875          $0            $4,301,565        1.38
               27      $4,569,926          1.35          $324,731           $0             $0            $4,245,195        1.25
             27.01     $2,955,606                        $225,703           $0             $0            $2,729,903
             27.02     $1,614,320                        $99,028            $0             $0            $1,515,292
               28      $3,249,996          1.27          $34,335         $194,267          $0            $3,021,394        1.18
    10         29      $5,428,219          2.25          $527,919           $0             $0            $4,900,300        2.03
               30      $3,160,284          1.35          $31,377         $237,900          $0            $2,891,008        1.23
               31      $3,653,023          1.56          $65,720         $79,989           $0            $3,507,314        1.49
    11         32      $3,103,919          1.46          $31,506         $298,410          $0            $2,774,004        1.30
               33      $2,678,236          1.28          $30,120         $132,330          $0            $2,515,787        1.20

                       ONGOING      ONGOING        UPFRONT          ONGOING        UPFRONT       ONGOING             UPFRONT
           CONTROL     RE TAX      INSURANCE     REPLACEMENT      REPLACEMENT       TI/LC         TI/LC              DEFERRED
 FOOTNOTE   NUMBER     RESERVE      RESERVE        RESERVE          RESERVE        RESERVE       RESERVE           MAINTENANCE
-------------------------------------------------------------------------------------------------------------------------------

   6, 7        7         $0           $0              $0                $0            $0            $0                 $0
              7.01
              7.02
              7.03
              7.04
              7.05
              7.06
              7.07
              7.08
               8      $108,031      $6,918          $3,459            $3,459          $0            $0              $668,750
               9      $132,548      $24,735           $0             $20,575      $1,054,474     $118,306           $744,490
     9         10     $212,400      $84,471       $1,770,000         $292,557         $0            $0              $350,751
             10.01
             10.02
             10.03
             10.04
             10.05
             10.06
             10.07
             10.08
             10.09
              10.1
             10.11
               11      $75,857      $9,466         $725,625          $13,157      $4,500,000        $0                 $0
               12      $74,064      $22,420           $0              $9,910      $1,500,000      $83,243              $0
     6         13     $193,126      $26,934           $0                $0        $3,700,000        $0              $282,187
               14      $29,919      $6,963            $0              $5,595      $1,939,339        $0             $1,895,567
               15      $23,000      $3,300            $0              $2,640      $5,000,000        $0                 $0
               16      $83,685      $6,442         $500,000             $0        $2,500,000        $0                 $0
     8         17      $84,872      $10,624       $5,000,000         $68,410          $0            $0                 $0
             17.01
             17.02
             17.03
             17.04
             17.05
     6         18        $0           $0              $0                $0            $0            $0                 $0
               19        $0           $0              $0                $0            $0            $0                 $0
               20      $62,438      $5,266          $4,362            $4,362          $0            $0                 $0
               21      $42,498        $0            $1,860            $1,860          $0            $0                 $0
               22      $98,000        $0              $0                $0         $500,000         $0                 $0
               23      $46,575        $0              $0              $8,416      $1,857,598        $0                 $0
               24      $33,566      $2,093            $0              $1,989          $0          $25,000           $12,188
               25      $39,176      $9,806        $1,413,123         $42,479          $0            $0                 $0
               26        $0           $0              $0             $28,962          $0          $72,404              $0
               27      $30,379      $5,053            $0             $32,556          $0            $0                 $0
             27.01
             27.02
               28        $0           $0              $0                $0            $0          $17,883              $1
    10         29      $24,750      $3,333            $0             $60,000          $0            $0                 $0
               30      $32,627      $14,641         $2,615            $2,615          $0            $0                 $0
               31      $69,476      $8,136            $0              $5,477          $0            $0                 $0
    11         32      $46,518      $5,776          $2,626            $2,626        $8,333        $8,333               $0
               33      $36,702        $0            $2,500            $2,500          $0            $0             $1,071,850

         CONTROL                                                                                                  RELATED
FOOTNOTE NUMBER  BORROWER NAME                                                                                    SPONSOR
---------------------------------------------------------------------------------------------------------------------------

   6, 7        7       Atrium Finance I, LP                                                                        R-001
              7.01
              7.02
              7.03
              7.04
              7.05
              7.06
              7.07
              7.08
               8       RPT 1425 New York Avenue, LLC
               9       Cross Point Limited Partnership
     9         10      Shaner Pittsburgh Hotel LP; Shaner Trade Center Hotel Associates Limited Partnership;
                       Shaner SPE Associates Limited Partnership                                                   R-003
             10.01
             10.02
             10.03
             10.04
             10.05
             10.06
             10.07
             10.08
             10.09
              10.1
             10.11
               11     BPG Office III LLC; BPG Office IV LLC R-002 1021 Main Street Properties, L.P.
               12     Maguire Properties - Denver Center, LLC
     6         13     Met Park West IV, LLC
               14     33 Benedict Place LLC
               15     Passco Hughes Promenade S, LLC; Hughes Promenade TIC 1, LLC; Hughes Promenade
                      TIC 2, LLC; Hughes Promenade TIC 4, LLC; Hughes Promenade TIC 5, LLC; Hughes
                      Promenade TIC 6, LLC; Hughes Promenade TIC 7, LLC; Hughes Promenade TIC 8, LLC;
                      Hughes Promenade TIC 9, LLC; Hughes Promenade TIC 10, LLC; Hughes Promenade TIC
                      11, LLC; Hughes Promenade TIC 12, LLC; Hughes Promenade TIC 13, LLC; Hughes
                      Promenade TIC 14, LLC; Hughes Promenade TIC 15, LLC; Hughes Promenade TIC 16,
                      LLC; Hughes Promenade TIC 17, LLC; Hughes Promenade TIC 19, LLC; Hughes
                      Promenade TIC 20, LLC; Hughes Promenade TIC 18, LLC; Hughes Promenade TIC 3,
                      LLC; Hughes Promenade TIC 21, LLC; Hughes Promenade TIC 22, LLC; Hughes
                      Promenade TIC 23, LLC; Hughes Promenade TIC 24, LLC; Hughes Promenade TIC 25,
                      LLC; Hughes Promenade TIC 30, LLC; Hughes Promenade TIC 27, LLC; Hughes
               16     Promenade TIC 28, LLC; Hughes Promenade TIC 29, LLC; Hughes Promenade TIC 26, LLC
     8         17      RECP/Windsor Modesto Venture, L.P.,; RECP/Windsor Vacaville Venture L.P.;
             17.01     RECP/Windsor Port Hueneme Venture L.P.; RECP/Windsor Santa Rosa Venture, L.P.;
             17.02     RECP/Windsor Sacramento Venture, L.P.
             17.03
             17.04
             17.05
     6         18      S.F. Centre Limited Partnership
               19      Imperial Valley Mall II, L.P.
               20      River Park Square, L.L.C.
               21      SPI 555 9th Street, LLC
               22      Austin Oaks Office Park, LP
               23      Meadow Brook Office, LLC
               24      Mani Brothers Sunset Medical Tower (DE), LLC
               25      CJ Washington Street SPE LLC
               26      Guam Premier Outlets, LLC
               27      BPG Hotel Partners VII, L.L.C.                                                              R-002
             27.01
             27.02
                       Bloom Investment Company, LLC; Mart Family, LLC; John D. Kaster and Jean G.
               28      Kaster, 955 Company, LLC; Schwartz Family Company, LLC; Senator Building, LLC
    10         29      THI IV Bethesda LLC; THI IV Bethesda Lessee LLC 6310 San Vicente Associates, LLC
               30      & Lexington San Vicente Associates, LLC                                                     R-004
               31      10RPP, LLC
                       NNN 4 Hutton, LLC, NNN 4 Hutton 2, LLC, NNN 4 Hutton 3, LLC, NNN 4 Hutton 4,
                       LLC, NNN 4 Hutton 5, LLC, NNN 4 Hutton 6, LLC, NNN 4 Hutton 7, LLC, NNN 4 Hutton
                       8, LLC, NNN 4 Hutton 9, LLC, NNN 4 Hutton 10, LLC, NNN 4 Hutton 11, LLC, NNN 4
                       Hutton 12, LLC, NNN 4 Hutton 14, LLC, NNN 4 Hutton 16, LLC, NNN 4 Hutton 17,
                       LLC, NNN 4 Hutton 18, LLC, NNN 4 Hutton 19, LLC and NNN 4 Hutton 20, LLC, NNN 4
                       Hutton 21, LLC, NNN 4 Hutton 22, LLC, NNN 4 Hutton 23, LLC, NNN 4 Hutton 24,
                       LLC, NNN 4 Hutton 25, LLC, NNN 4 Hutton 26, LLC, NNN 4 Hutton 27, LLC and NNN 4
    11         32      Hutton 28, LLC.
               33      Mountaingate Associates LLC

         CONTROL
FOOTNOTE NUMBER       SELLER      PROPERTY NAME                                STREET ADDRESS
-----------------------------------------------------------------------------------------------------------------------------------

   8      34          GCFP        Dahn Corp - NJ Self Storage Portfolio
         34.01                    Storage USA - Fort Lee                       1514 Bergen Boulevard
         34.02                    Storage Post - Union                         2035 Route 22 West
         34.03                    Storage Post - Watchung                      1559 Route 22
  11      35          GSMC        Hookston Square                              3478-3480 Buskirk Avenue
   7      36          GSMC        Canyon Crest Towne Centre                    5225 Canyon Crest Drive
 6, 12    37          GCFP        Centra Portfolio
         37.01                    Centra Point Building 2                      8337 West Sunset Road
         37.02                    Centra Point Building 4                      8311 West Sunset Road
         37.03                    Centra Point Building 3                      8329 West Sunset Road
         37.04                    Centra Point Building 8                      8301 West Sunset Road
          38          GCFP        Jelms Hotel Portfolio
         38.01                    Fairfield Inn & Suites - Jacksonville, FL    1616 North First Street
         38.02                    Holiday Inn Express - State College, PA      1925 Waddle Road
         38.03                    Springhill Suites - State College, PA        1935 Waddle Road
         38.04                    Holiday Inn - Muscatine, IA                  2915 N. Highway 61
         38.05                    Hampton Inn and Suites - State College, PA   1955 Waddle Road
         38.06                    Hampton Inn - Andover, MA                    224 Winthrop Avenue
          39          GSMC        Fisher and Kahn Building                     3011 West Grand Boulevard & 7430 Second Avenue
          40          GCFP        Whitehall Hotel                              105 East Delaware Place
          41          GCFP        729 7th Avenue                               729 Seventh Avenue
          42          GCFP        420 Fifth Avenue                             420 Fifth Avenue
13, 14    43          GCFP        Sunset Ridge Apartments                      116 Vanderheck Boulevard
          44          GCFP        Tetco Tower                                  1777 NE Loop 410
          45          GSMC        Rustic Hills Shopping Center                 3999 Palmer Park Boulevard
  11      46          GCFP        Coliseum Center                              640 Hegenberger Road
          47          GCFP        2727 El Camino Real                          2727 El Camino Real
          48          GCFP        Palomar Centre                               2051 Palomar Airport Road
          49          GSMC        Cross Pointe Centre                          1250 Western Boulevard
          50          GCFP        Maryland City Plaza                          3401-94 Fort Meade Road
          51          GCFP        Crescent Plaza                               715 Crescent Street
          52          GSMC        The Plaza                                    2800 West Sahara Avenue
          53          GSMC        5655 College Avenue                          5655 College Avenue
  11      54          GCFP        Butterfield Plaza                            1300 Butterfield Road
          55          GSMC        9350 Wilshire Boulevard                      9350 Wilshire Boulevard
  15      56          GSMC        Willowbrook Portfolio
         56.01                    300 Willowbrook Lane                         300 Willowbrook Lane
         56.02                    100 Willowbrook Lane                         100 Willowbrook Lane
         56.03                    600 Willowbrook Lane                         600 Willowbrook Lane
         56.04                    1380 Enterprise Drive                        1380 Enterprise Drive
         56.05                    200 Willowbrook Lane                         200 Willowbrook Lane
         56.06                    400 Willowbrook Lane                         400 Willowbrook Lane
          57          GSMC        Kierland Commons Retail IV & IVa             15205 & 15215 North Kierland Boulevard
          58          GCFP        Brotman Medical                              9400 Brighton Way
          59          GSMC        Shoppes at Foxmoor                           1095 Washington Boulevard
          60          GSMC        Town Center
         60.01                    Office Max/Barnes & Noble                    11070 and 11090 Foothill Boulevard
         60.02                    Petsmart                                     4151 Turtle Creek Drive
          61          GCFP        Lincoln Building                             421 Southwest Oak Street
          62          GCFP        Skillman Abrams                              6301-6401 Abrams Road
          63          GCFP        Pembroke Pines Professional Center           9050 Pines Boulevard
          64          GSMC        Commerce on the Green                        2200 Paseo Verde Parkway
          65          GCFP        Park Place Office Building                   325 East Warm Springs Road
          66          GCFP        PBN Building                                 1833 Kalakaua Avenue
  11      67          GCFP        Balentine Plaza                              39958-39986 Cedar Boulevard
          68          GCFP        Riverside Center                             3230-3360 Riverside Drive
          69          GCFP        Lakeside Plaza                               6301 NW 5th Way

         CONTROL
FOOTNOTE NUMBER   CITY               STATE          COUNTY          ZIP CODE  PROPERTY TYPE  PROPERTY TYPE DETAIL     YEAR BUILT
------------------------------------------------------------------------------------------------------------------------------------

   8      34
         34.01    Fort Lee           New Jersey     Bergen            07083   Self-Storage      Self-Storage             2000
         34.02    Union              New Jersey     Union             07083   Self-Storage      Self-Storage             2002
         34.03    Watchung           New Jersey     Somerset          07069   Self-Storage      Self-Storage             2003
  11      35      Pleasant Hill      California     Contra Costa      94523   Office            General Suburban      1982, 1985
   7      36      Riverside          California     Riverside         92507   Retail            Anchored            1979-1982, 2005
 6, 12    37
         37.01    Las Vegas          Nevada         Clark             89113   Office            General Suburban         2005
         37.02    Las Vegas          Nevada         Clark             89113   Office            General Suburban         2005
         37.03    Las Vegas          Nevada         Clark             89113   Office            General Suburban         2005
         37.04    Las Vegas          Nevada         Clark             89113   Office            General Suburban         2006
          38
         38.01    Jacksonville       Florida        Duval             32250   Hospitality       Limited Service          2004
         38.02    State College      Pennsylvania   Centre            16803   Hospitality       Limited Service          1999
         38.03    State College      Pennsylvania   Centre            16803   Hospitality       Limited Service          2003
         38.04    Muscatine          Iowa           Muscatine         52761   Hospitality       Full Service             1976
         38.05    State College      Pennsylvania   Centre            16803   Hospitality       Limited Service          2001
         38.06    Lawrence           Massachusetts  Essex             01843   Hospitality       Limited Service          1987
          39      Detroit            Michigan       Wayne             48202   Office            General Suburban   1929, 1931, 1964
          40      Chicago            Illinois       Cook              60611   Hospitality       Full Service             1928
          41      New York           New York       New York          10019   Retail            Anchored                 1915
          42      New York           New York       New York          10018   Retail            Anchored                 1991
13, 14    43      San Antonio        Texas          Bexar             78209   Multifamily       Garden                   1949
          44      San Antonio        Texas          Bexar             78217   Office            General Urban            1985
          45      Colorado Springs   Colorado       El Paso           80909   Retail            Anchored           1969, 1997, 2000
  11      46      Oakland            California     Alameda           94621   Retail            Anchored                 1993
          47      San Mateo          California     San Mateo         94403   Retail            Unanchored               1994
          48      Carlsbad           California     San Diego         92009   Office            General Suburban         1981
          49      Jacksonville       North Carolina Onslow            28546   Retail            Anchored              1996, 2000
          50      Laurel             Maryland       Anne Arundel      20707   Retail            Anchored                 1965
          51      Brockton           Massachusetts  Plymouth          02302   Retail            Anchored                 1962
          52      Las Vegas          Nevada         Clark             89102   Office            General Suburban         1983
          53      Oakland            California     Alameda           94618   Retail            Shadow Anchored     1986-1987, 2002
  11      54      Downers Grove      Illinois       DuPage            60515   Retail            Anchored                 1983
          55      Beverly Hills      California     Los Angeles       90212   Office            General Urban         1957, 1972
  15      56
         56.01    West Chester       Pennsylvania   Chester           19382   Industrial        Flex                     1982
         56.02    West Chester       Pennsylvania   Chester           19382   Industrial        Flex                     1978
         56.03    West Chester       Pennsylvania   Chester           19382   Office            General Suburban         1988
         56.04    West Chester       Pennsylvania   Chester           19380   Office            General Suburban         1987
         56.05    West Chester       Pennsylvania   Chester           19382   Industrial        Flex                     1985
         56.06    West Chester       Pennsylvania   Chester           19382   Industrial        Flex                     1984
          57      Scottsdale         Arizona        Maricopa          85254   Retail            Shadow Anchored       2002, 2004
          58      Beverly Hills      California     Los Angeles       90210   Office            Medical                  1960
          59      Trenton            New Jersey     Mercer            08691   Retail            Anchored              1988, 1995
          60
         60.01    Rancho Cucamonga   California     San Bernardino    91730   Retail            Anchored                 1996
         60.02    Coral Springs      Florida        Broward           33067   Retail            Anchored                 2005
          61      Portland           Oregon         Multnomah         97204   Office            General Urban            1947
          62      Dallas             Texas          Dallas            75231   Retail            Anchored                 1989
          63      Pembroke Pines     Florida        Broward           33024   Office            General Suburban         1986
          64      Henderson          Nevada         Clark             89052   Office            General Suburban         2004
          65      Las Vegas          Nevada         Clark             89123   Office            General Suburban         2005
          66      Honolulu           Hawaii         Honolulu          96815   Office            General Urban            1964
  11      67      Newark             California     Alameda           94560   Retail            Anchored                 1986
          68      Danville           Virginia       Danville          24541   Retail            Anchored                 1961
          69      Fort Lauderdale    Florida        Broward           33309   Office            General Suburban         1983

                                                                                                                           % OF
                                                                                       CUT-OFF DATE    ALLOCATED CUT-OFF  INITIAL
         CONTROL                      NUMBER OF     UNIT       LOAN      ORIGINAL      BALANCE AS OF     DATE BALANCE      POOL
FOOTNOTE NUMBER    YEAR RENOVATED       UNITS   DESCRIPTION   PER UNIT    BALANCE      NOVEMBER 2005   (MULTI-PROPERTY)   BALANCE
------------------------------------------------------------------------------------------------------------------------------------

   8      34                              2,707 Units      $11,555.23   $31,280,000   $31,280,000.00                         0.7%
         34.01           NAP              1,004 Units                                                    $12,407,733.33
         34.02           NAP                913 Units                                                     $9,526,181.82
         34.03           NAP                790 Units                                                     $9,346,084.85
  11      35          2000, 2003        206,614 sf            $147.62   $30,500,000   $30,500,000.00     $30,500,000.00      0.7%
   7      36         1999-Ongoing       242,330 sf            $121.73   $29,500,000   $29,500,000.00     $29,500,000.00      0.7%
 6, 12    37                            199,903 sf            $189.09   $28,400,000   $28,400,000.00                         0.7%
         37.01           NAP             56,339 sf                                                       $11,200,000.00
         37.02           NAP             46,782 sf                                                        $8,700,000.00
         37.03           NAP             46,782 sf                                                        $8,500,000.00
         37.04           NAP             50,000 sf                                                                $0.00
          38                                563 Rooms      $50,018.58   $28,200,000   $28,160,460.04                         0.7%
         38.01           NAP                 76 Rooms                                                     $7,689,203.63
         38.02           2004               106 Rooms                                                     $6,041,517.14
         38.03           NAP                 72 Rooms                                                     $3,894,531.71
         38.04           2004               112 Rooms                                                     $3,594,952.35
         38.05           NAP                 71 Rooms                                                     $3,495,092.56
         38.06           NAP                126 Rooms                                                     $3,445,162.67
          39             NAP            778,300 sf             $34.69   $27,000,000   $27,000,000.00     $27,000,000.00      0.6%
          40             2005               222 Rooms     $117,117.12   $26,000,000   $26,000,000.00     $26,000,000.00      0.6%
          41             1984            19,618 sf          $1,269.16   $25,000,000   $24,898,387.65     $24,898,387.65      0.6%
          42             NAP             72,686 sf            $337.07   $24,500,000   $24,500,000.00     $24,500,000.00      0.6%
13, 14    43             2004               324 Units      $67,877.59   $22,000,000   $21,992,339.75     $21,992,339.75      0.5%
          44             2004           256,120 sf             $81.99   $21,000,000   $21,000,000.00     $21,000,000.00      0.5%
          45          1997, 2000        233,938 sf             $86.35   $20,200,000   $20,200,000.00     $20,200,000.00      0.5%
  11      46             NAP             70,814 sf            $148.13   $10,500,000   $10,489,988.21     $10,489,988.21      0.2%
          47             2005            28,927 sf            $328.41    $9,500,000    $9,500,000.00      $9,500,000.00      0.2%
          48             2005           195,942 sf             $96.97   $19,000,000   $19,000,000.00     $19,000,000.00      0.4%
          49             NAP            196,164 sf             $94.72   $18,600,000   $18,580,419.98     $18,580,419.98      0.4%
          50             2004           175,807 sf            $102.30   $18,000,000   $17,985,284.40     $17,985,284.40      0.4%
          51             1987           218,277 sf             $80.63   $17,600,000   $17,600,000.00     $17,600,000.00      0.4%
          52             NAP            122,812 sf            $141.68   $17,400,000   $17,400,000.00     $17,400,000.00      0.4%
          53          2004-2005          57,629 sf            $294.99   $17,000,000   $17,000,000.00     $17,000,000.00      0.4%
  11      54             2004           114,780 sf            $143.75   $16,500,000   $16,500,000.00     $16,500,000.00      0.4%
          55             NAP             53,764 sf            $305.55   $16,480,000   $16,427,403.28     $16,427,403.28      0.4%
  15      56                            292,370 sf             $54.73   $16,000,000   $16,000,000.00                         0.4%
         56.01        2003-2005          70,136 sf                                                        $3,619,735.26
         56.02        2003-2005          88,265 sf                                                        $3,465,703.97
         56.03        2004-2005          36,889 sf                                                        $3,061,371.84
         56.04           2005            38,509 sf                                                        $2,811,071.00
         56.05        2003-2004          36,351 sf                                                        $1,886,883.27
         56.06        2003-2004          22,220 sf                                                        $1,155,234.66
          57             NAP             58,635 sf            $265.97   $15,595,000   $15,595,000.00     $15,595,000.00      0.4%
          58             2005            45,707 sf            $328.18   $15,000,000   $15,000,000.00     $15,000,000.00      0.3%
          59             NAP            125,395 sf            $116.67   $14,630,000   $14,630,000.00     $14,630,000.00      0.3%
          60                             79,634 sf            $182.08   $14,500,000   $14,500,000.00                         0.3%
         60.01           NAP             60,527 sf                                                       $11,020,000.00
         60.02           NAP             19,107 sf                                                        $3,480,000.00
          61             2005           256,454 sf             $56.15   $14,400,000   $14,400,000.00     $14,400,000.00      0.3%
          62             NAP            166,605 sf             $78.66   $13,175,000   $13,104,338.08     $13,104,338.08      0.3%
          63             2000            96,997 sf            $134.02   $13,000,000   $13,000,000.00     $13,000,000.00      0.3%
          64             NAP             59,818 sf            $217.33   $13,000,000   $13,000,000.00     $13,000,000.00      0.3%
          65             NAP             70,000 sf            $175.71   $12,300,000   $12,300,000.00     $12,300,000.00      0.3%
          66             2004            89,655 sf            $135.94   $12,250,000   $12,187,804.96     $12,187,804.96      0.3%
  11      67             NAP            129,001 sf             $93.02   $12,000,000   $12,000,000.00     $12,000,000.00      0.3%
          68             1999           170,667 sf             $70.31   $12,000,000   $12,000,000.00     $12,000,000.00      0.3%
          69             2004           118,916 sf            $100.91   $12,000,000   $12,000,000.00     $12,000,000.00      0.3%

                                                                                           INTEREST                   FIRST
         CONTROL    INTEREST ADMINISTRATIVE    MONTHLY     ANNUAL DEBT       BALLOON       ACCRUAL                   PAYMENT
FOOTNOTE NUMBER        RATE       FEE          PAYMENT       SERVICE         BALANCE        METHOD     NOTE DATE       DATE
--------------------------------------------------------------------------------------------------------------------------------

   8      34         6.7380%     0.0204%     $202,632.04  $2,431,584.48   $29,535,730.35  Actual/360   8/26/2005     10/6/2005
         34.01
         34.02
         34.03
  11      35         5.4000%     0.0204%     $171,266.89  $2,055,202.68   $27,775,648.12  Actual/360   9/29/2005     11/1/2005
   7      36         4.7300%     0.0704%     $153,530.54  $1,842,366.48   $25,955,715.90  Actual/360   7/28/2005      9/1/2005
 6, 12    37         5.5700%     0.0204%     $218,136.17  $2,617,634.04   $23,767,985.76  Actual/360   8/26/2005     10/6/2005
         37.01
         37.02
         37.03
         37.04
          38         5.5100%     0.0204%     $173,341.12  $2,080,093.44   $21,470,760.80  Actual/360   9/21/2005     11/6/2005
         38.01
         38.02
         38.03
         38.04
         38.05
         38.06
          39         5.1400%     0.0604%     $147,260.78  $1,767,129.36   $23,972,203.34  Actual/360   6/29/2005      8/1/2005
          40         6.7600%     0.0204%     $179,801.21  $2,157,614.52   $23,773,578.07  Actual/360   10/6/2005     11/6/2005
          41         5.3720%     0.0204%     $139,946.06  $1,679,352.72   $23,183,966.00  Actual/360   6/30/2005      8/6/2005
          42         5.3300%     0.0204%     $136,506.43  $1,638,077.16   $21,839,021.52  Actual/360   9/29/2005     11/6/2005
13, 14    43         5.6300%     0.0204%     $106,656.02  $1,279,872.24   $21,861,533.63  Actual/360   6/14/2005      8/6/2005
          44         5.2350%     0.0204%      $92,884.90  $1,114,618.75   $21,000,000.00  Actual/360  10/11/2005     12/6/2005
          45         5.0900%     0.0704%     $109,551.77  $1,314,621.24   $17,914,574.50  Actual/360   8/3/2005       9/6/2005
  11      46         5.4500%     0.0204%      $59,288.87    $711,466.44    $8,756,749.14  Actual/360   9/23/2005     11/6/2005
          47         5.4300%     0.0204%      $53,523.47    $642,281.64    $8,969,098.62  Actual/360   8/31/2005     10/6/2005
          48         5.6970%     0.0204%     $110,239.96  $1,322,879.55   $17,064,497.02  Actual/360   10/5/2005     11/6/2005
          49         5.0400%     0.0204%     $100,304.02  $1,203,648.24   $15,310,754.84  Actual/360   9/8/2005      11/6/2005
          50         6.0520%     0.0204%     $108,521.60  $1,302,259.20   $15,434,211.26  Actual/360   4/12/2004      6/6/2004
          51         4.9800%     0.0204%      $94,265.60  $1,131,187.20   $16,226,229.26  Actual/360   8/31/2005     10/6/2005
          52         5.1300%     0.0204%      $94,794.28  $1,137,531.36   $15,443,878.79  Actual/360   8/31/2005     10/6/2005
          53         4.9900%     0.0204%      $91,155.80  $1,093,869.60   $14,705,767.90  Actual/360   8/31/2005     10/6/2005
  11      54         5.3000%     0.0204%      $91,625.27  $1,099,503.24   $14,385,769.45  Actual/360   6/28/2005      8/6/2005
          55         5.2100%     0.0204%      $90,595.31  $1,087,143.72   $13,640,485.54  Actual/360   8/4/2005       9/6/2005
  15      56         5.1900%     0.0204%      $87,758.93  $1,053,107.16   $13,910,319.57  Actual/360   8/31/2005     10/6/2005
         56.01
         56.02
         56.03
         56.04
         56.05
         56.06
          57         4.9900%     0.0204%      $83,622.04  $1,003,464.48   $14,290,274.69  Actual/360   8/18/2005     10/1/2005
          58         5.2300%     0.0204%      $82,644.84    $991,738.08   $13,881,317.47  Actual/360   7/25/2005      9/6/2005
          59         4.8700%     0.0204%      $77,378.77    $928,545.24   $12,304,722.49  Actual/360   7/15/2005      9/6/2005
          60         4.9800%     0.0204%      $77,662.00    $931,944.00   $12,539,814.68  Actual/360  10/13/2005     12/6/2005
         60.01
         60.02
          61         5.1360%     0.0204%      $78,503.61    $942,043.32   $13,052,835.84  Actual/360   6/13/2005      8/6/2005
          62         5.2350%     0.0204%      $72,630.48    $871,565.76   $10,913,860.24  Actual/360   6/1/2005       7/6/2005
          63         5.4950%     0.0204%      $73,771.79    $885,261.48   $12,282,173.81  Actual/360   8/31/2005     10/6/2005
          64         5.4000%     0.0304%      $72,999.00    $875,988.00   $11,606,255.55  Actual/360   1/21/2005      3/1/2005
          65         5.3000%     0.0204%      $68,302.47    $819,629.64   $11,394,256.83  Actual/360   9/27/2005     11/6/2005
          66         6.9800%     0.0204%      $81,335.08    $976,020.96   $11,601,006.41  Actual/360   3/22/2005      5/6/2005
  11      67         5.0810%     0.0204%      $65,013.95    $780,167.40   $10,640,120.63  Actual/360   9/21/2005     11/6/2005
          68         5.3240%     0.0204%      $53,979.44    $647,753.33   $12,000,000.00  Actual/360   6/14/2005      8/6/2005
          69         5.4330%     0.0204%      $67,631.10    $811,573.20   $11,140,098.40  Actual/360   6/9/2005       8/6/2005

                       LAST IO        FIRST P&I
         CONTROL       PAYMENT         PAYMENT        PAYMENT
FOOTNOTE NUMBER          DATE            DATE          DATE
--------------------------------------------------------------

   8      34            9/6/2010      10/6/2010        6
         34.01
         34.02
         34.03
  11      35           10/1/2009      11/1/2009        1
   7      36            8/1/2008       9/1/2008        1
 6, 12    37            2/6/2006       3/6/2006        6
         37.01
         37.02
         37.03
         37.04
          38                          11/6/2005        6
         38.01
         38.02
         38.03
         38.04
         38.05
         38.06
          39            7/1/2008       8/1/2008        1
          40           10/6/2010      11/6/2010        6
          41                           8/6/2005        6
          42           10/6/2008      11/6/2008        6
13, 14    43                           8/6/2005        6
          44           11/6/2010                       6
          45            8/6/2008       9/6/2008        6
  11      46                          11/6/2005        6
          47            9/6/2006      10/6/2006        6
          48           10/6/2008      11/6/2008        6
          49                          11/6/2005        6
          50           10/6/2005      11/6/2005        6
          51            9/6/2010      10/6/2010        6
          52            9/6/2008      10/6/2008        6
          53            9/6/2007      10/6/2007        6
  11      54            7/6/2007       8/6/2007        6
          55                           9/6/2005        6
  15      56            9/6/2007      10/6/2007        6
         56.01
         56.02
         56.03
         56.04
         56.05
         56.06
          57            9/1/2007      10/1/2007        1
          58            8/6/2010       9/6/2010        6
          59            8/6/2006       9/6/2006        6
          60           11/6/2007      12/6/2007        6
         60.01
         60.02
          61            7/6/2009       8/6/2009        6
          62                           7/6/2005        6
          63            9/6/2008      10/6/2008        6
          64            2/1/2008       3/1/2008        1
          65           10/6/2010      11/6/2010        6
          66                           5/6/2005        6
  11      67           10/6/2008      11/6/2008        6
          68            7/6/2015                       6
          69            7/6/2007       8/6/2007        6

1    The Open Period is inclusive of the Maturity Date

2    Container Store has an executed lease but is not yet in occupancy. They are expected to open in March 2006.

3    The Appraisal Value reflects an overall portfolio valuation which is greater than the sum of the individual property appraised values.

4    The Monthly Payment is a calculated average of the future principal and interest payments for the 12-month period beginning with the payment in
     October 2012 through the payment in September 2013. The Annual Debt Service is the sum of the scheduled principal and interest for the same period. The
     Underwritten NOI DSCR and Underwritten NCF DSCR are based on the required amortization schedule and interest payments for the 12-month period beginning with the payment in October 2012 through the payment in September
     2013.

5    The Cut-off Date LTV and Underwritten NCF DSCR are based on the total
     $251,000,000 financing reduced by the $15,000,000 performance guarantee.

6    For the purpose of calculating underwritten debt service coverage ratios, loan-to-value ratios and loan per square foot/unit, the cutoff date principal balance for each mortgage loan in a split loan structure includes the cut-off date principal balance of the pari passu mortgage loan in the trust plus the cut-off date principal balance of any pari passu mortgage that is not in the trust.

7    The Scheduled Maturity Date LTV is calculated utilizing the stabilized appraised value.

8    For the purpose of calculating underwritten debt service coverage ratios, loan-to-value ratios and loan per square foot/unit, the cutoff date principal balance for each mortgage loan in a split loan structure excludes the cut-off date principal balance of any subordinate mortgage loan in that split loan structure.

9    For the purpose of calculating underwritten debt service coverage ratios, loan-to-value ratios and loan per square foot/unit, the cutoff date principal balance for each mortgage loan in a split loan structure (x)
     includes the cut-off date principal balance of the pari passu mortgage loan in the trust plus the cut-off date principal balance of any pari passu mortgage that is not in the trust, and (y) excludes the cut-off date principal balance of any subordinate mortgage loan in that split loan structure.

10   The Cut-off Date LTV and Maturity Date LTV are calculated net of
     $16,500,000 in reserves.

11   Borrowing entity utilizes a tenant-in-common structure

12   The pari passu companion loan is a future funding obligation of GCFP.
     Underwritten debt service coverage ratios and loan to appraised value ratios shown in this prospectus supplement are calculated as if the
     $9,400,000 advance was funded.

13   The 730 month Original Amortization term is approximate. Amortization for the loan is based on $20,000,000 interest only and $2,000,000 amortizing on a 360 month schedule. See Annex A-3 for actual amortization schedule.

14   The Monthly Payment is a calculated average of the future principal and interest payments for the 12-month period beginning with the payment in
     November 2005 through the payment in October 2006. The Annual Debt Service is the sum of the scheduled principal and interest for the same period. The
     Underwritten NOI DSCR and Underwritten NCF DSCR are based on the required amortization schedule and interest payments for the 12-month period beginning with the payment in November 2005 through the payment in October
     2006.

15   The Cut-Off Date LTV, DSCR and loan per square foot/unit figures for these loans are net of the earnout amount. The Scheduled Maturity Date LTV is calculated utilizing the stabilized appraised value as applicable.

16   The mortgage loan is fully payable on its initial maturity date on August
     6, 2014 with an exit fee if the loan's extension option is not exercised or otherwise fully prepayable on its final maturity date on August 6, 2018 without an exit fee. For purposes of all calculations, we have assumed the loan term through the final maturity date.

17   The Appraisal Value reflects the stabilized appraisal value with stabilization that is expected to occur in November 2005.

18   Property is leased by Alamo Rent-A-Car. The property size and largest tenant size shown include 15,981 sf of building space 36,212 sf of parking space.

19   Borrower is required to pay as rent, on or before June 1 and December 1 of each year of the term, a sum equal to the amount payable as principal and interest on the bonds issued by the ground lessor and purchased by
     Borrower. The bonds were issued on September 1, 2002 in the principal amount of $14,200,000 with a coupon of 6.5% and a maturity date of December
     31, 2012. See "Annex B - Structural and Collateral Term Sheet - Ten Largest
     Mortgage Loans - Schron Industrial Portfolio.

                                                                      ORIGINAL
                    GRACE     GRACE                                   INTEREST   REMAINING    ORIGINAL   REMAINING      ORIGINAL
         CONTROL   DAYS -    DAYS -      LOAN TYPE (IO, AMORTIZING,     ONLY      INTEREST      LOAN       LOAN       AMORTIZATION
FOOTNOTE NUMBER   LATE FEE   DEFAULT           IO AMORTIZING)           TERM     ONLY TERM      TERM       TERM           TERM
------------------------------------------------------------------------------------------------------------------------------------

   8      34          0         0      Interest Only, Then Amortizing    60          58         120         118            360
         34.01
         34.02
         34.03
  11      35          5         5      Interest Only, Then Amortizing    48          47         120         119            360
   7      36          5         5      Interest Only, Then Amortizing    36          33         120         117            360
 6, 12    37          0         0      Interest Only, Then Amortizing     5          3          125         123            360
         37.01
         37.02
         37.03
         37.04
          38          0         0                Amortizing               0          0          120         119            300
         38.01
         38.02
         38.03
         38.04
         38.05
         38.06
          39          5         5      Interest Only, Then Amortizing    36          32         120         116            360
          40          0         0      Interest Only, Then Amortizing    60          59         120         119            300
          41          0         0                Amortizing               0          0           60          56            360
          42          0         0      Interest Only, Then Amortizing    36          35         120         119            360
13, 14    43          0         0                Amortizing               0          0           60          56            730
          44          0         0              Interest Only             60          60          60          60            NA
          45          0         0      Interest Only, Then Amortizing    36          33         120         117            360
  11      46          0         0                Amortizing               0          0          120         119            360
          47          0         0      Interest Only, Then Amortizing    12          10          60          58            360
          48          0         0      Interest Only, Then Amortizing    36          35         120         119            360
          49         15         0                Amortizing               0          0          120         119            360
          50          0         0      Interest Only, Then Amortizing    17          0          132         114            360
          51          0         0      Interest Only, Then Amortizing    60          58         120         118            360
          52          0         0      Interest Only, Then Amortizing    36          34         120         118            360
          53          0         0      Interest Only, Then Amortizing    24          22         120         118            360
  11      54          0         0      Interest Only, Then Amortizing    24          20         120         116            360
          55          0         0                Amortizing               0          0          120         117            360
  15      56          0         0      Interest Only, Then Amortizing    24          22         120         118            360
         56.01
         56.02
         56.03
         56.04
         56.05
         56.06
          57          5         5      Interest Only, Then Amortizing    24          22          88          86            360
          58          0         0      Interest Only, Then Amortizing    60          57         120         117            360
          59          0         0      Interest Only, Then Amortizing    12          9          120         117            360
          60          0         0      Interest Only, Then Amortizing    24          24         120         120            360
         60.01
         60.02
          61          0         0      Interest Only, Then Amortizing    48          44         120         116            360
          62          0         0                Amortizing               0          0          120         115            360
          63          4         0      Interest Only, Then Amortizing    36          34          84          82            360
          64          5         5      Interest Only, Then Amortizing    36          27         120         111            360
          65          0         0      Interest Only, Then Amortizing    60          59         120         119            360
          66          0         0                Amortizing               0          0           60          53            360
  11      67          0         0      Interest Only, Then Amortizing    36          35         120         119            360
          68          0         0              Interest Only             120        116         120         116            NA
          69          0         0      Interest Only, Then Amortizing    24          20          84          80            360

                   REMAINING                                   HYPER                                    CROSS            CROSS
         CONTROL  AMORTIZATION                 MATURITY     AMORTIZING                  CASH       COLLATERALIZED   COLLATERALIZED
FOOTNOTE NUMBER       TERM       SEASONING       DATE          LOAN       LOCKBOX    MANAGEMENT         (Y/N)            GROUP
------------------------------------------------------------------------------------------------------------------------------------

   8      34          360            2         9/6/2015         No         Hard       In Place           No               NAP
         34.01
         34.02
         34.03
  11      35          360            1         10/1/2015        No          NAP          NAP             No               NAP
   7      36          360            3         8/1/2015         No          NAP          NAP             No               NAP
 6, 12    37          360            2         2/6/2016         No         Hard       Springing          No               NAP
         37.01
         37.02
         37.03
         37.04
          38          299            1         10/6/2015        No         Hard       Springing          No               NAP
         38.01
         38.02
         38.03
         38.04
         38.05
         38.06
          39          360            4         7/1/2015         No          NAP          NAP             No               NAP
          40          300            1         10/6/2015        No         Hard       In Place           No               NAP
          41          356            4         7/6/2010         No         Soft       Springing          No               NAP
          42          360            1         10/6/2015        No         Hard       Springing          No               NAP
13, 14    43          726            4         7/6/2010         No         Soft       In Place           No               NAP
          44           NA            0         11/6/2010        No          No           NAP             No               NAP
          45          360            3         8/6/2015         No          NAP          NAP             No               NAP
  11      46          359            1         10/6/2015        No         Soft       Springing          Yes            Yes-01
          47          360            2         9/6/2010         No         Hard       Springing          Yes            Yes-01
          48          360            1         10/6/2015        No         Soft       In Place           No               NAP
          49          359            1         10/6/2015        No          NAP          NAP             No               NAP
          50          359            18        5/6/2015         No         Hard       Springing          No               NAP
          51          360            2         9/6/2015         No         Hard       Springing          No               NAP
          52          360            2         9/6/2015         No          NAP          NAP             No               NAP
          53          360            2         9/6/2015         No          NAP          NAP             No               NAP
  11      54          360            4         7/6/2015         No          No           NAP             No               NAP
          55          357            3         8/6/2015         No          NAP          NAP             No               NAP
  15      56          360            2         9/6/2015         No          NAP          NAP             No               NAP
         56.01
         56.02
         56.03
         56.04
         56.05
         56.06
          57          360            2         1/2/2013         No          NAP          NAP             No               NAP
          58          360            3         8/6/2015         No          No           NAP             No               NAP
          59          360            3         8/6/2015         No          NAP          NAP             No               NAP
          60          360            0         11/6/2015        No          NAP          NAP             No               NAP
         60.01
         60.02
          61          360            4         7/6/2015         No         Soft       Springing          No               NAP
          62          355            5         6/6/2015         No         Hard       Springing          No               NAP
          63          360            2         9/6/2012         No          No           NAP             No               NAP
          64          360            9         2/1/2015         No          NAP          NAP             No               NAP
          65          360            1         10/6/2015        No          No           NAP             No               NAP
          66          353            7         4/6/2010         No         Hard       Springing          No               NAP
  11      67          360            1         10/6/2015        No         Hard       Springing          No               NAP
          68           NA            4         7/6/2015         No          No           NAP             No               NAP
          69          360            4         7/6/2012         No          No           NAP             No               NAP

                                                                                                 EARNOUT OR
                                                                                                PERFORMANCE
         CONTROL                                               MEZZ DEBT  B NOTE      EARNOUT    GUARANTEE     P & I AFTER
FOOTNOTE NUMBER    PREPAYMENT PROVISIONS (# OF PAYMENTS) (1)    BALANCE   BALANCE      FLAG        AMOUNT        EARNOUT
-----------------------------------------------------------------------------------------------------------------------------

   8      34       Lockout/26_Defeasance/91_0%/3                        $1,720,000.00   No             $0          $0.00
         34.01
         34.02
         34.03
  11      35       Lockout/25_Defeasance/91_0%/4                                        No             $0          $0.00
   7      36       Lockout/27_Defeasance/89_0%/4                                        No             $0          $0.00
 6, 12    37       Lockout/26_> YM or 1%/95_0%/4                                        No             $0          $0.00
         37.01
         37.02
         37.03
         37.04
          38       Lockout/25_Defeasance/92_0%/3                                        No             $0          $0.00
         38.01
         38.02
         38.03
         38.04
         38.05
         38.06
          39       Lockout/28_Defeasance/88_0%/4                                        No             $0          $0.00
          40       Lockout/25_Defeasance/91_0%/4                                        No             $0          $0.00
          41       Lockout/28_Defeasance/29_0%/3                                        No             $0          $0.00
          42       Lockout/25_Defeasance/91_0%/4                                        No             $0          $0.00
13, 14    43       Lockout/28_Defeasance/28_0%/4                                        No             $0          $0.00
          44       Lockout/24_Defeasance/31_0%/5                                        No             $0          $0.00
          45       Lockout/27_Defeasance/89_0%/4                                        No             $0          $0.00
  11      46       Lockout/25_Defeasance/91_0%/4                                        No             $0          $0.00
          47       Lockout/26_Defeasance/30_0%/4                                        No             $0          $0.00
          48       Lockout/25_Defeasance/91_0%/4                                        No             $0          $0.00
          49       Lockout/25_Defeasance/91_0%/4                                        No             $0          $0.00
          50       Lockout/42_Defeasance/86_0%/4                                        No             $0          $0.00
          51       Lockout/26_Defeasance/90_0%/4                                        No             $0          $0.00
          52       Lockout/26_Defeasance/90_0%/4                                        No             $0          $0.00
          53       Lockout/26_Defeasance/90_0%/4                                        No             $0          $0.00
  11      54       Lockout/28_Defeasance/89_0%/3                                        No             $0          $0.00
          55       Lockout/27_Defeasance/89_0%/4                                        No             $0          $0.00
  15      56       Lockout/26_Defeasance/90_0%/4                                        Yes    $1,000,000     $82,273.99
         56.01
         56.02
         56.03
         56.04
         56.05
         56.06
          57       Lockout/26_Defeasance/58_0%/4                                        No             $0          $0.00
          58       Lockout/27_Defeasance/89_0%/4                                        No             $0          $0.00
          59       Lockout/27_Defeasance/89_0%/4                                        No             $0          $0.00
          60       Lockout/24_Defeasance/92_0%/4                                        No             $0          $0.00
         60.01
         60.02
          61       Lockout/28_Defeasance/89_0%/3                                        No             $0          $0.00
          62       Lockout/29_Defeasance/87_0%/4                                        No             $0          $0.00
          63       Lockout/26_Defeasance/54_0%/4                                        No             $0          $0.00
          64       Lockout/33_Defeasance/83_0%/4                                        No             $0          $0.00
          65       Lockout/25_Defeasance/91_0%/4                                        No             $0          $0.00
          66       Lockout/31_Defeasance/26_0%/3                                        No             $0          $0.00
  11      67       Lockout/25_Defeasance/91_0%/4                                        No             $0          $0.00
          68       Lockout/28_Defeasance/88_0%/4                                        No             $0          $0.00
          69       Lockout/28_Defeasance/52_0%/4                                        No             $0          $0.00

                                                                 SCHEDULED
           CONTROL    APPRAISAL      APPRAISAL    CUT-OFF DATE   MATURITY                OCCUPANCY
 FOOTNOTE   NUMBER      DATE           VALUE         LTV         DATE LTV   OCCUPANCY %  AS OF DATE
-------------------------------------------------------------------------------------------------------

     8        34                    $40,600,000      77.0%         72.7%      75.0%
            34.01     7/7/2005      $16,500,000                               89.9%      7/7/2005
            34.02     7/7/2005      $12,400,000                               71.2%      5/31/2005
            34.03     7/7/2005      $11,700,000                               60.6%      5/31/2005
    11        35      7/22/2005     $40,000,000      76.3%         69.4%      92.6%      6/30/2005
     7        36      5/13/2005     $47,600,000      62.0%         50.4%      95.0%      8/1/2005
   6, 12      37                    $50,120,000      75.4%         63.3%      91.2%
            37.01     6/27/2005     $14,900,000                               100.0%     6/1/2005
            37.02     6/27/2005     $11,640,000                               77.2%      6/1/2005
            37.03     6/27/2005     $11,080,000                               85.0%      7/1/2005
            37.04     6/27/2005     $12,500,000                               100.0%     1/1/2006
              38                    $38,500,000      73.1%         55.8%      61.5%      7/31/2005
            38.01     8/1/2005       $9,800,000                               76.0%      7/31/2005
            38.02     6/13/2005      $8,300,000                               67.7%      7/31/2005
            38.03     6/13/2005      $5,700,000                               64.1%      7/31/2005
            38.04     7/13/2005      $5,000,000                               57.2%      7/31/2005
            38.05     6/13/2005      $4,600,000                               67.3%      7/31/2005
            38.06     8/1/2005       $5,100,000                               46.6%      7/31/2005
              39      5/4/2005      $41,000,000      65.9%         58.5%      85.1%      6/27/2005
              40      8/15/2005     $35,300,000      73.7%         67.3%      66.4%      8/31/2005
              41      6/3/2005      $35,900,000      69.4%         64.6%      100.0%     6/22/2005
              42      8/18/2005     $36,800,000      66.6%         59.3%      100.0%     7/1/2005
  13, 14      43      3/14/2005     $26,500,000      83.0%         82.5%      93.8%      6/6/2005
              44      8/4/2005      $27,000,000      77.8%         77.8%      87.9%      7/27/2005
              45      6/13/2005     $25,900,000      78.0%         69.2%      95.0%      5/31/2005
    11        46      6/23/2005     $14,650,000      73.9%         65.5%      100.0%     7/22/2005
              47      6/12/2005     $12,400,000      73.9%         65.5%      67.2%      7/22/2005
              48      8/16/2005     $29,800,000      63.8%         57.3%      77.6%      5/1/2005
              49      8/11/2005     $23,850,000      77.9%         64.2%      96.4%      6/30/2005
              50      8/24/2005     $32,500,000      55.3%         47.5%      89.4%      9/1/2005
              51      7/21/2005     $23,700,000      74.3%         68.5%      98.8%      7/28/2005
              52      7/25/2005     $21,700,000      80.2%         71.2%      96.1%      7/1/2005
              53      7/7/2005      $29,500,000      57.6%         49.9%      100.0%     8/30/2005
    11        54      4/15/2005     $22,600,000      73.0%         63.7%      94.1%      3/9/2005
              55      6/7/2005      $20,600,000      79.7%         66.2%      100.0%     5/31/2005
    15        56      6/9/2005      $20,775,000      72.2%         61.1%      83.8%      5/24/2005
            56.01     6/9/2005       $4,700,000                               93.9%      5/24/2005
            56.02     6/9/2005       $4,500,000                               97.8%      5/24/2005
            56.03     6/9/2005       $3,975,000                               37.2%      5/24/2005
            56.04     6/9/2005       $3,650,000                               63.9%      5/24/2005
            56.05     6/9/2005       $2,450,000                               96.6%      5/24/2005
            56.06     6/9/2005       $1,500,000                               87.2%      5/24/2005
              57      7/19/2005     $25,000,000      62.4%         57.2%      92.9%      7/31/2005
              58      5/23/2005     $21,500,000      69.8%         64.6%      88.3%      5/1/2005
              59      6/14/2005     $23,600,000      62.0%         52.1%      94.5%      4/30/2005
              60                    $19,400,000      74.7%         64.6%      100.0%     8/1/2005
            60.01     8/9/2005      $14,000,000                               100.0%     8/1/2005
            60.02     9/1/2005       $5,400,000                               100.0%     8/1/2005
              61      4/27/2005     $23,100,000      62.3%         56.5%      74.3%      4/22/2005
              62      5/1/2005      $16,500,000      79.4%         66.1%      80.5%      7/26/2005
              63      5/27/2005     $17,100,000      76.0%         71.8%      96.9%      6/9/2005
              64      4/29/2005     $16,640,000      78.1%         69.7%      75.5%      6/30/2005
              65      8/2/2005      $15,450,000      79.6%         73.7%      88.1%      7/27/2005
              66      1/14/2005     $15,000,000      81.3%         77.3%      85.0%      7/12/2005
    11        67      4/17/2005     $19,470,000      61.6%         54.6%      100.0%     3/1/2005
              68      5/11/2005     $15,000,000      80.0%         80.0%      94.5%      4/25/2005
              69      4/13/2005     $16,200,000      74.1%         68.8%      85.1%      3/14/2005

                                                                                LARGEST    LARGEST TENANT
           CONTROL                                                              TENANT         LEASE
 FOOTNOTE   NUMBER LARGEST TENANT (BASED ON SQUARE FOOTAGE)                     SQ. FT.      EXPIRATION
-----------------------------------------------------------------------------------------------------------

     8        34
            34.01   NAP                                                              0          NAP
            34.02   NAP                                                              0          NAP
            34.03   NAP                                                              0          NAP
    11        35    Pacific Gas & Electric                                      18,958       4/1/2008
     7        36    Ralph's Fresh Fare                                          43,416       3/1/2009
   6, 12      37
            37.01   Prudential America                                          17,826       7/31/2012
            37.02   RH Donnelley                                                17,705       5/31/2012
            37.03   State Farm                                                  27,062       5/31/2010
            37.04   GC Wallace                                                  50,000      12/31/2015
              38
            38.01   NAP                                                              0          NAP
            38.02   NAP                                                              0          NAP
            38.03   NAP                                                              0          NAP
            38.04   NAP                                                              0          NAP
            38.05   NAP                                                              0          NAP
            38.06   NAP                                                              0          NAP
              39    Albert Kahn Associate                                       88,740       10/1/2012
              40    NAP                                                              0          NAP
              41    729 7th Realty Corp.                                        19,618       2/27/2024
              42    CompUSA LP                                                  68,426       4/30/2014
  13, 14      43    NAP                                                              0          NAP
              44    TETCO, Inc.                                                 25,870      12/31/2006
              45    Hobby Lobby                                                 56,845      11/30/2013
    11        46    Safeway  dba Pak 'n Save                                    58,000       3/13/2013
              47    AGI Publishing dba Valley Yellow Pages                       6,880       9/30/2006
              48    Melles Griot                                               128,000       1/22/2014
              49    Marshalls                                                   30,000       4/30/2010
              50    Shoppers Food Warehouse                                     58,517       5/31/2020
              51    Home Depot USA Inc                                         106,760      10/31/2021
              52    Stations Casino                                             38,790       2/28/2007
              53    Pasta Shop                                                   8,969       6/30/2015
    11        54    Golf Galaxy                                                 21,007       6/30/2010
              55    Lexington Commercial Holdings                               13,645      12/31/2017
    15        56
            56.01   State Farm Insurance                                        26,400       5/1/2008
            56.02   Wire & Cable                                                26,664       1/31/2006
            56.03   Stonebridge Bank                                            12,325       5/1/2011
            56.04   Competitive Media Services                                  16,574       1/1/2007
            56.05   State Farm Insurance                                        23,600       2/1/2006
            56.06   Grainger                                                    15,650       7/1/2006
              57    Tommy Bahama Retail & Rest.                                 13,500      12/31/2013
              58    Brighton Institute (Mr. Tom Rotello)                         4,503       9/30/2015
              59     Thriftway                                                  48,952      10/31/2009
              60
            60.01   Office Max                                                  36,347       1/31/2012
            60.02   Petsmart                                                    19,107       8/14/2025
              61    Multnomah County                                            99,478       4/30/2016
              62    Carnival Food Stores                                        58,432       9/30/2017
              63    Radiology Associates of Hollywood                           14,438       1/31/2010
              64    Commonwealth Title                                          11,307       3/1/2010
              65    The Selling Source                                          36,600       6/30/2010
              66    Business Journal Publications                                9,632       9/30/2009
    11        67    Save Mart Supermarkets                                      51,315       1/1/2016
              68    Marshalls of MA, Inc.                                       29,762       4/30/2009
              69    Information Services Extended, Inc.                         19,822       6/1/2009

                                                                                 SECOND
                                                                                LARGEST    SECOND LARGEST
           CONTROL                                                               TENANT    TENANT LEASE
 FOOTNOTE   NUMBER SECOND LARGEST TENANT                                         SQ. FT.     EXPIRATION
-------------------------------------------------------------------------------------------------------------

     8        34
            34.01   NAP                                                               0         NAP
            34.02   NAP                                                               0         NAP
            34.03   NAP                                                               0         NAP
    11        35    Great West Life & Ann.                                       15,732      9/1/2008
     7        36    Canyon Crest Athletic Club                                   25,000      4/1/2010
   6, 12      37
            37.01   McCormick Barstow                                             9,150     10/31/2011
            37.02   Mortgage Store                                                6,121      6/30/2011
            37.03   Mortgage IT                                                   6,409     10/31/2010
            37.04   NAP                                                             NAP         NAP
              38
            38.01   NAP                                                               0         NAP
            38.02   NAP                                                               0         NAP
            38.03   NAP                                                               0         NAP
            38.04   NAP                                                               0         NAP
            38.05   NAP                                                               0         NAP
            38.06   NAP                                                               0         NAP
              39    State of Michigan                                            48,984      12/1/2016
              40    NAP                                                               0         NAP
              41    NAP                                                             NAP         NAP
              42    Au Bon Pain Co.,  Inc.                                        4,260      5/31/2009
  13, 14      43    NAP                                                               0         NAP
              44    Lockheed Martin Corporation                                  26,529      9/30/2010
              45    Gart Brothers Sports Superstore                              45,000      1/31/2011
    11        46    McDonalds                                                     5,425      6/17/2010
              47    ST San Diego LLC dba Sleep Train                              6,000      7/31/2010
              48    K2 (Alphatech Subtenant)                                     19,037      2/28/2008
              49    Goody's Family Clothing                                      27,000      3/31/2007
              50    Jo-Ann Fabrics                                               25,000      1/31/2007
              51    Shaws Supermarkets, Inc.                                     50,225     12/31/2012
              52    Embassy Terrace                                               7,726      8/19/2010
              53    Environ. Defense Fund                                         8,260      11/1/2007
    11        54    Rec Room Furniture & Games/Toys R Us                         20,926      1/31/2013
              55    Wells Fargo Bank                                             12,666      6/30/2008
    15        56
            56.01   Service Mark                                                 16,258      5/1/2006
            56.02   Radnor Alloys                                                16,000      11/1/2008
            56.03   Omron                                                         1,405      5/1/2007
            56.04   Main Financial                                                8,023      6/1/2010
            56.05   EDC                                                           3,300         MTM
            56.06   Pennsy Corporation                                            1,600      4/1/2006
              57    Woodbine Southwest                                            7,099     12/31/2008
              58    Dr. Gary Hoffman                                              3,378      7/31/2015
              59    Eckerd                                                        8,208     12/31/2009
              60
            60.01   Barnes and Noble                                             24,180      2/26/2011
            60.02   NAP                                                             NAP         NAP
              61    Qwest Corporation                                            83,095     10/31/2015
              62    Salon in the Park                                            11,763      3/31/2006
              63    International Office                                         12,134      7/31/2009
              64    Miles, Bauer, Bergstrom & Winters, LLP                        8,078      7/1/2010
              65    Media Tel Marketing, LLC                                     17,000      8/30/2010
              66    Visionary--Dark                                               8,131      3/31/2009
    11        67    Newark Expo Center dba Chandni Rest.                         22,960      5/31/2019
              68    Goody's Family Clothing, Inc.                                24,500      4/30/2009
              69    Children's Services Council of Broward                       19,431      3/31/2009

                                                                                    THIRD
                                                                                  LARGEST   THIRD LARGEST
           CONTROL                                                                  TENANT  TENANT LEASE
 FOOTNOTE   NUMBER THIRD LARGEST TENANT                                            SQ. FT.    EXPIRATION
------------------------------------------------------------------------------------------------------------

     8        34
            34.01   NAP                                                                   0       NAP
            34.02   NAP                                                                   0       NAP
            34.03   NAP                                                                   0       NAP
    11        35    Pacific Business Center                                          14,090     8/1/2013
     7        36    Rite Aid Drugs                                                   17,640     5/1/2013
   6, 12      37
            37.01   DWG                                                               8,196    5/31/2010
            37.02   First American Title Company                                      5,810    12/31/2009
            37.03   Kafoury, Armstrong, Ferguson & Gardner                            6,279    1/31/2011
            37.04   NAP                                                                 NAP       NAP
              38
            38.01   NAP                                                                   0       NAP
            38.02   NAP                                                                   0       NAP
            38.03   NAP                                                                   0       NAP
            38.04   NAP                                                                   0       NAP
            38.05   NAP                                                                   0       NAP
            38.06   NAP                                                                   0       NAP
              39    UAW-GM Legal Services                                            40,233     9/1/2010
              40    NAP                                                                   0       NAP
              41    NAP                                                                 NAP       NAP
              42    NAP                                                                   0       NAP
  13, 14      43    NAP                                                                   0       NAP
              44    Travel Realty Corp.                                              18,910    8/31/2012
              45    TJ Maxx                                                          31,330    8/31/2007
    11        46    Midas Mufflers                                                    5,031    11/30/2006
              47    Provident Central Credit Union                                    2,520    4/26/2010
              48    Isaac's Bakery & Deli, Inc.                                       4,967    7/31/2006
              49    Old Navy                                                         25,000    9/30/2010
              50    Pier 1 Imports                                                   10,067    2/28/2010
              51    Fashion Bug #670, Inc                                            17,000    1/31/2010
              52    Goldilocks Spa & Hair                                             5,160    6/30/2006
              53    Oliveto                                                           6,423    12/1/2006
    11        54    Ferguson Enterprises, Inc.                                       10,000    5/31/2015
              55    Gettleson, Witzer & Co.                                           7,911    12/31/2006
    15        56
            56.01   Bruce & Merrilees                                                 8,024    12/1/2006
            56.02   J.C. Ehrlich                                                     10,300     1/1/2008
            56.03   NAP                                                                 NAP       NAP
            56.04   NAP                                                                 NAP       NAP
            56.05   Homenet                                                           3,300     3/1/2009
            56.06   New Life Youth                                                    1,346     7/1/2007
              57    Banana Republic                                                   6,801    11/30/2014
              58    Jimmy Au's for Men 5'8" and Under, Inc.                           3,093    9/30/2015
              59     Grand Palace Rest LLC                                            4,867    1/31/2015
              60
            60.01   NAP                                                                 NAP       NAP
            60.02   NAP                                                                 NAP       NAP
              61    FSH Communications, LLC                                           5,628    8/31/2008
              62    Thrift Shop                                                       8,820    11/30/2006
              63    Globetel Communications Corp.                                    10,169    6/30/2011
              64    Slade Development                                                 7,032     9/1/2010
              65    JP Mortgage Group                                                 8,100    8/14/2010
              66    Teleforce International, Inc.                                     5,590    2/28/2006
    11        67    Cornerstone Christian Church                                      8,150    3/31/2008
              68    Shoe Carnival, Inc                                               20,020    1/31/2010
              69    Managed Healthcare Systems, Inc.                                 11,742    8/31/2010

                                                                                           EARTHQUAKE   TERRORISM
                                              PHASE II                                    INSURANCE    INSURANCE
           CONTROL  ENGINEERING    PHASE I   PERFORMED   PHASE II              SEISMIC      REQUIRED    REQUIRED
 FOOTNOTE   NUMBER  REPORT DATE     DATE        (Y/N)     DATE       PML %  REPORT DATE      (Y/N)        (Y/N)
-------------------------------------------------------------------------------------------------------------------

     8        34
            34.01    7/13/2005   7/14/2005       No                                                          Yes
            34.02    7/13/2005   7/14/2005       No                                                          Yes
            34.03    7/13/2005   7/14/2005       No                                                          Yes
    11        35     8/3/2005     9/6/2005       No                     19    8/4/2005           No          Yes
     7        36     6/30/2005   5/24/2005       No                  12-15    6/28/2005          No          Yes
   6, 12      37
            37.01    7/27/2005   7/27/2005       No                                                          Yes
            37.02    7/27/2005   7/27/2005       No                                                          Yes
            37.03    7/27/2005   7/27/2005       No                                                          Yes
            37.04       NA        7/5/2005       No                                                          Yes
              38
            38.01    7/22/2005   7/21/2005       No                                                          Yes
            38.02    7/21/2005   7/21/2005       No                                                          Yes
            38.03    7/21/2005   7/21/2005       No                                                          Yes
            38.04    7/21/2005   7/21/2005       No                                                          Yes
            38.05    7/21/2005   7/21/2005       No                                                          Yes
            38.06    7/19/2005   7/21/2005       No                                                          Yes
              39     6/6/2005     6/6/2005       No                                              No          Yes
              40     9/1/2005     9/6/2005       No                                                          Yes
              41     6/15/2005   6/15/2005       No                                                          Yes
              42     8/30/2005   8/29/2005       No                                                          Yes
  13, 14      43     5/19/2005   3/31/2005       No                                                          Yes
              44     8/10/2005   8/10/2005       No                                                          Yes
              45     6/15/2005   6/17/2005       No                                              No          Yes
    11        46     9/1/2005     9/1/2005       No                     17    9/1/2005                       Yes
              47     6/15/2005   7/19/2005       No                     18    6/13/2005          No          Yes
              48     8/23/2005   8/26/2005       No                     17    8/24/2005          No          Yes
              49     8/2/2005    7/25/2005       No                                              No          Yes
              50     3/11/2004   3/12/2004       Yes    9/7/2005                                             Yes
              51     7/28/2005   7/28/2005       No                                                          Yes
              52     8/25/2005    8/2/2005       No                                              No          Yes
              53     7/12/2005   8/22/2005       No                 15, 17    7/25/2005          No          Yes
    11        54     6/29/2005   6/13/2005       No                                                          Yes
              55     9/15/2005   8/23/2005       No                     19    9/15/2005          No          Yes
    15        56
            56.01    7/21/2005   6/16/2005       No                                              No          Yes
            56.02    7/21/2005   6/16/2005       No                                              No          Yes
            56.03    7/21/2005   6/16/2005       No                                              No          Yes
            56.04    7/21/2005   6/16/2005       No                                              No          Yes
            56.05    7/21/2005   6/16/2005       No                                              No          Yes
            56.06    7/21/2005   6/16/2005       No                                              No          Yes
              57     7/28/2005   8/18/2005       No                                              No          Yes
              58     8/3/2005     7/1/2005       No                     16    6/30/2005          No          Yes
              59     6/27/2005   7/11/2005       No                                              No          Yes
              60
            60.01    8/9/2005    8/31/2005       No                     18    8/9/2005           No          Yes
            60.02    9/8/2005    9/12/2005       No                                              No          Yes
              61     6/9/2005    6/10/2005       No                     24    3/16/2005         Yes          Yes
              62     5/13/2005   5/10/2005       No                                                          Yes
              63     6/8/2005     6/7/2005       No                                                          Yes
              64    12/30/2004   12/29/2004      No                                              No          Yes
              65     8/25/2005   8/25/2005       No                                                          Yes
              66     2/10/2005   2/10/2005       No                                                          Yes
    11        67    12/15/2004   12/23/2004      No                     17   12/15/2004         Yes          Yes
              68     3/9/2005     3/9/2005       Yes    4/6/2005                                             Yes
              69     4/25/2005   4/25/2005       No                                                          Yes

                                                     GROUND         GROUND
                                        GROUND       LEASE         LEASE
           CONTROL                      LEASE        PAYMENT      EXPIRATION    2003 NOI                                2004
 FOOTNOTE   NUMBER OWNERSHIP INTEREST    (Y/N)      (ANNUAL)         DATE        DATE             2003 NOI           NOI DATE
-------------------------------------------------------------------------------------------------------------------------------

     8        34                                                                12/31/2003        $1,190,745          12/31/2004
            34.01      Fee Simple          No                                   12/31/2003         $918,502           12/31/2004
            34.02      Fee Simple          No                                   12/31/2003         $272,243           12/31/2004
            34.03      Fee Simple          No                                                         $0              12/31/2004
    11        35        Leasehold         Yes         $228,973   12/31/2031     12/31/2003        $2,881,614          12/31/2004
     7        36       Fee Simple          No                                   12/31/2003        $2,840,374          12/31/2004
   6, 12      37                                                                                      $0
            37.01      Fee Simple          No                                                         $0
            37.02      Fee Simple          No                                                         $0
            37.03      Fee Simple          No                                                         $0
            37.04      Fee Simple          No                                                         $0
              38                                                                12/31/2003        $2,284,680          12/31/2004
            38.01      Fee Simple          No                                                         $0
            38.02       Leasehold         Yes  5% gross revs     8/31/2035      12/31/2003         $548,882           12/31/2004
            38.03       Leasehold         Yes  5% gross revs     8/31/2035      12/31/2003         $13,332            12/31/2004
            38.04      Fee Simple          No                                   12/31/2003         $525,959           12/31/2004
            38.05       Leasehold         Yes  5% gross revs     8/31/2035      12/31/2003         $473,517           12/31/2004
            38.06       Leasehold         Yes         $60,000   10/31/2034      12/31/2003         $722,990           12/31/2004
              39       Fee Simple          No                                   12/31/2003        $3,674,978          12/31/2004
              40       Fee Simple          No                                   12/31/2003        $2,104,529          12/31/2004
              41       Fee Simple          No                                                         $0
              42       Fee Simple          No                                   12/31/2003        $1,674,115
  13, 14      43       Fee Simple          No                                   12/31/2003         $483,715           12/31/2004
              44       Fee Simple          No                                   12/31/2003        $1,560,258          12/31/2004
              45       Fee Simple          No                                   12/31/2003        $1,950,466          12/31/2004
    11        46       Fee Simple          No                                   12/31/2003         $894,705           12/31/2004
              47       Fee Simple          No                                   12/31/2003         $600,945           12/31/2004
              48       Fee Simple          No                                                         $0              12/31/2004
              49       Fee Simple          No                                   12/31/2003        $1,891,851          12/31/2004
              50       Fee Simple          No                                   12/31/2003        $1,608,576          12/31/2004
              51       Fee Simple          No                                   12/31/2003        $1,633,540          12/31/2004
              52       Fee Simple          No                                   12/31/2003        $1,220,063          12/31/2004
              53       Fee Simple          No                                   12/31/2003        $1,688,499          12/31/2004
    11        54       Fee Simple          No                                   12/31/2003        $1,533,578          12/31/2004
              55       Fee Simple          No                                   12/31/2003        $1,470,382          12/31/2004
    15        56                           No                                   12/31/2003        $2,193,832          12/31/2004
            56.01      Fee Simple          No                                   12/31/2003         $436,652           12/31/2004
            56.02      Fee Simple          No                                   12/31/2003         $418,071           12/31/2004
            56.03      Fee Simple          No                                   12/31/2003         $537,530           12/31/2004
            56.04      Fee Simple          No                                   12/31/2003         $434,606           12/31/2004
            56.05      Fee Simple          No                                   12/31/2003         $227,616           12/31/2004
            56.06      Fee Simple          No                                   12/31/2003         $139,357           12/31/2004
              57       Fee Simple          No                                                         $0
              58       Fee Simple          No                                                         $0              12/31/2004
              59       Fee Simple          No                                   12/31/2003        $1,263,193          12/31/2004
              60                           No                                                         $0
            60.01      Fee Simple          No                                                         $0
            60.02      Fee Simple          No                                                         $0
              61       Fee Simple          No                                                         $0
              62       Fee Simple          No                                   12/31/2003        $1,111,046          12/31/2004
              63       Fee Simple          No                                   12/31/2003         $590,465           12/31/2004
              64       Fee Simple          No                                                         $0
              65       Fee Simple          No                                                         $0
              66       Fee Simple          No                                   12/31/2003         $703,595           12/31/2004
    11        67       Fee Simple          No                                                         $0              4/30/2004
              68       Fee Simple          No                                   9/30/2003         $1,208,027          9/30/2004
              69       Fee Simple          No                                   12/31/2003         $498,338           12/31/2004

1    The Open Period is inclusive of the Maturity Date

2    Container Store has an executed lease but is not yet in occupancy. They are expected to open in March 2006.

3    The Appraisal Value reflects an overall portfolio valuation which is greater than the sum of the individual property appraised values.

4    The Monthly Payment is a calculated average of the future principal and interest payments for the 12-month period beginning with the payment in
     October 2012 through the payment in September 2013. The Annual Debt Service is the sum of the scheduled principal and interest for the same period. The
     Underwritten NOI DSCR and Underwritten NCF DSCR are based on the required amortization schedule and interest payments for the 12-month period beginning with the payment in October 2012 through the payment in September
     2013.

5    The Cut-off Date LTV and Underwritten NCF DSCR are based on the total
     $251,000,000 financing reduced by the $15,000,000 performance guarantee.

6    For the purpose of calculating underwritten debt service coverage ratios, loan-to-value ratios and loan per square foot/unit, the cutoff date principal balance for each mortgage loan in a split loan structure includes the cut-off date principal balance of the pari passu mortgage loan in the trust plus the cut-off date principal balance of any pari passu mortgage that is not in the trust.

7    The Scheduled Maturity Date LTV is calculated utilizing the stabilized appraised value.

8    For the purpose of calculating underwritten debt service coverage ratios, loan-to-value ratios and loan per square foot/unit, the cutoff date principal balance for each mortgage loan in a split loan structure excludes the cut-off date principal balance of any subordinate mortgage loan in that split loan structure.

9    For the purpose of calculating underwritten debt service coverage ratios, loan-to-value ratios and loan per square foot/unit, the cutoff date principal balance for each mortgage loan in a split loan structure (x)
     includes the cut-off date principal balance of the pari passu mortgage loan in the trust plus the cut-off date principal balance of any pari passu mortgage that is not in the trust, and (y) excludes the cut-off date principal balance of any subordinate mortgage loan in that split loan structure.

10   The Cut-off Date LTV and Maturity Date LTV are calculated net of
     $16,500,000 in reserves.

11   Borrowing entity utilizes a tenant-in-common structure

12   The pari passu companion loan is a future funding obligation of GCFP.
     Underwritten debt service coverage ratios and loan to appraised value ratios shown in this prospectus supplement are calculated as if the
     $9,400,000 advance was funded.

13   The 730 month Original Amortization term is approximate. Amortization for the loan is based on $20,000,000 interest only and $2,000,000 amortizing on a 360 month schedule. See Annex A-3 for actual amortization schedule.

14   The Monthly Payment is a calculated average of the future principal and interest payments for the 12-month period beginning with the payment in
     November 2005 through the payment in October 2006. The Annual Debt Service is the sum of the scheduled principal and interest for the same period. The
     Underwritten NOI DSCR and Underwritten NCF DSCR are based on the required amortization schedule and interest payments for the 12-month period beginning with the payment in November 2005 through the payment in October
     2006.

15   The Cut-Off Date LTV, DSCR and loan per square foot/unit figures for these loans are net of the earnout amount. The Scheduled Maturity Date LTV is calculated utilizing the stabilized appraised value as applicable.

16   The mortgage loan is fully payable on its initial maturity date on August
     6, 2014 with an exit fee if the loan's extension option is not exercised or otherwise fully prepayable on its final maturity date on August 6, 2018 without an exit fee. For purposes of all calculations, we have assumed the loan term through the final maturity date.

17   The Appraisal Value reflects the stabilized appraisal value with stabilization that is expected to occur in November 2005.

18   Property is leased by Alamo Rent-A-Car. The property size and largest tenant size shown include 15,981 sf of building space 36,212 sf of parking space.

19   Borrower is required to pay as rent, on or before June 1 and December 1 of each year of the term, a sum equal to the amount payable as principal and interest on the bonds issued by the ground lessor and purchased by
     Borrower. The bonds were issued on September 1, 2002 in the principal amount of $14,200,000 with a coupon of 6.5% and a maturity date of December
     31, 2012. See "Annex B - Structural and Collateral Term Sheet - Ten Largest
     Mortgage Loans - Schron Industrial Portfolio.

                                      PARTIAL          PARTIAL
                                     YEAR DATE          YEAR
         CONTROL                     (IF PAST           # OF      PARTIAL YEAR   PARTIAL YEAR    UNDERWRITTEN   UNDERWRITTEN
FOOTNOTE NUMBER        2004 NOI        2004)           MONTHS     DESCRIPTION         NOI           REVENUE       EXPENSES
------------------------------------------------------------------------------------------------------------------------------

     8        34      $1,617,140      5/31/2005        12         Trailing 12     $1,830,987      $4,333,544      $1,422,916
            34.01     $1,077,594      5/31/2005        12         Trailing 12     $1,121,735      $1,913,540       $541,267
            34.02      $413,904       5/31/2005        12         Trailing 12      $492,881       $1,377,338       $478,869
            34.03      $125,642       5/31/2005        12         Trailing 12      $216,371       $1,042,666       $402,780
    11        35      $2,822,224      6/30/2005         6          Annualized     $2,980,634      $4,988,760      $2,269,041
     7        36      $2,691,205      4/30/2005        12         Trailing 12     $2,866,108      $4,835,449      $1,476,030
   6, 12      37          $0             NAV           NAV                            NAV         $4,431,866       $892,985
            37.01         $0             NAV           NAV                            NAV         $1,527,998       $262,552
            37.02         $0             NAV           NAV                            NAV          $862,695        $201,825
            37.03         $0             NAV           NAV                            NAV          $897,729        $203,623
            37.04         $0             NAV           NAV                            NAV         $1,143,444       $224,985
              38      $2,245,138      7/31/2005        12         Trailing 12     $3,547,208      $12,509,610     $9,142,305
            38.01         $0          7/31/2005        12         Trailing 12     $1,005,076      $2,311,914      $1,359,561
            38.02      $542,004       7/31/2005        12         Trailing 12      $691,476       $2,510,597      $1,730,158
            38.03      $452,147       7/31/2005        12         Trailing 12      $480,070       $1,655,495      $1,264,856
            38.04      $443,109       7/31/2005        12         Trailing 12      $437,761       $2,453,513      $2,040,708
            38.05      $455,274       7/31/2005        12         Trailing 12      $514,865       $1,683,945      $1,262,477
            38.06      $352,604       7/31/2005        12         Trailing 12      $417,960       $1,894,146      $1,484,545
              39      $3,543,406      5/31/2005         5          Annualized     $2,736,674      $11,050,749     $7,813,583
              40      $2,192,337      8/31/2005        12         Trailing 12     $2,638,927      $10,403,425     $7,483,777
              41          $0             NAV           NAV                            NAV         $2,669,447       $80,083
              42          $0             NAV           NAV                            NAV         $2,999,295      $1,021,197
  13, 14      43      $1,040,661      4/30/2005        12         Trailing 12     $1,312,659      $3,168,210      $1,215,840
              44      $1,671,986      6/30/2005        12         Trailing 12     $1,570,899      $4,374,241      $2,231,751
              45      $1,994,500      6/30/2005         6          Annualized     $1,972,016      $2,596,589       $500,681
    11        46       $925,619          NAV           NAV                            NAV         $1,178,838       $292,717
              47       $662,110       7/31/2005        12         Trailing 12      $597,785       $1,130,339       $264,348
              48      $1,527,263      4/30/2005        12         Trailing 12     $1,524,444      $2,191,161       $681,256
              49      $1,836,966      7/31/2005        12         Trailing 12     $1,943,628      $2,235,496       $403,160
              50      $1,535,548         NAV           NAV                            NAV         $2,321,213       $537,049
              51      $1,672,354      6/30/2005        12         Trailing 12     $1,547,136      $2,269,544       $690,716
              52      $1,604,796      6/30/2005         6          Annualized     $2,119,879      $2,610,135       $802,333
              53      $1,815,669      7/31/2005         7          Annualized     $2,008,095      $2,503,214       $642,775
    11        54      $1,541,761      3/31/2005        12         Trailing 12     $1,429,315      $2,227,776       $556,266
              55      $1,521,543      5/31/2005        12         Trailing 12     $1,511,996      $2,074,219       $572,275
    15        56      $1,809,676      4/30/2005        12         Trailing 12     $1,653,258      $2,583,498      $1,011,081
            56.01      $389,839       4/30/2005        12         Trailing 12      $411,716        $692,367        $246,245
            56.02      $373,250       4/30/2005        12         Trailing 12      $394,197        $662,905        $235,766
            56.03      $314,613       4/30/2005        12         Trailing 12      $180,437        $289,964        $174,899
            56.04      $404,344       4/30/2005        12         Trailing 12      $320,891        $356,379        $147,220
            56.05      $203,214       4/30/2005        12         Trailing 12      $214,618        $360,915        $128,362
            56.06      $124,417       4/30/2005        12         Trailing 12      $131,399        $220,968        $78,589
              57          $0          5/31/2005         5          Annualized     $1,220,366      $2,965,719       $692,518
              58       $764,555                                                   $1,055,295      $1,974,270       $580,327
              59      $1,437,002      4/30/2005        12         Trailing 12     $1,467,018      $2,528,416       $820,185
              60          $0             NAP           NAP       Not Applicable       NAP         $1,581,886       $424,408
            60.01         $0             NAP           NAP       Not Applicable       NAP         $1,202,336       $322,578
            60.02         $0             NAP           NAP       Not Applicable       NAP          $379,550        $101,830
              61          $0             NAV           NAV                            NAV         $3,457,436      $1,791,653
              62      $1,099,574         NAV           NAV                            NAV         $2,018,462       $625,151
              63       $812,255       3/31/2005        12         Trailing 12      $933,054       $2,003,140       $832,266
              64          $0             NAP           NAP       Not Applicable       NAP         $1,536,844       $294,037
              65          $0             NAV           NAV                            NAV         $1,363,281       $248,531
              66      $1,157,333         NAV           NAV                            NAV         $2,261,612       $957,739
    11        67      $1,428,671      4/30/2005        12         Trailing 12     $1,445,256      $1,814,128       $531,156
              68      $1,243,461      3/31/2005        12         Trailing 12     $1,279,890      $1,543,241       $261,571
              69       $457,664       2/28/2005        12         Trailing 12      $606,320       $2,241,255      $1,049,535

                                                     UNDERWRITTEN
         CONTROL    UNDERWRITTEN     UNDERWRITTEN    REPLACEMENT     UNDERWRITTEN    UNDERWRITTEN     UNDERWRITTEN   UNDERWRITTEN
FOOTNOTE NUMBER         NOI            NOI DSCR        RESERVE      TI/LC RESERVE   OTHER RESERVE         NCF          NCF DSCR
-----------------------------------------------------------------------------------------------------------------------------------

     8        34     $2,910,628         1.20           $23,775            $0               $0          $2,886,853        1.19
            34.01    $1,372,273                         $8,389            $0               $0          $1,363,884
            34.02     $898,469                          $7,769            $0               $0           $890,700
            34.03     $639,886                          $7,617            $0               $0           $632,269
    11        35     $2,719,719         1.32           $30,992         $218,603            $0          $2,470,125        1.20
     7        36     $3,359,419         1.82           $55,736         $230,239            $0          $3,073,444        1.67
   6, 12      37     $3,538,881         1.35           $39,981         $193,072            $0          $3,305,829        1.26
            37.01    $1,265,446                        $11,268         $70,398             $0          $1,183,780
            37.02     $660,870                          $9,356         $42,217             $0           $609,297
            37.03     $694,106                          $9,356         $44,925             $0           $639,825
            37.04     $918,459                         $10,000         $35,532             $0           $872,927
              38     $3,367,305         1.62           $500,386           $0               $0          $2,866,919        1.38
            38.01     $952,353                         $92,477            $0               $0           $859,876
            38.02     $780,439                         $100,424           $0               $0           $680,015
            38.03     $390,639                         $66,220            $0               $0           $324,419
            38.04     $412,805                         $98,141            $0               $0           $314,664
            38.05     $421,468                         $67,358            $0               $0           $354,110
            38.06     $409,601                         $75,766            $0               $0           $333,835
              39     $3,237,166         1.83           $450,000        $553,089            $0          $2,234,077        1.26
              40     $2,919,648         1.35           $191,038           $0               $0          $2,728,610        1.26
              41     $2,589,364         1.54            $3,924         $19,618             $0          $2,565,822        1.53
              42     $1,978,098         1.21           $10,903         $18,172             $0          $1,949,024        1.19
  13, 14      43     $1,952,370         1.53           $81,000            $0               $0          $1,871,370        1.46
              44     $2,142,490         1.92           $50,109         $332,154        -$100,000       $1,860,227        1.67
              45     $2,095,908         1.59           $30,412         $122,677            $0          $1,942,819        1.48
    11        46      $886,121          1.29           $12,747         $24,340             $0           $849,034         1.24
              47      $865,991          1.29            $5,785         $35,668             $0           $824,538         1.24
              48     $1,509,905         1.14           $29,391            $0               $0          $1,480,515        1.12
              49     $1,832,336         1.52           $29,425         $99,999             $0          $1,702,912        1.41
              50     $1,784,164         1.37           $26,371         $82,650          -$75,000       $1,750,143        1.34
              51     $1,578,828         1.40           $32,742         $45,970             $0          $1,500,116        1.33
              52     $1,807,802         1.59           $27,019         $115,652            $0          $1,665,131        1.46
              53     $1,860,439         1.70           $10,373         $61,676             $0          $1,788,389        1.63
    11        54     $1,671,510         1.52           $17,217         $92,718          -$50,000       $1,611,575        1.47
              55     $1,501,944         1.38            $8,065         $55,903             $0          $1,437,977        1.32
    15        56     $1,572,417         1.59           $43,856         $122,180            $0          $1,406,381        1.42
            56.01     $446,122                         $11,633         $32,928             $0           $401,562
            56.02     $427,138                         $11,138         $31,527             $0           $384,474
            56.03     $115,066                          $5,533          $7,742             $0           $101,790
            56.04     $209,159                          $5,776         $22,309             $0           $181,073
            56.05     $232,553                          $6,064         $17,165             $0           $209,325
            56.06     $142,379                          $3,713         $10,509             $0           $128,158
              57     $2,273,201         2.27            $5,864         $60,118             $0          $2,207,219        2.20
              58     $1,393,943         1.41            $8,749         $66,134             $0          $1,319,060        1.33
              59     $1,708,232         1.84           $18,809         $79,578             $0          $1,609,844        1.73
              60     $1,157,478         1.24            $7,963         $28,139             $0          $1,121,376        1.20
            60.01     $879,758                          $6,053         $21,387             $0           $852,318
            60.02     $277,720                          $1,911          $6,752             $0           $269,058
              61     $1,665,783         1.77           $50,241         $144,607            $0          $1,470,935        1.56
              62     $1,393,311         1.60           $24,991         $62,852             $0          $1,305,468        1.50
              63     $1,170,874         1.32           $19,399         $88,489          -$47,143       $1,110,129        1.25
              64     $1,242,807         1.42            $8,973         $71,184             $0          $1,162,650        1.33
              65     $1,114,750         1.36           $14,000         $63,990             $0          $1,036,760        1.26
              66     $1,303,873         1.34           $17,932         $91,082          -$70,000       $1,264,859        1.30
    11        67     $1,282,972         1.64           $19,350         $56,510             $0          $1,207,112        1.55
              68     $1,281,670         1.98           $25,600         $90,697             $0          $1,165,373        1.80
              69     $1,191,720         1.47           $23,783         $104,341         -$87,500       $1,151,096        1.42

                     ONGOING      ONGOING        UPFRONT          ONGOING        UPFRONT       ONGOING           UPFRONT
         CONTROL     RE TAX      INSURANCE     REPLACEMENT      REPLACEMENT       TI/LC         TI/LC            DEFERRED
FOOTNOTE NUMBER      RESERVE      RESERVE        RESERVE          RESERVE        RESERVE       RESERVE         MAINTENANCE
---------------------------------------------------------------------------------------------------------------------------------

     8        34     $37,447      $3,101            $0                $0            $0            $0                 $0
            34.01
            34.02
            34.03
    11        35     $37,265      $10,837           $0              $2,583       $600,000       $24,774           $407,531
     7        36     $21,188      $9,761            $0                $0            $0            $0                 $0
   6, 12      37     $12,847      $4,538            $0              $2,498          $0          $12,492              $0
            37.01
            37.02
            37.03
            37.04
              38     $45,850      $16,440           $0             $51,947          $0            $0              $88,728
            38.01
            38.02
            38.03
            38.04
            38.05
            38.06
              39     $75,484      $16,891         $37,500          $37,500          $0            $0              $20,192
              40     $44,500      $17,000       $2,250,000         $35,000          $0            $0                 $0
              41     $81,982      $2,128            $0               $327           $0          $1,635            $136,000
              42     $68,900       $680             $0                $0            $0            $0                 $0
  13, 14      43     $28,804      $11,097           $0              $6,750          $0            $0              $128,712
              44     $51,700        $0              $0              $4,269      $1,000,000      $19,210              $0
              45     $20,981      $3,751          $2,534            $2,534          $0            $0                 $0
    11        46     $10,430      $1,503          $6,090            $3,045        $6,690        $3,345             $8,038
              47     $9,316       $1,734          $1,254             $627         $30,000       $3,017               $0
              48       $0           $0              $0              $3,266      $1,250,000        $0              $31,250
              49     $12,616      $3,939          $2,461            $2,462        $4,167        $4,167               $0
              50     $7,900       $4,246            $0              $2,214       $750,000       $9,741               $0
              51     $26,100      $5,900            $0              $3,638          $0          $13,642           $24,625
              52     $12,476      $2,567          $2,252            $2,252       $700,000         $0              $143,771
              53     $10,598      $2,554            $0                $0            $0            $0                 $0
    11        54     $22,314      $3,388            $0              $1,435       $500,000       $8,130               $0
              55     $9,420       $5,034           $672              $672           $0            $0                 $0
    15        56     $25,193      $2,543          $3,655            $3,655       $800,000         $0                 $0
            56.01
            56.02
            56.03
            56.04
            56.05
            56.06
              57       $0           $0              $0                $0            $0            $0                 $0
              58     $9,042       $1,436            $0               $838        $455,000       $2,857            $31,250
              59     $35,188      $2,341          $1,567            $1,567          $0            $0                 $0
              60     $12,888      $2,806            $0                $0          $2,417        $2,417               $0
            60.01
            60.02
              61     $32,625      $2,881          $4,339            $4,339      $1,500,000        $0              $174,656
              62     $27,375      $4,862            $0              $2,083        $10,800       $5,000               $0
              63     $20,968      $4,791            $0              $1,617       $330,000         $0              $62,000
              64       $0           $0            $2,657            $2,657        $6,667        $6,667               $0
              65     $5,502       $1,595          $1,167            $1,167       $671,680       $8,742               $0
              66     $9,721       $2,860         $760,245           $1,489       $700,000         $0                 $0
    11        67     $21,070      $3,261            $0                $0            $0            $0              $39,625
              68     $4,880        $834          $103,750           $2,844          $0          $7,111               $0
              69     $52,516      $12,265           $0              $3,964       $875,000         $0              $110,000

         CONTROL                                                                                                         RELATED
FOOTNOTE NUMBER  BORROWER NAME                                                                                           SPONSOR
----------------------------------------------------------------------------------------------------------------------------------

     8        34   Mini U Storage New Jersey RE LLC                                                                        R-005
            34.01
            34.02
            34.03
                   Griffin Capital (Hookston Square) Investors, LLC, Griffin Capital Hookston
                   Square 1, LLC, Griffin Capital Hookston Square 2, LLC, Griffin Capital Hookston
                   Square 3, LLC, Griffin Capital Hookston Square 4, LLC, Griffin Capital Hookston
                   Square 5, LLC, Griffin Capital Hookston Square 6, LLC, Griffin Capital Hookston
                   Square 7, LLC, Griffin Capital Hookston Square 8, LLC, Griffin Capital Hookston
                   Square 9, LLC, Griffin Capital Hookston Square 10, LLC, Griffin Capital Hookston
                   Square 11, LLC, Griffin Capital Hookston Square 12, LLC, Griffin Capital
                   Hookston Square 13, LLC, Griffin Capital Hookston Square 14, LLC, Griffin
                   Capital Hookston Square 15, LLC, Griffin Capital Hookston Square 16, LLC,
                   Griffin Capital Hookston Square 17, LLC, Griffin Capital Hookston Square 18,
                   LLC, Griffin Capital Hookston Square 19, LLC, Griffin Capital Hookston Square
                   20, LLC, Griffin Capital Hookston Square 21, LLC, Griffin Capital Hookston
                   Square 22, LLC, Griffin Capital Hookston Square 23, LLC, Griffin Capital
                   Hookston Square 24, LLC, Griffin Capital Hookston Square 25, LLC, Griffin
                   Capital Hookston Square 26, LLC, Griffin Capital Hookston Square 27, LLC,
                   Griffin Capital Hookston Square 28, LLC, Griffin Capital Hookston Square 29,
    11        35   LLC, Griffin Capital Hookston Square 30, LLC
     7        36   Canyon Crest Towne Centre, LLC
   6, 12      37   Centra Point Phase II LLC; Centra Point Phase IV LLC
            37.01
            37.02
            37.03
            37.04
              38   JELMS Hotel One LLC; JELMS Hotel Company LP; JELMS Hotel Company LLC                                    R-003
            38.01
            38.02
            38.03
            38.04
            38.05
            38.06
              39   FK South, LLC & FK North, LLC
              40   Whitehall Hotel, LLC
              41   729 Seventh Owner LLC
              42   Dryland Properties, LLC
  13, 14      43   SV Alamo Heights Sunset Limited Partnership
              44   Equastone 1777 Tower, LP
              45   Garza Properties, LLC
    11        46   FRE 258, LLC; ARCE Oakland, LLC                                                                         R-009
              47   Kera Mall, LLC                                                                                          R-009
              48   JCCE-Palomar LLC
              49   Cross Pointe Developers, LLC                                                                            R-008
              50   Maryland City Plaza Limited Partnership (f/k/a MC/RVM Associates Limited Partnership)                   R-006
              51   Acadia Crescent Plaza, LLC
              52   The Sahara Plazas, LLC
              53   Rockridge Market Hall, LLC
                   PEM Butterfield H, LLC; Butterfield Plaza 1, LLC; Butterfield Plaza 2, LLC;
                   Butterfield Plaza 3, LLC; Butterfield Plaza 4, LLC; Butterfield Plaza 5, LLC;
                   Butterfield Plaza 6, LLC; Butterfield Plaza 7, LLC; Butterfield Plaza 8, LLC;
                   Butterfield Plaza 9, LLC; Butterfield Plaza 10, LLC; Butterfield Plaza 11, LLC;
                   Butterfield Plaza 12, LLC; Butterfield Plaza 13, LLC; Butterfield Plaza 14, LLC;
                   Butterfield Plaza 15, LLC; Butterfield Plaza 16, LLC; Butterfield Plaza 17, LLC;
                   Butterfield Plaza 18, LLC; Butterfield Plaza 19, LLC; Butterfield Plaza 20, LLC;
    11        54   Butterfield Plaza 21, LLC; Butterfield Plaza 22, LLC
              55   Wilshire Crescent Associates, LLC                                                                       R-004
    15        56   Willowbrook Partners, LP
            56.01
            56.02
            56.03
            56.04
            56.05
            56.06
              57   Kierland Main Street, LLC
              58   Canon Brighton Medical Building, LLC
              59   Foxmoor Associates, LLC
              60   Burlingame Coastal, LLC
            60.01
            60.02
              61   BRCP/Unico Lincoln Owner, LLC
              62   TSCA-232 Limited Partnership
              63   Delma Pembroke IV, LLC                                                                                  R-007
              64   Commerce On The Green, LLC
              65   Placid Business Center, LLC
              66   PBN Office, LLC
    11        67   Charleston 860 SPE, LLC; Jack London Inn SPE, LP; Fontainebleau SPE, LLC;
              68   Baseline 205 SPE, LLC Riverside Shopping Center L.P.
              69   Lakeside IV, LLC                                                                                        R-007

         CONTROL
FOOTNOTE NUMBER       SELLER      PROPERTY NAME                                      STREET ADDRESS
-----------------------------------------------------------------------------------------------------------------------------------

  11        70         GCFP       Pierce Plaza and Charleston Buffalo Plaza
           70.01                  Pierce Plaza                                       4041 East Thomas Road
           70.02                  Charleston Buffalo Plaza                           1151 & 1181 South Buffalo Drive
            71         GCFP       Chartwell II
           71.01                  Hampton Inn Naples                                 2630 Northbrooke Plaza Drive
           71.02                  Hampton Inn Beaufort                               2342 Boundary Street
            72         GCFP       Sealy Albany                                       30 Veterans Memorial Drive
  11        73         GCFP       Tamiami East                                       14180 SW 8th Street
  11        74         GSMC       Hanover Square South                               7225 Bell Creek Road
  11        75         GCFP       DeZavala Crossing                                  5219 DeZavala Road
            76         GCFP       Metrocenter Parcels 7&8                            9445 North Metro Parkway East
            77         GCFP       Friendly Village Mobile Home Park                  5450 N. Paramount Boulevard
  15        78         GSMC       Williamsburg Downs                                 5350 Central Florida Highway
  11        79         GSMC       Pinebrook Business Center                          1208 & 1220 Tech Boulevard and
                                                                                         10126 Windhorst Road
            80         GCFP       Holiday Inn Express Portfolio
           80.01                  Holiday Inn Express - Roseville, MI                31900 Little Mack Avenue
           80.02                  Holiday Inn Express - Woodhaven                    21500 West Road
            81         GCFP       15 Valley Drive                                    15 Valley Drive
  15        82         GSMC       Grand Plaza                                        14497-14499 North Dale Mabry Highway
            83         GCFP       Chatsworth Plaza                                   21405 Devonshire Street
            84         GCFP       Cornerstone Commons Shopping Center                8100 Country Trail Road
            85         GCFP       Doubletree Club Hotel - Atlanta, GA                3400 Norman Berry Drive
            86         GSMC       IBP X                                              4100 Midway Road
            87         GSMC       El Presidio at Pinnacle Peak                       8700 East Vista Bonita Drive
  16        88         GCFP       Kalani Industrial                                  1320 Kalani Street
            89         GSMC       Sheridan Professional Center                       11011 Sheridan Street
            90         GCFP       283 Greenwich Avenue                               283 Greenwich Avenue
            91         GSMC       700 Highlander Building                            700 Highlander Boulevard
            92         GSMC       Gigante USA                                        3321 West Century Boulevard
            93         GSMC       Plymouth Crossing                                  4110 Butler Pike
   8        94         GCFP       Shaw's Plaza                                       700 South Main Street
   7        95         GSMC       Professional Medical Center                        1002 North Church Street
            96         GCFP       TBC Corp
           96.01                  Tire Kingdom & Starbucks- Mount Pleasant, SC       1820 North Highway 17
           96.02                  National Tire & Battery - Plano, TX                4560 Highway 121
           96.03                  National Tire & Battery - Cypress, TX              25827 Highway 290
           96.04                  National Tire & Battery - North Richland Hills, TX 8509 Precinct Line Road
            97         GSMC       Borel Financial Center                             160 Bovet Street
            98         GSMC       Breakers II of Windmill Lakes                      9757 Windwater Drive
            99         GSMC       Texas Cancer Care                                  800 West Magnolia Avenue
            100        GCFP       100 East Walton Street                             100 East Walton Street
            101        GSMC       Northwood Commons                                  2454 McMullen Booth Road
            102        GSMC       Chantilly Corners Shopping Center                  9130 Eastchase Parkway
            103        GSMC       Shoppes at Plainview                               801 South Hurstbourne Parkway
  11        104        GSMC       Pine Brook Apartments                              2250 Little Valley Road
            105        GCFP       University Heights                                 2101 Burton Drive
            106        GSMC       The Vine Center                                    1722-1790 First Street
            107        GCFP       1955 Lake Park Drive                               1955 Lake Park Drive
            108        GCFP       West Union Village                                 18305,18335,18365, and 18395 NW West Union Road
            109        GSMC       Brand Village                                      1111 North Brand Boulevard
            110        GSMC       Shawnee Business Center                            5400 Shawnee Road
 8, 15      111        GSMC       The Pointe Office / Retail Buildings               1427 & 1429 West Saginaw Street
            112        GCFP       Upland Hills West Shopping Center                  1001-1103 East 16th Street
   7        113        GSMC       Blue Bell West                                     650 Skippack Pike
            114        GCFP       6601 Preston Road                                  6601 Preston Road
            115        GSMC       Shoppes at Lake Park                               3100 South & 5600 West
            116        GCFP       670 & 680 South Coast Highway                      670 & 680 South Coast Highway
            117        GCFP       118-124 South El Camino Real                       118-124 South El Camino Real
            118        GCFP       Storage Outlet - Fullerton                         900 South Raymond Avenue
  11        119        GCFP       Cypress Creek Tower                                800 West Cypress Creek Road

         CONTROL
FOOTNOTE NUMBER     CITY               STATE           COUNTY             ZIP CODE  PROPERTY TYPE  PROPERTY TYPE DETAIL
------------------------------------------------------------------------------------------------------------------------------------

  11        70
           70.01     Phoenix            Arizona         Maricopa           85018     Retail           Unanchored
           70.02     Las Vegas          Nevada          Clark              89177     Retail           Unanchored
            71
           71.01     Naples             Florida         Collier            33934     Hospitality      Limited Service
           71.02     Beaufort           South Carolina  Beaufort           29902     Hospitality      Limited Service
            72       Green Island       New York        Albany             12183     Industrial       Industrial
  11        73       Miami              Florida         Miami-Dade         33184     Retail           Anchored
  11        74       Mechanicsville     Virginia        Hanover            23111     Retail           Anchored
  11        75       San Antonio        Texas           Bexar              78249     Retail           Anchored
            76       Phoenix            Arizona         Maricopa           85051     Retail           Anchored
            77       Long Beach         California      Los Angeles        90805     Mobile Home Park Mobile Home Park
  15        78       Orlando            Florida         Orange             32821     Retail           Anchored
  11        79       Tampa              Florida         Hillsborough       33619     Industrial       Industrial
            80
           80.01     Roseville          Michigan        Macomb             48066     Hospitality      Limited Service
           80.02     Woodhaven          Michigan        Wayne              48183     Hospitality      Limited Service
            81       Greenwich          Connecticut     Fairfield          06831     Office           General Suburban
  15        82       Tampa              Florida         Hillsborough       33618     Office           General Suburban
            83       Chatsworth         California      Los Angeles        91311     Retail           Anchored
            84       Raleigh            North Carolina  Wake               27617     Retail           Anchored
            85       Atlanta            Georgia         Fulton             30344     Hospitality      Full Service
            86       Carrollton         Texas           Denton             75007     Office           General Suburban
            87       Scottsdale         Arizona         Maricopa           85255     Office           General Suburban
  16        88       Honolulu           Hawaii          Honolulu           96817     Industrial       Industrial
            89       Cooper City        Florida         Broward            33026     Office           General Suburban
            90       Greenwich          Connecticut     Fairfield          06830     Retail           Anchored
            91       Arlington          Texas           Tarrant            76015     Office           General Suburban
            92       Inglewood          California      Los Angeles        90303     Retail           Anchored
            93       Plymouth Meeting   Pennsylvania    Montgomery         19462     Industrial       Industrial/Warehouse w/ Office
   8        94       Sharon             Massachusetts   Norfolk            02067     Retail           Anchored
   7        95       Greensboro         North Carolina  Guilford           27401     Office           Medical
            96
           96.01     Mount Pleasant     South Carolina  Charleston         29464     Retail           Unanchored
           96.02     Plano              Texas           Collin             75024     Retail           Single Tenant
           96.03     Cypress            Texas           Harris             77429     Retail           Single Tenant
           96.04     Colleyville        Texas           Tarrant            76180     Retail           Single Tenant
            97       San Mateo          California      San Mateo          94402     Office           General Urban
            98       Houston            Texas           Harris             77075     Multifamily      Garden
            99       Fort Worth         Texas           Tarrant            76104     Office           Medical
            100      Chicago            Illinois        Cook               60611     Retail           Unanchored
            101      Clearwater         Florida         Pinellas           33759     Office           General Suburban
            102      Montgomery         Alabama         Montgomery         36117     Retail           Anchored
            103      Louisville         Kentucky        Jefferson          40222     Retail           Anchored
  11        104      Hoover             Alabama         Jefferson          35216     Multifamily      Conventional
            105      Austin             Texas           Travis             78741     Multifamily      Conventional
            106      Livermore          California      Alameda            94550     Retail           Unanchored
            107      Smyrna             Georgia         Cobb               30080     Office           General Suburban
            108      Portland           Oregon          Washington         97229     Retail           Shadow Anchored
            109      Glendale           California      Los Angeles        91202     Office           General Suburban
            110      Alexandria         Virginia        Fairfax            22312     Office           General Suburban
 8, 15      111      Lansing            Michigan        Ingham             48823     Office           General Suburban
            112      Upland             California      San Bernardino     91784     Retail           Unanchored
   7        113      Blue Bell          Pennsylvania    Montgomery         19422     Office           General Suburban
            114      Plano              Texas           Collin             75024     Office           Medical
            115      West Valley City   Utah            Salt Lake County   84128     Retail           Anchored
            116      Laguna Beach       California      Orange             92651     Retail           Unanchored
            117      San Clemente       California      Orange             92672     Retail           Unanchored
            118      Fullerton          California      Orange County      92831     Self-Storage     Self-Storage
  11        119      Fort Lauderdale    Florida         Broward            33309     Office           General Suburban

                                                                                                             CUT-OFF DATE
         CONTROL                                      NUMBER OF     UNIT        LOAN         ORIGINAL        BALANCE AS OF
FOOTNOTE NUMBER       YEAR BUILT     YEAR RENOVATED     UNITS   DESCRIPTION    PER UNIT       BALANCE        NOVEMBER 2005
------------------------------------------------------------------------------------------------------------------------------

  11        70                                               93,465 sf          $124.11     $11,600,000      $11,600,000.00
           70.01         1981              NAP               67,222 sf
           70.02         1998              NAP               26,243 sf
            71                                                  167 Rooms    $69,461.08     $11,600,000      $11,600,000.00
           71.01         2000              NAP                   91 Rooms
           71.02         1997              NAP                   76 Rooms
            72           2003              NAP              257,000 sf           $44.71     $11,500,000      $11,489,468.26
  11        73           2004              NAP               54,864 sf          $206.42     $11,325,000      $11,325,000.00
  11        74           2005              NAP               69,192 sf          $162.59     $11,250,000      $11,250,000.00
  11        75           2000              NAP               96,668 sf          $111.72     $10,800,000      $10,800,000.00
            76           1975              1984              61,995 sf          $172.39     $10,687,500      $10,687,500.00
            77           1970              NAP                  184 Pads     $57,065.22     $10,500,000      $10,500,000.00
  15        78         1985-1991           NAP              106,313 sf           $97.07     $10,320,000      $10,320,000.00
  11        79      1997-1999, 2002        NAP              131,535 sf           $77.67     $10,216,000      $10,216,000.00
            80                                                  167 Rooms    $59,880.24     $10,000,000      $10,000,000.00
           80.01         2000              NAP                   90 Rooms
           80.02         2002              NAP                   77 Rooms
            81           1978              NAP               35,570 sf          $280.56     $10,000,000       $9,979,474.69
  15        82           1986              NAP              134,040 sf           $73.86      $9,900,000       $9,900,000.00
            83           1961              1981              67,600 sf          $146.18      $9,940,000       $9,881,561.64
            84           2005              NAP               72,938 sf          $135.05      $9,850,000       $9,850,000.00
            85           1961              1998                 220 Rooms    $43,407.39      $9,600,000       $9,549,626.05
            86           2001              NAP              104,354 sf           $91.04      $9,500,000       $9,500,000.00
            87           2000              NAP               59,639 sf          $156.11      $9,310,000       $9,310,000.00
  16        88           1962              1972             242,417 sf           $37.46      $9,200,000       $9,082,092.56
            89           2003              NAP               59,098 sf          $152.29      $9,000,000       $9,000,000.00
            90           1905              1997              16,600 sf          $541.63      $9,000,000       $8,991,075.96
            91           1988              NAP              122,525 sf           $71.82      $8,800,000       $8,800,000.00
            92           2005              NAP               53,248 sf          $163.83      $8,770,000       $8,723,820.61
            93           1985              2001              85,578 sf          $101.43      $8,680,000       $8,680,000.00
   8        94           1966              1997             103,827 sf           $82.83      $8,600,000       $8,600,000.00
   7        95           1998              NAP               81,550 sf          $104.23      $8,500,000       $8,500,000.00
            96                                               30,314 sf          $280.02      $8,500,000       $8,488,393.27
           96.01         2005              NAP                6,980 sf
           96.02         2005              NAP                7,230 sf
           96.03         2005              NAP                8,047 sf
           96.04         2005              NAP                8,057 sf
            97           1986              NAP               75,055 sf          $111.25      $8,350,000       $8,350,000.00
            98           1999              NAP                  150 Units    $55,333.33      $8,300,000       $8,300,000.00
            99           2005              NAP               53,960 sf          $151.05      $8,175,000       $8,150,763.68
            100          1988              NAP               46,058 sf          $176.95      $8,150,000       $8,150,000.00
            101        1986-1988           NAP               68,711 sf          $118.03      $8,110,000       $8,110,000.00
            102          2003              NAP               74,400 sf          $108.80      $8,120,000       $8,094,594.26
            103          1995              NAP               63,024 sf          $126.81      $8,000,000       $7,991,932.24
  11        104          1972              1996                 241 Units    $32,863.07      $7,920,000       $7,920,000.00
            105          1973              1996                 362 Units    $21,823.20      $7,900,000       $7,900,000.00
            106       1960, 1975           2004              36,919 sf          $204.50      $7,550,000       $7,550,000.00
            107          1985              NAP               86,583 sf           $83.16      $7,200,000       $7,200,000.00
            108          2001              NAP               39,256 sf          $178.32      $7,000,000       $7,000,000.00
            109          1989           2002, 2005           53,394 sf          $131.10      $7,000,000       $7,000,000.00
            110          1985              NAP               52,985 sf          $132.11      $7,000,000       $7,000,000.00
 8, 15      111          2004              NAP               29,938 sf          $231.68      $6,936,000       $6,936,000.00
            112          1998              NAP               30,566 sf          $226.67      $6,950,000       $6,928,254.95
   7        113          1985              NAP               58,804 sf          $117.00      $6,880,000       $6,880,000.00
            114          2005              NAP               42,894 sf          $158.39      $6,800,000       $6,793,884.67
            115        2004-2005           NAP               50,300 sf          $131.21      $6,600,000       $6,600,000.00
            116          1937              2000              10,873 sf          $380.97      $4,150,000       $4,142,279.70
            117          1929              NAP               13,945 sf          $171.78      $2,400,000       $2,395,475.48
            118          2003              NAP                  860 Units     $7,558.14      $6,500,000       $6,500,000.00
  11        119          1974              1998              62,476 sf          $103.24      $6,450,000       $6,450,000.00

                                       % OF
                    ALLOCATED CUT-OFF  INITIAL
          CONTROL     DATE BALANCE      POOL      INTEREST     ADMINISTRATIVE    MONTHLY        ANNUAL DEBT        BALLOON
FOOTNOTE  NUMBER    (MULTI-PROPERTY)   BALANCE      RATE           FEE           PAYMENT          SERVICE          BALANCE
---------------------------------------------------------------------------------------------------------------------------------

  11        70                           0.3%      5.4930%        0.0204%       $65,812.58     $789,750.96      $10,775,402.09
           70.01      $7,080,000.00
           70.02      $4,520,000.00
            71                           0.3%      5.3600%        0.0204%       $70,267.58     $843,210.96      $10,910,484.33
           71.01      $6,300,000.00
           71.02      $5,300,000.00
            72       $11,489,468.26      0.3%      5.6120%        0.0204%       $66,106.13     $793,273.56       $9,638,870.79
  11        73       $11,325,000.00      0.3%      5.1800%        0.0204%       $62,046.96     $744,563.52      $10,473,014.11
  11        74       $11,250,000.00      0.3%      5.0400%        0.0204%       $60,667.75     $728,013.00       $9,508,692.35
  11        75       $10,800,000.00      0.3%      5.2300%        0.0204%       $59,504.28     $714,051.36       $9,178,113.25
            76       $10,687,500.00      0.2%      5.4800%        0.0204%       $60,548.41     $726,580.92       $9,557,152.38
            77       $10,500,000.00      0.2%      5.9430%        0.0204%       $52,723.49     $632,681.88      $10,500,000.00
  15        78       $10,320,000.00      0.2%      5.2800%        0.0204%       $57,179.33     $686,151.96       $9,557,270.57
  11        79       $10,216,000.00      0.2%      5.2350%        0.0204%       $56,318.25     $675,819.00       $9,455,113.54
            80                           0.2%      6.1750%        0.0204%       $65,504.10     $786,049.20       $7,787,500.32
           80.01      $5,100,000.00
           80.02      $4,900,000.00
            81        $9,979,474.69      0.2%      5.4750%        0.0204%       $56,622.15     $679,465.80       $8,345,659.65
  15        82        $9,900,000.00      0.2%      5.2000%        0.0804%       $54,361.98     $652,343.76       $8,800,190.93
            83        $9,881,561.64      0.2%      5.6100%        0.0204%       $57,126.15     $685,513.80       $8,332,009.67
            84        $9,850,000.00      0.2%      5.1300%        0.0204%       $53,662.27     $643,947.24       $8,551,273.25
            85        $9,549,626.05      0.2%      6.0670%        0.0204%       $62,246.71     $746,960.52       $7,451,306.27
            86        $9,500,000.00      0.2%      4.9200%        0.0204%       $50,534.59     $606,415.08       $8,203,752.15
            87        $9,310,000.00      0.2%      5.2200%        0.0704%       $51,237.31     $614,847.72       $7,909,505.32
  16        88        $9,082,092.56      0.2%      5.6500%        0.0204%       $83,393.16    1,000,717.92          $90,963.18
            89        $9,000,000.00      0.2%      5.2200%        0.0204%       $49,531.23     $594,374.76       $7,830,949.91
            90        $8,991,075.96      0.2%      5.2900%        0.0204%       $49,921.54     $599,058.48       $7,468,132.68
            91        $8,800,000.00      0.2%      4.7900%        0.0204%       $46,117.38     $553,408.56       $8,090,952.00
            92        $8,723,820.61      0.2%      5.3200%        0.0204%       $48,809.20     $585,710.40       $7,284,492.32
            93        $8,680,000.00      0.2%      5.4200%        0.0204%       $48,849.30     $586,191.60       $7,588,854.98
   8        94        $8,600,000.00      0.2%      5.8300%        0.0204%       $50,625.18     $607,502.16       $7,744,560.59
   7        95        $8,500,000.00      0.2%      5.4400%        0.0204%       $47,942.57     $575,310.84       $7,435,179.56
            96                           0.2%      5.6500%        0.0204%       $52,961.59     $635,539.08       $6,503,327.95
           96.01      $2,610,180.93
           96.02      $2,145,865.82
           96.03      $1,909,888.49
           96.04      $1,822,458.04
            97        $8,350,000.00      0.2%      4.9500%        0.0204%       $44,569.80     $534,837.60       $7,694,734.18
            98        $8,300,000.00      0.2%      5.3900%        0.0204%       $37,798.62     $453,583.44       $8,300,000.00
            99        $8,150,763.68      0.2%      5.5100%        0.0204%       $50,250.49     $603,005.88       $6,223,703.63
            100       $8,150,000.00      0.2%      5.3850%        0.0204%       $45,688.48     $548,261.76       $7,558,893.80
            101       $8,110,000.00      0.2%      5.3900%        0.0204%       $45,489.54     $545,874.48       $7,522,398.97
            102       $8,094,594.26      0.2%      5.3000%        0.0204%       $45,090.74     $541,088.88       $6,740,190.68
            103       $7,991,932.24      0.2%      5.2200%        0.0704%       $44,027.76     $528,333.12       $6,623,576.31
  11        104       $7,920,000.00      0.2%      5.5400%        0.0204%       $45,167.86     $542,014.32       $7,090,789.37
            105       $7,900,000.00      0.2%      5.9150%        0.0204%       $46,933.64     $563,203.68       $7,608,192.16
            106       $7,550,000.00      0.2%      4.9600%        0.0204%       $40,345.66     $484,147.92       $6,676,898.85
            107       $7,200,000.00      0.2%      5.9100%        0.0204%       $35,952.50     $431,430.00       $7,200,000.00
            108       $7,000,000.00      0.2%      5.3400%        0.0204%       $39,045.39     $468,544.68       $6,108,727.92
            109       $7,000,000.00      0.2%      4.9900%        0.0704%       $37,534.74     $450,416.88       $6,194,265.38
            110       $7,000,000.00      0.2%      5.1000%        0.0704%       $38,006.49     $456,077.88       $6,072,406.33
 8, 15      111       $6,936,000.00      0.2%      5.3200%        0.0204%       $38,602.12     $463,225.44       $6,049,838.64
            112       $6,928,254.95      0.2%      5.3000%        0.0204%       $38,593.67     $463,124.04       $5,769,005.88
   7        113       $6,880,000.00      0.2%      5.3700%        0.0204%       $38,504.58     $462,054.96       $6,007,845.80
            114       $6,793,884.67      0.2%      5.6840%        0.0204%       $39,398.31     $472,779.72       $5,712,050.61
            115       $6,600,000.00      0.2%      5.2100%        0.0204%       $36,282.10     $435,385.20       $6,106,184.42
            116       $4,142,279.70      0.1%      5.9250%        0.0204%       $24,681.59     $296,179.08       $3,511,073.22
            117       $2,395,475.48      0.1%      5.8650%        0.0204%       $14,181.57     $170,178.84       $2,026,881.14
            118       $6,500,000.00      0.2%      5.7950%        0.0204%       $38,118.25     $457,419.00       $5,733,545.74
  11        119       $6,450,000.00      0.2%      5.3000%        0.0204%       $35,817.15     $429,805.80       $5,745,910.54

                     INTEREST                        FIRST         LAST IO      FIRST P&I
          CONTROL    ACCRUAL                       PAYMENT        PAYMENT       PAYMENT       PAYMENT
FOOTNOTE  NUMBER      METHOD       NOTE DATE         DATE           DATE          DATE         DATE
----------------------------------------------------------------------------------------------------------------

  11        70     Actual/360     8/22/2005      10/6/2005       9/6/2010      10/6/2010        6
           70.01
           70.02
            71     Actual/360     6/10/2005       8/6/2005       7/6/2007       8/6/2007        6
           71.01
           71.02
            72     Actual/360     10/4/2005      11/6/2005                     11/6/2005        6
  11        73     Actual/360     6/27/2005       8/6/2005       7/6/2010       8/6/2010        6
  11        74     Actual/360     9/22/2005      11/6/2005      10/6/2006      11/6/2006        6
  11        75     Actual/360     7/25/2005       9/6/2005       8/6/2006       9/6/2006        6
            76     Actual/360     6/17/2005       8/6/2005       7/6/2008       8/6/2008        6
            77     Actual/360     8/29/2005      10/6/2005       9/6/2010                       6
  15        78     Actual/360     9/16/2005      11/6/2005      10/6/2010      11/6/2010        6
  11        79     Actual/360     6/15/2005       8/6/2005       7/6/2010       8/6/2010        6
            80     Actual/360    10/13/2005      12/6/2005                     12/6/2005        6
           80.01
           80.02
            81     Actual/360     8/31/2005      10/6/2005                     10/6/2005        6
  15        82     Actual/360     8/19/2005      10/1/2005       9/1/2008      10/1/2008        1
            83     Actual/360     4/19/2005       6/6/2005                      6/6/2005        6
            84     Actual/360     8/5/2005        9/6/2005       8/6/2007       9/6/2007        6
            85     Actual/360     6/15/2005       8/6/2005                      8/6/2005        6
            86     Actual/360     7/15/2005       9/6/2005       8/6/2007       9/6/2007        6
            87     Actual/360     9/7/2005       11/6/2005      10/6/2006      11/6/2006        6
  16        88     Actual/360     8/3/2005        9/6/2005                      9/6/2005        6
            89     Actual/360     5/25/2005       7/6/2005       6/6/2007       7/6/2007        6
            90     Actual/360     9/26/2005      11/6/2005                     11/6/2005        6
            91     Actual/360     7/14/2005       9/6/2005       8/6/2007       9/6/2007        6
            92     Actual/360     5/25/2005       7/1/2005                      7/1/2005        1
            93     Actual/360    10/12/2005      12/6/2005      11/6/2007      12/6/2007        6
   8        94     Actual/360     7/28/2005       9/6/2005       8/6/2008       9/6/2008        6
   7        95     Actual/360     8/25/2005      10/6/2005       9/6/2007      10/6/2007        6
            96     Actual/360     9/30/2005      11/6/2005                     11/6/2005        6
           96.01
           96.02
           96.03
           96.04
            97     Actual/360     8/29/2005      10/6/2005       9/6/2010      10/6/2010        6
            98     Actual/360     4/29/2005       6/6/2005       5/6/2010                       6
            99     Actual/360     8/16/2005      10/6/2005                     10/6/2005        6
            100    Actual/360     10/7/2005      12/6/2005      11/6/2010      12/6/2010        6
            101    Actual/360     8/22/2005      10/6/2005       9/6/2010      10/6/2010        6
            102    Actual/360     7/8/2005        9/6/2005                      9/6/2005        6
            103    Actual/360     9/29/2005      11/6/2005                     11/6/2005        6
  11        104    Actual/360     5/16/2005       7/6/2005       6/6/2008       7/6/2008        6
            105    Actual/360    10/12/2005      12/6/2005      11/6/2007      12/6/2007        6
            106    Actual/360     7/29/2005       9/6/2005       8/6/2008       9/6/2008        6
            107    Actual/360    10/12/2005      12/6/2005      11/6/2010                       6
            108    Actual/360     5/16/2005       7/6/2005       6/6/2007       7/6/2007        6
            109    Actual/360     8/24/2005      10/1/2005       9/1/2008      10/1/2008        1
            110    Actual/360     9/8/2005       11/6/2005      10/6/2007      11/6/2007        6
 8, 15      111    Actual/360     7/22/2005       9/6/2005       8/6/2007       9/6/2007        6
            112    Actual/360     7/1/2005        9/6/2005                      9/6/2005        6
   7        113    Actual/360    10/12/2005      12/6/2005      11/6/2007      12/6/2007        6
            114    Actual/360     9/21/2005      11/6/2005                     11/6/2005        6
            115    Actual/360     6/23/2005       8/6/2005       7/6/2010       8/6/2010        6
            116    Actual/360     8/17/2005      10/6/2005                     10/6/2005        6
            117    Actual/360     8/17/2005      10/6/2005                     10/6/2005        6
            118    Actual/360     10/3/2005      12/6/2005      11/6/2007      12/6/2007        6
  11        119    Actual/360     7/13/2005       9/6/2005       8/6/2008       9/6/2008        6

1    The Open Period is inclusive of the Maturity Date

2    Container Store has an executed lease but is not yet in occupancy. They are expected to open in March 2006.

3    The Appraisal Value reflects an overall portfolio valuation which is greater than the sum of the individual property appraised values.

4    The Monthly Payment is a calculated average of the future principal and interest payments for the 12-month period beginning with the payment in
     October 2012 through the payment in September 2013. The Annual Debt Service is the sum of the scheduled principal and interest for the same period. The
     Underwritten NOI DSCR and Underwritten NCF DSCR are based on the required amortization schedule and interest payments for the 12-month period beginning with the payment in October 2012 through the payment in September
     2013.

5    The Cut-off Date LTV and Underwritten NCF DSCR are based on the total
     $251,000,000 financing reduced by the $15,000,000 performance guarantee.

6    For the purpose of calculating underwritten debt service coverage ratios, loan-to-value ratios and loan per square foot/unit, the cutoff date principal balance for each mortgage loan in a split loan structure includes the cut-off date principal balance of the pari passu mortgage loan in the trust plus the cut-off date principal balance of any pari passu mortgage that is not in the trust.

7    The Scheduled Maturity Date LTV is calculated utilizing the stabilized appraised value.

8    For the purpose of calculating underwritten debt service coverage ratios, loan-to-value ratios and loan per square foot/unit, the cutoff date principal balance for each mortgage loan in a split loan structure excludes the cut-off date principal balance of any subordinate mortgage loan in that split loan structure.

9    For the purpose of calculating underwritten debt service coverage ratios, loan-to-value ratios and loan per square foot/unit, the cutoff date principal balance for each mortgage loan in a split loan structure (x)
     includes the cut-off date principal balance of the pari passu mortgage loan in the trust plus the cut-off date principal balance of any pari passu mortgage that is not in the trust, and (y) excludes the cut-off date principal balance of any subordinate mortgage loan in that split loan structure.

10   The Cut-off Date LTV and Maturity Date LTV are calculated net of
     $16,500,000 in reserves.

11   Borrowing entity utilizes a tenant-in-common structure

12   The pari passu companion loan is a future funding obligation of GCFP.
     Underwritten debt service coverage ratios and loan to appraised value ratios shown in this prospectus supplement are calculated as if the
     $9,400,000 advance was funded.

13   The 730 month Original Amortization term is approximate. Amortization for the loan is based on $20,000,000 interest only and $2,000,000 amortizing on a 360 month schedule. See Annex A-3 for actual amortization schedule.

14   The Monthly Payment is a calculated average of the future principal and interest payments for the 12-month period beginning with the payment in
     November 2005 through the payment in October 2006. The Annual Debt Service is the sum of the scheduled principal and interest for the same period. The
     Underwritten NOI DSCR and Underwritten NCF DSCR are based on the required amortization schedule and interest payments for the 12-month period beginning with the payment in November 2005 through the payment in October
     2006.

15   The Cut-Off Date LTV, DSCR and loan per square foot/unit figures for these loans are net of the earnout amount. The Scheduled Maturity Date LTV is calculated utilizing the stabilized appraised value as applicable.

16   The mortgage loan is fully payable on its initial maturity date on August
     6, 2014 with an exit fee if the loan's extension option is not exercised or otherwise fully prepayable on its final maturity date on August 6, 2018 without an exit fee. For purposes of all calculations, we have assumed the loan term through the final maturity date.

17   The Appraisal Value reflects the stabilized appraisal value with stabilization that is expected to occur in November 2005.

18   Property is leased by Alamo Rent-A-Car. The property size and largest tenant size shown include 15,981 sf of building space 36,212 sf of parking space.

19   Borrower is required to pay as rent, on or before June 1 and December 1 of each year of the term, a sum equal to the amount payable as principal and interest on the bonds issued by the ground lessor and purchased by
     Borrower. The bonds were issued on September 1, 2002 in the principal amount of $14,200,000 with a coupon of 6.5% and a maturity date of December
     31, 2012. See "Annex B - Structural and Collateral Term Sheet - Ten Largest
     Mortgage Loans - Schron Industrial Portfolio.

                                                                      ORIGINAL
                   GRACE     GRACE                                    INTEREST   REMAINING    ORIGINAL                  ORIGINAL
         CONTROL  DAYS -    DAYS -      LOAN TYPE (IO, AMORTIZING,      ONLY      INTEREST      LOAN     REMAINING    AMORTIZATION
FOOTNOTE NUMBER  LATE FEE   DEFAULT           IO AMORTIZING)            TERM     ONLY TERM      TERM     LOAN TERM        TERM
-----------------------------------------------------------------------------------------------------------------------------------

 11        70       0         0       Interest Only, Then Amortizing      60          58         120         118            360
          70.01
          70.02
           71       0         0       Interest Only, Then Amortizing      24          20          60          56            300
          71.01
          71.02
           72       0         0                 Amortizing                 0          0          120         119            360
 11        73       0         0       Interest Only, Then Amortizing      60          56         120         116            360
 11        74       0         0       Interest Only, Then Amortizing      12          11         120         119            360
 11        75       0         0       Interest Only, Then Amortizing      12          9          120         117            360
           76       0         0       Interest Only, Then Amortizing      36          32         120         116            360
           77       0         0               Interest Only               60          58          60          58            NA
 15        78       0         0       Interest Only, Then Amortizing      60          59         120         119            360
 11        79       0         0       Interest Only, Then Amortizing      60          56         120         116            360
           80       0         0                 Amortizing                 0          0          120         120            300
          80.01
          80.02
           81       0         0                 Amortizing                 0          0          120         118            360
 15        82       5         5       Interest Only, Then Amortizing      36          34         120         118            360
           83       0         0                 Amortizing                 0          0          120         114            360
           84      15         0       Interest Only, Then Amortizing      24          21         120         117            360
           85       0         0                 Amortizing                 0          0          120         116            300
           86       0         0       Interest Only, Then Amortizing      24          21         120         117            360
           87       0         0       Interest Only, Then Amortizing      12          11         120         119            360
 16        88       0         0              Fully Amortizing              0          0          156         153            156
           89       0         0       Interest Only, Then Amortizing      24          19         120         115            360
           90       0         0                 Amortizing                 0          0          120         119            360
           91       0         0       Interest Only, Then Amortizing      24          21          84          81            360
           92       5         5                 Amortizing                 0          0          120         115            360
           93       0         0       Interest Only, Then Amortizing      24          24         120         120            360
  8        94       0         0       Interest Only, Then Amortizing      36          33         120         117            360
  7        95      15         0       Interest Only, Then Amortizing      24          22         120         118            360
           96       0         0                 Amortizing                 0          0          120         119            300
          96.01
          96.02
          96.03
          96.04
           97       0         0       Interest Only, Then Amortizing      60          58         120         118            360
           98       0         0               Interest Only               60          54          60          54            NA
           99       0         0                 Amortizing                 0          0          120         118            300
           100      0         0       Interest Only, Then Amortizing      60          60         120         120            360
           101      0         0       Interest Only, Then Amortizing      60          58         120         118            360
           102      0         0                 Amortizing                 0          0          120         117            360
           103      0         0                 Amortizing                 0          0          120         119            360
 11        104      0         0       Interest Only, Then Amortizing      36          31         120         115            360
           105      0         0       Interest Only, Then Amortizing      24          24          60          60            360
           106      0         0       Interest Only, Then Amortizing      36          33         120         117            360
           107      0         0               Interest Only               60          60          60          60            NA
           108      0         0       Interest Only, Then Amortizing      24          19         120         115            360
           109      0         0       Interest Only, Then Amortizing      36          34         120         118            360
           110      0         0       Interest Only, Then Amortizing      24          23         120         119            360
8, 15      111      0         0       Interest Only, Then Amortizing      24          21         120         117            360
           112      0         0                 Amortizing                 0          0          120         117            360
  7        113      0         0       Interest Only, Then Amortizing      24          24         120         120            360
           114      0         0                 Amortizing                 0          0          120         119            360
           115      0         0       Interest Only, Then Amortizing      60          56         120         116            360
           116      0         0                 Amortizing                 0          0          120         118            360
           117      0         0                 Amortizing                 0          0          120         118            360
           118      0         0       Interest Only, Then Amortizing      24          24         120         120            360
 11        119      0         0       Interest Only, Then Amortizing      36          33         120         117            360

                     REMAINING                                   HYPER                                    CROSS            CROSS
         CONTROL    AMORTIZATION                 MATURITY     AMORTIZING                  CASH       COLLATERALIZED   COLLATERALIZED
FOOTNOTE NUMBER         TERM       SEASONING       DATE          LOAN       LOCKBOX    MANAGEMENT         (Y/N)            GROUP
------------------------------------------------------------------------------------------------------------------------------------

  11        70           360            2         9/6/2015         No          No           NAP             No               NAP
           70.01
           70.02
            71           300            4         7/6/2010         No         Hard       Springing          No               NAP
           71.01
           71.02
            72           359            1         10/6/2015        No         Hard       Springing          No               NAP
  11        73           360            4         7/6/2015         No          No           NAP             No               NAP
  11        74           360            1         10/6/2015        No          NAP          NAP             No               NAP
  11        75           360            3         8/6/2015         No         Hard       Springing          No               NAP
            76           360            4         7/6/2015         No         Hard       Springing          No               NAP
            77            NA            2         9/6/2010         No          No           NAP             No               NAP
  15        78           360            1         10/6/2015        No          NAP          NAP             No               NAP
  11        79           360            4         7/6/2015         No          NAP          NAP             No               NAP
            80           300            0         11/6/2015        No          No           NAP             No               NAP
           80.01
           80.02
            81           358            2         9/6/2015         No         Hard       Springing          No               NAP
  15        82           360            2         9/1/2015         No          NAP          NAP             No               NAP
            83           354            6         5/6/2015         No         Hard       Springing          No               NAP
            84           360            3         8/6/2015         No          No           NAP             No               NAP
            85           296            4         7/6/2015         No          No           NAP             No               NAP
            86           360            3         8/6/2015         No          NAP          NAP             No               NAP
            87           360            1         10/6/2015        No          NAP          NAP             No               NAP
  16        88           153            3         8/6/2018         No          No           NAP             No               NAP
            89           360            5         6/6/2015         No          NAP          NAP             No               NAP
            90           359            1         10/6/2015        No         Hard       Springing          No               NAP
            91           360            3         8/6/2012         No          NAP          NAP             No               NAP
            92           355            5         6/1/2015         No          NAP          NAP             No               NAP
            93           360            0         11/6/2015        No          NAP          NAP             No               NAP
   8        94           360            3         8/6/2015         No         Hard       Springing          No               NAP
   7        95           360            2         9/6/2015         No          NAP          NAP             No               NAP
            96           299            1         10/6/2015        No         Hard       Springing          No               NAP
           96.01
           96.02
           96.03
           96.04
            97           360            2         9/6/2015         No          NAP          NAP             No               NAP
            98            NA            6         5/6/2010         No          NAP          NAP             No               NAP
            99           298            2         9/6/2015         No          NAP          NAP             No               NAP
            100          360            0         11/6/2015        No         Soft       Springing          No               NAP
            101          360            2         9/6/2015         No          NAP          NAP             No               NAP
            102          357            3         8/6/2015         No          NAP          NAP             No               NAP
            103          359            1         10/6/2015        No          NAP          NAP             No               NAP
  11        104          360            5         6/6/2015         No          NAP          NAP             No               NAP
            105          360            0         11/6/2010        No          No           NAP             No               NAP
            106          360            3         8/6/2015         No          NAP          NAP             No               NAP
            107           NA            0         11/6/2010        No         Hard       Springing          No               NAP
            108          360            5         6/6/2015         No          No           NAP             No               NAP
            109          360            2         9/1/2015         No          NAP          NAP             No               NAP
            110          360            1         10/6/2015        No          NAP          NAP             No               NAP
 8, 15      111          360            3         8/6/2015         No          NAP          NAP             No               NAP
            112          357            3         8/6/2015         No          No           NAP             No               NAP
   7        113          360            0         11/6/2015        No          NAP          NAP             No               NAP
            114          359            1         10/6/2015        No         Soft       Springing          No               NAP
            115          360            4         7/6/2015         No          NAP          NAP             No               NAP
            116          358            2         9/6/2015         No          No           NAP             Yes            Yes-02
            117          358            2         9/6/2015         No          No           NAP             Yes            Yes-02
            118          360            0         11/6/2015        No          No           NAP             No               NAP
  11        119          360            3         8/6/2015         No         Hard       Springing          No               NAP

                                                                                                         EARNOUT OR
                                                                                                        PERFORMANCE
         CONTROL                                             MEZZ DEBT         B NOTE        EARNOUT     GUARANTEE     P & I AFTER
FOOTNOTE NUMBER    PREPAYMENT PROVISIONS (# OF PAYMENTS) (1)  BALANCE          BALANCE        FLAG         AMOUNT        EARNOUT
------------------------------------------------------------------------------------------------------------------------------------

  11        70       Lockout/26_Defeasance/90_0%/4                                              No             $0          $0.00
           70.01
           70.02
            71       Lockout/28_Defeasance/29_0%/3                                              No             $0          $0.00
           71.01
           71.02
            72       Lockout/25_Defeasance/91_0%/4                                              No             $0          $0.00
  11        73       Lockout/28_Defeasance/88_0%/4                                              No             $0          $0.00
  11        74       Lockout/25_Defeasance/91_0%/4                                              No             $0          $0.00
  11        75       Lockout/27_Defeasance/89_0%/4                                              No             $0          $0.00
            76       Lockout/28_Defeasance/88_0%/4                                              No             $0          $0.00
            77       Lockout/26_Defeasance/31_0%/3                                              No             $0          $0.00
  15        78       Lockout/25_Defeasance/91_0%/4                                              Yes      $595,000     $53,882.66
  11        79       Lockout/28_Defeasance/88_0%/4                                              No             $0          $0.00
            80       Lockout/24_Defeasance/92_0%/4                                              No             $0          $0.00
           80.01
           80.02
            81       Lockout/26_Defeasance/91_0%/3                                              No             $0          $0.00
  15        82       Lockout/26_Defeasance/90_0%/4                                              Yes      $515,909     $51,529.06
            83       Lockout/30_Defeasance/87_0%/3                                              No             $0          $0.00
            84       Lockout/27_Defeasance/89_0%/4                                              No             $0          $0.00
            85       Lockout/28_Defeasance/88_0%/4                                              No             $0          $0.00
            86       Lockout/27_Defeasance/89_0%/4                                              No             $0          $0.00
            87       Lockout/25_Defeasance/91_0%/4                                              No             $0          $0.00
  16        88       Lockout/27_Defeasance/80_YM/
                       1_Defeasance/45_0%/3                                                     No             $0          $0.00
            89       Lockout/29_Defeasance/87_0%/4                                              No             $0          $0.00
            90       Lockout/25_Defeasance/91_0%/4                                              No             $0          $0.00
            91       Lockout/27_Defeasance/53_0%/4                                              No             $0          $0.00
            92       Lockout/29_Defeasance/87_0%/4                                              No             $0          $0.00
            93       Lockout/24_Defeasance/92_0%/4                                              No             $0          $0.00
   8        94       Lockout/27_Defeasance/88_0%/5                             $900,000.00      No             $0          $0.00
   7        95       Lockout/26_Defeasance/90_0%/4                                              No             $0          $0.00
            96       Lockout/36_> YM or 1%/80_0%/4                                              No             $0          $0.00
           96.01
           96.02
           96.03
           96.04
            97       Lockout/26_Defeasance/90_0%/4                                              No             $0          $0.00
            98       Lockout/30_Defeasance/12_Defeasance/
                       Declining Fee/15_0%/3                                                    No             $0          $0.00
            99       Lockout/26_>YM or 1%/90_0%/4                                               No             $0          $0.00
            100      Lockout/24_Defeasance/92_0%/4                                              No             $0          $0.00
            101      Lockout/26_Defeasance/90_0%/4                                              No             $0          $0.00
            102      Lockout/27_Defeasance/89_0%/4                                              No             $0          $0.00
            103      Lockout/25_>YM or 1%/91_0%/4                                               No             $0          $0.00
  11        104      Lockout/29_Defeasance/87_0%/4                                              No             $0          $0.00
            105      Lockout/24_Defeasance/32_0%/4                                              No             $0          $0.00
            106      Lockout/27_Defeasance/89_0%/4                                              No             $0          $0.00
            107      Lockout/24_Defeasance/33_0%/3                                              No             $0          $0.00
            108      Lockout/29_Defeasance/87_0%/4                                              No             $0          $0.00
            109      Lockout/26_Defeasance/90_0%/4                                              No             $0          $0.00
            110      Lockout/25_Defeasance/91_0%/4                                              No             $0          $0.00
 8, 15      111      Lockout/27_Defeasance/89_0%/4                             $415,000.00      Yes      $288,000     $36,999.26
            112      Lockout/27_Defeasance/89_0%/4                                              No             $0          $0.00
   7        113      Lockout/24_Defeasance/92_0%/4                                              No             $0          $0.00
            114      Lockout/59_> YM or 1%/57_0%/4                                              No             $0          $0.00
            115      Lockout/28_Defeasance/88_0%/4                                              No             $0          $0.00
            116      Lockout/26_Defeasance/91_0%/3                                              No             $0          $0.00
            117      Lockout/26_Defeasance/91_0%/3                                              No             $0          $0.00
            118      Lockout/24_Defeasance/92_0%/4                                              No             $0          $0.00
  11        119      Lockout/27_Defeasance/90_0%/3                                              No             $0          $0.00

                                                                 SCHEDULED
           CONTROL    APPRAISAL      APPRAISAL    CUT-OFF DATE   MATURITY                OCCUPANCY
 FOOTNOTE   NUMBER      DATE           VALUE         LTV         DATE LTV   OCCUPANCY %  AS OF DATE
-------------------------------------------------------------------------------------------------------

    11        70                    $14,600,000     79.5%         73.8%       84.3%        8/1/2005
            70.01     5/4/2005       $8,600,000                               84.1%        8/1/2005
            70.02     6/20/2005      $6,000,000                               84.9%        8/1/2005
              71                    $16,800,000     69.0%         64.9%       79.7%
            71.01     5/13/2005      $9,100,000                               80.0%        2/28/2005
            71.02     5/11/2005      $7,700,000                               79.3%        3/31/2005
              72      8/18/2005     $17,000,000     67.6%         56.7%       100.0%       6/30/2005
    11        73      5/11/2005     $15,200,000     74.5%         68.9%       100.0%       7/1/2005
    11        74      8/6/2005      $15,400,000     73.1%         61.7%       93.2%        8/15/2005
    11        75      3/19/2005     $14,100,000     76.6%         65.1%       100.0%       6/30/2005
              76      5/25/2005     $14,400,000     74.2%         66.4%       100.0%       6/1/2005
              77      5/26/2005     $14,880,000     70.6%         70.6%       100.0%       7/1/2005
    15        78      8/5/2005      $13,500,000     72.0%         65.6%       87.2%        7/31/2005
    11        79      3/18/2005     $13,250,000     77.1%         71.4%       93.9%        4/15/2005
              80                    $13,700,000     73.0%         56.8%       60.3%        6/30/2005
            80.01     8/4/2005       $6,800,000                               58.1%        6/30/2005
            80.02     8/5/2005       $6,900,000                               62.9%        6/30/2005
              81      8/3/2005      $13,500,000     73.9%         61.8%       85.9%        7/31/2005
    15        82      7/15/2005     $13,000,000     72.2%         67.7%       84.2%        6/30/2005
              83      3/17/2005     $13,000,000     76.0%         64.1%       91.2%        8/3/2005
              84      6/3/2005      $12,725,000     77.4%         67.2%       83.5%        7/31/2005
              85      4/26/2005     $13,400,000     71.3%         55.6%       79.3%        6/30/2005
              86      7/1/2005      $12,700,000     74.8%         64.6%       86.8%        5/31/2005
              87      8/2/2005      $13,300,000     70.0%         59.5%       84.6%        8/31/2005
    16        88      5/12/2005     $12,220,000     74.3%          0.7%       98.6%        7/1/2005
              89      2/22/2005     $12,400,000     72.6%         63.2%       86.0%        6/30/2005
              90      8/1/2005      $12,000,000     74.9%         62.2%       100.0%       5/3/2005
              91      6/6/2005      $11,700,000     75.2%         69.2%       81.6%        6/15/2005
              92      4/4/2005      $11,000,000     79.3%         66.2%       100.0%       6/30/2005
              93      8/2/2005      $10,850,000     80.0%         69.9%       95.1%        6/17/2005
     8        94      6/2/2005      $10,800,000     79.6%         71.7%       100.0%       7/22/2005
     7        95      6/23/2005     $11,460,000     74.2%         63.8%       84.2%        7/13/2005
              96                    $11,550,000     73.5%         56.3%       100.0%       8/1/2005
            96.01     8/3/2005       $3,550,000                               100.0%       8/1/2005
            96.02     8/1/2005       $2,900,000                               100.0%       8/1/2005
            96.03     8/2/2005       $2,600,000                               100.0%       8/1/2005
            96.04     8/1/2005       $2,500,000                               100.0%       8/1/2005
              97      7/20/2005     $16,000,000     52.2%         48.1%       100.0%       6/30/2005
              98      4/13/2005     $10,550,000     78.7%         78.7%       95.3%        6/13/2005
              99      6/17/2005     $10,600,000     76.9%         58.7%       100.0%       7/31/2005
             100      8/1/2005      $10,900,000     74.8%         69.3%       86.4%        7/1/2005
             101      8/5/2005      $11,200,000     72.4%         67.2%       92.9%        7/29/2005
             102      4/2/2005      $10,150,000     79.7%         66.4%       95.7%        5/31/2005
             103      8/30/2005     $13,200,000     60.5%         50.2%       100.0%       7/31/2005
    11       104      4/29/2005     $10,000,000     79.2%         70.9%       92.1%        5/2/2005
             105      10/1/2005     $11,390,000     69.4%         66.8%       92.0%        10/5/2005
             106      6/24/2005     $10,220,000     73.9%         65.3%       100.0%       7/15/2005
             107      8/17/2005      $9,500,000     75.8%         75.8%       88.3%        6/30/2005
             108      3/11/2005      $9,240,000     75.8%         66.1%       71.4%        7/1/2005
             109      7/13/2005     $10,600,000     66.0%         58.4%       100.0%       8/1/2005
             110      7/21/2005      $8,750,000     80.0%         69.4%       94.1%        7/31/2005
   8, 15     111      5/25/2005      $8,310,000     80.0%         69.8%       84.8%        6/15/2005
             112      6/13/2005      $9,275,000     74.7%         62.2%       100.0%       6/1/2005
     7       113      8/2/2005       $8,600,000     80.0%         66.8%       88.6%        6/30/2005
             114      5/9/2005       $9,000,000     75.5%         63.5%       100.0%       6/1/2005
             115      5/4/2005       $9,700,000     68.0%         63.0%       95.0%        6/20/2005
             116      7/13/2005      $5,860,000     68.2%         57.7%       100.0%       7/14/2005
             117      6/21/2005      $3,730,000     68.2%         57.7%       100.0%       7/27/2005
             118      8/28/2005     $11,400,000     57.0%         50.3%       70.3%        8/29/2005
    11       119      4/28/2005      $8,900,000     72.5%         64.6%       88.1%        7/1/2005

                                                                                  LARGEST    LARGEST TENANT
           CONTROL                                                                TENANT         LEASE
 FOOTNOTE   NUMBER   LARGEST TENANT (BASED ON SQUARE FOOTAGE)                     SQ. FT.      EXPIRATION
-------------------------------------------------------------------------------------------------------------

    11        70
            70.01    Tungland Corporation                                          27,297      12/31/2008
            70.02    Summerlin Dance Academy                                        5,973       4/30/2012
              71
            71.01    NAP                                                                0          NAP
            71.02    NAP                                                                0          NAP
              72     Sealy Mattress Company of Albany                             257,000      10/31/2018
    11        73     LA Fitness                                                    45,000       7/31/2020
    11        74     PetsMart                                                      18,939       2/1/2015
    11        75     Roomstore                                                     31,200      11/14/2014
              76     Circuit City Stores West Coast, Inc.                          33,695       1/31/2010
              77     NAP                                                                0          NAP
    15        78     Publix                                                        39,795       5/1/2010
    11        79     Hill Donnelly                                                 29,566       6/1/2008
              80
            80.01    NAP                                                                0          NAP
            80.02    NAP                                                                0          NAP
              81     Walter J. McKeever & Company                                   5,864       6/30/2012
    15        82      US Social Security                                           14,136       1/1/2007
              83     Ralph's Grocery                                               30,500      12/31/2019
              84     Lowe's Food Stores, Inc.                                      51,400       6/30/2025
              85     NAP                                                                0          NAP
              86     Allstate (d.b.a. Encompass)                                   29,070      11/30/2006
              87     SBI and Company                                                4,881       9/1/2006
    16        88     Auto Tech Service Center                                      14,140       2/28/2009
              89     GC West Properties, LLP                                       12,429       4/1/2015
              90     Scoop NYC                                                      4,300       6/30/2015
              91     Lenders & Members Service                                     21,327       2/1/2007
              92     Gigante USA                                                   48,230       2/1/2025
              93     Elkay Plastics Co., Inc                                       18,212       8/31/2007
     8        94     Shaw's Supermarkets, Inc                                      67,567      11/30/2009
     7        95     Central Carolina                                              16,813       9/1/2009
              96
            96.01    Tire Kingdom, Inc.                                             5,730       2/28/2030
            96.02    NTW Inc., d/b/a NTB                                            7,230       7/31/2030
            96.03    NTW Inc., d/b/a NTB                                            8,047       6/30/2030
            96.04    NTW Inc., d/b/a NTB                                            8,057       6/30/2030
              97     Borel Private Bank                                            31,839       2/1/2007
              98     NAP                                                              NAP          NAP
              99     Texas Cancer Care                                             53,960       4/1/2015
             100     4Taste                                                         6,100       6/1/2010
             101     Nicholas Data Services, Inc.                                  14,959       3/31/2010
             102     Bruno's Food & Pharmacy                                       53,400      11/30/2023
             103     Barnes & Noble                                                30,024       1/1/2011
    11       104     NAP                                                              NAP          NAP
             105     NAP                                                                0          NAP
             106     Vine Cinema                                                   14,038       8/1/2018
             107     Archwood Chemical, Inc                                        35,998      11/14/2009
             108     Tae Kwon Do/Expansion                                          2,683       8/31/2008
             109     Stevenson Real Estate                                          6,025       3/1/2011
             110     LEICA Geosystems                                              11,514       3/31/2008
   8, 15     111     Terra Mgmt                                                    10,462       8/31/2029
             112     Yeager Inland Empire, Inc. dba Coldwell                       10,885       5/30/2011
     7       113     Prudential Fox & Roach                                        18,318       5/31/2008
             114     Texas Regional Heart Center                                   42,894       4/17/2020
             115     Michaels Stores Inc.                                          21,300       4/1/2015
             116     Serrano Investments dba Mosun Sushi                            8,022       5/31/2020
             117     Surfrider                                                      4,192       7/1/2007
             118     NAP                                                                0          NAP
    11       119     Streicher Mobile Fueling, Inc.                                 6,642       2/28/2006

                                                                                  SECOND
                                                                                 LARGEST    SECOND LARGEST
           CONTROL                                                                TENANT    TENANT LEASE
 FOOTNOTE   NUMBER  SECOND LARGEST TENANT                                         SQ. FT.     EXPIRATION
-------------------------------------------------------------------------------------------------------------

    11        70
            70.01   Blockbuster                                                    7,000     11/30/2010
            70.02   Sylvan Learning Center                                         2,772      6/30/2008
              71
            71.01   NAP                                                                0         NAP
            71.02   NAP                                                                0         NAP
              72    NAP                                                              NAP         NAP
    11        73    Pollo Tropical                                                 3,015     11/30/2014
    11        74    A & N                                                          7,513      8/1/2010
    11        75    Conn's Appliances                                             28,000     12/31/2011
              76    Kasie Company                                                 15,770     11/30/2010
              77    NAP                                                                0         NAP
    15        78    CVS                                                           10,356      8/1/2010
    11        79    Hillsborough Code Enf.                                        21,100      9/1/2009
              80
            80.01   NAP                                                                0         NAP
            80.02   NAP                                                                0         NAP
              81    Integrative Oncology                                           5,768      7/31/2015
    15        82    Calton & Associates                                            7,682      3/31/2006
              83    Atelier Art School                                             3,300         MTM
              84    Best Price Cleaners                                            3,204      6/30/2015
              85    NAP                                                                0         NAP
              86    Nestle                                                        13,476      1/15/2008
              87    Windermere Real Estate/Sonoran Prop.                           4,539      6/1/2009
    16        88    GMOB dba Charles Carter                                       11,060      4/30/2008
              89    DTG Cooper City                                                8,286      7/1/2015
              90    Skyworks Capital                                               4,200      8/31/2009
              91    Albertson's Inc.                                              20,001      6/1/2009
              92    U.S. Armed Forces Career Center (subleased from Gigante)       5,018      2/1/2025
              93    One Source                                                    10,356      5/31/2006
     8        94    Sharon Pictures, LLC                                          14,684      7/31/2011
     7        95    Greensboro Cardiology                                          9,548      11/1/2009
              96
            96.01   Starbucks Corporation                                          1,250      4/30/2015
            96.02   NAP                                                              NAP         NAP
            96.03   NAP                                                              NAP         NAP
            96.04   NAP                                                              NAP         NAP
              97    IP Solutions                                                   7,425      12/1/2007
              98    NAP                                                              NAP         NAP
              99    NAP                                                              NAP         NAP
             100    Cardiac Imaging Centers of America                             5,054      7/31/2010
             101    Vincenzo's Ristorante, Inc.                                    4,225      2/28/2008
             102    Squeelers Restaurant                                           3,600     12/31/2009
             103    Comp USA                                                      17,000      3/1/2011
    11       104    NAP                                                              NAP         NAP
             105    NAP                                                                0         NAP
             106    Washington Mutual Bank, FA                                     4,000      1/1/2009
             107    Atlanta Bread Company                                         25,815      3/31/2013
             108    Siam Restaurant                                                2,430      6/30/2014
             109    World Class Mortgage                                           5,645      9/1/2010
             110    SAIC                                                           9,514      6/30/2008
   8, 15     111    Fifth Third                                                    4,200      5/1/2030
             112    T.T. Upland Associates, Ltd., dba Tutor                       10,200      6/30/2018
     7       113    Resnick, Amsterdam & Leschner                                 10,192      8/31/2010
             114    NAP                                                              NAP         NAP
             115    PetsMart, Inc.                                                20,100      5/1/2015
             116    Princess Jewelry, Inc.                                         1,818     12/31/2009
             117    One World                                                      2,020         MTM
             118    NAP                                                                0         NAP
    11       119    First Union National Bank (Wachovia)                           5,687      6/30/2007

                                                                                     THIRD
                                                                                   LARGEST   THIRD LARGEST
           CONTROL                                                                   TENANT  TENANT LEASE
 FOOTNOTE   NUMBER  THIRD LARGEST TENANT                                            SQ. FT.    EXPIRATION
-------------------------------------------------------------------------------------------------------------

    11        70
            70.01    Kitchen Classics                                                 4,650    4/30/2009
            70.02    Smart Move/My Left Foot                                          1,709    4/30/2009
              71
            71.01    NAP                                                                  0       NAP
            71.02    NAP                                                                  0       NAP
              72     NAP                                                                NAP       NAP
    11        73     The Electric Sandbox                                             1,675    6/30/2008
    11        74     Dress Barn                                                       7,274     7/1/2010
    11        75     Petsmart                                                        19,468    1/31/2016
              76     Castles N' Coasters Limited Partnership                         12,530    12/31/2021
              77     NAP                                                                  0       NAP
    15        78     Greenberg Dental Associates                                      4,642    6/30/2015
    11        79     Hillsborough Tax Collector                                      12,330     4/1/2008
              80
            80.01    NAP                                                                  0       NAP
            80.02    NAP                                                                  0       NAP
              81     Murphy & Company                                                 5,372    11/30/2007
    15        82     Drs. Sheer, Ahearn                                               7,635    1/31/2006
              83     Two Guys From Italy                                              2,525       MTM
              84     Tony's Pizza of Raleigh, Inc.                                    2,664    6/30/2015
              85     NAP                                                                  0       NAP
              86     Dearborn Financial Institute                                    11,031    2/28/2013
              87     Richard Lee Averitte, Jr.                                        3,010    11/1/2007
    16        88     Johnstone Supply                                                10,819    2/28/2006
              89     Renal Treatment Centers                                          5,675     1/5/2015
              90     First Albany Companies                                           4,200    11/30/2009
              91     Dolex Dollar Express                                            12,836     2/1/2008
              92     NAP                                                                NAP       NAP
              93     Carrier Corporation                                             10,310    8/31/2008
     8        94     KinderCare Learning Center                                       9,789    6/30/2015
     7        95     Breast Center of Greensboro                                      7,602     8/1/2012
              96
            96.01    NAP                                                                  0       NAP
            96.02    NAP                                                                NAP       NAP
            96.03    NAP                                                                NAP       NAP
            96.04    NAP                                                                NAP       NAP
              97     Asurionn                                                         6,530     7/1/2008
              98     NAP                                                                NAP       NAP
              99     NAP                                                                NAP       NAP
             100     Vwidon Partnership                                               3,900    9/14/2009
             101     Diana Gastineau                                                  3,530     9/8/2007
             102     Movie Gallery                                                    3,200     9/1/2010
             103     Harper's Restaurant                                              8,000    12/1/2015
    11       104     NAP                                                                NAP       NAP
             105     NAP                                                                  0       NAP
             106     Zephyr Bar & Grill                                               3,681     5/1/2013
             107     Inland Southern Management                                      11,197    8/31/2008
             108     Countrywide Home Loans, Inc.                                     2,400    11/21/2006
             109     The Vicken Group, Inc. - Fidelity                                3,988     1/1/2008
             110     D Volkert & Associates                                           7,286    9/30/2009
   8, 15     111     Salon                                                            2,768    10/31/2014
             112     PrimeCare Medical Group of Inland Valley                         4,400    5/20/2006
     7       113     Abington Hospital                                                5,640    10/31/2010
             114     NAP                                                                NAP       NAP
             115     Sprint Cellular                                                  2,450     2/1/2012
             116     Faraneh P. Golbaz, dba La Rouge                                  1,033    12/31/2009
             117     Stud Cuts                                                        1,984    12/1/2009
             118     NAP                                                                  0       NAP
    11       119     Palm Health Benefits, LLC                                        4,243    8/31/2009

                                                                                                  EARTHQUAKE   TERRORISM
                                              PHASE II                                           INSURANCE    INSURANCE
           CONTROL  ENGINEERING    PHASE I   PERFORMED   PHASE II                      SEISMIC     REQUIRED    REQUIRED
 FOOTNOTE   NUMBER  REPORT DATE     DATE        (Y/N)     DATE              PML %   REPORT DATE     (Y/N)        (Y/N)
--------------------------------------------------------------------------------------------------------------------------

    11        70
            70.01    5/24/2005     5/26/2005     No                                                                Yes
            70.02    7/12/2005     7/12/2005     No                                                                Yes
              71
            71.01    5/20/2005     5/20/2005     No                                                                Yes
            71.02    5/21/2005     5/21/2005     No                                                                Yes
              72     8/29/2005     8/31/2005     No                                                                Yes
    11        73     5/16/2005     5/17/2005     No                                                                Yes
    11        74     8/10/2005      8/8/2005     No                                                     No         Yes
    11        75     6/24/2005     4/20/2005     No                                                                Yes
              76     7/6/2005       7/1/2005     No                                                                Yes
              77     7/28/2005     5/11/2005     No                                                                Yes
    15        78     8/5/2005      9/16/2005     No                                                     No         Yes
    11        79     4/29/2005     4/13/2005     No                                                     No         Yes
              80
            80.01    8/29/2005     8/29/2005     No                                                                Yes
            80.02    8/29/2005     8/29/2005     No                                                                Yes
              81     2/4/2004       2/5/2004     No                                                                Yes
    15        82     8/9/2005      6/20/2005     No                                                     No         Yes
              83     3/28/2005     3/28/2005     Yes      3/28/2005            17      3/28/2005        No         Yes
              84     6/8/2005       6/6/2005     No                                                                Yes
              85     6/9/2005       5/5/2005     No                                                                Yes
              86     6/17/2005      7/6/2005     No                                                     No         Yes
              87     8/8/2005      8/29/2005     No                                                     No         Yes
    16        88     4/15/2005      6/2/2005     No                                                                Yes
              89     4/22/2005      5/4/2005     No                                                     No         Yes
              90     7/26/2005     7/22/2005     No                                                                Yes
              91     6/23/2005     4/29/2005     No                                                     No         Yes
              92     4/21/2005     3/23/2005     No                            12      4/19/2005        No         Yes
              93     8/16/2005     8/16/2005     No                                                     No         Yes
     8        94     6/6/2005       6/6/2005     No                                                                Yes
     7        95     6/30/2005     6/30/2005     No                                                     No         Yes
              96
            96.01    8/24/2005     8/26/2005     No                                                                Yes
            96.02    8/24/2005     8/26/2005     No                                                                Yes
            96.03    8/23/2005     8/26/2005     No                                                                Yes
            96.04    8/24/2005     8/26/2005     No                                                                Yes
              97     8/8/2005      8/25/2005     No                            19      8/9/2005         No         Yes
              98     4/15/2005     4/25/2005     No                                                     No         Yes
              99     6/7/2005      7/12/2005     No                                                     No         Yes
             100     7/27/2005     6/29/2005     No                                                                Yes
             101     8/4/2005      8/18/2005     No                                                     No         Yes
             102     4/18/2005     4/27/2005     No                                                     No         Yes
             103     8/30/2005     8/31/2005     No                                                     No         Yes
    11       104     4/22/2005     5/11/2005     No                                                     No         Yes
             105     9/28/2005     9/29/2005     No                                                                Yes
             106     7/11/2005      8/2/2005     No                        17, 19      7/11/2005        No         Yes
             107     8/18/2005     8/18/2005     No                                                                Yes
             108     3/18/2005     3/21/2005     No                            11      3/22/2005        No         Yes
             109     7/22/2005     7/15/2005     No                            19      7/22/2005        No         Yes
             110     7/29/2005     4/27/2005     No                                                     No         Yes
   8, 15     111     5/16/2005     6/10/2005     No                                                     No         Yes
             112     6/9/2005       6/9/2005     No                            14      6/9/2005         No         Yes
     7       113     8/16/2005     8/16/2005     No                                                     No         Yes
             114     9/1/2005      8/30/2005     No                                                                Yes
             115     5/13/2005     5/19/2005     No                       <10, 12      5/31/2005        No         Yes
             116     7/25/2005     7/25/2005     No                             9      7/25/2005        No         Yes
             117     7/8/2005       7/8/2005     No                             6      7/8/2005         No         Yes
             118     9/14/2005      9/9/2005     No                            14      9/14/2005        No         Yes
    11       119     5/2/2005       5/2/2005     No                                                                Yes

                                                   GROUND       GROUND
                                        GROUND     LEASE       LEASE
           CONTROL                      LEASE      PAYMENT    EXPIRATION       2003 NOI                          2004
 FOOTNOTE   NUMBER OWNERSHIP INTEREST    (Y/N)    (ANNUAL)       DATE           DATE          2003 NOI        NOI DATE
------------------------------------------------------------------------------------------------------------------------

    11        70                                                              12/31/2003         $243,366      12/31/2004
            70.01       Fee Simple         No                                 12/31/2003         $243,366      12/31/2004
            70.02       Fee Simple         No                                                       $0         12/31/2004
              71                                                              12/31/2003        $1,389,155     12/31/2004
            71.01       Fee Simple         No                                 12/31/2003         $643,811      12/31/2004
            71.02       Fee Simple         No                                 12/31/2003         $745,344      12/31/2004
              72        Fee Simple         No                                 12/31/2003         $137,343      12/31/2004
    11        73        Fee Simple         No                                                       $0
    11        74        Fee Simple         No                                                       $0
    11        75        Fee Simple         No                                 12/31/2003        $1,014,067     12/31/2004
              76        Fee Simple         No                                                       $0
              77        Fee Simple         No                                                       $0
    15        78        Fee Simple         No                                 12/31/2003         $792,279      12/31/2004
    11        79        Fee Simple         No                                 12/31/2003         $946,040      12/31/2004
              80                                                              12/31/2003        $1,318,827     12/31/2004
            80.01       Fee Simple         No                                 12/31/2003         $740,957      12/31/2004
            80.02       Fee Simple         No                                 12/31/2003         $577,870      12/31/2004
              81        Fee Simple         No                                                       $0         12/31/2004
    15        82        Fee Simple         No                                 12/31/2003         $695,055      12/31/2004
              83        Fee Simple         No                                 12/31/2003         $552,954      12/31/2004
              84        Fee Simple         No                                                       $0
              85        Fee Simple         No                                 12/31/2003        $1,024,431     12/31/2004
              86        Fee Simple         No                                 12/31/2003         $434,086      12/31/2004
              87        Fee Simple         No                                                       $0         12/31/2004
    16        88         Leasehold        Yes     $1,145,664   12/31/2024     12/31/2003        $1,145,219     12/31/2004
              89        Fee Simple         No                                                       $0
              90        Fee Simple         No                                 12/31/2003         $335,800      12/31/2004
              91        Fee Simple         No                                                       $0         12/31/2004
              92        Fee Simple         No                                                       $0
              93        Fee Simple         No                                 12/31/2003         $798,672      12/31/2004
     8        94        Fee Simple         No                                 12/31/2003         $718,593      12/31/2004
     7        95        Fee Simple         No                                 12/31/2003         $876,355      12/31/2004
              96                                                                                    $0
            96.01       Fee Simple         No                                                       $0
            96.02       Fee Simple         No                                                       $0
            96.03       Fee Simple         No                                                       $0
            96.04       Fee Simple         No                                                       $0
              97        Fee Simple         No                                 12/31/2003        $1,630,239     12/31/2004
              98        Fee Simple         No                                 12/31/2003         $684,508      12/31/2004
              99        Fee Simple         No                                                       $0
             100        Fee Simple         No                                 12/31/2003         $422,407      12/31/2004
             101        Fee Simple         No                                 12/31/2003         $568,569      12/31/2004
             102        Fee Simple         No                                                       $0         12/31/2004
             103        Fee Simple         No                                 12/31/2003        $1,090,678     12/31/2004
    11       104        Fee Simple         No                                 12/31/2003         $680,726      12/31/2004
             105        Fee Simple         No                                 12/31/2003         $547,358      12/31/2004
             106        Fee Simple         No                                                       $0
             107        Fee Simple         No                                                       $0         12/31/2004
             108        Fee Simple         No                                 12/31/2003         $358,285      12/31/2004
             109        Fee Simple         No                                 12/31/2003         $665,767      12/31/2004
             110        Fee Simple         No                                 12/31/2003         $363,475      12/31/2004
   8, 15     111        Fee Simple         No                                                       $0
             112        Fee Simple         No                                 12/31/2003         $587,595      12/31/2004
     7       113        Fee Simple         No                                 12/31/2003         $621,650      12/31/2004
             114        Fee Simple         No                                                       $0
             115        Fee Simple         No                                                       $0
             116        Fee Simple         No                                 12/31/2003         $303,121      12/31/2004
             117        Fee Simple         No                                 12/31/2003         $184,123      12/31/2004
             118        Fee Simple         No                                 12/31/2003         -$37,121      12/31/2004
    11       119        Fee Simple         No                                 12/31/2003         $621,566      12/31/2004

1    The Open Period is inclusive of the Maturity Date

2    Container Store has an executed lease but is not yet in occupancy. They are expected to open in March 2006.

3    The Appraisal Value reflects an overall portfolio valuation which is greater than the sum of the individual property appraised values.

4    The Monthly Payment is a calculated average of the future principal and interest payments for the 12-month period beginning with the payment in
     October 2012 through the payment in September 2013. The Annual Debt Service is the sum of the scheduled principal and interest for the same period. The
     Underwritten NOI DSCR and Underwritten NCF DSCR are based on the required amortization schedule and interest payments for the 12-month period beginning with the payment in October 2012 through the payment in September
     2013.

5    The Cut-off Date LTV and Underwritten NCF DSCR are based on the total
     $251,000,000 financing reduced by the $15,000,000 performance guarantee.

6    For the purpose of calculating underwritten debt service coverage ratios, loan-to-value ratios and loan per square foot/unit, the cutoff date principal balance for each mortgage loan in a split loan structure includes the cut-off date principal balance of the pari passu mortgage loan in the trust plus the cut-off date principal balance of any pari passu mortgage that is not in the trust.

7    The Scheduled Maturity Date LTV is calculated utilizing the stabilized appraised value.

8    For the purpose of calculating underwritten debt service coverage ratios, loan-to-value ratios and loan per square foot/unit, the cutoff date principal balance for each mortgage loan in a split loan structure excludes the cut-off date principal balance of any subordinate mortgage loan in that split loan structure.

9    For the purpose of calculating underwritten debt service coverage ratios, loan-to-value ratios and loan per square foot/unit, the cutoff date principal balance for each mortgage loan in a split loan structure (x)
     includes the cut-off date principal balance of the pari passu mortgage loan in the trust plus the cut-off date principal balance of any pari passu mortgage that is not in the trust, and (y) excludes the cut-off date principal balance of any subordinate mortgage loan in that split loan structure.

10   The Cut-off Date LTV and Maturity Date LTV are calculated net of
     $16,500,000 in reserves.

11   Borrowing entity utilizes a tenant-in-common structure

12   The pari passu companion loan is a future funding obligation of GCFP.
     Underwritten debt service coverage ratios and loan to appraised value ratios shown in this prospectus supplement are calculated as if the
     $9,400,000 advance was funded.

13   The 730 month Original Amortization term is approximate. Amortization for the loan is based on $20,000,000 interest only and $2,000,000 amortizing on a 360 month schedule. See Annex A-3 for actual amortization schedule.

14   The Monthly Payment is a calculated average of the future principal and interest payments for the 12-month period beginning with the payment in
     November 2005 through the payment in October 2006. The Annual Debt Service is the sum of the scheduled principal and interest for the same period. The
     Underwritten NOI DSCR and Underwritten NCF DSCR are based on the required amortization schedule and interest payments for the 12-month period beginning with the payment in November 2005 through the payment in October
     2006.

15   The Cut-Off Date LTV, DSCR and loan per square foot/unit figures for these loans are net of the earnout amount. The Scheduled Maturity Date LTV is calculated utilizing the stabilized appraised value as applicable.

16   The mortgage loan is fully payable on its initial maturity date on August
     6, 2014 with an exit fee if the loan's extension option is not exercised or otherwise fully prepayable on its final maturity date on August 6, 2018 without an exit fee. For purposes of all calculations, we have assumed the loan term through the final maturity date.

17   The Appraisal Value reflects the stabilized appraisal value with stabilization that is expected to occur in November 2005.

18   Property is leased by Alamo Rent-A-Car. The property size and largest tenant size shown include 15,981 sf of building space 36,212 sf of parking space.

19   Borrower is required to pay as rent, on or before June 1 and December 1 of each year of the term, a sum equal to the amount payable as principal and interest on the bonds issued by the ground lessor and purchased by
     Borrower. The bonds were issued on September 1, 2002 in the principal amount of $14,200,000 with a coupon of 6.5% and a maturity date of December
     31, 2012. See "Annex B - Structural and Collateral Term Sheet - Ten Largest
     Mortgage Loans - Schron Industrial Portfolio.

                                        PARTIAL          PARTIAL
                                       YEAR DATE          YEAR
         CONTROL                       (IF PAST           # OF        PARTIAL YEAR     PARTIAL YEAR    UNDERWRITTEN   UNDERWRITTEN
FOOTNOTE NUMBER        2004 NOI          2004)           MONTHS       DESCRIPTION           NOI           REVENUE       EXPENSES
------------------------------------------------------------------------------------------------------------------------------------

    11        70          $726,072       6/30/2005           12         Trailing 12        $797,163     $1,581,647        $545,978
            70.01         $524,800       6/30/2005           12         Trailing 12        $557,484     $1,081,544        $438,866
            70.02         $201,272       6/30/2005           12         Trailing 12        $239,679      $500,103         $107,112
              71         $1,564,405                                                                     $4,228,874       $2,677,009
            71.01         $848,730       2/28/2005           12         Trailing 12        $896,522     $2,358,007       $1,553,907
            71.02         $715,675       3/31/2005           12         Trailing 12        $738,833     $1,870,867       $1,123,102
              72         $1,381,554      6/30/2005           12         Trailing 12       $1,383,801    $1,835,310        $520,382
    11        73             $0             NAV              NAV                              NAV       $1,445,033        $462,950
    11        74             $0             NAP              NAP       Not Applicable         NAP       $1,402,067        $305,191
    11        75         $1,045,969         NAV              NAV                              NAV       $1,354,335        $336,521
              76             $0             NAV              NAV                              NAV       $1,401,775        $385,572
              77             $0             NAV              NAV                              NAV       $1,502,638        $626,992
    15        78          $839,464       6/30/2005           12         Trailing 12        $876,124     $1,223,442        $347,668
    11        79          $906,757       4/30/2005           12         Trailing 12        $920,221     $1,546,845        $335,162
              80         $1,350,076      6/30/2005           12         Trailing 12       $1,364,624    $3,384,439       $2,143,101
            80.01         $719,493       6/30/2005           12         Trailing 12        $707,118     $1,760,364       $1,106,305
            80.02         $630,583       6/30/2005           12         Trailing 12        $657,506     $1,624,075       $1,036,796
              81          $374,337          NAV              NAV                              NAV       $1,250,747        $304,508
    15        82          $682,345       6/30/2005            6          Annualized       $1,315,489    $1,881,612        $957,063
              83          $599,270          NAV              NAV                              NAV       $1,221,226        $345,638
              84             $0             NAV              NAV                              NAV       $1,190,007        $288,721
              85         $1,231,767      6/30/2005           12         Trailing 12       $1,281,703    $5,758,735       $4,448,934
              86          $538,192       5/31/2005           12         Trailing 12        $576,677     $1,853,425        $688,737
              87          $483,238       6/30/2005           12         Trailing 12        $587,947     $1,240,325        $374,780
    16        88          $921,847       6/30/2005           12         Trailing 12       $1,413,891    $3,414,232       $1,969,004
              89             $0             NAP              NAP       Not Applicable         NAP       $1,225,260        $370,377
              90          $374,961       5/31/2005           12         Trailing 12        $566,191      $880,632         $150,761
              91          $901,484          NAV              NAV                              NAV       $1,869,983        $961,980
              92             $0             NAP              NAP       Not Applicable         NAP       $1,003,805        $297,999
              93          $942,163       6/17/2005           12         Trailing 12        $867,734     $1,180,009        $277,936
     8        94          $693,865          NAV              NAV                              NAV       $1,095,983        $346,011
     7        95          $989,209       8/31/2005            8          Annualized        $951,211     $1,502,963        $584,490
              96             $0             NAV              NAV                              NAV        $814,017         $16,352
            96.01            $0             NAV              NAV                              NAV        $250,677          $5,014
            96.02            $0             NAV              NAV                              NAV        $205,636          $4,113
            96.03            $0             NAV              NAV                              NAV        $174,655          $3,564
            96.04            $0             NAV              NAV                              NAV        $183,049          $3,661
              97         $1,394,326      6/30/2005           12         Trailing 12       $1,390,507    $1,748,431        $717,007
              98          $705,545       5/31/2005           12         Trailing 12        $695,805     $1,349,803        $607,918
              99             $0             NAV              NAV                              NAV       $1,160,581        $337,826
             100          $361,439       5/1/2005            12         Trailing 12        $381,506     $1,572,839        $652,659
             101          $744,511       6/1/2005             6          Annualized        $915,792     $1,212,867        $467,309
             102          $550,328       5/31/2005           12         Trailing 12        $702,418      $960,687         $156,229
             103         $1,037,027      6/30/2005            6          Annualized       $1,128,857    $1,235,966        $243,163
    11       104          $823,467       3/31/2005           12         Trailing 12        $825,511     $1,573,454        $697,383
             105          $431,365       7/31/2005           12         Trailing 12        $278,164     $2,674,778       $1,356,992
             106             $0             NAP              NAP       Not Applicable         NAP        $866,313         $163,801
             107          $573,164          NAV              NAV                              NAV       $1,206,475        $458,745
             108          $404,510          NAV              NAV                              NAV        $834,550         $246,107
             109          $738,877       6/30/2005           12         Trailing 12        $684,860     $1,324,841        $614,716
             110          $421,099          NAP              NAP       Not Applicable         NAP       $1,065,326        $344,181
   8, 15     111             $0             NAP              NAP       Not Applicable         NAP        $826,901         $225,079
             112          $575,532       4/30/2005           12         Trailing 12        $569,351      $774,433         $201,265
     7       113          $699,241       6/30/2005           12         Trailing 12        $649,041     $1,109,452        $404,005
             114             $0             NAV              NAV                              NAV       $1,113,557        $419,245
             115             $0             NAP              NAP       Not Applicable         NAP        $964,807         $314,345
             116          $332,522          NAV              NAV                              NAV        $458,434         $84,611
             117          $136,622          NAV              NAV                              NAV        $320,302         $73,481
             118          $31,260           NAV              NAV                              NAV       $1,134,984        $413,582
    11       119          $560,282          NAV              NAV                              NAV       $1,220,888        $637,904

                                                UNDERWRITTEN
         CONTROL   UNDERWRITTEN   UNDERWRITTEN   REPLACEMENT     UNDERWRITTEN    UNDERWRITTEN    UNDERWRITTEN     UNDERWRITTEN
FOOTNOTE NUMBER        NOI          NOI DSCR       RESERVE      TI/LC RESERVE   OTHER RESERVE       NCF             NCF DSCR
----------------------------------------------------------------------------------------------------------------------------------

    11        70       $1,035,669     1.31        $14,020           $34,634           $0         $987,016              1.25
            70.01       $642,678                  $10,083           $22,938           $0         $609,657
            70.02       $392,991                   $3,936           $11,696           $0         $377,359
              71       $1,551,865     1.84        $169,155             $0             $0        $1,382,710             1.64
            71.01       $804,100                  $94,320              $0             $0         $709,780
            71.02       $747,765                  $74,835              $0             $0         $672,930
              72       $1,314,928     1.66        $25,700           $51,400           $0        $1,237,828             1.56
    11        73        $982,083      1.32         $8,230           $12,505           $0         $961,348              1.29
    11        74       $1,096,876     1.51         $6,919           $32,306           $0        $1,057,651             1.45
    11        75       $1,017,814     1.43        $14,500           $52,961        -$10,000      $960,353              1.34
              76       $1,016,203     1.40         $9,299           $35,878           $0         $971,026              1.34
              77        $875,646      1.38         $9,800              $0             $0         $865,846              1.37
    15        78        $875,774      1.35        $10,631           $43,431           $0         $821,712              1.27
    11        79       $1,211,683     1.79        $23,676           $81,637           $0        $1,106,369             1.64
              80       $1,241,338     1.58        $135,378             $0             $0        $1,105,960             1.41
            80.01       $654,059                  $70,415              $0             $0         $583,644
            80.02       $587,279                  $64,963              $0             $0         $522,316
              81        $946,239      1.39         $7,114              $1             $0         $939,124              1.38
    15        82        $924,549      1.50        $20,106           $107,426          $0         $797,017              1.29
              83        $875,588      1.28        $12,889           $40,048           $0         $822,651              1.20
              84        $901,286      1.40        $10,941           $22,399           $0         $867,946              1.35
              85       $1,309,801     1.75        $230,349             $0             $0        $1,079,452             1.45
              86       $1,164,688     1.92         $5,218           $139,328          $0        $1,020,143             1.68
              87        $865,545      1.41         $5,964           $64,936           $0         $794,645              1.29
    16        88       $1,445,228     1.44        $24,242           $60,921           $0        $1,360,065             1.36
              89        $854,883      1.44         $5,910           $32,811           $0         $816,162              1.37
              90        $729,871      1.22         $2,490            $8,300           $0         $719,081              1.20
              91        $908,003      1.64        $18,379           $106,100          $0         $783,524              1.42
              92        $705,806      1.21         $5,325              $0             $0         $700,481              1.20
              93        $902,073      1.54        $12,837           $59,866           $0         $829,371              1.41
     8        94        $749,972      1.23        $15,574           $14,192           $0         $720,206              1.19
     7        95        $918,473      1.60         $8,155           $102,124          $0         $808,194              1.40
              96        $797,665      1.26         $3,480            $3,049           $0         $791,136              1.24
            96.01       $245,663                   $1,146             $714            $0         $243,803
            96.02       $201,523                    $723              $725            $0         $200,075
            96.03       $171,091                    $805              $804            $0         $169,482
            96.04       $179,388                    $806              $806            $0         $177,776
              97       $1,031,425     1.93        $20,265           $100,761          $0         $910,399              1.70
              98        $741,885      1.64        $30,300              $0             $0         $711,585              1.57
              99        $822,755      1.36         $5,396           $58,635           $0         $758,724              1.26
             100        $920,180      1.68         $9,212           $64,693        -$20,000      $866,275              1.58
             101        $745,558      1.37        $10,994           $48,220           $0         $686,344              1.26
             102        $804,459      1.49         $7,440           $34,150           $0         $762,869              1.41
             103        $992,803      1.88         $9,454           $38,558           $0         $944,792              1.79
    11       104        $876,072      1.62        $60,250              $0             $0         $815,822              1.51
             105       $1,317,786     2.34        $90,500              $0             $0        $1,227,286             2.18
             106        $702,512      1.45         $5,538           $38,184           $0         $658,791              1.36
             107        $747,730      1.73        $17,316           $86,204        -$50,000      $694,210              1.61
             108        $588,443      1.26         $5,888           $29,689        -$27,500      $580,366              1.24
             109        $710,125      1.58        $10,679           $82,053           $0         $617,394              1.37
             110        $721,145      1.58        $11,127           $74,189           $0         $635,829              1.39
   8, 15     111        $601,822      1.36         $2,940           $22,082           $0         $576,800              1.30
             112        $573,168      1.24         $4,585           $15,900           $0         $552,683              1.19
     7       113        $705,447      1.53         $8,821           $62,731           $0         $633,896              1.37
             114        $694,312      1.47         $6,434           $28,148           $0         $659,730              1.40
             115        $650,462      1.49         $5,030           $18,644           $0         $626,787              1.44
             116        $373,823      1.33         $1,631            $8,361           $0         $363,831              1.27
             117        $246,821      1.33         $3,626           $16,027           $0         $227,169              1.27
             118        $721,402      1.58        $22,270              $0             $0         $699,132              1.53
    11       119        $582,984      1.36        $12,495              $0             $0         $570,490              1.33

                          ONGOING      ONGOING        UPFRONT          ONGOING        UPFRONT       ONGOING           UPFRONT
         CONTROL          RE TAX      INSURANCE     REPLACEMENT      REPLACEMENT       TI/LC         TI/LC            DEFERRED
FOOTNOTE NUMBER           RESERVE      RESERVE        RESERVE          RESERVE        RESERVE       RESERVE         MAINTENANCE
----------------------------------------------------------------------------------------------------------------------------------

    11        70           $16,214      $2,030            $0              $1,168          $0          $3,894               $0
            70.01
            70.02
              71           $15,910      $8,580            $0                $0            $0            $0              $650,000
            71.01
            71.02
              72           $2,140       $1,525            $0              $2,142          $0          $4,283               $0
    11        73           $4,927       $6,915            $0               $686           $0           $686                $0
    11        74           $5,953       $1,282            $0                $0            $0            $0                 $0
    11        75           $17,798      $2,035            $0              $1,208       $300,000         $0               $7,888
              76             $0           $0              $0               $958         $5,615        $2,807            $15,625
              77           $14,433      $7,884         $150,000            $817           $0            $0               $5,375
    15        78           $10,895      $3,180           $886              $886           $0            $0                 $0
    11        79           $14,780      $3,060          $2,000            $2,000        $6,800        $6,800             $8,656
              80           $7,100       $4,200            $0             $12,000          $0            $0                 $0
            80.01
            80.02
              81           $5,188       $1,467            $0               $595        $673,780       $2,973               $0
    15        82           $17,058        $0            $1,676            $1,676        $10,000       $10,000           $65,000
              83           $12,198      $1,116            $0              $1,131          $0          $2,826            $235,018
              84           $5,829       $1,071            $0               $912           $0          $1,667               $0
              85           $16,242      $4,111         $250,000          $17,815          $0            $0                 $0
              86           $19,313      $1,159           $513              $513        $201,875         $0                 $0
              87           $12,464       $488            $497              $497           $0            $0              $14,156
    16        88           $20,957      $1,742            $0              $2,048          $0          $10,912           $60,631
              89           $2,426       $4,358           $492              $492         $1,030        $1,042               $0
              90           $4,000        $420             $0               $283           $0          $1,075               $0
              91           $24,148      $1,675          $1,532            $1,532          $0            $0                 $0
              92             $0           $0              $0                $0            $0            $0                 $0
              93           $6,318       $1,631          $1,712            $1,712       $150,000         $0                 $0
     8        94           $9,361       $3,340            $0              $1,298          $0            $0                 $0
     7        95           $9,873       $1,044           $680              $680         $2,083        $2,083               $0
              96             $0           $0              $0               $379           $0            $0                 $0
            96.01
            96.02
            96.03
            96.04
              97           $12,374      $1,339            $0                $0            $0            $0                 $0
              98           $18,291      $4,179          $2,525            $2,525          $0            $0              $17,313
              99           $25,596       $946             $0                $0            $0            $0                 $0
             100           $17,711      $2,149            $0                $0         $200,000       $3,838               $0
             101           $10,154      $2,758           $916              $916         $2,917        $2,917            $128,998
             102           $4,957        $968            $620              $620           $0            $0                 $0
             103             $0           $0              $0                $0            $0            $0                 $0
    11       104           $7,342       $5,591          $5,021            $5,021          $0            $0              $236,443
             105           $20,907        $0           $200,000             $0            $0            $0             $1,036,090
             106           $2,425       $1,315           $461              $461         $2,750        $2,750               $0
             107           $6,854       $1,338            $0              $1,443       $500,000         $0                 $0
             108           $5,350       $1,251            $0               $654        $275,000       $1,700               $0
             109           $8,826       $1,036           $890              $890        $200,000         $0                 $0
             110           $4,378        $541            $706              $706         $6,250        $6,250            $70,000
   8, 15     111           $6,566        $761            $368              $368         $2,083        $2,083            $19,400
             112           $15,839      $2,429          $1,528             $764         $10,530       $5,264            $15,000
     7       113           $7,964       $1,021           $735              $735        $175,000         $0              $200,000
             114           $4,175       $1,036            $0                $0            $0            $0                 $0
             115           $5,412       $1,164           $419              $419         $1,667        $1,667               $0
             116           $2,496        $872             $0               $176           $0           $589                $0
             117           $3,055        $808             $0               $332         $42,000        $582                $0
             118           $5,896       $1,237          $1,883             $942           $0            $0                 $0
    11       119           $13,422      $7,902          $28,875           $1,041       $750,000         $0              $121,125

         CONTROL                                                                                                  RELATED
FOOTNOTE NUMBER  BORROWER NAME                                                                                    SPONSOR
---------------------------------------------------------------------------------------------------------------------------

    11        70     Woodman Charleston Plaza - DE, LLC; Occidental Charleston Plaza-DE, LLC;
            70.01    Kaufman Charleston Plaza-DE, LLC; Kaufman Pierce Plaza, LLC
            70.02
              71     CH Beaufort Hotel Partners, LLC; CH Naples Hotel Partners, LLC
            71.01
            71.02
              72     VMD Associates, LLC
                     Gemini Tamiami H, LLC; Gemini Tamiami East 3, LLC; Gemini Tamiami East 5, LLC;
                     Gemini Tamiami East 2, LLC; Gemini Tamiami East 4, LLC; Gemini Tamiami East 1,
                     LLC; Gemini Tamiami East 6, LLC; Gemini Tamiami East 7, LLC; Gemini Tamiami East
                     8, LLC; Gemini Tamiami East 9, LLC; Gemini Tamiami 10, LLC; Gemini Tamiami 11,
                     LLC; Gemini Tamiami 12, LLC; Gemini Tamiami 13, LLC; Gemini Tamiami 14, LLC;
                     Gemini Tamiami 15, LLC; Gemini Tamiami 16, LLC; Gemini Tamiami 17, LLC; Gemini
    11        73     Tamiami 18, LLC                                                                                 R-012
                     COF South, LLC, McGee South, LLC, Ginn South, LLC, Farmer South, LLC, Farmer Two
    11        74     South, LLC and Manakin Farms South, LLC
    11        75     RMC DeZavala, LP
              76     Metrocenter, LLC
              77     Friendly Village Mobile Associates, LP; College 30 FVLB, LLC; Fightertown FVLB, LLC;
    15        78     Paramount DF, LLC; Paramount WN, LLC 145 Biscayne Ltd.
                     JDL Pinebrooke, LLC; Minor Pinebrooke, LLC; Mountain High Pinebrooke, LLC; Musa
    11        79     At Pinebrooke, LLC; Ramaekers Pinebrooke, LLC TSL Pinebrooke, LLC                              R-013
              80     Roseville Hospitality, Inc.; Hospitality Inn of Woodhaven, LLC
            80.01
            80.02
              81
    15        82     Ponderosa Property, LLC
              83     Grand Office Plaza Associates, LLC
              84     Combined Chatsworth LLC                                                                        R-006
              85     Cornerstone Phase I Retail Investors LLC
              86     Legacy Airport Limited Partnership CB Office 10, Ltd.
              87     El Presidio of Scottsdale, L.L.C.
    16        88     Kalani Properties, LLC
              89     Sheridan Professional Centre, Ltd., LLLP
              90     283 Greenwich Avenue Co., LLC
              91     700 Highlander Partners, LP
              92     Inglewood Gigante Center, LLC
              93     Plymouth Crossing Associates                                                                   R-011
     8        94     Sharon Retail Partners LLC
     7        95     PMC East, LLC                                                                                  R-010
                     Pavilion NTB- Hwy 290, LLC; Pavilion NTB- Plano, LP; Pavilion
              96     NTB- North Richland Hills, LLC; Pavilion NTB- Cypress, LP
            96.01    Borel Estate Company, L.P.
            96.02    The Breakers II, Ltd.
            96.03    TCCMG, L.P.                                                                                    R-015
            96.04    100 East, LLC
              97     Northwood Commons, LLC
              98     Chantilly Corners, L.L.C.
              99     Shoppes at Plainview, LLC
             100     WGRE, LLC, Hampcon, LLC, G Pine, LLC, and Bretwood Pinebrook, LLC Dinesh Maniar
             101     Vine Partners, LLC                                                                             R-014
             102     Brookwood Lake Park Drive, LLC
             103     Aspen Newfoundland LLC
    11       104     Brand Village Property, LLC
             105     BSV Shawnee Road I, LLC
             106     Pointe Investment Partners, L.L.C.
             107     Upland Hills West, LLC
             108     Blue Bell West PC, LP                                                                          R-011
             109     Office Partners at Legacy, LP
             110     Coast Palm Desert, LLC
   8, 15     111     Coast Retail Investments, Inc.                                                                 R-019
             112     San Camino Investments, Inc.                                                                   R-019
     7       113     CT Storage II - Fullerton, LLC                                                                 R-016
             114
             115
             116
             117
             118
                     Cabot Cypress Creek Tower 1 LLC; Cabot Cypress Creek Tower 2 LLC; Cabot Cypress
                     Creek Tower 3 LLC; Cabot Cypress Creek Tower 4 LLC; Cabot Cypress Creek Tower 5
                     LLC; Cabot Cypress Creek Tower 6 LLC; Cabot Cypress Creek Tower 7 LLC; Cabot
                     Cypress Creek Tower 8 LLC; Cabot Cypress Creek Tower 9 LLC; Cabot Cypress Creek
                     Tower 10 LLC; Cabot Cypress Creek Tower 11 LLC; Cabot Cypress Creek Tower 12
                     LLC; Cabot Cypress Creek Tower 13 LLC; Cabot Cypress Creek Tower 14 LLC; Cabot
                     Cypress Creek Tower 15 LLC; Cabot Cypress Creek Tower 16 LLC; Cabot Cypress
    11       119     Creek Tower 17 LLC; Cabot Cypress Creek Tower 18 LLC

         CONTROL
FOOTNOTE NUMBER       SELLER      PROPERTY NAME                      STREET ADDRESS                          CITY
-------------------------------------------------------------------------------------------------------------------------------

    11    120        GCFP          Shops at Beverly                   2314 West 95th Street                    Chicago
          121        GSMC          South Point Industrial             13509 South Point Boulevard              Charlotte
          122        GSMC          Village Square Shopping Center     421 Columbia Avenue                      Lexington
          123        GCFP          Lehman Village                     6755 Brandon Village Way                 Canal Winchester
          124        GSMC          Oak Tree Plaza                     3000 Danville Boulevard                  Alamo
          125        GCFP          Roosevelt Center                   2107-2193 Roosevelt Avenue               Redwood City
          126        GSMC          Scotts Valley Junction             5600 Scotts Valley Drive                 Scotts Valley
    17    127        GSMC          Enterprise Center                  401 East Market Street                   Charlottesville
          128        GSMC          Sommerset Plaza                    1655 & 1660 Broadway                     Chula Vista
          129        GSMC          67 Holly Hill Lane                 67 Holly Hill Lane                       Greenwich
    15    130        GSMC          Martin Plaza Shopping Center       1202-1312 Martin Boulevard               Middle River
          131        GCFP          1123 Zonolite Road                 1123 Zonolite Road                       Atlanta
          132        GCFP          Storage Outlet - Escondido         1530 East Grand Avenue                   Escondido
    11    133        GSMC          Second Street Plaza                280 Second Street                        Los Altos
          134        GCFP          North Stemmons Freeway             2998 & 3010 Stemmons Freeway             Dallas
          135        GSMC          Palmer House Apartments            3216-A Yanceyville Street                Greensboro
          136        GSMC          Supercenter Square                 1700 North Highway 291                   Harrisonville
          137        GCFP          Sierra Springs Village             7560 Woodman Place                       Van Nuys
    11    138        GSMC          Northwestern Plaza                 2307, 2309 & 2311 West Cone Boulevard    Greensboro
          139        GSMC          Pyramid Properties VI              3501-3521 Parkway Center Court           Orlando
    11    140        GSMC          Lyons Tech II                      4801 Johnson Road                        Coconut Creek
    18    141        GCFP          2942 Kettner Boulevard             2942 Kettner Boulevard                   San Diego
          142        GCFP          Lemoore Plaza                      155, 161 Hanford Armona Road             Lemoore
          143        GCFP          14725 Alton Parkway                14725 Alton Parkway                      Irvine
          144        GSMC          Leviathan Buildings                2 East Atlantic Avenue, 203-209 East
                                                                      Atlantic Avenue & 11
                                                                      South Swinton Avenue                     Delray Beach
          145        GSMC          J3 Executive Centre                1200 Northwest 17th Avenue               Delray Beach
          146        GSMC          Albertson's Retail Shops           1565 & 1617 West Highway 50              Pueblo
          147        GSMC          Water Gardens Place                100 East 15th Street                     Fort Worth
          148        GSMC          Falcon Center                      525 West Chester Pike                    Havertown
          149        GSMC          West Village                       2719-2733 & 2765-2769 West Highway 54    Peachtree City
          150        GCFP          Yulee Junction                     474260 S.R. 200                          Yulee
          151        GSMC          Warsaw Village                     4665-4719 Richmond Road                  Warsaw
    11    152        GCFP          College Plaza Retail               515-533 Commerce Drive                   Bluefield
          153        GSMC          Brecksville Office Buildings       8865-8871 Brecksville Road               Brecksville
     8    154        GSMC          Raintree Center                    14900 North Pima Road                    Scottsdale
          155        GSMC          Best Buy - Murrieta                25080 Madison Avenue                     Murrieta
          156        GSMC          Norfolk Supercenter Exchange       600 South 25th Street                    Norfolk
          157        GSMC          Kimberly Square Shopping Center    995 South Main Street                    Nicholasville
          158        GCFP          Barclay Self Storage               3300 Barclay Avenue                      Spring Hill
          159        GCFP          Quail North West Phase I           1655 and 1675 Robb Drive                 Reno
          160        GSMC          Creighton Crossing                 6102 & 6104 Brashier Boulevard           Mechanicsville
          161        GSMC          Rocklin Pointe Retail              2625 Sierra Meadows Drive                Rocklin
          162        GCFP          1133 10th Street                   1133 10th Street                         Santa Monica
          163        GCFP          Dollar Tree Plaza                  5546-5618 Albemarle Road                 Charlotte
          164        GCFP          Highlands Ranch Self Storage       6678 E. County Line Road                 Highlands Ranch
          165        GCFP          Barrett Market Center              955 Ernest W Barrett Parkway             Kennesaw
          166        GCFP          Victorville                        14598 7th Street                         Victorville
          167        GSMC          Battleground Eckerds Store         4100 Battleground Avenue                 Greensboro
    15    168        GSMC          Addison Village                    1001 Hebron Avenue                       Glastonbury
          169        GCFP          2300 and 2320 South Carson Street  2300 and 2320 South Carson Street        Carson City
          170        GSMC          Pyramid Properties II              4780-4806 North Orange Blossom Trail     Orlando
          171        GSMC          5175 East Pacific Coast Highway    5175 East Pacific Coast Highway          Long Beach
          172        GCFP          3330 Central Street                3330 Central Street                      Evanston
          173        GCFP          14355 Beach Boulevard              14355 Beach Boulevard                    Jacksonville

         CONTROL
FOOTNOTE NUMBER  STATE          COUNTY              ZIP CODE  PROPERTY TYPE  PROPERTY TYPE DETAIL    YEAR BUILT      YEAR RENOVATED
-----------------------------------------------------------------------------------------------------------------------------------

    11   120      Illinois         Cook              60643    Retail           Unanchored                  2004              NAP
         121      North Carolina   Mecklenburg       28273    Industrial       Industrial                  1997              NAP
         122      South Carolina   Lexington         29072    Retail           Anchored                    1982             1986
         123      Ohio             Franklin          43110    Multifamily      Garden                      1997             2004
         124      California       Contra Costa      94507    Retail           Unanchored                  2000              NAP
         125      California       San Mateo         94061    Retail           Anchored                    1950             1976
         126      California       Santa Cruz        95066    Retail           Anchored              1981, 1985, 1990        NAP
    17   127      Virginia         Charlottesville   22902    Office           General Urban               1953             1999
         128      California       San Diego         91911    Retail           Unanchored                  1989              NAP
         129      Connecticut      Fairfield         06830    Office           General Suburban            1982              NAP
    15   130      Maryland         Baltimore         21220    Retail           Shadow Anchored          1968-1976           2005
         131      Georgia          Dekalb            30306    Office           General Urban               1952             1999
         132      California       San Diego         92027    Self-Storage     Self-Storage                2003              NAP
    11   133      California       Santa Clara       94022    Office           General Urban               1986              NAP
         134      Texas            Dallas            75247    Office           General Urban               1968             2001
         135      North Carolina   Guilford          27405    Multifamily      Conventional                1971              NAP
         136      Missouri         Cass              64701    Retail           Shadow Anchored             2005              NAP
         137      California       Los Angeles       91405    Mobile Home Park Mobile Home Park            1953             2003
    11   138      North Carolina   Guilford          27408    Office           General Urban               1970             2003
         139      Florida          Orange            32808    Office           General Suburban            2000              NAP
    11   140      Florida          Broward           33073    Industrial       Warehouse                   2003              NAP
    18   141      California       San Diego         92101    Office           General Suburban            1988              NAP
         142      California       Kings             93245    Retail           Unanchored                  1991             1991
         143      California       Orange            92618    Office           General Suburban            1987             1998
         144      Florida          Palm Beach County 33444    Retail           Anchored              1930, 1955, 1998     1998-1999
         145      Florida          Palm Beach        33445    Office           General Suburban            2004              NAP
         146      Colorado         Pueblo            81008    Retail           Shadow Anchored          1998, 2004           NAP
         147      Texas            Tarrant           76102    Office           General Urban               1924             1984
         148      Pennsylvania     Delaware          19083    Office           General Suburban            1960             1987
         149      Georgia          Fayette           30269    Retail           Shadow Anchored             2004              NAP
         150      Florida          Nassau            32034    Retail           Shadow Anchored             2004              NAP
         151      Virginia         Richmond          22572    Retail           Anchored                    1992              NAP
    11   152      Virginia         Tazewell          24605    Retail           Anchored                    1992              NAP
         153      Ohio             Cuyahoga          44141    Office           Medical               1981, 2000-2001         NAP
     8   154      Arizona          Maricopa          85260    Retail           Shadow Anchored             2005              NAP
         155      California       Riverside         92562    Retail           Anchored                    1996              NAP
         156      Nebraska         Madison           68701    Retail           Shadow Anchored             2005              NAP
         157      Kentucky         Jessamine         40356    Retail           Anchored                    1974             1999
         158      Florida          Hernando          34609    Self-Storage     Self-Storage                2003              NAP
         159      Nevada           Washoe            89523    Office           General Suburban            2005              NAP
         160      Virginia         Hanover           23111    Retail           Shadow Anchored             2004              NAP
         161      California       Placer            95677    Retail           Unanchored                  2005              NAP
         162      California       Los Angeles       90403    Multifamily      Conventional                1970             2001
         163      North Carolina   Mecklenburg       28212    Retail           Anchored                    1984             2004
         164      Colorado         Douglas           80126    Self-Storage     Self-Storage                1994              NAP
         165      Georgia          Cobb              30144    Retail           Unanchored                  1996              NAP
         166      California       San Bernardino    92392    Retail           Anchored                    1968             2002
         167      North Carolina   Guilford          27410    Retail           Anchored                    2005              NAP
    15   168      Connecticut      Hartford          06033    Retail           Unanchored                  2005              NAP
         169      Nevada           Carson City       89701    Retail           Unanchored                  2004             2005
         170      Florida          Orange            32810    Office           General Suburban            1982             2004
         171      California       Los Angeles       90804    Office           Medical                     1966              NAP
         172      Illinois         Cook              60201    Retail           Unanchored                  2005              NAP
         173      Florida          Duval             32250    Retail           Unanchored                  1995             2004

                                                                                                      % OF
                                                                    CUT-OFF DATE  ALLOCATED CUT-OFF  INITIAL
         CONTROL   NUMBER OF     UNIT       LOAN      ORIGINAL      BALANCE AS OF   DATE BALANCE      POOL   INTEREST ADMINISTRATIVE
FOOTNOTE NUMBER      UNITS   DESCRIPTION   PER UNIT    BALANCE      NOVEMBER 2005 (MULTI-PROPERTY)   BALANCE    RATE       FEE
------------------------------------------------------------------------------------------------------------------------------------

    11   120     21,558 sf                   $293.45  $6,326,100   $6,326,100.00   $6,326,100.00      0.1%     5.2848%  0.0204%
         121     73,362 sf                    $86.15  $6,320,000   $6,320,000.00   $6,320,000.00      0.1%     5.0100%  0.0204%
         122     60,002 sf                   $101.16  $6,070,000   $6,070,000.00   $6,070,000.00      0.1%     5.1500%  0.0204%
         123        136 Units             $43,291.38  $5,900,000   $5,887,627.86   $5,887,627.86      0.1%     5.3750%  0.0204%
         124     16,317 sf                   $343.20  $5,600,000   $5,600,000.00   $5,600,000.00      0.1%     5.1500%  0.0204%
         125     21,422 sf                   $247.41  $5,300,000   $5,300,000.00   $5,300,000.00      0.1%     5.2800%  0.0204%
         126     50,377 sf                   $104.97  $5,300,000   $5,288,121.75   $5,288,121.75      0.1%     5.0600%  0.0704%
    17   127     62,972 sf                    $80.99  $5,100,000   $5,100,000.00   $5,100,000.00      0.1%     5.2800%  0.0204%
         128     99,081 sf                    $51.42  $5,100,000   $5,095,113.10   $5,095,113.10      0.1%     5.4300%  0.0204%
         129     20,239 sf                   $251.45  $5,105,000   $5,089,062.92   $5,089,062.92      0.1%     5.3100%  0.0204%
    15   130     97,037 sf                    $51.47  $5,000,000   $4,994,686.70   $4,994,686.70      0.1%     5.0000%  0.0204%
         131     59,868 sf                    $83.27  $5,000,000   $4,985,039.52   $4,985,039.52      0.1%     5.5000%  0.0204%
         132        660 Units              $7,272.73  $4,800,000   $4,800,000.00   $4,800,000.00      0.1%     5.7950%  0.0204%
    11   133     17,401 sf                   $272.97  $4,750,000   $4,750,000.00   $4,750,000.00      0.1%     5.2300%  0.0504%
         134     38,302 sf                   $121.50  $4,680,000   $4,653,879.17   $4,653,879.17      0.1%     6.5900%  0.0204%
         135        144 Units             $31,944.44  $4,600,000   $4,600,000.00   $4,600,000.00      0.1%     5.4100%  0.0204%
         136     45,249 sf                    $99.14  $4,500,000   $4,486,042.89   $4,486,042.89      0.1%     5.2400%  0.0204%
         137        148 Pads              $30,258.66  $4,500,000   $4,478,281.12   $4,478,281.12      0.1%     5.7150%  0.0204%
    11   138     69,764 sf                    $60.20  $4,200,000   $4,200,000.00   $4,200,000.00      0.1%     5.2000%  0.0204%
         139     36,800 sf                   $113.87  $4,200,000   $4,190,428.88   $4,190,428.88      0.1%     4.9800%  0.0204%
    11   140     48,726 sf                    $85.38  $4,160,000   $4,160,000.00   $4,160,000.00      0.1%     5.1900%  0.0204%
    18   141     52,193 sf                    $79.44  $4,150,000   $4,146,130.31   $4,146,130.31      0.1%     5.5400%  0.0204%
         142     19,750 sf                   $207.59  $4,100,000   $4,100,000.00   $4,100,000.00      0.1%     5.8600%  0.0204%
         143     58,901 sf                    $67.91  $4,000,000   $4,000,000.00   $4,000,000.00      0.1%     5.2100%  0.0204%
         144     18,077 sf                   $221.28  $4,000,000   $4,000,000.00   $4,000,000.00      0.1%     5.2600%  0.0204%
         145     30,247 sf                   $132.24  $4,000,000   $4,000,000.00   $4,000,000.00      0.1%     4.9900%  0.0204%
         146     22,744 sf                   $175.87  $4,000,000   $4,000,000.00   $4,000,000.00      0.1%     5.1100%  0.0704%
         147     90,979 sf                    $43.88  $4,000,000   $3,992,025.84   $3,992,025.84      0.1%     5.6100%  0.0204%
         148     46,419 sf                    $85.01  $3,950,000   $3,945,997.34   $3,945,997.34      0.1%     5.2000%  0.0204%
         149     26,729 sf                   $145.91  $3,900,000   $3,900,000.00   $3,900,000.00      0.1%     5.2800%  0.0704%
         150     28,760 sf                   $134.80  $3,900,000   $3,876,706.83   $3,876,706.83      0.1%     5.5400%  0.0204%
         151     60,300 sf                    $59.70  $3,600,000   $3,600,000.00   $3,600,000.00      0.1%     5.0100%  0.0704%
    11   152     59,250 sf                    $60.51  $3,585,000   $3,585,000.00   $3,585,000.00      0.1%     5.5450%  0.0204%
         153     30,870 sf                   $113.31  $3,520,000   $3,498,024.10   $3,498,024.10      0.1%     5.0900%  0.0704%
     8   154      9,718 sf                   $359.09  $3,500,000   $3,489,668.60   $3,489,668.60      0.1%     5.5600%  0.0604%
         155     46,520 sf                    $74.89  $3,500,000   $3,483,673.60   $3,483,673.60      0.1%     4.7500%  0.0204%
         156     35,694 sf                    $97.59  $3,500,000   $3,483,494.18   $3,483,494.18      0.1%     5.0800%  0.0204%
         157     62,312 sf                    $55.19  $3,450,000   $3,439,277.28   $3,439,277.28      0.1%     5.3300%  0.0204%
         158        458 Units              $7,493.60  $3,450,000   $3,432,069.25   $3,432,069.25      0.1%     5.3800%  0.0204%
         159     16,021 sf                   $211.79  $3,400,000   $3,393,088.69   $3,393,088.69      0.1%     5.5200%  0.0204%
         160     19,070 sf                   $175.67  $3,350,000   $3,350,000.00   $3,350,000.00      0.1%     5.3100%  0.0704%
         161     11,413 sf                   $293.52  $3,350,000   $3,350,000.00   $3,350,000.00      0.1%     5.3200%  0.0204%
         162         21 Units            $157,142.86  $3,300,000   $3,300,000.00   $3,300,000.00      0.1%     5.2800%  0.0204%
         163     50,524 sf                    $64.23  $3,250,000   $3,245,335.26   $3,245,335.26      0.1%     5.3850%  0.0204%
         164        522 Units              $6,165.08  $3,225,000   $3,218,172.10   $3,218,172.10      0.1%     5.3300%  0.0204%
         165     17,266 sf                   $184.45  $3,200,000   $3,184,779.31   $3,184,779.31      0.1%     5.7800%  0.0204%
         166     47,720 sf                    $64.96  $3,100,000   $3,100,000.00   $3,100,000.00      0.1%     5.9000%  0.0204%
         167     13,824 sf                   $221.02  $3,065,000   $3,055,410.27   $3,055,410.27      0.1%     5.3000%  0.0804%
    15   168     12,923 sf                   $191.91  $2,480,000   $2,480,000.00   $2,480,000.00      0.1%     5.4400%  0.0204%
         169     11,087 sf                   $215.82  $2,400,000   $2,392,786.58   $2,392,786.58      0.1%     5.4800%  0.0204%
         170     26,120 sf                    $85.85  $2,250,000   $2,242,335.43   $2,242,335.43      0.1%     4.9100%  0.0204%
         171     20,252 sf                    $95.79  $1,940,000   $1,940,000.00   $1,940,000.00      0.0%     5.4200%  0.0204%
         172      3,252 sf                   $586.10  $1,906,000   $1,906,000.00   $1,906,000.00      0.0%     5.3000%  0.0204%
         173      3,346 sf                   $446.94  $1,500,000   $1,495,461.13   $1,495,461.13      0.0%     5.4500%  0.0204%

                                                                INTEREST                FIRST    LAST IO  FIRST P&I
         CONTROL     MONTHLY     ANNUAL DEBT        BALLOON      ACCRUAL               PAYMENT   PAYMENT   PAYMENT   PAYMENT
FOOTNOTE NUMBER      PAYMENT       SERVICE          BALANCE       METHOD   NOTE DATE     DATE      DATE      DATE     DATE
------------------------------------------------------------------------------------------------------------------------------

    11    120      $35,069.24   $420,830.88     $5,858,957.57 Actual/360   9/15/2005  11/6/2005  10/6/2010  11/6/2010    6
          121      $33,965.76   $407,589.12     $5,469,855.87 Actual/360   8/29/2005  10/1/2005   9/1/2007  10/1/2007    1
          122      $33,143.80   $397,725.60     $5,610,670.72 Actual/360   7/19/2005   9/6/2005   8/6/2010   9/6/2010    6
          123      $33,038.30   $396,459.60     $4,908,585.59 Actual/360   8/19/2005  10/6/2005             10/6/2005    6
          124      $30,577.47   $366,929.64     $5,176,405.38 Actual/360   6/9/2005    8/6/2005   7/6/2010   8/6/2010    6
          125      $29,365.35   $352,384.20     $4,617,974.64 Actual/360   10/6/2005  12/6/2005  11/6/2007  12/6/2007    6
          126      $28,646.21   $343,754.52     $4,365,305.99 Actual/360   8/29/2005  10/6/2005             10/6/2005    6
    17    127      $28,257.23   $339,086.76     $4,444,108.28 Actual/360   5/26/2005   7/6/2005   6/6/2007   7/6/2007    6
          128      $28,733.65   $344,803.80     $4,250,624.60 Actual/360   9/8/2005   11/6/2005             11/6/2005    6
          129      $28,380.01   $340,560.12     $4,238,863.45 Actual/360   7/29/2005   9/6/2005              9/6/2005    6
    15    130      $26,841.08   $322,092.96     $4,110,433.04 Actual/360   9/9/2005   11/6/2005             11/6/2005    6
          131      $28,389.45   $340,673.40     $4,176,461.00 Actual/360   7/19/2005   9/6/2005              9/6/2005    6
          132      $28,148.86   $337,786.32     $4,234,003.01 Actual/360   10/6/2005  12/6/2005  11/6/2007  12/6/2007    6
    11    133      $26,170.87   $314,050.44     $4,395,715.56 Actual/360   9/22/2005  11/1/2005  10/1/2010  11/1/2010    1
          134      $29,858.33   $358,299.96     $4,036,324.44 Actual/360   3/9/2005    5/6/2005              5/6/2005    6
          135      $21,026.37   $252,316.44     $4,600,000.00 Actual/360   8/31/2005  10/6/2005   9/6/2012               6
          136      $26,939.61   $323,275.32     $3,393,323.16 Actual/360   8/17/2005  10/6/2005             10/6/2005    6
          137      $26,160.81   $313,929.72     $3,783,770.76 Actual/360   5/26/2005   7/6/2005              7/6/2005    6
    11    138      $25,044.66   $300,535.92     $3,293,317.72 Actual/360   6/21/2005   8/6/2005   7/6/2006   8/6/2006    6
          139      $22,495.20   $269,942.40     $3,450,297.61 Actual/360   8/24/2005  10/6/2005             10/6/2005    6
    11    140      $22,817.32   $273,807.84     $3,847,483.41 Actual/360   7/11/2005   9/6/2005   8/6/2010   9/6/2010    6
    18    141      $23,667.50   $284,010.00     $3,470,678.65 Actual/360   9/28/2005  11/6/2005             11/6/2005    6
          142      $24,213.76   $290,565.12     $3,828,011.09 Actual/360   8/19/2005  10/6/2005   9/6/2010  10/6/2010    6
          143      $17,607.87   $211,294.44     $4,000,000.00 Actual/360   6/27/2005   8/6/2005   7/6/2015               6
          144      $22,112.93   $265,355.16     $3,484,030.32 Actual/360   6/10/2005   8/6/2005   7/6/2007   8/6/2007    6
          145      $21,448.42   $257,381.04     $3,460,377.78 Actual/360   7/27/2005   9/6/2005   8/6/2007   9/6/2007    6
          146      $21,742.58   $260,910.96     $3,470,815.83 Actual/360   9/16/2005  11/6/2005  10/6/2007  11/6/2007    6
          147      $22,988.39   $275,860.68     $3,352,195.79 Actual/360   8/16/2005  10/6/2005             10/6/2005    6
          148      $21,689.88   $260,278.56     $3,268,301.05 Actual/360   9/7/2005   11/6/2005             11/6/2005    6
          149      $17,398.33   $208,779.96     $3,900,000.00 Actual/360   5/26/2005   7/6/2005   6/6/2015               6
          150      $22,241.75   $266,901.00     $3,262,054.94 Actual/360   5/6/2005    6/6/2005              6/6/2005    6
          151      $19,347.58   $232,170.96     $3,039,988.71 Actual/360   8/24/2005  10/6/2005   9/6/2006  10/6/2006    6
    11    152      $20,456.57   $245,478.84     $3,144,013.27 Actual/360   7/13/2005   9/6/2005   8/6/2007   9/6/2007    6
          153      $20,762.57   $249,150.84     $2,640,573.16 Actual/360   7/1/2005    8/6/2005              8/6/2005    6
     8    154      $20,004.57   $240,054.84     $3,254,360.99 Actual/360   7/14/2005   9/1/2005              9/1/2005    1
          155      $18,257.66   $219,091.92     $2,853,865.65 Actual/360   6/30/2005   8/6/2005              8/6/2005    6
          156      $20,624.12   $247,489.44     $2,624,361.91 Actual/360   7/11/2005   9/6/2005              9/6/2005    6
          157      $19,222.33   $230,667.96     $2,866,469.46 Actual/360   8/1/2005    9/6/2005              9/6/2005    6
          158      $19,329.76   $231,957.12     $2,871,044.23 Actual/360   5/26/2005   7/6/2005              7/6/2005    6
          159      $19,347.51   $232,170.12     $2,841,484.78 Actual/360   8/19/2005  10/6/2005             10/6/2005    6
          160      $18,623.51   $223,482.12     $2,853,541.30 Actual/360   6/13/2005   8/6/2005   7/6/2006   8/6/2006    6
          161      $18,644.33   $223,731.96     $2,921,810.99 Actual/360   8/16/2005  10/6/2005   9/6/2007  10/6/2007    6
          162      $18,284.09   $219,409.08     $3,056,128.40 Actual/360   7/21/2005   9/6/2005   8/6/2010   9/6/2010    6
          163      $19,735.26   $236,823.12     $2,463,602.39 Actual/360   9/26/2005  11/6/2005             11/6/2005    6
          164      $17,968.70   $215,624.40     $2,679,286.27 Actual/360   8/19/2005  10/6/2005             10/6/2005    6
          165      $18,735.36   $224,824.32     $2,695,974.39 Actual/360   5/20/2005   7/6/2005              7/6/2005    6
          166      $18,387.23   $220,646.76     $2,620,717.63 Actual/360  10/12/2005  12/6/2005             12/6/2005    6
          167      $17,020.09   $204,241.08     $2,544,172.71 Actual/360   7/20/2005   9/1/2005              9/1/2005    1
    15    168      $13,987.95   $167,855.40     $2,067,424.65 Actual/360   10/6/2005  12/6/2005             12/6/2005    6
          169      $13,596.84   $163,162.08     $2,003,456.78 Actual/360   7/18/2005   9/6/2005              9/6/2005    6
          170      $11,955.03   $143,460.36     $1,844,275.48 Actual/360   7/8/2005    9/6/2005              9/6/2005    6
          171      $10,917.93   $131,015.16     $1,657,412.31 Actual/360   9/14/2005  11/6/2005  10/6/2006  11/6/2006    6
          172      $10,584.11   $127,009.32     $1,661,565.94 Actual/360   8/30/2005  10/6/2005   9/6/2007  10/6/2007    6
          173       $8,469.84   $101,638.08     $1,250,991.65 Actual/360   7/11/2005   9/6/2005              9/6/2005    6

1    The Open Period is inclusive of the Maturity Date

2    Container Store has an executed lease but is not yet in occupancy. They are expected to open in March 2006.

3    The Appraisal Value reflects an overall portfolio valuation which is greater than the sum of the individual property appraised values.

4    The Monthly Payment is a calculated average of the future principal and interest payments for the 12-month period beginning with the payment in
     October 2012 through the payment in September 2013. The Annual Debt Service is the sum of the scheduled principal and interest for the same period. The
     Underwritten NOI DSCR and Underwritten NCF DSCR are based on the required amortization schedule and interest payments for the 12-month period beginning with the payment in October 2012 through the payment in September
     2013.

5    The Cut-off Date LTV and Underwritten NCF DSCR are based on the total
     $251,000,000 financing reduced by the $15,000,000 performance guarantee.

6    For the purpose of calculating underwritten debt service coverage ratios, loan-to-value ratios and loan per square foot/unit, the cutoff date principal balance for each mortgage loan in a split loan structure includes the cut-off date principal balance of the pari passu mortgage loan in the trust plus the cut-off date principal balance of any pari passu mortgage that is not in the trust.

7    The Scheduled Maturity Date LTV is calculated utilizing the stabilized appraised value.

8    For the purpose of calculating underwritten debt service coverage ratios, loan-to-value ratios and loan per square foot/unit, the cutoff date principal balance for each mortgage loan in a split loan structure excludes the cut-off date principal balance of any subordinate mortgage loan in that split loan structure.

9    For the purpose of calculating underwritten debt service coverage ratios, loan-to-value ratios and loan per square foot/unit, the cutoff date principal balance for each mortgage loan in a split loan structure (x)
     includes the cut-off date principal balance of the pari passu mortgage loan in the trust plus the cut-off date principal balance of any pari passu mortgage that is not in the trust, and (y) excludes the cut-off date principal balance of any subordinate mortgage loan in that split loan structure.

10   The Cut-off Date LTV and Maturity Date LTV are calculated net of
     $16,500,000 in reserves.

11   Borrowing entity utilizes a tenant-in-common structure

12   The pari passu companion loan is a future funding obligation of GCFP.
     Underwritten debt service coverage ratios and loan to appraised value ratios shown in this prospectus supplement are calculated as if the
     $9,400,000 advance was funded.

13   The 730 month Original Amortization term is approximate. Amortization for the loan is based on $20,000,000 interest only and $2,000,000 amortizing on a 360 month schedule. See Annex A-3 for actual amortization schedule.

14   The Monthly Payment is a calculated average of the future principal and interest payments for the 12-month period beginning with the payment in
     November 2005 through the payment in October 2006. The Annual Debt Service is the sum of the scheduled principal and interest for the same period. The
     Underwritten NOI DSCR and Underwritten NCF DSCR are based on the required amortization schedule and interest payments for the 12-month period beginning with the payment in November 2005 through the payment in October
     2006.

15   The Cut-Off Date LTV, DSCR and loan per square foot/unit figures for these loans are net of the earnout amount. The Scheduled Maturity Date LTV is calculated utilizing the stabilized appraised value as applicable.

16   The mortgage loan is fully payable on its initial maturity date on August
     6, 2014 with an exit fee if the loan's extension option is not exercised or otherwise fully prepayable on its final maturity date on August 6, 2018 without an exit fee. For purposes of all calculations, we have assumed the loan term through the final maturity date.

17   The Appraisal Value reflects the stabilized appraisal value with stabilization that is expected to occur in November 2005.

18   Property is leased by Alamo Rent-A-Car. The property size and largest tenant size shown include 15,981 sf of building space 36,212 sf of parking space.

19   Borrower is required to pay as rent, on or before June 1 and December 1 of each year of the term, a sum equal to the amount payable as principal and interest on the bonds issued by the ground lessor and purchased by
     Borrower. The bonds were issued on September 1, 2002 in the principal amount of $14,200,000 with a coupon of 6.5% and a maturity date of December
     31, 2012. See "Annex B - Structural and Collateral Term Sheet - Ten Largest
     Mortgage Loans - Schron Industrial Portfolio.

                                                                      ORIGINAL
                    GRACE     GRACE                                   INTEREST   REMAINING    ORIGINAL   REMAINING      ORIGINAL
         CONTROL   DAYS -    DAYS -      LOAN TYPE (IO, AMORTIZING,     ONLY      INTEREST      LOAN     LOAN TERM    AMORTIZATION
FOOTNOTE NUMBER   LATE FEE   DEFAULT           IO AMORTIZING)           TERM     ONLY TERM      TERM                      TERM
------------------------------------------------------------------------------------------------------------------------------------

    11   120       0           0       nterest Only, Then Amortizing       60          59         120        119            360
         121    Earlier
                of 15 days
                or any
                lesser
                number of
                days
                permitted
                under state
                law, but no
                less than 5     5      Interest Only, Then Amortizing       24          22         120        118            360
         122        0           0      Interest Only, Then Amortizing       60          57         120        117            360
         123        0           0                Amortizing                 0           0          120        118            360
         124        0           0      Interest Only, Then Amortizing       60          56         120        116            360
         125        0           0      Interest Only, Then Amortizing       24          24         120        120            360
         126        0           0                Amortizing                 0           0          120        118            360
    17   127        0           0      Interest Only, Then Amortizing       24          19         120        115            360
         128        0           0                Amortizing                 0           0          120        119            360
         129        0           0                Amortizing                 0           0          120        117            360
    15   130        0           0                Amortizing                 0           0          120        119            360
         131        5           0                Amortizing                 0           0          120        117            360
         132        0           0      Interest Only, Then Amortizing       24          24         120        120            360
    11   133        5           5      Interest Only, Then Amortizing       60          59         120        119            360
         134        0           0                Amortizing                 0           0          120        113            360
         135       15           0              Interest Only                84          82         84          82             NA
         136        0           0                Amortizing                 0           0          120        118            300
         137        0           0                Amortizing                 0           0          120        115            360
    11   138       15           0      Interest Only, Then Amortizing       12          8          120        116            300
         139        0           0                Amortizing                 0           0          120        118            360
    11   140        0           0      Interest Only, Then Amortizing       60          57         120        117            360
    18   141        0           0                Amortizing                 0           0          120        119            360
         142        0           0      Interest Only, Then Amortizing       60          58         120        118            360
         143        0           0              Interest Only               120         116         120        116             NA
         144        0           0      Interest Only, Then Amortizing       24          20         120        116            360
         145        0           0      Interest Only, Then Amortizing       24          21         120        117            360
         146        0           0      Interest Only, Then Amortizing       24          23         120        119            360
         147        0           0                Amortizing                 0           0          120        118            360
         148        0           0                Amortizing                 0           0          120        119            360
         149        0           0              Interest Only               120         115         120        115             NA
         150        5           0                Amortizing                 0           0          120        114            360
         151        0           0      Interest Only, Then Amortizing       12          10         120        118            360
    11   152        0           0      Interest Only, Then Amortizing       24          21         120        117            360
         153        0           0                Amortizing                 0           0          120        116            300
     8   154        5           5                Amortizing                 0           0          60          57            360
         155        0           0                Amortizing                 0           0          120        116            360
         156        0           0                Amortizing                 0           0          120        117            300
         157        0           0                Amortizing                 0           0          120        117            360
         158        0           0                Amortizing                 0           0          120        115            360
         159        0           0                Amortizing                 0           0          120        118            360
         160        0           0      Interest Only, Then Amortizing       12          8          120        116            360
         161        0           0      Interest Only, Then Amortizing       24          22         120        118            360
         162        5           0      Interest Only, Then Amortizing       60          57         120        117            360
         163       15           0                Amortizing                 0           0          120        119            300
         164        0           0                Amortizing                 0           0          120        118            360
         165        0           0                Amortizing                 0           0          120        115            360
         166        0           0                Amortizing                 0           0          120        120            360
         167       15           5                Amortizing                 0           0          120        117            360
    15   168        0           0                Amortizing                 0           0          120        120            360
         169        0           0                Amortizing                 0           0          120        117            360
         170        0           0                Amortizing                 0           0          120        117            360
         171        0           0      Interest Only, Then Amortizing       12          11         120        119            360
         172        0           0      Interest Only, Then Amortizing       24          22         120        118            360
         173        0           0                Amortizing                 0           0          120        117            360

                   REMAINING                                   HYPER                                    CROSS            CROSS
         CONTROL  AMORTIZATION                 MATURITY     AMORTIZING                  CASH       COLLATERALIZED   COLLATERALIZED
FOOTNOTE NUMBER       TERM       SEASONING       DATE          LOAN       LOCKBOX    MANAGEMENT         (Y/N)            GROUP
------------------------------------------------------------------------------------------------------------------------------------

    11     120           360            1        10/6/2015         No         No           NAP              No               NAP
           121           360            2         9/1/2015         No         NAP          NAP              No               NAP
           122           360            3         8/6/2015         No         NAP          NAP              No               NAP
           123           358            2         9/6/2015         No         No           NAP              No               NAP
           124           360            4         7/6/2015         No         NAP          NAP              No               NAP
           125           360            0        11/6/2015         No         No           NAP              No               NAP
           126           358            2         9/6/2015         No         NAP          NAP              No               NAP
    17     127           360            5         6/6/2015         No         NAP          NAP              No               NAP
           128           359            1        10/6/2015         No         NAP          NAP              No               NAP
           129           357            3         8/6/2015         No         NAP          NAP              No               NAP
    15     130           359            1        10/6/2015         No         NAP          NAP              No               NAP
           131           357            3         8/6/2015         No         No           NAP              No               NAP
           132           360            0        11/6/2015         No         No           NAP              No               NAP
    11     133           360            1        10/1/2015         No         NAP          NAP              No               NAP
           134           353            7         4/6/2015         No         No           NAP              No               NAP
           135            NA            2         9/6/2012         No         NAP          NAP              No               NAP
           136           298            2         9/6/2015         No         NAP          NAP              No               NAP
           137           355            5         6/6/2015         No         No           NAP              No               NAP
    11     138           300            4         7/6/2015         No         NAP          NAP              No               NAP
           139           358            2         9/6/2015         No         NAP          NAP              No               NAP
    11     140           360            3         8/6/2015         No         NAP          NAP              No               NAP
    18     141           359            1        10/6/2015         No         No           NAP              No               NAP
           142           360            2         9/6/2015         No        Soft        In Place           No               NAP
           143            NA            4         7/6/2015         No         No           NAP              No               NAP
           144           360            4         7/6/2015         No         NAP          NAP              No               NAP
           145           360            3         8/6/2015         No         NAP          NAP              No               NAP
           146           360            1        10/6/2015         No         NAP          NAP              No               NAP
           147           358            2         9/6/2015         No         NAP          NAP              No               NAP
           148           359            1        10/6/2015         No         NAP          NAP              No               NAP
           149            NA            5         6/6/2015         No         NAP          NAP              No               NAP
           150           354            6         5/6/2015         No         No           NAP              No               NAP
           151           360            2         9/6/2015         No         NAP          NAP              No               NAP
    11     152           360            3         8/6/2015         No         No           NAP              No               NAP
           153           296            4         7/6/2015         No         NAP          NAP              No               NAP
     8     154           357            3         8/1/2010         No         NAP          NAP              No               NAP
           155           356            4         7/6/2015         No         NAP          NAP              No               NAP
           156           297            3         8/6/2015         No         NAP          NAP              No               NAP
           157           357            3         8/6/2015         No         NAP          NAP              No               NAP
           158           355            5         6/6/2015         No         No           NAP              No               NAP
           159           358            2         9/6/2015         No         No           NAP              No               NAP
           160           360            4         7/6/2015         No         NAP          NAP              No               NAP
           161           360            2         9/6/2015         No         NAP          NAP              No               NAP
           162           360            3         8/6/2015         No         No           NAP              No               NAP
           163           299            1        10/6/2015         No         No           NAP              No               NAP
           164           358            2         9/6/2015         No         No           NAP              No               NAP
           165           355            5         6/6/2015         No         No           NAP              No               NAP
           166           360            0        11/6/2015         No        Soft        In Place           No               NAP
           167           357            3         8/1/2015         No        Hard        In Place           No               NAP
    15     168           360            0        11/6/2015         No         NAP          NAP              No               NAP
           169           357            3         8/6/2015         No         No           NAP              No               NAP
           170           357            3         8/6/2015         No         NAP          NAP              No               NAP
           171           360            1        10/6/2015         No         NAP          NAP              No               NAP
           172           360            2         9/6/2015         No         No           NAP              No               NAP
           173           357            3         8/6/2015         No         No           NAP              No               NAP

                                                                                               EARNOUT OR
                                                                                              PERFORMANCE
         CONTROL                                               MEZZ DEBT   B NOTE   EARNOUT    GUARANTEE     P & I AFTER
FOOTNOTE NUMBER    PREPAYMENT PROVISIONS (# OF PAYMENTS) (1)    BALANCE    BALANCE   FLAG        AMOUNT        EARNOUT
---------------------------------------------------------------------------------------------------------------------------

    11    120      Lockout/25_Defeasance/91_0%/4                                        No            $0            $0.00
          121      Lockout/26_Defeasance/90_0%/4                                        No            $0            $0.00
          122      Lockout/27_Defeasance/89_0%/4                                        No            $0            $0.00
          123      Lockout/26_Defeasance/90_0%/4                                        No            $0            $0.00
          124      Lockout/28_Defeasance/88_0%/4                                        No            $0            $0.00
          125      Lockout/24_Defeasance/92_0%/4                                        No            $0            $0.00
          126      Lockout/26_Defeasance/90_0%/4                                        No            $0            $0.00
    17    127      Lockout/29_Defeasance/87_0%/4                                        No            $0            $0.00
          128      Lockout/25_>YM or 1%/91_0%/4                                         No            $0            $0.00
          129      Lockout/27_Defeasance/89_0%/4                                        No            $0            $0.00
    15    130      Lockout/25_Defeasance/91_0%/4                                        Yes     $250,000       $25,499.03
          131      Lockout/27_Defeasance/89_0%/4                                        No            $0            $0.00
          132      Lockout/24_Defeasance/92_0%/4                                        No            $0            $0.00
    11    133      Lockout/25_Defeasance/91_0%/4                                        No            $0            $0.00
          134      Lockout/31_Defeasance/85_0%/4                                        No            $0            $0.00
          135      Lockout/26_Defeasance/54_0%/4                                        No            $0            $0.00
          136      Lockout/26_Defeasance/90_0%/4                                        No            $0            $0.00
          137      Lockout/29_Defeasance/87_0%/4                                        No            $0            $0.00
    11    138      Lockout/28_Defeasance/88_0%/4                                        No            $0            $0.00
          139      Lockout/26_Defeasance/90_0%/4                                        No            $0            $0.00
    11    140      Lockout/27_Defeasance/89_0%/4                                        No            $0            $0.00
    18    141      Lockout/25_Defeasance/91_0%/4                                        No            $0            $0.00
          142      Lockout/26_Defeasance/90_0%/4                                        No            $0            $0.00
          143      Lockout/59_> YM or 1%/57_0%/4                                        No            $0            $0.00
          144      Lockout/28_Defeasance/88_0%/4                                        No            $0            $0.00
          145      Lockout/27_Defeasance/89_0%/4                                        No            $0            $0.00
          146      Lockout/25_Defeasance/91_0%/4                                        No            $0            $0.00
          147      Lockout/26_>YM or 1%/90_0%/4                                         No            $0            $0.00
          148      Lockout/25_Defeasance/91_0%/4                                        No            $0            $0.00
          149      Lockout/29_Defeasance/87_0%/4                                        No            $0            $0.00
          150      Lockout/30_Defeasance/86_0%/4                                        No            $0            $0.00
          151      Lockout/26_Defeasance/90_0%/4                                        No            $0            $0.00
    11    152      Lockout/27_Defeasance/89_0%/4                                        No            $0            $0.00
          153      Lockout/28_Defeasance/88_0%/4                                        No            $0            $0.00
     8    154      Lockout/27_Defeasance/29_0%/4                       $220,000.00      No            $0            $0.00
          155      Lockout/28_Defeasance/88_0%/4                                        No            $0            $0.00
          156      Lockout/27_Defeasance/89_0%/4                                        No            $0            $0.00
          157      Lockout/27_Defeasance/89_0%/4                                        No            $0            $0.00
          158      Lockout/29_Defeasance/87_0%/4                                        No            $0            $0.00
          159      Lockout/59_> YM or 1%/57_0%/4                                        No            $0            $0.00
          160      Lockout/28_Defeasance/88_0%/4                                        No            $0            $0.00
          161      Lockout/26_>YM or 1%/90_0%/4                                         No            $0            $0.00
          162      Lockout/27_Defeasance/89_0%/4                                        No            $0            $0.00
          163      Lockout/25_Defeasance/91_0%/4                                        No            $0            $0.00
          164      Lockout/26_Defeasance/91_0%/3                                        No            $0            $0.00
          165      Lockout/29_Defeasance/87_0%/4                                        No            $0            $0.00
          166      Lockout/24_Defeasance/93_0%/3                                        No            $0            $0.00
          167      Lockout/27_Defeasance/89_0%/4                                        No            $0            $0.00
    15    168      Lockout/24_Defeasance/92_0%/4                                        Yes      $90,000       $13,480.32
          169      Lockout/59_> YM or 1%/57_0%/4                                        No            $0            $0.00
          170      Lockout/27_Defeasance/89_0%/4                                        No            $0            $0.00
          171      Lockout/25_Defeasance/91_0%/4                                        No            $0            $0.00
          172      Lockout/26_Defeasance/90_0%/4                                        No            $0            $0.00
          173      Lockout/27_Defeasance/89_0%/4                                        No            $0            $0.00

                                                                 SCHEDULED
           CONTROL    APPRAISAL      APPRAISAL    CUT-OFF DATE   MATURITY                OCCUPANCY
 FOOTNOTE   NUMBER      DATE           VALUE         LTV         DATE LTV   OCCUPANCY %  AS OF DATE
-------------------------------------------------------------------------------------------------------

    11     120           6/30/2005    $9,400,000    67.3%         62.3%        100.0%      7/5/2005
           121           7/19/2005    $7,900,000    80.0%         69.2%        100.0%      7/31/2005
           122            6/8/2005    $7,600,000    79.9%         73.8%        100.0%      6/30/2005
           123            6/7/2005    $7,700,000    76.5%         63.7%         95.0%      6/22/2005
           124           5/11/2005    $7,700,000    72.7%         67.2%        100.0%      5/1/2005
           125           7/22/2005    $7,200,000    73.6%         64.1%         95.0%      7/5/2005
           126           7/20/2005    $9,400,000    56.3%         46.4%         91.3%      6/30/2005
    17     127           11/2/2005    $9,800,000    52.0%         45.3%         83.8%      7/20/2005
           128            8/3/2005   $13,460,000    37.9%         31.6%         92.8%      7/31/2005
           129            7/8/2005    $7,000,000    72.7%         60.6%         90.4%      7/15/2005
    15     130           8/12/2005   $14,800,000    32.1%         26.0%         40.5%      8/11/2005
           131            6/9/2005    $9,900,000    50.4%         42.2%         88.5%      6/1/2005
           132           8/24/2005    $6,330,000    75.8%         66.9%         84.4%      8/19/2005
    11     133           7/12/2005    $7,500,000    63.3%         58.6%        100.0%      8/31/2005
           134           1/20/2005    $6,100,000    76.3%         66.2%        100.0%      1/27/2005
           135            1/3/2005    $6,600,000    69.7%         69.7%         92.4%      8/15/2005
           136            8/2/2005    $5,750,000    78.0%         59.0%        100.0%      6/23/2005
           137           4/18/2005    $7,240,000    61.9%         52.3%         93.9%      7/31/2005
    11     138            6/1/2005    $5,560,000    75.5%         59.2%         87.6%      4/30/2005
           139           7/15/2005    $5,250,000    79.8%         65.7%        100.0%      7/31/2005
    11     140            6/3/2005    $5,400,000    77.0%         71.2%        100.0%      5/1/2005
    18     141            7/7/2005   $14,400,000    28.8%         24.1%        100.0%      5/31/2005
           142            8/1/2005    $5,500,000    74.5%         69.6%        100.0%      5/1/2005
           143            1/3/2005   $10,000,000    40.0%         40.0%        100.0%      5/1/2005
           144            5/3/2005    $5,150,000    77.7%         67.7%        100.0%      6/1/2005
           145            7/5/2005    $5,000,000    80.0%         69.2%         95.9%      5/31/2005
           146            8/2/2005    $5,800,000    69.0%         59.8%        100.0%      7/1/2005
           147           6/17/2005    $5,400,000    73.9%         62.1%         83.3%      6/1/2005
           148           1/26/2005    $5,400,000    73.1%         60.5%         95.3%      6/1/2005
           149            7/1/2005    $7,000,000    55.7%         55.7%         93.6%      4/13/2005
           150           3/11/2005    $5,140,000    75.4%         63.5%         89.6%      7/26/2005
           151           7/12/2005    $4,900,000    73.5%         62.0%        100.0%      7/31/2005
    11     152           3/31/2005    $4,850,000    73.9%         64.8%        100.0%      4/1/2005
           153            5/2/2005    $4,400,000    79.5%         60.0%         80.9%      6/22/2005
     8     154           10/1/2005    $5,410,000    64.5%         60.2%         87.7%      6/30/2005
           155           5/10/2005    $8,300,000    42.0%         34.4%        100.0%      7/31/2005
           156           6/16/2005    $4,470,000    77.9%         58.7%        100.0%      6/23/2005
           157           6/14/2005    $4,450,000    77.3%         64.4%         94.6%      8/18/2005
           158            4/7/2005    $5,000,000    68.6%         57.4%         90.6%      3/31/2005
           159            7/1/2005    $4,700,000    72.2%         60.5%         88.0%      9/1/2005
           160           5/12/2005    $4,600,000    72.8%         62.0%         93.7%      4/25/2005
           161           7/20/2005    $4,650,000    72.0%         62.8%        100.0%      6/24/2005
           162            7/8/2005    $5,000,000    66.0%         61.1%        100.0%      7/19/2005
           163            7/1/2005    $4,480,000    72.4%         55.0%         93.9%      5/31/2005
           164            8/4/2005    $4,300,000    74.8%         62.3%         91.6%      8/4/2005
           165           4/24/2005    $4,250,000    74.9%         63.4%        100.0%      4/18/2005
           166           8/22/2005    $4,400,000    70.5%         59.6%        100.0%      8/1/2005
           167           6/27/2005    $4,425,000    69.0%         57.5%        100.0%      7/31/2005
    15     168            8/4/2005    $3,100,000    77.1%         66.7%         88.4%      7/31/2005
           169            7/1/2005    $3,850,000    62.2%         52.0%         88.3%      5/19/2005
           170           6/22/2005    $3,000,000    74.7%         61.5%         87.4%      6/1/2005
           171           8/18/2005    $2,600,000    74.6%         63.7%        100.0%      8/1/2005
           172            9/1/2005    $2,400,000    79.4%         69.2%        100.0%      8/18/2005
           173           5/21/2005    $2,000,000    74.8%         62.5%        100.0%      7/1/2005

                                                                                LARGEST    LARGEST TENANT
           CONTROL                                                              TENANT         LEASE
 FOOTNOTE   NUMBER LARGEST TENANT (BASED ON SQUARE FOOTAGE)                     SQ. FT.      EXPIRATION
-----------------------------------------------------------------------------------------------------------

    11        120      Panera, LLC                                                5,015      5/24/2015
              121      Intermec Corp                                             41,272      11/30/2007
              122      BI-LO                                                     43,023      2/28/2026
              123      NAP                                                            0         NAP
              124      Ciao Bella Hair & Skin                                     2,870      11/1/2009
              125      Redwood City Hardware-William Marshall                     4,350      2/28/2010
              126      Scott's Valley Market                                     24,363      11/1/2021
    17        127      Enterprise Center, LLC                                    10,913      5/31/2007
              128      24 Hour Fitness                                           21,528       5/1/2010
              129      Brown Paper Company                                        6,950      8/31/2009
    15        130      Family Dollar                                              8,000      6/30/2010
              131      Smith Carter USA, L.L.C.                                   6,125      8/31/2006
              132      NAP                                                            0         NAP
    11        133      West Valley Properties                                     3,537       8/1/2013
              134      General Services Administration                           23,066       8/8/2012
              135      NAP                                                          NAP         NAP
              136      Dollar Tree                                                9,200      10/22/2009
              137      NAP                                                            0         NAP
    11        138      DLH Nordisk, Inc.                                         12,000      2/28/2007
              139      Orange County 911                                         10,000      11/30/2010
    11        140      Elco Admin/Enterprise                                      7,000       9/1/2015
    18        141      Alamo Rent-A-Car                                          52,193      5/31/2021
              142      Video Zone dba Blockbuster Video                           4,500      12/31/2006
              143      RBF Consulting Inc.                                       58,901      3/31/2007
              144      Louie Louie Too                                            3,348       2/4/2008
              145      Freedom Steel                                              2,905      12/31/2006
              146      Auto Zone                                                  6,944       6/1/2019
              147      Lopez Garcia Group                                        15,202       2/1/2010
              148      Premier Orthopedic & Sports Medicine                      17,997      5/31/2010
              149      Tires Plus                                                 7,280      10/1/2024
              150      Goodwill Industries of N Florida                           9,000      10/31/2009
              151      Food Lion                                                 29,000      12/1/2012
    11        152      Big Lots (sublease from Food Lion)                        29,000      9/29/2012
              153      Karen's Hallmark                                           4,642      4/30/2006
     8        154      Mattress Firm                                              5,328       3/1/2010
              155      Best Buy                                                  46,520       6/1/2016
              156      Dollar Tree                                               10,000      2/28/2010
              157      Goody's                                                   20,410      10/31/2007
              158      NAP                                                            0         NAP
              159      Culinary Ventures, LLC                                     5,096      6/30/2012
              160      Blockbuster                                                5,020      11/30/2013
              161      Pella Windows                                              2,195       4/1/2008
              162      NAP                                                            0         NAP
              163      Dollar Tree Stores, Inc.                                  11,073      2/25/2014
              164      NAP                                                            0         NAP
              165      Mattress Firm                                              5,800      6/30/2006
              166      Ross Dress For Less-DD's Discounts                        25,720      1/31/2015
              167      Eckerds                                                   13,824       6/1/2025
    15        168       Thistle Needleworks, Inc.                                 4,000      8/31/2015
              169      Starbucks Corporation                                      1,500      6/15/2015
              170      El Nuevo Dia                                               9,920       6/1/2010
              171      William J. Worden, DDS                                     2,517      5/31/2009
              172      Starbucks Corporation                                      1,575      12/31/2014
              173      Qdoba Mexican Grill                                        1,886      10/27/2014

                                                                                 SECOND
                                                                                LARGEST    SECOND LARGEST
           CONTROL                                                               TENANT    TENANT LEASE
 FOOTNOTE   NUMBER SECOND LARGEST TENANT                                         SQ. FT.     EXPIRATION
-------------------------------------------------------------------------------------------------------------

    11      120      Bank One, N.A.                                                4,047      9/13/2014
            121      DMG America                                                  21,849      5/31/2010
            122      Little China Restaurant                                       4,165      9/30/2007
            123      NAP                                                               0         NAP
            124      UPS                                                           2,642      12/1/2011
            125      Avenue Liquor Store-Randip Manrao                             1,960      8/31/2007
            126      Yamamori                                                      3,860       9/1/2012
    17      127      Quantitative Investment Mgmt.                                 5,604      5/31/2006
            128      Tile Club                                                    11,739      12/1/2008
            129      Pecora Brothers                                               4,150      7/31/2015
    15      130      Grab-A-Crab                                                   3,900      8/31/2007
            131      Go! Productions, Inc.                                         5,650      6/30/2007
            132      NAP                                                               0         NAP
    11      133      KAM, Inc.                                                     3,418       8/1/2012
            134      Ultrasound Diagnostic Schools, Inc.                          15,236      2/28/2011
            135      NAP                                                             NAP         NAP
            136      Shoe Show                                                     5,200       3/1/2010
            137      NAP                                                               0         NAP
    11      138      Windsor Investments                                           9,464       7/1/2008
            139      Orange County ISS                                             9,200      11/30/2010
    11      140      Philbo Associates                                             5,163       6/1/2011
    18      141      NAP                                                             NAP         NAP
            142      Sally's Shoes and Fashion                                     3,000       5/1/2008
            143      NAP                                                             NAP         NAP
            144      Nine South                                                    3,128      3/31/2010
            145      Unim                                                          2,767      12/31/2005
            146      Security Service FCU                                          2,800       6/1/2015
            147      Tarrant County College District                              11,402       9/1/2007
            148      County of Delaware - Haverford District Court                 3,894         MTM
            149      Little Gym                                                    4,200      12/1/2014
            150      Adam and Eve                                                  3,000      4/30/2010
            151      Rite Aid                                                      9,600      1/31/2010
    11      152      Jo-Ann Fabrics                                               11,550      1/31/2008
            153      The Terra Group                                               3,234       7/1/2010
     8      154      Pearl Vision                                                  2,190       3/1/2015
            155      NAP                                                             NAP         NAP
            156      Supper Buffet                                                 5,000      5/30/2015
            157      Rite Aid Drug                                                13,770      9/30/2008
            158      NAP                                                               0         NAP
            159      Village Realty, Inc.                                          4,041      5/31/2010
            160      Benjamin Moore                                                2,886       9/1/2010
            161      Jamba Juice                                                   1,578      12/27/2014
            162      NAP                                                               0         NAP
            163      Chuck E. Cheese Pizza                                         9,947      10/31/2006
            164      NAP                                                               0         NAP
            165      Norwalk Furniture                                             5,788      5/31/2006
            166      Grocery Outlet                                               22,000      5/31/2009
            167      NAP                                                             NAP         NAP
    15      168       Rockville Bank                                               2,608      6/30/2015
            169      Keva Juice                                                    1,375      9/30/2010
            170      Medero Medical                                                6,480      6/30/2010
            171      Dr. William McKibben                                          2,326      10/31/2012
            172      US Cellular                                                     908      2/28/2010
            173      Starbucks Corporation                                         1,460      2/28/2015

                                                                                    THIRD
                                                                                  LARGEST   THIRD LARGEST
           CONTROL                                                                  TENANT  TENANT LEASE
 FOOTNOTE   NUMBER THIRD LARGEST TENANT                                            SQ. FT.    EXPIRATION
------------------------------------------------------------------------------------------------------------

    11      120      Chipotle Mexican Grill, Inc.                                    3,059    8/30/2014
            121      Advantage Sales & Marketing                                    10,241    9/1/2008
            122      Tera's Merle Norman                                             3,038    2/28/2007
            123      NAP                                                                 0       NAP
            124      Classy Cleaners                                                 1,494    2/1/2009
            125      Lynn Wilson Roberts                                             1,929    8/23/2009
            126      Curves                                                          2,093    6/1/2006
    17      127      PHRA                                                            5,553    3/31/2010
            128      San Ysidro Health                                               7,155    6/1/2007
            129      JJI Lighting                                                    2,800    12/7/2006
    15      130      Mattress Warehouse                                              3,640    9/30/2015
            131      The S/L/A/M Collaborative, Inc.                                 5,500    6/30/2008
            132      NAP                                                                 0       NAP
    11      133      Stewart Title of Cali                                           3,198    7/1/2007
            134      NAP                                                                 0       NAP
            135      NAP                                                               NAP       NAP
            136      Cato                                                            4,160    1/31/2009
            137      NAP                                                                 0       NAP
    11      138      Wyndham Mills International                                     4,515    6/30/2006
            139      Orange County Fac. Man.                                         8,800   11/30/2010
    11      140      First Choice Building Maintenance Inc.                          4,795    6/1/2007
    18      141      NAP                                                               NAP       NAP
            142      Jade Garden Restaurant                                          2,450    2/28/2007
            143      NAP                                                               NAP       NAP
            144      Straub Management                                               2,910    3/31/2006
            145      Mediri                                                          2,247    10/1/2007
            146      India's Fine Cuisine, Inc.                                      2,800    1/10/2010
            147      Tarrant County 911                                             10,376    4/1/2008
            148      Life Management                                                 2,504    4/30/2006
            149      Washington Mutual                                               3,500    11/1/2014
            150      A Caribbean Tan and Spa                                         2,360    8/31/2007
            151      Dollar General                                                  7,150   12/31/2009
    11      152      CiCi's Pizza                                                    4,200    2/9/2013
            153      Brandon Edwards DDS, Inc.                                       3,172    9/30/2012
     8      154      Go Wireless                                                     1,000    3/1/2010
            155      NAP                                                               NAP       NAP
            156      CATO                                                            4,160    4/1/2010
            157      Dollar Tree                                                     6,300    8/31/2006
            158      NAP                                                                 0       NAP
            159      First American Title Company of Nevada                          2,160    5/31/2010
            160      Equity One                                                      1,457    7/20/2008
            161      Pot Belly Deli                                                  1,450    9/25/2015
            162      NAP                                                                 0       NAP
            163      Michael A Edwards d/b/a Outer Bounds                            6,800    9/30/2009
            164      NAP                                                                 0       NAP
            165      Rooms To Go Kids                                                5,678    2/28/2012
            166      NAP                                                                 0       NAP
            167      NAP                                                               NAP       NAP
    15      168      Tribeca Development Group                                       2,167    8/31/2015
            169      FastSigns                                                       1,300    5/31/2009
            170      American Theraputic                                             3,240    5/31/2012
            171      American Dental Health                                          2,220    7/31/2007
            172      Bank of America, NA                                               769    3/14/2010
            173      NAP                                                                 0       NAP

                                                                                           EARTHQUAKE   TERRORISM
                                              PHASE II                                    INSURANCE    INSURANCE
           CONTROL  ENGINEERING    PHASE I   PERFORMED   PHASE II              SEISMIC      REQUIRED    REQUIRED
 FOOTNOTE   NUMBER  REPORT DATE     DATE        (Y/N)     DATE       PML %  REPORT DATE      (Y/N)        (Y/N)
-------------------------------------------------------------------------------------------------------------------

    11           120        7/15/2005     7/15/2005        No                                               Yes
                 121        7/28/2005      8/8/2005        No                                   No          Yes
                 122        6/28/2005     7/18/2005        No                                   No          Yes
                 123        6/29/2005     6/28/2005        No                                               Yes
                 124        5/18/2005     5/24/2005        No         12       5/27/2005        No          Yes
                 125        8/25/2005     8/25/2005        No         18       8/30/2005                    Yes
                 126        8/8/2005      8/17/2005        No         15       8/9/2005         No          Yes
    17           127        5/2/2005      5/18/2005        No                                   No          Yes
                 128        8/9/2005      8/29/2005        No         12       8/4/2005         No          Yes
                 129        7/14/2005     7/19/2005        No                                   No          Yes
    15           130        8/4/2005       4/5/2005        No                                   No          Yes
                 131        6/9/2005      6/16/2005        No                                               Yes
                 132        9/14/2005     9/14/2005        No         13       9/14/2005        No          Yes
    11           133        7/7/2005       7/7/2005        No         18       7/7/2005         No          Yes
                 134        2/10/2005     2/10/2005        No                                               Yes
                 135       12/27/2004     1/10/2005        No                                   No          Yes
                 136        7/6/2005       7/6/2005        No                                   No          Yes
                 137        5/27/2005     5/27/2005        No         18       5/27/2005        No          Yes
    11           138        5/5/2005      6/10/2005        No                                   No          Yes
                 139        6/25/2005     8/12/2005        No                                   No          Yes
    11           140        6/9/2005      6/28/2005        No                                   No          Yes
    18           141        8/31/2005     8/30/2005        No         15       8/31/2005        No          Yes
                 142        8/11/2005     8/11/2005        No          8       8/11/2005        No          Yes
                 143        7/6/2005       7/6/2005        No         10       7/5/2005         No          Yes
                 144        5/10/2005     5/25/2005        No                                   No          Yes
                 145        7/8/2005      7/14/2005        No                                   No          Yes
                 146        8/1/2005      8/19/2005        No                                   No          Yes
                 147        8/9/2005      7/12/2005        No                                   No          Yes
                 148        2/14/2005     2/28/2005        No                                   No          Yes
                 149        5/5/2005      5/16/2005        No                                   No          Yes
                 150        3/28/2005     3/28/2005        No                                               Yes
                 151        7/25/2005     8/11/2005        No                                   No          Yes
    11           152        7/1/2005       7/1/2005        No                                               Yes
                 153        5/27/2005     6/17/2005        No                                   No          Yes
     8           154        6/30/2005      8/1/2005        No                                   No          Yes
                 155        5/20/2005     5/16/2005        No         15       5/23/2005        No          Yes
                 156        6/17/2005     6/30/2005        No                                   No          Yes
                 157        6/28/2005     6/28/2005        No                                   No          Yes
                 158        4/27/2005     4/27/2005        No                                               Yes
                 159        5/25/2005     5/25/2005        No         12       5/25/2005        No          Yes
                 160        5/27/2005      6/3/2005        No                                   No          Yes
                 161        7/18/2005      8/9/2005        No        <10       7/15/2005        No          Yes
                 162        6/9/2005       6/9/2005        No         18       6/9/2005         No          Yes
                 163        6/23/2005     6/21/2005        No                                               Yes
                 164        8/4/2005       8/4/2005        No                                               Yes
                 165        5/4/2005       5/4/2005        No                                               Yes
                 166        8/24/2005      5/3/2005        No         18       8/25/2005        No          Yes
                 167        7/1/2005      7/11/2005        No                                   No          Yes
    15           168        8/15/2005      8/9/2005        No                                   No          Yes
                 169        5/25/2005     5/25/2005        No         14       5/25/2005        No          Yes
                 170        6/27/2005     6/30/2005        No                                   No          Yes
                 171        8/17/2005      9/6/2005        No         18       8/17/2005        No          Yes
                 172        8/31/2005     8/23/2005        No                                               Yes
                 173        5/19/2005     6/29/2005        No                                               Yes

                                                   GROUND       GROUND
                                        GROUND     LEASE       LEASE
           CONTROL                      LEASE      PAYMENT    EXPIRATION       2003 NOI                          2004
 FOOTNOTE   NUMBER OWNERSHIP INTEREST    (Y/N)    (ANNUAL)       DATE           DATE          2003 NOI        NOI DATE
------------------------------------------------------------------------------------------------------------------------

    11      120      Fee Simple         No                                                          $0
            121      Fee Simple         No                                      12/31/2003       $760,060      12/31/2004
            122      Fee Simple         No                                      12/31/2003       $543,884      12/31/2004
            123      Fee Simple         No                                                          $0         12/31/2004
            124      Fee Simple         No                                      12/31/2003       $493,586      12/31/2004
            125      Fee Simple         No                                      12/31/2003       $405,545      12/31/2004
            126      Fee Simple         No                                      12/31/2003       $233,514      12/31/2004
    17      127      Fee Simple         No                                      12/31/2003       $583,006      12/31/2004
            128      Leasehold          Yes        $372,000   5/31/2065         12/31/2003       $622,088      12/31/2004
            129      Fee Simple         No                                      12/31/2003       $366,830
    15      130      Fee Simple         No                                                          $0
            131      Fee Simple         No                                      12/31/2003       $688,750      12/31/2004
            132      Leasehold          Yes         $53,917   10/1/2018         12/31/2003       -$60,399      12/31/2004
    11      133      Fee Simple         No                                      12/31/2003       $860,698      12/31/2004
            134      Fee Simple         No                                      12/31/2003       $533,224      12/31/2004
            135      Fee Simple         No                                      12/31/2003       $502,039      12/31/2004
            136      Fee Simple         No                                                          $0
            137      Fee Simple         No                                      12/31/2003       $343,321      12/31/2004
    11      138      Fee Simple         No                                      12/31/2003       $255,722      12/31/2004
            139      Fee Simple         No                                      12/31/2003       $432,018      12/31/2004
    11      140      Fee Simple         No                                                          $0         12/31/2004
    18      141      Fee Simple         No                                      12/31/2003       $716,477      12/31/2004
            142      Fee Simple         No                                      12/31/2003       $340,844      12/31/2004
            143      Fee Simple         No                                      12/31/2003      $1,994,238     12/31/2004
            144      Fee Simple         No                                      12/31/2003       $347,336      12/31/2004
            145      Fee Simple         No                                                          $0
            146      Fee Simple         No                                                          $0         12/31/2004
            147      Fee Simple         No                                      12/31/2003       $158,618      12/31/2004
            148      Fee Simple         No                                      12/31/2003       $449,225      12/31/2004
            149      Fee Simple         No                                                          $0
            150      Fee Simple         No                                                          $0
            151      Fee Simple         No                                      12/31/2003       $186,226      12/31/2004
    11      152      Fee Simple         No                                      12/31/2003       $422,084      12/31/2004
            153      Fee Simple         No                                      12/31/2003       $372,855      12/31/2004
     8      154      Fee Simple         No                                                          $0
            155      Fee Simple         No                                      12/31/2003       $479,588      12/31/2004
            156      Fee Simple         No                                                          $0
            157      Fee Simple         No                                      12/31/2003       $378,419      12/31/2004
            158      Fee Simple         No                                                          $0         12/31/2004
            159      Fee Simple         No                                                          $0
            160      Fee Simple         No                                                          $0
            161      Fee Simple         No                                                          $0
            162      Fee Simple         No                                      12/31/2003       $199,789      12/31/2004
            163      Leasehold          Yes        $104,762   1/31/2024                             $0         12/31/2004
            164      Fee Simple         No                                      12/31/2003       $318,587      12/31/2004
            165      Fee Simple         No                                      12/31/2003       $284,508      12/31/2004
            166      Fee Simple         No                                                          $0
            167      Fee Simple         No                                                          $0
    15      168      Fee Simple         No                                                          $0
            169      Fee Simple         No                                                          $0
            170      Fee Simple         No                                      12/31/2003       $25,949       12/31/2004
            171      Leasehold          Yes         $32,664   7/31/2019                             $0         12/31/2004
            172      Fee Simple         No                                                          $0
            173      Fee Simple         No                                                          $0

1    The Open Period is inclusive of the Maturity Date

2    Container Store has an executed lease but is not yet in occupancy. They are expected to open in March 2006.

3    The Appraisal Value reflects an overall portfolio valuation which is greater than the sum of the individual property appraised values.

4    The Monthly Payment is a calculated average of the future principal and interest payments for the 12-month period beginning with the payment in
     October 2012 through the payment in September 2013. The Annual Debt Service is the sum of the scheduled principal and interest for the same period. The
     Underwritten NOI DSCR and Underwritten NCF DSCR are based on the required amortization schedule and interest payments for the 12-month period beginning with the payment in October 2012 through the payment in September
     2013.

5    The Cut-off Date LTV and Underwritten NCF DSCR are based on the total
     $251,000,000 financing reduced by the $15,000,000 performance guarantee.

6    For the purpose of calculating underwritten debt service coverage ratios, loan-to-value ratios and loan per square foot/unit, the cutoff date principal balance for each mortgage loan in a split loan structure includes the cut-off date principal balance of the pari passu mortgage loan in the trust plus the cut-off date principal balance of any pari passu mortgage that is not in the trust.

7    The Scheduled Maturity Date LTV is calculated utilizing the stabilized appraised value.

8    For the purpose of calculating underwritten debt service coverage ratios, loan-to-value ratios and loan per square foot/unit, the cutoff date principal balance for each mortgage loan in a split loan structure excludes the cut-off date principal balance of any subordinate mortgage loan in that split loan structure.

9    For the purpose of calculating underwritten debt service coverage ratios, loan-to-value ratios and loan per square foot/unit, the cutoff date principal balance for each mortgage loan in a split loan structure (x)
     includes the cut-off date principal balance of the pari passu mortgage loan in the trust plus the cut-off date principal balance of any pari passu mortgage that is not in the trust, and (y) excludes the cut-off date principal balance of any subordinate mortgage loan in that split loan structure.

10   The Cut-off Date LTV and Maturity Date LTV are calculated net of
     $16,500,000 in reserves.

11   Borrowing entity utilizes a tenant-in-common structure

12   The pari passu companion loan is a future funding obligation of GCFP.
     Underwritten debt service coverage ratios and loan to appraised value ratios shown in this prospectus supplement are calculated as if the
     $9,400,000 advance was funded.

13   The 730 month Original Amortization term is approximate. Amortization for the loan is based on $20,000,000 interest only and $2,000,000 amortizing on a 360 month schedule. See Annex A-3 for actual amortization schedule.

14   The Monthly Payment is a calculated average of the future principal and interest payments for the 12-month period beginning with the payment in
     November 2005 through the payment in October 2006. The Annual Debt Service is the sum of the scheduled principal and interest for the same period. The
     Underwritten NOI DSCR and Underwritten NCF DSCR are based on the required amortization schedule and interest payments for the 12-month period beginning with the payment in November 2005 through the payment in October
     2006.

15   The Cut-Off Date LTV, DSCR and loan per square foot/unit figures for these loans are net of the earnout amount. The Scheduled Maturity Date LTV is calculated utilizing the stabilized appraised value as applicable.

16   The mortgage loan is fully payable on its initial maturity date on August
     6, 2014 with an exit fee if the loan's extension option is not exercised or otherwise fully prepayable on its final maturity date on August 6, 2018 without an exit fee. For purposes of all calculations, we have assumed the loan term through the final maturity date.

17   The Appraisal Value reflects the stabilized appraisal value with stabilization that is expected to occur in November 2005.

18   Property is leased by Alamo Rent-A-Car. The property size and largest tenant size shown include 15,981 sf of building space 36,212 sf of parking space.

19   Borrower is required to pay as rent, on or before June 1 and December 1 of each year of the term, a sum equal to the amount payable as principal and interest on the bonds issued by the ground lessor and purchased by
     Borrower. The bonds were issued on September 1, 2002 in the principal amount of $14,200,000 with a coupon of 6.5% and a maturity date of December
     31, 2012. See "Annex B - Structural and Collateral Term Sheet - Ten Largest
     Mortgage Loans - Schron Industrial Portfolio.

                                      PARTIAL          PARTIAL
                                     YEAR DATE          YEAR
         CONTROL                     (IF PAST           # OF      PARTIAL YEAR   PARTIAL YEAR    UNDERWRITTEN     UNDERWRITTEN
FOOTNOTE NUMBER        2004 NOI        2004)           MONTHS     DESCRIPTION         NOI           REVENUE         EXPENSES
--------------------------------------------------------------------------------------------------------------------------------

    11    120             $0              NAV           NAV                             NAV          $866,070        $227,147
          121          $660,525           NAV           NAV                             NAV          $768,076        $144,760
          122          $505,393        6/30/2005        12         Trailing 12       $483,299        $727,900        $178,766
          123          $451,800        5/31/2005        12         Trailing 12       $466,393        $894,179        $325,092
          124          $486,122        4/30/2005        12         Trailing 12       $482,500        $600,911        $112,408
          125          $443,524        6/30/2005        12         Trailing 12       $452,558        $568,640        $134,930
          126          $323,391        6/30/2005        12         Trailing 12       $354,351        $820,417        $296,311
    17    127          $359,149        7/31/2005        12         Trailing 12       $478,394        $859,425        $303,646
          128          $817,754        6/30/2005        12         Trailing 12       $804,556       $1,644,897       $921,926
          129             $0              NAV           NAV                             NAV          $620,781        $179,068
    15    130             $0              NAV           NAV                             NAV          $952,641        $450,278
          131          $736,662           NAV           NAV                             NAV          $970,132        $215,726
          132          $151,102        6/30/2005        12         Trailing 12       $341,392        $941,230        $401,074
    11    133          $861,446        8/31/2005        12         Trailing 12       $826,292        $669,697        $223,179
          134          $657,636           NAV           NAV                             NAV          $820,540        $229,196
          135          $460,124        7/31/2005        12         Trailing 12       $421,042        $981,642        $492,531
          136             $0              NAP           NAP      Not Applicable         NAP          $564,138        $134,767
          137          $340,569        2/28/2005        12         Trailing 12       $345,406        $728,641        $295,945
    11    138          $329,848        4/30/2005         4         Annualized        $477,670        $806,472        $314,752
          139          $472,697        6/30/2005         6         Annualized        $490,601        $505,762        $82,056
    11    140          $134,114        5/31/2005        12         Trailing 12       $195,229        $592,483        $208,978
    18    141          $730,612           NAV           NAV                             NAV          $800,370        $100,056
          142          $326,765        5/31/2005        12         Trailing 12       $331,931        $527,634        $176,685
          143         $1,954,982          NAV           NAV                             NAV         $1,238,384       $213,351
          144          $388,880        6/30/2005         6         Annualized        $390,001        $514,641        $137,683
          145             $0           5/31/2005        12         Trailing 12       $258,853        $534,698        $156,317
          146          $167,047           NAV           NAV                             NAV          $492,076        $111,170
          147          $324,938        3/31/2005        12         Trailing 12       $356,476       $1,157,877       $622,116
          148          $478,812        6/30/2005         6         Annualized        $488,463        $847,346        $365,219
          149             $0              NAP           NAP      Not Applicable         NAP          $650,221        $112,880
          150             $0              NAV           NAV                             NAV          $508,821        $106,952
          151          $429,335        7/31/2005        12         Trailing 12       $434,135        $490,028        $88,496
    11    152          $314,474        4/30/2005        12         Trailing 12       $386,853        $503,172        $106,216
          153          $376,326        5/31/2005        12         Trailing 12       $390,163        $530,589        $156,713
     8    154             $0              NAP           NAP      Not Applicable         NAP          $365,933        $68,796
          155          $479,588        6/30/2005        12         Trailing 12       $479,588        $467,631           $0
          156             $0              NAP           NAP      Not Applicable         NAP          $432,646        $91,250
          157          $403,637        7/31/2005        12         Trailing 12       $415,014        $530,406        $160,918
          158          $157,204        3/31/2005        12         Trailing 12       $266,726        $570,690        $170,553
          159             $0              NAV           NAV                             NAV          $361,810        $74,892
          160             $0              NAP           NAP      Not Applicable         NAP          $453,929        $106,101
          161             $0           6/30/2005         6         Annualized        $112,762        $438,437        $131,064
          162          $217,030           NAV           NAV                             NAV          $390,864        $112,863
          163          $287,370           NAV           NAV                             NAV          $688,687        $320,245
          164          $316,085           NAV           NAV                             NAV          $620,530        $268,047
          165          $342,441           NAV           NAV                             NAV          $422,036        $88,331
          166             $0              NAV           NAV                             NAV          $422,475        $98,270
          167             $0              NAP           NAP      Not Applicable         NAP          $303,630         $7,591
    15    168             $0              NAP           NAP      Not Applicable         NAP          $271,708        $56,788
          169             $0              NAV           NAV                             NAV          $273,881        $43,173
          170           $94,528        4/30/2005         4         Annualized        $137,402        $314,914        $70,973
          171          $191,033        8/1/2005         12         Trailing 12       $185,922        $356,573        $168,987
          172             $0              NAV           NAV                             NAV          $198,428        $42,083
          173             $0              NAV           NAV                             NAV          $166,788        $28,218

                                                     UNDERWRITTEN
         CONTROL    UNDERWRITTEN     UNDERWRITTEN    REPLACEMENT     UNDERWRITTEN    UNDERWRITTEN     UNDERWRITTEN   UNDERWRITTEN
FOOTNOTE NUMBER         NOI            NOI DSCR        RESERVE      TI/LC RESERVE   OTHER RESERVE         NCF          NCF DSCR
-----------------------------------------------------------------------------------------------------------------------------------

    11     120        $638,923             1.52           $3,234         $19,326         $0              $616,363        1.46
           121        $623,316             1.53          $11,004         $34,520         $0              $577,791        1.42
           122        $549,134             1.38          $15,001         $12,324         $0              $521,810        1.31
           123        $569,087             1.44          $34,000            $0           $0              $535,087        1.35
           124        $488,502             1.33           $2,448         $19,668         $0              $466,387        1.27
           125        $433,710             1.23           $3,213         $23,355         $0              $407,142        1.16
           126        $524,107             1.52          $10,075         $30,082         $0              $483,949        1.41
    17     127        $555,779             1.64          $13,224         $54,897         $0              $487,658        1.44
           128        $722,971             2.10          $18,825         $61,386         $0              $642,760        1.86
           129        $441,713             1.30           $4,857         $23,028         $0              $413,828        1.22
    15     130        $502,363             1.64          $20,378         $29,699         $0              $452,286        1.48
           131        $754,406             2.21          $11,974         $51,522         $0              $690,910        2.03
           132        $540,156             1.60          $20,491            $0           $0              $519,665        1.54
    11     133        $446,518             1.42           $2,610         $23,623         $0              $420,284        1.34
           134        $591,344             1.65           $7,660         $39,279         $0              $544,405        1.52
           135        $489,111             1.94          $42,192            $0           $0              $446,919        1.77
           136        $429,371             1.33           $4,525         $22,310         $0              $402,536        1.25
           137        $432,696             1.38           $7,400            $0           $0              $425,296        1.35
    11     138        $491,720             1.64          $13,953         $52,323         $0              $425,444        1.42
           139        $423,705             1.57           $5,520         $31,326         $0              $386,859        1.43
    11     140        $383,505             1.40           $2,436         $19,739         $0              $361,329        1.32
    18     141        $700,314             2.47           $7,829         $16,432         $0              $676,053        2.38
           142        $350,949             1.21           $2,963          $6,726         $0              $341,260        1.17
           143       $1,025,033            4.85          $33,574         $80,535         $0              $910,924        4.31
           144        $376,958             1.42           $3,073          $9,232         $0              $364,653        1.37
           145        $378,382             1.47           $3,327         $30,266         $0              $344,789        1.34
           146        $380,906             1.46           $3,412         $17,119         $0              $360,375        1.38
           147        $535,761             1.94          $28,203         $77,133         $0              $430,424        1.56
           148        $482,127             1.85           $6,963         $57,688         $0              $417,477        1.60
           149        $537,341             2.57           $2,673         $23,485         $0              $511,184        2.45
           150        $401,869             1.51           $4,314         $12,671         $0              $384,884        1.44
           151        $401,531             1.73          $16,884         $22,551         $0              $362,097        1.56
    11     152        $396,956             1.62           $8,888         $24,532         $0              $363,536        1.48
           153        $373,876             1.50           $5,248         $24,530         $0              $344,098        1.38
     8     154        $297,137             1.24           $1,458          $8,394         $0              $287,286        1.20
           155        $467,631             2.13             $0              $0           $0              $467,631        2.13
           156        $341,397             1.38           $3,569         $20,298         $0              $317,529        1.28
           157        $369,489             1.60          $14,332         $27,531         $0              $327,626        1.42
           158        $400,137             1.73           $5,480            $0           $0              $394,657        1.70
           159        $286,918             1.24           $2,403         $17,355      -$9,696            $276,856        1.19
           160        $347,828             1.56           $1,907         $11,048         $0              $334,873        1.50
           161        $307,372             1.37           $1,940          $9,933         $0              $295,499        1.32
           162        $278,001             1.27           $5,250            $0           $0              $272,751        1.24
           163        $368,442             1.56           $7,579         $26,121         $0              $334,742        1.41
           164        $352,483             1.63           $5,448            $0           $0              $347,035        1.61
           165        $333,705             1.48           $3,453         $10,424         $0              $319,828        1.42
           166        $324,205             1.47           $7,158         $10,536         $0              $306,511        1.39
           167        $296,040             1.45            $415             $0           $0              $295,625        1.45
    15     168        $214,920             1.33           $1,292          $5,029         $0              $208,599        1.29
           169        $230,708             1.41           $1,663         $10,421       -$953             $219,577        1.35
           170        $243,941             1.70           $8,881         $19,560         $0              $215,500        1.50
           171        $187,586             1.43          $10,126         $15,031         $0              $162,429        1.24
           172        $156,345             1.23            $488             $0           $0              $155,858        1.23
           173        $138,570             1.36            $502           $3,356         $0              $134,712        1.33

                      ONGOING      ONGOING        UPFRONT          ONGOING        UPFRONT       ONGOING           UPFRONT
         CONTROL      RE TAX      INSURANCE     REPLACEMENT      REPLACEMENT       TI/LC         TI/LC            DEFERRED
FOOTNOTE NUMBER       RESERVE      RESERVE        RESERVE          RESERVE        RESERVE       RESERVE         MAINTENANCE
----------------------------------------------------------------------------------------------------------------------------------

    11     120         $9,957        $871             $0             $269          $115,000         $0                 $0
           121         $4,111       $1,269           $611            $611          $200,000         $0                 $0
           122         $7,393        $465           $1,367          $1,367            $0            $0                 $0
           123         $8,515       $1,132         $68,000          $2,833            $0            $0                 $0
           124         $3,209        $977             $0              $0              $0            $0                 $0
           125         $6,046        $893           $9,200           $268           $4,420        $2,210             $1,800
           126         $4,979       $1,262           $840            $840             $0            $0                 $0
    17     127         $6,799        $559            $787            $787             $0            $0                 $0
           128           $0           $0              $0              $0              $0            $0              $132,975
           129         $3,331        $464          $14,580            $0            $2,083          $0                 $0
    15     130         $8,533       $2,813          $1,208          $1,208            $0            $0                 $0
           131         $3,882       $1,387            $0            $1,247            $0          $4,000               $0
           132         $4,518       $1,115          $1,579           $789             $0            $0                 $0
    11     133         $3,989       $1,029           $290            $290           $3,750        $3,750               $0
           134         $8,414        $993             $0             $638             $0          $6,384               $0
           135         $5,852       $1,198          $3,516          $3,516            $0            $0                 $0
           136         $3,776       $1,131           $378            $378           $1,042        $1,042               $0
           137         $3,601       $2,677           $617            $617             $0            $0               $25,956
    11     138         $4,446        $449             $0              $0            $66,000       $1,000             $14,000
           139         $2,427        $204            $460            $460           $5,000        $5,000               $0
    11     140         $6,059        $654             $0              $0            $1,667        $1,667               $0
    18     141           $0          $321            $435            $435             $0           $666                $0
           142         $2,129        $602             $0             $247             $0           $988              $48,344
           143           $0           $0              $0              $0              $0            $0                 $0
           144         $4,599       $1,617           $256            $256             $0            $0                 $0
           145         $4,414        $254            $277            $277           $2,545        $2,545               $0
           146         $5,087        $652            $284            $284             $0            $0               $26,735
           147         $10,115      $1,380          $2,350          $2,350            $0            $0               $15,625
           148         $11,047       $326            $585            $585           $3,750        $3,750               $0
           149         $4,825        $735            $223            $223           $18,167         $0                 $0
           150         $3,390        $823             $0             $360             $0          $1,250               $0
           151         $1,365        $673           $1,407          $1,407            $0            $0                 $0
    11     152         $2,471       $1,192            $0             $741             $0          $4,667            $250,000
           153         $5,458        $805            $437            $437           $2,083        $2,083             $5,625
     8     154          $788         $369            $122            $122            $833          $833                $0
           155           $0           $0              $0              $0              $0            $0                 $0
           156          $600        $1,102           $297            $297           $1,042        $1,042               $0
           157         $3,051        $896           $1,194          $1,194          $4,808        $4,808               $0
           158         $3,602       $1,095         $16,440            $0              $0            $0                 $0
           159         $1,693         $0            $2,403            $0            $96,959         $0                 $0
           160         $1,153        $510            $159            $159             $0            $0                 $0
           161         $1,055        $402            $162            $162            $828          $828                $0
           162          $865         $834             $0             $438             $0            $0                 $0
           163         $3,959       $1,089            $0             $632             $0          $2,500              $938
           164         $4,606        $183             $0              $0              $0            $0                 $0
           165         $3,413        $342            $576            $288             $0            $0               $4,481
           166           $0           $0              $0            $7,517            $0          $3,139             $34,500
           167           $0           $0              $0              $0              $0            $0               $25,000
    15     168         $1,738        $262            $108            $108            $417          $417                $0
           169         $1,250        $251           $1,663            $0            $9,534          $0                 $0
           170         $1,964        $471            $740            $740           $29,160       $3,500               $0
           171         $1,068        $177            $844            $844             $0            $0               $50,125
           172         $1,977        $500             $0              $54           $50,000         $0                 $0
           173         $1,304        $257            $125             $42             $0           $552                $0

         CONTROL BORROWER NAME                                                                                       RELATED
FOOTNOTE NUMBER                                                                                                       SPONSOR
-------------------------------------------------------------------------------------------------------------------------------

    11           120      Shops of Beverly SEC Investors, L.L.C.; Shops of Beverly MM, L.L.C.;
                          Multiple Single-Member Delaware LLC's
                 121      South Point Park LLC
                 122      Lexington Properties, LLC
                 123      Lehman Village, Ltd.
                 124      Alamo Oak Tree Plaza, Inc.
                 125      Roosevelt Street Center LLC
                 126      SVJ, LLC                                                                                     R-014
    17           127      401 East Market Street, LLC
                 128      Nickie Investments, Inc.
                 129      67 Holly Hill Lane Associates, LLC
    15           130      Martin Servicing Co. LLC                                                                     R-017
                 131      Zonolite Road Properties, L.L.C.
                 132      CT Storage II - Escondido LLC                                                                R-016
    11           133      280 Second Los Altos, LLC, Blue Oak Properties, Inc., Kent Center
                          Investors, A California Limited Partnership, Ersepke 280 McKinley, LLC
                 134      2998 Stemmons Freeway Limited Partnership
                 135      Palmer Apartments Realty, LLC                                                                R-010
                 136      Timber Harrisonville Properties, L.P.                                                        R-018
                 137      Sierra Springs Village Partnership
    11           138      Northwestern Plaza, LLC & Suburban Land & Office Development, LLC                            R-010
                 139      Pyramid Properties VI, LLP                                                                   R-020
    11           140      LGV Lyons Tech II, LLC, Minor Lyons Tech II, LLC, Shavitz Holdings Lyons
                          Tech II, LLC, BourakR-013s Tech II, LLC, TSL Lyons Tech II, LLC and JDL
                          Lyons Tech II, LLC                                                                           R-013
    18           141      Pacifica Kettner, L.P.
                 142      LeMoore 99 LLC; BKAT 99 LLC
                 143      Irvine East Investment Company, LLC
                 144      Leviathan Land Group, Inc.
                 145      1200 POC, L.L.C.
                 146      Bagelmon, LLC
                 147      Magnolia WG, L.P.                                                                            R-015
                 148      Falcon Center Complex, LLC                                                                   R-017
                 149      Ram WAMU TP PTC, LLC
                 150      B&B Yulee Junction, LLC
                 151      Medalist Properties 1, LLC
    11           152      Gemini College Plaza H, LLC; Gemini College Plaza 1, LLC; Gemini College
                          Plaza 2, LLC; GeminiR-012ege Plaza 3, LLC; Gemini College Plaza 4, LLC;
                          Gemini College Plaza 5, LLC; Gemini College Plaza 6, LLC; Gemini College
                          Plaza 7, LLC; Gemini College Plaza 8, LLC; Gemini College Plaza 9, LLC;
                          Gemini College Plaza 10, LLC; Gemini College Plaza 11, LLC; Gemini College
                          Plaza 12, LLC; Gemini College Plaza 13, LLC                                                  R-012
                 153      TRC Brecksville Investors, Ltd.
     8           154      Garden State Investments, LLC
                 155      W-Murrieta, LLC
                 156      Timber Norfolk Properties, L.P.                                                              R-018
                 157      H & L Ventures, LLC
                 158      Spring Hill Storage, Inc.
                 159      Quail North West Phase I, LLC
                 160      Creighton Crossing One, LC
                 161      Rocklin Pointe Partners LP
                 162      Villa Cordova Associates, LLC
                 163      DT Plaza Charlotte, LLC
                 164      Mini U Storage Highlands Ranch LTD                                                           R-005
                 165      Rivermont Apartments, L.L.C.
                 166      Foxwood Properties, LLC
                 167      Battleground, LLC
    15           168      Addison Road Developers, LLC                                                                 R-008
                 169      South Carson St., LLC
                 170      Pyramid Properties II, LLP                                                                   R-020
                 171      5175 East P.C.H., L.P.
                 172      Central Street, LLC
                 173      14355 Beach Blvd., LLC

                                    ANNEX A-2

                SCHRON INDUSTRIAL PORTFOLIO AMORTIZATION SCHEDULE

   PERIOD           DATE           PRINCIPAL           INTEREST           GROSS DEBT SERVICE          BALANCE
-------------  --------------  -----------------  -------------------  ------------------------  -----------------

      1          11/6/2005            0.00            1,503,715.28           1,503,715.28           317,500,000
      2          12/6/2005            0.00            1,455,208.33           1,455,208.33           317,500,000
      3           1/6/2006            0.00            1,503,715.28           1,503,715.28           317,500,000
      4           2/6/2006            O.OO            1,503,715.28           1,503,715.28           317,500,000
      5           3/6/2006            O.00            1,358,194.44           1,358,194.44           317,500,000
      6           4/6/2006            O.00            1,503,715.28           1,503,715.28           317,500,000
      7           5/6/2006            O.00            1,455,208.33           1,455,208.33           317,500,000
      8           6/6/2006            O.00            1,503,715.28           1,503,715.28           317,500,000
      9           7/6/2006            O.00            1,455,208.33           1,455,208.33           317,500,000
     10           8/6/2006            O.00            1,503,715.28           1,503,715.28           317,500,000
     11           9/6/2006            O.00            1,503,715.28           1,503,715.28           317,500,000
     12          10/6/2006            O.00            1,455,208.33           1,455,208.33           317,500,000
     13          11/6/2006            O.00            1,503,715.28           1,503,715.28           317,500,000
     14          12/6/2006            O.00            1,455,208.33           1,455,208.33           317,500,000
     15           1/6/2007            O.00            1,503,715.28           1,503,715.28           317,500,000
     16           2/6/2007            O.00            1,503,715.28           1,503,715.28           317,500,000
     17           3/6/2007            O.00            1,358,194.44           1,358,194.44           317,500,000
     18           4/6/2007            O.00            1,503,715.28           1,503,715.28           317,500,000
     19           5/6/2007            O.00            1,455,208.33           1,455,208.33           317,500,000
     20           6/6/2007            O.00            1,503,715.28           1,503,715.28           317,500,000
     21           7/6/2007            O.00            1,455,208.33           1,455,208.33           317,500,000
     22           8/6/2007            O.00            1,503,715.28           1,503,715.28           317,500,000
     23           9/6/2007            O.00            1,503,715.28           1,503,715.28           317,500,000
     24          10/6/2007            O.00            1,455,208.33           1,455,208.33           317,500,000
     25          11/6/2007            O.00            1,503,715.28           1,503,715.28           317,500,000
     26          12/6/2007            O.00            1,455,208.33           1,455,208.33           317,500,000
     27           1/6/2008            O.00            1,503,715.28           1,503,715.28           317,500,000
     28           2/6/2008            O.00            1,503,715.28           1,503,715.28           317,500,000
     29           3/6/2008            O.00            1,406,701.39           1,406,701.39           317,500,000
     30           4/6/2008            O.00            1,503,715.28           1,503,715.28           317,500,000
     31           5/6/2008            O.00            1,455,208.33           1,455,208.33           317,500,000
     32           6/6/2008            O.00            1,503,715.28           1,503,715.28           317,500,000
     33           7/6/2008            O.00            1,455,208.33           1,455,208.33           317,500,000
     34           8/6/2008            O.00            1,503,715.28           1,503,715.28           317,500,000
     35           9/6/2008            O.00            1,503,715.28           1,503,715.28           317,500,000
     36          10/6/2008            O.00            1,455,208.33           1,455,208.33           317,500,000
     37          11/6/2008            O.00            1,503,715.28           1,503,715.28           317,500,000
     38          12/6/2008            O.00            1,455,208.33           1,455,208.33           317,500,000
     39           1/6/2009            O.00            1,503,715.28           1,503,715.28           317,500,000
     40           2/6/2009            O.00            1,503,715.28           1,503,715.28           317,500,000
     41           3/6/2009            O.00            1,358,194.44           1,358,194.44           317,500,000
     42           4/6/2009            O.00            1,503,715.28           1,503,715.28           317,500,000
     43           5/6/2009            O.00            1,455,208.33           1,455,208.33           317,500,000
     44           6/6/2009            O.00            1,503,715.28           1,503,715.28           317,500,000
     45           7/6/2009            O.00            1,455,208.33           1,455,208.33           317,500,000

                                      A-2-1

   PERIOD           DATE           PRINCIPAL           INTEREST           GROSS DEBT SERVICE          BALANCE
-------------  --------------  -----------------  -------------------  ------------------------  -----------------

     46           8/6/2009            0.00            1,503,715.28           1,503,715.28           317,500,000
     47           9/6/2009            0.00            1,503,715.28           1,503,715.28           317,500,000
     48          10/6/2009            0.00            1,455,208.33           1,455,208.33           317,500,000
     49          11/6/2009            0.00            1,503,715.28           1,503,715.28           317,500,000
     50          12/6/2009            0.00            1,455,208.33           1,455,208.33           317,500,000
     51           1/6/2010            0.00            1,503,715.28           1,503,715.28           317,500,000
     52           2/6/2010            0.00            1,503,715.28           1,503,715.28           317,500,000
     53           3/6/2010            0.00            1,358,194.44           1,358,194.44           317,500,000
     54           4/6/2010            0.00            1,503,715.28           1,503,715.28           317,500,000
     55           5/6/2010            0.00            1,455,208.33           1,455,208.33           317,500,000
     56           6/6/2010            0.00            1,503,715.28           1,503,715.28           317,500,000
     57           7/6/2010            0.00            1,455,208.33           1,455,208.33           317,500,000
     58           8/6/2010            0.00            1,503,715.28           1,503,715.28           317,500,000
     59           9/6/2010            0.00            1,503,715.28           1,503,715.28           317,500,000
     60          10/6/2010            0.00            1,455,208.33           1,455,208.33           317,500,000
     61          11/6/2010            0.00            1,503,715.28           1,503,715.28           317,500,000
     62          12/6/2010            0.00            1,455,208.33           1,455,208.33           317,500,000
     63           1/6/2011            0.00            1,503,715.28           1,503,715.28           317,500,000
     64           2/6/2011            0.00            1,503,715.28           1,503,715.28           317,500,000
     65           3/6/2011            0.00            1,358,194.44           1,358,194.44           317,500,000
     66           4/6/2011            0.00            1,503,715.28           1,503,715.28           317,500,000
     67           5/6/2011            0.00            1,455,208.33           1,455,208.33           317,500,000
     68           6/6/2011            0.00            1,503,715.28           1,503,715.28           317,500,000
     69           7/6/2011            0.00            1,455,208.33           1,455,208.33           317,500,000
     70           8/6/2011            0.00            1,503,715.28           1,503,715.28           317,500,000
     71           9/6/2011            0.00            1,503,715.28           1,503,715.28           317,500,000
     72          10/6/2011            0.00            1,455,208.33           1,455,208.33           317,500,000
     73          11/6/2011            0.00            1,503,715.28           1,503,715.28           317,500,000
     74          12/6/2011            0.00            1,455,208.33           1,455,208.33           317,500,000
     75           1/6/2012            0.00            1,503,715.28           1,503,715.28           317,500,000
     76           2/6/2012            0.00            1,503,715.28           1,503,715.28           317,500,000
     77           3/6/2012            0.00            1,406,701.39           1,406,701.39           317,500,000
     78           4/6/2012            0.00            1,503,715.28           1,503,715.28           317,500,000
     79           5/6/2012            0.00            1,455,208.33           1,455,208.33           317,500,000
     80           6/6/2012            0.00            1,503,715.28           1,503,715.28           317,500,000
     81           7/6/2012            0.00            1,455,208.33           1,455,208.33           317,500,000
     82           8/6/2012            0.00            1,503,715.28           1,503,715.28           317,500,000
     83           9/6/2012            0.00            1,503,715.28           1,503,715.28           317,500,000
     84          10/6/2012      330,861.27            1,455,208.33           1,786,069.60           317,169,139
     85          11/6/2012      281,702.34            1,502,148.28           1,783,850.62           316,887,436
     86          12/6/2012      333,801.57            1,452,400.75           1,786,202.32           316,553,635
     87           1/6/2013      284,755.24            1,499,233.19           1,783,988.43           316,268,880
     88           2/6/2013      286,167.62            1,497,884.55           1,784,052.18           315,982,712
     89           3/6/2013      439,258.72            1,351,703.82           1,790,962.54           315,543,453
     90           4/6/2013      289,765.74            1,494,448.85           1,784,214.59           315,253,687
     91           5/6/2013      341,643.57            1,444,912.73           1,786,556.30           314,912,044
     92           6/6/2013      292,897.53            1,491,458.43           1,784,355.96           314,619,146
     93           7/6/2013      344,689.36            1,442,004.42           1,786,693.79           314,274,457
     94           8/6/2013      296,059.96            1,488,438.75           1,784,498.71           313,978,397

                                      A-2-2

   PERIOD           DATE           PRINCIPAL           INTEREST           GROSS DEBT SERVICE          BALANCE
-------------  --------------  -----------------  -------------------  ------------------------  -----------------

      95          9/6/2013      297,528.42            1,487,036.57           1,784,564.99           313,680,869
      96         10/6/2013      349,193.10            1,437,703.98           1,786,897.08           313,331,676
      97         11/6/2013      300,736.16            1,483,973.63           1,784,709.79           313,030,939
      98         12/6/2013      352,312.76            1,434,725.14           1,787,037.90           312,678,627
      99          1/6/2014      303,975.28            1,480,880.72           1,784,856.00           312,374,651
     100          2/6/2014      305,483.00            1,479,441.06           1,784,924.06           312,069,168
     101          3/6/2014      456,791.40            1,334,962.55           1,791,753.95           311,612,377
     102          4/6/2014      309,263.88            1,475,830.84           1,785,094.72           311,303,113
     103          5/6/2014      360,606.33            1,426,805.93           1,787,412.27           310,942,507
     104          6/6/2014      312,586.44            1,472,658.26           1,785,244.70           310,629,920
     105          7/6/2014      363,837.65            1,423,720.47           1,787,558.12           310,266,083
     106          8/6/2014      315,941.50            1,469,454.64           1,785,396.14           309,950,141
     107          9/6/2014      317,508.57            1,467,958.31           1,785,466.88           309,632,633
     108         10/6/2014      368,624.63            1,419,149.57           1,787,774.20           309,264,008
     109         11/6/2014      320,911.79            1,464,708.70           1,785,620.49           308,943,096
     110         12/6/2014      371,934.40            1,415,989.19           1,787,923.59           308,571,162
     111          1/6/2015      324,348.31            1,461,427.31           1,785,775.61           308,246,813
     112          2/6/2015      325,957.07            1,459,891.16           1,785,848.23           307,920,856
     113          3/6/2015      475,375.83            1,317,217.00           1,792,592.83           307,445,481
     114          4/6/2015      329,931.68            1,456,095.96           1,786,027.64           307,115,549
     115          5/6/2015      380,706.64            1,407,612.93           1,788,319.57           306,734,842
     116          6/6/2015      333,456.45            1,452,730.29           1,786,186.74           306,401,386
     117          7/6/2015      384,134.62            1,404,339.68           1,788,474.31           306,017,251
     118          8/6/2015      337,015.71            1,449,331.70           1,786,347.41           305,680,235
     119          9/6/2015      338,687.30            1,447,735.56           1,786,422.86           305,341,548
     120         10/6/2015      389,221.84            1,399,482.10           1,788,703.94           304,952,326

                                      A-2-3

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX A-3

                 SUNSET RIDGE APARTMENTS AMORTIZATION SCHEDULE

     PERIOD            DATE            BALANCE         PRINCIPAL        INTEREST        DEBT SERVICE
----------------  ---------------  ---------------  ---------------  --------------  ------------------

        0             7/6/2005        22,000,000
        1             8/6/2005        21,998,177         1,823.33      106,657.22        108,480.55
        2             9/6/2005        21,996,344         1,832.17      106,648.38        108,480.55
        3            10/6/2005        21,994,191         2,153.26      103,199.52        105,352.78
        4            11/6/2005        21,992,340         1,851.49      106,629.06        108,480.55
        5            12/6/2005        21,990,168         2,172.05      103,180.73        105,352.78
        6             1/6/2006        21,988,297         1,871.00      106,609.55        108,480.55
        7             2/6/2006        21,986,417         1,880.07      106,600.48        108,480.55
        8             3/6/2006        21,983,595         2,821.14       96,276.08         99,097.22
        9             4/6/2006        21,981,693         1,902.86      106,577.69        108,480.55
       10             5/6/2006        21,979,471         2,222.00      103,130.77        105,352.78
       11             6/6/2006        21,977,548         1,922.86      106,557.69        108,480.55
       12             7/6/2006        21,975,306         2,241.45      103,111.33        105,352.78
       13             8/6/2006        21,973,363         1,943.05      106,537.51        108,480.55
       14             9/6/2006        21,971,411         1,952.47      106,528.09        108,480.55
       15            10/6/2006        21,969,141         2,270.24      103,082.54        105,352.78
       16            11/6/2006        21,967,168         1,972.94      106,507.61        108,480.55
       17            12/6/2006        21,964,877         2,290.15      103,062.63        105,352.78
       18             1/6/2007        21,962,884         1,993.61      106,486.95        108,480.55
       19             2/6/2007        21,960,881         2,003.27      106,477.28        108,480.55
       20             3/6/2007        21,957,948         2,932.96       96,164.26         99,097.22
       21             4/6/2007        21,955,920         2,027.20      106,453.35        108,480.55
       22             5/6/2007        21,953,578         2,342.92      103,009.86        105,352.78
       23             6/6/2007        21,951,529         2,048.39      106,432.16        108,480.55
       24             7/6/2007        21,949,166         2,363.52      102,989.26        105,352.78
       25             8/6/2007        21,947,096         2,069.78      106,410.77        108,480.55
       26             9/6/2007        21,945,016         2,079.81      106,400.74        108,480.55
       27            10/6/2007        21,942,622         2,394.08      102,958.70        105,352.78
       28            11/6/2007        21,940,520         2,101.50      106,379.05        108,480.55
       29            12/6/2007        21,938,105         2,415.17      102,937.61        105,352.78
       30             1/6/2008        21,935,982         2,123.40      106,357.15        108,480.55
       31             2/6/2008        21,933,848         2,133.69      106,346.86        108,480.55
       32             3/6/2008        21,931,099         2,748.90       99,476.09        102,225.00
       33             4/6/2008        21,928,942         2,157.37      106,323.19        108,480.55
       34             5/6/2008        21,926,472         2,469.49      102,883.29        105,352.78
       35             6/6/2008        21,924,293         2,179.80      106,300.76        108,480.55
       36             7/6/2008        21,921,801         2,491.30      102,861.47        105,352.78
       37             8/6/2008        21,919,599         2,202.44      106,278.11        108,480.55
       38             9/6/2008        21,917,386         2,213.12      106,267.43        108,480.55
       39            10/6/2008        21,914,862         2,523.71      102,829.07        105,352.78
       40            11/6/2008        21,912,626         2,236.08      106,244.47        108,480.55
       41            12/6/2008        21,910,080         2,546.04      102,806.74        105,352.78
       42             1/6/2009        21,907,821         2,259.27      106,221.28        108,480.55
       43             2/6/2009        21,905,550         2,270.22      106,210.33        108,480.55
       44             3/6/2009        21,902,375         3,175.25       95,921.97         99,097.22

                                     A-3-1

       45             4/6/2009        21,900,079         2,296.62      106,183.93        108,480.55
       46             5/6/2009        21,897,474         2,604.91      102,747.87        105,352.78
       47             6/6/2009        21,895,153         2,320.38      106,160.17        108,480.55
       48             7/6/2009        21,892,525         2,628.02      102,724.76        105,352.78
       49             8/6/2009        21,890,181         2,344.37      106,136.18        108,480.55
       50             9/6/2009        21,887,825         2,355.74      106,124.81        108,480.55
       51            10/6/2009        21,885,163         2,662.40      102,690.38        105,352.78
       52            11/6/2009        21,882,783         2,380.07      106,100.48        108,480.55
       53            12/6/2009        21,880,097         2,686.05      102,666.72        105,352.78
       54             1/6/2010        21,877,692         2,404.63      106,075.92        108,480.55
       55             2/6/2010        21,875,276         2,416.29      106,064.27        108,480.55
       56             3/6/2010        21,871,968         3,307.82       95,789.40         99,097.22
       57             4/6/2010        21,869,524         2,444.04      106,036.52        108,480.55
       58             5/6/2010        21,866,776         2,748.26      102,604.52        105,352.78
       59             6/6/2010        21,864,306         2,469.21      106,011.34        108,480.55
       60             7/6/2010        21,861,534         2,772.74      102,580.04        105,352.78
    Balloon           7/6/2010                 0    21,861,533.62                     21,861,533.62

                                     A-3-2

                                    ANNEX B

                      STRUCTURAL AND COLLATERAL TERM SHEET

                                      B-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                       GG5

                      Structural and Collateral Term Sheet
                          $3,989,119,000 (approximate)

                   GREENWICH CAPITAL COMMERCIAL FUNDING CORP.,
                                  AS DEPOSITOR

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-GG5

                   Greenwich Capital Financial Products, Inc.
                         Goldman Sachs Mortgage Company
                         Commerzbank AG, New York Branch
                              Mortgage Loan Sellers

                       Wachovia Bank, National Association
                                 Master Servicer

                               LNR Partners, Inc.
                                Special Servicer

                                October 20, 2005

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

                                                               [GRAPHIC OMITTED]
GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL
                          Co-Lead Bookrunning Managers

BANC OF AMERICA SECURITIES LLC                        CREDIT SUISSE FIRST BOSTON
MORGAN STANLEY                                               WACHOVIA SECURITIES

STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

                              OFFERED CERTIFICATES

                                                        APPROX.
                                                         % OF                                  ASSUMED
                                              APPROX.   CUT-OFF     WEIGHTED                    FINAL
                               CERTIFICATE    CREDIT      DATE      AVERAGE     PRINCIPAL      PAYMENT
  CLASS       S&P    MOODY'S     BALANCE      SUPPORT    BALANCE     LIFE(1)    WINDOW(1)       DATE(1)     RATE TYPE
----------- -------- ------- ---------------- --------- ---------- ---------- ------------- -------------- -----------

   A-1        AAA     Aaa       $108,000,000   30.000%     2.514%     2.67    12/05 - 4/10        4/10         Fixed
----------- -------- ------- ---------------- --------- ---------- ---------- ------------- -------------- -----------
   A-2        AAA     Aaa       $910,000,000   30.000%    21.187%     4.82     4/10 - 11/10      11/10         Fixed
----------- -------- ------- ---------------- --------- ---------- ---------- ------------- -------------- -----------
   A-3        AAA     Aaa        $65,000,000   30.000%     1.513%     5.68    11/10 - 9/11        9/11        Fixed(5)
----------- -------- ------- ---------------- --------- ---------- ---------- ------------- -------------- -----------
  A-4-1       AAA     Aaa       $307,000,000   30.000%     7.148%     6.69     7/12 - 7/12        7/12        Fixed(5)
----------- -------- ------- ---------------- --------- ---------- ---------- ------------- -------------- -----------
  A-4-2       AAA     Aaa        $50,000,000   30.000%     1.164%     6.90     7/12 - 1/13        1/13        Fixed(5)
----------- -------- ------- ---------------- --------- ---------- ---------- ------------- -------------- -----------
   A-AB       AAA     Aaa       $139,000,000   30.000%     3.236%     7.64     9/11 - 2/15        2/15        Fixed(5)
----------- -------- ------- ---------------- --------- ---------- ---------- ------------- -------------- -----------
   A-5        AAA     Aaa     $1,427,604,000   30.000%    33.238%     9.72     2/15 - 9/15        9/15        Fixed(5)
----------- -------- ------- ---------------- --------- ---------- ---------- ------------- -------------- -----------
   A-M        AAA     Aaa       $429,515,000   20.000%    10.000%     9.92     9/15 - 10/15      10/15       Fixed(5)
----------- -------- ------- ---------------- --------- ---------- ---------- ------------- -------------- -----------
   A-J        AAA     Aaa       $300,660,000   13.000%     7.000%     9.94    10/15 - 10/15      10/15     WAC Strip(6)
----------- -------- ------- ---------------- --------- ---------- ---------- ------------ -------------- -----------
    B         AA      Aa2        $96,641,000   10.750%     2.250%     9.94    10/15 - 10/15      10/15        WAC(7)
----------- -------- ------- ---------------- --------- ---------- ---------- ------------ -------------- -----------
    C         AA-     Aa3        $37,583,000    9.875%     0.875%     9.94    10/15 - 10/15      10/15        WAC(7)
----------- -------- ------- ---------------- --------- ---------- ---------- ------------- -------------- -----------
    D          A       A2        $80,534,000    8.000%     1.875%     9.94    10/15 - 10/15      10/15        WAC(7)
----------- -------- ------- ---------------- --------- ---------- ---------- ------------ -------------- -----------
    E         A-       A3        $37,582,000    7.125%     0.875%     9.94    10/15 - 10/15      10/15        WAC(7)
=========== ======== ======= ================ ========= ========== ========== ============ ============== ===========

                            NON-OFFERED CERTIFICATES
----------------------------------------------------------------------------------------------------------------------

                                                        APPROX. %
                                                          OF                                  ASSUMED
                                              APPROX.    CUT-OFF    WEIGHTED                   FINAL
                               CERTIFICATE    CREDIT      DATE      AVERAGE    PRINCIPAL      PAYMENT
  CLASS       S&P    MOODY'S     BALANCE      SUPPORT    BALANCE    LIFE(1)    WINDOW(1)       DATE(1)      RATE TYPE
----------- -------- -------- --------------- --------- ----------- --------- ------------- ------------- ------------

F(2)         BBB+     Baa1       $53,690,000     5.875%    1.250%      9.94   10/15 - 10/15     10/15        WAC(7)
----------- -------- -------- --------------- --------- ----------- --------- ------------- ------------- ------------
G(2)          BBB     Baa2       $42,951,000     4.875%    1.000%      9.94   10/15 - 10/15     10/15        WAC(7)
----------- -------- -------- --------------- --------- ----------- --------- ------------- ------------- ------------
H(2)         BBB-     Baa3       $48,321,000     3.750%    1.125%      9.94   10/15 - 10/15     10/15        WAC(7)
----------- -------- -------- --------------- --------- ----------- --------- ------------- ------------- ------------
J(2)          BB+      Ba1       $21,476,000     3.250%    0.500%     10.01    10/15 - 11/15    11/15       Fixed(5)
----------- -------- -------- --------------- --------- ----------- --------- ------------- ------------- ------------
K(2)          BB       Ba2       $21,475,000     2.750%    0.500%     10.02   11/15 - 11/15     11/15       Fixed(5)
----------- -------- -------- --------------- --------- ----------- --------- ------------- ------------- ------------
L(2)          BB-      Ba3       $21,476,000     2.250%    0.500%     10.02    11/15 - 11/15    11/15       Fixed(5)
----------- -------- -------- --------------- --------- ----------- --------- ------------- ------------- ------------
M(2)          B+       B1         $5,369,000     2.125%    0.125%     10.02   11/15 - 11/15     11/15       Fixed(5)
----------- -------- -------- --------------- --------- ----------- --------- ------------- ------------- ------------
N(2)           B       B2        $16,107,000     1.750%    0.375%     10.02   11/15 - 11/15    11/15        Fixed(5)
----------- -------- -------- --------------- --------- ----------- --------- ------------- ------------- ------------
O(2)          B-       B3        $10,738,000     1.500%    0.250%     10.02   11/15 - 11/15    11/15        Fixed(5)
----------- -------- -------- --------------- --------- ----------- --------- ------------- ------------- ------------
P(2)          NR       NR        $64,427,368     0.000%    1.500%     10.17   11/15 - 8/18      8/18        Fixed(5)
----------- -------- -------- --------------- --------- ----------- --------- ------------- ------------- ------------
XP(2, (3))    AAA      Aaa    $4,185,491,000      N/A       N/A        N/A        N/A           N/A       Variable IO
----------- -------- -------- --------------- --------- ----------- --------- ------------- ------------- ------------
XC(2, (3))    AAA      Aaa    $4,295,149,368      N/A       N/A        N/A        N/A           N/A       Variable IO
----------- -------- -------- --------------- --------- ----------- --------- ------------- ------------- ------------
XK(2, (4))    NR       NR               N/A       N/A       N/A        N/A        N/A           N/A           (4)
=========== ======== ======== =============== ========= =========== ========= ============= ============= ============

----------
(1)  As of the cut-off date, the weighted average life, principal window and assumed final payment date were calculated assuming no prepayments will be made on the mortgage loans prior to their related maturity dates and the other assumptions set forth under "YIELD AND MATURITY CONSIDERATIONS--Yield
     Considerations" in the prospectus supplement.
(2)  Not offered hereby. Any information provided herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.
(3)  The class XP and class XC certificates will not have a certificate balance and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of each of the components of the class XP and class
     XC certificates as described in the prospectus supplement. The interest rate applicable to each component of the class XP and class XC certificates for each payment date will be as specified in the prospectus supplement.
(4)  The class XK certificates are entitled to receive exit fees, if any, received with respect to the Kalani Industrial loan.
(5)  If, with respect to any interest accrual period, the weighted average of the net interest rates on the mortgage loans (in each case, adjusted if necessary to accrue on the basis of a 360-day year consisting of twelve
     30-day months and amounts transferred into or out of the interest reserve account) included in the trust is below the identified initial pass-through rate for the class A-3, class A-4-1, class A-4-2, class A-AB, class A-5, class A-M, class J, class K, class L, class M, class N, class O and class P certificates, as applicable, then the pass-through rate for the subject class of certificates for that interest accrual period will be equal to that weighted average rate.
(6)  The class A-J certificates will accrue interest at a rate equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted if necessary to accrue on the basis of a 360-day year consisting of twelve 30-day months and amounts transferred into or out of the interest reserve account) included in the trust minus 0.068%.
(7)  The class B, class C, class D, class E, class F, class G and class H certificates will accrue interest at a rate equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted if necessary to accrue on the basis of a 360-day year consisting of twelve
     30-day months and amounts transferred into or out of the interest reserve account) included in the trust.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]
GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

                                      -2-

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

GENERAL CHARACTERISTICS(1)

                                                                                                      TOTAL POOL
                                                                                                    --------------

Initial mortgage pool balance..................................................................     $4,295,149,368
Number of mortgage loans.......................................................................                173
Number of mortgaged properties.................................................................                267
Percentage of investment grade shadow rated loans(2)...........................................               2.8%
Percentage of pari passu loans.................................................................              13.0%
Weighted average underwritten debt-service-coverage ratio(3)(4)................................              1.46x
Maximum underwritten debt-service-coverage ratio(3)(4).........................................              4.31x
Minimum underwritten debt-service-coverage ratio(3)(4).........................................              1.12x
Weighted average cut-off date loan-to-value ratio(3)(4)........................................              72.6%
Maximum cut-off date loan-to-value ratio(3)(4).................................................              83.0%
Minimum cut-off date loan-to-value ratio(3)(4).................................................              28.8%
Average cut-off date principal balance.........................................................        $24,827,453
Maximum cut-off date principal balance.........................................................       $320,000,000
Minimum cut-off date principal balance.........................................................         $1,495,461
Weighted average mortgage interest rate........................................................             5.393%
Maximum mortgage interest rate.................................................................             6.980%
Minimum mortgage interest rate.................................................................             4.730%
Percentage of initial pool balance of mortgage loans secured by mortgaged real properties occupied by a single tenant (certain of such single tenants may have one or more sub-tenants
   at such properties).........................................................................               9.2%

----------
(1)  Unless otherwise noted, the initial mortgage pool balance and all other financial and statistical information provided in this term sheet include the pari passu mortgage loans in the trust secured by the Maryland
     Multifamily Portfolio properties, the JQH Hotel Portfolio B properties, the
     Shaner Hotel Portfolio properties, the Wells Fargo Center property, the San
     Francisco Centre property and the Centra Portfolio properties (representing
     4.7%, 2.6%, 1.9%, 1.8%, 1.4% and 0.7%, respectively, of the initial mortgage pool balance) but do not include the related pari passu mortgage loans that are outside the trust nor, with respect to these or any other mortgage loans in a split loan structure, any related subordinate note. If any of the mortgage loans is secured by multiple properties, a portion of the principal balance of that mortgage has been allocated to each of those properties as set forth in Annex A to the prospectus supplement. All percentages of initial mortgage pool balances herein are based on allocated loan amounts with respect to mortgage loans secured by multiple properties.
(2)  Represents the San Francisco Centre and Imperial Valley mortgage loans
     (representing 1.4% and 1.4%, respectively, of the initial mortgage pool balance).
(3)  For the purpose of calculating underwritten debt-service-coverage ratios and loan-to-value ratios in this term sheet, the cut-off date principal balance for each mortgage loan in a split loan structure (x) includes the cut-off date principal balance of the pari passu mortgage loan in the trust plus the cut-off date principal balance of any pari passu mortgage loan that is outside the trust, and (y) excludes the cut-off date principal balance of any subordinate mortgage loan in that split loan structure. In the case of the mortgage loan secured by the Centra Portfolio properties, the pari passu A-2 note is a future funding obligation of GCFP.
     Underwritten debt-service-coverage ratios and loan-to-value ratios in this term sheet are calculated as if the $9,400,000 advance was funded.
(4)  With respect to the following mortgage loans, these calculations exclude earnouts, escrows or performance guarantees in the following amounts:
     Lynnhaven Mall -- $15,000,000, Doubletree--Bethesda, MD -- $16,500,000,
     Willowbrook Portfolio -- $1,000,000, Williamsburg Down -- $595,000, Grand
     Plaza -- $515,909, The Pointe Office/Retail Buildings -- $288,000, Martin
     Plaza Shopping Center -- $250,000, Addison Village -- $90,000.

                                 PROPERTY TYPES

                                             AGGREGATE
                          NUMBER OF        CUT-OFF DATE       % OF INITIAL                            WTD. AVG.
                          MORTGAGED          PRINCIPAL        MORTGAGE POOL                       CUT-OFF DATE LTV
   PROPERTY TYPE         PROPERTIES         BALANCE ($)          BALANCE        WTD. AVG. DSCR          RATIO
   -------------         ----------         -----------          -------        --------------          -----

Retail                       81          $1,515,542,079           35.3%                1.54x             68.7%
Office                       67           1,417,700,423           33.0                 1.44x             74.7%
Hospitality                  48            660,223,258            15.4                 1.49x             72.2%
Industrial                   46            377,575,118             8.8                 1.21x             78.6%
Multifamily                  16            259,899,968             6.1                 1.43x             76.3%
Self-Storage                  7             49,230,241             1.1                 1.33x             73.6%
Mobile Home Park              2             14,978,281             0.3                 1.36x             68.0%
                            ---           ------------           -----                 -----             -----
                            267           $4,295,149,368         100.0%                1.46X             72.6%
                            ===           ==============         =====

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]
GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

                                      -3-

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

                               PROPERTY LOCATIONS

                           NUMBER OF        AGGREGATE CUT-OFF       % OF INITIAL                       WTD. AVG.
                           MORTGAGED          DATE PRINCIPAL        MORTGAGE POOL      WTD. AVG.     CUT-OFF DATE
  PROPERTY LOCATION        PROPERTIES          BALANCE ($)             BALANCE           DSCR          LTV RATIO
-------------------        ----------          -----------             -------           ----          ---------

 California                    50              $801,653,414              18.7%           1.51x           68.1%
New York                        5               490,887,856              11.4            1.50x           71.4%
Virginia                       10               338,788,409               7.9            1.43x           67.2%
Texas                          21               313,727,880               7.3            1.42x           75.8%
Maryland                       13               262,958,164               6.1            1.48x           70.1%
Florida                        25               184,306,060               4.3            1.36x           74.4%
Massachusetts                   5               160,169,708               3.7            1.71x           73.7%
Washington                      2               130,500,000               3.0            1.50x           79.3%
Pennsylvania                   17               121,560,873               2.8            1.30x           76.5%
Colorado                        8               118,996,443               2.8            1.48x           79.1%
Other (1)                     111             1,371,600,563              31.9            1.42x           74.9%
                              ---             -------------              ----            -----           -----
                              267            $4,295,149,368             100.0%           1.46X           72.6%
                              ===            ==============             =====            ====            ====

----------
(1) Includes 28 states, Washington, DC and Guam.

                         CUT-OFF DATE PRINCIPAL BALANCES

                                                                   AGGREGATE CUT-OFF DATE           % OF INITIAL
RANGE OF CUT-OFF DATE BALANCES ($)   NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE ($)      MORTGAGE POOL BALANCE
----------------------------------   ------------------------       ---------------------      ---------------------

       Less than 2,500,001                       7                     $14,852,059                       0.3%
       2,500,001 - 5,000,000                    39                     151,609,491                       3.5
       5,000,001 - 7,500,000                    21                     131,364,165                       3.1
       7,500,001 - 10,000,000                   28                     246,853,335                       5.7
       10,000,001 - 15,000,000                  23                     278,400,100                       6.5
       15,000,001 - 20,000,000                  10                     172,088,108                       4.0
       20,000,001 - 25,000,000                   5                     112,590,727                       2.6
       25,000,001 - 50,000,000                  20                     733,321,641                      17.1
       50,000,001 - 75,000,000                   7                     445,007,707                      10.4
       75,000,001 - 100,000,000                  5                     398,888,627                       9.3
       100,000,001 - 150,000,000                 3                     325,770,000                       7.6
       150,000,001 - 200,000,000                 2                     397,000,000                       9.2
       200,000,001 - 320,000,000                 3                     887,403,409                      20.7
                                               ---                  --------------                     -----
                                               173                  $4,295,149,368                     100.0%
                                               ===                  ==============                     =====

----------
The average Cut-off Date principal balance is $24,827,453.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]
GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

                                      -4-

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

                                 MORTGAGE RATES

                                                                   AGGREGATE CUT-OFF DATE           % OF INITIAL
    RANGE OF MORTGAGE RATES (%)      NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE ($)      MORTGAGE POOL BALANCE
    ---------------------------      ------------------------       ---------------------      ---------------------

          Less than 5.000                       19                 $   668,449,145                      15.6%
           5.000 - 5.249                        46                   1,238,581,505                      28.8
           5.250 - 5.499                        59                   1,034,821,512                      24.1
           5.500 - 5.749                        24                     791,693,532                      18.4
           5.750 - 5.999                        13                     150,947,079                       3.5
           6.000 - 6.249                         5                     140,534,910                       3.3
           6.250 - 6.499                         2                      86,000,000                       2.0
           6.500 - 6.749                         3                     145,933,879                       3.4
           6.750 - 6.999                         2                      38,187,805                       0.9
                                               ---                  --------------                     -----
                                               173                  $4,295,149,368                     100.0%
                                               ===                  ==============                     =====

----------
The weighted average Mortgage Rate is 5.393%.

                          DEBT-SERVICE-COVERAGE RATIOS

                                                                   AGGREGATE CUT-OFF DATE           % OF INITIAL
          RANGE OF DSCRS             NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE ($)      MORTGAGE POOL BALANCE
          --------------             ------------------------       ---------------------      ---------------------

          Less than 1.20                        13                 $   502,614,833                      11.7%
           1.20 - 1.2999                        37                     640,119,579                      14.9
           1.30 - 1.3999                        40                     824,202,825                      19.2
           1.40 - 1.4999                        35                     914,810,573                      21.3
           1.50 - 1.5999                        16                     313,446,096                       7.3
           1.60 - 1.6999                        14                     755,918,797                      17.6
           1.70 - 1.7999                         6                      51,004,001                       1.2
           1.80 - 1.8999                         1                       5,095,113                       0.1
           1.90 - 1.9999                         1                      59,927,707                       1.4
           2.00 - 2.2499                         6                     155,963,713                       3.6
           2.25 - 2.4999                         3                      68,046,130                       1.6
           4.00 - 4.9999                         1                       4,000,000                       0.1
                                               ---                  --------------                     -----
                                               173                  $4,295,149,368                     100.0%
                                               ===                  ==============                     =====

----------
The weighted average Debt-Service-Coverage Ratio is 1.46x.

                        CUT-OFF DATE LOAN-TO-VALUE RATIOS

             RANGE OF                                              AGGREGATE CUT-OFF DATE           % OF INITIAL
    CUT-OFF DATE LTV RATIOS (%)      NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE ($)      MORTGAGE POOL BALANCE
    ---------------------------      ------------------------       ---------------------      ---------------------

          Less than 55.01                       10                      $138,154,643                     3.2%
           55.01 - 60.00                         5                        50,673,406                     1.2
           60.01 - 65.00                        14                       483,058,784                    11.2
           65.01 - 70.00                        23                       785,767,818                    18.3
           70.01 - 75.00                        52                       733,037,669                    17.1
           75.01 - 80.00                        65                     2,009,876,904                    46.8
           80.01 - 85.00                         4                        94,580,145                     2.2
                                               ---                    --------------                   ------
                                               173                    $4,295,149,368                   100.0%
                                               ===                    ==============                   =====

----------
The weighted average Cut-off Date Loan-to-Value Ratio is 72.6%.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]
GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

                                      -5-

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

                               AMORTIZATION TYPES

                                                                   AGGREGATE CUT-OFF DATE           % OF INITIAL
         AMORTIZATION TYPE           NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE ($)      MORTGAGE POOL BALANCE
         -----------------           ------------------------       ---------------------      ---------------------

Interest-Only, Then Amortizing                  93                    $2,078,961,884                      48.4%
Interest-Only                                   20                     1,309,770,000                      30.5
Amortizing                                      59                       897,335,391                      20.9
Fully Amortizing                                 1                         9,082,093                       0.2
                                               ---                    --------------                     -----
                                               173                    $4,295,149,368                     100.0%
                                               ===                    ==============                     =====

                           ORIGINAL TERMS TO MATURITY

             RANGE OF                                              AGGREGATE CUT-OFF DATE           % OF INITIAL
ORIGINAL TERMS TO MATURITY (MONTHS)  NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE ($)      MORTGAGE POOL BALANCE
-----------------------------------  ------------------------       ---------------------      ---------------------

              0 - 60                            21                      $918,971,609                    21.4%
              61 - 96                            8                       402,765,000                     9.4
             109 - 132                         143                     2,964,330,666                    69.0
             133 - 192                           1                         9,082,093                     0.2
                                               ---                    --------------                   -----
                                               173                    $4,295,149,368                   100.0%
                                               ===                    ==============                   =====

----------
The weighted average original term to maturity is 104 months.

                           REMAINING TERMS TO MATURITY

        RANGE OF REMAINING                                         AGGREGATE CUT-OFF DATE           % OF INITIAL
    TERMS TO MATURITY (MONTHS)       NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE ($)      MORTGAGE POOL BALANCE
    --------------------------       ------------------------       ---------------------      ---------------------

              0 - 60                            21                    $918,971,609                      21.4%
              61 - 96                            8                     402,765,000                       9.4
             109 - 130                         143                   2,964,330,666                      69.0
             131 - 190                           1                       9,082,093                       0.2
                                               ---                  --------------                     -----
                                               173                  $4,295,149,368                     100.0%
                                               ===                  ==============                     =====

----------
The weighted average remaining term to maturity is 101 months.

                           ORIGINAL AMORTIZATION TERMS

         RANGE OF ORIGINAL                                         AGGREGATE CUT-OFF DATE           % OF INITIAL
    AMORTIZATION TERMS (MONTHS)      NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE ($)      MORTGAGE POOL BALANCE
    ---------------------------      ------------------------       ---------------------      ---------------------

           Interest-Only                        20                    $1,309,770,000                     30.5%
             151 - 240                           1                         9,082,093                      0.2
             241 - 360                         151                     2,954,304,936                     68.8
             601 - 730                           1                        21,992,340                      0.5
                                               ---                    --------------                    -----
                                               173                    $4,295,149,368                    100.0%
                                               ===                    ==============                    =====

----------
The weighted average original amortization term is 355 months.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]
GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

                                      -6-

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

                       REMAINING STATED AMORTIZATION TERMS

        RANGE OF REMAINING                                         AGGREGATE CUT-OFF DATE           % OF INITIAL
    AMORTIZATION TERMS (MONTHS)      NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE ($)      MORTGAGE POOL BALANCE
    ---------------------------      ------------------------       ---------------------      ---------------------

           Interest-Only                        20                    $1,309,770,000                    30.5%
             151 - 240                           1                         9,082,093                     0.2
             241 - 360                         151                     2,954,304,936                    68.8
             601 - 730                           1                        21,992,340                     0.5
                                               ---                    --------------                   -----
                                               173                    $4,295,149,368                   100.0%
                                               ===                    ==============                   =====

----------
The weighted average remaining amortization term is 354 months.

                                    LOCKBOXES

                                                                   AGGREGATE CUT-OFF DATE           % OF INITIAL
           LOCKBOX TYPE              NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE ($)      MORTGAGE POOL BALANCE
           ------------              ------------------------       ---------------------      ---------------------

                Hard                            48                    $2,827,810,514                    65.8%
                Soft                            13                      $455,924,600                    10.6%

                                  ESCROW TYPES

                                                                   AGGREGATE CUT-OFF DATE           % OF INITIAL
          ESCROW TYPE(1)             NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE ($)      MORTGAGE POOL BALANCE
          --------------             ------------------------       ---------------------      ---------------------

TI/LC(2)                                        99                    $1,959,330,266                    59.2%
Real Estate Tax                                153                    $3,147,951,279                    73.3%
Insurance                                      145                    $2,894,104,321                    67.4%
Replacement Reserve                            141                    $2,887,820,483                    67.2%

----------
(1)  Includes initial and ongoing reserves and escrows.
(2)  The statistical information for the TI/LC Reserve percentage of initial mortgage pool balance does not include mortgage loans secured by hospitality, multifamily or self-storage properties.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]
GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

                                       -7-

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

                          PREPAYMENT PROVISION SUMMARY

                                          NUMBER OF MORTGAGE       AGGREGATE CUT-OFF DATE           % OF INITIAL
            PREPAYMENT TYPE                      LOANS              PRINCIPAL BALANCE ($)      MORTGAGE POOL BALANCE
            ---------------                      -----              ---------------------      ---------------------

Lockout/Defeasance                                159                 $4,125,301,380                    96.0%
Lockout/Greater 1% or Yield                        12                    130,047,988                     3.0
Maintenance
Lockout/Greater 1% or Yield                         1                     31,500,000                     0.7
Maintenance/Fee
Lockout/Declining Fee                               1                      8,300,000                     0.2
                                                  ---                 --------------                   -----
                                                  173                 $4,295,149,368                   100.0%
                                                  ===                 ==============                   ======

                        MORTGAGE POOL PREPAYMENT PROFILE

                                                                % OF
                                                    % OF       REMAINING       % OF
                                  AGGREGATE       REMAINING     MORTGAGE      REMAINING
                     MONTHS       BEGINNING       MORTGAGE        POOL        MORTGAGE          % OF
                     SINCE        PRINCIPAL     POOL BALANCE    BALANCE -   POOL BALANCE     REMAINING
                    CUT-OFF       BALANCE(1)       -LOCKOUT/       YIELD     - PREPAYMENT   MORTGAGE POOL
      DATE            DATE       (MILLIONS)      DEFEASANCE    MAINTENANCE     PENALTY     BALANCE - OPEN   % TOTAL
-------------         ----       ----------      ----------    -----------     -------     --------------   -------

December 2005           1          $4,295          100.0%           0.0%         0.0%            0.0%         100%
December 2006          13          $4,281          100.0%           0.0%         0.0%            0.0%         100%
December 2007          25          $4,262           98.0%           2.0%         0.0%            0.0%         100%
December 2008          37          $4,236           96.5%           3.3%         0.2%            0.0%         100%
December 2009          49          $4,201           96.5%           2.6%         0.9%            0.0%         100%
December 2010          61          $3,276           97.7%           2.3%         0.0%            0.0%         100%
December 2011          73          $3,203           97.7%           2.3%         0.0%            0.0%         100%
December 2012          85          $2,826           96.9%           2.6%         0.0%            0.5%         100%
December 2013          97          $2,770           97.4%           2.6%         0.0%            0.0%         100%
December 2014         109          $2,726           97.0%           2.6%         0.0%            0.4%         100%
December 2015         121             $27            9.9%           0.0%         0.0%           90.1%         100%
December 2016         133              $2          100.0%           0.0%         0.0%            0.0%         100%
December 2017         145              $1          100.0%           0.0%         0.0%            0.0%         100%
December 2018         157              $0            0.0%           0.0%         0.0%            0.0%         100%

----------
(1)  Calculated assuming that no mortgage loan prepays, defaults or is repurchased prior to stated maturity and that all earnout amounts were released to the borrower. Otherwise calculated based on maturity assumptions to be set forth in the prospectus supplement.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

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GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

                                      -8-

TRANSACTION TERMS
--------------------------------------------------------------------------------

ISSUE TYPE................................  Sequential Pay REMIC

CUT-OFF DATE..............................  All mortgage loan characteristics are based on balances as of the
                                            relevant cut-off date after
                                            application of all payments due on
                                            or before that date (whether or not
                                            received). The cut-off date for each
                                            mortgage loan that pays in November
                                            2005 will be its payment date in
                                            November 2005. The cut-off date for
                                            any other mortgage loan will be
                                            November 6, 2005. All percentages
                                            presented herein are approximate.

MORTGAGE POOL.............................  The mortgage pool consists of 173 mortgage loans with an aggregate
                                            cut-off date balance of
                                            $4,295,149,368 subject to a variance
                                            of +/- 5%. The mortgage loans are
                                            secured by 267 mortgaged real
                                            properties located throughout 38
                                            states, Washington, D.C. and Guam.

DEPOSITOR.................................  Greenwich Capital Commercial Funding
                                            Corp.

MORTGAGE LOAN SELLERS.....................  Greenwich Capital Financial
                                            Products, Inc., Goldman Sachs
                                            Mortgage Company and Commerzbank AG,
                                            New York Branch

UNDERWRITERS..............................  Goldman, Sachs & Co. and Greenwich
                                            Capital Markets, Inc. as Co-Lead
                                            Bookrunning Managers Banc of America
                                            Securities LLC, Credit Suisse First
                                            Boston LLC, Morgan Stanley & Co.
                                            Incorporated and Wachovia Capital
                                            Markets, LLC as Co-Managers

TRUSTEE...................................  LaSalle Bank National Association

FISCAL AGENT..............................  ABN AMRO Bank N.V.

MASTER SERVICER...........................  Wachovia Bank, National Association

PRIMARY SERVICER..........................  Midland Loan Services, Inc. will act as the initial primary servicer for
                                            the mortgage loans sold to the trust
                                            by Goldman Sachs Mortgage Company
                                            and Commerzbank AG, New York Branch
                                            (other than the San Francisco Centre
                                            loan and certain other mortgage
                                            loans that have other primary
                                            servicing arrangements in place).

SPECIAL SERVICER..........................  LNR Partners, Inc.

RATING AGENCIES...........................  Moody's Investors Service, Inc. and
                                            Standard and Poor's Ratings
                                            Services, a division of The
                                            McGraw-Hill Companies, Inc.

DENOMINATIONS.............................  $25,000 minimum for the offered certificates.

CLOSING DATE..............................  On or about November 3, 2005.

SETTLEMENT TERMS..........................  Book-entry through DTC for all offered certificates.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]
GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

                                      -9-

TRANSACTION TERMS
--------------------------------------------------------------------------------

DETERMINATION DATE........................  The sixth day of each month, or if such sixth day is not a business
                                            day, the next succeeding business
                                            day.

PAYMENT DATE..............................  The tenth day of each month, or if such tenth day is not a business
                                            day, the next succeeding business
                                            day, provided that the payment date
                                            will be at least four business days
                                            following the determination date.

INTEREST DISTRIBUTIONS....................  Each class of offered certificates will be entitled on each payment
                                            date to interest accrued at its
                                            pass-through rate for such payment
                                            date on the outstanding certificate
                                            balance of such class during the
                                            prior calendar month. Interest on
                                            the offered certificates will be
                                            calculated on the basis of twelve
                                            30-day months and a 360-day year.
                                            Generally, interest will be
                                            distributed concurrently on each
                                            payment date to the class A-1, class
                                            A-2, class A-3, class A-4-1, class
                                            A-4-2, class A-AB, class A-5, class
                                            XP and class XC certificates, pro
                                            rata. After the class A-1, class
                                            A-2, class A-3, class A-4-1, class
                                            A-4-2, class A-AB, class A-5, class
                                            XP and class XC are paid all amounts
                                            to which they are entitled, interest
                                            will be distributed, to the extent
                                            of available funds related to the
                                            entire mortgage pool, to the class
                                            A-M through class P certificates in
                                            sequential order of class
                                            designations.

PRINCIPAL DISTRIBUTIONS...................  Distributions of principal will be distributed on each payment date, to
                                            the extent of available funds, to
                                            the class A-AB certificates in
                                            reduction of their certificate
                                            balance to the planned certificate
                                            balance for such payment date, then
                                            to the class A-1, class A-2, class
                                            A-3, class A-4-1, class A-4-2, class
                                            A-AB and class A-5 certificates, in
                                            that order, until the certificate
                                            balance of each class has been
                                            reduced to zero. After the class
                                            A-1, class A-2, class A-3, class
                                            A-4-1, class A-4-2, class A-AB and
                                            class A-5 certificates are paid all
                                            principal amounts to which they are
                                            entitled, the remaining available
                                            funds for the entire mortgage pool
                                            will be distributed to the class A-M
                                            through class P certificates
                                            sequentially until the certificate
                                            balance of each class is reduced to
                                            zero. If, due to losses, the
                                            certificate balances of the class
                                            A-M through class P certificates are
                                            reduced to zero, payments of
                                            principal to the class A-1, class
                                            A-2, class A-3, class A-4-1, class
                                            A-4-2, class A-AB and class A-5
                                            certificates will be made on a pro
                                            rata basis.

LOSSES....................................  Realized losses and additional trust fund expenses, if any, will be
                                            allocated to the class P, class O,
                                            class N, class M, class L, class K,
                                            class J, class H, class G, class F,
                                            class E, class D, class C, class B,
                                            class A-J and class A-M
                                            certificates, in that order, and
                                            then, pro rata, to the class A-1,
                                            class A-2, class A-3, class A-4-1,
                                            class A-4-2, class A-AB and class
                                            A-5 certificates.

PREPAYMENT PREMIUMS AND
   YIELD MAINTENANCE CHARGES..............  Any prepayment premiums or yield maintenance charges collected will
                                            be distributed to certificateholders
                                            on the payment date following the
                                            collection period in which the
                                            prepayment occurred. On each payment
                                            date, the holders of any class of
                                            offered certificates and class F,
                                            class G and class H certificates
                                            that is then entitled to principal
                                            distributions
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]
GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

                                      -10-

TRANSACTION TERMS
--------------------------------------------------------------------------------

                                            will be entitled to a portion of
                                            prepayment premiums or yield
                                            maintenance charges in an amount
                                            equal to the product of (a) the
                                            amount of the prepayment premiums or
                                            yield maintenance charges net of
                                            workout fees and liquidation fees
                                            payable from it, multiplied by (b) a
                                            fraction, the numerator of which is
                                            equal to the excess, if any, of the
                                            pass-through rate for that class of
                                            certificates over the relevant
                                            discount rate, and the denominator
                                            of which is equal to the excess, if
                                            any, of the mortgage interest rate
                                            of the prepaid mortgage loan over
                                            the relevant discount rate,
                                            multiplied by (c) a fraction, the
                                            numerator of which is equal to the
                                            amount of principal payable to that
                                            class of certificates on that
                                            payment date, and the denominator of
                                            which is the Total Principal Payment
                                            Amount for that payment date.

                                            The portion, if any, of the
                                            prepayment premiums or yield
                                            maintenance charges remaining after
                                            any payments described above will be
                                            distributed to the holders of the
                                            class XC certificates.

                                            The class XK certificates are only
                                            entitled to receive exit fees, if
                                            any, received with respect to the
                                            Kalani Industrial loan.

ADVANCES..................................  The master servicer and, if it fails to do so, the trustee and, if it
                                            fails to do so, the fiscal agent,
                                            will be obligated to make P&I
                                            advances and servicing advances,
                                            including delinquent property taxes
                                            and insurance, but only to the
                                            extent that such advances are deemed
                                            recoverable and in the case of P&I
                                            advances, subject to appraisal
                                            reductions that may occur. For some
                                            of the mortgage loans that are part
                                            of a split loan structure, the
                                            master servicer or special servicer
                                            of another securitization may make
                                            servicing advances for the loans
                                            included in our trust.

APPRAISAL REDUCTIONS......................  An appraisal reduction generally will be created in the amount, if
                                            any, by which the principal balance
                                            of a required appraisal loan (plus
                                            other amounts overdue or advanced in
                                            connection with such loan) exceeds
                                            90% of the appraised value of the
                                            related mortgaged property plus
                                            certain escrows and reserves
                                            (including letters of credit) held
                                            with respect to the mortgage loan.
                                            As a result of calculating an
                                            appraisal reduction amount for a
                                            given mortgage loan, the interest
                                            portion of any P&I advance for such
                                            loan will be reduced, which will
                                            have the effect of reducing the
                                            amount of interest available for
                                            distribution to the certificates in
                                            reverse alphabetical order of the
                                            classes. A required appraisal loan
                                            will cease to be a required
                                            appraisal loan when the related
                                            mortgage loan has been brought
                                            current for at least three
                                            consecutive months and no other
                                            circumstances exist which would
                                            cause such mortgage loan to be a
                                            required appraisal loan.

OPTIONAL TERMINATION......................  The depositor, master servicer, the special servicer and certain
                                            certificateholders will have the
                                            option to terminate the trust, in
                                            whole but not in part, and purchase
                                            the remaining assets of the trust on
                                            or after the payment date on which
                                            the stated principal balance of the
                                            mortgage loans then outstanding is
                                            less than 1.0% of the initial
                                            mortgage pool

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]
GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

                                      -11-

TRANSACTION TERMS
--------------------------------------------------------------------------------

                                            balance. Such purchase price will
                                            generally be at a price equal to the
                                            unpaid aggregate principal balance
                                            of the mortgage loans (or fair
                                            market value in the case of REO
                                            Properties), plus accrued and unpaid
                                            interest and certain other
                                            additional trust fund expenses, as
                                            described in the prospectus
                                            supplement. In addition, after the
                                            certificate balance of the class A-1
                                            through class E certificates has
                                            been reduced to zero, the trust may
                                            also be terminated, subject to the
                                            consent of the master servicer (in
                                            its sole discretion), if all of the
                                            remaining series 2005-GG5
                                            certificates (excluding class R-I
                                            and class R-II) are held by a single
                                            certificateholder. At that time, the
                                            single certificateholder may
                                            exchange all of the then outstanding
                                            series 2005-GG5 certificates
                                            (excluding class R-I and class R-II)
                                            for the mortgage loans remaining in
                                            the trust.

CONTROLLING CLASS.........................  The holders of the most subordinate class of series 2005-GG5
                                            certificates then outstanding, other
                                            than the class XP, class XC, class
                                            XK, class R-I and class R-II
                                            certificates, that has a total
                                            principal balance that is not less
                                            than 25% of that class's original
                                            total principal balance will be the
                                            controlling class; provided,
                                            however, with respect to certain
                                            issues related to the mortgage loans
                                            that are part of a split structure,
                                            the holder of the majority interest
                                            of the related subordinated or pari
                                            passu companion loan may have
                                            certain rights to direct the special
                                            servicer with respect to servicing
                                            matters or replace the special
                                            servicer, as described in the
                                            prospectus supplement.

TENANTS...................................  References in this term sheet to the rating of a tenant may refer to the
                                            rating of a parent of the actual
                                            tenant and the rated entity may not
                                            be a party to that lease or
                                            guarantee the lease.

ERISA.....................................  The offered certificates are expected to be ERISA eligible.

SMMEA.....................................  The class A-1, class A-2, class A-3, class A-4-1, class A-4-2, class
                                            A-AB, class A-5, class A-M, class
                                            A-J, class B and class C
                                            certificates are expected to be
                                            "mortgage-related securities" for
                                            the purposes of SMMEA so long as
                                            they remain rated in one of the two
                                            highest rating categories by a
                                            nationally recognized statistical
                                            rating organization.

None of the offered certificates or the mortgage loans included in the trust are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer or by The Royal Bank of Scotland plc, the depositor, the underwriters, the mortgage loan sellers, the master servicer, the special servicer, or any other party.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]
GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

                                      -12-

TEN LARGEST MORTGAGE LOANS - TEN LARGEST LOANS
--------------------------------------------------------------------------------

                                                      % OF
                                         CUT-OFF     INITIAL                                              CUT-OFF
                            MORTGAGED     DATE       MORTGAGE                           LOAN                DATE
                               REAL     PRINCIPAL      POOL      PROPERTY   PROPERTY  BALANCE PER            LTV
        LOAN NAME           PROPERTIES  BALANCE ($)   BALANCE     TYPE     SIZE(1)   SF/ROOM ($)    DSCR    RATIO
------------------------    ----------  -----------   -------     ----     -------   -----------    ----    -----

731 Lexington Avenue             1      $320,000,000    7.5%    Retail       147,960      $2,163     1.61x    69.6%
Schron Industrial
   Portfolio                    36      317,500,000     7.4     Industrial 6,190,025         $51     1.16x    79.4%
Lynnhaven Mall                   1      249,903,409     5.8     Retail       776,371        $322     1.44x    63.6%
Maryland Multifamily
   Portfolio                     9      200,000,000     4.7     Multifamily    5,517     $61,628     1.39x    75.9%
JQH Hotel Portfolio A            8      197,000,000     4.6     Hospitality    1,799    $109,505     1.48x    77.0%
Gateway at Lake Success          1      110,000,000     2.6     Office       671,794        $164     1.25x    78.6%
JQH Hotel Portfolio B            8      110,000,000     2.6     Hospitality    2,108    $114,326     1.48x    68.3%
1425 New York Avenue             1      105,770,000     2.5     Office       276,018        $383     1.61x    70.9%
Cross Point                      1       86,000,000     2.0     Office     1,234,504         $70     2.05x    72.6%
Shaner Hotel Portfolio          11       82,388,627     1.9     Hospitality    2,247     $47,688     1.69x    65.9%
                                --   --------------    -----                                         -----    -----
                                77   $1,788,562,036    41.4%                                         1.46x    72.5%
                                ==   ==============    =====                                         =====    =====

----------
(1)  Property size is shown in relation to (x) the square footage with respect to retail, industrial and office properties, (y) the number of housing units with respect to multifamily properties and (z) the number of rooms with respect to hospitality properties.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]
GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

                                      -13-

TEN LARGEST MORTGAGE LOANS - 731 LEXINGTON AVENUE
--------------------------------------------------------------------------------

                   [2 PHOTOS OF 731 LEXINGTON AVENUE OMITTED]

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]
GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

                                      -14-

TEN LARGEST MORTGAGE LOANS - 731 LEXINGTON AVENUE
--------------------------------------------------------------------------------

                     [MAP OF 731 LEXINGTON AVENUE OMITTED]

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]
GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

                                      -15-

TEN LARGEST MORTGAGE LOANS - 731 LEXINGTON AVENUE
--------------------------------------------------------------------------------

----------------------------------------------------------------
                   PROPERTY INFORMATION

Number of Mortgaged Real Properties                            1
Location (City/State)                         New York, New York
Property Type                                             Retail
Size (sf)                                                147,960
Percentage Occupancy as of June 23, 2005                   94.3%
Year Built                                                  2004
Appraisal Value                                     $460,000,000
Underwritten Occupancy                                     94.3%
Underwritten Revenues (1)                            $34,894,206
Underwritten Total Expenses (1)                       $8,802,059
Underwritten Net Operating Income (NOI)(1)           $26,092,148
Underwritten Net Cash Flow (NCF) (1)                 $25,765,882

----------------------------------------------------------------

----------------------------------------------------------------
             MORTGAGE LOAN INFORMATION

Originator                                                Archon
Cut-off Date Principal Balance                      $320,000,000
Cut-off Date Principal Balance PSF/Unit                $2,162.75
Percentage of Initial Mortgage Pool Balance                 7.5%
Number of Mortgage Loans                                       1
Type of Security                              Fee Simple (Condo)
Mortgage Rate                                            4.9325%
Original Term to Maturity (Months)                           120
Original Amortization Term (Months)                Interest Only
Cut-off Date LTV Ratio                                     69.6%
LTV Ratio at Maturity                                      69.6%
Underwritten DSCR on NOI                                   1.63x
Underwritten DSCR on NCF                                   1.61x
----------------------------------------------------------------

----------
(1)  The underwritten cash flow is calculated based on in-place rents plus present value of rent steps (approximately $4,200,000) and stabilizing the occupancy of the property (approximately $2,600,000).

o    THE LOAN. The mortgage loan (the "731 LEXINGTON AVENUE LOAN") is evidenced by a single note and is secured by a first mortgage encumbering Retail Unit
     1 at the condominium known as Beacon Court Condominium at 151 East 58th
     Street and 731 Lexington Avenue, New York, New York (the "731 LEXINGTON
     AVENUE PROPERTY"). The 731 Lexington Avenue Loan was originated on July 6,
     2005 by Archon Financial, L.P. and was subsequently purchased by Goldman
     Sachs Mortgage Company. The 731 Lexington Avenue Loan represents approximately 7.5% of the initial mortgage pool balance, had an original principal amount of $320,000,000, has a principal balance as of the cut-off date of $320,000,000 and an interest rate of 4.9325%. The proceeds from the
     731 Lexington Avenue Loan were used to refinance existing debt on the 731
     Lexington Avenue Property.

     The 731 Lexington Avenue Loan had an initial term of 120 months and has a remaining term of 117 months. The 731 Lexington Avenue Loan requires payments of interest only until the maturity date. The scheduled maturity date is the payment date in August 2015. Voluntary prepayment of the 731
     Lexington Avenue Loan is prohibited until the payment date in April 2015.
     Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United States of
     America is permitted at any time after the second anniversary of the securitization of the 731 Lexington Avenue Loan.

o    THE PROPERTY. The 731 Lexington Avenue Property is a 147,960 sf retail condominium located between Lexington and Third Avenues, and 58th and 59th
     Streets in Midtown Manhattan, New York. The 731 Lexington Avenue Property
     includes space on the first three levels (including one below grade level)
     of a recently constructed 54-story mixed used building, which currently serves as the Bloomberg L.P. headquarters. The building also contains 105 luxury residential condominiums and approximately 200,000 sf of office space. Only part of the retail condominium portion of the building, known as Retail Unit 1, serves as collateral for the 731 Lexington Avenue Loan.
     Retail Unit 2, comprising approximately 9,000 sf of the ground floor level, is not owned by the borrower and is not part of the collateral.

     The 731 Lexington Avenue Property was built in 2004. As of June 23, 2005, the 731 Lexington Avenue Property was approximately 94.3% leased, with no near-term expirations. The three largest tenants at the 731 Lexington
     Avenue Property are Home Depot (52.7% or 77,990 sf), Hennes & Mauritz (H&M)
     (17.9% or 26,526 sf) and The Container Store (17.3% or 25,650 sf). The
     Container Store has executed a lease but is not yet in occupancy.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]
GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

                                      -16-

TEN LARGEST MORTGAGE LOANS - 731 LEXINGTON AVENUE
--------------------------------------------------------------------------------

     The following table presents certain information relating to the tenants at the 731 Lexington Avenue Property:

      LARGEST RETAIL TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT(1)

                                                                              % OF TOTAL    ANNUALIZED
                                                                ANNUALIZED    ANNUALIZED   UNDERWRITTEN
                          CREDIT RATING   TENANT               UNDERWRITTEN  UNDERWRITTEN   BASE RENT    LEASE
     TENANT NAME       (FITCH/MIS/S&P)(2)  NRSF    % OF NRSF    BASE RENT     BASE RENT    ($ PER NRSF)  EXPIRATION
     -----------       ------------------ -----    ---------    ---------     ---------    ------------  ----------

Home Depot                 AA/Aa3/AA       77,990     52.7%    $6,744,240          34.8%       $86.48    9/25/2024
H&M                        NR/NR/NR        26,526     17.9      4,947,138          25.6       $186.50    10/21/2019
Container Store (3)        NR/NR/NR        25,650     17.3      4,515,360          23.3       $176.04     3/1/2021
Wachovia                  AA-/Aa3/A+        5,142      3.5      1,542,550           8.0       $299.99    10/4/2019
Bank of America           AA-/Aa2/AA-       4,234      2.9      1,612,500           8.3       $380.85    6/21/2014
                                          -------     ----    -----------         -----       -------
TOTAL LEASED                              139,542     94.3%   $19,361,788         100.0%      $138.75
Vacant Spaces                               8,418      5.7              0           0.0         $0.00
                                          -------    -----    ------------        -----       -------
TOTAL/WTD. AVG.                           147,960    100.0%   $19,361,788         100.0%      $138.75
                                          =======    =====    ============        =====

----------
(1)  Calculated based on approximate sf occupied by each tenant.
(2)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)  Tenant has executed a lease but is not yet in occupancy. Tenant is expected to open in March 2006.

     The following table presents certain information relating to the lease rollover schedule at the 731 Lexington Avenue Property:

                          LEASE EXPIRATION SCHEDULE (1)

                                                                                        % OF TOTAL     ANNUALIZED
                                                          CUMULATIVE    ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                                EXPIRING        % OF          OF       UNDERWRITTEN    UNDERWRITTEN     BASE RENT
  YEAR ENDING DECEMBER 31,     OWNED NRSF    TOTAL NRSF   TOTAL NRSF     BASE RENT      BASE RENT     ($ PER NRSF)
  ------------------------     ----------    ----------   ----------     ---------      ---------     ------------

2005                                 0          0.0%           0.0%             $0          0.0%          $0.00
2006                                 0          0.0            0.0%              0          0.0           $0.00
2007                                 0          0.0            0.0%              0          0.0           $0.00
2008                                 0          0.0            0.0%              0          0.0           $0.00
2009                                 0          0.0            0.0%              0          0.0           $0.00
2010                                 0          0.0            0.0%              0          0.0           $0.00
2011                                 0          0.0            0.0%              0          0.0           $0.00
2012                                 0          0.0            0.0%              0          0.0           $0.00
2013                                 0          0.0            0.0%              0          0.0           $0.00
2014                             4,234          2.9            2.9%      1,612,500          8.3         $380.85
2015 & Thereafter              135,308         91.4           94.3%     17,749,288         91.7         $131.18
Vacant                           8,418          5.7          100.0%              0          0.0           $0.00
                               -------        ------         ------    -----------        ------        -------
TOTAL/WTD. AVG.                147,960        100.0%                   $19,361,788        100.0%        $138.75
                               =======        ======                   ===========        ======        =======

----------
(1) Calculated based on approximate sf occupied by each tenant.

o    THE BORROWER. The borrower is 731 Retail One LLC, a single-purpose, single-asset entity. Legal counsel to the borrower has delivered a non-consolidation opinion in connection with the origination of the 731
     Lexington Avenue Loan. The borrower is indirectly owned 100% by
     Alexander's, Inc., the sole member of 731 Commercial Holding LLC, the sole member of 731 Commercial LLC, the sole member of the borrower. Alexander's,
     Inc. has indemnified the lender (jointly and severally with the borrower)
     for the non-recourse carve-outs under the 731 Lexington Avenue Loan.
     Alexander's, Inc. owns six properties totaling approximately 2.6 million sf in the New York metropolitan area.

o    ESCROWS. At origination, Alexander's Inc. entered into a leasing costs and unfunded obligations guaranty in lieu of the $22,884,380 reserve requirement for unfunded obligations as will be reduced from time to time as the obligations are satisfied. The loan documents also provide that during a 731 Lexington Avenue Lockbox

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]
GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

                                      -17-

TEN LARGEST MORTGAGE LOANS - 731 LEXINGTON AVENUE
--------------------------------------------------------------------------------

     Period, the borrower is required to escrow monthly for real estate taxes, insurance, budgeted operating expenses (the greater of operating expenses as set forth in the annual budget or borrower's actual operating expenses, which cannot exceed 105% of the budgeted operating expenses during a 731
     Lexington Avenue Lockbox Period) and $15,659 for tenant improvements and leasing commissions and $3,132 for capital improvements. Furthermore, the borrower is required to escrow any additional amount required to cause the capital expenditures reserve to have an amount equal to the monthly budgeted capital expenditures as well as any amounts requested as emergency capital expenditures. A "731 LEXINGTON AVENUE LOCKBOX PERIOD" means any period that the net operating income of the 731 Lexington Avenue Property for the prior 12-month period is less than $16,830,000 as of the end of any calendar quarter until the net operating income of the 731 Lexington Avenue
     Property for the prior 12-month period is at least equal to $16,830,000 as of the end of two consecutive calendar quarters; provided that if the borrower delivers a letter of credit or guarantee in an amount that, together with net operating income would prevent the occurrence of a 731
     Lexington Avenue Lockbox Period, no 731 Lexington Avenue Lockbox Period
     will exist.

o    LOCKBOX AND CASH MANAGEMENT. The 731 Lexington Avenue Loan requires a hard lockbox, which is already in place. The loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled lockbox account. The loan documents also require that all revenues from the property received by the borrower or the property manager be deposited into the lockbox account within one business day after receipt. On each business day that no 731 Lexington Avenue Lockbox Period exists, provided no event of default is continuing under the 731 Lexington Avenue Loan, all funds in the lockbox account will be remitted to an account specified by the borrower. During the continuance of a 731 Lexington Avenue Lockbox Period, provided no event of default is continuing under the 731 Lexington Avenue
     Loan, funds in the lockbox account will be applied on each payment date and on the last business day of each week to pay the monthly debt service, fund any required reserves under the loan documents and pay all other amounts then due to lender, and any remaining funds will be released to the borrower. During the continuance of an event of default under the 731
     Lexington Avenue Loan, the lender may apply any funds in the lockbox account to the obligations of the borrower under the 731 Lexington Avenue
     Loan in such order of priority as the lender may determine.

o    PROPERTY MANAGEMENT. The 731 Lexington Avenue Property is currently managed by Alexander's Management LLC, an affiliate of the borrower, Vornado
     Office, Inc. and Vornado Realty L.P., pursuant to a management agreement, a sub-management agreement and a real estate retention agreement. The property managers of the 731 Lexington Avenue Property are currently entitled to a base management fee payable by the borrower in a maximum amount equal to 2.0% of the annual gross revenues derived by the borrower from the 731 Lexington Avenue Property. In addition, the property managers of the 731 Lexington Avenue Property are entitled to additional compensation for certain other services provided pursuant to the management and retention agreements. Under the loan documents, the 731 Lexington
     Avenue Property may be managed by a reputable and experienced management organization possessing experience in managing properties similar in size, scope and value to the 731 Lexington Avenue Property for whom each rating agency has confirmed in writing that the management of the 731 Lexington
     Avenue Property by such entity will not cause the downgrade, withdrawal or qualification of the then current ratings of any class of the series
     2005-GG5 certificates. The lender has the ability to require the borrower to replace the property manager if an event of default under the 731
     Lexington Avenue Loan has occurred and the lender has accelerated the 731
     Lexington Avenue Loan or if the property manager becomes insolvent.

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not Permitted.

o    TERRORISM INSURANCE. The loan documents require that the borrower maintain coverage for terrorism (either as part of the borrower's "all risks" policy or as a separate policy) providing casualty insurance in an amount no less than the full replacement cost of the 731 Lexington Avenue Property and business interruption and liability

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]
GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

                                      -18-

TEN LARGEST MORTGAGE LOANS - 731 LEXINGTON AVENUE
--------------------------------------------------------------------------------

     coverage as otherwise required under the loan documents. The borrower is only required to maintain such amount of terrorism coverage as may be obtained at a cost equal to $1,000,000, as increased on each anniversary of the origination of the loan to an amount equal to the product of (x)
     $1,000,000 and (y) the Consumer Price Index Fraction. "CONSUMER PRICE INDEX
     FRACTION" means, on the date of calculation, a fraction whose numerator is the Consumer Price Index ("CPI") as of the month immediately preceding such date and whose denominator is the CPI for July 2005. See "Risk
     Factors--Risks Related to the Underlying Mortgage Loans" in the prospectus supplement.

o    CONDOMINIUM PROVISIONS. 731 Lexington Avenue is a condominium composed of 2 retail units, 2 office units and 105 residential units. The 731 Lexington
     Avenue Loan is secured only by Retail Unit 1. The by-laws of the condominium association provide that the retail section, residential section and office section each has a separate board while the overall condominium board is comprised of seven members, 1 member from the residential board, 2 members from the retail board and 4 members from the office board. Under certain circumstances, the office section may have a board comprised of 3 or fewer members, in which case the overall condominium board will be comprised of 5 members, 1 member from the residential board, 1 member from the retail board and 3 members from the office board. Each board is empowered to make its own determinations if those determinations affect only their section and do not adversely affect the other sections or the use of the other sections for their permitted purposes. All other determinations (other than those affecting only the commercial common elements, which may be made by the office board and retail board) are required to be made by the overall condominium board. As a result, the borrower under the 731 Lexington Avenue Loan does not have the power to control the condominium board. The borrower under the 731
     Lexington Avenue Loan owns an approximate 12.5% common interest in the overall condominium.

     With respect to any casualty of the condominium, under the by-laws of the condominium, if 75% or more of the building is destroyed or substantially damaged by fire or other casualty (a "75% CASUALTY"), the building will not be rebuilt unless 75% or more in common interest of the unit owners promptly resolve to proceed with rebuilding. Additionally, the by-laws of the condominium provide that each unit owner (including the borrower) was deemed to have granted an irrevocable proxy to the owner of office unit 1 in connection with any vote or solicitation of consents of the unit owners for the purpose of resolving whether to proceed with the repair or restoration of the building if a 75% Casualty occurs. Therefore, if these proxies are held enforceable, the owner of office unit 1 will have the exclusive right to determine whether or not to rebuild or repair the building after a 75% Casualty. The owner of office unit 1 has granted to its lender a proxy to exercise all rights of the office unit owner to vote with respect to a 75% Casualty. If the proxies are not held to be enforceable, because the office unit owner holds an approximate 49% common interest, it will be able to prohibit the rebuilding of the building if a
     75% Casualty occurs. If the repair is not approved, the by-laws provide that the building will be subject to an action for partition and the net proceeds of the resulting sale (and any casualty insurance proceeds) to the extent allocated to the general common elements will be paid to each unit owner in respect of their common interests and then to the residential, office and retail units (in that order) in proportion to their respective interest, to the extent such proceeds are allocated to destroyed or damaged portions thereof. As a result, it is likely that if the building suffers a
     75% Casualty and the unit owners do not elect to rebuild or repair, then the total insurance and other proceeds received by the borrower will be insufficient to repay the 731 Lexington Avenue Loan in full. Alexander's,
     Inc. has agreed to guaranty any such shortfall up to a maximum amount of
     $75,000,000. There can be no assurance, however, that such guaranty will be sufficient to cover any shortfall.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]
GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

                                      -19-

TEN LARGEST MORTGAGE LOANS -SCHRON INDUSTRIAL PORTFOLIO
--------------------------------------------------------------------------------

                [5 PHOTOS OF SCHRON INDUSTRIAL PORTFOLIO OMITTED]

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]
GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

                                      -20-

TEN LARGEST MORTGAGE LOANS -SCHRON INDUSTRIAL PORTFOLIO
--------------------------------------------------------------------------------

                [GRAPHIC OF SCHRON INDUSTRIAL PORTFOLIO OMITTED]

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]
GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

                                      -21-

TEN LARGEST MORTGAGE LOANS -SCHRON INDUSTRIAL PORTFOLIO
--------------------------------------------------------------------------------

----------------------------------------------------------------
                     PROPERTY INFORMATION

Number of Mortgaged Real Properties                           36
Location (City/State)                                    Various
Property Type                                         Industrial
Size (sf)                                              6,190,025
Percentage Occupancy as of September 1, 2005               99.0%
Year Built                                               Various
Appraisal Value(1)                                  $400,000,000
Underwritten Occupancy                                     96.0%
Underwritten Revenues                                $32,991,964
Underwritten Total Expenses                           $6,597,571
Underwritten Net Operating Income (NOI)              $26,394,393
Underwritten Net Cash Flow (NCF)                     $24,783,330

----------------------------------------------------------------

----------------------------------------------------------------
                   MORTGAGE LOAN INFORMATION

 Originator                                               Archon
 Cut-off Date Principal Balance                     $317,500,000
 Cut-off Date Principal Balance PSF/Unit                  $51.29
 Percentage of Initial Mortgage Pool Balance                7.4%
 Number of Mortgage Loans                                      1
 Type of Security                                Fee & Leasehold
 Mortgage Rate                                            5.500%
 Original Term to Maturity (Months)                          120
 Original Amortization Term (Months)       IO 83; thereafter 360
 Cut-off Date LTV Ratio(1)                                 79.4%
 LTV Ratio at Maturity (1)                                 76.2%
 Underwritten DSCR on NOI(2)                               1.23x
 Underwritten DSCR on NCF(2)                               1.16x
 ----------------------------------------------------------------

----------
(1)  The Appraisal Value reflects an overall portfolio value which is greater than the sum of the individual appraised values.

(2)  The Underwritten DSCR on NOI and Underwritten DSCR on NCF is based on the required amortization schedule and interest payment for the 12-month period beginning with the payment in October 2012 through the payment in September
     2013.

o    THE LOAN. The mortgage loan (the "SCHRON INDUSTRIAL PORTFOLIO LOAN") is evidenced by a single note and is secured by 21 first mortgages encumbering
     36 industrial properties located in Arizona, Colorado, Florida, Georgia,
     Indiana, Maryland, Michigan, Minnesota, North Carolina, New Jersey,
     Pennsylvania, Tennessee, Texas and West Virginia (the "SCHRON INDUSTRIAL
     PORTFOLIO PROPERTIES"). The Schron Industrial Portfolio Loan was originated on October 6, 2005 by Archon Financial, L.P. and was subsequently purchased by Goldman Sachs Mortgage Company. The Schron Industrial Portfolio Loan
     represents approximately 7.4% of the initial mortgage pool balance, had an original principal balance of $317,500,000, has an aggregate principal balance as of the cut-off date of $317,5000,000 and has an interest rate of
     5.50%. The proceeds from the Schron Industrial Portfolio Loan were used to refinance the Schron Industrial Portfolio Properties.

     The Schron Industrial Portfolio Loan had an initial term of 120 months and has a remaining term of 119 months. The Schron Industrial Portfolio Loan requires payments of interest only until October 2012. Thereafter, the
     Schron Industrial Portfolio Loan requires payments of principal and interest until maturity, based on a 30-year amortization schedule. The scheduled maturity date is the payment date in October 2015. Voluntary prepayment of the Schron Industrial Portfolio Loan is prohibited until the payment date in June 2015. Defeasance with direct, non-callable obligations of the United States of America is permitted at any time after the second anniversary of the securitization of the Schron Industrial Portfolio Loan.

o    THE PROPERTIES. The Schron Industrial Portfolio Properties consist of 36 industrial properties. The borrowers own 35 of the Schron Industrial
     Portfolio Properties in fee and have a leasehold interest in one of the
     Schron Industrial Portfolio Properties (see-- "Ground Lease" below). The following table presents certain information relating to the Schron
     Industrial Portfolio Properties:

                                                                ALLOCATED
        PROPERTY NAME               CITY            STATE      LOAN AMOUNT   YEAR BUILT   SQUARE FEET    OCCUPANCY
--------------------------   ---------------   -------------   -----------   ----------   -----------    ---------

5 Tru Temper Drive           Carlisle          Pennsylvania    $26,705,607       2001       511,760        100.0%
1265 Terminus Drive          Lithia Springs    Georgia         $19,781,931       2001       527,000        100.0%
100 First Avenue             Gouldsboro        Pennsylvania    $18,957,684       2002       390,000        100.0%
237 Greenwood Court          McDonough         Georgia         $18,463,136       2001       455,000        100.0%
6800 Route 33                Lakeland          Florida         $17,556,464       2002       360,000        100.0%
1330 Campus Parkway          Neptune           New Jersey      $15,166,147       1986       277,806        100.0%
4430 Airport Expressway      Indianapolis      Indiana         $14,754,024       1970       486,394        100.0%
7950 Eastgate Boulevard      Lebanon           Tennessee       $14,259,476       2001       403,750        100.0%
16651 North 84th Avenue      Peoria            Arizona         $13,023,105       2001       109,730        100.0%
1099 Corporate Park Drive    Mebane            North Carolina  $10,632,788       2003       252,000        100.0%

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]
GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

                                      -22-

TEN LARGEST MORTGAGE LOANS -SCHRON INDUSTRIAL PORTFOLIO
--------------------------------------------------------------------------------

                                                                ALLOCATED
        PROPERTY NAME               CITY            STATE      LOAN AMOUNT   YEAR BUILT   SQUARE FEET    OCCUPANCY
--------------------------   ---------------   -------------   -----------   ----------   -----------    ---------

7355 Cockrill Bend           Nashville         Tennessee        $9,313,993       1987       305,000        100.0%
495 East Locust Lane         York              Pennsylvania     $8,737,020       1993       200,000        100.0%
38220 Plymouth Road          Livonia           Michigan         $8,654,595       1998       145,232        100.0%
1255 Terminus Drive          Lithia Springs    Georgia          $8,654,595       2001       202,400         87.0%
700 Allen Road               Carlisle          Pennsylvania     $8,489,746       2002       181,990        100.0%
2600 Faulkenburg Road        Riverview         Florida          $7,912,773       2001        71,162        100.0%
1150 Gateway Drive           Shakopee          Minnesota        $7,583,074       1999       153,454        100.0%
5555 12th Avenue East        Shakopee          Minnesota        $7,500,649       2000       128,872        100.0%
155 Pierce Street            Somerset          New Jersey       $7,088,525       1999        46,000        100.0%
2700 Faulkenburg Road        Riverview         Florida          $6,841,251       2001        63,080        100.0%
38150 Plymouth Road          Livonia           Michigan         $6,593,977       1997       140,365        100.0%
16681 North 84th Avenue      Peoria            Arizona          $6,511,552       2001        54,455        100.0%
4555 Excel Parkway           Addison           Texas            $6,264,278       2001        55,200        100.0%
8022 Southpark Circle        Littleton         Colorado         $5,604,881       2001        42,380        100.0%
6340 Middlebelt Road         Romulus           Michigan         $5,192,757       1998        77,508        100.0%
1003 Sigman Road             Conyers           Georgia          $5,192,757       1996       123,457        100.0%
5158 Williamsport Pike       Martinsburg       West Virginia    $4,615,784       2002        67,200        100.0%
7025 South Revere Parkway    Englewood         Colorado         $4,533,359       1997        59,270         71.0%
16750 Westgrove Drive        Addison           Texas            $4,203,660       2001        35,951        100.0%
6635 East 30th Street        Indianapolis      Indiana          $4,121,236       1998       100,000         80.0%
9197-C 6th Avenue            Lakewood          Colorado         $3,461,838       2000        32,741        100.0%
23290 Commerce Drive         Farmington Hills  Michigan         $2,472,741       1980        42,930        100.0%
16671 North 84th Avenue      Peoria            Arizona          $2,390,317       2001        19,960        100.0%
16661 North 84th Avenue      Peoria            Arizona          $2,307,892       2001        18,883        100.0%
9195-D 6th Avenue            Lakewood          Colorado         $1,978,193       2000        16,442        100.0%
16608 Hunter's Green Parkway Hagerstown        Maryland         $1,978,193       2000        32,653        100.0%
                                                                                          =========        ======
TOTAL / AVERAGE PORTFOLIO                                                                 6,190,025         99.0%

     The following table presents certain information relating to the major tenants at the Schron Industrial Portfolio Properties:

         TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT

                                                                                            ANNUALIZED
                                                                               % OF TOTAL   UNDERWRITTEN
                             CREDIT RATING                        ANNUALIZED   ANNUALIZED    BASE RENT
                          (FITCH/MOODY'S/S&P)   TENANT     % OF   UNDERWRITTEN UNDERWRITTEN   ($ PER
      TENANT NAME                 (1)            NRSF      NRSF    BASE RENT    BASE RENT      NRSF)      LEASE EXPIRATION
-----------------------   -------------------   -------    ----    ---------   ------------ ------------  ----------------

Maytag Appliances (2)        BB / B2 / BB+      917,000    14.8%  $2,893,200      10.5%          $3.16   11/1/2012 & 3/1/2007
SC Johnson & Sons          BBB+ / NR / BBB+     511,760     8.3    2,213,874       8.0           $4.33       12/31/2011
J.C. Penney                 BB+ / Ba1 / BB+     360,000     5.8    1,616,400       5.8           $4.49       12/1/2012
Prime Distribution (3)       NR / NR / NR       486,394     7.9    1,530,419       5.5           $3.15        5/1/2009
Aero Housewares              NR / NR / NR       455,000     7.4    1,437,800       5.2           $3.16        9/1/2019
Waterford Wedgewood         CCC / NR / CCC+     277,806     4.5    1,394,586       5.0           $5.02        5/1/2014
IEC Logistics Inc.(4)       BBB- / NR / BB+     403,750     6.5    1,255,663       4.5           $3.11        1/1/2008
The Antigua Group            NR / NR / NR       109,730     1.8    1,032,559       3.7           $9.41       11/1/2011
Ozburn-Hessey Logistics      NR / NR / NR       305,000     4.9      915,000       3.3           $3.00        5/1/2010
Ford Motor Company         BBB- / Ba1 / BB+     252,000     4.1      882,000       3.2           $3.50        5/1/2013
                                                -------     ---      -------       ---           -----
TEN LARGEST TENANTS                            4,078,440   65.9%  $15,171,501     54.9%          $3.72
Remaining Tenants                              2,047,983   33.1   12,479,027      45.1           $6.09
Vacant                                           63,602     1.0            0       0.0           $0.00
                                                 ------     ---   ----------       ---           -----
TOTAL /WTD. AVG. ALL
   TENANTS                                     6,190,025  100.0%  $27,650,528    100.0%          $4.51
                                               =========  =====   ===========    =====

---------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)  Maytag Appliances has two leases, one with 527,000 sf expiring on 3/1/2007 and the other with 390,000 sf expiring on 11/1/2012. The Annualized
     Underwritten Base Rent per NRSF is a weighted average calculation of the two leases. In August 2005, Maytag Corp. signed a formal agreement to be purchased by Whirlpool Corp. rated BBB+ / Baa1 / BBB+ (Fitch/Moody's/S&P).
(3)  Prime Distribution has two leases, both expiring 5/1/2009.
(4)  IEC Logistics Inc. is subleasing their space to BAX Global.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]
GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

                                      -23-

TEN LARGEST MORTGAGE LOANS -SCHRON INDUSTRIAL PORTFOLIO
--------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule at the Schron Industrial Portfolio Properties:

                          LEASE EXPIRATION SCHEDULE (1)

                                                                                    % OF TOTAL       ANNUALIZED
                                                                   ANNUALIZED       ANNUALIZED      UNDERWRITTEN
                      EXPIRING     % OF TOTAL     CUMULATIVE      UNDERWRITTEN     UNDERWRITTEN   BASE RENT ($ PER
        YEAR            NRSF          NRSF      OF TOTAL NRSF       BASE RENT        BASE RENT          NRSF)
------------------   ----------     -------    ---------------    ------------     ------------    ----------------

2005                    5,000          0.1%            0.1%          $51,600               0.2%          $10.32
2006                   80,142          1.3             1.4%          764,215               2.8            $9.54
2007                1,160,224         18.7            20.1%        4,970,965              18.0            $4.28
2008                  944,357         15.3            35.4%        4,457,707              16.1            $4.72
2009                  646,297         10.4            45.8%        2,513,928               9.1            $3.89
2010                  584,934          9.4            55.3%        2,688,783               9.7            $4.60
2011                  637,672         10.3            65.6%        3,419,742              12.4            $5.36
2012                1,019,882         16.5            82.0%        4,442,246              16.1            $4.36
2013                  272,860          4.4            86.5%        1,103,087               4.0            $4.04
2014                  310,055          5.0            91.5%        1,665,455               6.0            $5.37
2015 & Thereafter     465,000          7.5            99.0%        1,572,800               5.7            $3.38
Vacant                 63,602          1.0           100.0%                0               0.0            $0.00
                    ---------        -----           ------      -----------             -----            -----
TOTAL/WTD. AVG.     6,190,025        100.0%                      $27,650,528             100.0%           $4.51
                    =========        =====                       ===========             =====

----------
(1) Calculated based on approximate square footage occupied by each tenant.

o    THE BORROWER. The borrowers are Peoria NI Industrial One LLC, Colorado NI
     Industrial One LLC, Lakeland NI Industrial LLC, Riverview NI Industrial
     LLC, Lithia Springs NI Industrial LLC, Georgia NI Industrial One LLC,
     McDonough NI Industrial LLC, Indianapolis NI Industrial No. One LLC,
     Indianapolis NI Industrial No. Two LLC, Hagerstown Industrial PAS LLC,
     Michigan NI Industrial LLC, Minnesota NI Industrial LLC, Jersey NI
     Industrial LLC, Mebane NI Industrial LLC, York and Middleton NI Industrial
     LP, Goldsboro NI Industrial LP, Carlisle NI Industrial LP, Lebanon NI
     Industrial LLC, Nashville NI Industrial LLC, Addison NI Industrial No. One
     LP and Martinsburg NI Industrial LLC, each a single-purpose, single-asset entity. Legal counsel to the borrowers has delivered a non-consolidation opinion in connection with the origination of the Schron Industrial
     Portfolio Loan. The borrowers under the Schron Industrial Portfolio Loan are directly owned 100% by National Industrial Properties Mezz L.P. Rubin
     Schron is the guarantor of the non-recourse carve-outs under the Schron
     Industrial Portfolio Loan.

o    ESCROWS. At origination, the borrowers deposited $1,666,518 into a reserve account for taxes. In addition, the borrowers delivered to lender a
     $10,000,000 letter of credit in respect of expansion obligations under certain leases at the Schron Industrial Portfolio Properties. The loan documents provide for monthly escrows of capital expenditures, real estate taxes and insurance (excluding premiums for blanket policies paid in full)
     and certain tenant improvements and leasing commissions. The borrowers are also required to maintain a reserve of "true-up" payments made by tenants to cover estimated and actual expenses for which the tenants are responsible under their leases, to the extent such true-up payments exceed
     $500,000 annually on or prior to the payment date in October 2012 and
     $200,000 annually thereafter. In addition, during a Schron Industrial Cash
     Trap Period, all amounts remaining after the payment of debt service on the
     Schron Industrial Portfolio Loan, the funding of reserves, the payment of debt service on the mezzanine loan and the payment of budgeted operating expenses will be reserved as additional collateral for the Schron
     Industrial Portfolio Loan. A "SCHRON INDUSTRIAL CASH TRAP PERIOD" means any period commencing as of the end of any fiscal quarter in which the net operating income of the Schron Industrial Portfolio Properties for the prior twelve-month period is less than 85% of the net operating income at origination ($26,958,811) and terminating as of the end of any two consecutive fiscal quarters in which the net operating income of the Schron
     Industrial Portfolio Properties for the prior twelve-month period is at least equal to 85% of the net operating income at origination.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]
GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

                                      -24-

TEN LARGEST MORTGAGE LOANS -SCHRON INDUSTRIAL PORTFOLIO
--------------------------------------------------------------------------------

o    LOCKBOX AND CASH MANAGEMENT. The Schron Industrial Portfolio Loan requires a hard lockbox, which is already in place. The loan documents require that all rents received by the borrowers or the property manager be deposited into the lockbox account within one business day after receipt and that the borrowers instruct all tenants to send rents directly to the lockbox account. On each business day, all funds on deposit in the lockbox account are swept to a cash management account under the control of the lender.
     Provided no event of default or Schron Industrial Cash Trap Period is continuing, all funds in the cash management account in excess of the monthly debt service, any reserves required under the loan documents, debt service on the mezzanine loan and all other amounts then due to the lender will be remitted to an account specified by the borrowers. During the continuance of an event of default under the Schron Industrial Portfolio
     Loan, the lender may apply any funds in the cash management account to the obligations of the borrowers under the Schron Industrial Portfolio Loan in such order of priority as the lender may determine.

o    PROPERTY MANAGEMENT. The Schron Industrial Portfolio Properties are
     currently managed by CAM NIP Management, LLC, an affiliate of the borrowers, pursuant to a management agreement. The property manager of the
     Schron Industrial Portfolio Properties is currently entitled to a base management fee in an amount equal to 1% of revenues from Schron Industrial
     Portfolio Properties containing a single tenant and 3% of revenues from
     Schron Industrial Portfolio Properties containing multiple tenants. In addition, under the loan documents, the Schron Industrial Portfolio
     Properties may be managed by a manager other than the current manager, provided that each rating agency has confirmed in writing will not cause the downgrade, withdrawal or qualification of the then current ratings of any class of the series 2005-GG5 certificates. The lender may require the borrowers to replace the property manager if an event of default under the
     Schron Industrial Portfolio Loan has occurred, an event of default under the mezzanine loan has occurred, the property manager becomes insolvent or upon a material default by the property manager under the property management agreement.

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. Concurrent with the origination of the Schron Industrial Portfolio Loan, Goldman Sachs Mortgage Company
     originated a $22,500,000 mezzanine loan to National Industrial Properties
     Mezz L.P., the 100% owner of the equity interests in the borrowers. The scheduled maturity date of the mezzanine loan is the payment date in
     October 2015. The interest rate under the mezzanine loan is 9.42889%. The mezzanine loan is secured by a pledge of 100% of the equity interests in the mortgage borrowers. Pursuant to an intercreditor agreement executed between the mortgage lender and the mezzanine lender, the mezzanine lender possesses the right to cure a default under the mortgage loan documents. In addition, if the Schron Industrial Portfolio Loan has been accelerated, the mortgage lender is taking enforcement action or the Schron Industrial
     Portfolio Loan is "specially serviced", the mezzanine lender may purchase the Schron Industrial Portfolio Loan at a price at least equal to the outstanding principal balance of the Schron Industrial Portfolio Loan
     (including advances by the mortgage lender) plus all interest accrued thereon. The mortgage lender may not amend the mortgage loan documents without the consent of the holder of the mezzanine loan if the amendment increases the interest rate or principal amount of the mortgage loan, modifies the maturity date, or otherwise amends certain specified terms.
     Upon the occurrence of an event of default under the mezzanine loan documents, the mezzanine lender may foreclose upon the equity interests in the mortgage borrowers. Rating agency approval is required for any such foreclosure that would (i) result in a transfer of the equity interests in the mortgage borrowers to a party other than a "qualified transferee" (as defined in the intercreditor agreement), (ii) result in the management of the Schron Industrial Portfolio Properties by a manager other than an approved manager or (iii) occur without adequate reserves and a hard lockbox in place. Transfer of the mezzanine lender's interest in the mezzanine loan is governed by the terms of the intercreditor agreement, which generally prohibits transfers of more than 49% of the mezzanine lender's interest in the mezzanine loan unless such transfer is to a qualified transferee or rating agency approval has been obtained.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]
GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

                                      -25-

TEN LARGEST MORTGAGE LOANS -SCHRON INDUSTRIAL PORTFOLIO
--------------------------------------------------------------------------------

o    TERRORISM INSURANCE. The loan documents require that the all risk insurance policies required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Schron
     Industrial Portfolio Properties (subject to a $232,000,000 loss limit) as well as business interruption insurance covering the 18 month period from the occurrence of a casualty (plus an extended period of indemnity for 12 months after restoration). The borrowers must maintain such coverage if it is then being obtained by prudent owners of real estate in the United
     States of a similar type and quality and in a similar location to the
     Schron Industrial Portfolio Properties or is otherwise available for an annual premium of $350,000 or less (or if prudent owners are not maintaining such coverage or if such coverage is not available for an annual premium of $350,000 or less, then the borrowers are required to obtain the amount of terrorism coverage available for an annual premium of
     $350,000). The borrowers are permitted to maintain such terrorism coverage through a blanket policy. See "Risk Factors--Risks Related to the
     Underlying Mortgage Loans" in the prospectus supplement.

o    SUBSTITUTION OF COLLATERAL. Provided no event of default is then continuing under the Schron Industrial Portfolio Loan, the borrowers are permitted until October 6, 2014 to substitute individual Schron Industrial Portfolio
     Properties with other qualified properties, subject to the requirements set forth in the loan agreement, including the following: (i) substitutions may not exceed 30% of the Schron Industrial Portfolio Loan (calculated based on the amount of the Schron Industrial Portfolio Loan allocable to the Schron
     Industrial Portfolio Properties substituted), and substitutions in excess of 20% of the Schron Industrial Portfolio Loan require written confirmation from each rating agency that the substitution would not cause the downgrade, withdrawal or qualification of the then current ratings of any class of the series 2005-GG5 certificates; (ii) the market value of the substitute property at the time of substitution must equal or exceed the market value at origination of the Schron Industrial Portfolio Property it replaces; (iii) the debt service coverage ratio after giving effect to the replacement must exceed the debt service coverage ratio at origination; and
     (iv) certain conditions relating to the quality of tenancies at the replacement property must be satisfied (including minimum tenant credit ratings, limits on square footage utilized as office or showroom space and limits on any single tenant's percentage contribution to net operating income).

o    GROUND LEASE. The 237 Greenwood Court property, located in McDonough,
     Georgia and representing 7.4% of the total square footage of the Schron
     Industrial Portfolio Properties, is situated on a ground lease parcel. The ground lease began September 1, 2002 and expires on the later of December
     31, 2012 and the date on which the bonds issued by the Henry County
     Development Authority, the ground lessor, in respect of the parcel are paid in full. The ground lease payments are due on or before June 1 and December
     1 of each year until the bonds are paid in full and are equal to the amount of principal and interest payable on the bonds. The bonds were issued in an original aggregate principal amount of $14.2 million and bear interest at a fixed rate of 6.5% per annum. The borrower that is the lessee under the ground lease is the holder of such bonds and has pledged them to the lender as additional security for the Schron Industrial Portfolio Loan. The borrower that is the lessee under the ground lease has the obligation to purchase the ground lease parcel for $10 upon the earlier of the expiration of the ground lease or the termination of the lease term, in each case upon payment in full of such bonds. The lender holds a mortgage on both the fee interest in the ground lease parcel and the applicable borrower's leasehold interest.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]
GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

                                      -26-

TEN LARGEST MORTGAGE LOANS - LYNNHAVEN MALL
--------------------------------------------------------------------------------

                      [3 PHOTOS OF LYNNHAVEN MALL OMITTED]

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]
GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

                                      -27-

TEN LARGEST MORTGAGE LOANS - LYNNHAVEN MALL
--------------------------------------------------------------------------------

                        [MAP OF LYNNHAVEN MALL OMITTED]

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]
GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

                                      -28-

TEN LARGEST MORTGAGE LOANS - LYNNHAVEN MALL
--------------------------------------------------------------------------------

------------------------------------------------------------------------------
                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                          1
Location (City/State)                                 Virginia Beach, Virginia
Property Type                                                           Retail
Size (sf)                                                               76,371
Percentage Mall Shop Occupancy as of May 10, 2005                        94.7%
Year Built/Renovated                                      1981/1995-1996, 2003
Appraisal Value                                                   $369,400,000
Underwritten Occupancy                                                   92.3%
Underwritten Revenues                                              $31,506,151
Underwritten Total Expenses                                         $8,834,898
Underwritten Net Operating Income (NOI)                            $22,671,254
Underwritten Net Cash Flow (NCF)                                   $21,970,296

------------------------------------------------------------------------------

-------------------------------------------------------------------
                      MORTGAGE LOAN INFORMATION

Originator                                      Archon/Commerzbank
Cut-off Date Principal Balance                        $249,903,409
Cut-off Date Principal Balance PSF/Unit                    $321.89
Percentage of Initial Mortgage Pool Balance                   5.8%
Number of Mortgage Loans                                         1
Type of Security                                        Fee Simple
Mortgage Rate                                               5.050%
Original Term to Maturity (Months)                              60
Original Amortization Term (Months)                            360
Cut-off Date LTV Ratio(1)                                    63.6%
LTV Ratio at Maturity(1)                                     62.7%
Underwritten DSCR on NOI(1)                                  1.48x
Underwritten DSCR on NCF(1)                                  1.44x
-------------------------------------------------------------------

----------
(1)  The LTV and DSCR in this table are based on the total $251,000,000 financing reduced by the $15,000,000 performance guarantee as described under "Performance Guarantee" below. The Cut-Off Date LTV (not reduced by the $15,000,000 performance guarantee) is 67.7%. The DSCR (not reduced by the $15,000,000 performance guarantee) is 1.35x.

o    THE LOAN. The mortgage loan (the "LYNNHAVEN MALL LOAN") is evidenced by two notes in the aggregate original principal amount of $251,000,000 and is secured by a first mortgage encumbering a super regional shopping mall located in Virginia Beach, Virginia (the "LYNNHAVEN MALL PROPERTY"). The
     Lynnhaven Mall Loan was jointly originated 50% by Archon Financial, L.P.
     and 50% by Commerzbank AG, New York Branch ("COMMERZBANK"). Goldman Sachs
     Mortgage Company and Commerzbank are the holders of the Lynnhaven Mall
     Loan, and they are the joint loan sellers of the Lynnhaven Mall Loan. The
     Lynnhaven Mall Loan was originated on June 16, 2005 and represents approximately 5.8% of the initial mortgage pool balance. The proceeds from the Lynnhaven Mall Loan were used to refinance existing debt on the
     Lynnhaven Mall Property.

     The Lynnhaven Mall Loan had an initial term of 60 months and has a remaining term of 56 months. The scheduled maturity date is the payment date in July 2010. Voluntary prepayment of the Lynnhaven Mall Loan is prohibited until the payment date in January 2010. Defeasance with United
     States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted at any time after the second anniversary of the securitization of the Lynnhaven
     Mall Loan.

o    THE PROPERTY. The Lynnhaven Mall Property is a 1,298,871 sf super-regional shopping center with three anchors and approximately 140 stores. The
     Lynnhaven Mall Property opened in 1981 and is located in Virginia Beach,
     Virginia, in the southeastern portion of the Norfolk - Virginia Beach -
     Newport News MSA where the trade area has an average household income of
     $60,833 and a current population of approximately 620,000. The Lynnhaven
     Mall Property is proximate to the beach and the numerous surrounding hotels making it the preferred shopping destination for the region's three million annual visitors.

     The Lynnhaven Mall Property is anchored by Hecht's, Dillard's, J.C. Penney and a currently vacant fourth anchor space (formerly Lord & Taylor), along with major tenants Dick's Sporting Goods and Steve & Barry's (totaling
     760,866 sf). The Dillard's is not part of the collateral securing the
     Lynnhaven Mall Loan, nor are the improvements on the Hecht's anchor space and the vacant anchor space. The in-line space totals approximately 430,000 sf, and there are an additional 30,759 sf of freestanding boxes and an
     18-screen stadium seating AMC theatre.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]
GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

                                      -29-

TEN LARGEST MORTGAGE LOANS - LYNNHAVEN MALL
--------------------------------------------------------------------------------

     The following table represents certain information relating to the anchor tenants at the Lynnhaven Mall Property:

                                                            CREDIT RATING OF                               OPERATING
                                                             PARENT COMPANY                   COLLATERAL    COVENANT
            ANCHOR                   PARENT COMPANY        (FITCH/MOODY'S/S&P)      GLA        INTEREST    EXPIRATION
----------------------------    -------------------------  -------------------    -------     ----------   ----------

Hecht's                           May Department Stores       BBB/Baa2/BBB        198,625     Land Only    11/1/2013
Dillard's                            Dillard's, Inc.            BB-/B2/BB         182,233         No        8/1/2017
J.C. Penney                     J.C. Penney Company, Inc.      BB+/Ba1/BB+        150,434        Yes        Expired
Vacant Anchor                                                                     120,000     Land Only    7/24/2014
   (Former Lord & Taylor)                                                         -------
TOTAL ANCHOR TENANTS                                                              651,392
                                                                                  =======

     The Lynnhaven Mall Property is 88.2% occupied (including the vacant anchor space), with mall shop occupancy at 94.7%. Sales for TTM March 2005 were
     $468 psf for comparable in-line tenants less than 10,000 sf and with occupancy costs of 12.0% (based on comparable sales, which includes tenants in occupancy for over twelve months that have reported sales over the period of their occupancy). The theatre has sales of approximately $611,000 per screen.

     The following table presents certain information relating to the major mall shop tenants at the Lynnhaven Mall Property:

  TEN LARGEST RETAIL TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT (1)(2)

                                                                                                   ANNUALIZED
                                                                                    % OF TOTAL   UNDERWRITTEN
                                 CREDIT RATING                         ANNUALIZED    ANNUALIZED     BASE RENT
                                (FITCH/MOODY'S/  TENANT      % OF     UNDERWRITTEN  UNDERWRITTEN     ($ PER       LEASE
         TENANT NAME               S&P) (3)       NRSF        NRSF     BASE RENT      BASE RENT       NRSF)       EXPIRATION
-------------------------    ------------------  ------       ----    ------------  ------------   -----------   ----------

AMC Theatres                     NR / NR / B     74,581       11.9%    $2,002,452      13.3%         $26.85      11/30/2030
Steve & Barry's                 NR / NR / NR     57,400        9.2        688,800       4.6          $12.00      1/31/2012
Dick's Sporting Goods           NR / NR / B+     52,074        8.3        650,004       4.3          $12.48      1/31/2019
H&M                             NR / NR / NR     20,003        3.2        552,083       3.7          $27.60      1/31/2015
Old Navy (4)                 BBB- / Baa3 / BBB-  22,399        3.6        584,623       3.9          $26.10      7/31/2010
Barnes & Noble                  NR / NR / NR     28,078        4.5        400,112       2.7          $14.25      4/30/2014
Gap / GapKids                BBB- / Baa3 / BBB-   9,598        1.5        268,740       1.8          $28.00      1/31/2009
Abercrombie & Fitch             NR / NR / NR     10,720        1.7        257,280       1.7          $24.00      1/31/2008
Victoria's Secret              NR / Baa2 / BBB    8,221        1.3        246,636       1.6          $30.00      1/31/2015
Charlotte Russe                 NR / NR / NR      7,233        1.2        216,996       1.4          $30.00      1/31/2012
                                                -------       ----     ----------      ----          ------
TEN LARGEST OWNED TENANTS                       290,307       46.4%    $5,867,725      38.9%         $20.21
Remaining Owned Tenants                         302,453       48.3      9,211,498      61.1          $30.46
Vacant Spaces (Owned Space)                      33,177        5.3              0       0.0           $0.00
                                                 ------      -----    -----------     -----          ------
TOTAL/WTD. AVG. ALL OWNED TENANTS               625,937      100.0%   $15,079,223     100.0%         $25.44
                                                =======      =====    ===========     =====

----------
(1)  Calculated based on approximate square footage occupied by each tenant.
(2)  Borrower owned in-line space only. Does not include J.C. Penney's owned space of 150,434.
(3)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(4)  Old Navy pays a percentage of sales in lieu of base rent.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]
GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

                                      -30-

TEN LARGEST MORTGAGE LOANS - LYNNHAVEN MALL
--------------------------------------------------------------------------------

     The following table presents certain information relating to the lease rollover schedule at the Lynnhaven Mall Property:

                        LEASE EXPIRATION SCHEDULE (1)(2)

                                                                                               % OF TOTAL       ANNUALIZED
                                                             CUMULATIVE      ANNUALIZED        ANNUALIZED      UNDERWRITTEN
                                  EXPIRING        % OF           OF         UNDERWRITTEN      UNDERWRITTEN      BASE RENT
  YEAR ENDING DECEMBER 31,       OWNED NRSF    TOTAL NRSF    TOTAL NRSF       BASE RENT        BASE RENT       ($ PER NRSF)
--------------------------       ----------    ----------    ----------       ---------        ---------       ------------

2005                               13,256           2.1%          2.1%       $387,396              2.6%            $29.22
2006                               32,137           5.1           7.3%        941,832              6.2             $29.31
2007                               21,571           3.4          10.7%        958,752              6.4             $44.45
2008                               66,868          10.7          21.4%      1,530,784             10.2             $22.89
2009                               25,282           4.0          25.4%        824,931              5.5             $32.63
2010                               33,810           5.4          30.8%        422,112              2.8             $12.48
2011                                7,715           1.2          32.1%        282,732              1.9             $36.65
2012                              101,316          16.2          48.2%      2,120,052             14.1             $20.93
2013                                8,672           1.4          49.6%        383,920              2.5             $44.27
2014                               58,968           9.4          59.0%      1,452,512              9.6             $24.63
2015 & Thereafter                 223,165          35.7          94.7%      5,774,201             38.3             $25.87
Vacant                             33,177           5.3         100.0%              0              0.0              $0.00
                                  -------         -----        -------    -----------            -----             ------
TOTAL/WTD. AVG.                   625,937         100.0%                  $15,079,223            100.0%            $25.44
                                  =======         =====                   ===========            =====

---------------------------------------
(1)  Calculated based on approximate square footage occupied by each tenant.

(2)  Borrower owned in-line space only. Does not include J.C. Penney's owned space of 150,434.

o    THE BORROWER. The borrower is Lynnhaven Mall L.L.C., a single-member, single-purpose, single-asset entity. Legal counsel to the borrower has delivered a non-consolidation opinion in connection with the origination of the Lynnhaven Mall Loan. Lynnhaven Mall L.L.C. is indirectly owned by
     General Growth Properties, Inc. General Growth Properties, Inc. is a
     publicly traded real estate investment trust that owns, develops, operates and/or manages shopping malls in over 40 states. There is no guarantor of the non-recourse carve-outs under the Lynnhaven Mall Loan.

o    ESCROWS. The loan documents provide for escrows of real estate taxes and insurance, certain tenant improvements and leasing commissions (in a maximum amount as of origination equal to $784,403, which amount is subject to change based upon the aggregate sf of all rentable area in the Lynnhaven
     Mall Property) and capital expenditures (in a maximum amount, as of origination, equal to $183,786 which amount is subject to change based upon the aggregate sf of all rentable area in the Lynnhaven Mall Property)
     during a Lynnhaven Mall Cash Sweep Period. A "LYNNHAVEN MALL CASH SWEEP
     PERIOD" means any period during the continuance of an event of default under the Lynnhaven Mall Loan and/or any period commencing as of the end of any fiscal quarter in which the net operating income of the Lynnhaven Mall
     Property for the prior twelve-month period is less than 85% of the net operating income at origination and terminating as of the end of any fiscal quarter in which the net operating income of the Lynnhaven Mall Property for the prior twelve-month period is at least equal to 85% of the net operating income at origination.

o    LOCKBOX AND CASH MANAGEMENT. The Lynnhaven Mall Loan requires a hard lockbox, which is already in place. The loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled sweep account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the sweep account within two business days after receipt. On each business day that no
     Lynnhaven Mall Cash Sweep Period exists, all funds in the sweep account will be remitted to an account specified by the borrower. Within two business days of commencement of a Lynnhaven Mall Cash Sweep Period, a cash management account will be established into which all funds in the sweep account will be remitted on each business day during a Lynnhaven Mall Cash
     Sweep Period. During the existence of a

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]
GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

                                      -31-

TEN LARGEST MORTGAGE LOANS - LYNNHAVEN MALL
--------------------------------------------------------------------------------

     Lynnhaven Mall Cash Sweep Period, funds in the cash management account will be applied to pay the monthly debt service and any required reserves under the loan documents. Any remaining funds will be released to the borrower, unless an event of default is continuing, in which case, all available cash after the payment of the debt service and any required reserves will be held as additional collateral for the Lynnhaven Mall Loan.

o    PROPERTY MANAGEMENT. The Lynnhaven Mall Property is currently self-managed.
     Under the loan documents, the Lynnhaven Mall Property may be self-managed, managed by certain affiliates of the borrower, or managed by a manager for whom each rating agency has confirmed in writing will not cause the downgrade, withdrawal or qualification of the then current ratings of any class of the series 2005-GG5 certificates. The lender may require the borrower to cease managing the property or replace the property manager if an event of default under the Lynnhaven Mall Loan has occurred and is continuing. During the continuance of a Lynnhaven Mall Cash Sweep Period, the fees of the property manager may not exceed market rates for comparable properties in the geographic area.

o    PERFORMANCE GUARANTEE. A portion of the Lynnhaven Mall Property is subject to a ground lease between borrower, as landlord, and The May Department
     Stores Company ("MAY"), as tenant. May operated a Lord & Taylor store on the ground leased property but had discontinued operations of the store prior to the origination of the Lynnhaven Mall Loan. A loan guarantee in the amount of $15,000,000 from GGPLP L.L.C., an affiliate of the borrower, was delivered to the lender and will be released if and when the ground lease is terminated, May surrenders to borrower all of its rights to the ground leased property and May transfers to borrower the building and other improvements on the ground leased property which would then be collateral for the Lynnhaven Mall Loan.

o    RELEASE OF COLLATERAL. The borrower is permitted under the loan documents to obtain the release of one or more parcels or out lots, the release of which would not have a material adverse impact on the value, use or operation of the Lynnhaven Mall Property. Any parcel or out lot so released must be transferred to a third party in connection with an expansion or other development of the Lynnhaven Mall Property, and any such release is subject to, among other things, the borrower delivering to lender (a)
     evidence that the release of the parcel will not materially diminish the value of the Lynnhaven Mall Property as collateral for the Lynnhaven Mall
     Loan, (b) an opinion of counsel that any REMIC trust that has acquired the
     Lynnhaven Mall Loan will not fail to maintain its status as a REMIC solely as a result of the release and (c) written confirmation from each rating agency that the release would not cause the downgrade, withdrawal or qualification of the then current ratings of any class of the series
     2005-GG5 certificates. In addition, if a parcel to be released was improved as of the origination date of the Lynnhaven Mall Loan, the consent of the lender must be obtained and certain debt service coverage ratio and loan to value tests must be satisfied prior to the release of any such parcel.

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. The loan documents permit, among other things, (a) the pledge of direct or indirect equity interests in the borrower in connection with Lynnhaven Mall Permitted Mezzanine Debt, (b)
     the pledge of indirect interests in the borrower to secure certain inter-affiliate debt, (c) the pledge by certain permitted equityholders of the borrower of indirect interests in the borrower in connection with the pledge of all or substantially all of the assets of such equityholder to secure debt of such equityholder, and (d) the pledge of direct or indirect equity interests in certain permitted equityholders of the borrower, or issuance by such equityholders of preferred equity, or debt granting similar rights as preferred equity. "LYNNHAVEN MALL PERMITTED MEZZANINE
     DEBT" means indebtedness of a direct or indirect owner of the borrower that is secured by a pledge of the direct or indirect equity interests in the borrower; provided that, among other things, (i) written rating agency confirmation that such debt would not result in the downgrade, withdrawal or qualification of the then current ratings of the series 2005-GG5 certificates issued has been obtained and (ii) the Lynnhaven Mall Property meets certain performance requirements specified in the Lynnhaven Mall loan agreement, including: (A) the aggregate loan-to-value ratio of the
     Lynnhaven Mall Loan

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]
GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

                                      -32-

TEN LARGEST MORTGAGE LOANS - LYNNHAVEN MALL
--------------------------------------------------------------------------------

     and the mezzanine loan is not in excess of 75%, and (B) the aggregate debt-service-coverage-ratio of the Lynnhaven Mall Loan and the mezzanine loan for the immediately preceding twelve month period ending on the last day of a fiscal quarter is not less than 1.20x based on the actual loan constant and not less than 0.90x based on an assumed loan constant of 9%.

o    TERRORISM INSURANCE. The loan documents require that, during the policy year in which the loan origination occurred, the borrower will maintain terrorism insurance in an amount equal to 100% of the full replacement cost of the Lynnhaven Mall Property and 100% of the projected annual gross rental income from the Lynnhaven Mall Property from the date of the casualty to the date that the Lynnhaven Mall Property is repaired or replaced and operations are resumed (plus an extended period of indemnity for 60 days after the completion of restoration). After such policy year, the borrower is required to use commercially reasonable efforts, consistent with those of prudent owners of institutional quality commercial real estate, to maintain such coverage at all times while the Lynnhaven Mall
     Loan is outstanding (either as part of its "all-risk" and business income/rental-loss insurance policies or as a separate policy), provided such coverage is available at commercially reasonable rates. See "Risk
     Factors--Risks Related to the Underlying Mortgage Loans" in the prospectus supplement.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]
GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

                                      -33-

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--------------------------------------------------------------------------------

              [4 PHOTOS OF MARYLAND MULTIFAMILY PORTFOLIO OMITTED]

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

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GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

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--------------------------------------------------------------------------------

                 [MAP OF MARYLAND MULTIFAMILY PORTFOLIO OMITTED]

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

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GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

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--------------------------------------------------------------------------------

---------------------------------------------------------
                  PROPERTY INFORMATION

Number of Mortgaged Real Properties                    9
Location (City/State)                        Various, MD
Property Type                                Multifamily
Size (units)                                       5,517
Percentage Occupancy as of June 2, 2005            93.7%
Year Built                                     1946-1972
Appraisal Value                             $447,680,000
Underwritten Occupancy                             93.7%
Underwritten Revenues                       $ 44,121,130
Underwritten Total Expenses                 $ 17,721,118
Underwritten Net Operating Income (NOI)     $ 26,400,012
Underwritten Net Cash Flow (NCF)            $ 25,020,762

---------------------------------------------------------

--------------------------------------------------------------
              MORTGAGE LOAN INFORMATION

Originator                                               GCFP
Cut-off Date Principal Balance                   $200,000,000
Cut-off Date Principal Balance PSF/Unit            $61,627.70
Percentage of Initial Mortgage Pool Balance              4.7%
Number of Mortgage Loans                                    1
Type of Security                                   Fee Simple
Mortgage Rate                                          5.220%
Original Term to Maturity (Months)                         84
Original Amortization Term (Months)             Interest Only
Cut-off Date LTV Ratio                                  75.9%
LTV Ratio at Maturity                                   75.9%
Underwritten DSCR on NOI                                1.47x
Underwritten DSCR on NCF                                1.39x
--------------------------------------------------------------

o    THE LOAN. The mortgage loan (the "MARYLAND MULTIFAMILY TRUST LOAN") is evidenced by a single note and is secured by two first mortgages encumbering nine multifamily properties located within the Baltimore, MD
     MSA and Washington, D.C. MSA consisting of 5,517 apartment units (the
     "MARYLAND MULTIFAMILY PROPERTIES"). The Maryland Multifamily Trust Loan
     represents approximately 4.7% of the initial mortgage pool balance. The
     Maryland Multifamily Trust Loan was originated on June 30, 2005, has an original principal balance and a principal as of the cut-off date of
     $200,000,000, and an interest rate of 5.22% per annum. The proceeds of the
     Maryland Multifamily Trust Loan, together with the Maryland Multifamily
     Companion Loan (as described below), were used to refinance existing debt totaling $224,949,986.

     The Maryland Multifamily Trust Loan is a pari passu portion of a whole mortgage loan with an original principal balance of $340,000,000. The companion loan to the Maryland Multifamily Trust Loan is evidenced by a separate pari passu note with an interest rate of 5.22% per annum and an original principal balance and a principal balance as of the cut-off date of $140,000,000 (the "MARYLAND MULTIFAMILY COMPANION LOAN"). The Maryland
     Multifamily Companion Loan will not be an asset of the trust. The Maryland
     Multifamily Trust Loan and the Maryland Multifamily Companion Loan
     (collectively, the "MARYLAND MULTIFAMILY LOAN GROUP") are governed by a co-lender agreement, as described in the prospectus supplement under
     "Description of the Mortgage Pool-Split Loan Structure" and will be serviced pursuant to the terms of the 2005-GG5 pooling and servicing agreement.

     The DSCR and LTV on the Maryland Multifamily Loan Group are 1.39x and
     75.9%, respectively.

     The Maryland Multifamily Trust Loan has an initial term of 84 months and a remaining term of 80 months. The loan requires payments of interest only for the entire term. The scheduled maturity date is July 6, 2012. Voluntary prepayment of the Maryland Multifamily Trust Loan is prohibited prior to the payment date of April 6, 2012 and permitted on such payment date and thereafter without penalty. Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted on the earlier of January 6,
     2009 and the date that is two years after the securitization closing date for the Maryland Multifamily Companion Loan (the "INITIAL DEFEASANCE
     DATE").

o    THE PROPERTIES. The Maryland Multifamily Properties consist of nine garden-style apartment complexes, as described below. The following table presents certain information relating to the Maryland Multifamily
     Properties:

                                                                                        YEAR BUILT /    JUNE 2005
          PROPERTY NAME                 LOCATION         ALLOCATED LOAN      UNITS     YEAR RENOVATED   OCCUPANCY
---------------------------------   ----------------     --------------      -----     --------------   ---------

Commons at White Marsh Apartments   Middle River, MD      $79,200,000        1,212      1972 / 2005       93.8%
Highland Village Townhomes            Baltimore, MD        73,000,000        1,098      1961 / 2005       96.2%
Harbor Point Estates                    Essex, MD          44,500,000          650      1971 / 2005       94.5%
Dutch Village Townhomes               Baltimore, MD        38,900,000          803      1967 / 2005       91.8%

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

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GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

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                                                                                        YEAR BUILT /    JUNE 2005
          PROPERTY NAME                 LOCATION         ALLOCATED LOAN      UNITS     YEAR RENOVATED   OCCUPANCY
---------------------------------   ----------------     --------------      -----     --------------   ---------

Whispering Woods Townhomes            Baltimore, MD        29,000,000          524      1972 / 2004       91.8%
Fontana Village Townhomes             Rosedale, MD         21,500,000          356      1969 / 2005       93.3%
Riverview Townhomes                   Baltimore, MD        19,000,000          330      1954 / 2005       92.7%
Hamilton Manor                       Hyattsville, MD       18,900,000          245      1946 / 2005       92.2%
Cove Village Apartments                 Essex, MD          16,000,000          299      1967 / 1996       93.0%
                                                         ------------       ------                      -------
TOTAL/WTD. AVG.                                          $340,000,000        5,517                        93.7%
                                                         ============       ======

     COMMONS AT WHITE MARSH APARTMENTS is a 1,212-unit garden-style apartment complex located in Middle River, Maryland, in the northeastern portion of the Baltimore PMSA, approximately 15 miles northeast of Baltimore. The property consists of 85 two-story townhouse and apartment buildings.
     Project amenities include a rental office, two swimming pools, kids' pool, two playgrounds, tennis court, gazebo and a car vacuum area. The unit mix includes one, two and three-bedroom units, with an overall average unit size of 807 sf.

     HIGHLAND VILLAGE TOWNHOMES is a 1,098-unit townhouse-style apartment complex located in Baltimore, Maryland, in the southwestern portion of the
     Baltimore PMSA, approximately four miles southwest of the Baltimore CBD.
     The property includes 107 two-story townhome buildings with one, two, and three-bedroom units, with an overall average unit size of 756 sf. Project amenities include a playground, laundry facility and leasing office.

     HARBOR POINT ESTATES is a 650-unit townhouse-style apartment complex located in Essex, Maryland, in the northeastern portion of the Baltimore
     PMSA, approximately 15 miles northeast of Baltimore. The property features
     54, two-story townhome buildings. Project amenities include a swimming pool, two playgrounds, a laundry facility, and a leasing office. The unit mix includes two and three-bedroom units with an overall average unit size of 862 sf.

     DUTCH VILLAGE TOWNHOMES is a 803-unit townhouse-style apartment complex located in Baltimore, Maryland, the northern portion of the Baltimore PMSA, approximately eight miles north of the Baltimore CBD. The property consists of 76 two-story townhome and apartment buildings. The unit mix includes one, two and three-bedroom units, with an overall average unit size of 752
     sf. Project amenities include a playground, laundry facility and leasing office.

     WHISPERING WOODS TOWNHOMES is a 524-unit townhouse-style apartment complex located in Baltimore, Maryland, in the northeastern portion of the
     Baltimore PMSA, approximately 14 miles northeast of the Baltimore CBD. The property consists of 34 two-story townhome buildings. Property amenities include a playground, laundry facility and leasing office. The average unit size is 785 sf, with a mix of one, two and three-bedroom units.

     FONTANA VILLAGE TOWNHOMES is a 356-unit townhouse-style apartment complex located in Rosedale, Maryland, in the northeastern portion of the Baltimore
     PMSA, approximately ten miles northeast of the Baltimore CBD. The property consists of 23 two-story townhouse buildings with a mix of one, two and three-bedroom units. The average unit size is 754 sf. Amenities include a playground, laundry facility, community center and leasing office.

     RIVERVIEW TOWNHOMES is a 330-unit townhouse-style apartment complex located in Baltimore, Maryland, in the southwestern portion of the Baltimore PMSA, approximately 12 miles southwest of the Baltimore CBD. The property consists of 39 two-story townhouse buildings with a mix of one, two and three-bedroom units. The average unit size is 777 sf. Property amenities include a playground and leasing office.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

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GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

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--------------------------------------------------------------------------------

     HAMILTON MANOR is a 245-unit garden-style apartment complex located in
     Hyattsville, MD, approximately 6 miles northeast of Washington, D.C. The property consists of 18 two and three-story apartment buildings. The average unit size is 784 sf, with a mix of one and two-bedroom apartments.
     Property amenities include a laundry facility, leasing office and playground.

     COVE VILLAGE APARTMENTS is a 299-unit townhouse-style apartment complex located in Essex, Maryland in the northeastern portion of the Baltimore
     PMSA, approximately 12 miles northeast of the Baltimore CBD. The property consists of 27 two-story townhouse buildings. The average unit size is 757 sf, with a mix of one, two and three-bedroom units. Property amenities include a playground, laundry facility and leasing office.

     Commons at White Marsh and Harbor View were acquired in August 2002 and the balance of the portfolio was acquired in April 2003. Since acquisition, the borrower has spent approximately $20.2 million ($3,661 per unit on average)
     on exterior, common area and interior upgrades. Approximately 10% of the unit interiors have been renovated with either or both new kitchens
     (cabinets, counters, floors, appliances) and baths. At closing, $10,385,885 was reserved, which amount is anticipated to be sufficient to complete interior unit renovations. Across the portfolio, 13.5% of the units are occupied by Section 8 tenants.

o    THE BORROWER. The borrowers and IDOT guarantors (collectively the "MARYLAND
     MULTIFAMILY PORTFOLIO BORROWER PARTIES") are 34 single-asset, special-purpose, bankruptcy-remote entities, each with an independent director (there are a total of 17 phases of the 9 properties; each phase has a separate borrower and IDOT guarantor). Legal counsel to each of the
     Maryland Multifamily Portfolio Borrower Parties delivered a non-consolidation opinion in connection with the origination of the
     Maryland Multifamily Loan Group. The sponsors of the Maryland Multifamily
     Portfolio Borrower Parties are Sawyer Realty Holdings LLC ("SAWYER"), which has a 25% interest, and entities owned by Lubert-Adler Real Estate Fund
     III, L.P., Lubert-Adler Real Estate Parallel Fund III, L.P. and
     Lubert-Adler Capital Real Estate Fund III, L.P. ("LUBERT-ADLER"), which have a 75% interest. Sawyer is a privately held, fully integrated real estate investment and management company specializing in the identification, acquisition, improvement, operation and long-term ownership and asset management of multi-family properties. Sawyer currently owns and/or manages approximately 20,000 multi-family residential units located predominantly along the Eastern seaboard of the United States. Lubert-Adler is a real estate private equity firm specializing in redevelopments through joint ventures with local operating partners. The firm was co-founded by
     Ira Lubert and Dean Adler in 1997. Since its inception, Lubert-Adler has invested in $8 billion of real estate assets. David Rosenberg, Lubert-Adler
     Real Estate Fund III, L.P., Lubert-Adler Real Estate Parallel Fund III,
     L.P. and Lubert-Adler Capital Real Estate Fund III, L.P. (collectively, the
     "LUBERT ADLER FUND") are the guarantors under the non-recourse carveouts for the Maryland Multifamily Loan Group. The liability under the non-recourse carveout guaranty of the three Lubert Adler Fund guarantors identified above is capped at $10,000,000, but only with respect to recourse liability related to bankruptcy matters and non-permitted property transfers.

o    RELEASE OF COLLATERAL. The Maryland Multifamily Loan Group permits the release of any or all of the properties after the Maryland Multifamily
     Properties Initial Defeasance Date, subject to the satisfaction of certain conditions, including: (i) the delivery of defeasance collateral in an amount equal to the greater of (a) 120% of the allocated loan amount for the mortgaged property being released, except with respect to a certain portion of the Commons at White Marsh property, which has an allocated loan amount of $45,100,000, 100% of such allocated loan amount and (b) the amount necessary to cause the underwritten DSCR (calculated using underwritten cash flow and a 6.75% constant) of the Maryland Multifamily
     Properties to be equal to the greater of (x) the underwritten DSCR immediately preceding such release and (y) an underwritten DSCR of 1.05x
     (calculated using a 6.75% constant); (ii) no event of default then existing and (iii) other standard conditions as specified in the related loan documents.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

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GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

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--------------------------------------------------------------------------------

o    ESCROWS. The loan documents provide for certain escrows of real estate taxes and insurance and provide for collection of $257.94 per unit per annum into an ongoing replacement reserve account. In addition, the
     Maryland Multifamily Portfolio Borrower Parties deposited at closing
     $10,385,885 into an upfront capital reserve account to be used to complete interior unit renovations. At closing, the Maryland Multifamily Portfolio
     Borrower Parties funded a deferred-maintenance reserve of $632,803, which is 125% of the recommended amount specified in the property condition reports.

o    LOCKBOX AND CASH MANAGEMENT. The loan requires soft lockboxes at all of the properties. The loan documents require the Maryland Multifamily Portfolio
     Borrower Parties to direct the property managers at each of the Maryland
     Multifamily Properties to deposit rent checks into local property lockbox accounts within three business days of receipt. All local property lockboxes are automatically swept into a central lender-controlled account.
     On each regularly scheduled payment date, any amounts in the lender-controlled account, after payment of debt service and required reserves, are swept into a lockbox account established under the mezzanine loan described below, unless an event of default is continuing or the combined Maryland Multifamily Loan Group and mezzanine loan (described below) DSCR (calculated using actual cash flow and a 6.75% constant) at the end of any quarter falls below 1.00x from and including the 48th payment date through but excluding the 60th payment date, or 1.10x from and including the 60th payment date through but excluding the 72nd payment date, or 1.15x from and after the 72nd payment date, at which point a cash-trap period will commence (and will continue until such time that the event of default has been cured or such DSCR is restored for two consecutive calendar quarters). During a cash-trap period, all remaining cash (after payment of debt service, reserves, approved operating expenses and the debt service payment due under the mezzanine loan described below)
     is required to be deposited into a cash collateral account (which may be applied to the debt upon an event of default under the Maryland Multifamily
     Loan Group).

o    PROPERTY MANAGEMENT. Sawyer Property Management, LLC, a subsidiary of
     Sawyer and an affiliate of the borrower, is the property manager for all of the Maryland Multifamily Properties. The property manager receives a management fee on the Maryland Multifamily Properties equal to 4.0% of the gross revenue. The lender may require the Maryland Multifamily Portfolio
     Borrower Parties to terminate the property manager following one or more of the following events: (i) if for any two consecutive calculation dates, the
     Maryland Multifamily Properties fail to maintain the minimum DSCR described above under "--Lockbox and Cash Management", (ii) an event of default is continuing under the Maryland Multifamily Loan Group, (iii) the property manager is in default under any management agreement or (iv) upon the gross negligence, malfeasance or willful misconduct of the property manager.

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. Concurrent with the origination of the Maryland Multifamily Loan Group, Potomac Realty Capital ("PRC"), an
     affiliate of Sawyer and an affiliate of the Maryland Multifamily Portfolio
     Borrower Parties, originated a $20,000,000 mezzanine loan to SRH/LA
     Chesapeake Mezzanine, LLC and SRH/LA Baltimore Mezzanine, LLC., which are collectively, the owners of 100% of the direct and indirect ownership interests in each of the Maryland Multifamily Portfolio Borrower Parties.
     The mezzanine loan has an interest rate equal to one-month LIBOR plus 6.25%
     per annum and a maturity date of July 6, 2012, which is coterminous with the Maryland Multifamily Loan Group. The mezzanine loan is secured by a pledge of the equity interests in the Maryland Multifamily Portfolio
     Borrower Parties. The mezzanine loan is subject to cash management controls as set forth in the loan agreement for the mezzanine loan. PRC oversees disbursement of the $10,385,885 upfront capital reserve described above.
     PRC, as collateral for an existing financing facility, has pledged the mezzanine loan to GCFP.

     Pursuant to the intercreditor agreement between the lender under the
     Maryland Multifamily Loan Group and the mezzanine lender, (i) the mezzanine lender has the right to cure a default under the Maryland Multifamily Loan
     Group and (ii) the holder of the Maryland Multifamily Loan Group may not amend the loan documents for the

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]
GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

                                      -39-

TEN LARGEST MORTGAGE LOANS - MARYLAND MULTIFAMILY PORTFOLIO
--------------------------------------------------------------------------------

     Maryland Multifamily Loan Group if the amendment increases the interest rate or principal amount of the Maryland Multifamily Loan Group, modifies the maturity date or otherwise amends certain specified terms. Upon the occurrence of an event of default under the mezzanine loan documents, the mezzanine lender may foreclose upon the partnership or membership interests in the Maryland Multifamily Portfolio Borrower Parties, which would result in a change of control with respect to the Maryland Multifamily Portfolio
     Borrower Parties and could result in a change in the management of the
     Maryland Multifamily Properties. Transfer of the mezzanine lender's interest in the mezzanine loan is governed by the terms of the intercreditor agreement, which prohibits transfers of more than 49% of the mezzanine lender's interest in the mezzanine loan unless such transfer is to a qualified transferee under the intercreditor agreement or rating agency approval has been obtained. Notwithstanding the foregoing, so long as PRC is the holder of the mezzanine loan and an affiliate of the Maryland
     Multifamily Portfolio Borrower Parties, (A) PRC is not permitted to exercise any of the mezzanine lender's cure rights and/or purchase rights set forth in the intercreditor agreement with respect to the Maryland
     Multifamily Loan Group and (B) the intercreditor agreement prohibits the mezzanine lender from, among other things, (i) exercising foreclosure remedies under the mezzanine loan documents, (ii) exercising any other remedies under the mezzanine loan documents which could reasonably be expected to adversely affect the rights or remedies of lender under the
     Maryland Multifamily Loan Group, (iii) filing, joining in the filing, or consenting to the filing, of any insolvency action against the mezzanine loan borrower and (iv) seeking the appointment of (or consenting to the appointment of) a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the mezzanine borrower or any collateral securing the mezzanine loan (or any portion thereof).

o    TERRORISM INSURANCE. The loan documents require the Maryland Multifamily
     Portfolio Borrower Parties to maintain terrorism insurance in an amount equal to 100% of the replacement cost of the Maryland Multifamily
     Properties, provided such coverage is available.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]
GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

                                      -40-

TEN LARGEST MORTGAGE LOANS - JQH HOTEL PORTFOLIO A
--------------------------------------------------------------------------------

                   [2 PHOTOS OF JQH HOTEL PORTFOLIO A OMITTED]

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]
GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

                                      -41-

TEN LARGEST MORTGAGE LOANS - JQH HOTEL PORTFOLIO A
--------------------------------------------------------------------------------

                     [MAP OF JQH HOTEL PORTFOLIO A OMITTED]

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]
GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

                                      -42-

TEN LARGEST MORTGAGE LOANS - JQH HOTEL PORTFOLIO A
--------------------------------------------------------------------------------

-------------------------------------------------------------------------
                    PROPERTY INFORMATION

Number of Mortgaged Real Properties                                     8
Location (City/State)                                             Various
Property Type                                                 Hospitality
Size (rooms)                                                        1,799
Percentage Occupancy Trailing 12 as of July 31, 2005                68.1%
Year Built / Renovated                                  Various / Various
Appraisal Value                                              $256,000,000
Underwritten Occupancy                                              68.1%
Underwritten Revenues                                         $75,824,106
Underwritten Total Expenses                                   $52,895,746
Underwritten Net Operating Income (NOI)                       $22,928,360
Underwritten Net Cash Flow (NCF)                              $19,895,396

-------------------------------------------------------------------------

--------------------------------------------------------
           MORTGAGE LOAN INFORMATION

Originator                                        Archon
Cut-off Date Principal Balance              $197,000,000
Cut-off Date Principal Balance PSF/Unit      $109,505.28
Percentage of Initial Mortgage Pool Balance         4.6%
Number of Mortgage Loans                               1
Type of Security                              Fee Simple
Mortgage Rate                                     5.487%
Original Term to Maturity (Months)                   120
Original Amortization Term (Months)           35 IO; 360
Cut-off Date LTV Ratio                             77.0%
LTV Ratio at Maturity                              64.7%
Underwritten DSCR on NOI                           1.71x
Underwritten DSCR on NCF                           1.48x
--------------------------------------------------------

o    THE LOAN. The mortgage loan (the "JQH HOTEL PORTFOLIO A LOAN") is evidenced by a single note and is secured by a first mortgage encumbering eight full-service hotels located in eight states (the "JQH HOTEL PORTFOLIO
     A PROPERTIES"). The JQH Hotel Portfolio A Loan was originated on September
     26, 2005 by Archon Financial L.P. and was subsequently purchased by Goldman
     Sachs Mortgage Company and had an original principal balance of
     $197,000,000. The note evidencing the JQH Hotel Portfolio A Loan has a principal balance as of the cut-off date of $197,000,000 and an interest rate of 5.487%. The proceeds of the JQH Hotel Portfolio A Loan were primarily used to refinance existing debt on the JQH Hotel Portfolio A
     Properties.

     The JQH Hotel Portfolio A Loan had an initial term of 120 months and has a remaining term of 119 months. The scheduled maturity date is the payment date in October 2015. Voluntary prepayment of the JQH Hotel Portfolio A
     Loan is prohibited until the payment date in April 2015. On or after the payment date in April 2015, full or partial prepayment is permitted on the
     JQH Hotel Portfolio A Loan without penalty. Defeasance and substitution are permitted with respect to the JQH Hotel Portfolio A Loan as described under
     "Defeasance and Substitution" below.

o    THE PROPERTIES. The JQH Hotel Portfolio A Properties consist of eight hotel properties located in eight states. The JQH Hotel Portfolio A Borrower has pledged its fee interest in all of the JQH Hotel Portfolio A Properties.
     The following table presents certain information relating to the JQH Hotel
     Portfolio A Properties:

                                                                    ALLOCATED     OCCUPANCY              REVPAR     # OF
         PROPERTY NAME                  CITY           STATE       LOAN AMOUNT       (1)       ADR (1)      (1)      ROOMS
-------------------------------   --------------   -----------     -----------    ---------    -------      ---      -----

Oklahoma City Renaissance         Oklahoma City    Oklahoma         $44,134,109      77.7%      $120.62    $93.76     310
North Charleston Embassy Suites   North Charleston South Carolina    38,178,295      74.1%      $116.70    $86.47     254
Madison Marriott                  Middleton        Wisconsin         31,458,915      58.2%      $101.93    $59.36     291
Kansas City Embassy Suites        Kansas City      Missouri          28,404,651      70.7%      $107.99    $76.35     235
Bowling Green Holiday Inn         Bowling Green    Kentucky          20,845,349      73.6%       $90.75    $66.81     217
Houston Marriott                  Houston          Texas             17,332,946      58.1%       $97.66    $56.70     286
Greensboro Homewood Suites        Greensboro       North Carolina     9,773,643      72.6%      $106.74    $77.50     104
Springdale Hampton Inn & Suites   Springdale       Arkansas           6,872,093      56.9%       $97.12    $55.27     102
                                                                   ------------      -----      -------    ------   -----
TOTAL / AVERAGE PORTFOLIO                                          $197,000,000      68.1%      $106.73    $72.63   1,799
                                                                   ============                                     =====

----------
(1) Trailing 12 months through 7/31/2005.

     OKLAHOMA CITY RENAISSANCE PROPERTY is a full-service, 310-room hotel located in the center of Oklahoma City, with access from Broadway and other major roads running through the downtown area. The property is attached to the 300,000 square feet Cox Convention Center. The property was originally completed and opened in 2000, followed by further renovations in 2004. The
     Oklahoma City Renaissance Property's amenities include an indoor pool,
     4,224 sf of meeting space, fitness center and full-service business center.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]
GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

                                      -43-

TEN LARGEST MORTGAGE LOANS - JQH HOTEL PORTFOLIO A
--------------------------------------------------------------------------------

     NORTH CHARLESTON EMBASSY SUITES PROPERTY is a full-service, 254-room hotel located between two major roadways (I-526 and I-26), eight miles north of downtown Charleston and two miles east of the airport. The property is attached to the Charleston Convention Center Complex, in close proximity to demand-generating business users, such as Robert Boush, Verizon and a
     Boeing contractor. The property was originally completed and opened in
     2000, followed by further renovations in 2004. The North Charleston Embassy
     Suites Property's amenities include an indoor pool, fitness center, business center and 118,086 sf of meeting space.

     KANSAS CITY EMBASSY SUITES PROPERTY is a full-service, 235-room hotel located in the northern Kansas City area in a prominent business district, highly visible and accessible from major roadways. The property is situated five miles from the Kansas City Airport. The property was originally completed and opened in 1989, followed by further renovations in 2003. The
     Kansas City Embassy Suites Property's amenities include an indoor pool, business center, fitness center and 14,608 sf of meeting space.

     BOWLING GREEN HOLIDAY INN PROPERTY is a full-service, 217-room hotel located in the southern portion of Bowling Green, close to I-65 (the main thoroughfare servicing Bowling Green). The hotel is adjacent to the Sloan
     Convention Center, a 60,000 sf facility with 35,000 sf of meeting and exhibit space, in a newer, developing area of Bowling Green. The property was completed and opened in 1995. The Bowling Green Holiday Inn Property's amenities include an indoor pool, business center, fitness center and 4,532 sf of meeting space.

     MADISON MARRIOTT PROPERTY is a full-service, 291-room hotel located ten miles outside of downtown Madison, with good accessibility from major highways in the area. The property is adjacent to a 30,000 sf conference center and is situated in a developing market, close to a 325,000 sf shopping center. The property was originally completed and opened in 1985, followed by further renovations in 2004. The Madison Marriott Property's amenities include an indoor pool, business center, fitness center, 42,722 sf of meeting space and an Enterprise rental car desk.

     HOUSTON MARRIOTT PROPERTY is a full-service, 286-room hotel located one mile west of Hobby Airport, Houston's primary regional airport; bounded to the east and north by I-45, the major thoroughfare connecting Galveston,
     Houston and Dallas. The property's proximity to the airport is the driver of the significant meeting and group demand. The property was originally completed and opened in 1985, followed by further renovations in 2002. The
     Houston Marriott Property's amenities include an indoor pool, business center, fitness center and 17,359 sf of meeting space.

     GREENSBORO HOMEWOOD SUITES PROPERTY is a full-service, 104-room hotel located one mile from I-40, the primary thoroughfare, between downtown
     Greensboro to the east and Winston Salem to the west. The property is also located near the Greensboro airport. The property was originally completed and opened in 1996 and is currently undergoing further renovations. The
     Greensboro Homewood Suites Property's amenities include an outdoor pool, fitness center, business center and 1,196 sf of meeting space.

     SPRINGDALE HAMPTON INN & SUITES PROPERTY is a full-service, 102-room hotel located near the junction of US 412 and I-540 in the prominent commercial area of Springdale, the corporate home of Tyson Foods and 15 miles from
     Wal-Mart's corporate headquarters. The property was originally completed and opened in 1995, followed by further renovations in 2002. The Springdale
     Hampton Inn & Suites Property's amenities include an outdoor pool, business center, fitness center and 250 sf of meeting space

o    THE BORROWER. The borrower is Atrium Finance II, LP, a special-purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the JQH Hotel Portfolio A Loan. John
     Q. Hammons Hotels, L.P. is the guarantor of the non-recourse carve-outs of the JQH Hotel Portfolio A Loan. John Q. Hammons Hotels, L.P. was
     established in 1989 and its indirect principals include a

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]
GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

                                      -44-

TEN LARGEST MORTGAGE LOANS - JQH HOTEL PORTFOLIO A
--------------------------------------------------------------------------------

     founding member of the Starwood Capital Group as well as iStar Financial,
     Inc. John Q. Hammons Hotels, L.P.'s investments are comprised of equity interests in the borrower and in certain other entities that own other hotels (including the borrower under the JQH Hotel Portfolio B Loan).

o    ESCROWS. At origination, the borrower was required to deposit $6,250, which represented deferred maintenance, and $6,129,764, which represented capital expenditures under property improvement plans required by certain of the franchisors of the properties. Additionally, the loan documents required certain escrows to be funded at origination in respect of real estate taxes, ground rents, insurance premiums and environmental work.

     The loan documents also provide for the monthly funding of a reserve for real estate taxes, ground rents and insurance premiums with respect to the
     JQH Hotel Portfolio A Properties. In addition, the loan documents require the borrower to fund an FF&E reserve starting in January 2006 in the monthly amount equal to 4% of the trailing 12 month operating income from the JQH Hotel Portfolio A Properties, with a credit commencing in October
     2008 for certain excess amounts spent in the calendar year 2005 on FF&E.

     In lieu of cash escrows and reserves, the loan documents permit the borrower to post a letter of credit or provide a guaranty from John Q.
     Hammons Hotels, L.P. so long as John Q. Hammons Hotels, L.P. maintains a net worth of at least $120 million and the aggregate amount of the guarantees delivered pursuant to the loan documents does not exceed $11.5 million. At origination, the borrower delivered guarantees from John Q.
     Hammons Hotels, L.P. in respect of all of the escrows and reserves.

o    LOCKBOX AND CASH MANAGEMENT. The JQH Hotel Portfolio A Loan requires a lockbox throughout the term of the JQH Hotel Portfolio A Loan. The loan documents require the borrower to deposit or cause to be deposited in a lender-controlled account all credit card receivables and other cash revenue from the JQH Hotel Portfolio A Properties received within two business days of receipt by the borrower, the property manager or the JQH
     Operator Lessee (as defined below), as the case may be. Provided no event of default is then continuing under the JQH Hotel Portfolio A Loan, all amounts then contained in the lockbox are swept to the borrower at the end of each business day (or on a less frequent basis at the borrower's election).

o    PROPERTY MANAGEMENT. Each of the JQH Hotel Portfolio A Properties is leased to Atrium TRS II, LP (the "JQH A OPERATOR Lessee"), a special-purpose entity affiliated with John Q. Hammons Hotels, L.P., which operates the JQH
     Hotel Portfolio A Properties. The JQH A Operator Lessee has pledged all of its interests in the operating leases, subleases, FF&E, accounts and its other assets in connection with the JQH A Operator Lessee's guaranty of the
     JQH Hotel Portfolio A Loan.

     The JQH Hotel Portfolio A Properties are managed by John Q. Hammons Hotels
     Management, LLC pursuant to a management agreement between the property manager and the JQH A Operator Lessee. John Q. Hammons Hotels Management,
     LLC is also the manager of the JQH Hotel Portfolio B Properties. The management fees are based on actual costs and expenses (including an allocable portion of overhead and salaries) and are currently approximately
     1.5% of gross revenues. The management fees are capped at the rate that would be obtained in an arms-length negotiation. Upon an event of default under the JQH Hotel Portfolio A Loan, the lender may require the borrower to exercise, or cause the JQH A Operator Lessee to exercise, its right under the management agreement to request the replacement of the property manager's senior management with individuals reasonably satisfactory to the lender (and under the management agreement, the property manager is not permitted to unreasonably deny such request). Upon foreclosure or deed-in-lieu of foreclosure on a property, the management agreement is terminable by the property owner with respect to that property without payment of any termination fee or similar amount. The management agreement is subordinate to the JQH Hotel Portfolio A Loan.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]
GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

                                      -45-

TEN LARGEST MORTGAGE LOANS - JQH HOTEL PORTFOLIO A
--------------------------------------------------------------------------------

     Each of the JQH Hotel Portfolio A Properties is operated under a franchise flag. Two of the JQH Hotel Portfolio A Properties are operated under an
     Embassy Suites flag, two are operated under a Marriott flag, one is operated under a Hampton Inn & Suites flag, one is operated under a Holiday
     Inn flag, one is operated under a Homewood Suites flag and one is operated under a Renaissance flag.

o    DEFEASANCE AND SUBSTITUTION. From and after the second anniversary of the
     Issue Date, provided no event of default is then continuing under the JQH
     Hotel Portfolio A Loan, the borrower may obtain the release of one or more of the JQH Hotel Portfolio A Properties by defeasing with permitted government securities individual properties comprising the JQH Hotel
     Portfolio A, subject to the satisfaction of certain requirements, including, (i) unless the JQH Hotel Portfolio A Loan is defeased in full, a
     JQH Hotel Portfolio A DSCR for the 12 month period ending on the fiscal quarter most recently ended (after giving effect to such defeasance and excluding interest expense on the aggregate amount defeased) of not less than 1.35x, (ii) delivery of defeasance collateral sufficient to provide payments on a portion of the JQH Hotel Portfolio A Loan equal to the JQH
     Defeasance Amount and (iii) written confirmation from each rating agency that the release would not cause the downgrade, withdrawal or qualification of the then current ratings of any class of the series 2005-GG5 certificates. The debt service coverage ratio for the JQH Hotel Portfolio A
     Loan (the "JQH HOTEL PORTFOLIO A DSCR") is calculated based on trailing 12 months' net operating income and a loan constant of 6.80%. The "JQH
     DEFEASANCE AMOUNT" under the JQH Hotel Portfolio A Loan is (1) 102%, until
     5% of the JQH Hotel Portfolio A Loan has been defeased; then (2) 110%, until 10% of the JQH Hotel Portfolio A Loan has been defeased; then (3)
     115%, until 20% of the JQH Hotel Portfolio A Loan has been defeased; then
     (4) 120%, until 30% of the JQH Hotel Portfolio A Loan has been defeased;
     and then (z) 125%.

     Additionally, the borrower is permitted until October 6, 2014 to substitute up to two of the JQH Hotel Portfolio A Properties with other properties which have values (based on an appraisal less than three months old) equal to or greater than the higher of (x) the initial appraised value of the corresponding replaced properties and (y) the then current value (based on an appraisal less than twelve months old) of the replaced property (which may be tested in the aggregate), subject to the satisfaction of certain requirements, including (i) a JQH Hotel Portfolio A DSCR (after giving effect to the property substitution) for the 12 month period ending on the fiscal quarter then most recently ended of not less than 1.35x, and (ii)
     with respect to the second property substitution but not the first property substitution, written confirmation from each rating agency that the release would not cause the downgrade, withdrawal or qualification of the then current ratings of any class of the series 2005-GG5 certificates.

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

o    TERRORISM INSURANCE. The loan documents require the borrower to maintain
     "all-risk" insurance in an amount equal to 100% of the full replacement cost of the JQH Hotel Portfolio A Properties. This insurance must have a deductible that does not exceed $500,000, provided that a loss limit of not less than $300,000,000 is permitted, subject to the lender's reasonable approval in the case of any addition after the origination date of any real property covered under the same umbrella policy. The borrower is also required to obtain coverage for terrorism (either as part of its "all-risk"
     policy or as a separate policy) providing casualty insurance in an aggregate amount equal to not less than $70,000,000 per occurrence, and business interruption and liability coverage consistent with the requirements set forth in the loan documents, if and to the extent that this coverage (i) is then being obtained by prudent owners of real estate in the United States of a similar type and quality and in a similar location to the applicable JQH Hotel Portfolio A Properties, or (ii) is otherwise available for an annual premium (computed after taking into account the effect of any subsidies or credits that may be provided to the borrower by or pursuant to any law, regulation, policy or other initiative relating to the purchase and/or maintenance of terrorism insurance enacted by any governmental authority) that is less than or equal to the

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]
GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

                                      -46-

TEN LARGEST MORTGAGE LOANS - JQH HOTEL PORTFOLIO A
--------------------------------------------------------------------------------

     product of (x) $10,000 (as adjusted on each anniversary of the originate date by a percentage equal to the percentage increase in the consumer price index during the preceding twelve-month period), times (y) the number of
     JQH Hotel Portfolio A Properties (the "JQH MAXIMUM PREMIUM"). If neither clause (i) nor clause (ii) of the preceding sentence is satisfied, then the borrower is required obtain terrorism coverage (at a premium that does not exceed the JQH Maximum Premium) from such insurers, and with such coverage, as shall be acceptable to the lender in its reasonable discretion.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]
GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

                                      -47-

TEN LARGEST MORTGAGE LOANS - GATEWAY AT LAKE SUCCESS
--------------------------------------------------------------------------------

                 [2 PHOTOS OF GATEWAY AT LAKE SUCCESS OMITTED]

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]
GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

                                      -48-

TEN LARGEST MORTGAGE LOANS - GATEWAY AT LAKE SUCCESS
--------------------------------------------------------------------------------

                 [MAP OF GATEWAY AT LAKE SUCCESS OMITTED]

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]
GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

                                      -49-

TEN LARGEST MORTGAGE LOANS - GATEWAY AT LAKE SUCCESS
--------------------------------------------------------------------------------

-------------------------------------------------------------------
                       PROPERTY INFORMATION

Number of Mortgaged Real Properties                               1
Location (City/State)                        Lake Success, New York
Property Type                                                Office
Size (sf)                                                   671,794
Percentage Leased as of August 19, 2005                       97.4%
Year Built                                                     1985
Appraisal Value                                        $140,000,000
Underwritten Occupancy                                        97.0%
Underwritten Revenues                                   $19,076,261
Underwritten Total Expenses                              $9,163,908
Underwritten Net Operating                               $9,912,353
Income (NOI)Underwritten Net Cash Flow (NCF)             $9,139,790

-------------------------------------------------------------------

---------------------------------------------------------------
                   MORTGAGE LOAN INFORMATION

Originator                                                 GCFP
Cut-off Date Principal Balance                     $110,000,000
Cut-off Date Principal Balance PSF/Unit                 $163.74
Percentage of Initial Mortgage Pool Balance                2.6%
Number of Mortgage Loans                                      1
Type of Security                                     Fee Simple
Mortgage Rate                                            6.575%
Original Term to Maturity (Months)                           60
Original Amortization Term (Months)               Interest Only
Cut-off Date LTV Ratio                                    78.6%
LTV Ratio at Maturity                                     78.6%
Underwritten DSCR on NOI                                  1.35x
Underwritten DSCR on NCF                                  1.25x
---------------------------------------------------------------

o    THE LOAN. The mortgage loan (the "GATEWAY AT LAKE SUCCESS LOAN") is evidenced by a single note and is secured by a first mortgage encumbering a two-building office complex located within an unincorporated area of the
     Town of North Hempstead known as Lake Success, Long Island, New York (the
     "GATEWAY AT LAKE SUCCESS PROPERTY"). The Gateway at Lake Success Loan
     represents approximately 2.6% of the initial mortgage pool balance. The
     Gateway at Lake Success Loan was originated on August 26, 2005, had an original principal balance of $110,000,000 and a principal balance as of the cut-off date of $110,000,000, and an interest rate of 6.575% per annum.
     The DSCR and LTV on the Gateway at Lake Success Loan are 1.25x and 78.6%,
     respectively. The proceeds of the Gateway at Lake Success Loan were used to refinance existing debt totaling $81,180,358, fund reserves, pay closing costs and return equity to the borrower.

     The Gateway at Lake Success Loan has an initial term of 60 months and a remaining term of 58 months. The Gateway at Lake Success Loan requires payments of interest only for the entire term. The scheduled maturity date is September 6, 2010. Voluntary prepayment of the Gateway at Lake Success
     Loan is prohibited prior to the payment date of June 6, 2010 and permitted on such payment date and thereafter without penalty. Defeasance with United
     States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted from
     December 6, 2007.

o    THE PROPERTY. The Gateway at Lake Success Property is a 671,794 sf
     two-building office complex located at 1981 and 1983 Marcus Avenue in Lake
     Success, New York. Constructed in 1985, the buildings each have two above-grade floors, one below-grade windowed floor and one subterranean concourse level. The buildings each feature a four-story atrium lobby with skylights, trees, and exposed glass elevator cabs. Amenities include a full-service cafe in the concourse level of each building, a fitness center, dry cleaner and Federal Express office. Parking is provided in a three-level below-grade parking structure and surface lot that, combined, provide approximately 2,650 spaces, or 3.9 spaces per 1,000 sf of office space. The configuration of the buildings with a central core results in floor plates that can accommodate either large or small users.

     As of August 19, 2005, the Gateway at Lake Success Property was 97.4%
     leased. The largest tenant at the Gateway at Lake Success Property is North
     Fork Bancorporation Inc,, ("NORTH FORK") a publicly-traded company on the
     NYSE ("NFB") (S&P: BBB+; Moody's: A2; Fitch: A-), whose space is currently dark. The space was formally leased and occupied by Greenpoint Bank, which was acquired by North Fork in October 2004. North Fork leases 118,007 sf
     (17.6%) of the property until December 2011. Upon acquiring Greenpoint
     Bank, North Fork no longer needed space at the subject and vacated in April
     2005. North Fork has assumed and continues to pay all obligations due under its lease. The second largest tenant at the Gateway at Lake Success property is State Farm Mutual Automobile Insurance Company, which has two leases, one for 58,475 square feet expiring July 2009 and one for 19,491 square feet expiring December 2009. The combined square

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]
GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

                                      -50-

TEN LARGEST MORTGAGE LOANS - GATEWAY AT LAKE SUCCESS
--------------------------------------------------------------------------------

     footage of both leases totals approximately 11.6% of the property. The
     Gateway at Lake Success Property is leased to a total of 80 tenants. The five largest tenants occupy less than 50% of the overall square footage.

     The following table presents certain information relating to some of the largest tenants at the Gateway at Lake Success Property:

                  LARGEST TENANTS BASED ON ANNUALIZED BASE RENT

                            CREDIT                                            % OF TOTAL    ANNUALIZED
                            RATING                            ANNUALIZED      ANNUALIZED   UNDERWRITTEN
                       (FITCH/MOODY'S/    TENANT     % OF    UNDERWRITTEN    UNDERWRITTEN   BASE RENT
     TENANT NAME           S&P)(1)         NRSF      NRSF    BASE RENT ($)     BASE RENT   ($ PER NRSF)      LEASE EXPIRATION
--------------------   ---------------   -------     ----    -------------   ------------  ------------      ----------------

North Fork Bank(2)        A-/A2/BBB+     118,007     17.6%     $2,799,410       17.1%         $23.72           12/27/2011
State Farm Mutual
   Automobile
   Insurance Company      AA+/Aa1/AA      77,966     11.6       2,095,662       12.8          $26.88        7/31/09 & 12/31/09(3)
Washington Mutual
   Bank, N.A.              A/A3/A-        32,019      4.8         971,038        5.9          $30.33            8/31/2008
Early Childhood
   Development                NR          37,503      5.6         944,130        5.8          $25.17        3/31/10 & 11/30/10(4)
Tender Loving Care            NR          34,574      5.1         929,093        5.7          $26.87            9/30/2010
                                         -------     ----      ----------       ----          ------
Total Largest Tenants                    300,069     44.7%     $7,739,334       47.2%         $25.79
Remaining Tenants                        353,973     52.7       8,667,409       52.8          $24.49
Vacant Space                              17,752      2.6
                                          ------    -----      -----------     -----          ------
TOTAL/WTD. AVG. ALL TENANTS              671,794    100.0%     $16,406,742     100.0%         $25.09
                                         =======    =====      ===========     =====

----------
(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)  This tenant vacated its space in April 2005. The tenant is obligated to make lease payments until the lease expiration date and has continued to pay its obligations under its lease.
(3)  58,475 sf expires on 7/31/09 and 19,491 sf expires on 12/31/09. (4) 33,834 sf expires on 3/31/10 and 3,669 sf expires on 11/30/10.

     The following table presents certain information relating to the lease rollover schedule at Gateway at Lake Success Property:

                          LEASE EXPIRATION SCHEDULE(1)

                                                                                          % OF TOTAL     ANNUALIZED
                                                                           ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                                                % OF        CUMULATIVE    UNDERWRITTEN   UNDERWRITTEN    BASE RENT
 YEAR ENDING DECEMBER 31,    EXPIRING NRSF   TOTAL NRSF    OF TOTAL NRSF  BASE RENT ($)    BASE RENT    ($ PER NRSF)
-------------------------    -------------   ----------    -------------  -------------    ---------    ------------

2005                             38,357          5.7%           5.7%         $781,465         4.8%         $20.37
2006                             24,742          3.7            9.4%          619,178         3.8          $25.03
2007                             45,128          6.7           16.1%        1,212,340         7.4          $26.86
2008                             88,132         13.1           29.2%        2,468,698        15.0          $28.01
2009                            100,943         15.0           44.3%        2,656,828        16.2          $26.32
2010                            122,060         18.2           62.4%        3,014,141        18.4          $24.69
2011                            183,786         27.4           89.8%        4,403,953        26.8          $23.96
2012                             15,068          2.2           92.0%          306,731         1.9          $20.36
2013                             27,412          4.1           96.1%          765,884         4.7          $27.94
2014                              2,900          0.4           96.5%           65,714         0.4          $22.66
2015                              5,514          0.8           97.4%          111,810         0.7          $20.28
Vacant                           17,752          2.6          100.0%                0         0.0           $0.00
                                 ------        -----          ------      -----------       -----          ------
TOTAL/WTD. AVG.                 671,794        100.0%                     $16,406,742       100.0%         $25.09
                                =======        =====                      ===========       ======

----------

(1) Calculated based on approximate square footage occupied by each tenant.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]
GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

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--------------------------------------------------------------------------------

o    THE BORROWER. The borrower is RP Stellar Strong Island Owner LLC ("GATEWAY
     AT LAKE SUCCESS BORROWER"), a special-purpose, bankruptcy-remote entity with an independent director. Legal counsel to the Gateway at Lake Success
     Borrower delivered a non-consolidation opinion in connection with the
     Gateway at Lake Success Loan. The sponsors of the borrower are Stellar
     Management and Rockpoint Real Estate Fund I, LP. Stellar, formed in 1986, is an owner-operator of more than 9,000 apartment units and 3 million sf of office space in the New York metropolitan area, Washington, D.C. and south
     Florida markets. The principals of Stellar Management are Laurence Gluck and Robert Rosania. As of June 30, 2005, Mr. Gluck had a net worth of
     $425.7 million and liquid assets totaling over $92.7 million. Mr. Gluck serves as the recourse carve-out guarantor; provided, however, there are no recourse obligations related to environmental conditions as long as an environmental insurance policy in form and substance satisfactory to lender in its sole and absolute discretion is maintained. The policy currently in place, which was approved by lender, is for $3,000,000 and expires April
     30, 2008. Lender is named as additional insured/loss payee/mortgagee.
     Rockpoint is a global real estate investment and asset management company, and one of the largest real estate opportunity funds in the U.S. Since
     1995, the principals of Rockpoint have invested $4.0 billion of equity in
     146 separate transactions with a total capitalization of approximately
     $15.3 billion through Westbrook Real Estate Funds I - IV. The Gateway at
     Lake Success Property was acquired by the sponsors from Fair Oak, a fund managed by General Electric on February 18, 2005 for $107,000,000, which at the time was below the market value for the property. The below-market price was a result of uncertainty that existed regarding the costs of necessary garage repairs (see "--Escrows" below) as well as the status of one of the tenants, Tender Loving Care Health Services, then in bankruptcy
     (the bankrupt company has since been acquired and its lease extended). The sponsors' basis in the Gateway at Lake Success Property, after escrows and closing costs is approximately $120,000,000 and the sponsors have no cash equity remaining in the Gateway at Lake Success Property.

o    ESCROWS. The loan documents provide for certain escrows for real estate taxes and insurance and other items described below. At closing, the
     Gateway at Lake Success Borrower deposited $227,813 into a deferred maintenance reserve for the payment of short term or immediate required repairs and installation of a card-reader security system at the Gateway at
     Lake Success Property, and $6,000,000 into a parking reserve for required repairs to the parking structure. At closing, the Gateway at Lake Success
     Borrower also deposited $1,750,000 into a capital expense reserve and is required to make monthly deposits into this reserve based on $0.15 psf per year. A leasing reserve is funded monthly based on $1.25 psf per year, and during the final year of the term, additional monthly deposits (the
     "SUPPLEMENTAL ROLLOVER DEPOSITS") are required which would total $1,261,120 in the final year of the term (which Supplemental Rollover Deposits represent the principal amortization component that would have been payable under both the Gateway at Lake Success Loan and the mezzanine loan described below, had amortization payments been required during the final year of the term based on a 30 year amortization schedule (instead of interest only payments)). Regular deposits into the leasing reserve are capped at $3,350,000 (which cap does not include the Supplemental Rollover
     Deposits). In addition to the foregoing deposits into the leasing reserve, the Gateway at Lake Success Loan documents provide that (i) during certain lease sweep periods (defined as (1) 12 months prior to the expiration of the North Fork Bank lease or State Farm Insurance lease, (2) if either of lease is not renewed, (3) if either lease is terminated or surrendered, (4)
     if a monetary default under either lease occurs; or (5) if either tenant is the subject of an insolvency proceeding), an amount equal to the base rent and additional rent payable under the lease that gave rise to the subject sweep period is required to be deposited from excess cash flow into a special leasing reserve for purposes of providing funds to re-tenant the space under such lease and (ii) on each regularly scheduled payment date during a "North Fork Bank Lease Sweep Period" (defined as 2 years after the loan closing date, if the North Fork Bank lease space has not been re-tenanted to one or more replacement tenants reasonably acceptable to the lender under leases that (1) cover the entirety of the North Fork Bank lease space, (2) are on economic terms (including base rent, additional rent and recoveries and any free rent periods) at least as favorable to the landlord as those contained in the North Fork Bank lease, and (3) are otherwise acceptable to lender in its reasonable discretion), a portion of excess cash flow in an amount equal to the base rent and

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]
GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

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--------------------------------------------------------------------------------

     additional rent payable under the North Fork Bank lease is required to be deposited into a special North Fork Bank leasing reserve for purposes of providing funds to re-tenant the North Fork Bank lease space.

o    LOCKBOX AND CASH MANAGEMENT. The loan requires a hard lockbox, which is already in place. The loan documents require the borrower to direct tenants to pay their rents directly to a lender controlled hard lockbox. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lender controlled account (as well as any other rents, receipts, security deposits or payments related to lease termination or default) within one business day of receipt. On each regularly scheduled payment date, any amounts in the lender-controlled account, after payment of debt service, required reserves and approved operating expenses, are required to be swept into a lockbox account established under the mezzanine loan described below, unless a "Cash Trap
     Period" (defined below) is continuing. During a Cash Trap Period, all remaining cash (after payment of debt service, reserves, approved operating expenses and required payments due under the mezzanine loan described below) is required to be deposited into a cash collateral account, which funds may be applied to the debt upon an event of default under the Gateway at Lake Success Loan. A "CASH TRAP PERIOD" will exist (i) during the continuance of an event of default under the Gateway at Lake Success Loan or (ii) if as of the last day of any calendar quarter, the combined DSCR
     (based on the debt service due under the Gateway at Lake Success Loan and the mezzanine loan described below assuming a 30 year amortization schedule) is less than 0.85x with respect to any calendar quarter through and including September 30, 2007, 0.90x between December 31, 2007 and
     September 30, 2009, and 1.05x thereafter.

o    PROPERTY MANAGEMENT. Sutton and Edwards is the property manager for the
     Gateway at Lake Success Property. The lender may replace the property manager if (i) an event of default is continuing, (ii) the minimum DSCR test (as described above under "Lockbox and Cash Management") is not met,
     (iii) the manager is in default under the management agreement beyond the expiration of any applicable notice and cure period, or (iv) upon the gross negligence, malfeasance or willful misconduct of the property manager. The management fee is equal to 1.0% of all rent and other income collected from tenants at the Gateway at Lake Success Property. Leasing commissions are payable separately based on a fixed schedule.

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. GCFP originated a $15,000,000 mezzanine loan to RP Stellar Strong Island Mezz LLC, the sole member of the
     Gateway at Lake Success Borrower (the "MEZZANINE BORROWER"). The mezzanine loan is coterminous with the Gateway at Lake Success Loan. As of the cut-off date, the principal balance of the mezzanine loan is $15,000,000, and the interest rate is 6.575%. The mezzanine loan requires payments of interest only for the term of the loan. The mezzanine loan is subject to cash management controls as set forth in the loan agreement for such mezzanine loan. Under the mezzanine loan documents and the intercreditor agreement, the mezzanine lender has the right to cure a default under the senior loan documents. In addition, if the Gateway at Lake Success Loan has been accelerated or a foreclosure proceeding has been commenced, or the
     Gateway at Lake Success Loan becomes a "specially serviced mortgage loan"
     as a result of a monetary event of default under the Gateway at Lake
     Success Loan documents that the special servicer determines may result in an impairment of the Gateway at Lake Success Loan, then the mezzanine lender may purchase the Gateway at Lake Success Loan from the trust at par.
     The senior lender may not amend the Gateway at Lake Success Loan documents without the consent of the holder of the mezzanine loan if the amendment increases the interest rate or principal amount of the Gateway at Lake
     Success Loan, modifies the maturity date, or otherwise amends certain specified terms. Upon the occurrence of an event of default under the mezzanine loan documents, the mezzanine lender may foreclose upon the membership interests in the senior borrower, which would result in a change of control with respect to the senior borrower and could result in a change in the management of the Gateway at Lake Success Property. Transfer of the
     mezzanine lender's interest in the mezzanine loan is governed by the terms of the intercreditor agreement, which will prohibit transfers of more than
     49% of the mezzanine lender's interest in the mezzanine loan unless

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

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GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

                                      -53-

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--------------------------------------------------------------------------------

     such transfer is to a "qualified transferee" under the intercreditor agreement or rating agency approval has been obtained.

o    TERRORISM INSURANCE. The Gateway at Lake Success Property is insured against acts of terrorism as part of its "all-risk" property coverage. The loan documents require the borrower to maintain terrorism insurance in an amount equal to 100% of the replacement cost of the Gateway at Lake Success
     Property, provided that such coverage is commercially available. In the event that coverage for terrorism is not included as part of the "all risk"
     property policy, the borrower will, nevertheless be required to obtain coverage for terrorism (as stand alone coverage) to the extent available, in an amount equal to 100% of the replacement cost of the Gateway at Lake
     Success Property, subject to a premium cap equal to 150% of the aggregate insurance premiums payable with respect to all required insurance coverage for the last policy year in which coverage for terrorism was included as part of an all-risk policy, adjusted annually by a percentage equal to the increase in the Consumer Price Index. See "Risk Factors--Risks Related to
     the Underlying Mortgage Loans" in the prospectus supplement.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]
GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

                                      -54-

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--------------------------------------------------------------------------------

                   [2 PHOTOS OF JQH HOTEL PORTFOLIO B OMITTED]

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]
GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

                                      -55-

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--------------------------------------------------------------------------------

                     [MAP OF JQH HOTEL PORTFOLIO B OMITTED]

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]
GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

                                      -56-

TEN LARGEST MORTGAGE LOANS - JQH HOTEL PORTFOLIO B
--------------------------------------------------------------------------------

-------------------------------------------------------------------------
                           PROPERTY INFORMATION

Number of Mortgaged Real Properties                                     8
Location (City/State)                                             Various
Property Type                                                 Hospitality
Size (rooms)                                                        2,108
Percentage Occupancy Trailing 12 as of July 31, 2005                67.7%
Year Built / Renovated                                  Various / Various
Appraisal Value                                              $352,900,000
Underwritten Occupancy                                              67.4%
Underwritten Revenues                                         $96,233,538
Underwritten Total Expenses                                   $68,178,053
Underwritten Net Operating Income (NOI)                       $28,055,485
Underwritten Net Cash Flow (NCF)                              $24,206,144

-------------------------------------------------------------------------

----------------------------------------------------------
                MORTGAGE LOAN INFORMATION

Originator                                          Archon
Cut-off Date Principal Balance                $110,000,000
Cut-off Date Principal Balance PSF/Unit        $114,326.38
Percentage of Initial Mortgage Pool Balance           2.6%
Number of Mortgage Loans                                 1
Type of Security                                Fee Simple
Mortgage Rate                                       5.487%
Original Term to Maturity (Months)                     120
Original Amortization Term (Months)             35 IO; 360
Cut-off Date LTV Ratio                               68.3%
LTV Ratio at Maturity                                57.6%
Underwritten DSCR on NOI                             1.71x
Underwritten DSCR on NCF                             1.48x
----------------------------------------------------------

o    THE LOAN. The mortgage loan (the "JQH HOTEL PORTFOLIO B LOAN") is evidenced by a single note and is secured by a first mortgage encumbering eight full-service hotels located in eight states (the "JQH HOTEL PORTFOLIO B
     PROPERTIES"). The JQH Hotel Portfolio B Loan was originated on September
     26, 2005 by Archon Financial L.P. and was subsequently purchased by Goldman
     Sachs Mortgage Company, had an original principal balance, has a principal balance as of the cut-off date of $110,000,000 and an interest rate of
     5.487%. The proceeds of the JQH Hotel Portfolio B Loan, together with the
     JQH Hotel Portfolio B Companion Loans, were used to refinance existing debt on the JQH Hotel Portfolio B Properties.

     The JQH Hotel Portfolio B Loan is a pari passu portion of a whole mortgage loan with an original principal balance of $241,000,000. The companion loans to the JQH Hotel Portfolio B Loan are evidenced by two separate pari passu notes, each with an interest rate of 5.487% per annum and a principal balance as of the cut-off date of $76,000,000 and $55,000,000, respectively
     (collectively, the "JQH HOTEL PORTFOLIO B COMPANION LOANS"). The JQH Hotel
     Portfolio B Companion Loans will not be assets of the trust. The JQH Hotel
     Portfolio B Loan and the JQH Hotel Portfolio B Companion Loans
     (collectively, the "JQH HOTEL PORTFOLIO B LOAN GROUP") are governed by an intercreditor agreement, as described in the prospectus supplement under
     "Description of the Mortgage Pool-Split Loan Structure" and will be serviced pursuant to the terms of the 2005-GG5 pooling and servicing agreement.

     The DSCR and LTV on the JQH Hotel Portfolio B Loan Group are 1.48x and
     68.3%, respectively.

     The JQH Hotel Portfolio B Loan had an initial term of 120 months and has a remaining term of 119 months. The scheduled maturity date is the payment date in October 2015. Voluntary prepayment of the JQH Hotel Portfolio B
     Loan is prohibited until the payment date in April 2015. On or after the payment date in April 2015, full or partial prepayment is permitted on the
     JQH Hotel Portfolio B Loan without penalty. Defeasance and substitution are permitted with respect to the JQH Hotel Portfolio B Loan as described under
     "Defeasance and Substitution" below.

o    THE PROPERTIES. The JQH Hotel Portfolio B Properties consist of eight hotel properties located in eight states. The JQH Hotel Portfolio B Borrower has pledged its fee interest in all of the JQH Hotel Portfolio B Properties.
     The following table presents certain information relating to the JQH Hotel
     Portfolio B Properties:

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]
GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

                                      -57-

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--------------------------------------------------------------------------------

                                                                   ALLOCATED      OCCUPANCY                                 # OF
    PROPERTY NAME                CITY           STATE             LOAN AMOUNT        (1)          ADR (1)      REVPAR (1)    ROOMS
---------------------          ---------        -----             -----------       -----         -------        -------      ---

Dallas Embassy Suites          Grapevine        Texas             $66,957,582        79.3%         $144.02        $114.18      328
Sacramento Holiday Inn         Sacramento       California North   42,830,009        63.5%         $101.82         $64.65      361
Charlotte Renaissance          Charlotte        Carolina           32,408,041        63.2%         $109.74         $69.32      274
Montgomery Embassy Suites (2)  Montgomery       Alabama South      28,053,656        66.7%         $113.22         $75.46      236
Columbia Embassy Suites        Columbia         Carolina           23,913,422        77.6%         $114.68         $88.97      213
Jefferson City Capitol Plaza   Jefferson City   Missouri           16,346,787        58.1%          $72.25         $41.97      254
Coral Springs Marriott         Coral Springs    Florida            15,500,000        64.6%         $106.82         $68.96      223
Cedar Rapids Marriott          Cedar Rapids     Iowa               14,990,503        68.8%          $94.81         $65.19      219
                                                                 ------------        -----          ------         ------     -----
TOTAL / AVERAGE PORTFOLIO                                        $241,000,000        67.7%         $109.91         $74.40     2,108
                                                                 ============                                                 =====

----------
(1)  Trailing 12 months through 7/31/2005.
(2)  The hotel property located at Montgomery, AL is part of a two-unit condominium. The borrower owns the fee title to unit 2 of the condominium, which is comprised of the hotel property. Unit 1 consists of a conference center and the owner of unit 2 has the right to operate the same pursuant to an agreement among the unit owners.

     DALLAS EMBASSY SUITES PROPERTY is a full-service, 328-room hotel located between Dallas and Fort Worth, bounded by State Highways 121 and 114 to the east and south, respectively, and approximately one mile from the
     Dallas/Fort Worth airport. The property was originally completed and opened in 1999, followed by further renovations in 2004. The Dallas Embassy Suites
     Property's amenities include a fitness room, indoor swimming pool, business center and 20,073 sf of meeting space.

     SACRAMENTO HOLIDAY INN PROPERTY is a full-service, 361-room hotel located in downtown Sacramento, close to the state capitol building and one mile from the 134,000 sf Sacramento Convention Center. The property is situated off of I-5, the major roadway through Sacramento that runs south to Los
     Angeles and San Diego, and north to Seattle and the Canadian border. The property was originally completed and opened in 1979, followed by further renovations in 2003. The Sacramento Holiday Inn Property's amenities include gift shop, exercise room, outdoor swimming pool and 13,268 sf of meeting space.

     MONTGOMERY EMBASSY SUITES PROPERTY is a full-service, 236-room hotel located in downtown Montgomery, across from a railroad station and the
     Civic Center, as well as historic buildings now converted into office space. The property is easily accessible from local and regional roads, including I-65 and I-85, which provide access to Birmingham, AL, and
     Atlanta, GA. The property was originally completed and opened in 1995, followed by further renovations in 2004. The Montgomery Embassy Suites
     Property's amenities include gift shop, fitness center, indoor swimming pool and 14,254 sf of meeting space.

     CHARLOTTE RENAISSANCE PROPERTY is a full-service, 274-room hotel located in the Airport/Coliseum area of Charlotte, approximately 6 miles south of downtown Charlotte. The property is close to I-77 and I-85, two major regional thoroughfares and also in close proximity to the Charlotte
     International Airport which is the main U.S. Airways hub. The property was completed and opened in 1999. The Charlotte Renaissance Property's amenities include gift shop, fitness center, indoor swimming pool and
     14,364 sf of meeting space.

     COLUMBIA EMBASSY SUITES PROPERTY is a full-service, 213-room hotel located along I-125 south, 3 miles northwest of downtown Columbia and is situated near the new Columbia Convention Center which opened in 2004. The property is accessible from local and regional roadways that provide access to
     Greenville, SC, to the south, and Charlotte, NC, to the north. The property was originally completed and opened in 1988, followed by further renovations in 2004. The Columbia Embassy Suites Property's amenities include gift shop, fitness center, indoor swimming pool and 15,000 sf of meeting space.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

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GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

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--------------------------------------------------------------------------------

     JEFFERSON CITY CAPITOL PLAZA PROPERTY is a full-service, 254-room hotel located in the downtown area, directly accessed from McCarty Street, a major thoroughfare through Jefferson City. The property was originally completed and opened in 1987, followed by further renovations in 2000. The
     Jefferson City Capitol Plaza Property's amenities include gift shop, exercise room, indoor pool and 22,856 sf of meeting space.

     CORAL SPRINGS MARRIOTT PROPERTY is a full-service, 223-room hotel located in Broward County (southeast coast of Florida) with good access from local and regional roadways including I-595 (east/west) and I-75 (north/south).
     The area surrounding the property contains primarily retail and office space. The property was originally completed and opened in 1999, followed by further renovations in 2005. The Coral Springs Marriott Property's amenities include gift shop, fitness center, outdoor swimming pool, business center and 13,588 sf of meeting space.

     CEDAR RAPIDS MARRIOTT PROPERTY is a full-service, 219-room hotel located in the northeast section of Cedar Rapids (eastern Iowa), near I-380, the major north/south roadway through the region. The property is situated approximately five miles north of the central business district with surrounding roadways connecting with Waterloo to the north, and Iowa City to the south. The property was originally completed and opened in 1988, followed by further renovations in 2004. The Cedar Rapids Marriott
     Property's amenities include swimming pool, fitness center, sun deck, gift shop, business center, concierge services and 17,775 sf of meeting space.

o    THE BORROWER. The borrower is Atrium Finance I, LP, a special-purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the JQH Hotel Portfolio B Loan. John
     Q. Hammons Hotels, L.P. is the guarantor of the non-recourse carve-outs of the JQH Hotel Portfolio B Loan. John Q. Hammons Hotels, L.P. was
     established in 1989 and its indirect principals include a founding member of the Starwood Capital Group as well as iStar Financial, Inc. John Q.
     Hammons Hotels, L.P.'s investments are comprised of equity interests in the borrower and in certain other entities that own other hotels (including the borrower under the JQH Hotel Portfolio A Loan).

o    ESCROWS. At origination, the borrower was required to deposit $218,750, which represented deferred maintenance and environmental work, and
     $3,502,526, which represented capital expenditures under property improvement plans required by certain of the franchisors of the properties.
     Additionally, the loan documents required certain escrows to be funded at origination in respect of real estate taxes, ground rents and insurance premiums.

     The loan documents also provide for the monthly funding of a reserve for real estate taxes, ground rents and insurance premiums in respect of the
     JQH Hotel Portfolio B Properties. In addition, the loan documents require the borrower to fund an FF&E reserve starting in January 2006 in the monthly amount equal to 4% of the trailing 12 month operating income from the JQH Hotel Portfolio B Properties, with a credit commencing in October
     2008 for certain excess amounts spent in the calendar year 2005 on FF&E.

     In lieu of cash escrows and reserves, the loan documents permit the borrower to post a letter of credit or provide a guaranty from John Q.
     Hammons Hotels, L.P. so long as John Q. Hammons Hotels, L.P. maintains a net worth of at least $120 million and the aggregate amount of the guarantees delivered pursuant to the loan documents does not exceed $8.5 million. At origination, the borrower delivered guarantees from John Q.
     Hammons Hotels, L.P. in respect of all of the escrows and reserves.

o    LOCKBOX AND CASH MANAGEMENT. The JQH Hotel Portfolio B Loan requires a lockbox throughout the term of the JQH Hotel Portfolio B Loan. The loan documents require the borrower to deposit or cause to be deposited in a lender-controlled account all credit card receivables and other cash revenue from the JQH Hotel Portfolio B Properties received within two business days of receipt by the borrower, the property manager or the JQH
     Operator Lessee (as defined below), as the case may be. Provided no event of default is then continuing under

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]
GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

                                      -59-

TEN LARGEST MORTGAGE LOANS - JQH HOTEL PORTFOLIO B
--------------------------------------------------------------------------------

     the JQH Hotel Portfolio B Loan, all amounts then contained in the lockbox are swept to the borrower at the end of each business day (or on a less frequent basis at the borrower's election).

o    PROPERTY MANAGEMENT. Each of the JQH Hotel Portfolio B Properties is leased to Atrium TRS, I, LP (the "JQH B OPERATOR LESSEE"), a special-purpose entity affiliated with John Q. Hammons Hotels, L.P., which operates the JQH
     Hotel Portfolio B Properties. The JQH B Operator Lessee has pledged all of its interests in the operating leases, subleases, FF&E, accounts and its other assets in connection with the JQH B Operator Lessee's guaranty of the
     JQH Hotel Portfolio B Loan.

     The JQH Hotel Portfolio B Properties are managed by John Q. Hammons Hotels
     Management, LLC pursuant to a management agreement between the property manager and the JQH B Operator Lessee. John Q. Hammons Hotels Management,
     LLC is also the manager of the JQH Hotel Portfolio A Properties. The management fees are based on actual costs and expenses (including an allocable portion of overhead and salaries) and are currently approximately
     1.5% of gross revenues. The management fees are capped at the rate that would be obtained in an arms-length negotiation. Upon an event of default under the JQH Hotel Portfolio B Loan, the lender may require the borrower to exercise, or cause the JQH B Operator Lessee to exercise, its right under the management agreement to request the replacement of the property manager's senior management with individuals reasonably satisfactory to the lender (and under the management agreement, the property manager is not permitted to unreasonably deny such request). Upon foreclosure or deed-in-lieu of foreclosure on a property, the management agreement is terminable by the property owner with respect to that property without payment of any termination fee or similar amount. The management agreement is subordinate to the JQH Hotel Portfolio B Loan.

     Other than the hotel located at Jefferson City, Missouri, which is operated as an independent hotel, each of the JQH Hotel Portfolio B Properties are operated under a franchise flag. Three of the JQH Hotel Portfolio B
     Properties are operated under an Embassy Suites flag, one is operated under a Holiday Inn flag, two are operated under a Marriott flag and one is operated under a Renaissance flag.

o    DEFEASANCE AND SUBSTITUTION. From and after the second anniversary of the
     Issue Date, provided no event of default is then continuing with respect to the JQH Hotel Portfolio B Loan Group, the borrower may obtain the release of one or more of the JQH Hotel Portfolio B Properties by defeasing with permitted government securities individual properties comprising the JQH
     Hotel Portfolio B, subject to the satisfaction of certain requirements, including, (i) unless the JQH Hotel Portfolio B Loan Group is defeased in full, a JQH Hotel Portfolio B DSCR for the 12 month period ending on the fiscal quarter most recently ended (after giving effect to such defeasance and excluding interest expense on the aggregate amount defeased) of not less than 1.35x, (ii) delivery of defeasance collateral sufficient that provides payments on a portion of the JQH Hotel Portfolio B Loan Group equal to the JQH Defeasance Amount and (iii) written confirmation from each rating agency that the release would not cause the downgrade, withdrawal or qualification of the then current ratings of any class of the series
     2005-GG5 certificates. The debt service coverage ratio for the JQH Hotel
     Portfolio B Loan Group (the "JQH HOTEL PORTFOLIO B DSCR") is calculated based on trailing 12 months' net operating income and a loan constant of
     6.80%. The "JQH DEFEASANCE AMOUNT" under the JQH Hotel Portfolio B Loan
     Group is (1) 102%, until 5% of the JQH Hotel Portfolio B Loan Group has been defeased; then (2) 110%, until 10% of the JQH Hotel Portfolio B Loan has been defeased; then (3) 115%, until 20% of the JQH Hotel Portfolio B
     Loan Group has been defeased; then (4) 120%, until 30% of the JQH Hotel
     Portfolio B Loan Group has been defeased; and then (z) 125%.

     Additionally, the borrower is permitted until October 6, 2014 to substitute up to two of the JQH Hotel Portfolio B Properties with other properties which have values (based on an appraisal less than three months old) equal to or greater than the higher of (x) the initial appraised value of the corresponding replaced properties and (y) the then current value (based on an appraisal less than twelve months old) of the replaced property (which may be

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

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GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

                                      -60-

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--------------------------------------------------------------------------------

     tested in the aggregate), subject to the satisfaction of certain requirements, including (i) a JQH Hotel Portfolio B DSCR (after giving effect to the property substitution) for the 12 month period ending on the fiscal quarter then most recently ended of not less than 1.35x, and (ii)
     with respect to the second property substitution but not the first property substitution, written confirmation from each rating agency that the release would not cause the downgrade, withdrawal or qualification of the then current ratings of any class of the series 2005-GG5 certificates.

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS.  Not permitted.

o    TERRORISM INSURANCE. The loan documents require the borrower to maintain
     "all-risk" insurance in an amount equal to 100% of the full replacement cost of the JQH Hotel Portfolio B Properties. This insurance must have a deductible that does not exceed $500,000, provided that a loss limit of not less than $300,000,000 is permitted, subject to the lender's reasonable approval in the case of any addition after the origination date of any real property covered under the same umbrella policy. The borrower is also required to obtain coverage for terrorism (either as part of its "all-risk"
     policy or as a separate policy) providing casualty insurance in an aggregate amount equal to not less than $70,000,000 per occurrence, and business interruption and liability coverage consistent with the requirements set forth in the loan documents, if and to the extent that this coverage (i) is then being obtained by prudent owners of real estate in the United States of a similar type and quality and in a similar location to the applicable JQH Hotel Portfolio B Properties, or (ii) is otherwise available for an annual premium (computed after taking into account the effect of any subsidies or credits that may be provided to the borrower by or pursuant to any law, regulation, policy or other initiative relating to the purchase and/or maintenance of terrorism insurance enacted by any governmental authority) that is less than or equal to the product of
     (x) $10,000 (as adjusted on each anniversary of the originate date by a percentage equal to the percentage increase in the consumer price index during the preceding twelve-month period), times (y) the number of JQH
     Hotel Portfolio B Properties (the "JQH MAXIMUM PREMIUM"). If neither clause
     (i) nor clause (ii) of the preceding sentence is satisfied, then the borrower is required obtain terrorism coverage (at a premium that does not exceed the JQH Maximum Premium) from such insurers, and with such coverage, as shall be acceptable to the lender in its reasonable discretion.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

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GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

                                      -61-

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--------------------------------------------------------------------------------

                   [3 PHOTOS OF 1425 NEW YORK AVENUE OMITTED]

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

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GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

                                      -62-

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--------------------------------------------------------------------------------

                      [MAP OF 1425 NEW YORK AVENUE OMITTED]

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

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GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

                                      -63-

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----------------------------------------------------------
                  PROPERTY INFORMATION

Number of Mortgaged Real Properties                     1
Location (City/State)                      Washington, DC
Property Type                                      Office
Size (sf)                                         276,018
Percentage Occupancy as of July 31, 2005           100.0%
Year Built                                           1991
Appraisal Value                              $149,100,000
Underwritten Occupancy                              97.5%
Underwritten Revenues                         $12,482,052
Underwritten Total Expenses                    $3,212,093
Underwritten Net Operating Income (NO          $9,269,959
Underwritten Net Cash Flow (NCF)               $8,883,640

---------------------------------------------------------

---------------------------------------------------------
              MORTGAGE LOAN INFORMATION

Originator                                         Archon
Cut-off Date Principal Balance               $105,770,000
Cut-off Date Principal Balance PSF/Unit           $383.20
Percentage of Initial Mortgage Pool Balance          2.5%
Number of Mortgage Loans                                1
Type of Security                               Fee Simple
Mortgage Rate                                      5.150%
Original Term to Maturity (Months)                     84
Original Amortization Term (Months)         Interest Only
Cut-off Date LTV Ratio                              70.9%
LTV Ratio at Maturity                               70.9%
Underwritten DSCR on NOI                            1.68x
Underwritten DSCR on NCF                            1.61x
---------------------------------------------------------

o    THE LOAN. The mortgage loan (the "1425 NEW YORK AVENUE LOAN") is evidenced by a single note and is secured by a first mortgage encumbering an office building located at 1425 New York Avenue, Washington, D.C. (the "1425 NEW
     YORK AVENUE PROPERTY"). The 1425 New York Avenue Loan was originated on
     June 15, 2005 by Archon Financial, L.P. and was subsequently purchased by
     Goldman Sachs Mortgage Company. The 1425 New York Avenue Loan represents approximately 2.5% of the initial mortgage pool balance, had an original principal balance of $105,770,000, has an aggregate principal balance as of the cut-off date of $105,770,000 and an interest rate of 5.15%. The proceeds from the 1425 New York Avenue Loan were used to acquire the 1425
     New York Avenue Property.

     The 1425 New York Avenue Loan had an initial term of 84 months and has a remaining term of 80 months. The 1425 New York Avenue Loan requires payments of interest only until the maturity date. The scheduled maturity date is the payment date in July 2012. Voluntary prepayment of the 1425 New
     York Avenue Loan is prohibited until the payment date in April 2012.
     Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United States of
     America is permitted at any time after the second anniversary of the securitization of the 1425 New York Avenue Loan.

o    THE PROPERTY. The 1425 New York Avenue Property is a 13-story, 276,018 sf
     Class-A office building, located in Washington, DC. The 1425 New York
     Avenue Property was built in 1991 and purchased by RPT 1425 New York Avenue
     LLC, an affiliate of Republic Properties Corp. ("RPC") in June 2005 for
     $151,500,000. As of July 31, 2005, the 1425 New York Avenue Property was
     100.0% leased to five tenants. The 1425 New York Avenue Property consists of 273,685 sf of multi-tenant office space, leased entirely to U.S.
     Government agencies, and 2,333 sf of retail space located at street level.

     The three largest leases in the building are leased to U.S. Government agencies and represent approximately 99.2% of the space, including leases to GSA Justice Dept. (85.4% or 235,746 sf) (the "GSA JUSTICE DEPT. LEASE"),
     GSA Treasury Dept. (8.6% or 23,612 sf) (the "GSA TREASURY DEPT. LEASE") and
     GSA US Kids (5.2% or 14,327 sf) (the "GSA US KIDS LEASE").

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]
GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

                                      -64-

TEN LARGEST MORTGAGE LOANS - 1425 NEW YORK AVENUE
--------------------------------------------------------------------------------

     The following table presents certain information relating to the major tenants at the 1425 New York Avenue Property:

           LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT

                                                                                  % OF TOTAL     ANNUALIZED
                                                                    ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                        CREDIT RATING (1)                  % OF    UNDERWRITTEN   UNDERWRITTEN    BASE RENT      LEASE
   TENANT NAME        (FITCH/MOODY'S/S&P)        NRSF      NRSF      BASE RENT      BASE RENT    ($ PER NRSF)  EXPIRATION
-----------------     -------------------      --------   -----    ----------      ----------    ------------  ----------

GSA Justice Dept.           NR/NR/AAA           235,746    85.4%    $9,686,803         84.9%          $41.09   12/31/2014
GSA Treasury Dept.          NR/NR/AAA            23,612     8.6        915,673          8.0           $38.78   12/5/2013
GSA US Kids                 NR/NR/AAA            14,327     5.2        719,932          6.3           $50.25   6/28/2006
New York Cafe               NR/NR/NR              1,571     0.6         58,520          0.5           $37.25   12/31/2008
New York Convenience        NR/NR/NR                762     0.3         29,718          0.3           $39.00   12/31/2008
Vacant Space                                          0     0.0              0          0.0            $0.00
-----------------                              --------   -----    ----------      ----------    ------------
TOTAL/WTD. AVG. ALL TENANTS                     276,018   100.0%   $11,410,646        100.0%          $41.34
                                                =======   ======   ===========        =====

----------

(1) Certain ratings are those of the parent company whether or not the parent guarantees the Lease.

     The following table presents certain information relating to the lease rollover schedule at the 1425 New York Avenue Property:

                          LEASE EXPIRATION SCHEDULE (1)

                                                                                     % OF TOTAL       ANNUALIZED
                                                                     ANNUALIZED      ANNUALIZED      UNDERWRITTEN
                            EXPIRING      % OF       CUMULATIVE     UNDERWRITTEN    UNDERWRITTEN      BASE RENT
 YEAR ENDING DECEMBER 31,     NRSF     TOTAL NRSF   OF TOTAL NRSF    BASE RENT       BASE RENT       ($ PER NRSF)
-------------------------     ----     ----------   -------------    ---------       ---------       ------------

2005                               0        0.0%          0.0%              $0         0.0%              $0.00
2006                          14,327        5.2           5.2%         719,932         6.3              $50.25
2007                               0        0.0           5.2%               0         0.0               $0.00
2008                           2,333        0.9           6.1%          88,238         0.8              $37.82
2009                               0        0.0           6.1%               0         0.0               $0.00
2010                               0        0.0           6.1%               0         0.0               $0.00
2011                               0        0.0           6.1%               0         0.0               $0.00
2012                               0        0.0           6.1%               0         0.0               $0.00
2013                          23,612        8.6          14.7%         915,673         8.0              $38.78
2014                         235,746       85.4         100.0%       9,686,803        84.9              $41.09
2015 & Thereafter                  0        0.0           0.0%               0         0.0               $0.00
Vacant                             0        0.0         100.0%               0         0.0               $0.00
                             -------      -----         ------     -----------       ------             ------
TOTAL/WTD. AVG.              276,018      100.0%                   $11,410,646       100.0%             $41.34
                             =======      =====                    ===========       =====

----------
(1) Calculated based on approximate square footage occupied by each tenant.

o    THE BORROWER. The borrower is RPT 1425 New York Avenue LLC, a single-purpose, single-asset entity. Legal counsel to the borrower has delivered a non-consolidation opinion in connection with the origination of the 1425 New York Avenue Loan. The borrower of the 1425 New York Avenue
     Loan is directly owned 100% by RPT 1425 Holdings LLC. Richard L. Kramer,
     Mark Keller, Steven A. Grigg and Republic Properties Corporation are the
     guarantors of the non-recourse carve-outs under the 1425 New York Avenue
     Loan.

o    ESCROWS. At origination, the borrower deposited $464,016, which represented the rent credit due to the GSA Justice Department under its lease. On
     September 15, 2005 and September 22, 2005, the borrower deposited an additional $3,000,000 and $2,033,599, respectively, which represents the unexpended amount of the tenant improvement allowance to the GSA Justice
     Department under its lease. Additionally, loan documents provide for monthly escrow in the amount of $114,948 for real estate taxes and insurance premiums and $3,459 into a replacement reserve.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]
GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

                                      -65-

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--------------------------------------------------------------------------------

o    LOCKBOX AND CASH MANAGEMENT. The 1425 New York Avenue Loan requires a hard lockbox, which is already in place. The loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled lockbox account. The loan documents require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day after receipt and the borrower instructs all tenants to send rents directly to the lockbox account. On each business day, provided no event of default is continuing under the 1425 New York
     Avenue Loan, all funds in the lockbox account in excess of the monthly debt service, any required reserves under the loan documents and all other amounts then due to the lender will be remitted to an account specified by the borrower. During the continuance of an event of default under the 1425
     New York Avenue Loan, the lender may apply any funds in the lockbox account to the obligations of the borrower under the 1425 New York Avenue Loan in such order of priority as the lender may determine.

o    PROPERTY MANAGEMENT. The 1425 New York Avenue Property is currently managed by Republic Properties Corporation, an affiliate of the borrower, pursuant to a management agreement. The property manager of the 1425 New York Avenue
     Property is currently entitled to (1) a base management fee in an amount equal to 1.5% of certain income derived by the borrower from the 1425 New
     York Avenue Property and (2) a construction management fee in an amount equal to 10% of direct design and construction costs relating to the construction of all tenant improvements of the 1425 New York Avenue
     Property for any tenant's space after the construction of the initial tenant improvements for such space or for any long-term capital repairs or approved remodeling of the 1425 New York Avenue Property and 5% of such direct construction costs for profit. Under the loan documents, the 1425
     New York Avenue Property may be managed by a reputable and experienced management organization possessing experience in managing properties similar in size, scope and value as the 1425 New York Avenue Property for whom each rating agency has confirmed in writing that the management of the
     1425 New York Avenue Property by such entity will not cause the downgrade, withdrawal or qualification of the then current ratings of any class of the series 2005-GG5 certificates. The lender may require the borrower to replace the property manager if an event of default under the 1425 New York
     Avenue Loan has occurred and the lender has accelerated the loan or if the property manager becomes insolvent or upon a material default by the property manager.

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. Concurrent with the origination of the 1425 New York Avenue Loan, Goldman Sachs Mortgage Company originated a
     $28,230,000 mezzanine loan and subsequently funded an additional $3,000,000 to RPT 1425 Holdings LLC, the 100% owner of the sole member of the borrower. The outstanding principal balance of the mezzanine loan matures on the earliest to occur of (i) the payment date in July 2006, (ii) the date the 1425 New York Avenue Property is transferred in its entirety or when the borrower becomes controlled by Republic Properties Trust, a to be formed Maryland Corporation, or (iii) the date of payment in full of the
     1425 New York Avenue Loan. As of the cut-off date, the principal balance on the mezzanine loan is $31,230,000. The interest rate under the mezzanine loan is LIBOR plus 5.50% from the ninety (90) day period commencing on June
     15, 2005, LIBOR plus 6.50% for the succeeding ninety (90) days, and LIBOR plus 7.00% for the balance of the term. The mezzanine loan is subject to certain cash management controls as set forth in the mezzanine loan agreement. The mezzanine loan is secured by a pledge of the equity interests in the mortgage borrower. Pursuant to an intercreditor agreement executed between the mortgage lender and the mezzanine lender, the mezzanine lender possesses the right to cure a default under the mortgage loan documents. In addition, if the 1425 New York Avenue Loan has been accelerated, the mortgage lender is taking enforcement action, or the 1425
     New York Avenue Loan is "specially serviced", the mezzanine lender may purchase the 1425 New York Avenue Loan at a price at least equal to the outstanding principal balance of the 1425 New York Avenue Loan plus all interest accrued thereon. The mortgage lender may not amend the mortgage loan documents without the consent of the holder of the mezzanine loan if the amendment increases the interest rate or principal amount of the 1425
     New York Avenue Loan, modifies the maturity date, or otherwise amends certain specified terms. Upon the occurrence of an event of default under the mezzanine loan

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]
GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

                                      -66-

TEN LARGEST MORTGAGE LOANS - 1425 NEW YORK AVENUE
--------------------------------------------------------------------------------

     documents, the mezzanine lender may foreclose upon the equity interests in the mortgage borrower. Transfer of the mezzanine lender's interest in the mezzanine loan is governed by the terms of the intercreditor agreement, which generally prohibits transfers of more than 49% of the mezzanine lender's interest in the mezzanine loan unless such transfer is to a
     "qualified transferee" under the intercreditor agreement or rating agency approval has been obtained.

o    TERRORISM INSURANCE. The loan documents require that the all risk insurance policies required to be maintained by the borrower provide coverage for terrorism in an amount equal to 100% of the full replacement cost of the
     1425 New York Avenue Property. The borrower is permitted to maintain such terrorism coverage through a blanket policy with a deductible in an amount acceptable to the lender and no larger than is customary for similar properties in the geographic market in which the 1425 New York Avenue
     Property is located and in any event not in excess of $250,000 unless agreed to in writing by the lender. See "Risk Factors--Risks Related to the
     Underlying Mortgage Loans" in the prospectus supplement.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]
GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

                                      -67-

TEN LARGEST MORTGAGE LOANS - CROSS POINT
--------------------------------------------------------------------------------

                        [2 PHOTOS OF CROSS POINT OMITTED]

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]
GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

                                      -68-

TEN LARGEST MORTGAGE LOANS - CROSS POINT
--------------------------------------------------------------------------------

                          [MAP OF CROSS POINT OMITTED]

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]
GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

                                      -69-

TEN LARGEST MORTGAGE LOANS - CROSS POINT
--------------------------------------------------------------------------------

------------------------------------------------------------------
                  PROPERTY INFORMATION

Number of Mortgaged Real Properties                             1
Location (City/State)                       Lowell, Massachusetts
Property Type                                              Office
Size (sf)                                               1,234,504
Percentage Leased as of September 8, 2005                   73.6%
Year Built/Year renovated                               1985/1995
Appraisal Value                                      $118,500,000
Underwritten Occupancy                                      73.6%
Underwritten Revenues                                 $20,747,986
Underwritten Total Expenses                            $9,825,140
Underwritten Net Operating Income (NOI)               $10,922,846
Underwritten Net Cash Flow (NCF)                       $9,788,688

------------------------------------------------------------------

---------------------------------------------------------------
              MORTGAGE LOAN INFORMATION

Originator                                                GCFP
Cut-off Date Principal Balance                     $86,000,000
Cut-off Date Principal Balance PSF/Unit                 $69.66
Percentage of Initial Mortgage Pool Balance               2.0%
Number of Mortgage Loans                                     1
Type of Security                                    Fee Simple
Mortgage Rate                                           5.470%
Original Term to Maturity (Months)                          60
Original Amortization Term (Months)              Interest Only
Cut-off Date LTV Ratio                                   72.6%
LTV Ratio at Maturity                                    72.6%
Underwritten DSCR on NOI                                 2.29x
Underwritten DSCR on NCF                                 2.05x
---------------------------------------------------------------

o    THE LOAN. The mortgage loan (the "CROSS POINT LOAN") is evidenced by a single note and is secured by a first mortgage encumbering a class-A office complex located in Lowell, Middlesex County, Massachusetts (the "CROSS
     POINT PROPERTY"). The Cross Point Loan represents approximately 2.0% of the initial mortgage pool balance. The Cross Point Loan was originated on
     September 8, 2005, had an original principal balance and a principal balance as of the cut-off date of $86,000,000, and an interest rate of
     5.47% per annum. The DSCR and LTV on the Cross Point Loan are 2.05x and
     72.6%, respectively. The proceeds of the Cross Point Loan were used to acquire and recapitalize the Cross Point Property for approximately
     $112,000,000. Including reserves, escrows and costs of approximately
     $3,500,000, the borrower invested approximately $29,500,000 in the project at origination.

     The Cross Point Loan has an initial term of 60 months and a remaining term of 58 months. The Cross Point Loan requires payments of interest only for the entire term. The scheduled maturity date is September 6, 2010.
     Voluntary prepayment of the Cross Point Loan is prohibited prior to the payment date of July 6, 2010 and permitted on such payment date and thereafter without a penalty. Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted from December 6, 2007.

o    THE PROPERTY. The Cross Point Property is a 1,234,504 sf class-A office complex located at 900 Chelmsford Street, in Lowell, Middlesex County,
     Massachusetts. The Property consists of three 13- and 14-story towers constructed between 1980 and 1985 that have been extensively renovated and converted into a multi-tenant, class-A office complex in 1995. The Property offers floor plans that range in size from 28,000 sf to 36,000 sf with the potential for 96,000 sf of contiguous space. The Cross Point Property has a prominent location at the interchange of I-495, Route 3 and the Lowell
     Connector, which provides immediate access to the western suburbs of Boston and suburban southern New Hampshire.

     As of September 8, 2005, the Cross Point Property was 73.6% leased to 25 tenants. The Cross Point Property is leased to a diverse mix of high-quality tenants including: Cisco Systems (recently vacated, as described below), Internal Revenue Service, JP Morgan Chase, Eastman Kodak,
     Verizon, and MetLife. Investment-grade tenants represent approximately 28%
     of the total net rentable area and 36% of total annualized underwritten base rent and the six largest tenants account for 52% of the total net rentable area. Parexel (a current tenant at the property), a pharmaceutical and biotechnology firm with over 5,100 employees worldwide, signed an amendment to their current lease increasing their existing 72,632 sf by an additional 36,316 sf. Leasing activity in the third quarter of 2005 includes the expansion of Parexel (108,948 sf) and the signing of two new leases: Virtual Iron Software (27,306 sf) and Lyrix (14,528 sf). The two
     new tenants are expected to take occupancy in October 2005 and December
     2005, respectively. The Parexel lease includes a right of first refusal for several

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

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GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

                                      -70-

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--------------------------------------------------------------------------------

     floors which will allow the tenant to potentially expand into a total of approximately 168,000 sf at higher rents. The right of first refusal provides for increases in the current base rent as existing tenants roll.

     The following table presents certain information relating to some of the largest tenants at the Cross Point Property:

                  LARGEST TENANTS BASED ON ANNUALIZED BASE RENT

                                                                    ANNUALIZED    % OF TOTAL     ANNUALIZED
                                                                   UNDERWRITTEN   ANNUALIZED    UNDERWRITTEN
                              CREDIT RATING       TENANT    % OF     BASE RENT   UNDERWRITTEN     BASE RENT
       TENANT NAME        (FITCH/MOODY'S/S&P)(1)   NRSF     NRSF        ($)       BASE RENT     ($ PER NRSF)   LEASE EXPIRATION
------------------------  ----------------------  ------   -----   ------------  ------------   ------------ ---------------------

Cisco Systems                   NR/NR/NR         166,848   13.5%    $3,975,536       23.4%         $23.83    6/30/07 & 12/31/06(2)
Internal Revenue Service       AAA/Aaa/AAA       136,265   11.0      3,206,894       18.9          $23.53    5/28/06 & 2/25/12(3)
Eastman Kodak                  BB-/Ba3/B+         72,632    5.9      2,106,324       12.4          $29.00          1/31/08
Parexel                         NR/NR/NR         108,948    8.8      1,942,908       11.4          $17.83        12/31/11(4)
MetLife                          A/A2/A           56,212    4.6      1,096,140        6.5          $19.50         5/31/2014
JP Morgan Chase                 A+/Aa3/A+         91,646    7.4      1,085,699        6.4          $11.85          12/31/06
Verizon                         A+/NR/A+          66,580    5.4        621,876        3.7           $9.34    9/30/06 & 3/31/10(5)
                                               ---------  -----    -----------      ------         ------
TOTAL LARGEST TENANTS                            699,131   56.6%   $14,035,377       82.7%         $20.08
Other Tenants(6)                                 208,991   73.6      2,933,826       17.3          $14.04
Vacant Space                                     326,382   26.4
                                               ---------  -----    -----------      ------         ------
TOTAL/WTD. AVG. ALL TENANTS                    1,234,504  100.0%   $16,969,203      100.0%         $18.69
                                               =========  =====    ===========      =====

----------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)  95,310 sf expires on 6/30/07 and 71,538 sf expires on 12/31/06. 31,770 sf of Cisco Systems space is sub-let, the remainder is dark.
(3)  80,053 sf expires on 5/28/06 and 56,212 sf expires on 2/25/12.
(4)  Includes executed lease amendment for expansion into 36,316 sf at annual base rent psf of $13.00. (5) 3,040 sf expires on 9/30/06 and 63,540 sf expires on 3/31/10.
(6)  Includes two recently signed leases: Lyrix (14,528 sf, expected to take occupancy 12/1/05) and Virtual Iron Software (27,306 sf, expected to take occupancy 10/14/05).

     Cisco Systems recently moved to a separate corporate campus and has vacated all of their 166,848 sf of space and is currently subleasing 31,770 sf to other tenants at the Cross Point Property. As of September 8, 2005 Cisco
     Systems is paying rent and is current on its lease obligations.

     The Cross Point Property features a 20,000 sf conference center, a 505-seat auditorium for large meetings or presentations. The 200-seat "Patriot
     Room," is a multi-purpose meeting room with easily customizable seating and table arrangements. There are five additional conference rooms and an executive dining area. Building facilities also include two full-service cafeterias, a fitness center, childcare center, dry cleaning services, shoe repair, film development, a Starbucks lobby shop and a hair salon.

     The Cross Point Property maintains approximately 1,280 parking spaces located on the 15.22 acre site, 306 of which are located in a two-level structured parking facility. In addition, approximately 2,744 additional parking spaces are located at the adjacent 14-screen movie theater property owned and operated by National Amusements. A reciprocal easement agreement gives the borrower permission to use the National Amusements' parking area in exchange for the reimbursement of approximately 43% of the operating costs (primarily land taxes) on the National Amusements' site. Such costs are included in the borrower's budgeted operating expenses for the Cross
     Point Property. In total, the Cross Point Property has use of more than
     4,000 parking spaces (3.2 per 1,000 sf).

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

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GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

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--------------------------------------------------------------------------------

     The following table presents certain information relating to the lease rollover schedule at Cross Point Campus Property:

                          LEASE EXPIRATION SCHEDULE(1)

                                                                                          % OF TOTAL     ANNUALIZED
                                                                           ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                                                % OF        CUMULATIVE    UNDERWRITTEN   UNDERWRITTEN    BASE RENT
YEAR ENDING DECEMBER 31,    EXPIRING NRSF   TOTAL NRSF    OF TOTAL NRSF  BASE RENT ($)    BASE RENT    ($ PER NRSF)
------------------------    -------------   ----------    -------------  -------------    ---------    ------------

2005                             32,657          2.6%           2.6%         $540,348         3.2%         $16.55
2006                            311,521         25.2           27.9%        4,357,249        25.7          $13.99
2007                            112,960          9.2           37.0%        3,037,124        17.9          $26.89
2008                             84,440          6.8           43.9%        2,286,396        13.5          $27.08
2009                             26,089          2.1           46.0%          270,964         1.6          $10.39
2010                             78,068          6.3           52.3%          821,556         4.8          $10.52
2011                            149,963         12.1           64.5%        2,571,732        15.2          $17.15
2012                             56,212          4.6           69.0%        1,987,694        11.7          $35.36
2013                                  0          0.0           69.0%                0         0.0           $0.00
2014                             56,212          4.6           73.6%        1,096,140         6.5          $19.50
2015                                  0          0.0           73.6%                0         0.0           $0.00
Vacant                          326,382         26.4          100.0%                0         0.0           $0.00
                              ---------        -----          ------      -----------       -----          ------
TOTAL/WTD. AVG.               1,234,504        100.0%                     $16,969,203       100.0%         $18.69
                              =========        =====                      ===========       =====

----------

(1) Calculated based on approximate square footage occupied by each tenant.

o    THE BORROWER. The borrower is Cross Point Limited Partnership (the "CROSS
     POINT BORROWER"), a special purpose, bankruptcy-remote entity with two independent directors. Legal counsel to the Cross Point Borrower delivered a non-consolidation opinion in connection with the origination of the Cross
     Point Loan. The sponsors of the borrower are: Page Mill Properties, L.P.,
     Public Sector Pension Investment Board, and Robert Mashaal, an individual associated with Yale Properties, each owning or controlling approximately a
     33% interest in the borrower through affiliates. Page Mill Properties, L.P.
     is an affiliate of Divco West Properties Inc., a fully integrated real estate investment management company and fund sponsor. Since its inception in 1993, Divco West Properties Inc. has acquired, managed, and leased over
     14 million sf and sold over 9 million sf of commercial properties in
     Silicon Valley, San Francisco, Los Angeles, Denver, Phoenix and other markets. Divco West Properties Inc. currently manages over $838 million in real estate assets. Public Sector Pension Investment Board is a crown corporation established in 1999 by the Canadian Parliament. The corporation's mandate is to manage employer and employee contributions made after April 1, 2000 to the federal Public Service, the Canadian Forces and the Royal Canadian Mounted Police pension funds. Annual net contributions to these pension funds exceed $3.5 billion. Yale Properties USA, a privately owned real estate operating company with offices in San Diego and
     Boston. The company is a fully integrated real estate firm and offers a complete range of services including acquisitions, development, leasing, management, financing, and disposition activities. Formed in 1991 as an independent affiliate of Yale Properties Limited of Canada, the company has invested in over 6 million sf of real estate in the United States. Robert
     Mashaal is the President of Yale Properties USA. Page Mill Properties,
     L.P., Public Sector Pension Investment Board, and Robert Mashaal are the
     non-recourse carve-out guarantors; however, the aggregate recourse guaranty is capped at $3,250,000. After the Cross Point Loan closing, the sponsors retained a $30,000,000 cash equity investment in the Cross Point Property.

o    ESCROWS. The Cross Point Loan documents provide for certain escrows for real estate taxes and insurance. At closing, the borrower deposited
     $744,490 into a deferred maintenance reserve for the payment of short term or immediate required repairs at the Cross Point Property. At closing, the
     Cross Point Borrower deposited $1,054,474 (equivalent to $1.15 psf) for the payment of tenant improvement and leasing commissions costs associated with new or renewal tenants at the Cross Point Property. In addition, the Cross
     Point Borrower is

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]
GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

                                      -72-

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--------------------------------------------------------------------------------

     required to deposit $20,575 (equivalent to $0.20 psf per year) each month into a replacement reserve for ongoing capital expenditures.

o    LOCKBOX AND CASH MANAGEMENT. The Cross Point Loan requires a hard lockbox, which is already in place. The Cross Point Loan documents require the Cross
     Point Borrower to direct tenants to pay their rents directly to a lender controlled hard lockbox. The loan documents also require that all rents received by the Cross Point Borrower or the property manager be deposited into the lender controlled account (as well as any other rents, receipts, security deposits or payments related to lease termination or default)
     within one business day of receipt. On each regularly scheduled payment date, any amounts remaining in the lender controlled account, after payment of debt service, required reserves and operating expenses, are returned to the Cross Point Borrower, unless a Cash Trap Period is continuing. A "CASH
     TRAP PERIOD" means any period during which (i) an event of default is continuing or (ii) the debt service coverage ratio (calculated assuming a
     30-year amortization schedule) is less than 1.10x if no portion of an approved mezzanine loan is outstanding and 1.00x if any portion of an approved mezzanine loan is outstanding (a "DSCR CASH TRAP PERIOD"). The loan documents provide that if a DSCR Cash Trap Period is continuing for two consecutive calendar quarters, the lender may use the residual cash
     (after payment of debt service, operating expenses and any required reserves under the loan documents) to purchase defeasance eligible collateral and apply the proceeds of such collateral to pay a portion of the monthly payments due under the Cross Point Loan each month.

o    PROPERTY MANAGEMENT. The property manager is Cross Point Yale Managers LLC, a Massachusetts limited liability company and an affiliate of the Cross
     Point Borrower. The property management agreement has a ten year term commencing September 8, 2005. If an event of default is continuing, if the manager is in default under the management agreement beyond any applicable notice and cure period, or upon the gross negligence, malfeasance or willful misconduct of the manager, the Cross Point Borrower is required, at the request of the lender, terminate the management agreement and replace the manager with an acceptable replacement manager. The Cross Point
     Borrower's failure to appoint an acceptable manager within sixty (60) days after the lender's request will constitute an immediate event of default.
     The Cross Point Borrower may, from time to time, appoint a successor manager to manage the Cross Point Property, provided that such successor manager and management agreement is approved in writing by the lender and the rating agencies. The contractual management fee is equal to 2.8214% of collected gross revenues from the Cross Point Property.

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. GCFP provided Cross Point Investors,
     LLC, (the "CROSS POINT MEZZANINE BORROWER") with mezzanine financing with a maximum principal amount of up to $11,500,000 (the "CROSS POINT MEZZANINE
     LOAN"), none of which amount has been advanced. The Cross Point Mezzanine
     Borrower is the indirect owner of 100% of the equity in the Cross Point
     Borrower, as it owns a 99.99% limited partnership interest in the Cross
     Point Borrower and is the sole owner of Cross Point GP, LLC, which is the sole general partner of the Cross Point Borrower (holding the remaining
     .01% direct interest in the Cross Point Borrower). GCFP will make advances under the Cross Point Mezzanine Loan to fund tenant improvement costs and leasing commissions in connection with new or replacement leases or lease renewals that are accretive in nature (as defined in the mezzanine loan documents). The mezzanine loan is coterminous with the Cross Point Loan.
     The Cross Point Mezzanine Loan requires payments of interest only for
     60-months with cumulative minimum funding thresholds of $3,833,334 on or before September 2006, $7,590,000 on or before September 2007, and
     $11,500,000 before September 2008, provided that GCFP and the Cross Point
     Mezzanine Borrower have certain funding termination options which may be exercised after March 2007. The Cross Point Mezzanine Loan is subject to cash management controls as set forth in the related loan agreement. The
     Cross Point Mezzanine Loan is secured by a pledge of the equity interests in the Cross Point Borrower. Under the Cross Point Mezzanine Loan
     documents, the mezzanine lender has the right to cure a default under the
     Cross Point Loan documents. In addition, if the Cross Point Loan has been accelerated or a foreclosure proceeding has been commenced, or the Cross
     Point Loan becomes a "specially serviced mortgage loan" as a result of a

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]
GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

                                      -73-

TEN LARGEST MORTGAGE LOANS - CROSS POINT
--------------------------------------------------------------------------------

     monetary event of default under the Cross Point Loan documents that the special servicer determines may result in an impairment of the Cross Point
     Loan, then the mezzanine lender may purchase the Cross Point Loan at par.
     The senior lender may not amend the Cross Point Loan documents without the consent of the holder of the Cross Point Mezzanine Loan if the amendment increases the interest rate or principal amount of the Cross Point Loan, modifies the maturity date, or otherwise amends certain specified terms.
     Upon the occurrence of an event of default under the Cross Point Mezzanine
     Loan documents, the mezzanine lender may foreclose upon the equity interests in the Cross Point Borrower, which would result in a change of control with respect to the Cross Point Borrower and could result in a change in the management of the Cross Point Property. Transfer of the mezzanine lender's interest in the Cross Point Mezzanine Loan is governed by the terms of the intercreditor agreement, which will prohibit transfers of more than 49% of the mezzanine lender's interest in the Cross Point
     Mezzanine Loan unless such transfer is to a "qualified transferee" under the intercreditor agreement or rating agency approval has been obtained.

     TERRORISM INSURANCE. The Cross Point Property is insured against acts of terrorism as part of its "all-risk" property coverage. The Cross Point Loan documents require the Cross Point Borrower to maintain terrorism insurance in an amount equal to 100% of the replacement cost of the Cross Point
     Property, provided that such coverage is available. See "Risk
     Factors--Risks Related to the Underlying Mortgage Loans" in the prospectus supplement.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]
GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

                                      -74-

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--------------------------------------------------------------------------------

                  [3 PHOTOS OF SHANER HOTEL PORTFOLIO OMITTED]

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

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GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

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                     [MAP OF SHANER HOTEL PORTFOLIO OMITTED]

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

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GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

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--------------------------------------------------------------------------------

---------------------------------------------------------
                  PROPERTY INFORMATION

Number of Mortgaged Real Properties                   11
Location (City/State)                            Various
Property Type                                Hospitality
Size (rooms)                                       2,247
Percentage Occupancy as of July 31,                63.3%
2005
Year Built                                       Various

Appraisal Value                             $162,600,000
Underwritten Occupancy(1)                          65.5%
Underwritten Revenues(1)                     $73,090,573
Underwritten Total Expenses(1)               $56,503,057
Underwritten Net Operating Income (NOI)(1)   $16,587,516
Underwritten Net Cash Flow (NCF)(1)          $13,663,894

--------------------------------------------------------

-------------------------------------------------------------
              MORTGAGE LOAN INFORMATION

Originator                                               GCFP
Cut-off Date Principal Balance                    $82,388,627
Cut-off Date Principal Balance PSF/Unit            $47,688.09
Percentage of Initial Mortgage Pool Balance              1.9%
Number of Mortgage Loans                                    1
Type of Security                                 Fee Simple &
                                                    Leasehold
Mortgage Rate                                           5.71%
Original Term to Maturity (Months)                        120
Original Amortization Term (Months)                       300
Cut-off Date LTV Ratio                                  65.9%
LTV Ratio at Maturity                                   50.6%
Underwritten DSCR on NOI(1)                             2.06x
Underwritten DSCR on NCF(1)                             1.69x
-------------------------------------------------------------

----------
(1)  Underwritten occupancy and revenues are based borrower's budget year-end
     2005 pro-forma, which included actual results for January-July 2005, for all properties except Paramus, Cromwell and Jacksonville. In the case of those assets, underwritings were further adjusted upwards to take into consideration the impact of recent renovations and flag conversions for the
     Cromwell and Paramus properties and the required flag conversion and renovation of the Jacksonville property.

o    THE LOAN. The mortgage loan (the "SHANER HOTEL PORTFOLIO TRUST LOAN") is evidenced by a single note and is secured by first priority mortgages encumbering a combination of fee simple (6) and leasehold (5) interests in eleven full-service, limited-service and extended-stay hotels in various states (the "SHANER HOTEL PORTFOLIO PROPERTIES"). The Shaner Hotel
     Portfolio Trust Loan represents approximately 1.9% of the initial mortgage pool balance. The Shaner Hotel Portfolio Trust Loan was originated on
     September 21, 2005, has an original principal balance of $82,500,000 and a principal balance as of the cut-off date of $82,388,627, and an interest rate of 5.71% per annum. The DSCR and LTV on the Shaner Hotel Portfolio
     Trust Loan are 1.69x and 65.9%, respectively. The proceeds of the Shaner
     Hotel Portfolio Trust Loan, together with the Shaner Hotel Portfolio Senior
     Companion Loan and Shaner Hotel Portfolio Subordinate Companion Loan (each as described below), were used to refinance existing debt totaling approximately $88,500,000.

     The Shaner Hotel Portfolio Trust Loan is a portion of a whole mortgage loan with an original principal balance of $118,500,000. The companion loans to the Shaner Hotel Portfolio Trust Loan are evidenced by two separate notes:
     (i) a companion note that is pari passu (except to the extent described below) with the Shaner Hotel Portfolio Trust Loan (the "SHANER HOTEL
     PORTFOLIO SENIOR COMPANION LOAN"), with a principal balance as of the cut-off date of $24,766,521 and (ii) a junior note (the "SHANER HOTEL
     PORTFOLIO SUBORDINATE COMPANION LOAN"), with a principal balance as of the cut-off date of $11,184,880. The Shaner Hotel Portfolio Senior Companion
     Loan and the Shaner Hotel Portfolio Subordinate Companion Loan are not
     assets of the trust. The Shaner Hotel Portfolio Trust Loan, the Shaner
     Hotel Portfolio Senior Companion Loan and the Shaner Hotel Portfolio
     Subordinate Companion Loan (collectively, the "SHANER HOTEL PORTFOLIO LOAN
     GROUP") are governed by a co-lender agreement, as described in the prospectus supplement under "Description of the Mortgage Pool--Split Loan
     Structure" and will be serviced pursuant to the terms of the 2005-GG5 pooling and servicing agreement.

     The DSCR and LTV on the Shaner Hotel Portfolio Loan Group are 1.53x and
     72.8%, respectively.

     The Shaner Hotel Portfolio Trust Loan has an initial term of 120 months and a remaining term of 119 months. The Shaner Hotel Portfolio Trust Loan amortizes on a 300-month schedule, with required monthly payments of
     $517,020.46. The scheduled maturity date is October 6, 2015. Voluntary prepayment of the Shaner Hotel Portfolio Trust Loan is prohibited prior to the payment date of August 6, 2015 and permitted on such payment date and thereafter without penalty. Defeasance with United States government securities or certain other

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

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GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

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--------------------------------------------------------------------------------

     obligations backed by the full faith and credit of the United States of
     America is permitted on the earlier of April 6, 2009 and the date that is two years after the securitization closing date for the Shaner Hotel
     Portfolio Senior Companion Loan (the "SHANER HOTEL PORTFOLIO PROPERTIES
     INITIAL DEFEASANCE DATE").

     For purposes of allocating funds following a monetary event of default or a material non-monetary event of default, and for purposes of allocating casualty and condemnation proceeds applied to pay the Shaner Hotel
     Portfolio Loan Group and liquidation proceeds, the Shaner Hotel Portfolio
     Trust Loan will be given a priority (to the extent described below) with respect to funds related to the properties located in Newport Harbor, Rhode
     Island, Jacksonville, Florida, Pittsburgh, Pennsylvania, Chattanooga,
     Tennessee, Edina, Minnesota, Durham, North Carolina, and Charleston, West
     Virginia (the "SHANER TRUST LOAN PRIORITY PROPERTIES"), and the Shaner
     Hotel Portfolio Senior Companion Loan will be given a priority (to the extent described below) with respect to funds related to the properties located in Cromwell, Connecticut, Paramus, New Jersey, Augusta, Georgia and
     Shreveport, Louisiana (the "SHANER SENIOR COMPANION LOAN PRIORITY
     PROPERTIES"). Prior to either (i) a monetary event of default with respect to the Shaner Hotel Portfolio Loan Group or (ii) a material non-monetary event of default with respect to the Shaner Hotel Portfolio Loan Group, except as described below with respect to casualty or condemnation proceeds of liquidation proceeds, the Shaner Hotel Portfolio Trust Loan, Shaner
     Hotel Portfolio Senior Companion Loan and Shaner Hotel Portfolio
     Subordinate Companion Loan are pari passu in right of payment (i.e., each of the Shaner Hotel Portfolio Trust Loan, Shaner Hotel Portfolio Senior
     Companion Loan and Shaner Hotel Portfolio Subordinate Companion Loan are
     entitled to their respective pro rata share of all payments of principal and interest, although holders of the Shaner Hotel Portfolio Trust Loan and
     Shaner Hotel Portfolio Senior Companion Loan will be paid their share prior to holders of the Shaner Hotel Portfolio Subordinate Companion Loan).
     Subsequent to either (i) a monetary event of default with respect to the
     Shaner Hotel Portfolio Loan Group or (ii) a material non-monetary event of default with respect to the Shaner Hotel Portfolio Loan Group, (A) all payments (other than liquidation proceeds or casualty and condemnation proceeds) related to Shaner Trust Loan Priority Properties will be applied in the following priority; (i) to make scheduled monthly payments of interest and principal (or following the maturity date or an acceleration, to pay interest and to apply all such funds remaining (less an amount equal to interest on the Shaner Hotel Portfolio Senior Companion Loan) to pay
     principal) on the Shaner Hotel Portfolio Trust Loan, (ii) to make scheduled monthly payments of interest and principal (or following the maturity date or an acceleration, to pay interest) on the Shaner Hotel Portfolio Senior
     Companion Loan, (iii) to repay the principal of the Shaner Hotel Portfolio
     Trust Loan until paid in full, (iv) to repay the principal of the Shaner
     Hotel Portfolio Senior Companion Loan until paid in full and (v) to pay interest and principal (until paid in full) on the Shaner Hotel Portfolio
     Subordinate Companion Loan and (B) all payments (other than liquidation proceeds or casualty and condemnation proceeds) related to Shaner Senior
     Companion Loan Priority Properties will be applied in the following priority; (i) to make scheduled monthly payments of interest and principal
     (or following the maturity date or an acceleration, to pay interest and to apply all such funds remaining (less an amount equal to interest on the
     Shaner Hotel Portfolio Trust Loan) to pay principal) on the Shaner Hotel
     Portfolio Senior Companion Loan, (ii) to make scheduled monthly payments of interest and principal (or following the maturity date or an acceleration, to pay interest) on the Shaner Hotel Portfolio Trust Loan, (iii) to repay the principal of the Shaner Hotel Portfolio Senior Companion Loan until paid in full, (iv) to repay the principal of the Shaner Hotel Portfolio
     Trust Loan until paid in full and (v) to pay interest and principal (until paid in full) on the Shaner Hotel Portfolio Subordinate Companion Loan.
     With respect to any payment made from casualty or condemnation proceeds
     (whether prior to or following an event of default), and with respect to any liquidation proceeds following an event of default, if such proceeds relate to the Shaner Trust Loan Priority Properties, such proceeds shall be applied to pay interest and principal of the Shaner Hotel Portfolio Trust
     Loan, and if such proceeds relate to the Shaner Senior Companion Loan
     Priority Properties, such proceeds shall be applied to pay interest and principal of the Shaner Hotel Portfolio Senior Companion Loan, in each case until paid in full, with any excess after such payment in full to be applied to pay interest and principal to the other such note until paid in full, and then to the Shaner Hotel Portfolio Subordinate Companion Loan
     until paid in full.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

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GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

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--------------------------------------------------------------------------------

o    THE PROPERTIES. The Shaner Hotel Portfolio Properties consists of a pool of
     11 cross-collateralized and cross-defaulted full-service, limited-service and extended-stay hotels with 2,247 total rooms. The 11 properties are geographically dispersed across 11 states, including Rhode Island,
     Pennsylvania, Minnesota, Connecticut, Tennessee, West Virginia, New Jersey,
     North Carolina, Florida, Louisiana and Georgia. The properties operate under a diverse group of franchise flags, including Marriott (3), Holiday
     Inn (2), Holiday Inn Crowne Plaza (2), Holiday Inn Sunspree (1), Holiday
     Inn Express (1) and Marriott Residence Inn (1). The following table presents certain information relating to the Shaner Hotel Portfolio
     Properties:

                                                          OWNERSHIP   YEAR      SIZE         ALLOCATED
             PROPERTY                     LOCATION        INTEREST    BUILT    (ROOMS)      LOAN AMOUNT     LOAN $/ROOM
-------------------------------------  --------------     ---------   -----     -----       -----------     -----------

SHANER TRUST LOAN PRIORITY PROPERTIES
  Newport Harbor Hotel                  Newport, RI      Fee Simple   1969      133       $23,967,601        $180,208
  Pittsburgh Marriott City Center      Pittsburgh, PA     Leasehold   1964      402        13,981,100         $34,779
  Jacksonville Holiday Inn            Jacksonville, FL   Fee Simple   1969      143        13,981,100         $97,770
  Edina Residence Inn                    Edina, MN       Fee Simple   1990      133        11,734,138         $88,227
  Chattanooga Marriott Hotel          Chattanooga, TN     Leasehold   1985      342        11,484,475         $33,580
  Durham Marriott Civic Center           Durham, NC       Leasehold   1989      187         9,736,838         $52,069
  Charleston Holiday Inn Express       Charleston, WV     Leasehold   1972      196         6,441,293         $32,864

SHANER SENIOR COMPANION LOAN PRIORITY PROPERTIES
  Cromwell Crowne Plaza                 Cromwell, CT     Fee Simple   1968      215        12,033,733         $55,971
  Paramus Crowne Plaza                  Paramus, NJ       Leasehold   1972      120         6,990,550         $58,255
  Augusta Holiday Inn                   Augusta, GA      Fee Simple   1986      150         3,994,600         $26,631
  Shreveport Holiday Inn               Shreveport, LA    Fee Simple   1982      226         3,994,600         $17,675
                                                                              -----      ------------         -------
TOTAL/WTD. AVG.                                                               2,247      $118,340,029         $52,666
                                                                              =====      ============

     NEWPORT HARBOR HOTEL is a 133-room, full-service, interior-corridor hotel located in Newport, Rhode Island. The hotel is not affiliated with a franchise. The property was built in 1969 and includes a restaurant and bar, marina, an indoor pool, saunas and 4,000 sf of meeting space. The property was most recently renovated in 2002/2003. Newport is generally regarded as a leisure destination with limited commercial demand. Local demand-generators include Newport Harbor, the historic Newport Mansions, the International Tennis Hall of Fame, the Museum of Yachting, and the
     Naval War Museum. The property is approximately 25 miles from the T.F.
     Green Airport in Providence, RI.

     PITTSBURGH MARRIOTT CITY CENTER is a 402-room, chain-affiliated, full-service, interior-corridor hotel located in Pittsburgh, Pennsylvania.
     The property is a leasehold interest and encompasses a portion of a
     21-story mixed-use building; the hotel is located on floors one, two and 10 through 21. The property was constructed in 1964. Amenities include a restaurant and lounge, a business center, a fitness center, a swimming pool, a gift shop and 19,232 sf of meeting space. Additionally, there is a shared parking garage. The property is located in downtown Pittsburgh and is part of the Chatham Center complex which includes an office tower, a residential condominium tower and the subject hotel/office tower. Local demand-generators include U.S. Steel, Heinz, UPMC, PNC Bank, Mellon Bank, the Pittsburgh Convention Center and several major league sporting venues.
     Pittsburgh International Airport is located 20 miles west of downtown
     Pittsburgh.

     CHATTANOOGA MARRIOTT is a 342-room, chain-affiliated, full-service,
     15-story, interior-corridor hotel that is connected to the Chattanooga
     Convention Center in downtown Chattanooga, Tennessee. The property was constructed in 1985 and most recently renovated in 2000. Amenities include a restaurant and lounge, swimming pool, gift shop, 7,712 sf of meeting space and a shared parking garage. Local demand-generators include the convention center, the Tennessee Valley Authority, Cigna, Blue Cross Blue
     Shield, Unum Provident

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

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GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

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--------------------------------------------------------------------------------

     and the Chattanooga Aquarium. Chattanooga Metropolitan Airport is located ten miles east of downtown Chattanooga.

     CROMWELL CROWNE PLAZA is a 215-room, chain-affiliated, four-story, interior-corridor hotel located in Cromwell, Connecticut, approximately 15 miles south of Hartford. The property was re-flagged as a Crowne Plaza in
     August 2005 (formerly a Radisson). The property was constructed in 1968 and is schedule to undergo a $2.6 million property improvement plan ("PIP") in connection with the new franchise affiliation. Amenities include a restaurant and lounge, a swimming pool, an exercise room, a business center, 24,566 sf of meeting space and surface parking. Local demand-generators include Aetna, Cigna and Pratt & Whitney. Bradley
     International Airport is situated approximately 25 miles north of Cromwell.

     EDINA RESIDENCE INN is a 133-room, chain-affiliated, extended-stay, interior-corridor hotel in Edina, Minnesota. Built in 1990, the property was most recently renovated in 2001. The property is located in the
     Edinborough Complex, which includes a retirement community, a retail/office center and Edinborough Park. Local demand-generators include Accenture,
     Mid-Continent Media, New York Life, Samsung, Universal Underwriters and
     Mall of the Americas. Minneapolis-St. Paul International Airport is located approximately six miles west of the property.

     DURHAM MARRIOTT CIVIC CENTER is the leasehold interest in a 187-room, full-service, interior-corridor hotel located in Durham, North Carolina.
     Built in 1989, the property was most recently renovated in 1998. Amenities include a restaurant and lounge, gift shop, business center, exercise room,
     2,500 sf of meeting space and surface parking. The hotel is connected to the Durham Civic Center, which is also operated by the hotel's management.
     Local demand-generators include the civic center, IBM, GlaxoSmithKline,
     McKinney & Silber, SunTrust Bank, Nortel and Duke University.
     Raleigh-Durham International Airport is located approximately 14 miles away from the property.

     AUGUSTA HOLIDAY INN is a 150-room, full-service, exterior-corridor hotel located in Augusta, Georgia. The property was constructed in 1986 and is scheduled to be renovated in 2006. Amenities include a restaurant and lounge, an outdoor pool, exercise room, 1,200 sf of meeting space, and surface parking. The property is approximately seven miles east of Fort
     Gordon Army Base. Local demand-generators include Fort Gordon, Frito-Lay,
     Coca-Cola Bottling Company, Fishbein-Inglett Company and tournaments held at Augusta National Golf Club.

     CHARLESTON HOLIDAY INN EXPRESS is the leasehold interest in a 196-room, limited-service, interior-corridor hotel located in Charleston, West
     Virginia. The property was constructed in 1972 and most recently renovated in 2001. Amenities include a breakfast area, exercise room, 2,328 sf of meeting space and surface parking. The property is located across from the
     Charleston Civic Center. Local demand-generators include the civic center,
     Dow Chemicals and crew-related demand from regional airlines. Chuck Yeager
     Airport is located approximately six miles away from the property.

     JACKSONVILLE HOLIDAY INN SUNSPREE is a 143-room, full-service, interior/exterior-corridor, beachfront hotel located in Jacksonville Beach,
     Florida. The property is currently operating as a Holiday Inn Sunspree, but is anticipated to be converted to a Courtyard by Marriott in 2006. As part of the conversion, a $5 million PIP will be completed, which is planned to include the addition of seven rooms, bringing the room count to 150 rooms.
     Local demand-generators include the Mayport Naval Base, Mayo Clinic,
     Institute of Police Technology & Management and the area beaches.
     Jacksonville International Airport is located approximately 27 miles north of the property.

     PARAMUS CROWNE PLAZA is the leasehold interest in a 120-room, full-service, interior-corridor hotel located in Paramus, New Jersey. In August 2005, the hotel was re-flagged as a Crowne Plaza (formerly a Radisson). The

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]
GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

                                      -80-

TEN LARGEST MORTGAGE LOANS - SHANER HOTEL PORTFOLIO
--------------------------------------------------------------------------------

     property was constructed in 1972 and was renovated in 2003. Amenities include a restaurant and lounge, 3,365 sf of meeting space and surface parking. Local demand-generators include Movado, UPS, AT&T/Cingular and the tenants of the surrounding office buildings. Newark Liberty Airport is located approximately 20 miles south of the property.

     SHREVEPORT HOLIDAY INN is a 226-room, full-service, six-story, interior-corridor hotel located in Shreveport, Louisiana, approximately 340 miles northwest of New Orleans. The property was constructed in 1982 and most recently renovated in 2003. Amenities include a restaurant and lounge, an indoor/outdoor pool, a table tennis court, an outdoor sports court, exercise room, 4,813 sf of meeting space, and surface parking. Local demand-generators include General Motors, Johnson Controls, Schlumberger,
     Delphi Auto Systems and the Shreveport Regional Airport, which is located approximately three miles west of the property.

      The following table presents certain performance information relating to the Shaner Hotel Portfolio Properties:

                                    2002                      2003                      2004               T-12 ENDING 7/31/05
                          -----------------------   -----------------------   -------------------------  ----------------------
        PROPERTY            ADR     OCC    REVPAR     ADR     OCC    REVPAR     ADR      OCC    REVPAR     ADR     OCC   REVPAR
        --------            ---     ---    ------     ---     ---    ------     ---      ---    ------     ---     ---   ------

Newport Harbor Hotel      $182.41   52.6%  $96.03   $180.28   53.1%  $95.74   $183.25   56.3%   $103.22  $188.03   51.6% $97.06
Pittsburgh Marriott
   City Center            $105.55   62.7%  $66.14   $103.95   59.3%  $61.64   $112.86   55.0%   $62.04   $107.54   57.4% $61.74
Chattanooga Marriott
   Hotel                  $85.48    60.3%  $51.52   $86.07    61.2%  $52.69    $89.03   61.4%   $54.68   $89.44    64.6% $57.80
Cromwell Crowne Plaza     $90.19    55.8%  $50.33   $83.33    55.0%  $45.83    $84.11   57.7%   $48.51   $85.24    58.7% $50.05
Edina Residence Inn       $94.35    69.6%  $65.71   $93.20    73.9%  $68.92    $92.47   77.6%   $71.79   $93.41    79.1% $73.87
Durham Marriott Civic
   Center                 $86.37    58.4%  $50.41   $83.06    57.6%  $47.82    $88.38   60.6%   $53.57   $95.01    58.0% $55.11
Augusta Holiday Inn       $64.97    74.7%  $48.57   $64.06    69.0%  $44.19    $66.60   74.3%   $49.51   $69.90    75.7% $52.91
Charleston Holiday Inn
   Express                $64.99    55.8%  $36.29   $65.76    55.7%  $36.66    $67.00   61.0%   $40.84   $65.69    62.9% $41.29
Jacksonville Holiday Inn  $94.23    74.5%  $70.20   $94.15    79.0%  $74.42    $98.62   71.5%   $70.48   $110.30   70.5% $77.81
Paramus Crowne Plaza      $101.45   64.1%  $65.01   $103.54   37.7%  $39.04   $108.72   65.3%   $71.02   $106.58   68.0% $72.47
Shreveport Holiday Inn    $69.37    59.0%  $40.89   $68.26    62.2%  $42.47    $67.28   60.3%   $40.58   $66.96    63.0% $42.17
                          ------    ----   ------   ------    ----   ------    ------   ----    ------   ------    ----  ------
WEIGHTED AVERAGES         $92.49    61.8%  $57.14   $91.17    60.3%  $54.94    $94.60   62.1%   $58.71   $95.42    63.3% $60.38

o    THE BORROWER. The borrowers (collectively the "SHANER HOTEL PORTFOLIO
     BORROWER PARTIES") are Shaner SPE Associates Limited Partnership, Shaner
     Trade Center Hotel Associates Limited Partnership and Shaner Pittsburgh
     Hotel Limited Partnership, three special-purpose, bankruptcy-remote entities, each with a corporate special-purpose, bankruptcy-remote entity general partner with an independent director. Legal counsel to each of the
     Shaner Hotel Portfolio Borrower Parties delivered a non-consolidation opinion in connection with the origination of the Shaner Hotel Portfolio
     Loan Group. The sponsors of the Shaner Hotel Portfolio Borrower Parties are
     (i) Shaner Hotel Group Limited Partnership, which has a 99% limited partnership interest in the Shaner Hotel Portfolio Borrower Parties (other than in Shaner Pittsburgh Hotel Limited Partnership) and (ii) Lance T.
     Shaner, who owns a 70% interest in Shaner Operating Corp., which is (a) the general partner of Shaner Hotel Group Limited Partnership and (b) the sole shareholder of the general partner of each of the Shaner Hotel Portfolio
     Borrower Parties. Shaner Hotel Group Limited Partnership is a privately held, fully integrated real estate investment and management company specializing in the identification, acquisition, improvement, operation and long-term ownership and management of hospitality properties. As of
     September 1, 2005, Shaner Hotel Group Limited Partnership owned and managed a portfolio of 23 hotels with more than 4,000 rooms. Lance T. Shaner guaranteed the non-recourse carve-outs of the Shaner Hotel Portfolio Trust
     Loan. The Shaner Hotel Portfolio Borrower Parties are affiliated with the borrowers under the mortgage loan identified on Annex A to the prospectus supplement as Jelms Hotel Portfolio.

o    GROUND LEASES. The Shaner Hotel Portfolio Borrower Parties have a leasehold interest in five of the Shaner Hotel Portfolio Properties pursuant to five separate ground leases (the "PITTSBURGH GROUND LEASE", the "CHATTANOOGA
     GROUND LEASE", the "CHARLESTON GROUND LEASE", the "DURHAM GROUND LEASE",
     and the "PARAMUS GROUND LEASE," together, the "SHANER HOTEL PORTFOLIO
     GROUND LEASES"). The Pittsburgh Ground Lease (which is an air rights lease)
     has a term that expires on October 31, 2051. The Chattanooga Ground Lease has a term that expires on July 14, 2025 (with two successive 15-year renewal terms). The Charleston

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]
GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

                                      -81-

TEN LARGEST MORTGAGE LOANS - SHANER HOTEL PORTFOLIO
--------------------------------------------------------------------------------

     Ground Lease has a term that expires on August 31, 2013 (with six successive ten-year renewal terms). The Durham Ground Lease (which also includes an air rights lease) has a term that expires on October 9, 2062.
     The Paramus Ground Lease has a term that expires on October 31, 2064. The
     Shaner Hotel Portfolio Ground Leases generally contain standard mortgagee protection provisions. See "Risk Factors - Risks Related to the Underlying
     Mortgage Loans - The Mortgage Pool Will Include Leasehold Mortgaged
     Properties" in the prospectus supplement.

o    RELEASE OF COLLATERAL. The Shaner Hotel Portfolio Loan Group documents permit the release of any or all of the properties after the Shaner Hotel
     Portfolio Properties Initial Defeasance Date, and in connection with a bona fide third party sale of such property, subject to the satisfaction of certain conditions, including: (i) the deposit of defeasance collateral in a minimum amount equal to the greater of (a) 100% of the net sale proceeds or (b) 125% of the allocated loan amount for the property being released,
     (ii) satisfaction of a underwritten DSCR test (calculated using underwritten cash flow and a 9.70% constant through and including September
     30, 2012 and a 9.00% constant thereafter) such that the underwritten DSCR for the remaining properties shall be no less than the greater of (a) the underwritten DSCR immediately prior to the release and (b) 1.00x; (iii) no event of default then existing and (iv) other standard conditions. In the event of a defeasance of the Shaner Hotel Portfolio Loan Group relating to a release of any of the properties, such defeasance shall be allocated pro rata between the Shaner Hotel Portfolio Subordinate Companion Loan and
     either (i) the Shaner Hotel Portfolio Trust Loan (if the property released is one of the Shaner Trust Loan Priority Properties) or (ii) the Shaner
     Hotel Portfolio Senior Companion Loan (if the property released is one of the Shaner Senior Companion Loan Priority Properties); provided, however, that the applicable senior note shall receive a minimum defeasance amount specified in the related loan documents.

o    ESCROWS. The loan documents provide for certain escrows of real estate taxes and insurance and provide for collection of 5% of revenues received into an FF&E reserve. There was an initial deposit into the FF&E reserve of
     $1,770,000. At closing, the Shaner Hotel Portfolio Borrower Parties funded a PIP reserve of $10,369,077 for the payment of certain PIP work required by the franchisors at the Cromwell Crowne Plaza, Jacksonville Holiday Inn
     Sunspree and Augusta Holiday Inn (the "PIP PROPERTIES"). At closing, the
     Shaner Hotel Portfolio Borrower Parties funded a deferred-maintenance reserve of $350,751. There is a static ground rent escrow equal to one month of the ground rent payments. The loan documents also require the borrower to fund a seasonality reserve in the event that there is not an acceptable line of credit (for the benefit of Shaner Hotel Group Limited
     Partnership) in place. Additionally, the Shaner Hotel Portfolio Loan Group documents provide for the following cash flow sweeps into reserve accounts:
     (i) If the PIP work for the PIP Properties described above is not completed within 3 months following the targeted completion date for such PIP work, all excess cash flow (after payment of debt service, required reserves and operating expenses) is deposited into a reserve account until such time that the PIP work is completed; and (ii) if a franchise agreement is terminated or surrendered, all excess cash flow is deposited into a reserve account until the franchise agreement has been renewed, or sufficient funds are in this reserve account to cover any anticipated PIP work that may required in connection with a substitute franchise agreement.

o    LOCK BOX AND CASH MANAGEMENT. The loan requires hard lock boxes at all of the properties, which is in place. The loan documents require the Shaner
     Hotel Portfolio Borrower Parties to direct credit card receipts directly to a lender-controlled account. The Shaner Hotel Portfolio Borrower Parties and the property managers at each of the Shaner Hotel Portfolio Properties are required to deposit any funds received into local property lock box accounts within one business day of receipt. All local property lock boxes are automatically swept into a central lender-controlled account. Unless a
     Shaner Hotel Portfolio Cash Trap Period (defined below) is in effect, on each regularly scheduled payment date, any amounts in the lender-controlled account, after payment of debt service and required reserves, is disbursed to the borrower. A "SHANER HOTEL PORTFOLIO CASH TRAP PERIOD" means any period during which (i) an event of default (as defined in the loan documents) has occurred

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]
GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

                                      -82-

TEN LARGEST MORTGAGE LOANS - SHANER HOTEL PORTFOLIO
--------------------------------------------------------------------------------

     and is continuing, until the event of default is cured, (ii) the DSCR with respect to any calendar quarter through and including September 30, 2012, is less than 0.85x (based on actual net cash flow and a 9.70% constant);
     and (B) with respect to any calendar quarter thereafter, 1.25x (based on actual net cash flow and a 9.00% constant); provided, however, with respect to this clause (B), any Property that has been closed due to renovations or a franchise conversion during the relevant measuring period shall be excluded from the calculation of the minimum DSCR threshold (i.e., during the period that such property is closed, the net operating income for such property and the debt service attributable to the allocated loan amount of such property shall be excluded from such calculation of the minimum DSCR threshold). During a Shaner Hotel Portfolio Cash Trap Period, all remaining cash (after payment of debt service, reserves and approved operating expenses) is required to be deposited into a cash collateral account (which may be applied to the debt upon an event of default under the Shaner Hotel
     Portfolio Loan Group or toward a partial defeasance of the loan at any time subsequent to the third calculation date following the commencement of a
     Shaner Hotel Portfolio Cash Trap Period whether or not an event of default is continuing).

o    PROPERTY MANAGEMENT. Shaner Hotel Group L.P., the sponsor of the Shaner
     Hotel Portfolio Borrower Parties, is the property manager for all of the
     Shaner Hotel Portfolio Properties. The property manager receives a management fee on the Shaner Hotel Portfolio Properties equal to 3.0% of the gross revenue. The lender may require the borrower terminate the manager following one or more of the following events: (i) a monetary event of default shall be continuing, or (ii) a non-monetary event of default which gives rise to Lender delivering an acceleration notice as a result thereof or (iii) manager is in default (beyond any applicable notice and cure periods) under any management agreement, or (iv) upon the gross negligence, malfeasance or willful misconduct of the manager.

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

o    TERRORISM INSURANCE. The Shaner Hotel Portfolio Properties are insured against acts of terrorism as part of its "all-risk" property coverage. The loan documents require the borrower to maintain terrorism insurance in an amount equal to 100% of the replacement cost of the Shaner Hotel Portfolio
     Properties, provided that such coverage is commercially available. In the event that coverage for terrorism is not included as part of the "all risk"
     property policy, the Shaner Hotel Portfolio Borrower Parties will, nevertheless be required to obtain coverage for terrorism (as stand alone coverage) to the extent available, in an amount equal to 100% of the replacement cost of the Shaner Hotel Portfolio Properties, subject to a premium cap equal to 125% of the aggregate insurance premiums payable with respect to all required insurance coverage for the last policy year in which coverage for terrorism was included as part of an all-risk policy, adjusted annually by a percentage equal to the increase in the Consumer
     Price Index. See "Risk Factors--Risks Related to the Underlying Mortgage
     Loans" in the prospectus supplement.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital
Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively the "UNDERWRITERS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The
Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL
INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES
ACTUALLY SOLD TO YOU.

[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]
GOLDMAN SACHS                                              RBS GREENWICH CAPITAL

                                      -83-

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     ANNEX C

                         Mortgage Pool Characteristics

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

PROPERTY TYPES

                                                                                                           WTD. AVG.
                 NUMBER OF   AGGREGATE CUT-OFF    % OF INITIAL             WTD. AVG. CUT-    WTD. AVG.   REMAINING TERM    WTD. AVG.
                 MORTGAGED     DATE PRINCIPAL    MORTGAGE POOL  WTD. AVG.   OFF DATE LTV   MATURITY DATE  TO MATURITY       MORTGAGE
 PROPERTY TYPE   PROPERTIES      BALANCE ($)        BALANCE        DSCR         RATIO        LTV RATIO      (MONTHS)          RATE
------------------------------------------------------------------------------------------------------------------------------------

Retail               81        1,515,542,079        35.3%          1.54        68.7%           63.8%          104           5.115%
Office               67        1,417,700,423        33.0%          1.44        74.7%           70.0%           95           5.482%
Hospitality          48          660,223,258        15.4%          1.49        72.2%           61.3%          106           5.749%
Industrial           46          377,575,118         8.8%          1.21        78.6%           73.0%          120           5.478%
Multifamily          16          259,899,968         6.1%          1.43        76.3%           75.6%           79           5.299%
Self-Storage          7           49,230,241         1.1%          1.33        73.6%           67.5%          118           6.335%
Mobile Home Park      2           14,978,281         0.3%          1.36        68.0%           65.1%           75           5.875%
                   -----------------------------------------------------------------------------------------------------------------
                    267        4,295,149,368       100.0%          1.46        72.6%           67.0%          101           5.393%
------------------------------------------------------------------------------------------------------------------------------------

PROPERTY LOCATIONS

                                                                                                           WTD. AVG.
                 NUMBER OF   AGGREGATE CUT-OFF    % OF INITIAL             WTD. AVG. CUT-    WTD. AVG.   REMAINING TERM    WTD. AVG.
                 MORTGAGED     DATE PRINCIPAL    MORTGAGE POOL  WTD. AVG.   OFF DATE LTV   MATURITY DATE  TO MATURITY       MORTGAGE
PROPERTY STATE   PROPERTIES      BALANCE ($)        BALANCE        DSCR         RATIO        LTV RATIO      (MONTHS)          RATE
------------------------------------------------------------------------------------------------------------------------------------

California           50          801,653,414        18.7%          1.51        68.1%           61.8%          109           5.243%
New York              5          490,887,856        11.4%          1.50        71.4%           70.5%          101           5.359%
Virginia             10          338,788,409         7.9%          1.43        67.2%           64.5%           66           5.220%
Texas                21          313,727,880         7.3%          1.42        75.8%           68.9%           96           5.394%
Maryland             13          262,958,164         6.1%          1.48        70.1%           69.4%           80           5.427%
Florida              25          184,306,060         4.3%          1.36        74.4%           67.1%          111           5.359%
Massachusetts         5          160,169,708         3.7%          1.71        73.7%           67.5%           86           5.535%
Washington            2          130,500,000         3.0%          1.50        79.3%           74.8%           85           5.351%
Pennsylvania         17          121,560,873         2.8%          1.30        76.5%           68.4%          119           5.454%
Colorado              8          118,996,443         2.8%          1.48        79.1%           76.5%          115           5.257%
Other States (1)    111        1,371,600,563        31.9%          1.42        74.9%           66.9%          110           5.528%
                  ------------------------------------------------------------------------------------------------------------------
                    267        4,295,149,368       100.0%          1.46        72.6%           67.0%          101           5.393%
------------------------------------------------------------------------------------------------------------------------------------
(1) Includes 28 states, Washington DC and Guam

CUT-OFF DATE PRINCIPAL BALANCES

                                 NUMBER OF       AGGREGATE CUT-OFF    % OF INITIAL                   WTD. AVG. CUT-      WTD. AVG.
    RANGE OF CUT-OFF              MORTGAGE         DATE PRINCIPAL    MORTGAGE POOL      WTD. AVG.     OFF DATE LTV     MATURITY DATE
    DATE BALANCES ($)               LOANS            BALANCE ($)        BALANCE            DSCR           RATIO          LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------

   Less than 2,500,001                7              14,852,059           0.3%             1.32           72.6%             61.6%
  2,500,001 - 5,000,000              39             151,609,491           3.5%             1.58           67.7%             58.0%
  5,000,001 - 7,500,000              21             131,364,165           3.1%             1.38           70.9%             62.3%
  7,500,001 - 10,000,000             28             246,853,335           5.7%             1.41           73.7%             61.6%
 10,000,001 - 15,000,000             23             278,400,100           6.5%             1.42           73.2%             66.3%
 15,000,001 - 20,000,000             10             172,088,108           4.0%             1.46           69.6%             60.6%
 20,000,001 - 25,000,000              5             112,590,727           2.6%             1.46           74.5%             70.2%
 25,000,001 - 50,000,000             20             733,321,641          17.1%             1.35           72.8%             65.8%
 50,000,001 - 75,000,000              7             445,007,707          10.4%             1.70           71.6%             67.8%
 75,000,001 - 100,000,000             5             398,888,627           9.3%             1.58           74.6%             67.9%
100,000,001 - 150,000,000             3             325,770,000           7.6%             1.44           72.6%             69.0%
150,000,001 - 200,000,000             2             397,000,000           9.2%             1.44           76.4%             70.4%
200,000,001 - 320,000,000             3             887,403,409          20.7%             1.40           71.4%             70.0%
                                ----------------------------------------------------------------------------------------------------
                                    173           4,295,149,368         100.0%             1.46           72.6%             67.0%
------------------------------------------------------------------------------------------------------------------------------------

                                         WTD. AVG.
                                      REMAINING TERM       WTD. AVG.
    RANGE OF CUT-OFF                   TO MATURITY         MORTGAGE
    DATE BALANCES ($)                    (MONTHS)            RATE
-------------------------------------------------------------------------

   Less than 2,500,001                     118              5.415%
  2,500,001 - 5,000,000                    115              5.397%
  5,000,001 - 7,500,000                    115              5.322%
  7,500,001 - 10,000,000                   111              5.411%
 10,000,001 - 15,000,000                   106              5.369%
 15,000,001 - 20,000,000                   115              5.267%
 20,000,001 - 25,000,000                    81              5.337%
 25,000,001 - 50,000,000                    99              5.659%
 50,000,001 - 75,000,000                    99              5.222%
 75,000,001 - 100,000,000                  104              5.445%
100,000,001 - 150,000,000                   86              5.745%
150,000,001 - 200,000,000                   99              5.352%
200,000,001 - 320,000,000                  101              5.169%
                                -----------------------------------------
                                           101              5.393%
-------------------------------------------------------------------------
THE AVERAGE CUT-OFF DATE PRINCIPAL BALANCE IS $24,827,453

                                      C-1

MORTGAGE RATES

                              NUMBER OF    AGGREGATE CUT-OFF      % OF INITIAL                   WTD. AVG. CUT-      WTD. AVG.
                               MORTGAGE      DATE PRINCIPAL      MORTGAGE POOL      WTD. AVG.       OFF DATE       MATURITY DATE
RANGE OF MORTGAGE RATES (%)     LOANS         BALANCE ($)           BALANCE            DSCR        LTV RATIO         LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------

      Less than 5.000             19          668,449,145            15.6%             1.71          66.5%             63.0%
       5.000 - 5.249              46        1,238,581,505            28.8%             1.45          72.1%             67.8%
       5.250 - 5.499              59        1,034,821,512            24.1%             1.46          74.0%             66.7%
       5.500 - 5.749              24          791,693,532            18.4%             1.32          75.6%             68.2%
       5.750 - 5.999              13          150,947,079             3.5%             1.41          74.8%             64.0%
       6.000 - 6.249               5          140,534,910             3.3%             1.32          75.1%             67.9%
       6.250 - 6.499               2           86,000,000             2.0%             1.63          65.5%             65.5%
       6.500 - 6.749               3          145,933,879             3.4%             1.24          78.2%             76.9%
       6.750 - 6.999               2           38,187,805             0.9%             1.27          76.1%             70.5%
                             -------------------------------------------------------------------------------------------------------
                                 173        4,295,149,368            100.0%            1.46          72.6%             67.0%
------------------------------------------------------------------------------------------------------------------------------------

                                 WTD. AVG.
                             REMAINING TERM        WTD. AVG.
                              TO MATURITY          MORTGAGE
RANGE OF MORTGAGE RATES (%)     (MONTHS)             RATE
-----------------------------------------------------------------

      Less than 5.000             116               4.907%
       5.000 - 5.249               95               5.151%
       5.250 - 5.499              105               5.400%
       5.500 - 5.749              108               5.565%
       5.750 - 5.999              109               5.847%
       6.000 - 6.249               77               6.108%
       6.250 - 6.499               58               6.327%
       6.500 - 6.749               73               6.610%
       6.750 - 6.999               98               6.830%
                             ------------------------------------
                                  101               5.393%
-----------------------------------------------------------------

THE WEIGHTED AVERAGE MORTGAGE RATE IS 5.393%.

DEBT SERVICE COVERAGE RATIOS

                                 NUMBER OF    AGGREGATE CUT-OFF      % OF INITIAL                    WTD. AVG. CUT-      WTD. AVG.
                                  MORTGAGE     DATE PRINCIPAL        MORTGAGE POOL      WTD. AVG.       OFF DATE       MATURITY DATE
      RANGE OF DSCRS                LOANS        BALANCE ($)           BALANCE            DSCR         LTV RATIO         LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------

      Less than 1.20                 13               502,614,833       11.7%             1.17           77.6%             73.1%
      1.20 - 1.2999                  37               640,119,579       14.9%             1.25           75.5%             68.3%
      1.30 - 1.3999                  40               824,202,825       19.2%             1.35           74.9%             68.0%
      1.40 - 1.4999                  35               914,810,573       21.3%             1.46           71.6%             63.8%
      1.50 - 1.5999                  16               313,446,096        7.3%             1.54           74.6%             72.1%
      1.60 - 1.6999                  14               755,918,797       17.6%             1.63           70.2%             67.2%
      1.70 - 1.7999                   6                51,004,001        1.2%             1.75           65.5%             59.7%
      1.80 - 1.8999                   1                 5,095,113        0.1%             1.86           37.9%             31.6%
      1.90 - 1.9999                   1                59,927,707        1.4%             1.91           61.2%             49.9%
      2.00 - 2.2499                   6               155,963,713        3.6%             2.07           64.7%             63.6%
      2.25 - 2.4999                   3                68,046,130        1.6%             2.43           51.4%             51.1%
      4.00 - 4.9999                   1                 4,000,000        0.1%             4.31           40.0%             40.0%
                               -----------------------------------------------------------------------------------------------------
                                    173             4,295,149,368      100.0%             1.46           72.6%             67.0%
------------------------------------------------------------------------------------------------------------------------------------

                                       WTD. AVG.
                                    REMAINING TERM       WTD. AVG.
                                     TO MATURITY         MORTGAGE
      RANGE OF DSCRS                   (MONTHS)            RATE
-----------------------------------------------------------------------

      Less than 1.20                     115              5.551%
      1.20 - 1.2999                      102              5.730%
      1.30 - 1.3999                       97              5.479%
      1.40 - 1.4999                       97              5.291%
      1.50 - 1.5999                       96              5.380%
      1.60 - 1.6999                      109              5.090%
      1.70 - 1.7999                      114              5.128%
      1.80 - 1.8999                      119              5.430%
      1.90 - 1.9999                      118              4.985%
      2.00 - 2.2499                       65              5.625%
      2.25 - 2.4999                      116              4.855%
      4.00 - 4.9999                      116              5.210%
                               ----------------------------------------
                                         101              5.393%
-----------------------------------------------------------------------

THE WEIGHTED AVERAGE DEBT SERVICE COVERAGE RATIO IS 1.46X.

                                      C-2

CUT-OFF DATE LOAN-TO-VALUE RATIOS

                         NUMBER OF       AGGREGATE CUT-OFF    % OF INITIAL                    WTD. AVG. CUT-      WTD. AVG.
   RANGE OF CUT-OFF       MORTGAGE        DATE PRINCIPAL     MORTGAGE POOL     WTD. AVG.       OFF DATE         MATURITY DATE
  DATE LTV RATIOS (%)      LOANS            BALANCE ($)         BALANCE          DSCR          LTV RATIO         LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------

    Less than 55.00          10               138,154,643        3.2%             2.22           49.4%             47.8%
     55.01 - 60.00            5                50,673,406        1.2%             1.56           56.4%             49.2%
     60.01 - 65.00           14               483,058,784       11.2%             1.52           63.0%             58.8%
     65.01 - 70.00           23               785,767,818       18.3%             1.55           68.5%             63.3%
     70.01 - 75.00           52               733,037,669       17.1%             1.48           72.7%             65.4%
     75.01 - 80.00           65             2,009,876,904       46.8%             1.35           78.1%             72.4%
     80.01 - 85.00            4                94,580,145        2.2%             1.34           81.5%             75.6%
                        ------------------------------------------------------------------------------------------------------------
                            173             4,295,149,368       100.0%            1.46           72.6%             67.0%
------------------------------------------------------------------------------------------------------------------------------------

                            WTD. AVG.
                         REMAINING TERM       WTD. AVG.
   RANGE OF CUT-OFF        TO MATURITY        MORTGAGE
  DATE LTV RATIOS (%)       (MONTHS)            RATE
------------------------------------------------------------

    Less than 55.00           101              5.312%
     55.01 - 60.00            117              5.500%
     60.01 - 65.00             84              5.080%
     65.01 - 70.00            114              5.186%
     70.01 - 75.00            100              5.433%
     75.01 - 80.00            102              5.510%
     80.01 - 85.00             73              5.980%
                        ------------------------------------
                              101              5.393%
------------------------------------------------------------

THE WEIGHTED AVERAGE CUT-OFF DATE LTV RATIO IS 72.6%.

MATURITY DATE LOAN-TO-VALUE RATIOS

                                 NUMBER OF       AGGREGATE CUT-OFF   % OF INITIAL                   WTD. AVG. CUT-      WTD. AVG.
    RANGE OF MATURITY             MORTGAGE        DATE PRINCIPAL     MORTGAGE POOL      WTD. AVG.    OFF DATE LTV     MATURITY DATE
    DATE LTV RATIOS (%)            LOANS            BALANCE ($)        BALANCE            DSCR          RATIO           LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------

     Less than 55.00                 24               410,564,811        9.6%             1.86           58.1%             48.4%
      55.01 - 60.00                  27               420,363,028        9.8%             1.41           68.9%             57.7%
      60.01 - 65.00                  43               808,759,795       18.8%             1.42           70.7%             63.3%
      65.01 - 70.00                  47             1,056,465,589       24.6%             1.43           74.0%             68.1%
      70.01 - 75.00                  18               588,816,000       13.7%             1.50           75.2%             71.9%
      75.01 - 80.00                  13               988,187,805       23.0%             1.35           78.5%             77.4%
      80.02 - 85.00                   1                21,992,340        0.5%             1.46           83.0%             82.5%
                                ----------------------------------------------------------------------------------------------------
                                    173             4,295,149,368       100.0%            1.46           72.6%             67.0%
------------------------------------------------------------------------------------------------------------------------------------

                                     WTD. AVG.
                                  REMAINING TERM       WTD. AVG.
    RANGE OF MATURITY              TO MATURITY         MORTGAGE
    DATE LTV RATIOS (%)              (MONTHS)            RATE
---------------------------------------------------------------------

     Less than 55.00                   113              5.315%
      55.01 - 60.00                    117              5.464%
      60.01 - 65.00                     96              5.269%
      65.01 - 70.00                    113              5.241%
      70.01 - 75.00                     87              5.523%
      75.01 - 80.00                     91              5.576%
      80.02 - 85.00                     56              5.630%
                             ----------------------------------------
                                       101              5.393%
---------------------------------------------------------------------

THE WEIGHTED AVERAGE MATURITY DATE LTV RATIO IS 67.0%.

ORIGINAL TERMS TO MATURITY

                                NUMBER OF       AGGREGATE CUT-OFF    % OF INITIAL                   WTD. AVG. CUT-       WTD. AVG.
RANGE OF ORIGINAL TERMS          MORTGAGE         DATE PRINCIPAL    MORTGAGE POOL      WTD. AVG.       OFF DATE        MATURITY DATE
  TO MATURITY (MONTHS)            LOANS             BALANCE ($)       BALANCE            DSCR         LTV RATIO          LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------

         0 - 60                     21               918,971,609       21.4%             1.49           71.8%             70.5%
        61 - 96                      8               402,765,000        9.4%             1.47           74.6%             73.1%
       109 - 132                   143             2,964,330,666       69.0%             1.45           72.6%             65.3%
       133 - 192                     1                 9,082,093        0.2%             1.36           74.3%              0.7%
                               -----------------------------------------------------------------------------------------------------
                                   173             4,295,149,368       100.0%            1.46           72.6%             67.0%
------------------------------------------------------------------------------------------------------------------------------------

                                    WTD. AVG.
                                  REMAINING TERM        WTD. AVG.
RANGE OF ORIGINAL TERMS             TO MATURITY          MORTGAGE
  TO MATURITY (MONTHS)               (MONTHS)              RATE
---------------------------------------------------------------------

         0 - 60                         58              5.639%
        61 - 96                         79              5.307%
       109 - 132                       118              5.328%
       133 - 192                       153              5.650%
                               --------------------------------------
                                       101              5.393%
---------------------------------------------------------------------

THE WEIGHTED AVERAGE ORIGINAL TERM TO MATURITY IS 104 MONTHS.

REMAINING TERMS TO MATURITY

    RANGE OF
REMAINING TERMS             NUMBER OF       AGGREGATE CUT-OFF   % OF INITIAL                      WTD. AVG.        WTD. AVG.
  TO MATURITY                MORTGAGE         DATE PRINCIPAL    MORTGAGE POOL      WTD. AVG.    CUT-OFF DATE     MATURITY DATE
    (MONTHS)                  LOANS             BALANCE ($)        BALANCE           DSCR         LTV RATIO        LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------

     0 - 60                     21               918,971,609       21.4%             1.49           71.8%             70.5%
    61 - 96                      8               402,765,000        9.4%             1.47           74.6%             73.1%
   109 - 130                   143             2,964,330,666       69.0%             1.45           72.6%             65.3%
   131 - 190                     1                 9,082,093        0.2%             1.36           74.3%              0.7%
                           ---------------------------------------------------------------------------------------------------------
                               173             4,295,149,368       100.0%            1.46           72.6%             67.0%
------------------------------------------------------------------------------------------------------------------------------------

    RANGE OF                 WTD. AVG.
REMAINING TERMS            REMAINING TERM       WTD. AVG.
  TO MATURITY                TO MATURITY        MORTGAGE
    (MONTHS)                  (MONTHS)            RATE
--------------------------------------------------------------

     0 - 60                      58              5.639%
    61 - 96                      79              5.307%
   109 - 130                    118              5.328%
   131 - 190                    153              5.650%
                           -----------------------------------
                                101              5.393%
--------------------------------------------------------------

THE WEIGHTED AVERAGE REMAINING TERM TO MATURITY IS 101 MONTHS.

                                      C-3

SEASONING

                                 NUMBER OF    AGGREGATE CUT-OFF      % OF INITIAL                    WTD. AVG. CUT-      WTD. AVG.
                                  MORTGAGE      DATE PRINCIPAL       MORTGAGE POOL     WTD. AVG.        OFF DATE       MATURITY DATE
         SEASONING (MONTHS)        LOANS          BALANCE ($)          BALANCE            DSCR          LTV RATIO        LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------

               0 - 12               172             4,277,164,084       99.6%             1.46           72.7%             67.1%
              13 - 24                 1                17,985,284        0.4%             1.34           55.3%             47.5%
                                ----------------------------------------------------------------------------------------------------
                                    173             4,295,149,368       100.0%            1.46           72.6%             67.0%
------------------------------------------------------------------------------------------------------------------------------------

                                       WTD. AVG.
                                     REMAINING TERM        WTD. AVG.
                                       TO MATURITY          MORTGAGE
         SEASONING (MONTHS)             (MONTHS)              RATE
------------------------------------------------------------------------

               0 - 12                     101              5.390%
              13 - 24                     114              6.052%
                                ----------------------------------------
                                          101              5.393%
------------------------------------------------------------------------

THE WEIGHTED AVERAGE SEASONING IS 2 MONTHS.

ORIGINAL AMORTIZATION TERMS

  RANGE OF ORIGINAL           NUMBER OF       AGGREGATE CUT-OFF    % OF INITIAL                    WTD. AVG. CUT-      WTD. AVG.
    AMORTIZATION               MORTGAGE         DATE PRINCIPAL    MORTGAGE POOL     WTD. AVG.      OFF DATE LTV     MATURITY DATE
   TERMS (MONTHS)               LOANS             BALANCE ($)        BALANCE          DSCR           RATIO           LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------

   Interest Only                  20             1,309,770,000       30.5%             1.62           72.5%             72.5%
     151 - 240                     1                 9,082,093        0.2%             1.36           74.3%              0.7%
     241 - 360                   151             2,954,304,936       68.8%             1.39           72.6%             64.7%
     601 - 730                     1                21,992,340        0.5%             1.46           83.0%             82.5%
                             -------------------------------------------------------------------------------------------------------
                                 173             4,295,149,368       100.0%            1.46           72.6%             67.0%
------------------------------------------------------------------------------------------------------------------------------------

                                 WTD. AVG.
  RANGE OF ORIGINAL            REMAINING TERM       WTD. AVG.
    AMORTIZATION                 TO MATURITY        MORTGAGE
   TERMS (MONTHS)                 (MONTHS)            RATE
------------------------------------------------------------------

   Interest Only                     90              5.360%
     151 - 240                      153              5.650%
     241 - 360                      107              5.405%
     601 - 730                       56              5.630%
                             -------------------------------------
                                    101              5.393%
------------------------------------------------------------------

THE WEIGHTED AVERAGE ORIGINAL AMORTIZATION TERM IS 355 MONTHS.

REMAINING STATED AMORTIZATION TERMS

       RANGE OF                NUMBER OF       AGGREGATE CUT-OFF    % OF INITIAL                    WTD. AVG. CUT-     WTD. AVG.
REMAINING AMORTIZATION          MORTGAGE         DATE PRINCIPAL     MORTGAGE POOL    WTD. AVG.       OFF DATE       MATURITY DATE
    TERMS (MONTHS)               LOANS            BALANCE ($)         BALANCE          DSCR          LTV RATIO         LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------

    Interest Only                  20             1,309,770,000       30.5%             1.62           72.5%             72.5%
      151 - 240                     1                 9,082,093        0.2%             1.36           74.3%              0.7%
      241 - 360                   151             2,954,304,936       68.8%             1.39           72.6%             64.7%
      601 - 730                     1                21,992,340        0.5%             1.46           83.0%             82.5%
                              ------------------------------------------------------------------------------------------------------
                                  173             4,295,149,368       100.0%            1.46           72.6%             67.0%
------------------------------------------------------------------------------------------------------------------------------------

                                    WTD. AVG.
       RANGE OF                  REMAINING TERM      WTD. AVG.
REMAINING AMORTIZATION            TO MATURITY         MORTGAGE
    TERMS (MONTHS)                  (MONTHS)           RATE
--------------------------------------------------------------------

    Interest Only                      90              5.360%
      151 - 240                       153              5.650%
      241 - 360                       107              5.405%
      601 - 730                        56              5.630%
                              --------------------------------------
                                      101              5.393%
--------------------------------------------------------------------

THE WEIGHTED AVERAGE REMAINING AMORTIZATION TERM IS 354 MONTHS.

                                      C-4

AMORTIZATION TYPES

                                   NUMBER OF     AGGREGATE CUT-OFF      % OF INITIAL                 WTD. AVG. CUT-      WTD. AVG.
                                    MORTGAGE       DATE PRINCIPAL       MORTGAGE POOL    WTD. AVG.      OFF DATE       MATURITY DATE
      AMORTIZATION TYPE              LOANS          BALANCE ($)           BALANCE          DSCR        LTV RATIO         LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------

Interest Only, Then Amortizing         93          2,078,961,884           48.4%           1.35          74.1%             66.9%
        Interest Only                  20          1,309,770,000           30.5%           1.62          72.5%             72.5%
          Amortizing                   59            897,335,391           20.9%           1.47          69.3%             60.1%
       Fully Amortizing                 1              9,082,093            0.2%           1.36          74.3%              0.7%
                                  --------------------------------------------------------------------------------------------------
                                      173          4,295,149,368          100.0%           1.46          72.6%             67.0%
------------------------------------------------------------------------------------------------------------------------------------

                                         WTD. AVG.
                                       REMAINING TERM        WTD. AVG.
                                        TO MATURITY           MORTGAGE
      AMORTIZATION TYPE                   (MONTHS)              RATE
--------------------------------------------------------------------------

Interest Only, Then Amortizing              110              5.419%
        Interest Only                        90              5.360%
          Amortizing                         96              5.380%
       Fully Amortizing                     153              5.650%
                                  ----------------------------------------
                                            101              5.393%
--------------------------------------------------------------------------

LOCKBOXES

                          NUMBER OF    AGGREGATE CUT-OFF        % OF INITIAL
                           MORTGAGE      DATE PRINCIPAL         MORTGAGE POOL
        LOCKBOX TYPE        LOANS         BALANCE ($)              BALANCE
--------------------------------------------------------------------------------
            Hard              48             2,827,810,514       65.8%
            Soft              13               455,924,600       10.6%
--------------------------------------------------------------------------------

ESCROW TYPES

                         NUMBER OF    AGGREGATE CUT-OFF        % OF INITIAL
                          MORTGAGE      DATE PRINCIPAL         MORTGAGE POOL
   ESCROW TYPE (1)         LOANS         BALANCE ($)              BALANCE
--------------------------------------------------------------------------------
TI/LC (2)                   99          1,959,330,266             59.2%
Real Estate Tax            153          3,147,951,279             73.3%
Insurance                  145          2,894,104,321             67.4%
Replacement Reserve        141          2,887,820,483             67.2%
--------------------------------------------------------------------------------

(1) Includes initial and ongoing reserves and escrows
(2) The statistical information for the TI/LC Reserve percentage does not include mortgage loans secured by multifamily, hospitality, mobile home park, or self-storage properties.

PREPAYMENT PROVISION SUMMARY

                                 NUMBER OF    AGGREGATE CUT-OFF      % OF INITIAL                       WTD. AVG.         WTD. AVG.
                                  MORTGAGE      DATE PRINCIPAL       MORTGAGE POOL     WTD. AVG.      CUT-OFF DATE     MATURITY DATE
     PREPAYMENT TYPE               LOANS         BALANCE ($)           BALANCE            DSCR          LTV RATIO        LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------

    Lockout/Defeasance              159             4,125,301,380        96.0%            1.46           72.6%             67.0%
   Lockout/Greater 1% or
    Yield Maintenance                12               130,047,988         3.0%            1.45           72.1%             64.5%
Lockout/Greater 1% or Yield
     Maintenance/Fee                  1                31,500,000         0.7%            1.20           79.5%             76.2%
  Lockout/Declining Fee               1                 8,300,000         0.2%            1.57           78.7%             78.7%
                                ----------------------------------------------------------------------------------------------------
                                    173             4,295,149,368       100.0%            1.46           72.6%             67.0%
------------------------------------------------------------------------------------------------------------------------------------

                                        WTD. AVG.
                                     REMAINING TERM       WTD. AVG.
                                     TO MATURITY          MORTGAGE
     PREPAYMENT TYPE                    (MONTHS)            RATE
------------------------------------------------------------------------

    Lockout/Defeasance                    102              5.380%
   Lockout/Greater 1% or
    Yield Maintenance                      97              5.826%
Lockout/Greater 1% or Yield
     Maintenance/Fee                       57              5.302%
  Lockout/Declining Fee                    54              5.390%
                                ----------------------------------------
                                          101              5.393%
------------------------------------------------------------------------

                                      C-5

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     ANNEX D

                                DECREMENT TABLES

 PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-1 CERTIFICATES

                                                                 0% CPR DURING LOCKOUT, DEFEASANCE
                                                         AND YIELD MAINTENANCE OTHERWISE AT INDICATED CPR
                                            -------------------------------------------------------------------------
                PAYMENT DATE                     0 CPR         25 CPR         50 CPR         75 CPR        100 CPR
-----------------------------------------   -------------- -------------- -------------- -------------- -------------

Initial Date.............................         100            100            100            100           100
Nov 10, 2006.............................          87             87             87             87            87
Nov 10, 2007.............................          69             69             69             69            69
Nov 10, 2008.............................          45             45             45             45            45
Nov 10, 2009.............................          13              9              5              0             0
Nov 10, 2010.............................           0              0              0              0             0
Weighted Average Life in Years...........         2.67           2.65           2.62           2.60          2.56

                 PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-2 CERTIFICATES

                                                                 0% CPR DURING LOCKOUT, DEFEASANCE
                                                         AND YIELD MAINTENANCE OTHERWISE AT INDICATED CPR
                                            -------------------------------------------------------------------------
                PAYMENT DATE                     0 CPR         25 CPR         50 CPR         75 CPR        100 CPR
-----------------------------------------   -------------- -------------- -------------- -------------- -------------

Initial Date.............................         100            100            100            100           100
Nov 10, 2006.............................         100            100            100            100           100
Nov 10, 2007.............................         100            100            100            100           100
Nov 10, 2008.............................         100            100            100            100           100
Nov 10, 2009.............................         100            100            100            100            97
Nov 10, 2010.............................           0              0              0              0             0
Weighted Average Life in Years...........         4.82           4.80           4.77           4.74          4.51

                 PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-3 CERTIFICATES

                                                                 0% CPR DURING LOCKOUT, DEFEASANCE
                                                         AND YIELD MAINTENANCE OTHERWISE AT INDICATED CPR
                                            -------------------------------------------------------------------------
                PAYMENT DATE                     0 CPR         25 CPR         50 CPR         75 CPR        100 CPR
-----------------------------------------   -------------- -------------- -------------- -------------- -------------

Initial Date.............................         100            100            100            100           100
Nov 10, 2006.............................         100            100            100            100           100
Nov 10, 2007.............................         100            100            100            100           100
Nov 10, 2008.............................         100            100            100            100           100
Nov 10, 2009.............................         100            100            100            100           100
Nov 10, 2010.............................          99             99             99             99            99
Nov 10, 2011.............................           0              0              0              0             0
Weighted Average Life in Years...........         5.68           5.67           5.67           5.66          5.58

                                      D-1

                PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-4-1 CERTIFICATES

                                                                 0% CPR DURING LOCKOUT, DEFEASANCE
                                                         AND YIELD MAINTENANCE OTHERWISE AT INDICATED CPR
                                            -------------------------------------------------------------------------
                PAYMENT DATE                     0 CPR         25 CPR         50 CPR         75 CPR        100 CPR
-----------------------------------------   -------------- -------------- -------------- -------------- -------------

Initial Date.............................         100           100            100            100            100
Nov 10, 2006.............................         100           100            100            100            100
Nov 10, 2007.............................         100           100            100            100            100
Nov 10, 2008.............................         100           100            100            100            100
Nov 10, 2009.............................         100           100            100            100            100
Nov 10, 2010.............................         100           100            100            100            100
Nov 10, 2011.............................         100           100            100            100            100
Nov 10, 2012.............................           0             0              0              0              0
Weighted Average Life in Years...........         6.69          6.67           6.66           6.63           6.44

                PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-4-2 CERTIFICATES

                                                                 0% CPR DURING LOCKOUT, DEFEASANCE
                                                         AND YIELD MAINTENANCE OTHERWISE AT INDICATED CPR
                                            -------------------------------------------------------------------------
                PAYMENT DATE                     0 CPR         25 CPR         50 CPR         75 CPR        100 CPR
-----------------------------------------   -------------- -------------- -------------- -------------- -------------

Initial Date.............................         100            100            100            100           100
Nov 10, 2006.............................         100            100            100            100           100
Nov 10, 2007.............................         100            100            100            100           100
Nov 10, 2008.............................         100            100            100            100           100
Nov 10, 2009.............................         100            100            100            100           100
Nov 10, 2010.............................         100            100            100            100           100
Nov 10, 2011.............................         100            100            100            100           100
Nov 10, 2012.............................          29             28             26             23             0
Nov 10, 2013.............................           0              0              0              0             0
Weighted Average Life in Years...........         6.90           6.90           6.89           6.87          6.66

                PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-AB CERTIFICATES

                                                                 0% CPR DURING LOCKOUT, DEFEASANCE
                                                         AND YIELD MAINTENANCE OTHERWISE AT INDICATED CPR
                                            -------------------------------------------------------------------------
                PAYMENT DATE                     0 CPR         25 CPR         50 CPR         75 CPR        100 CPR
-----------------------------------------   -------------- -------------- -------------- -------------- -------------

Initial Date.............................         100            100            100            100           100
Nov 10, 2006.............................         100            100            100            100           100
Nov 10, 2007.............................         100            100            100            100           100
Nov 10, 2008.............................         100            100            100            100           100
Nov 10, 2009.............................         100            100            100            100           100
Nov 10, 2010.............................         100            100            100            100           100
Nov 10, 2011.............................          94             94             94             94            94
Nov 10, 2012.............................          68             68             68             68            68
Nov 10, 2013.............................          39             39             39             39            39
Nov 10, 2014.............................           7              7              7              6             0
Nov 10, 2015.............................           0              0              0              0             0
Weighted Average Life in Years...........         7.64           7.64           7.63           7.63          7.63

                                      D-2

                 PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-5 CERTIFICATES

                                                                 0% CPR DURING LOCKOUT, DEFEASANCE
                                                         AND YIELD MAINTENANCE OTHERWISE AT INDICATED CPR
                                            -------------------------------------------------------------------------
                PAYMENT DATE                     0 CPR         25 CPR         50 CPR         75 CPR        100 CPR
-----------------------------------------   -------------- -------------- -------------- -------------- -------------

Initial Date.............................         100            100            100            100           100
Nov 10, 2006.............................         100            100            100            100           100
Nov 10, 2007.............................         100            100            100            100           100
Nov 10, 2008.............................         100            100            100            100           100
Nov 10, 2009.............................         100            100            100            100           100
Nov 10, 2010.............................         100            100            100            100           100
Nov 10, 2011.............................         100            100            100            100           100
Nov 10, 2012.............................         100            100            100            100           100
Nov 10, 2013.............................         100            100            100            100           100
Nov 10, 2014.............................         100            100            100            100           100
Nov 10, 2015.............................           0              0              0              0             0
Weighted Average Life in Years...........         9.72           9.70           9.67           9.63          9.43

                 PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-M CERTIFICATES

                                                                 0% CPR DURING LOCKOUT, DEFEASANCE
                                                         AND YIELD MAINTENANCE OTHERWISE AT INDICATED CPR
                                            -------------------------------------------------------------------------
                PAYMENT DATE                     0 CPR         25 CPR         50 CPR         75 CPR        100 CPR
-----------------------------------------   -------------- -------------- -------------- -------------- -------------

Initial Date.............................         100            100            100            100           100
Nov 10, 2006.............................         100            100            100            100           100
Nov 10, 2007.............................         100            100            100            100           100
Nov 10, 2008.............................         100            100            100            100           100
Nov 10, 2009.............................         100            100            100            100           100
Nov 10, 2010.............................         100            100            100            100           100
Nov 10, 2011.............................         100            100            100            100           100
Nov 10, 2012.............................         100            100            100            100           100
Nov 10, 2013.............................         100            100            100            100           100
Nov 10, 2014.............................         100            100            100            100           100
Nov 10, 2015.............................           0              0              0              0             0
Weighted Average Life in Years...........         9.92           9.90           9.88           9.82          9.60

                 PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-J CERTIFICATES

                                                                 0% CPR DURING LOCKOUT, DEFEASANCE
                                                         AND YIELD MAINTENANCE OTHERWISE AT INDICATED CPR
                                            -------------------------------------------------------------------------
                PAYMENT DATE                     0 CPR         25 CPR         50 CPR         75 CPR        100 CPR
-----------------------------------------   -------------- -------------- -------------- -------------- -------------

Initial Date.............................         100            100            100            100           100
Nov 10, 2006.............................         100            100            100            100           100
Nov 10, 2007.............................         100            100            100            100           100
Nov 10, 2008.............................         100            100            100            100           100
Nov 10, 2009.............................         100            100            100            100           100
Nov 10, 2010.............................         100            100            100            100           100
Nov 10, 2011.............................         100            100            100            100           100
Nov 10, 2012.............................         100            100            100            100           100
Nov 10, 2013.............................         100            100            100            100           100
Nov 10, 2014.............................         100            100            100            100           100
Nov 10, 2015.............................           0              0              0              0             0
Weighted Average Life in Years...........         9.94           9.94           9.94           9.93          9.64

                                      D-3

                  PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES

                                                                 0% CPR DURING LOCKOUT, DEFEASANCE
                                                         AND YIELD MAINTENANCE OTHERWISE AT INDICATED CPR
                                            -------------------------------------------------------------------------
                PAYMENT DATE                     0 CPR         25 CPR         50 CPR         75 CPR        100 CPR
-----------------------------------------   -------------- -------------- -------------- -------------- -------------

Initial Date.............................         100            100            100            100           100
Nov 10, 2006.............................         100            100            100            100           100
Nov 10, 2007.............................         100            100            100            100           100
Nov 10, 2008.............................         100            100            100            100           100
Nov 10, 2009.............................         100            100            100            100           100
Nov 10, 2010.............................         100            100            100            100           100
Nov 10, 2011.............................         100            100            100            100           100
Nov 10, 2012.............................         100            100            100            100           100
Nov 10, 2013.............................         100            100            100            100           100
Nov 10, 2014.............................         100            100            100            100           100
Nov 10, 2015.............................           0              0              0              0             0
Weighted Average Life in Years...........         9.94           9.94           9.94           9.94          9.69

                  PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES

                                                                 0% CPR DURING LOCKOUT, DEFEASANCE
                                                         AND YIELD MAINTENANCE OTHERWISE AT INDICATED CPR
                                            -------------------------------------------------------------------------
                PAYMENT DATE                     0 CPR         25 CPR         50 CPR         75 CPR        100 CPR
-----------------------------------------   -------------- -------------- -------------- -------------- -------------

Initial Date.............................          100           100            100            100            100
Nov 10, 2006.............................          100           100            100            100            100
Nov 10, 2007.............................          100           100            100            100            100
Nov 10, 2008.............................          100           100            100            100            100
Nov 10, 2009.............................          100           100            100            100            100
Nov 10, 2010.............................          100           100            100            100            100
Nov 10, 2011.............................          100           100            100            100            100
Nov 10, 2012.............................          100           100            100            100            100
Nov 10, 2013.............................          100           100            100            100            100
Nov 10, 2014.............................          100           100            100            100            100
Nov 10, 2015.............................            0             0              0              0              0
Weighted Average Life in Years...........          9.94          9.94           9.94           9.94           9.69

                  PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES

                                                                 0% CPR DURING LOCKOUT, DEFEASANCE
                                                         AND YIELD MAINTENANCE OTHERWISE AT INDICATED CPR
                                            -------------------------------------------------------------------------
                PAYMENT DATE                     0 CPR         25 CPR         50 CPR         75 CPR        100 CPR
-----------------------------------------   -------------- -------------- -------------- -------------- -------------

Initial Date.............................         100            100            100            100           100
Nov 10, 2006.............................         100            100            100            100           100
Nov 10, 2007.............................         100            100            100            100           100
Nov 10, 2008.............................         100            100            100            100           100
Nov 10, 2009.............................         100            100            100            100           100
Nov 10, 2010.............................         100            100            100            100           100
Nov 10, 2011.............................         100            100            100            100           100
Nov 10, 2012.............................         100            100            100            100           100
Nov 10, 2013.............................         100            100            100            100           100
Nov 10, 2014.............................         100            100            100            100           100
Nov 10, 2015.............................           0              0              0              0             0
Weighted Average Life in Years...........          9.94          9.94           9.94           9.94          9.69

                                      D-4

                  PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS E CERTIFICATES

                                                                 0% CPR DURING LOCKOUT, DEFEASANCE
                                                         AND YIELD MAINTENANCE OTHERWISE AT INDICATED CPR
                                            -------------------------------------------------------------------------
                PAYMENT DATE                     0 CPR         25 CPR         50 CPR         75 CPR        100 CPR
-----------------------------------------   -------------- -------------- -------------- -------------- -------------

Initial Date.............................         100            100            100            100           100
Nov 10, 2006.............................         100            100            100            100           100
Nov 10, 2007.............................         100            100            100            100           100
Nov 10, 2008.............................         100            100            100            100           100
Nov 10, 2009.............................         100            100            100            100           100
Nov 10, 2010.............................         100            100            100            100           100
Nov 10, 2011.............................         100            100            100            100           100
Nov 10, 2012.............................         100            100            100            100           100
Nov 10, 2013.............................         100            100            100            100           100
Nov 10, 2014.............................         100            100            100            100           100
Nov 10, 2015.............................           0              0              0              0             0
Weighted Average Life in Years...........         9.94           9.94           9.94           9.94          9.69

                                      D-5

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX E

                         FORM OF PAYMENT DATE STATEMENT

                                      E-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

ABN AMRO [LOGO]                               GREENWICH CAPITAL COMMERCIAL FUNDING CORP.           Statement Date:     12/12/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE TRUST 2005-GG5,              Payment Date:       12/12/2005
135 S. LaSalle Street Suite 1625            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,         Prior Payment:             N/A
Chicago, IL 60603                                          SERIES 2005-GG3                         Next Payment:        1/10/2006
                                                                                                   Record Date:         11/3/2005

                                                     ABN AMRO ACCT: XX-XXXX-XX-X
Administrator:                                                                                     Analyst:
                                                 REPORTING PACKAGE TABLE OF CONTENTS

====================================================================================================================================

====================================   ==================================================   ========================================
                                                                                  Page(s)
                                                                                  -------
Issue Id:                   GC005GG3   REMIC Certificate Report                              Closing Date:                2/10/2005
Monthly Data File Name:                Bond Interest Reconciliation                          First Payment Date:          3/11/2005
               GC005GG3_YYYYMM_3.zip   Cash Reconciliation Summary                           Assumed Final Payment Date:  mm/dd/yyyy
                                       15 Month Historical Loan Status Summary
====================================   15 Month Historical Payoff/Loss Summary               =======================================
                                       Historical Collateral Level Prepayment Report
                                       Delinquent Loan Detail
                                       Mortgage Loan Characteristics
                                       Loan Level Detail
                                       Specially Serviced Report
                                       Modified Loan Detail
                                       Realized Loss Detail
                                       Appraisal Reduction Detail

                                       ==================================================

             ==========================================================================================================
                                                        CONTACT INFORMATION
             ----------------------------------------------------------------------------------------------------------
                                        DEPOSITOR: Greenwich Capital Commercial Funding Corp.
              UNDERWRITERS: Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC,
                    Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets LLC

                                                SPECIAL SERVICER: LNR Partners, Inc.
                                                     RATING AGENCY: S&P/Moody's
             ==========================================================================================================

                                 ==================================================================
                                 INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                                 ------------------------------------------------------------------
                                     LaSalle Web Site                          www.etrustee.net
                                     Servicer Website                          www.wachovia.com
                                     LaSalle Factor Line                         (800) 246-5761

                                 ==================================================================

====================================================================================================================================

ABN AMRO [LOGO]                               GREENWICH CAPITAL COMMERCIAL FUNDING CORP.           Statement Date:     12/12/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE TRUST 2005-GG5,              Payment Date:       12/12/2005
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,         Prior Payment:             N/A
                                                           SERIES 2005-GG3                         Next Payment:        1/10/2006
WAC:                                                                                               Record Date:         11/3/2005
WA Life Term:
WA Amort Term:                                      ABN AMRO ACCT: XX-XXXX-XX-X
Current Index:
Next Index:                                           REMIC CERTIFICATE REPORT
====================================================================================================================================
            ORIGINAL       OPENING    PRINCIPAL     PRINCIPAL      NEGATIVE      CLOSING     INTEREST     INTEREST     PASS-THROUGH
CLASS    FACE VALUE (1)    BALANCE     PAYMENT    ADJ. OR LOSS   AMORTIZATION    BALANCE      PAYMENT    ADJUSTMENT       RATE (2)
CUSIP      Per 1,000      Per 1,000   Per 1,000     Per 1,000      Per 1,000    Per 1,000    Per 1,000    Per 1,000    Next Rate (3)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                  0.00          0.00         0.00          0.00          0.00         0.00         0.00          0.00
====================================================================================================================================
                                                                                Total P&I Payment        0.00
                                                                                ==============================

Notes:  (1) N denotes notional balance not included in total    (2) Interest Paid minus Interest Adjustment minus Deferred
        Interest equals Accrued     (3) Estimated.

ABN AMRO [LOGO]                               GREENWICH CAPITAL COMMERCIAL FUNDING CORP.           Statement Date:     12/12/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE TRUST 2005-GG5,              Payment Date:       12/12/2005
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,         Prior Payment:             N/A
                                                           SERIES 2005-GG3                         Next Payment:        1/10/2006
                                                                                                   Record Date:         11/3/2005
                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                                   BOND INTEREST RECONCILIATION

=============================================================================================================================
                                            Deductions                                     Additions
                                  --------------------------------------------  ----------------------------------
          Accrual      Accrued                 Add.      Deferred &              Prior       Prepay-     Other     Distributable
       ------------  Certificate  Allocable   Trust      Accretion    Interest  Int. Short-    ment     Interest    Certificate
Class  Method  Days   Interest      PPIS    Expense (1)  Interest     Loss/Exp   falls Due  Penalties  Proceeds(2)    Interest
--------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                         0.00       0.00       0.00       0.00         0.00        0.00       0.00       0.00         0.00
===============================================================================================================================

===============================================

            Remaining
 Interest  Outstanding       Credit Support
 Payment     Interest    ----------------------
  Amount    Shortfalls    Original   Current(3)
-----------------------------------------------

-----------------------------------------------
0.00          0.00
===============================================

(1) Additional Trust Expenses are fees allocated directly to the bond resulting in a deduction to accrued interest and not carried as an outstanding shortfall.
(2) Other Interest Proceeds include default interest, PPIE and Recoveries of Interest.
(3) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and
    (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

ABN AMRO [LOGO]                               GREENWICH CAPITAL COMMERCIAL FUNDING CORP.           Statement Date:     12/12/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE TRUST 2005-GG5,              Payment Date:       12/12/2005
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,         Prior Payment:             N/A
                                                           SERIES 2005-GG3                         Next Payment:        1/10/2006
                                                                                                   Record Date:         11/3/2005
                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                                    CASH RECONCILIATION SUMMARY

====================================================================================================================================

-------------------------------------------   ------------------------------------------- ------------------------------------------
            INTEREST SUMMARY                            SERVICING FEE SUMMARY                         PRINCIPAL SUMMARY
-------------------------------------------   ------------------------------------------- ------------------------------------------
Current Scheduled Interest                   Current Servicing Fees                       SCHEDULED PRINCIPAL:
Less Deferred Interest                       Plus Fees Advanced for PPIS                  Current Scheduled Principal
Plus Advance Interest                        Less Reduction for PPIS                      Advanced Scheduled Principal
Plus Unscheduled Interest                    Plus Delinquent Servicing Fees               ------------------------------------------
PPIS Reducing Scheduled Interest             -------------------------------------------- Scheduled Principal
Less Total Fees Paid To Servicer             Total Servicing Fees                         ------------------------------------------
Plus Fees Advanced for PPIS                  -------------------------------------------- UNSCHEDULED PRINCIPAL:
Less Fee Strips Paid by Servicer                                                          Curtailments
Less Misc. Fees & Expenses                   -------------------------------------------- Prepayments in Full
Less Non Recoverable Advances                                PPIS SUMMARY                 Liquidations Proceeds
-------------------------------------------  -------------------------------------------- Repurchase Proceeds
Interest Due Trust                           Gross PPIS                                   Other Principal Proceeds
-------------------------------------------  Reduced by PPIE                              ------------------------------------------
Less Trust Fee                               Reduced by Shortfalls in Fees                Unscheduled Principal Distribution
Less Fee Strips Paid by Trust                Reduced by Other Amounts                     ------------------------------------------
Less Misc. Fees Paid by Trust                -------------------------------------------- Remittance Principal
-------------------------------------------  PPIS Reducing Scheduled Interest             ------------------------------------------
Remittance Interest                          --------------------------------------------
-------------------------------------------  PPIS Reducing Servicing Fee                  ------------------------------------------
                                             -------------------------------------------- Servicer Wire Amount
                                             PPIS Due Certificate                         ------------------------------------------
                                             --------------------------------------------

                                             --------------------------------------------
                                                        POOL BALANCE SUMMARY
                                             --------------------------------------------
                                                                       Balance    Count
                                             --------------------------------------------
                                             Beginning Pool
                                             Scheduled Principal
                                             Unscheduled Principal
                                             Deferred Interest
                                             Liquidations
                                             Repurchases
                                             Ending Pool
                                             --------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                                      ADVANCE
                                                      -------

 PRIOR OUTSTANDING                CURRENT PERIOD                    RECOVERED               ENDING OUTSTANDING
Principal    Interest          Principal    Interest          Principal    Interest       Principal    Interest
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

ABN AMRO [LOGO]                               GREENWICH CAPITAL COMMERCIAL FUNDING CORP.           Statement Date:     12/12/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE TRUST 2005-GG5,              Payment Date:       12/12/2005
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,         Prior Payment:             N/A
                                                           SERIES 2005-GG3                         Next Payment:        1/10/2006
                                                                                                   Record Date:         11/3/2005
                                                   ABN AMRO ACCT: XX-XXXX-XX-X
                                    ASSET BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

============   ============================================================================== ======================================
                                        Delinquency Aging Categories                                 Special Event Categories (1)
               ------------------------------------------------------------------------------ --------------------------------------
                                                                                                              Specially
               Delinq 1 Month  Delinq 2 Months  Delinq 3+ Months   Foreclosure       REO      Modifications   Serviced   Bankruptcy
Distribution   --------------  ---------------  ----------------  -------------  -----------  -------------  ----------  -----------
    Date       #      Balance  #      Balance   #        Balance  #     Balance  #   Balance  #     Balance  #  Balance  #  Balance
============   ============================================================================== ======================================

------------   ------------------------------------------------------------------------------ --------------------------------------

============   ============================================================================== ======================================

(1) Note: Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category.

ABN AMRO [LOGO]                               GREENWICH CAPITAL COMMERCIAL FUNDING CORP.           Statement Date:     12/12/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE TRUST 2005-GG5,              Payment Date:       12/12/2005
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,         Prior Payment:             N/A
                                                           SERIES 2005-GG3                         Next Payment:        1/10/2006
                                                                                                   Record Date:         11/3/2005
                                                    ABN AMRO ACCT: XX-XXXX-XX-X
                                     ASSET BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

============  ==================================================================================  ==================================
                                                          Appraisal                    Realized
               Ending Pool (1)  Payoffs (2)  Penalties   Reduct. (2) Liquidations (2) Losses (2)  Remaining Term  Curr Weighted Avg.
Distribution  ----------------------------------------------------------------------------------  ----------------------------------
   Date        #       Balance  #   Balance  #  Amount   #   Balance  #      Balance  #   Amount  Life    Amort.  Coupon     Remit
============  ==================================================================================  ==================================

  12/12/05

------------  ----------------------------------------------------------------------------------  ----------------------------------

============  ==================================================================================  ==================================

(1) Percentage based on pool as of cutoff.       (2) Percentage based on pool as of beginning of period.

ABN AMRO [LOGO]                               GREENWICH CAPITAL COMMERCIAL FUNDING CORP.           Statement Date:     12/12/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE TRUST 2005-GG5,              Payment Date:       12/12/2005
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,         Prior Payment:             N/A
                                                           SERIES 2005-GG3                         Next Payment:        1/10/2006
                                                                                                   Record Date:         11/3/2005
                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                           HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT
======================== ==================================== ====================== ================= ===========================
Disclosure  Distribution  Initial          Payoff   Penalty    Prepayment  Maturity    Property               Remaining Term
 Control #      Date      Balance   Type   Amount    Amount       Date       Date        Type    State  DSCR   Life  Amort.   Rate
======================== ==================================== ====================== ================= ===========================

------------------------  ------------------------------------  ----------------------  -------------------------------------------

========================  ====================================  ======================  ===========================================
                          CUMULATIVE              0         0
                                            ==================

ABN AMRO [LOGO]                               GREENWICH CAPITAL COMMERCIAL FUNDING CORP.           Statement Date:     12/12/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE TRUST 2005-GG5,              Payment Date:       12/12/2005
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,         Prior Payment:             N/A
                                                           SERIES 2005-GG3                         Next Payment:        1/10/2006
                                                                                                   Record Date:         11/3/2005
                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                                       DELINQUENT LOAN DETAIL
====================================================================================================================================
                  Paid               Outstanding  Out. Property                    Special
  Disclosure      Thru  Current P&I      P&I        Protection     Advance         Servicer     Foreclosure  Bankruptcy    REO
   Control #      Date    Advance     Advances**     Advances    Description(1)  Transfer Date      Date        Date       Date
====================================================================================================================================

====================================================================================================================================
A. P&I Advance - Loan in Grace Period   1. P&I Advance - Loan delinquent 1 month   3. P&I Advance - Loan delinquent 3 months or More
B. P&I Advance - Late Payment but       2. P&I Advance - Loan delinquent 2 months  4. Matured Balloon/Assumed Scheduled Payment
     < one month delinq
====================================================================================================================================
**  Outstanding P&I Advances include the current period P&I Advance

ABN AMRO [LOGO]                               GREENWICH CAPITAL COMMERCIAL FUNDING CORP.           Statement Date:     12/12/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE TRUST 2005-GG5,              Payment Date:       12/12/2005
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,         Prior Payment:             N/A
                                                           SERIES 2005-GG3                         Next Payment:        1/10/2006
                                                                                                   Record Date:         11/3/2005
                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                                   MORTGAGE LOAN CHARACTERISTICS

                                                 DISTRIBUTION OF PRINCIPAL BALANCES
====================================================================================================================================
                                                                                                       Weighted Average
          Current Scheduled                   # of      Scheduled         % of                ----------------------------------
              Balances                       Loans       Balance         Balance              Term          Coupon         DSCR
====================================================================================================================================

====================================================================================================================================
                                             0                  0         0.00%
====================================================================================================================================
Average Scheduled Balance
Maximum Scheduled Balance
Minimum Scheduled Balance

                                              DISTRIBUTION OF MORTGAGE INTEREST RATES
====================================================================================================================================
                                                                                                       Weighted Average
          Current Mortgage                    # of      Scheduled         % of                ----------------------------------
            Interest Rate                     Loans      Balance         Balance              Term          Coupon         DSCR
====================================================================================================================================

====================================================================================================================================
                                             0                  0         0.00%
====================================================================================================================================

Minimum Mortgage Interest Rate                           10.0000%
Maximum Mortgage Interest Rate                           10.0000%

                                         DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)
====================================================================================================================================
                                                                                                      Weighted Average
          Fully Amortizing                   # of      Scheduled          % of               ----------------------------------
           Mortgage Loans                    Loans      Balance          Balance             Term          Coupon         DSCR
====================================================================================================================================

====================================================================================================================================
                                           0                  0         0.00%
====================================================================================================================================

                                                                Minimum Remaining Term
                                                                Maximum Remaining Term

                                              DISTRIBUTION OF REMAINING TERM (BALLOON)
====================================================================================================================================
                                                                                                       Weighted Average
              Balloon                         # of      Scheduled         % of                ----------------------------------
           Mortgage Loans                     Loans      Balance         Balance              Term          Coupon         DSCR
====================================================================================================================================

        0       to      60

        61      to      120

       121      to      180

       181      to      240

       241      to      360

====================================================================================================================================
                                             0                  0         0.00%
====================================================================================================================================

Minimum Remaining Term                  0
Maximum Remaining Term                  0

ABN AMRO [LOGO]                               GREENWICH CAPITAL COMMERCIAL FUNDING CORP.           Statement Date:     12/12/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE TRUST 2005-GG5,              Payment Date:       12/12/2005
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,         Prior Payment:             N/A
                                                           SERIES 2005-GG3                         Next Payment:        1/10/2006
                                                                                                   Record Date:         11/3/2005
                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                                   MORTGAGE LOAN CHARACTERISTICS

                                                   DISTRIBUTION OF DSCR (CURRENT)
====================================================================================================================================
          Debt Service                        # of      Scheduled         % of
         Coverage Ratio                       Loans      Balance         Balance              WAMM            WAC          DSCR
====================================================================================================================================

====================================================================================================================================
                                             0                  0         0.00%
====================================================================================================================================

Maximum DSCR
Minimum DSCR

                                                         GEOGRAPHIC DISTRIBUTION
====================================================================================================================================
                                              # of      Scheduled         % of
         State                                Loans      Balance         Balance              WAMM            WAC         DSCR
====================================================================================================================================

====================================================================================================================================
                                                 0                          0.00%
====================================================================================================================================

                                                       DISTRIBUTION OF DSCR (CUTOFF)
====================================================================================================================================
     Debt Service                             # of      Scheduled         % of
    Coverage Ratio                            Loans      Balance         Balance              WAMM            WAC        DSCR
====================================================================================================================================

====================================================================================================================================
                                             0                  0         0.00%
====================================================================================================================================

Maximum DSCR                            0.00
Minimum DSCR                            0.00

ABN AMRO [LOGO]                               GREENWICH CAPITAL COMMERCIAL FUNDING CORP.           Statement Date:     12/12/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE TRUST 2005-GG5,              Payment Date:       12/12/2005
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,         Prior Payment:             N/A
                                                           SERIES 2005-GG3                         Next Payment:        1/10/2006
                                                                                                   Record Date:         11/3/2005
                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                                   MORTGAGE LOAN CHARACTERISTICS

                                                   DISTRIBUTION OF PROPERTY TYPES
====================================================================================================================================
                                              # of      Scheduled         % of
        Property Types                        Loans      Balance         Balance              WAMM            WAC        DSCR
====================================================================================================================================

====================================================================================================================================
                                             0                  0         0.00%
====================================================================================================================================

                                                    DISTRIBUTION OF LOAN SEASONING
====================================================================================================================================
  Current Scheduled               # of      Scheduled         % of
     Balances                     Loans      Balance         Balance              WAMM            WAC        DSCR
====================================================================================================================================

====================================================================================================================================
                                             0                  0         0.00%
====================================================================================================================================

                                                    DISTRIBUTION OF AMORTIZATION TYPE
====================================================================================================================================
  Current Scheduled               # of      Scheduled         % of
     Balances                     Loans      Balance         Balance              WAMM            WAC        DSCR
====================================================================================================================================

====================================================================================================================================

====================================================================================================================================

                                                    DISTRIBUTION OF YEAR LOANS MATURING
====================================================================================================================================
                                              # of      Scheduled      % of
         Year                                 Loans      Balance      Balance                  WAMM            WAC           DSCR
====================================================================================================================================

        1998
        1999
        2000
        2001
        2002
        2003
        2004
        2005
        2006
        2007
        2008
    2009 & Longer

====================================================================================================================================
                                                0             0        0.00%
====================================================================================================================================

ABN AMRO [LOGO]                               GREENWICH CAPITAL COMMERCIAL FUNDING CORP.           Statement Date:     12/12/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE TRUST 2005-GG5,              Payment Date:       12/12/2005
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,         Prior Payment:             N/A
                                                           SERIES 2005-GG3                         Next Payment:        1/10/2006
                                                                                                   Record Date:         11/3/2005
                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                                          LOAN LEVEL DETAIL
====================================================================================================================================
                                                  Operating               Ending                            Spec.         Loan
Disclosure         Property                       Statement   Maturity   Principal  Note  Scheduled  Mod.   Serv   ASER   Status
Control #    Grp     Type     State   DSCR   NOI     Date       Date      Balance   Rate     P&I     Flag   Flag   Flag   Code(1)
====================================================================================================================================

====================================================================================================================================
                              W/Avg   0.00     0                                0                0
====================================================================================================================================

======================================
              Prepayment
--------------------------------------
    Amount      Penalty        Date
======================================

======================================
         0            0
======================================

*    NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.
------------------------------------------------------------------------------------------------------------------------------------
(1)  Legend:   A. P&I Adv-in Grace Period        1.  P&I Adv-delinquent 1 month         6.  Specially Serviced     11.  Modification
               B. P&I Adv-< one month delinq     2.  P&I Adv-delinquent 2 months        7.  Foreclosure
                                                 3.  P&I Adv-delinquent 3+ months       8.  Bankruptcy
                                                 4.  Mat. Balloon/Assumed P&I           9.  REO
                                                 5.  Prepaid in Full                    10. DPO
====================================================================================================================================

ABN AMRO [LOGO]                               GREENWICH CAPITAL COMMERCIAL FUNDING CORP.           Statement Date:     12/12/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE TRUST 2005-GG5,              Payment Date:       12/12/2005
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,         Prior Payment:             N/A
                                                           SERIES 2005-GG3                         Next Payment:        1/10/2006
                                                                                                   Record Date:         11/3/2005
                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                              SPECIALLY SERVICED (PART I) ~ LOAN DETAIL

========================  ================================  =========================================  ==================
                                       Balance                                      Remaining Term
Disclosure    Transfer    --------------------------------   Note    Maturity     -------------------       Property
 Control #       Date         Scheduled          Actual      Rate      Date        Life       Amort.          Type
========================  ================================  =========================================  ==================

========================  ================================  =========================================  ==================

=========  ==================================================
                                                    NOI
  State           NOI             DSCR              Date
=========  =================================================

=========  =================================================

ABN AMRO [LOGO]                               GREENWICH CAPITAL COMMERCIAL FUNDING CORP.           Statement Date:     12/12/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE TRUST 2005-GG5,              Payment Date:       12/12/2005
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,         Prior Payment:             N/A
                                                           SERIES 2005-GG3                         Next Payment:        1/10/2006
                                                                                                   Record Date:         11/3/2005
                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                    SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS

==========================================================   =======================================================================
   Disclosure                     Resolution
    Control #                      Strategy                                                Comments
==========================================================   =======================================================================

==========================================================   =======================================================================

ABN AMRO [LOGO]                               GREENWICH CAPITAL COMMERCIAL FUNDING CORP.           Statement Date:     12/12/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE TRUST 2005-GG5,              Payment Date:       12/12/2005
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,         Prior Payment:             N/A
                                                           SERIES 2005-GG3                         Next Payment:        1/10/2006
                                                                                                   Record Date:         11/3/2005
                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                                        MODIFIED LOAN DETAIL

============================================================  ========================================================
   Disclosure            Modification           Modified                         Modification
    Control #               Date                  Code                            Description
------------------------------------------------------------  --------------------------------------------------------

============================================================  ========================================================

ABN AMRO [LOGO]                               GREENWICH CAPITAL COMMERCIAL FUNDING CORP.           Statement Date:     12/12/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE TRUST 2005-GG5,              Payment Date:       12/12/2005
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,         Prior Payment:             N/A
                                                           SERIES 2005-GG3                         Next Payment:        1/10/2006
                                                                                                   Record Date:         11/3/2005
                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                                        REALIZED LOSS DETAIL

==========================================================================================================================
                                                            Beginning                     Gross Proceeds        Aggregate
Distribution    Disclosure    Appraisal     Appraisal       Scheduled        Gross          as a % of          Liquidation
  Period        Control #       Date          Value          Balance        Proceeds     Sched  Principal       Expenses *
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL                                                   0.00            0.00                                 0.00
CUMULATIVE                                                      0.00            0.00                                 0.00
==========================================================================================================================

======================================================================
     Net                      Net Proceeds
 Liquidation                   as a % of              Realized
  Proceeds                   Sched. Balance             Loss
----------------------------------------------------------------------

----------------------------------------------------------------------
      0.00                                                 0.00
      0.00                                                 0.00
======================================================================

* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

ABN AMRO [LOGO]                               GREENWICH CAPITAL COMMERCIAL FUNDING CORP.           Statement Date:     12/12/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE TRUST 2005-GG5,              Payment Date:       12/12/2005
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,         Prior Payment:             N/A
                                                           SERIES 2005-GG3                         Next Payment:        1/10/2006
                                                                                                   Record Date:         11/3/2005
                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                                     APPRAISAL REDUCTION DETAIL

========================  =========================  ==========================================
                                                                              Remaining Term
Disclosure     Appraisal    Scheduled   Reduction      Note     Maturity    --------------------
 Control #     Red. Date     Balance      Amount       Rate       Date        Life        Amort.
========================  =========================  ==========================================

========================  =========================  ==========================================

=============================  =========  ==================================
                                                      Appraisal
   Property                               ----------------------------------
     Type        State           DSCR        Value                Date
=============================  =========  ==================================

=============================  =========  ==================================

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     ANNEX F

                       TERMS OF THE CLASS XP CERTIFICATES

CLASS XP PASS-THROUGH RATE:

     The pass-through rate applicable to the class XP certificates for each payment date will equal the weighted average of the class XP strip rates at which interest accrues from time to time on the various components of the class
XP certificates outstanding immediately prior to such payment date (weighted on the basis of the balances of those class XP components immediately prior to the payment date). Each class XP component will be comprised of all or a designated portion of the principal balance of a specified class of principal balance certificates. If all or a designated portion of the principal balance of any class of principal balance certificates is identified in the table below as being part of the notional amount of the class XP certificates immediately prior to any payment date, then that principal balance (or designated portion thereof)
will represent one or more separate class XP components for purposes of calculating the pass-through rate of the class XP certificates. For each payment date through and including the payment date in November 2012, the class XP strip rate for each class XP component will equal (x) the lesser of (1) the Weighted
Average Pool Pass-Through Rate for such payment date, and (2) the reference rate specified on Schedule F-1 hereto for such payment date, minus (y) the pass-through rate for the corresponding principal balance class of certificates related to such component (but in no event will any class XP strip rate be less than zero).

     After the payment date in November 2012, the class XP certificates will cease to accrue interest and will have a 0% pass-through rate.

NOTIONAL AMOUNT OF CLASS XP CERTIFICATES:

The notional amount of the class XP certificates will vary over time and, for each time period specified in the heading of the columns in the table below, the notional amount of the class XP certificates will be equal to the sum of the amounts set forth in such column.

------------------------------- ---------------------------- ---------------------------- ----------------------------

INITIAL PAYMENT DATE THROUGH    PAYMENT DATE IN DECEMBER     PAYMENT DATE IN JUNE 2007    PAYMENT DATE IN DECEMBER
PAYMENT DATE IN NOVEMBER 2006   2006 THROUGH PAYMENT DATE    THROUGH PAYMENT DATE IN      2007 THROUGH PAYMENT DATE
                                IN MAY 2007                  NOVEMBER 2007                IN MAY 2008
------------------------------- ---------------------------- ---------------------------- ----------------------------
the lesser of $94,983,000 and   the lesser of $15,661,000     the lesser of $834,383,000   the lesser of $743,813,000
the principal balance           and the principal balance     and the principal balance    and the principal balance
of the class A-1                of the class A-1              of the class A-2             of the class A-2
certificates                    certificates                  certificates                 certificates
------------------------------- ---------------------------- ---------------------------- ----------------------------
the aggregate principal         the aggregate principal      the aggregate principal      the aggregate principal
balances of the class A-2,      balances of the class A-2,   balances of the class A-3,   balances of the class A-3,
class A-3, class A-4-1, class   class A-3, class A-4-1,      class A-4-1, class A-4-2,    class A-4-1, class A-4-2,
A-4-2, class A-AB, class A-5,   class A-4-2, class A-AB,     class A-AB, class A-5,       class A-AB, class A-5,
class A-M, class A-J, class     class A-5, class A-M,        class A-M, class A-J,        class A-M, class A-J,
B, class C, class D, class E,   class A-J, class B, class    class B, class C, class D,   class B, class C, class D,
class F, class G, class H,      C, class D, class E, class   class E, class F, class G,   class E, class F, class G,
class J, class K and class L    F, class G, class H, class   class H, class J, class K    class H and class J
certificates                    J, class K and class L       and class L certificates     certificates
                                certificates
------------------------------- ---------------------------- ---------------------------- ----------------------------
                                                                                          the lesser of $13,704,000
                                                                                          and the principal balance
                                                                                          of the class K certificates
------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------
PAYMENT DATE IN JUNE 2008       PAYMENT DATE IN DECEMBER     PAYMENT DATE IN JUNE 2009    PAYMENT DATE IN DECEMBER
THROUGH PAYMENT DATE IN         2008 THROUGH PAYMENT DATE    THROUGH PAYMENT DATE IN      2009 THROUGH PAYMENT DATE
NOVEMBER 2008                   IN MAY 2009                  NOVEMBER 2009                IN MAY 2010
------------------------------- ---------------------------- ---------------------------- ----------------------------
the lesser of $654,905,000      the lesser of $559,065,000   the lesser of $448,536,000   the lesser of $152,001,000
and the principal balance of    and the principal balance    and the principal balance    and the principal balance
the class A-2 certificates      of the class A-2             of the class A-2             of the class A-2
                                certificates                 certificates                 certificates
------------------------------- ---------------------------- ---------------------------- ----------------------------
the aggregate principal         the aggregate principal      the aggregate principal      the aggregate principal
balances of the class A-3,      balances of the class A-3,   balances of the class A-3,   balances of the class A-3,
class A-4-1, class A-4-2,       class A-4-1, class A-4-2,    class A-4-1, class A-4-2,    class A-4-1, class A-4-2,
class A-AB, class A-5, class    class A-AB, class A-5,       class A-AB, class A-5,       class A-AB, class A-5,
A-M, class A-J, class B,        class A-M, class A-J,        class A-M, class A-J,        class A-M, class A-J,
class C, class D, class E,      class B, class C, class D,   class B, class C, class D,   class B, class C, class D
class F and class G             class E, class F and class   class E and class F          and class E certificates
certificates                    G certificates               certificates
------------------------------- ---------------------------- ---------------------------- ----------------------------
the lesser of $41,798,000 and   the lesser of $1,464,000     the lesser of $5,425,000     the lesser of $21,446,000 and
the principal balance of the    and the principal balance    the principal balance        the principal balance of the
class H certificates            of the class H certificates   of the class G certificates class F certificates
------------------------------- ---------------------------- ---------------------------- ----------------------------

                                      F-1

------------------------------- ---------------------------- ---------------------------- ----------------------------
PAYMENT DATE IN JUNE 2010       PAYMENT DATE IN DECEMBER     PAYMENT DATE IN JUNE 2011    PAYMENT DATE IN DECEMBER
THROUGH PAYMENT DATE IN         2010 THROUGH PAYMENT DATE    THROUGH PAYMENT DATE IN      2011 THROUGH PAYMENT DATE
NOVEMBER 2010                   IN MAY 2011                  NOVEMBER 2011                IN MAY 2012
------------------------------- ---------------------------- ---------------------------- ----------------------------
the lesser of $37,624,000 and    the lesser of $112,514,000  the lesser of $22,374,000    the lesser of $1,167,921,000
the principal balance of the     and the principal balance   and the principal balance    and the principal balance
class A-4-2 certificates         of the class A-AB           of the class A-AB            of the class A-5 certificates
                                 certificates                certificates
------------------------------- ---------------------------- ---------------------------- ----------------------------
the aggregate principal          the aggregate principal     the aggregate principal      the aggregate principal
balances of the class A-AB,      balances of the class A-5,  balances of the class A-5,   balances of the class A-M,
Class A-5, class A-M, class A-J, class A-M, class A-J,       class A-M, class A-J,        and A-J, class B and class C
class B, class C and             class B and class C         class B and class C          certificates
class D certificates             certificates                ertificates
------------------------------- ---------------------------- ---------------------------- ----------------------------
the lesser of $24,690,000 and    the lesser of $77,312,000   the lesser of $50,693,000    the lesser of $25,267,000
the principal balance of the     and the principal balance   and the principal balance    and the principal balance
class E certificates             of the class D              of the class D certificates  of the class D certificates
                                 certificates
------------------------------- ---------------------------- ---------------------------- ----------------------------

                                              ------------------------------
                                              PAYMENT DATE IN JUNE 2012
                                              THROUGH PAYMENT DATE IN
                                              NOVEMBER 2012
                                              ------------------------------
                                              the lesser of $1,085,466,000
                                              and the principal balance of
                                              the class A-5 certificates
                                              ------------------------------
                                              the aggregate principal
                                              balances of the class A-M,
                                              class A-J, class B and class
                                              C certificates
                                              ------------------------------
                                              the lesser of $1,985,000 and
                                              the principal balance of the
                                              class D certificates
                                              ------------------------------

                                      F-2

                                  SCHEDULE F-1

                          CLASS XP REFERENCE RATES (%)

  INTEREST ACCRUAL PERIOD   MONTH OF PAYMENT DATE   CLASS XP REFERENCE RATE (%)
 ------------------------- ----------------------- ----------------------------
             1                   December 2005                5.339250
             2                    January 2006                5.339248
             3                   February 2006                5.339248
             4                     March 2006                 5.339369
             5                     April 2006                 5.516703
             6                      May 2006                  5.339239
             7                     June 2006                  5.516702
             8                     July 2006                  5.339234
             9                    August 2006                 5.516690
            10                   September 2006               5.516680
            11                    October 2006                5.339199
            12                   November 2006                5.516662
            13                   December 2006                5.339174
            14                    January 2007                5.339159
            15                   February 2007                5.339146
            16                     March 2007                 5.339297
            17                     April 2007                 5.516595
            18                      May 2007                  5.339098
            19                     June 2007                  5.516569
            20                     July 2007                  5.339068
            21                    August 2007                 5.516544
            22                   September 2007               5.516534
            23                    October 2007                5.339034
            24                   November 2007                5.516527
            25                   December 2007                5.339032
            26                    January 2008                5.516532
            27                   February 2008                5.339031
            28                     March 2008                 5.339107
            29                     April 2008                 5.516520
            30                      May 2008                  5.339001
            31                     June 2008                  5.516497
            32                     July 2008                  5.338974
            33                    August 2008                 5.516472
            34                   September 2008               5.516463
            35                    October 2008                5.338944
            36                   November 2008                5.516452
            37                   December 2008                5.338925
            38                    January 2009                5.338913
            39                   February 2009                5.338905
            40                     March 2009                 5.339224
            41                     April 2009                 5.516402
            42                      May 2009                  5.338871
            43                     June 2009                  5.516386
            44                     July 2009                  5.338852
            45                    August 2009                 5.516369
            46                   September 2009               5.516362
            47                    October 2009                5.338830
            48                   November 2009                5.516362
            49                   December 2009                5.338820
            50                    January 2010                5.338814
            51                   February 2010                5.338810
            52                     March 2010                 5.339171
            53                     April 2010                 5.516341
            54                      May 2010                  5.334369
            55                     June 2010                  5.511746

                                      F-3

  INTEREST ACCRUAL PERIOD   MONTH OF PAYMENT DATE   CLASS XP REFERENCE RATE (%)
 ------------------------- ----------------------- ----------------------------
            56                     July 2010                  5.295218
            57                    August 2010                 5.466521
            58                   September 2010               5.444118
            59                    October 2010                5.268086
            60                   November 2010                5.442632
            61                   December 2010                5.267922
            62                    January 2011                5.267826
            63                   February 2011                5.267741
            64                     March 2011                 5.268078
            65                     April 2011                 5.442156
            66                      May 2011                  5.267446
            67                     June 2011                  5.441968
            68                     July 2011                  5.267258
            69                    August 2011                 5.430451
            70                   September 2011               5.430372
            71                    October 2011                5.256069
            72                   November 2011                5.430201
            73                   December 2011                5.255897
            74                    January 2012                5.430027
            75                   February 2012                5.255722
            76                     March 2012                 5.255787
            77                     April 2012                 5.429755
            78                      May 2012                  5.255449
            79                     June 2012                  5.429574
            80                     July 2012                  5.255268
            81                    August 2012                 5.442797
            82                   September 2012               5.443318
            83                    October 2012                5.268950
            84                   November 2012                5.443143

                                      F-4

                                     ANNEX G

                      CLASS A-AB PLANNED PRINCIPAL BALANCE

           PERIOD            MONTH OF PAYMENT DATE           BALANCE
        ------------      ---------------------------     --------------
              1                  December 2005            139,000,000.00
              2                   January 2006            139,000,000.00
              3                  February 2006            139,000,000.00
              4                    March 2006             139,000,000.00
              5                    April 2006             139,000,000.00
              6                     May 2006              139,000,000.00
              7                    June 2006              139,000,000.00
              8                    July 2006              139,000,000.00
              9                   August 2006             139,000,000.00
             10                  September 2006           139,000,000.00
             11                   October 2006            139,000,000.00
             12                  November 2006            139,000,000.00
             13                  December 2006            139,000,000.00
             14                   January 2007            139,000,000.00
             15                  February 2007            139,000,000.00
             16                    March 2007             139,000,000.00
             17                    April 2007             139,000,000.00
             18                     May 2007              139,000,000.00
             19                    June 2007              139,000,000.00
             20                    July 2007              139,000,000.00
             21                   August 2007             139,000,000.00
             22                  September 2007           139,000,000.00
             23                   October 2007            139,000,000.00
             24                  November 2007            139,000,000.00
             25                  December 2007            139,000,000.00
             26                   January 2008            139,000,000.00
             27                  February 2008            139,000,000.00
             28                    March 2008             139,000,000.00
             29                    April 2008             139,000,000.00
             30                     May 2008              139,000,000.00
             31                    June 2008              139,000,000.00
             32                    July 2008              139,000,000.00
             33                   August 2008             139,000,000.00
             34                  September 2008           139,000,000.00
             35                   October 2008            139,000,000.00
             36                  November 2008            139,000,000.00
             37                  December 2008            139,000,000.00
             38                   January 2009            139,000,000.00
             39                  February 2009            139,000,000.00
             40                    March 2009             139,000,000.00
             41                    April 2009             139,000,000.00
             42                     May 2009              139,000,000.00
             43                    June 2009              139,000,000.00
             44                    July 2009              139,000,000.00
             45                   August 2009             139,000,000.00
             46                  September 2009           139,000,000.00
             47                   October 2009            139,000,000.00
             48                  November 2009            139,000,000.00
             49                  December 2009            139,000,000.00
             50                   January 2010            139,000,000.00
             51                  February 2010            139,000,000.00
             52                    March 2010             139,000,000.00
             53                    April 2010             139,000,000.00
             54                     May 2010              139,000,000.00
             55                    June 2010              139,000,000.00

                                       G-1

             56                    July 2010              139,000,000.00
             57                   August 2010             139,000,000.00
             58                  September 2010           139,000,000.00
             59                   October 2010            139,000,000.00
             60                  November 2010            139,000,000.00
             61                  December 2010            139,000,000.00
             62                   January 2011            139,000,000.00
             63                  February 2011            139,000,000.00
             64                    March 2011             139,000,000.00
             65                    April 2011             139,000,000.00
             66                     May 2011              139,000,000.00
             67                    June 2011              139,000,000.00
             68                    July 2011              139,000,000.00
             69                   August 2011             139,000,000.00
             70                  September 2011           135,886,726.14
             71                   October 2011            132,948,865.79
             72                  November 2011            130,271,445.55
             73                  December 2011            127,308,276.51
             74                   January 2012            124,604,612.64
             75                  February 2012            121,888,373.67
             76                    March 2012             118,615,345.31
             77                    April 2012             115,871,229.98
             78                     May 2012              112,843,149.55
             79                    June 2012              110,072,175.56
             80                    July 2012              107,017,954.58
             81                   August 2012             104,118,957.34
             82                  September 2012           101,219,260.18
             83                   October 2012             97,986,733.18
             84                  November 2012             95,068,286.41
             85                  December 2012             91,805,443.12
             86                   January 2013             88,580,055.00
             87                  February 2013             85,361,827.83
             88                    March 2013              81,150,436.10
             89                    April 2013              77,897,463.21
             90                     May 2013               74,304,349.24
             91                    June 2013               71,019,383.12
             92                    July 2013               67,395,134.44
             93                   August 2013              64,077,878.79
             94                  September 2013            60,745,126.46
             95                   October 2013             57,074,373.28
             96                  November 2013             53,708,888.88
             97                  December 2013             50,006,282.01
             98                   January 2014             46,607,762.36
             99                  February 2014             43,193,364.58
            100                    March 2014              38,803,440.75
            101                    April 2014              35,352,538.44
            102                     May 2014               31,566,807.88
            103                    June 2014               28,082,078.89
            104                    July 2014               24,263,429.51
            105                   August 2014              20,744,560.48
            106                  September 2014            17,209,248.17
            107                   October 2014             13,341,372.45
            108                  November 2014              9,771,451.53
            109                  December 2014              5,869,896.09
            110                   January 2015              2,265,045.91
            111                  February 2015                      0.00

                                       G-2

                                     ANNEX H

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered Commercial Mortgage
Trust 2005-GG5, Commercial Mortgage Pass-Through Certificates, Series 2005-GG5,
Class A-1, Class A-2, Class A-3, Class A-4-1, Class A-4-2, Class A-AB, Class
A-5, Class A-M, Class A-J, Class B, Class C, Class D and Class E will be available only in book-entry form.

     The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

     Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

     As described under "Certain U.S. Federal Income Tax Documentation
Requirements" below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

     All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors'
interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

     Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their book-entry certificates through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

     Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

                                      H-1

     Trading between DTC Seller and Clearstream or Euroclear Purchaser. When
book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including November 1, 2005) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts.
However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or
Euroclear.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to
time zone differences in their favor, member organizations of Clearstream or
Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of
Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including November 1, 2005) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or
Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of
Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

                                      H-2

     Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     o    borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or
          Euroclear accounts, in accordance with the clearing system's customary procedures;

     o    borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

     o    staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S.
holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a
"U.S. withholding agent") establishing an exemption from withholding. A non-U.S.
holder may be subject to withholding unless each U.S. withholding agent receives:

     1.   from a non-U.S. holder that is classified as a corporation for U.S.
          federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS
          Form W-8BEN (or any successor form);

     2.   from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form
          W-8ECI (or any successor form);

     3.   from a non-U.S. holder that is classified as a partnership for U.S.
          federal income tax purposes, a duly completed and executed IRS Form
          W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

     4.   from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

          (a)  if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury
               Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

               (i)   stating the name, permanent residence address and qualified intermediary employer identification number of the
                     qualified intermediary and the country under the laws of
                     which the qualified intermediary is created, incorporated
                     or governed,

               (ii)  certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under
                     section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

               (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is
                     not acting for its own account but is acting as a qualified intermediary, and

                                      H-3

               (iv)  providing any other information, certifications, or
                     statements that may be required by the IRS Form W-8IMY or
                     accompanying instructions in addition to, or in lieu of,
                     the information and certifications described in section
                     1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S.
                     Treasury Regulations; or

          (b)  if the intermediary is not a qualified intermediary (a
               "nonqualified intermediary"), a duly completed and executed IRS
               Form W-8IMY (or any successor or substitute form)--

               (i)   stating the name and permanent residence address of the
                     nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created,
                     incorporated or governed,

               (ii)  certifying that the nonqualified intermediary is not acting for its own account,

               (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to
                     substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

               (iv)  providing any other information, certifications or
                     statements that may be required by the IRS Form W-8IMY or
                     accompanying instructions in addition to, or in lieu of,
                     the information, certifications, and statements described
                     in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury
                     Regulations; or

     5.   from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any
          non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

     All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S.
Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

     In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder--

     o    provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S.
          holder;

     o    provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

     o    can be treated as a "exempt recipient" within the meaning of section
          1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a
          corporation or a financial institution such as a bank).

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are
non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                      H-4

                                   PROSPECTUS

            GREENWICH CAPITAL COMMERCIAL FUNDING CORP., THE DEPOSITOR
             MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN SERIES

     Our name is Greenwich Capital Commercial Funding Corp. We intend to offer from time to time mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters.
We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "Method of
Distribution."

              THE OFFERED CERTIFICATES:                              THE TRUST ASSETS:
              -------------------------                              -----------------

The offered certificates will be issuable in series.   The assets of each of our trusts will
Each series of offered certificates will--             include--

o    have its own series designation,                  o    mortgage loans secured by first and
                                                            junior liens on, or security interests
o    consist of one or more classes with various            in, various interests in commercial and
     payment characteristics,                               multifamily real properties,

o    evidence beneficial ownership interests in a      o    mortgage-backed securities that directly
     trust established by us, and                           or indirectly evidence interests in, or
                                                            are directly or indirectly secured by,
o    be payable solely out of the related trust             those types of mortgage loans, or
     assets.
                                                       o    some combination of those types of
No governmental agency or instrumentality will              mortgage loans and mortgage-backed
insure or guarantee payment on the offered                  securities.
certificates. Neither we nor any of our affiliates
are responsible for making payments on the offered     Trust assets may also include letters of
certificates if collections on the related trust       credit, surety bonds, insurance policies,
assets are insufficient.                               guarantees, credit derivatives, reserve
                                                       funds, guaranteed investment contracts,
                                                       interest rate exchange agreements, interest
                                                       rate cap or floor agreements, currency
                                                       exchange agreements, or other similar
                                                       instruments and agreements.

     In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to the public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters'
compensation. YOU MAY NOT PURCHASE THE OFFERED CERTIFICATES OF ANY SERIES UNLESS
YOU HAVE ALSO RECEIVED THE PROSPECTUS SUPPLEMENT FOR THAT SERIES. YOU SHOULD
CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 11 IN THIS PROSPECTUS, AS
WELL AS THOSE SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT, PRIOR TO
INVESTING.

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     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED
UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
CONTRARY IS A CRIMINAL OFFENSE.

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                The date of this prospectus is October 11, 2005.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different.
In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

     We have filed with the SEC a registration statement under the Securities
Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement and its exhibits, and make copies of these documents at prescribed rates, at the public reference facilities maintained by the SEC at its Public
Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at
1-800-SEC-0330. You can also obtain copies of these materials electronically through the SEC's Web site (http://www.sec.gov).

     In connection with each series of offered certificates, we will file or arrange to have filed with the SEC with respect to the related trust any periodic reports that are required under the Securities Exchange Act of 1934, as amended. All documents and reports that are so filed for the related trust prior to the termination of an offering of certificates are incorporated by reference into, and should be considered a part of, this prospectus. Upon request, we will provide without charge to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference. All requests should be directed to us in writing at
600 Steamboat Road, Greenwich, Connecticut 06830, attention: Paul D. Stevelman,
Esq., or by telephone at (203) 625-2700.

                                       -1-

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                              SUMMARY OF PROSPECTUS

     This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A PARTICULAR OFFERING OF
CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS AND THE RELATED
PROSPECTUS SUPPLEMENT IN FULL.

WHO WE ARE....................   Greenwich Capital Commercial Funding Corp. We
                                 are a Delaware corporation. Our principal
                                 offices are located at 600 Steamboat Road,
                                 Greenwich, Connecticut 06830. Our main
                                 telephone number is (203) 625-2700. See
                                 "Greenwich Capital Commercial Funding Corp."

THE SECURITIES BEING OFFERED..   The securities that will be offered by this
                                 prospectus and the related prospectus
                                 supplements consist of mortgage pass-through
                                 certificates. These certificates will be issued
                                 in series, and each series will, in turn,
                                 consist of one or more classes. Each class of
                                 offered certificates must, at the time of
                                 issuance, be assigned an investment grade
                                 rating by at least one nationally recognized
                                 statistical rating organization. Typically, the
                                 four highest rating categories, within which
                                 there may be sub-categories or gradations to
                                 indicate relative standing, signify investment
                                 grade. See "Rating."

                                 Each series of offered certificates will
                                 evidence beneficial ownership interests in a
                                 trust established by us and containing the
                                 assets described in this prospectus and the
                                 related prospectus supplement.

THE OFFERED CERTIFICATES MAY
   BE ISSUED WITH OTHER
   CERTIFICATES...............   We may not publicly offer all the mortgage
                                 pass-through certificates evidencing interests
                                 in one of our trusts. We may elect to retain
                                 some of those certificates, to place some
                                 privately with institutional investors or to
                                 deliver some to the applicable seller as
                                 partial consideration for the related mortgage
                                 assets. In addition, some of those certificates
                                 may not satisfy the rating requirement for
                                 offered certificates described under "--The
                                 Securities Being Offered" above.

THE GOVERNING DOCUMENTS.......   In general, a pooling and servicing agreement
                                 or other similar agreement or collection of
                                 agreements will govern, among other things--

                                 o    the issuance of each series of offered
                                      certificates,

                                 o    the creation of and transfer of assets to
                                      the related trust, and

                                 o    the servicing and administration of those
                                      assets.

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                                       -2-

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                                 The parties to the governing document(s) for a
                                 series of offered certificates will always
                                 include us and a trustee. We will be
                                 responsible for establishing the trust relating
                                 to each series of offered certificates. In
                                 addition, we will transfer or arrange for the
                                 transfer of the initial trust assets to that
                                 trust. In general, the trustee for a series of
                                 offered certificates will be responsible for,
                                 among other things, making payments and
                                 preparing and disseminating various reports to
                                 the holders of those offered certificates.

                                 If the trust assets for a series of offered
                                 certificates include mortgage loans, the
                                 parties to the governing document(s) will also
                                 include--

                                 o    a master servicer that will generally be
                                      responsible for performing customary
                                      servicing duties with respect to those
                                      mortgage loans that are not defaulted,
                                      nonperforming or otherwise problematic in
                                      any material respect, and

                                 o    a special servicer that will generally be
                                      responsible for servicing and
                                      administering those mortgage loans that
                                      are defaulted, nonperforming or otherwise
                                      problematic in any material respect and
                                      real estate assets acquired as part of the
                                      related trust with respect to defaulted
                                      mortgage loans.

                                 The same person or entity, or affiliated
                                 entities, may act as both master servicer and
                                 special servicer for any trust.

                                 If the trust assets for a series of offered
                                 certificates include mortgage-backed
                                 securities, the parties to the governing
                                 document(s) may also include a manager that
                                 will be responsible for performing various
                                 administrative duties with respect to those
                                 mortgage-backed securities. If the related
                                 trustee assumes those duties, however, there
                                 will be no manager.

                                 In the related prospectus supplement, we will
                                 identify the trustee and any master servicer,
                                 special servicer or manager for each series of
                                 offered certificates and will describe their
                                 respective duties in further detail. See
                                 "Description of the Governing Documents."

CHARACTERISTICS OF THE
   MORTGAGE ASSETS............   The trust assets with respect to any series of
                                 offered certificates will, in general, include
                                 mortgage loans. Each of those mortgage loans
                                 will constitute the obligation of one or more
                                 persons to repay a debt. The performance of
                                 that obligation will be secured by a first or
                                 junior lien on, or security interest in, the
                                 ownership, leasehold or other interest(s) of
                                 the related borrower or another person in or
                                 with respect to one or more commercial or
                                 multifamily real properties. In particular,
                                 those properties may include:

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                                       -3-

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                                 o    rental or cooperatively-owned buildings
                                      with multiple dwelling units;

                                 o    retail properties related to the sale of
                                      consumer goods and other products, or
                                      related to providing entertainment,
                                      recreational or personal services, to the
                                      general public;

                                 o    office buildings;

                                 o    hospitality properties;

                                 o    casino properties;

                                 o    health care-related facilities;

                                 o    industrial facilities;

                                 o    warehouse facilities, mini-warehouse
                                      facilities and self-storage facilities;

                                 o    restaurants, taverns and other
                                      establishments involved in the food and
                                      beverage industry;

                                 o    manufactured housing communities, mobile
                                      home parks and recreational vehicle parks;

                                 o    recreational and resort properties;

                                 o    arenas and stadiums;

                                 o    churches and other religious facilities;

                                 o    parking lots and garages;

                                 o    mixed use properties;

                                 o    other income-producing properties; and/or

                                 o    unimproved land.

                                 The mortgage loans underlying a series of
                                 offered certificates may have a variety of
                                 payment terms. For example, any of those
                                 mortgage loans--

                                 o    may provide for the accrual of interest at
                                      a mortgage interest rate that is fixed
                                      over its term, that resets on one or more
                                      specified dates or that otherwise adjusts
                                      from time to time;

                                 o    may provide for the accrual of interest at
                                      a mortgage interest rate that may be
                                      converted at the borrower's election from
                                      an adjustable to a fixed interest rate or
                                      from a fixed to an adjustable interest
                                      rate;

                                 o    may provide for no accrual of interest;

                                 o    may provide for level payments to stated
                                      maturity, for payments that reset in
                                      amount on one or more specified dates or
                                      for payments that otherwise adjust from
                                      time to time to accommodate changes in the
                                      mortgage interest rate or to reflect the
                                      occurrence of specified events;

                                 o    may be fully amortizing or, alternatively,
                                      may be partially amortizing or
                                      nonamortizing, with a substantial payment
                                      of principal due on its stated maturity
                                      date;

                                 o    may permit the negative amortization or
                                      deferral of accrued interest;

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                                       -4-

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                                 o    may prohibit some or all voluntary
                                      prepayments or require payment of a
                                      premium, fee or charge in connection with
                                      those prepayments;

                                 o    may permit defeasance and the release of
                                      real property collateral in connection
                                      with that defeasance;

                                 o    may provide for payments of principal,
                                      interest or both, on due dates that occur
                                      monthly, bi-monthly, quarterly,
                                      semi-annually, annually or at some other
                                      interval; and/or

                                 o    may have two or more component parts, each
                                      having characteristics that are otherwise
                                      described in this prospectus as being
                                      attributable to separate and distinct
                                      mortgage loans.

                                 Most, if not all, of the mortgage loans
                                 underlying a series of offered certificates
                                 will be secured by liens on real properties
                                 located in the United States, its territories
                                 and possessions. However, some of those
                                 mortgage loans may be secured by liens on real
                                 properties located outside the United States,
                                 its territories and possessions, provided that
                                 foreign mortgage loans do not represent more
                                 than 10% of the related mortgage asset pool, by
                                 balance.

                                 We do not originate mortgage loans. However,
                                 some or all of the mortgage loans included in
                                 one of our trusts may be originated by our
                                 affiliates.

                                 Neither we nor any of our affiliates will
                                 guarantee or insure repayment of any of the
                                 mortgage loans underlying a series of offered
                                 certificates. Unless we expressly state
                                 otherwise in the related prospectus supplement,
                                 no governmental agency or instrumentality will
                                 guarantee or insure repayment of any of the
                                 mortgage loans underlying a series of offered
                                 certificates. See "Description of the Trust
                                 Assets--Mortgage Loans."

                                 The trust assets with respect to any series of
                                 offered certificates may also include mortgage
                                 participations, mortgage pass-through
                                 certificates, collateralized mortgage
                                 obligations and other mortgage-backed
                                 securities, that evidence an interest in, or
                                 are secured by a pledge of, one or more
                                 mortgage loans of the type described above. We
                                 will not include a mortgage-backed security
                                 among the trust assets with respect to any
                                 series of offered certificates unless--

                                 o    the security has been registered under the
                                      Securities Act of 1933, as amended, or

                                 o    we would be free to publicly resell the
                                      security without registration.

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                                       -5-

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                                 See "Description of the Trust
                                 Assets--Mortgage-Backed Securities."

                                 We will describe the specific characteristics
                                 of the mortgage assets underlying a series of
                                 offered certificates in the related prospectus
                                 supplement.

                                 In general, the total outstanding principal
                                 balance of the mortgage assets transferred by
                                 us to any particular trust will equal or exceed
                                 the initial total outstanding principal balance
                                 of the related series of certificates. In the
                                 event that the total outstanding principal
                                 balance of the related mortgage assets
                                 initially delivered by us to the related
                                 trustee is less than the initial total
                                 outstanding principal balance of any series of
                                 certificates, we may deposit or arrange for the
                                 deposit of cash or liquid investments on an
                                 interim basis with the related trustee to cover
                                 the shortfall. For 90 days following the date
                                 of initial issuance of that series of
                                 certificates, we will be entitled to obtain a
                                 release of the deposited cash or investments if
                                 we deliver or arrange for delivery of a
                                 corresponding amount of mortgage assets. If we
                                 fail, however, to deliver mortgage assets
                                 sufficient to make up the entire shortfall, any
                                 of the cash or, following liquidation,
                                 investments remaining on deposit with the
                                 related trustee will be used by the related
                                 trustee to pay down the total principal balance
                                 of the related series of certificates, as
                                 described in the related prospectus supplement.

SUBSTITUTION, ACQUISITION AND
   REMOVAL OF MORTGAGE
   ASSETS.....................   If so specified in the related prospectus
                                 supplement, we or another specified person or
                                 entity may be permitted, at our or its option,
                                 but subject to the conditions specified in that
                                 prospectus supplement, to acquire from the
                                 related trust particular mortgage assets
                                 underlying a series of certificates in exchange
                                 for:

                                 o    cash that would be applied to pay down the
                                      principal balances of certificates of that
                                      series; and/or

                                 o    other mortgage loans or mortgage-backed
                                      securities that--

                                      1.   conform to the description of
                                           mortgage assets in this prospectus,
                                           and

                                      2.   satisfy the criteria set forth in the
                                           related prospectus supplement.

                                 If so specified in the related prospectus
                                 supplement, the related trustee may be
                                 authorized or required, to apply collections on
                                 the mortgage assets underlying a series of
                                 offered certificates to acquire new mortgage
                                 loans or mortgage-backed securities that--

                                      1.   conform to the description of
                                           mortgage assets in this prospectus,
                                           and

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                                       -6-

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                                      2.   satisfy the criteria set forth in the
                                           related prospectus supplement.

                                 No replacement of mortgage assets or
                                 acquisition of new mortgage assets will be
                                 permitted if it would result in a
                                 qualification, downgrade or withdrawal of the
                                 then-current rating assigned by any rating
                                 agency to any class of affected offered
                                 certificates.

                                 Further, if so specified under circumstances
                                 described in the related prospectus supplement,
                                 a certificateholder of a series of certificates
                                 that includes offered certificates may exchange
                                 the certificates it holds for one or more of
                                 the mortgage loans or mortgage-backed
                                 securities constituting part of the mortgage
                                 pool underlying those certificates.

CHARACTERISTICS OF
   THE OFFERED CERTIFICATES...   An offered certificate may entitle the holder
                                 to receive:

                                 o    a stated principal amount;

                                 o    interest on a principal balance or
                                      notional amount, at a fixed, variable or
                                      adjustable pass-through rate;

                                 o    specified, fixed or variable portions of
                                      the interest, principal or other amounts
                                      received on the related mortgage assets;

                                 o    payments of principal, with
                                      disproportionate, nominal or no payments
                                      of interest;

                                 o    payments of interest, with
                                      disproportionate, nominal or no payments
                                      of principal;

                                 o    payments of interest or principal that
                                      commence only as of a specified date or
                                      only after the occurrence of specified
                                      events, such as the payment in full of the
                                      interest and principal outstanding on one
                                      or more other classes of certificates of
                                      the same series;

                                 o    payments of principal to be made, from
                                      time to time or for designated periods, at
                                      a rate that is--

                                      1.   faster and, in some cases,
                                           substantially faster, or

                                      2.   slower and, in some cases,
                                           substantially slower,

                                 than the rate at which payments or other
                                 collections of principal are received on the
                                 related mortgage assets;

                                 o    payments of principal to be made, subject
                                      to available funds, based on a specified
                                      principal payment schedule or other
                                      methodology; or

                                 o    payments of all or part of the prepayment
                                      or repayment premiums, fees and charges,
                                      equity participations payments or other
                                      similar items received on the related
                                      mortgage assets.

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                                       -7-

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                                 Any class of offered certificates may be senior
                                 or subordinate to one or more other classes of
                                 certificates of the same series, including a
                                 non-offered class of certificates of that
                                 series, for purposes of some or all payments
                                 and/or allocations of losses.

                                 A class of offered certificates may have two or
                                 more component parts, each having
                                 characteristics that are otherwise described in
                                 this prospectus as being attributable to
                                 separate and distinct classes.

                                 We will describe the specific characteristics
                                 of each class of offered certificates in the
                                 related prospectus supplement. See "Description
                                 of the Certificates."

CREDIT SUPPORT AND
   REINVESTMENT, INTEREST RATE
   AND CURRENCY RELATED
   PROTECTION FOR THE OFFERED
   CERTIFICATES...............   Some classes of offered certificates may be
                                 protected in full or in part against defaults
                                 and losses, or select types of defaults and
                                 losses, on the related mortgage assets through
                                 the subordination of one or more other classes
                                 of certificates of the same series or by other
                                 types of credit support. The other types of
                                 credit support may include a letter of credit,
                                 a surety bond, an insurance policy, a guarantee
                                 or a reserve fund. We will describe the credit
                                 support, if any, for each class of offered
                                 certificates in the related prospectus
                                 supplement. The trust assets with respect to
                                 any series of offered certificates may also
                                 include any of the following agreements:

                                 o    guaranteed investment contracts in
                                      accordance with which moneys held in the
                                      funds and accounts established with
                                      respect to those offered certificates will
                                      be invested at a specified rate;

                                 o    interest rate exchange agreements,
                                      interest rate cap or floor agreements, or
                                      other agreements and arrangements designed
                                      to reduce the effects of interest rate
                                      fluctuations on the related mortgage
                                      assets or on one or more classes of those
                                      offered certificates; or

                                 o    currency exchange agreements or other
                                      agreements and arrangements designed to
                                      reduce the effects of currency exchange
                                      rate fluctuations with respect to the
                                      related mortgage assets and one or more
                                      classes of those offered certificates.

                                 We will describe the types of reinvestment,
                                 interest rate and currency related protection,
                                 if any, for each class of offered certificates
                                 in the related prospectus supplement.

                                 See "Risk Factors," "Description of the Trust
                                 Assets" and "Description of Credit Support."

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                                       -8-

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ADVANCES WITH RESPECT
   TO THE MORTGAGE ASSETS.....   If the trust assets for a series of offered
                                 certificates include mortgage loans, then, as
                                 and to the extent described in the related
                                 prospectus supplement, the related master
                                 servicer, the related special servicer, the
                                 related trustee, any related provider of credit
                                 support and/or any other specified person may
                                 be obligated to make, or may have the option of
                                 making, advances with respect to those mortgage
                                 loans to cover--

                                 o    delinquent scheduled payments of principal
                                      and/or interest, other than balloon
                                      payments,

                                 o    property protection expenses,

                                 o    other servicing expenses, or

                                 o    any other items specified in the related
                                      prospectus supplement.

                                 Any party making advances will be entitled to
                                 reimbursement from subsequent recoveries on the
                                 related mortgage loan and as otherwise
                                 described in this prospectus or the related
                                 prospectus supplement. That party may also be
                                 entitled to receive interest on its advances
                                 for a specified period. See "Description of the
                                 Certificates--Advances."

                                 If the trust assets for a series of offered
                                 certificates include mortgage-backed
                                 securities, we will describe in the related
                                 prospectus supplement any comparable advancing
                                 obligations with respect to those
                                 mortgage-backed securities or the underlying
                                 mortgage loans.

OPTIONAL TERMINATION..........   We will describe in the related prospectus
                                 supplement any circumstances in which a
                                 specified party is permitted or obligated to
                                 purchase or sell any of the mortgage assets
                                 underlying a series of offered certificates. In
                                 particular, a master servicer, special servicer
                                 or other designated party may be permitted or
                                 obligated to purchase or sell--

                                 o    all the mortgage assets in any particular
                                      trust, thereby resulting in a termination
                                      of the trust, or

                                 o    that portion of the mortgage assets in any
                                      particular trust as is necessary or
                                      sufficient to retire one or more classes
                                      of offered certificates of the related
                                      series.

                                 See "Description of the
                                 Certificates--Termination."

FEDERAL INCOME TAX
   CONSEQUENCES...............   Any class of offered certificates will
                                 constitute or evidence ownership of:

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                                       -9-

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                                 o    regular interests or residual interests in
                                      a real estate mortgage investment conduit
                                      under Sections 860A through 860G of the
                                      Internal Revenue Code; or

                                 o    interests in a grantor trust under Subpart
                                      E of Part I of Subchapter J of the
                                      Internal Revenue Code.

                                 See "Federal Income Tax Consequences."

CERTAIN ERISA
   CONSIDERATIONS.............   If you are a fiduciary of an employee benefit
                                 plan or other retirement plan or arrangement,
                                 you should review with your legal advisor
                                 whether the purchase or holding of offered
                                 certificates could give rise to a transaction
                                 that is prohibited or is not otherwise
                                 permissible under applicable law. See "Certain
                                 ERISA Considerations."

LEGAL INVESTMENT..............   If your investment authority is subject to
                                 legal restrictions, you should consult your
                                 legal advisor to determine whether and to what
                                 extent the offered certificates constitute a
                                 legal investment for you. We will specify in
                                 the related prospectus supplement which classes
                                 of the offered certificates will constitute
                                 mortgage related securities for purposes of the
                                 Secondary Mortgage Market Enhancement Act of
                                 1984, as amended. See "Legal Investment."

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                                      -10-

                                  RISK FACTORS

     You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase offered certificates.

LACK OF LIQUIDITY WILL IMPAIR YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES AND
MAY HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF YOUR OFFERED CERTIFICATES

     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market.
Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

     We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

     We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

     Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

     If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR OFFERED CERTIFICATES MAY BE ADVERSELY AFFECTED BY
FACTORS UNRELATED TO THE PERFORMANCE OF YOUR OFFERED CERTIFICATES AND THE
UNDERLYING MORTGAGE ASSETS, SUCH AS FLUCTUATIONS IN INTEREST RATES AND THE
SUPPLY AND DEMAND OF CMBS GENERALLY

     The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

     The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

     The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally.
The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

                                      -11-

     o    the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

     o    legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

     o    investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties,
          and

     o    investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

     If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

PAYMENTS ON THE OFFERED CERTIFICATES WILL BE MADE SOLELY FROM THE LIMITED ASSETS
OF THE RELATED TRUST, AND THOSE ASSETS MAY BE INSUFFICIENT TO MAKE ALL REQUIRED
PAYMENTS ON THOSE CERTIFICATES

     The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

ANY CREDIT SUPPORT FOR YOUR OFFERED CERTIFICATES MAY BE INSUFFICIENT TO PROTECT
YOU AGAINST ALL POTENTIAL LOSSES

     The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See
"Description of the Certificates--Allocation of Losses and Shortfalls" and
"Description of Credit Support." If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

     Credit Support May Not Cover All Types of Losses. The credit support, if any, for your offered certificates may not cover all of your potential losses.
For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

                                      -12-

     Disproportionate Benefits May Be Given to Some Classes and Series to the
Detriment of Others. If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES WILL DEPEND UPON
PAYMENTS, DEFAULTS AND LOSSES ON THE UNDERLYING MORTGAGE LOANS; AND THOSE
PAYMENTS, DEFAULTS AND LOSSES MAY BE HIGHLY UNPREDICTABLE

     The Terms of the Underlying Mortgage Loans Will Affect Payments on Your
Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

     o    an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

     o    a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

     The Terms of the Underlying Mortgage Loans Do Not Provide Absolute
Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered
Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

     The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

     o    the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

     o    the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets

                                      -13-

underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

     Prepayments on the Underlying Mortgage Loans Will Affect the Average Life
of Your Offered Certificates; and the Rate and Timing of Those Prepayments May
Be Highly Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

     o    vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

     o    be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

     We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

     Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your
Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly
Unpredictable. If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield.
The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large, as compared to the amount of principal payable on your offered certificates, you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic,

                                      -14-

geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

     Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May
Affect the Amount and Timing of Payments on Your Offered Certificates; and the
Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those
Losses, are Highly Unpredictable. The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

     Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

     If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

     If losses on the mortgage loan exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class).

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There Is No Assurance" below.

     There is an Increased Risk of Default Associated with Balloon Payments. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing, which involve greater risk than fully amortizing loans. In addition, fully amortizing mortgage loans which may pay interest on an
"actual/360" basis but have fixed monthly payments that were calculated based on a 30/360 schedule may have a small principal payment due at maturity. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

                                      -15-

     o    the fair market value and condition of the underlying real property;

     o    the level of interest rates;

     o    the borrower's equity in the underlying real property;

     o    the borrower's financial condition;

     o    the operating history and occupancy level of the underlying real property;

     o    changes in zoning and tax laws;

     o    changes in competition in the relevant area;

     o    changes in rental rates in the relevant area;

     o    reductions in government assistance/rent subsidy programs;

     o    changes in governmental regulation and fiscal policy;

     o    prevailing general and regional economic conditions;

     o    the state of the fixed income and mortgage markets; and

     o    the availability of credit for multifamily rental or commercial properties.

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There Is No Assurance" below.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

REPAYMENT OF A COMMERCIAL OR MULTIFAMILY MORTGAGE LOAN DEPENDS ON THE
PERFORMANCE AND VALUE OF THE UNDERLYING REAL PROPERTY, WHICH MAY DECLINE OVER
TIME, AND THE RELATED BORROWER'S ABILITY TO REFINANCE THE PROPERTY, OF WHICH
THERE IS NO ASSURANCE

     Most of the Mortgage Loans Underlying Your Offered Certificates Will Be
Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

     o    the sufficiency of the net operating income of the applicable real property;

     o    the market value of the applicable real property at or prior to maturity; and

     o    the ability of the related borrower to refinance or sell the applicable real property.

     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

                                      -16-

     Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of one-to-four family properties. This is because multifamily rental and commercial real estate lending involves larger loans to a single borrower or groups of related borrowers and, as described above, repayment is dependent upon the successful operation and value of the related real estate project. Net operating income on a multifamily or commercial real estate property can be volatile and may be insufficient to cover debt services on the loan at any given time.

     Many Risk Factors are Common to Most or All Multifamily and Commercial
Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

     o    the age, design and construction quality of the property;

     o    perceptions regarding the safety, convenience and attractiveness of the property;

     o    the characteristics of the neighborhood where the property is located;

     o    the proximity and attractiveness of competing properties;

     o    the existence and construction of competing properties;

     o    the adequacy of the property's management and maintenance;

     o    national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

     o    local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

     o    demographic factors;

     o    customer tastes and preferences;

     o    retroactive changes in building codes;

     o    changes in governmental rules, regulations and fiscal policies, including environmental legislation;

     o    dependence upon a single tenant or a concentration of tenants in a particular business or industry;

     o    the diversity of tenants and their industries;

     o    consumer confidence;

     o    changes or continued weakness in specific industry segments; and

     o    public perception of safety for customers and clients.

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

     o    an increase in interest rates, real estate taxes and other operating expenses;

     o    an increase in the capital expenditures needed to maintain the property or make improvements;

     o    a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

     o    an increase in vacancy rates;

                                      -17-

     o    a decline in rental rates as leases are renewed or replaced; and

     o    natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

     o    the rental rates at which leases are renewed or replaced;

     o    the percentage of total property expenses in relation to revenue;

     o    the ratio offixed operating expenses to those that vary with revenues;
          and

     o    the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

     The Successful Operation of a Multifamily or Commercial Property Depends on
Tenants. Generally, multifamily and commercial properties are subject to leases.
The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

     o    to pay for maintenance and other operating expenses associated with the property;

     o    to fund repairs, replacements and capital improvements at the property; and

     o    to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

     Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include:

     o    an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

     o    an increase in tenant payment defaults;

     o    a decline in rental rates as leases are entered into, renewed or extended at lower rates;

     o    an increase in the capital expenditures needed to maintain the property or to make improvements; and

     o    a decline in the financial condition of a major or sole tenant.

     Various factors that will affect the operation and value of a commercial property include:

     o    the business operated by the tenants;

     o    the creditworthiness of the tenants; and

     o    the number of tenants.

                                      -18-

     Dependence on a Single Tenant or a Small Number of Tenants Makes a Property
Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease there would likely be an interruption of rental payments or of cash flow and the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants. This is so because:

     o    the financial effect of the absence of rental income may be severe;

     o    more time may be required to re-lease the space; and

     o    substantial capital costs may be incurred to make the space appropriate for replacement tenants.

     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry. Similarly, concentrations of particular tenants among the mortgaged properties increase the possibility that financial problems with such tenants could affect the mortgage loans.

     Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant (such as an anchor tenant), or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

     o    the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

     o    an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

     The Success of an Income-Producing Property Depends on Reletting Vacant
Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted.
Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

                                      -19-

     Property Value May Be Adversely Affected Even When Current Operating Income
Is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

     o    changes in interest rates;

     o    the availability of refinancing sources;

     o    changes in governmental regulations, licensing or fiscal policy;

     o    changes in zoning or tax laws; and

     o    potential environmental or other legal liabilities.

     Property Management May Affect Property Operations and Value. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for:

     o    responding to changes in the local market;

     o    planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o    ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

     o    maintain or improve occupancy rates, business and cash flow,

     o    reduce operating and repair costs, and

     o    preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

     We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

     Maintaining a Property in Good Condition is Expensive. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and

                                      -20-

capital improvements in addition to paying debt service on the mortgage loan(s)
that may encumber that property.

     Competition Will Adversely Affect the Profitability and Value of an
Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

     o    rental rates;

     o    location;

     o    type of business or services and amenities offered; and

     o    nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that:

     o    offers lower rents,

     o    has lower operating costs,

     o    offers a more favorable location, or

     o    offers better facilities.

     Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     Various Types of Income-Producing Properties May Present Special Risks. The
relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

     o    Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties.

     o    Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships.

     o    Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements.

     o    Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties.

     o    Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     o    Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions.

     o    Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline.

     o    Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

                                      -21-

     Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See
"Description of the Trust Assets--Mortgage Loans--A Discussion of the Various
Types of Multifamily and Commercial Properties that May Secure Mortgage Loans
Underlying a Series of Offered Certificates."

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on--

     o    the operation of all of the related real properties, and

     o    the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT
AND LOSS

     Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

     o    any adverse economic developments that occur in the locale, state or region where the properties are located;

     o    changes in the real estate market where the properties are located;

     o    changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

     o    acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

                                      -22-

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

     If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS
THAN FIXED RATE MORTGAGE LOANS

     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A
MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Some or all of the mortgage loans included in one of our trusts may permit the related borrower to encumber the related real property with additional secured debt.

     Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

     The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien.
See "Legal Aspects of Mortgage Loans--Subordinate Financing."

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN
UNDERLYING YOUR OFFERED CERTIFICATES

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the

                                      -23-

then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

     o    grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o    reduce monthly payments due under a mortgage loan;

     o    change the rate of interest due on a mortgage loan; or

     o    otherwise alter a mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts.
In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

     As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

     In its decisions in In re 203 North LaSalle Street Partnership, 246 B.R.
325 (Bankr. N.D. III. March 10, 2000), the United States Bankruptcy Court for
the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON
THE OFFERED CERTIFICATES

     One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

                                      -24-

     o    any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of
          Section 856(d) of the Internal Revenue Code, and

     o    any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

     These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

ENVIRONMENTAL LIABILITIES WILL ADVERSELY AFFECT THE VALUE AND OPERATION OF THE
CONTAMINATED PROPERTY AND MAY DETER A LENDER FROM FORECLOSING

     There can be no assurance--

     o    as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

     o    that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

     o    that the results of the environmental testing were accurately evaluated in all cases;

     o    that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

     o    that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

     o    tenants at the property, such as gasoline stations or dry cleaners,

     o    conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby, or

     o    activities of third parties not related to borrowers.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup.

                                      -25-

Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an
"owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

     o    agents or employees of the lender are deemed to have participated in the management of the borrower, or

     o    the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal
Comprehensive Environmental Response, Compensation and Liability Act of 1980, as
amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to
1978 to disclose to potential residents or purchasers--

     o    any condition on the property that causes exposure to lead-based paint, and

     o    the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY
BE CHALLENGED AS BEING UNENFORCEABLE

     Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

     o    the bankrupt party--

          1.   was insolvent at the time of granting the lien,

          2.   was rendered insolvent by the granting of the lien,

                                      -26-

          3.   was left with inadequate capital, or

          4.   was not able to pay its debts as they matured; and

     o    the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization or subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of the borrower. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

     Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

     Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

     o    the related real property, or

     o    a majority ownership interest in the related borrower.

     We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

     The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

     o    the default is deemed to be immaterial,

     o    the exercise of those remedies would be inequitable or unjust, or

     o    the circumstances would render the acceleration unconscionable.

     Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage
Loans--Bankruptcy Laws."

                                      -27-

     Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

LACK OF INSURANCE COVERAGE EXPOSES A TRUST TO RISK FOR PARTICULAR SPECIAL HAZARD
LOSSES

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things:

     o    war,

     o    revolution,

     o    governmental actions,

     o    floods and other water-related causes,

     o    earth movement, including earthquakes, landslides and mudflows,

     o    wet or dry rot,

     o    vermin, and

     o    domestic animals.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

GROUND LEASES CREATE RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN LENDING ON AN
ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

     In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

     In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the

                                      -28-

trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

     Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

     The failure of a mortgaged property to comply with zoning laws or to be a
"legal non-conforming use" or "legal non-conforming structure" may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used.

     In addition, certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers'
right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

     The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

     o    breach of contract involving a tenant, a supplier or other party;

     o    negligence resulting in a personal injury, or

     o    responsibility for an environmental problem.

                                      -29-

     Litigation will divert the owner's attention from operating its property.
If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

RESIDUAL INTERESTS IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT HAVE ADVERSE TAX
CONSEQUENCES

     Inclusion of Taxable Income in Excess of Cash Received. If you own a
certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

     You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

     Some Taxable Income of a Residual Interest Cannot Be Offset Under the
Internal Revenue Code. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code.
You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

     o    generally will not be reduced by losses from other activities,

     o    for a tax-exempt holder, will be treated as unrelated business taxable income, and

     o    for a foreign holder, will not qualify for any exemption from withholding tax.

     Individuals and Some Entities Should Not Invest in REMIC Residual
Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the
Internal Revenue Code. Therefore, the certificates that are residual interests generally are not appropriate investments for:

     o    individuals,

     o    estates,

     o    trusts beneficially owned by any individual or estate, and

     o    pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person under the Internal Revenue Code or to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or of any other person or to partnerships that have any non-U.S. Persons as partners.

                                      -30-

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Residual Certificates."

PROBLEMS WITH BOOK-ENTRY REGISTRATION

     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

     o    you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

     o    you may have only limited access to information regarding your offered certificates;

     o    you may suffer delays in the receipt of payments on your offered certificates; and

     o    your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

     See "Description of the Certificates--Book-Entry Registration."

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

     The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

     In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

     In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary"
attached to this prospectus.

                                      -31-

                         DESCRIPTION OF THE TRUST ASSETS

GENERAL

     We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of:

     o    various types of multifamily and/or commercial mortgage loans;

     o    mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

     o    a combination of mortgage loans and mortgage-backed securities of the types described above.

     We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

     Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

     Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

MORTGAGE LOANS

     General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

     o    rental or cooperatively-owned buildings with multiple dwelling units;

     o    retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

     o    retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

     o    office properties;

     o    hospitality properties, such as hotels, motels and other lodging facilities;

     o    casino properties;

     o    health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

     o    industrial properties;

                                      -32-

     o    warehouse facilities, mini-warehouse facilities and self-storage facilities;

     o    restaurants, taverns and other establishments involved in the food and beverage industry;

     o    manufactured housing communities, mobile home parks and recreational vehicle parks;

     o    recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

     o    arenas and stadiums;

     o    churches and other religious facilities;

     o    parking lots and garages;

     o    mixed use properties;

     o    other income-producing properties; and

     o    unimproved land.

     The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

     o    a fee interest or estate, which consists of ownership of the property for an indefinite period,

     o    an estate for years, which consists of ownership of the property for a specified period of years,

     o    a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

     o    shares in a cooperative corporation which owns the property, or

     o    any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United
States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

     If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust.
The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

     o    first, to the payment of court costs and fees in connection with the foreclosure,

     o    second, to the payment of real estate taxes, and

     o    third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

                                      -33-

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

     If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

     o    the period of the delinquency,

     o    any forbearance arrangement then in effect,

     o    the condition of the related real property, and

     o    the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

     A Discussion of the Various Types of Multifamily and Commercial Properties
that May Secure Mortgage Loans Underlying a Series of Offered Certificates. The
mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Default and Loss Considerations with Respect to Commercial and
Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

     Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include:

     o    the physical attributes of the property, such as its age, appearance, amenities and construction quality;

     o    the types of services offered at the property;

     o    the location of the property;

     o    the characteristics of the surrounding neighborhood, which may change over time;

     o    the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

     o    the ability of management to provide adequate maintenance and insurance;

     o    the property's reputation;

     o    the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o    the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

     o    the ability of management to respond to competition;

     o    the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

     o    adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

                                      -34-

     o    state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

     o    the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

     o    the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

     o    the extent to which increases in operating costs may be passed through to tenants.

     Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

     Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

     o    require written leases;

     o    require good cause for eviction;

     o    require disclosure of fees;

     o    prohibit unreasonable rules;

     o    prohibit retaliatory evictions;

     o    prohibit restrictions on a resident's choice of unit vendors;

     o    limit the bases on which a landlord may increase rent; or

     o    prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

     Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

     o    fixed percentages,

     o    percentages of increases in the consumer price index,

     o    increases set or approved by a governmental agency, or

     o    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

                                      -35-

     Some mortgage loans underlying the offered certificates will be secured by--

     o    the related borrower's interest in multiple units in a residential condominium project, and

     o    the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

     Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

     o    mortgage loan payments,

     o    real property taxes,

     o    maintenance expenses, and

     o    other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

     o    maintenance payments from the tenant/shareholders, and

     o    any rental income from units or commercial space that the cooperative corporation might control.

     A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor

                                      -36-

controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit.
Newly-formed cooperative corporations typically have the greatest concentration of non tenant/shareholders.

     Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

     o    shopping centers,

     o    factory outlet centers,

     o    malls,

     o    automotive sales and service centers,

     o    consumer oriented businesses,

     o    department stores,

     o    grocery stores,

     o    convenience stores,

     o    specialty shops,

     o    gas stations,

     o    movie theaters,

     o    fitness centers,

     o    bowling alleys,

     o    salons, and

     o    dry cleaners.

     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to--

     o    lower rents;

     o    grant a potential tenant a free rent or reduced rent period;

     o    improve the condition of the property generally; or

     o    make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to

                                      -37-

attract customers will be affected by a number of factors related to the property and the surrounding area, including--

     o    competition from other retail properties;

     o    perceptions regarding the safety, convenience and attractiveness of the property;

     o    perceptions regarding the safety of the surrounding area;

     o    demographics of the surrounding area;

     o    the strength and stability of the local, regional and national economies;

     o    traffic patterns and access to major thoroughfares;

     o    the visibility of the property;

     o    availability of parking;

     o    the particular mixture of the goods and services offered at the property;

     o    customer tastes, preferences and spending patterns; and

     o    the drawing power of other tenants.

     The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues.
Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

     The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     Various factors will adversely affect the economic performance of an anchored retail property, including:

     o    an anchor tenant's failure to renew its lease;

     o    termination of an anchor tenant's lease;

     o    the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

                                      -38-

     o    the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be;
          or

     o    a loss of an anchor tenant's ability to attract shoppers.

     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

     o    factory outlet centers;

     o    discount shopping centers and clubs;

     o    catalogue retailers;

     o    television shopping networks and programs;

     o    internet web sites; and

     o    telemarketing.

     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

     Office Properties. Factors affecting the value and operation of an office property include:

     o    the number and quality of the tenants, particularly significant tenants, at the property;

     o    the physical attributes of the building in relation to competing buildings;

     o    the location of the property with respect to the central business district or population centers;

     o    demographic trends within the metropolitan area to move away from or towards the central business district;

     o    social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

     o    tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

     o    local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

     o    the quality and philosophy of building management;

     o    access to mass transportation; and

     o    changes in zoning laws.

     Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

                                      -39-

     Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

     o    rental rates;

     o    the building's age, condition and design, including floor sizes and layout;

     o    access to public transportation and availability of parking; and

     o    amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

     The cost of refitting office space for a new tenant is often higher than for other property types.

     The success of an office property also depends on the local economy.
Factors influencing a company's decision to locate in a given area include:

     o    the cost and quality of labor;

     o    tax incentives; and

     o    quality of life matters, such as schools and cultural amenities.

     The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

     Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including:

     o    full service hotels;

     o    resort hotels with many amenities;

     o    limited service hotels;

     o    hotels and motels associated with national or regional franchise chains;

     o    hotels that are not affiliated with any franchise chain but may have their own brand identity; and

     o    other lodging facilities.

     Factors affecting the economic performance of a hospitality property include:

     o    the location of the property and its proximity to major population centers or attractions;

     o    the seasonal nature of business at the property;

     o    the level of room rates relative to those charged by competitors;

     o    quality and perception of the franchise affiliation;

     o    economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

     o    the existence or construction of competing hospitality properties;

     o    nature and quality of the services and facilities;

     o    financial strength and capabilities of the owner and operator;

     o    the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

     o    increases in operating costs, which may not be offset by increased room rates;

                                      -40-

     o    the property's dependence on business and commercial travelers and tourism; and

     o    changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

     o    the continued existence and financial strength of the franchisor;

     o    the public perception of the franchise service mark; and

     o    the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure.
Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license.
There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     Casino Properties. Factors affecting the economic performance of a casino property include:

     o    location, including proximity to or easy access from major population centers;

     o    appearance;

     o    economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

     o    the existence or construction of competing casinos;

                                      -41-

     o    dependence on tourism; and

     o    local or state governmental regulation.

     Competition among major casinos may involve attracting patrons by--

     o    providing alternate forms of entertainment, such as performers and sporting events, and

     o    offering low-priced or free food and lodging.

     Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

     Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

     The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

     Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

     The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

     Health Care-Related Properties. Health-care related properties include

     o    hospitals;

     o    skilled nursing facilities;

     o    nursing homes;

     o    congregate care facilities; and

     o    in some cases, assisted living centers and housing for seniors.

     Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to

     o    statutory and regulatory changes;

     o    retroactive rate adjustments;

     o    administrative rulings;

     o    policy interpretations;

     o    delays by fiscal intermediaries; and

     o    government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health

                                      -42-

care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

     Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

     o    federal and state licensing requirements;

     o    facility inspections;

     o    rate setting;

     o    reimbursement policies; and

     o    laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

     Under applicable federal and state laws and regulations, Medicare and
Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services.
Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals.
The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

     Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

     Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

     The value and operation of an industrial property depends on:

     o    location of the property, the desirability of which in a particular instance may depend on--

          1.   availability of labor services,

          2.   proximity to supply sources and customers, and

          3.   accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

                                      -43-

     o    building design of the property, the desirability of which in a particular instance may depend on--

          1.   ceiling heights,

          2.   column spacing,

          3.   number and depth of loading bays,

          4.   divisibility,

          5.   floor loading capacities,

          6.   truck turning radius,

          7.   overall functionality, and

          8.   adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities;
               and

     o    the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

     Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse,
mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

     Successful operation of a warehouse, mini-warehouse or self storage property depends on--

     o    building design,

     o    location and visibility,

     o    tenant privacy,

     o    efficient access to the property,

     o    proximity to potential users, including apartment complexes or commercial users,

     o    services provided at the property, such as security,

     o    age and appearance of the improvements, and

     o    quality of management.

     Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

     o    competition from facilities having businesses similar to a particular restaurant or tavern;

     o    perceptions by prospective customers of safety, convenience, services and attractiveness;

     o    the cost, quality and availability of food and beverage products;

                                      -44-

     o    negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

     o    changes in demographics, consumer habits and traffic patterns;

     o    the ability to provide or contract for capable management; and

     o    retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

     The food and beverage service industry is highly competitive. The principal means of competition are--

     o    segment,

     o    product,

     o    price,

     o    value,

     o    quality,

     o    service,

     o    convenience,

     o    location, and

     o    the nature and condition of the restaurant facility.

     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

     o    lower operating costs,

     o    more favorable locations,

     o    more effective marketing,

     o    more efficient operations, or

     o    better facilities.

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

     Factors affecting the success of a regionally- or nationally-known chain restaurant include:

     o    actions and omissions of any franchisor, including management practices that--

          1.   adversely affect the nature of the business, or

          2.   require renovation, refurbishment, expansion or other
               expenditures;

                                      -45-

     o    the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

     o    the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

     Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

     Manufactured Housing Communities, Mobile Home Parks and Recreational
Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

     o    the number of comparable competing properties in the local market;

     o    the age, appearance and reputation of the property;

     o    the quality of management; and

     o    the types of facilities and services it provides.

                                      -46-

     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

     o    multifamily rental properties,

     o    cooperatively-owned apartment buildings,

     o    condominium complexes, and

     o    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

     Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to:

     o    fixed percentages,

     o    percentages of increases in the consumer price index,

     o    increases set or approved by a governmental agency, or

     o    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

     Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort.
Factors affecting the economic performance of a property of this type include:

     o    the location and appearance of the property;

     o    the appeal of the recreational activities offered;

     o    the existence or construction of competing properties, whether are not they offer the same activities;

                                      -47-

     o    the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

     o    geographic location and dependence on tourism;

     o    changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

     o    seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

     o    sensitivity to weather and climate changes; and

     o    local, regional and national economic conditions.

     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

     o    sporting events;

     o    musical events;

     o    theatrical events;

     o    animal shows; and/or

     o    circuses.

     The ability to attract patrons is dependent on, among others, the following factors:

     o    the appeal of the particular event;

     o    the cost of admission;

     o    perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

     o    perceptions by prospective patrons of the safety of the surrounding area; and

     o    the alternative forms of entertainment available in the particular locale.

     In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

     Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent

                                      -48-

to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

     o    the number of rentable parking spaces and rates charged;

     o    the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

     o    the amount of alternative parking spaces in the area;

     o    the availability of mass transit; and

     o    the perceptions of the safety, convenience and services of the lot or garage.

     Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on--

     o    its location,

     o    its size,

     o    the surrounding neighborhood, and

     o    local zoning laws.

     Default and Loss Considerations with Respect to Commercial and Multifamily
Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

     o    the successful operation of the property, and

     o    its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     o    the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service, to

     o    the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

                                      -49-

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

     o    make the loan payments on the related mortgage loan,

     o    cover operating expenses, and

     o    fund capital improvements at any given time.

     Operating revenues of a nonowner occupied, income- producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

     o    some health care-related facilities,

     o    hotels and motels,

     o    recreational vehicle parks, and

     o    mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

     o    warehouses,

     o    retail stores,

     o    office buildings, and

     o    industrial facilities.

     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

     o    increases in energy costs and labor costs;

     o    increases in interest rates and real estate tax rates; and

     o    changes in governmental rules, regulations and fiscal policies.

     Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     o    the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property, to

                                      -50-

     o    the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

     o    the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

     o    the lender has greater protection against loss on liquidation following a borrower default.

     Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

     o    the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

     o    the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

     o    the income capitalization method, which takes into account the property's projected net cash flow; or

     o    a selection from the values derived from the foregoing methods.

     Each of these appraisal methods presents analytical difficulties. For example,

     o    it is often difficult to find truly comparable properties that have recently been sold;

     o    the replacement cost of a property may have little to do with its current market value; and

     o    income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

     We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

     See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends on the Performance and Value of the Underlying Real Property, Which May
Decline Over Time, and the Related Borrower's Ability to Refinance the Property,
of Which There Is No Assurance."

                                      -51-

     Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features:

     o    an original term to maturity of not more than approximately 40 years;
          and

     o    scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

     A mortgage loan included in one of our trusts may also include terms that:

     o    provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

     o    provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

     o    provide for no accrual of interest;

     o    provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

     o    be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

     o    permit the negative amortization or deferral of accrued interest;

     o    permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

     o    prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

     Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

     o    the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     o    the type or types of property that provide security for repayment of the mortgage loans;

     o    the earliest and latest origination date and maturity date of the mortgage loans;

     o    the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     o    loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

     o    the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

     o    if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

     o    information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

                                      -52-

     o    debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

     o    the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

     If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

     o    more general information in the related prospectus supplement, and

     o    specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

     If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.

MORTGAGE-BACKED SECURITIES

     The mortgage backed-securities underlying a series of offered certificates may include:

     o    mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

     o    certificates issued and/or insured or guaranteed by Freddie Mac,
          Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

     In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

     Each mortgage-backed security included in one of our trusts--

     o    will have been registered under the Securities Act of 1933, as amended, or

     o    will be exempt from the registration requirements of that Act, or

     o    will have been held for at least the holding period specified in Rule
          144(k) under that Act, or

     o    may otherwise be resold by us publicly without registration under that
          Act.

     We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

     o    the initial and outstanding principal amount(s) and type of the securities;

     o    the original and remaining term(s) to stated maturity of the securities;

     o    the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

     o    the payment characteristics of the securities;

     o    the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

     o    a description of the related credit support, if any;

                                      -53-

     o    the type of mortgage loans underlying the securities;

     o    the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

     o    the terms and conditions for substituting mortgage loans backing the securities; and

     o    the characteristics of any agreements or instruments providing interest rate protection to the securities.

     With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:

     o    cash that would be applied to pay down the principal balances of the certificates of that series; and/or

     o    other mortgage loans or mortgage-backed securities that--

          1.   conform to the description of mortgage assets in this prospectus,
               and

          2.   satisfy the criteria set forth in the related prospectus
               supplement.

     If so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans or mortgage-backed securities that--

          1.   conform to the description of mortgage assets in this prospectus,
               and

          2.   satisfy the criteria set forth in the related prospectus
               supplement.

     No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

     Further, if so specified in the related prospectus supplement, a certificateholder of a series of certificates that includes offered certificates may exchange the certificates it holds for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates. We will describe in the related prospectus supplement the circumstances under which the exchange may occur.

UNDELIVERED MORTGAGE ASSETS

     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of

                                      -54-

certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall.
For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

ACCOUNTS

     The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

CREDIT SUPPORT

     The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include:

     o    the subordination or one or more other classes of certificates of the same series;

     o    a letter of credit;

     o    a surety bond;

     o    an insurance policy;

     o    a guarantee; and/or

     o    a reserve fund.

     In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

     The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include:

     o    interest rate exchange agreements;

     o    interest rate cap agreements;

     o    interest rate floor agreements;

     o    currency exchange agreements; or

     o    other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

                                      -55-

     In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on your offered certificates will depend on--

     o    the price you paid for your offered certificates,

     o    the pass-through rate on your offered certificates,

     o    the amount and timing of payments on your offered certificates.

     The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

     A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

     o    the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

     o    the dates on which any balloon payments are due; and

                                      -56-

     o    the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

     Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

     The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

     o    whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

     o    when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

     If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

     o    be based on the principal balances of some or all of the mortgage assets in the related trust, or

     o    equal the total principal balance of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

     o    payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, or

     o    payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

     The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

     o    the availability of mortgage credit;

     o    the relative economic vitality of the area in which the related real properties are located;

     o    the quality of management of the related real properties;

     o    the servicing of the mortgage loans;

                                      -57-

     o    possible changes in tax laws; and

     o    other opportunities for investment.

In general, those factors that increase--

     o    the attractiveness of selling or refinancing a commercial or multifamily property, or

     o    the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

     The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

     o    prepayment lock-out periods, and

     o    requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

     o    to convert to a fixed rate loan and thereby lock in that rate, or

     o    to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

     o    realize its equity in the property,

     o    meet cash flow needs or

     o    make other investments.

     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to--

     o    the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

     o    the relative importance of those factors,

     o    the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

     o    the overall rate of prepayment on those mortgage loans.

                                      -58-

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

     o    scheduled amortization, or

     o    prepayments, including--

          1.   voluntary prepayments by borrowers, and

          2.   involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model.
CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2%
per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans.
Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

     In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

     o    the projected weighted average life of each class of those offered certificates with principal balances, and

     o    the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

                                      -59-

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

     o    to refinance the loan, or

     o    to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

     o    the bankruptcy of the borrower, or

     o    adverse economic conditions in the market where the related real property is located.

     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

     Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

     o    limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

     o    provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

     o    provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates.
We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series.
Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan

                                      -60-

negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

     The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

     Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by--

     o    the number of foreclosures with respect to the underlying mortgage loans; and

     o    the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

     Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

     o    a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

     o    the establishment of a priority of payments among classes of certificates.

     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

                                      -61-

     Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

     o    amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o    interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o    prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o    any other amounts described in the related prospectus supplement.

     The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                   GREENWICH CAPITAL COMMERCIAL FUNDING CORP.

     We were incorporated in Delaware on November 18, 1999. We were organized, among other things, for the purposes of--

     o    acquiring mortgage loans, or interests in those loans, secured by first or junior liens on commercial and multifamily real properties;

     o    acquiring mortgage-backed securities that evidence interests in mortgage loans that are secured by commercial and multifamily real properties;

     o    forming pools of mortgage loans and mortgage-backed securities; and

     o    acting as depositor of one or more trusts formed to issue bonds, certificates of interest or other evidences of indebtedness that are secured by or represent interests in, pools of mortgage loans and mortgage-backed securities.

Our principal executive offices are located at 600 Steamboat Road, Greenwich,
Connecticut 06830. Our telephone number is (203) 625-2700. There can be no assurance that at any particular time we will have any significant assets.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

     A series of certificates consists of all those certificates that--

     o    have the same series designation;

     o    were issued under the same Governing Documents; and

     o    represent beneficial ownership interests in the same trust.

                                      -62-

     A class of certificates consists of all those certificates of a particular series that--

     o    have the same class designation; and

     o    have the same payment terms.

     The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

     o    a stated principal amount, which will be represented by its principal balance;

     o    interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

     o    specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

     o    payments of principal, with disproportionate, nominal or no payments of interest;

     o    payments of interest, with disproportionate, nominal or no payments of principal;

     o    payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

     o    payments of principal to be made, from time to time or for designated periods, at a rate that is--

          1.   faster and, in some cases, substantially faster, or

          2.   slower and, in some cases, substantially slower,

          than the rate at which payments or other collections of principal are received on the related mortgage assets;

     o    payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     o    payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

     Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form

                                      -63-

and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange.
Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

     General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify:

     o    the periodic payment date for that series, and

     o    the record date as of which certificateholders entitled to payments on any particular payment date will be established.

     All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

     o    by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement, or

     o    by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

     Payments of Interest. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

     The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

     Interest may accrue with respect to any offered certificate on the basis of:

     o    a 360-day year consisting of 12 30-day months,

     o    the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

                                      -64-

     o    the actual number of days elapsed during each relevant period in a normal calendar year, or

     o    any other method identified in the related prospectus supplement.

     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

     o    based on the principal balances of some or all of the related mortgage assets; or

     o    equal to the total principal balances of one or more other classes of certificates of the same series.

     Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

     Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

     The total outstanding principal balance of any class of offered certificates will be reduced by--

     o    payments of principal actually made to the holders of that class, and

     o    if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

     A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

     We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

                                      -65-

     Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

     The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made with respect to the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources:

     o    amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o    interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o    prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o    any other amounts described in the related prospectus supplement.

     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

ALLOCATION OF LOSSES AND SHORTFALLS

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

     o    by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

     o    by establishing a priority of payments among those classes.

     See "Description of Credit Support."

ADVANCES

     If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

     o    delinquent payments of principal and/or interest, other than balloon payments,

     o    property protection expenses,

     o    other servicing expenses, or

     o    any other items specified in the related prospectus supplement.

                                      -66-

     If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

     o    subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

     o    any other specific sources identified in the related prospectus supplement.

     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

     o    periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

     o    at any other times and from any sources as we may describe in the related prospectus supplement.

     If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

REPORTS TO CERTIFICATEHOLDERS

     On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

     o    the payments made on that payment date with respect to the applicable class of offered certificates, and

     o    the recent performance of the mortgage assets.

     Within a reasonable period of time after the end of each calendar year, upon request, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

     o    that calendar year, or

     o    the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code.

                                      -67-

     If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

VOTING RIGHTS

     Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

     o    with respect to those amendments to the governing documents described under "Description of the Governing Documents--Amendment," or

     o    as otherwise specified in this prospectus or in the related prospectus supplement.

     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

     The trust for each series of offered certificates will terminate and cease to exist following:

     o    the final payment or other liquidation of the last mortgage asset in that trust; and

     o    the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

     Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

     If we specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance,

                                      -68-

then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

BOOK-ENTRY REGISTRATION

     General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, for so long as they are participants in DTC.

     DTC, Euroclear and Clearstream. DTC is:

     o    a limited-purpose trust company organized under the New York Banking
          Law,

     o    a "banking corporation" within the meaning of the New York Banking
          Law,

     o    a member of the Federal Reserve System,

     o    a "clearing corporation" within the meaning of the New York Uniform
          Commercial Code, and

     o    a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock
Exchange, Inc. and the National Association of Securities Dealers, Inc. Access
to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

     It is our understanding that Clearstream Banking, societe anonyme holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 31 currencies, including United States dollars.
Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 39 countries through established depository and custodial relationships. As a professional depositary,
Clearstream is subject to regulation by the Luxembourg Monetary Institute.
Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises
Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream has approximately 2,500 customers located in over 94 countries, including all major
European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship

                                      -69-

with an account holder of Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     It is our understanding that Euroclear holds securities for its member organizations and facilitates clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 150,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 32 markets. Transactions may be settled in Euroclear in any of over 40 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this
"--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank
S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear
Clearance System Public Limited Company. The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of
Belgium. All operations are conducted by the Euroclear Operator, and all
Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and
Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear
Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

     The information in this prospectus concerning DTC, Euroclear and
Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

     Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial
Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates.
DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account

                                      -70-

holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in
Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of
Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

     o    governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

     o    the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

     Under a book-entry system, beneficial owners may receive payments after the related payment date.

     The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as
"certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action

                                      -71-

permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of
Financial Intermediaries whose holdings include those certificates.

     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

     o    we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor;

     o    we elect, at our option, to notify DTC of our intent to terminate the book-entry system through DTC with respect to those offered certificates and, upon notice of such intent from DTC, the participants holding beneficial interests in those certificates agree to initiate the termination; or

     o    after the occurrence of an Event of Default under the pooling and servicing agreement, certificateholders representing a majority in principal amount of the offered certificates of any class then outstanding advise DTC through Participants in writing that the continuation of book-entry system through DTC (or a successor thereto)
          is no longer in the best interest of such certificateholders.

     Upon the occurrence of any of these events described in the prior paragraph, the trustee or other designated party will be required to notify all
DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

     The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing
Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

     If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager

                                      -72-

for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the
Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing
Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the
Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Greenwich Capital Commercial Funding Corp."

ASSIGNMENT OF MORTGAGE ASSETS

     At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

     Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

     o    in the case of a mortgage loan--

          1.   the address of the related real property,

          2.   the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap
               information,

          3.   the remaining term to maturity,

          4.   if the mortgage loan is a balloon loan, the remaining
               amortization term, and

          5.   the outstanding principal balance; and

                                      -73-

     o    in the case of a mortgage-backed security--

          1.   the outstanding principal balance, and

          2.   the pass-through rate or coupon rate.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

     Unless we state otherwise in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

     o    the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the
          Governing Document for that series;

     o    the warranting party's title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

     o    in the case of a mortgage loan--

          1.   the enforceability of the related mortgage note and mortgage,

          2.   the existence of title insurance insuring the lien priority of the related mortgage, and

          3.   the payment status of the mortgage loan.

     We will identify the warranting party, and give a more complete sampling of the representations and warranties made thereby, in the related prospectus supplement. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a breach of any of those representations and warranties. In most cases, the warranting party will be a prior holder of the particular mortgage assets.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

     In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document.

                                      -74-

     Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan that it is responsible for servicing.

     The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

     o    maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     o    ensuring that the related properties are properly insured;

     o    attempting to collect delinquent payments;

     o    supervising foreclosures;

     o    negotiating modifications;

     o    responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

     o    protecting the interests of certificateholders with respect to senior lienholders;

     o    conducting inspections of the related real properties on a periodic or other basis;

     o    collecting and evaluating financial statements for the related real properties;

     o    managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

     o    maintaining servicing records relating to mortgage loans in the trust.

     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

     o    mortgage loans that are delinquent with respect to a specified number of scheduled payments;

     o    mortgage loans as to which there is a material non-monetary default;

     o    mortgage loans as to which the related borrower has--

          1.   entered into or consented to bankruptcy, appointment of a
               receiver or conservator or similar insolvency proceeding, or

          2.   become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

     o    real properties acquired as part of the trust with respect to defaulted mortgage loans.

     The related Governing Document may also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

                                      -75-

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which a special servicer can--

     o    make the initial determination of appropriate action,

     o    evaluate the success of corrective action,

     o    develop additional initiatives,

     o    institute foreclosure proceedings and actually foreclose, or

     o    accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time.
See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

     o    performing property inspections and collecting, and

     o    evaluating financial statements.

     A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

     o    continuing to receive payments on the mortgage loan,

     o    making calculations with respect to the mortgage loan, and

     o    making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

     The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

     Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

                                      -76-

SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing
Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

     Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing
Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related
Governing Document.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

     Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

     o    that mortgage-backed security will be registered in the name of the related trustee or its designee;

     o    the related trustee will receive payments on that mortgage-backed security; and

     o    subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

     Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

     o    the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

     o    a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

     In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

                                      -77-

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related
Governing Document.

     In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of--

     o    willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Governing Document for any series of offered certificates, or

     o    reckless disregard of those obligations and duties.

     Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action or claim that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense:

     o    specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

     o    incurred in connection with any legal action or claim against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

     o    incurred in connection with any legal action or claim against the relevant party resulting from any willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under that Governing Document or reckless disregard of those obligations and duties.

     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

     o    the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

     o    either--

          1.   that party is specifically required to bear the expense of the action, or

          2.   the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be
               reimbursed under the Governing Document for the affected series of offered certificates.

     However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

                                      -78-

     With limited exception, any person or entity--

     o    into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

     o    resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

     o    succeeding to our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

     The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

     We will identify in related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

AMENDMENT

     The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

     1.   to cure any ambiguity;

     2.   to correct, modify or supplement any provision in the Governing
          Document which may be inconsistent with any other provision in that document or with the description of that document set forth in this prospectus or the related prospectus supplement;

     3.   to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

     4.   to the extent applicable, to relax or eliminate any requirement under the Governing Document imposed by the provisions of the Internal
          Revenue Code relating to REMICs or grantor trusts if the provisions of the Internal Revenue Code are amended or clarified so as to allow for the relaxation or elimination of that requirement;

     5.   to relax or eliminate any requirement under the Governing Document imposed by the Securities Act of 1933, as amended, or the rules under that Act if that Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement;

     6.   to comply with any requirements imposed by the Internal Revenue Code or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws,

                                      -79-

          or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC or grantor trust created under the Governing
          Document;

     7.   to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC; or

     8.   to otherwise modify or delete existing provisions of the Governing
          Document.

     However, no such amendment of the Governing Document for any series of offered certificates, that is covered solely by clauses 3. or 8. above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series. In addition, no such amendment may significantly change the activities of the related trust.

     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 66
2/3%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

     o    reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or

     o    adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or

     o    significantly change the activities of the trust without the consent of the holders of offered and/or non-offered certificates
          representing, in total, not less than 51% of the voting rights for that series, not taking into account certificates of that series held by us or any of our affiliates or agents; or

     o    modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     o    modify the specified percentage of voting rights which is required to be held by certificateholders to consent, approve or object to any particular action under the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

LIST OF CERTIFICATEHOLDERS

     Upon written request of three or more certificateholders of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing
Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholders access during normal business hours to the most recent list of certificateholders of that series. However, the trustee may first require a copy of the communication that the requesting certificateholders proposed to send.

                                      -80-

THE TRUSTEE

     The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with the us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for each series of offered certificates will not--

     o    make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

     o    be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

     If no event of default has occurred and is continuing under the related
Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related
Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related
Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

     The trustee for each series of offered certificates and each of its directors, officers, employees and agents will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee's acceptance or administration of its trusts under the related Governing Document.
However, the indemnification of a trustee or any of its directors, officers, employees and agents will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related
Governing Document.

     No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

     No trustee for any series of offered certificates will be under any obligation to exercise any of the trusts or powers vested in it by the related
Governing Document or to institute, conduct or defend any litigation under or in relation to that Governing Document at the request, order or direction of any of the certificateholders of that series, unless those certificateholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing

                                      -81-

Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for any series of offered certificates may resign at any time.
We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue as such under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

     o    the subordination of one or more other classes of certificates of the same series;

     o    the use of a letter of credit, a surety bond, an insurance policy or a guarantee;

     o    the establishment of one or more reserve funds; or

     o    any combination of the foregoing.

     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

                                      -82-

     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

     o    the nature and amount of coverage under that credit support;

     o    any conditions to payment not otherwise described in this prospectus;

     o    any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

     o    the material provisions relating to that credit support.

     Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates.
If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

     If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

LETTERS OF CREDIT

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The

                                      -83-

obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

RESERVE FUNDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the
United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United
States, its territories and possessions.

     The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United
States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do

                                      -84-

not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage
Loans."

     If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

     o    the terms of the mortgage,

     o    the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

     o    the knowledge of the parties to the mortgage, and

     o    in general, the order of recordation of the mortgage in the appropriate public recording office.

     However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage--

     o    a mortgagor, who is the owner of the encumbered interest in the real property, and

     o    a mortgagee, who is the lender.

     In general, the mortgagor is also the borrower.

     In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

     o    the trustor, who is the equivalent of a mortgagor,

     o    the trustee to whom the real property is conveyed, and

     o    the beneficiary for whose benefit the conveyance is made, who is the lender.

     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

                                      -85-

     A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

     o    the express provisions of the related instrument,

     o    the law of the state in which the real property is located,

     o    various federal laws, and

     o    in some deed of trust transactions, the directions of the beneficiary.

INSTALLMENT CONTRACTS

     The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

     However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

                                      -86-

LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

     o    without a hearing or the lender's consent, or

     o    unless the lender's interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

     Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to

                                      -87-

institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are--

     o    judicial foreclosure, involving court proceedings, and

     o    nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

     o    all parties having a subordinate interest of record in the real property, and

     o    all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

     Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

     Equitable and Other Limitations on Enforceability of Particular Provisions.
United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

     o    alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

     o    require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

     o    require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

     o    limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

          1.   a failure to adequately maintain the mortgaged property, or

          2.   an impermissible further encumbrance of the mortgaged property.

                                      -88-

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

     o    upheld the reasonableness of the notice provisions, or

     o    found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger
          constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

     o    a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

     o    notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

     In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

     o    record a notice of default and notice of sale, and

     o    send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders.
A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

     o    the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist,
          and

     o    the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership,

                                      -89-

including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are--

     o    to enable the lender to realize upon its security, and

     o    to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     One Action Rule. Several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, in the case of a multi-property mortgage loan that is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where "one action" rules apply
(and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

                                      -90-

     Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan.
However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

     Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

     o    requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

     o    permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

     o    contains other protective provisions typically required by prudent lenders to be included in a ground lease.

     Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

     In a recent decision by the United States Court of Appeals for the Seventh
Circuit (Precision Indus. V. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir.
2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under
Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the Bankruptcy
Code (11 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interests; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a "free and clear" sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)-(4) of the
Bankruptcy Code otherwise permits

                                      -91-

the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Doe, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot provide assurances that the lessee and/or the lender will be able to recuperate the full value of the leasehold interest in bankruptcy court.

     Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the Governing Documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

     o    reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

                                      -92-

     o    reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

     o    extend or shorten the term to maturity of the loan;

     o    permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

     o    permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

     o    past due rent,

     o    accelerated rent,

     o    damages, or

     o    a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

     In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

     o    assume the lease and either retain it or assign it to a third party,
          or

     o    reject the lease.

     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance.
These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S.
Bankruptcy Code also limits a lessor's damages for lease rejection to:

     o    the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

     o    unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

                                      -93-

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

     CERCLA. The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, imposes strict liability on present and past
"owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or
"operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996
amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that
"merely having the capacity to influence, or unexercised right to control"
operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

     o    it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices, or

     o    assumes day-to-day management of operational functions of a mortgaged property.

     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential

                                      -94-

liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

     o    impose liability for releases of or exposure to asbestos-containing materials, and

     o    provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

                                      -95-

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain
Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust.
The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

     o    first, to the payment of court costs and fees in connection with the foreclosure;

     o    second, to real estate taxes;

     o    third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

     o    last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

SUBORDINATE FINANCING

     Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable.
Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

     o    the borrower may have difficulty servicing and repaying multiple loans;

     o    if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

     o    acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

     o    if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     o    the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

                                      -96-

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments.
Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals.
The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any interest above an annual rate of 6%, unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast
Guard and officers of the U.S. Public

                                      -97-

Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, was reasonably without cause to believe that the property was subject to forfeiture. However, there is no assurance that such a defense will be successful.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This is a general discussion of the material federal income tax consequences of owning the offered certificates. This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code. It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including:

     o    banks,

     o    insurance companies, and

     o    foreign investors.

     Further, this discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings

                                      -98-

have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

     Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

     o    given with respect to events that have occurred at the time the advice is rendered, and

     o    is directly relevant to the determination of an entry on a tax return.

     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also as to state and local taxes. See "State and Other Tax
Consequences."

     The following discussion addresses securities of two general types:

     o    REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under Sections 860A through 860G of the Internal Revenue
          Code; and

     o    grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

     We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing
Document or an agent appointed by that trustee or other party will act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests, residual interests and/or ownership interests, as applicable, in the resulting REMIC.

     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Assets--Arrangements
Providing Reinvestment, Interest Rate and Currency Related Protection."

     The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Internal Revenue Code and
in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Internal Revenue
Code and in the Treasury regulations issued or proposed under those sections.
The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

                                      -99-

REMICS

     General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

     o    the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

     o    those offered certificates will represent--

          1.   regular interests in the REMIC, or

          2.   residual interests in the REMIC.

     Any and all offered certificates representing interests in a REMIC will be either--

     o    REMIC regular certificates, representing regular interests in the
          REMIC, or

     o    REMIC residual certificates, representing residual interests in the
          REMIC.

     If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation.
Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury
Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue
Code.

     Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

     o    "real estate assets" within the meaning of Section 856(c)(5)(B) of the
          Internal Revenue Code in the hands of a real estate investment trust,
          and

     o    "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in
          the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

     However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under Section
7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

                                      -100-

     In addition, unless otherwise provided in the related prospectus supplement, offered certificates that are REMIC regular certificates will be
"qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal
Revenue Code in the hands of another REMIC.

     Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the
Internal Revenue Code.

     The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the
Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable
Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans--

     o    collections on mortgage loans held pending payment on the related offered certificates, and

     o    any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

     It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal
Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue
Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans within the meaning of
Section 856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

     To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Accordingly:

     o    a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
          Section 7701(a)(19)(C) of the Internal Revenue Code;

     o    a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue
          Code; and

     o    the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

     Tiered REMIC Structures. For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as

                                      -101-

to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining:

     o    whether the related REMIC certificates will be "real estate assets"
          within the meaning of Section 856(c)(5)(B) of the Internal Revenue
          Code,

     o    whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the
          Internal Revenue Code, and

     o    whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue
          Code.

     Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, the Internal
Revenue Code treats REMIC regular certificates as debt instruments issued by the
REMIC and not as ownership interests in the REMIC or its assets. Holders of
REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

     Original Issue Discount. Some REMIC regular certificates may be issued with original issue discount within the meaning of Section 1273(a) of the Internal
Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under
Section 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section
1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Internal Revenue Code do not
adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the
Treasury Department has not yet issued. The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a
REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

                                      -102-

     The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

     Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

     o    a single fixed rate,

     o    a "qualified floating rate,"

     o    an "objective rate,"

     o    a combination of a single fixed rate and one or more "qualified floating rates,"

     o    a combination of a single fixed rate and one "qualified inverse floating rate," or

     o    a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the
IRS.

     Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the
REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

                                      -103-

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

     o    the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

     o    a fraction--

          1.   the numerator of which is the amount of the payment, and

          2.   the denominator of which is the stated redemption price at maturity of the certificate.

     Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

     o    the total amount of the de minimis original issue discount, and

     o    a fraction--

          1.   the numerator of which is the amount of the principal payment,
               and

          2.   the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

     The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Market Discount" below for a description of that election under the applicable Treasury regulations.

     If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a
REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this "--Original Issue Discount" subsection.

                                      -104-

     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the immediately following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

     o    the sum of:

          1.   the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

          2.   the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

     o    the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

     The adjusted issue price of a REMIC regular certificate is:

     o    the issue price of the certificate, increased by

     o    the total amount of original issue discount previously accrued on the certificate, reduced by

     o    the amount of all prior payments of amounts included in its stated
          redemption price.

The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

     o    assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

     o    using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

     o    taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated
redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate.
However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

                                      -105-

     o    the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

     o    the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related
REMIC prepay more quickly than anticipated. See "Risk Factors--The Investment
Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and
Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses
May Be Highly Unpredictable."

     The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

     The IRS proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on REMIC regular certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the right of holders of REMIC regular certificates to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register.

     Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if--

     o    in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

     o    in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

     If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Internal Revenue
Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount

                                      -106-

not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

     The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--Premium" below.

     Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal
Revenue Code if the market discount is less than 0.25% of the remaining stated
redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the
Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

     o    on the basis of a constant yield method,

     o    in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

     o    in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

                                      -107-

     To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, Section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Internal Revenue
Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

     The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See
"--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the
Internal Revenue Code.

     Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

     o    the purchase price paid for your offered certificate, and

     o    the payments remaining to be made on your offered certificate at the time of its acquisition by you.

     If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

     Realized Losses. Under Section 166 of the Internal Revenue Code, if you are
either a corporate holder of a REMIC regular certificate and or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes

                                      -108-

wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

     o    you will not be entitled to deduct a loss under Section 166 of the
          Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

     o    the loss will be characterized as a short-term capital loss.

     You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates.

     General. Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under "--Prohibited Transactions Tax and Other Taxes"
below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the
Internal Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

     Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted
in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the
REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC." Holders of
REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the
REMIC's termination. Income derived from the REMIC residual certificates will be
"portfolio income" for the purposes of the limitations under Section 469 of the
Internal Revenue Code on the deductibility of "passive losses."

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate.
These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC

                                      -109-

residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

     Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period.
Consequently, you should have--

     o    other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

     o    unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

     o    excess inclusions,

     o    residual interests without significant value, and

     o    noneconomic residual interests.

The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences."

     Taxable Income of the REMIC. The taxable income of a REMIC will equal:

     o    the income from the mortgage loans and other assets of the REMIC; plus

     o    any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items--

          1.   the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

          2.   amortization of any premium on the mortgage loans held by the
               REMIC,

          3.   bad debt losses with respect to the mortgage loans held by the
               REMIC, and

          4.   except as described below in this "--Taxable Income of the REMIC"
               subsection, servicing, administrative and other expenses.

     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described

                                      -110-

above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount." The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Internal
Revenue Code to amortize any premium on the mortgage loans that it holds.
Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the
REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount." However, the de minimis rule described in that section will not apply in determining deductions.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of
Owners of REMIC Regular Certificates--Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account.
See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related
REMIC certificates, subject to the limitation of Section 67 of the Internal
Revenue Code. See "--Pass-Through

                                      -111-

of Miscellaneous Itemized Deductions" below. If the deductions allowed to the
REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to:

     o    the amount paid for that REMIC residual certificate,

     o    increased by, amounts included in the income of the holder of that
          REMIC residual certificate, and

     o    decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

     A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

     Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

     A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a
REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

         The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

     o    through distributions,

     o    through the deduction of any net losses of the REMIC, or

     o    upon the sale of its REMIC residual certificate. See "--REMICs--Sales of REMIC Certificates" below.

     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "--General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

     Regulations have been issued addressing the federal income tax treatment of
"inducement fees" received by transferees of noneconomic REMIC residual interests. These regulations require inducement

                                      -112-

fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income, or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee generally is required to be taken into account at the time of the sale or disposition. Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these regulations.

     Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

     o    the daily portions of REMIC taxable income allocable to that certificate, over

     o    the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

     The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

     o    the issue price of the certificate, increased by

     o    the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

     o    any payments made with respect to the certificate before the beginning of that quarter.

     The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term
Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the
IRS.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

     For holders of REMIC residual certificates, excess inclusions:

     o    will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

     o    will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

     o    will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of

                                      -113-

          REMIC residual certificates that are foreign investors. See, however,
          "--REMICs--Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax:

     o    excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

     o    alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these
REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a
REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2)
of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:

     o    regulated investment companies,

     o    common trusts, and

     o    some cooperatives.

     The Treasury regulations, however, currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related
Governing Document:

     o    the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

     o    the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the
REMIC residual certificate. This rate is computed and published monthly by the
IRS.

                                      -114-

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

     o    from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

     o    from the prospective transferee, providing representations as to its financial condition including an understanding that it may incur tax liabilities in excess of any cash flows generated by the REMIC residual certificate and that it intends to pay its debts as they come due in the future, and

     o    from the prospective transferee, stating that it will not cause income from the REMIC residual certificates to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or of any other U.S.
          Person, and

     o    from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

     The Treasury has issued final regulations that, in addition to the affidavits above, require, in order to receive safe harbor protection against possible disregard of a transfer, that either:

     (1)  the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of:

          o    the present value of any consideration given to the transferee to acquire the interest,

          o    the present value of the expected future distributions on the interest, and

          o    the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

For purposes of the computations under this alternative, the transferee is presumed to pay tax at the highest corporate rate, currently 35%, or, in certain circumstances, the alternative minimum tax rate. Further, present values are computed using a discount rate equal to the short-term Federal rate set forth in
Section 1274(d) of the Internal Revenue Code, for the month of such transfer and the compounding period used by the transferee; or

     (2)  o    the transferee is a domestic C corporation (other than a
               corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and
               $10 million of net assets for the current year and the two preceding fiscal years),

          o    the transferee agrees in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for this safe harbor transfer, and

          o    the facts and circumstances known to the transferor on or before the date of the transfer do not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

                                      -115-

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

     Regulations have been issued addressing the federal income tax treatment of
"inducement fees" received by transferees of non-economic residual interests.
These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the
REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the applicable prepayment assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition. Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these regulations.

     We will disclose in the related prospectus supplement whether the offered
REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a
REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

     See "--REMICs--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

     Mark-to-Market Rules. Regulations under Section 475 of the Internal Revenue
Code provide a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Internal Revenue Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules.

     Transfers of REMIC Residual Certificates to Investors That are Foreign
Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code and to United States partnerships that have any non-United States persons as partners will be prohibited under the related
Governing Documents.

     If transfers of REMIC residual certificates to investors that are foreign persons are permitted under the related Governing Documents, and such a transfer takes place, then it is possible that the transfer will be disregarded for all federal tax purposes. The applicable Treasury regulations provide that a transfer of a REMIC residual certificate that has "tax avoidance potential" to a
non-U.S. Person will be disregarded for all federal tax purposes, unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A REMIC residual certificate is deemed to have tax avoidance potential unless, at the time of the transfer--

     o    the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and

                                      -116-

     o    the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

     If the non-U.S. Person transfers the REMIC residual certificate back to a
U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a
REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

     o    an individual,

     o    an estate or trust, or

     o    a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

     then-

     o    an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder, and

     o    the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer's adjusted gross income.

     In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of--

     o    3% of the excess, if any, of adjusted gross income over a statutory inflation-adjusted amount, or;

     o    80% of the amount of itemized deductions otherwise allowable for such year.

     Such limitations will be phased out beginning in 2006 and eliminated in
2010.

     Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is-

     o    an individual,

                                      -117-

     o    an estate or trust, or

     o    a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

     The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section
68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

     Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

     o    an individual,

     o    an estate or trust, or

     o    a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

     We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

     Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate.
The adjusted basis of a REMIC regular certificate generally will equal:

     o    the cost of the certificate to that certificateholder, increased by

     o    income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

     o    payments on the certificate received by that certificateholder and by amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

     The adjusted basis of a REMIC residual certificate will be determined as described above under "--Taxation of Owners of REMIC Residual
Certificates--Basis Rules, Net Losses and Distributions." Except as described below in this "--Sales of REMIC Certificates" subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Internal Revenue Code, which is generally property held for investment.

     In addition to the recognition of gain or loss on actual sales, the
Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that-

     o    entitle the holder to a specified principal amount,

     o    pay interest at a fixed or variable rate, and

     o    are not convertible into the stock of the issuer or a related party,

                                      -118-

cannot be the subject of a constructive sale for this purpose. Because most
REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

     o    the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable
          Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

     o    the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under
"--Taxation of Owners of REMIC Regular Certificates--Market Discount" and
"--Premium."

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

                                      -119-

     Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the
"wash sale" rules of Section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

     o    reacquires that same REMIC residual certificate,

     o    acquires any other residual interest in a REMIC, or

     o    acquires any similar interest in a taxable mortgage pool, as defined in Section 7701(i) of the Internal Revenue Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Internal Revenue Code
imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

     o    the disposition of a non-defaulted mortgage loan,

     o    the receipt of income from a source other than a mortgage loan or other permitted investments,

     o    the receipt of compensation for services, or

     o    the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the
          REMIC certificates.

     It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

     In addition, some contributions to a REMIC made after the day on which the
REMIC issues all of its interests could result in the imposition of a tax on the
REMIC equal to 100% of the value of the contributed property. The related
Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. Net income from foreclosure property generally means income from foreclosure property other than qualifying rents and other qualifying income for a REIT. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a
"permitted investment" under Section 860G(a)(5) of the Internal Revenue Code.

     Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the

                                      -120-

REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that-

     o    the person has sufficient assets to do so, and

     o    the tax arises out of a breach of that person's obligations under the related Governing Document.

     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to
Particular Organizations. If a REMIC residual certificate is transferred to a
Disqualified Organization, a tax will be imposed in an amount equal to the product of:

     o    the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

     o    the highest marginal federal income tax rate applicable to corporations.

     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the
REMIC residual certificate.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

     o    events that have occurred up to the time of the transfer,

     o    the prepayment assumption, and

     o    any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

     The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

     o    the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

     o    as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

     o    the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified
          Organization, and

     o    the highest marginal federal income tax rate imposed on corporations.

                                      -121-

     A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

     o    the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder,
          or

     o    a statement under penalties of perjury that the record holder is not a
          Disqualified Organization.

     If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

     In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a
Pass-Through Entity.

     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

     o    the residual interests in the entity are not held by Disqualified
          Organizations, and

     o    the information necessary for the application of the tax described in this prospectus will be made available.

     We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

     Termination. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects. The related tax administrator may hold at least a nominal amount of REMIC residual certificates.

                                      -122-

     As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's-

     o    income,

     o    deductions

     o    gains,

     o    losses, and

     o    classification as a REMIC.

     Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are-

     o    corporations,

     o    trusts,

     o    securities dealers, and

     o    various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

     o    30 days after the end of the quarter for which the information was requested, or

     o    two weeks after the receipt of the request.

     Reporting with respect to REMIC residual certificates, including--

     o    income,

     o    excess inclusions,

     o    investment expenses, and

     o    relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the

                                      -123-

accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC
Regular Certificates--Market Discount."

     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code at a rate of 28%, which rate will be increased to 31%
after 2010 unless the recipient of these payments:

     o    is a United States person and provides IRS Form W-9 with the correct taxpayer identification number;

     o    is a foreign person and provides IRS Form W-8BEN identifying the foreign person and stating that the beneficial owner is not a United
          States person; or

     o    can be treated as an exempt recipient within the meaning of Treasury
          Regulations Section 1.6049-4(c)(1)(ii).

     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Information reporting requirements may also apply regardless of whether withholding is required. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is-

     o    a foreign person, and

     o    not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax in respect of a payment on an offered certificate. To avoid withholding tax, that holder must provide certain documentation. The appropriate documentation includes Form W-8BEN, if the foreign person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the foreign person is eligible for an exemption on the basis of its income from the REMIC certificate being effectively connected to a United States trade or business; Form W-8BEN or Form
W-8IMY if the foreign person is a trust, depending on whether such trust is classified as the beneficial owner of the REMIC certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the foreign person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A
"qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section
1.1441-1(e)(5)(v), but need not

                                      -124-

disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term "intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a REMIC Certificate. A "qualified intermediary" is generally a foreign financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the IRS.

     For these purposes, a foreign person is anyone other than a U.S. Person.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related
REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     It is possible, under regulations promulgated under Section 881 of the
Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either-

     o    owns 10% or more of one or more underlying mortgagors, or

     o    if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to
United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

     Unless we otherwise state in the related prospectus supplement, the related
Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

     o    foreign persons, or

     o    U.S. Persons, if classified as a partnership under the Internal
          Revenue Code, unless all of their beneficial owners are U.S. Persons.

GRANTOR TRUSTS

     Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue
Code and not as a partnership or an association taxable as a corporation.

                                      -125-

     A grantor trust certificate may be classified as either of the following types of certificate:

     o    a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest on those loans at a pass-through rate; or

     o    a grantor trust strip certificate representing ownership of all or a portion of the difference between--

          1.   interest paid on the mortgage loans constituting the related grantor trust, minus

          2.   the sum of:

               o    normal administration fees, and

               o    interest paid to the holders of grantor trust fractional
                    interest certificates issued with respect to that grantor
                    trust

     A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

     Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

     o    "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code, but
          only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

     o    "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)
          of the Internal Revenue Code; and

     o    "real estate assets" within the meaning of Section 856(c)(5)(B) of the
          Internal Revenue Code.

     In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered
"interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal
Revenue Code.

     Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust--

     o    consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section
          7701(a)(19)(C)(v) of the Internal Revenue Code,

     o    consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code, and

     o    the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the
          Internal Revenue Code,

                                      -126-

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

     The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are]
principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Internal Revenue Code.

     Taxation of Owners of Grantor Trust Fractional Interest Certificates

     General. Holders of a particular series of grantor trust fractional interest certificates generally:

     o    will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

     o    will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

     Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

     o    Section 68 of the Internal Revenue Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount.

     The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial.
Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

                                      -127-

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if:

     o    a class of grantor trust strip certificates is issued as part of the same series, or

     o    we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

     o    a master servicer,

     o    a special servicer,

     o    any sub-servicer, or

     o    their respective affiliates.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the
Internal Revenue Code. This is subject, however, to the discussion below regarding:

     o    the treatment of some stripped bonds as market discount bonds, and

     o    de minimis market discount.

     See "--Market Discount" below.

     Under the stripped bond rules, the holder of a grantor trust fractional interest certificate, whether a cash or accrual method taxpayer, will be required to report interest income from its grantor trust fractional interest certificate for each month. The amount of reportable interest income must equal the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Internal Revenue Code relating to original issue discount.

     The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated
redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated
interest, if any, and the certificate's share of reasonable servicing fees and other expenses.

     See "--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of that income that accrues in any month would equal the product of:

     o    the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in
          "--Sales of Grantor Trust Certificates," and

     o    the yield of that grantor trust fractional interest certificate to the holder.

                                      -128-

     The yield would be computed as the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses.

     With respect to some categories of debt instruments, Section 1272(a)(6) of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

     Section 1272(a)(6) applies to any "pool of debt instruments the yield on which may be affected by reason of prepayments." The precise application of
Section 1272(a)(6) is unclear in some respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all a taxpayer's investments in pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

     We recommend that certificateholders consult their tax advisors concerning reporting original issue discount with respect to grantor trust fractional interest certificates.

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

     o    a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

     o    a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o    the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by

                                      -129-

the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury Regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

     o    there is no original issue discount or only a de minimis amount of original issue discount, or

     o    the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

     If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

     o    0.25% of the stated redemption price, and

     o    the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--If Stripped Bond Rules Do Not
Apply" and "--Market Discount" below.

     In light of the application of Section 1286 of the Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

                                      -130-

     The original issue discount, if any, on mortgage loans will equal the difference between:

     o    the stated redemption price of the mortgage loans, and

     o    their issue price.

     For a definition of "stated redemption price," see "--REMICs--Taxation of
Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

     The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the
REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Section
1272(a)(6) of the Internal Revenue Code requires that a prepayment assumption be used in computing yield with respect to any pool of debt instruments, the yield on which may be affected by prepayments. The precise application of this legislation is unclear in some respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all a taxpayer's investments in pools of debt instruments, or will be applied on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder. We recommend that certificateholders consult their own tax advisors concerning reporting original issue discount with respect to grantor trust fractional interest certificates.

     A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

     The adjusted issue price of a mortgage loan on any given day equals the sum of:

     o    the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

                                      -131-

     o    the daily portions of original issue discount for all days during the accrual period prior to that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

     o    the issue price of the mortgage loan, increased by

     o    the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

     o    the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

     o    a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement,
          and

     o    a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o    the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

     o    in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

     o    in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

     If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described in the next paragraph, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount"
above.

                                      -132-

     Section 1276(b)(3) of the Internal Revenue Code authorizes the Treasury
Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until the time that regulations are issued by the Treasury
Department, the relevant rules described in the Committee Report apply. Under those rules, in each accrual period, you may accrue market discount on the underlying mortgage loans, at your option:

     o    on the basis of a constant yield method,

     o    in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or

     o    in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period.

     Section 1272(a)(6) of the Internal Revenue Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to any pool of debt instruments, the yield on which may be affected by prepayments. Because the mortgage loans will be a pool described in that section, it appears that the prepayment assumption used, or that would be used, in calculating the accrual of original issue discount, if any, is also to be used in calculating the accrual of market discount. However, the precise application of Section 1272(a)(6) is unclear in some respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate is to be determined at the time of the first sale of the grantor trust fractional interest certificate, or with respect to any holder, at the time of that holder's purchase of the grantor trust fractional interest certificate.

     We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

     To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

     Further, under the rules described under "--REMICs--Taxation of Owners of
REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

                                      -133-

     Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

     o    be allocated among the payments of stated redemption price on the mortgage loan, and

     o    be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates. See "--Market Discount" above.

     Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of Section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules
Apply," no regulations or published rulings under Section 1286 of the Internal
Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates.
Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

     The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

     o    the price paid for that grantor trust strip certificate by you, and

     o    the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

     o    an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

     See "--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--If Stripped Bond Rules Apply" above.

                                      -134-

     As noted above, Section 1272(a)(6) of the Internal Revenue Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments. The Internal
Revenue Code also requires adjustments be made in the amount and rate of accrual of that discount when prepayments do not conform to the prepayment assumption.
It appears that those provisions would apply to grantor trust strip certificates. It is uncertain whether the assumed prepayment rate would be determined based on:

     o    conditions at the time of the first sale of the grantor trust strip certificate or,

     o    with respect to any subsequent holder, at the time of purchase of the grantor trust strip certificate by that holder.

     If the method for computing original issue discount under Section
1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--The
Investment Performance of Your Offered Certificates Will Depend Upon Payments,
Defaults and Losses on the Underlying Mortgage Loans; and Those Payments,
Defaults and Losses May Be Highly Unpredictable" above.

     The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the
IRS and certificateholders will be based on:

     o    the prepayment assumption we will disclose in the related prospectus supplement, and

     o    a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o    the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or

                                      -135-

loss, except as described below in this "--Sales of Grantor Trust Certificates"
subsection. The amount recognized equals the difference between:

     o    the amount realized on the sale or exchange of a grantor trust certificate, and

     o    its adjusted basis.

     The adjusted basis of a grantor trust certificate generally will equal:

     o    its cost, increased by

     o    any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

     o    any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains, than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income.
Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

     Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount,

     o    pay interest at a fixed or variable rate, and

     o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

                                      -136-

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

     o    the amount of servicing compensation received by a master servicer or special servicer, and

     o    all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On June 20, 2002, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as any entity classified as a
"trust" under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

     o    a custodian of a person's account,

     o    a nominee, and

     o    a broker holding an interest for a customer in street name.

     These regulations were proposed to be effective beginning January 1, 2004, but such date has passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

     Backup Withholding. In general, the rules described under "--REMICs--Backup
Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

     Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates

                                      -137-

will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Internal Revenue Code from United
States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

     Any holder of a certificate that reports any item or items of income, gain, expense, or loss in respect of a certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the certificates.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal
Income Tax Consequences," potential investors should consider the state and local tax consequences concerning the offered certificates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                          CERTAIN ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, and the
Internal Revenue Code impose various requirements on--

     o    ERISA Plans, and

     o    persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other
ERISA Plans are invested.

     Governmental plans and, if they have not made an election under Section
410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the considerations described below in this
"Certain ERISA Considerations" section, subject to the provisions of other applicable federal and state law. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue
Code, however, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

                                      -138-

     ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including--

     o    investment prudence and diversification, and

     o    compliance with the investing ERISA Plan's governing the documents.

     Section 406 of ERISA and Section 4975 of the Internal Revenue Code also prohibit a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA Plan, unless a statutory or administrative exemption exists.

     The types of transactions between ERISA Plans and Parties in Interest that are prohibited include:

     o    sales, exchanges or leases of property;

     o    loans or other extensions of credit; and

     o    the furnishing of goods and services.

     Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected ERISA Plan for any losses realized by that ERISA Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

     An ERISA Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that ERISA Plan. Section 2510.3-101 of the Plan Asset Regulations provides that when an ERISA Plan acquires an equity interest in an entity, the assets that
ERISA Plan or arrangement include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include both ERISA Plans and some employee benefit plans not subject to ERISA or Section 4975 of the Internal Revenue Code, is not
significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

     1.   those with discretionary authority or control over the assets of the entity,

     2.   those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

     3.   those who are affiliates of the persons described in the preceding clauses 1. and 2.

     In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

                                      -139-

     A fiduciary of an investing ERISA Plan is any person who--

     o    has discretionary authority or control over the management or disposition of the assets of that ERISA Plan, or

     o    provides investment advice with respect to the assets of that ERISA
          Plan for a fee.

     If the mortgage and other assets included in one of our trusts are ERISA
Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

     o    deemed to be a fiduciary with respect to the investing ERISA Plan, and

     o    subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are
ERISA Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code. For
example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing ERISA Plan, then the purchase by that ERISA Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that ERISA Plan and the Party in Interest.

     The Plan Asset Regulations provide that where an ERISA Plan purchases a
"guaranteed governmental mortgage pool certificate," the assets of that ERISA
Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a
"guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae and Farmer Mac.
Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of an ERISA Plan, the underlying mortgages would not be treated as assets of that ERISA Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not
"guaranteed governmental mortgage pool certificates" within the meaning of the
Plan Asset Regulations.

     In addition, the acquisition or holding of offered certificates by or on behalf of an ERISA Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in
Interest with respect to an investing ERISA Plan.

     If you are the fiduciary of an ERISA Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

PROHIBITED TRANSACTION EXEMPTIONS

     If you are an ERISA Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of an ERISA Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

     o    Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving ERISA Plans and broker-dealers, reporting dealers and banks;

     o    Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

                                      -140-

     o    Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in
          Interest;

     o    Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of an ERISA Plan by a "qualified professional asset manager;"

     o    Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in
          Interest; and

     o    Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an "in-house asset manager."

     We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of an ERISA Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions, with respect to those certificates.

UNDERWRITER'S EXEMPTION

     It is expected that Greenwich Capital Markets, Inc. will be the sole, lead or co-lead underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued PTE 90-59 to Greenwich
Capital Markets, Inc. Subject to the satisfaction of the conditions specified in that exemption, PTE 90-59, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41, generally exempts from the application of the prohibited transaction provisions of ERISA and the Internal Revenue Code, various transactions relating to, among other things--

     o    the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts, and

     o    the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Greenwich Capital
          Markets, Inc. or any person affiliated with Greenwich Capital Markets,
          Inc., such as particular classes of the offered certificates.

     The related prospectus supplement will state whether PTE 90-59 is or may be available with respect to any offered certificates underwritten by Greenwich
Capital Markets, Inc.

INSURANCE COMPANY GENERAL ACCOUNTS

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to
ERISA, which provides relief from the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code for transactions involving an insurance company general account. This exemption is in addition to any exemption that may be available under prohibited transaction class exemption
95-60 for the purchase and holding of offered certificates by an insurance company general account.

     Under Section 401(c) of ERISA, the U.S. Department of Labor issued a final regulation on January 5, 2000, providing guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of an ERISA Plan on or before December 31, 1998, which general account assets are ERISA Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be ERISA Plan assets.

                                      -141-

     Any assets of an insurance company general account which support insurance policies issued to an ERISA Plan after December 31, 1998, or issued to an ERISA
Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the final regulation under Section
401(c) of ERISA, may be treated as ERISA Plan assets. In addition, because
Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as ERISA Plan assets, invested in the separate account. If you are an insurance company are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of Section 401(c) of ERISA.

CONSULTATION WITH COUNSEL

     If you are a fiduciary for an ERISA Plan and you intend to purchase offered certificates on behalf of or with assets of that ERISA Plan, you should:

     o    consider your general fiduciary obligations under ERISA, and

     o    consult with your legal counsel as to--

          1.   the potential applicability of ERISA and Section 4975 of the
               Internal Revenue Code to that investment, and

          2.   the availability of any prohibited transaction exemption in connection with that investment.

TAX EXEMPT INVESTORS

     An ERISA Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Internal Revenue Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt ERISA Plan will be considered unrelated business taxable income and will be subject to federal income tax.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Residual Certificates--Excess Inclusions" in this prospectus.

                                LEGAL INVESTMENT

     If and to the extent specified in the related prospectus supplement, the offered certificates of any series may constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Mortgage
related securities are legal investments for entities--

     o    that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

     o    whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

                                      -142-

     Prior to December 31, 1996, classes of offered certificates would be mortgage related securities for purposes of SMMEA only if they:

     o    were rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and

     o    evidenced interests in a trust consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, which loans had been originated by the types of originators specified in SMMEA.

     Further, under SMMEA as originally enacted, if a state enacted legislation on or before October 3, 1991 that specifically limited the legal investment authority of any entities referred to in the preceding paragraph with respect to mortgage related securities under that definition, offered certificates would constitute legal investments for entities subject to the legislation only to the extent provided in that legislation.

     Effective December 31, 1996, the definition of "mortgage related securities" was modified to include among the types of loans to which the securities may relate, loans secured by "one or more parcels of real estate upon which is located one or more commercial structures." In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Through September 23, 2001, any state could have enacted legislation limiting the extent to which mortgage related securities under this expanded definition would constitute legal investments under that state's laws.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

     o    federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented by those securities;

     o    federal credit unions may invest in mortgage related securities; and

     o    national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. Section 24 (Seventh),

subject in each case to regulations that the applicable federal regulatory authority may prescribe.

     The OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information, "Type IV securities," which are defined in 12
C.F.R. Section 1.2(m) to include some commercial mortgage-related securities and residential mortgage-related securities. As defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered

                                      -143-

certificates will qualify as commercial mortgage-related securities, and thus as
Type IV securities, for investment by national banks.

     The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities under limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the investment pilot program described in 12 C.F.R. Section
703.140.

     The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" of the Federal Financial
Institutions Examination Council, which has been adopted by the Board of
Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective
May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying" and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     There may be other restrictions on your ability either to purchase one or more classes of offered certificates of any series or to purchase offered certificates representing more than a specified percentage of your assets.
Except as to the status of some classes of offered certificates as mortgage related securities, we make no representations as to the proper characterization of any class of offered certificates for legal investment, financial institution regulatory or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your legal advisor in determining whether and to what extent--

     o    the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

     o    SMMEA has been overridden in any State relevant to you.

                                      -144-

                                 USE OF PROCEEDS

     Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                             METHOD OF DISTRIBUTION

     The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

     We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

     1.   by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     2.   by placements by us with institutional investors through dealers; and

     3.   by direct placements by us with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

     Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions.
Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

                                      -145-

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

     o    the obligations of the underwriters will be subject to various conditions precedent,

     o    the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

     o    in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be
"underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

                                  LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by Cadwalader,
Wickersham & Taft LLP or Sidley Austin Brown & Wood LLP.

                              FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage

                                      -146-

assets and the credit quality of any third-party credit enhancer. The rating(s)
on a class of offered certificates will not represent any assessment of--

     o    whether the price paid for those certificates is fair;

     o    whether those certificates are a suitable investment for any particular investor;

     o    the tax attributes of those certificates or of the related trust;

     o    the yield to maturity or, if they have principal balances, the average life of those certificates;

     o    the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

     o    the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

     o    whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

     o    the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

     o    if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                      -147-

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "CERCLA" means the federal Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended.

     "Committee Report" means the Conference Committee Report accompanying the
Tax Reform Act of 1986.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

     "Disqualified Organization" means:

     o    the United States,

     o    any State or political subdivision of the United States,

     o    any foreign government,

     o    any international organization,

     o    any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal
          Revenue Code or the Freddie Mac,

     o    any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the
          Internal Revenue Code, or

     o    any organization described in Section 1381(a)(2)(C) of the Internal
          Revenue Code.

     "Electing Large Partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "ERISA Plan" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code.

     "Euroclear Operator" means Euroclear Bank, S.A./N.V., as operator of the
Euroclear System, or any successor entity.

     "Euroclear Terms and Conditions" means the Terms and Conditions Governing
Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System,
Belgian law.

     "Fannie Mae" means the Federal National Mortgage Association.

                                      -148-

     "Farmer Mac" means the Federal Agricultural Mortgage Corporation.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "Freddie Mac" means the Federal Home Loan Mortgage Association.

     "Ginnie Mae" means the Government National Mortgage Association.

     "Governing Document" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

     "IRS" means the Internal Revenue Service.

     "Lender Liability Act" means the Asset Conservation Lender Liability and
Deposit Insurance Act of 1996, as amended.

     "Net Income From Foreclosure Property" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

     "NCUA" means the National Credit Union Administration.

     "OCC" means the Office of the Comptroller of the Currency.

     "OTS" means the Office of Thrift Supervision.

     "Party in Interest" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of Section
4975 of the Internal Revenue Code.

     "Pass-Through Entity" means any:

     o    regulated investment company,

     o    real estate investment trust,

     o    trust,

     o    partnership, or

     o    other entities described in Section 860E(e)(6) of the Internal Revenue
          Code.

     "Plan Asset Regulations" means the regulations of the U.S. Department of
Labor promulgated under ERISA.

     "PTE" means a Prohibited Transaction Exemption issued by the U.S.
Department of Labor.

     "REIT" means a real estate investment trust within the meaning of Section
856(a) of the Internal Revenue Code.

     "Relief Act" means the Servicemembers Civil Relief Act, as amended.

                                      -149-

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Internal Revenue Code.

     "SEC" means the Securities and Exchange Commission.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

     "SPA" means standard prepayment assumption.

     "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

     "U.S. Person" means:

     o    a citizen or resident of the United States;

     o    a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of
          Columbia;

     o    an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     o    a trust as to which--

          1.   a court in the United States is able to exercise primary
               supervision over the administration of the trust, and

          2.   one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

                                      -150-

The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "GCCFC
2005-GG5-Annex-A, A-2, A-3.XLS" and is a Microsoft Excel 97(1) spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption "Description of the Mortgage Pool" in, and on Annex A
and Annex B to, this prospectus supplement. Capitalized terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and the accompanying prospectus in its entirety prior to accessing the spreadsheet file.

----------
(1)  Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

                             PROSPECTUS SUPPLEMENT

Capitalized Terms Used in this Prospectus

Servicing Under the Pooling and Servicing

ANNEX A--Certain Characteristics of the
   Underlying Mortgage Loans .......................      A-1
ANNEX A-2--Schron Industrial Portfolio
   Amortization Schedule ...........................    A-2-1
ANNEX A-3--Sunset Ridge Amortization
   Schedule ........................................    A-3-1
ANNEX B--Structural and Collateral Term

ANNEX E--Form of Payment Date Statement                   E-1
ANNEX F--Terms of the Class XP
   Certificates ....................................      F-1
ANNEX G--Class A-AB Planned Principal
   Balance .........................................      G-1
ANNEX H--Global Clearance, Settlement
   and Tax Documentation Procedures ................      H-1
                            PROSPECTUS
Important Notice About the Information
   Presented in this Prospectus ....................        1
Available Information; Incorporation by

Greenwich Capital Commercial Funding Corp.                 62

       UNTIL FEBRUARY 3, 2006, ALL DEALERS THAT EFFECT TRANSACTIONS IN THE
OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE
REQUIRED TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.
THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO
DELIVER THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING
AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

================================================================================

================================================================================

                                 $3,989,119,000
                                 (APPROXIMATE)

                               GREENWICH CAPITAL
                           COMMERCIAL FUNDING CORP.,
                                  AS DEPOSITOR

                      COMMERCIAL MORTGAGE TRUST 2005-GG5
                                   AS ISSUER

                        COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 2005-GG5
                        CLASS A-1, CLASS A-2, CLASS A-3,
                     CLASS A-4-1, CLASS A-4-2, CLASS A-AB,
                        CLASS A-5, CLASS A-M, CLASS A-J,
                           CLASS B, CLASS C, CLASS D
                                   AND CLASS E

                            ------------------------

                              PROSPECTUS SUPPLEMENT

                            ------------------------

                              GOLDMAN, SACHS & CO.

                          [RBS GREENWICH CAPITAL LOGO]

                         BANC OF AMERICA SECURITIES LLC
                           CREDIT SUISSE FIRST BOSTON
                                MORGAN STANLEY
                              WACHOVIA SECURITIES

                                OCTOBER 20, 2005

================================================================================